   As filed with the Securities and Exchange Commission on July 3, 2001


                                                Registration No. 333-61668

-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------

                             AMENDMENT NO. 1


                                    TO

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------
                           MIRANT MID-ATLANTIC, LLC
            (Exact Name of Registrant as Specified in its Charter)

                               ---------------
        Delaware                    4911                    58-2574140
     (State or Other          (Primary Standard          (I.R.S. Employer
     Jurisdiction of             Industrial             Identification No.)
    Incorporation or         Classification Code
      Organization)                Number)

                          1155 Perimeter Center West
                          Atlanta, Georgia 30338-4780
                                (678) 579-5000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               ---------------
                                 Gary J. Kubik
                          1155 Perimeter Center West
                          Atlanta, Georgia 30338-4780
                                (678) 579-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                               ---------------
                                With a copy to:
        John T. W. Mercer, Esq.                  Sarah M. Ward, Esq.
         Troutman Sanders LLP         Skadden, Arps, Slate, Meagher & Flom LLP
   Bank of America Plaza, Suite 5200              Four Times Square
      600 Peachtree Street, N.E.              New York, New York 10036
        Atlanta, Georgia 30308                     (212) 735-3000
            (404) 885-3000
                               ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                               ---------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
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
                                                            Proposed
                                             Proposed       Maximum
 Title of each Class of      Amount          Maximum       Aggregate     Amount of
    Securities To Be         To Be        Offering Price    Offering    Registration
       Registered          Registered        Per Unit     Price(1)(2)   Fee(1)(2)(3)
------------------------------------------------------------------------------------
8.625% Exchange Pass
 Through Certificates,
 Series A.............    $  454,000,000       100%      $  454,000,000   $113,500
------------------------------------------------------------------------------------
9.125% Exchange Pass
 Through Certificates,
 Series B.............    $  435,000,000       100%      $  435,000,000   $108,750
------------------------------------------------------------------------------------
10.060% Exchange Pass
 Through Certificates,
 Series C.............    $  335,000,000       100%      $  335,000,000   $ 83,750
------------------------------------------------------------------------------------
Total.................    $1,224,000,000                 $1,224,000,000   $306,000
------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2) The registration fee has been estimated based on the stated principal amount of the securities to be received by the registrant in exchange for the securities to be issued hereunder in the exchange offer described herein.

(3) An aggregate registration fee of $306,000 was paid on May 25, 2001.


                               ---------------

  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

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



PROSPECTUS
                           MIRANT MID-ATLANTIC, LLC
                               Formerly Known As
                       Southern Energy Mid-Atlantic, LLC

                                $1,224,000,000

                                EXCHANGE OFFER

$454,000,000 Series A Certificates
                      $435,000,000 Series B Certificates
                                             $335,000,000 Series C Certificates

             (Representing Interests in Three Pass Through Trusts)
                   Interest Payable June 30 and December 30

This Exchange Offer      We are offering to exchange new certificates
                         registered with the Securities and Exchange
                         Commission for existing certificates that we previously offered in an offering exempt from the Security and Exchange Commission's registration requirements. The terms and conditions of this exchange offer are summarized below and more fully described in this prospectus.


Expiration Date
                         5:00 p.m. (New York City time) on August 15, 2001.

Withdrawal Rights        Any time before 5:00 p.m. (New York City time) on
                         the expiration date.

Integral Multiples       Old certificates may only be tendered in integral
                         multiples of $1,000.

Expenses                 Paid for by Mirant Mid-Atlantic, LLC.

New Certificates         The new certificates will represent the same
                         fractional undivided interest in three pass through trusts as the existing certificates they are replacing. The new certificates will have the same material financial terms as the existing certificates, which are summarized below and described more fully in this prospectus. The new certificates will not contain terms with respect to transfer restrictions.

Proceeds We will not receive any proceeds from this exchange offer.

U.S. Federal Income Tax  We believe that the exchange of existing
 Consequences            certificates will not be a taxable event for U.S.
                         Federal income tax purposes, but you should see
                         "Certain U.S. Federal Income Tax Consequences" starting on page 129 for more information.

Use of Prospectus by     Each broker-dealer that receives new certificates
Broker-Dealers           for its own account pursuant to this exchange offer
                         must acknowledge that it will deliver a prospectus in connection with any resale of such new certificates. The letter of transmittal to be used in connection with this exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new certificates received in exchange for existing certificates where such existing certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale.
                         See "Plan of Distribution" starting on page 134 for more information.

  We do not intend to list the certificates on any securities exchange.

  Investing in the certificates involves risk. See "Risk Factors" beginning on page 29.

                                         Principal    Interest  Final Expected
     Certificates                          Amount       Rate   Distribution Date
     ------------                      -------------- -------- -----------------
     Series A......................... $  454,000,000   8.625% June 30, 2012
     Series B.........................    435,000,000   9.125  June 30, 2017
     Series C.........................    335,000,000  10.060  December 30, 2028
                                       --------------
       Total.......................... $1,224,000,000

  The certificates represent interests in one of three pass through trusts only and do not represent interests in or obligations of us, Mirant Corporation or any other affiliate of Mirant Corporation.

  We are relying on the position of the SEC staff in certain interpretive letters to third parties to remove the transfer restrictions on the new certificates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is July 6, 2001.

  You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                               TABLE OF CONTENTS


Prospectus Summary........................................................    1
Forward-Looking Statements................................................   28
Risk Factors..............................................................   29
This Exchange Offer.......................................................   38
Ratio of Earnings to Fixed Charges........................................   47
Use of Proceeds...........................................................   48
Capitalization............................................................   49
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   50
About Us and Our Affiliates...............................................   54
Our Business..............................................................   57
Regulation................................................................   68
Management................................................................   74
Relationships with Affiliates and Related Transactions....................   76
Description of Our Principal Contractual Arrangements with Non-Affiliated
 Parties..................................................................   81
Description of the Certificates...........................................   84
Description of the Lessor Notes...........................................  106
Description of the Leases and Other Lease Documents.......................  113
Certain U.S. Federal Income Tax Consequences..............................  129
ERISA Considerations......................................................  132
Plan of Distribution......................................................  134
Legal Matters.............................................................  135
Independent Public Accountant.............................................  135
Independent Engineer......................................................  135
Independent Market Expert.................................................  135
Available Information.....................................................  135
Index to Financial Statements.............................................  F-1
Glossary of Electric Industry Terms.......................................  G-1


Appendix A: Independent Engineer's Report

Appendix B: Independent Market Expert Report

                               Prospectus Summary

  This summary highlights some of the information contained in this prospectus. This summary may not contain all the information that is important to you. Therefore, you should read this summary in conjunction with the more detailed information appearing elsewhere in this prospectus. We encourage you to read this prospectus in its entirety. In this prospectus, the words "Mirant Mid-Atlantic," "we," "our," "ours," and "us" refer to Mirant Mid-Atlantic, LLC. "Mirant" refers to Mirant Corporation and its direct and indirect subsidiaries unless the context otherwise requires. In February 2001, Southern Energy, Inc. changed its name to Mirant Corporation. Accordingly, the names of its subsidiaries were also changed. You should consider the issues discussed in the "Risk Factors" section beginning on page 29 when evaluating your investment in the certificates. Electric industry terms that are used and not otherwise defined in this prospectus have the meaning given to those terms in the "Glossary" beginning on page G-1.

                            Mirant Mid-Atlantic, LLC

  We are an indirect wholly-owned subsidiary of Mirant Americas Generation, Inc., which is an indirect wholly-owned subsidiary of Mirant. We were formed as a Delaware limited liability company on July 12, 2000 in conjunction with Mirant's acquisition of 5,154 MW of generating assets and other related assets from Potomac Electric Power Company, which we will refer to as Pepco.

  The mailing address of our principal executive offices is 1155 Perimeter Center West, Atlanta, Georgia 30338-4780. Our telephone number is (678) 579-5000.

                             The Transaction Assets

Mirant Mid-Atlantic Assets

  We own, either directly or indirectly through our subsidiaries, the following assets, which we will refer to as the Mirant Mid-Atlantic assets:

  . the 1,907 MW of baseload units and cycling units, fueled by coal, oil and natural gas at the Chalk Point generating facility, located in Prince George's County, Maryland;

  . the 248 MW of peaking units, fueled by oil at the Morgantown generating facility, located in Charles County, Maryland;

  . the 291 MW of peaking units, fueled by gas and oil at the Dickerson generating facility, located in Montgomery County, Maryland;

  . the Brandywine ash storage facility, the Faulkner ash storage facility and the Westland ash storage facility;

  .  the Piney Point oil pipeline; and

  .  the engineering and maintenance facility, located in suburban Maryland.

  The MW totals shown for the generating facilities above and throughout this prospectus correspond to the maximum capability of facilities in the summer months.

Leased Facilities

  In addition, we lease the following assets, which we will refer to as the leased facilities:

  . the 1,164 MW of baseload units, fueled by coal at the Morgantown generating facility, located in Charles County, Maryland and related assets; and

  . the 546 MW of baseload units, fueled by coal at the Dickerson generating facility, located in Montgomery County, Maryland and related assets.

Potomac River/Peaker Assets

  Two direct wholly-owned subsidiaries of Mirant, Mirant Potomac River, LLC, and Mirant Peaker, LLC, own or control the following assets, which we will refer to as the Potomac River/Peaker assets:

  . Mirant Potomac River owns the 482 MW Potomac River generating facility, fueled by coal, located in Alexandria, Virginia; and

  . Mirant Peaker owns or controls 516 MW of combustion turbines (including the rights and obligations with respect to the 84 MW combustion turbine owned by Southern Maryland Electric Cooperative) fueled by oil and gas, located at the Chalk Point generating facility in Prince George's County, Maryland.

  Additionally, Mirant Potomac River has entered into a 20-year local area support agreement with Pepco, pursuant to which Mirant Potomac River will provide power and ancillary services to Pepco in a Washington, D.C. electric load pocket.

Transaction Assets

  We will refer to the Mirant Mid-Atlantic assets, the leased facilities and the Potomac River/Peaker assets collectively as the transaction assets.

Operation of the Transaction Assets

  We, our subsidiaries and our affiliates Mirant Potomac River and Mirant Peaker, operate the assets that each of us owns, controls or leases. Another indirect wholly-owned subsidiary of Mirant, Mirant Mid-Atlantic Services, LLC, hired Pepco personnel in connection with the acquisition of the transaction assets from Pepco and provides all operations, maintenance and general management personnel to us, our subsidiaries and our affiliates. Mirant Services, LLC, a direct wholly-owned subsidiary of Mirant, provides executive personnel and administrative services to us, our subsidiaries and our affiliates. We do not have any employees of our own.

                         Summary of this Exchange Offer

  On December 18, 2000, we completed an offering of $454 million principal amount of Series A certificates, $435 million principal amount of Series B certificates and $335 million principal amount of Series C certificates that was exempt from the SEC's registration requirements. In connection with that offering, we entered into a registration rights agreement with the initial purchasers of the existing certificates in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete this exchange offer by December 18, 2001.

This Exchange Offer.......  We are offering to exchange:

                            . $1,000 principal amount of Series A certificates which have been registered under the Securities Act of 1933, as amended, for each outstanding $1,000 principal amount of Series A certificates,

                            . $1,000 principal amount of Series B certificates which have been registered under the Securities Act for each outstanding $1,000 principal amount of Series B certificates, and

                            . $1,000 principal amount of Series C certificates which have been registered under the Securities Act for each outstanding $1,000 principal amount of Series C certificates.

                            The form and terms of the new certificates that we are offering in this exchange offer are identical in all material respects to the form and terms of the existing certificates which were issued on December 18, 2000 in an offering that was exempt from the SEC's registration requirements, except that the new certificates that we are offering in this exchange offer have been registered under the Securities Act. The new certificates that we are offering in this exchange offer will evidence the same obligations as, and will replace, the existing certificates and will be issued under the same pass through trust agreements.

                            If you wish to exchange an existing certificate, you must properly tender it in accordance with the terms described in this prospectus. We will exchange all existing certificates that are validly tendered and are not validly withdrawn, subject to the conditions described under "This Exchange Offer--Conditions to this Exchange Offer."

                            As of this date, there are $454 million principal amount of Series A certificates outstanding, $435 million principal amount of Series B certificates outstanding and $335 million principal amount of Series C certificates outstanding. This exchange offer is not contingent upon any minimum aggregate principal amount of existing certificates being tendered for exchange. We will arrange for the pass through trustee to issue the new certificates on or promptly after the expiration of this exchange offer.

Registration Rights
 Agreement................  We are making this exchange offer in order to satisfy our obligation under the registration rights agreement, entered into on December 18, 2000, to cause our registration statement to become effective under the Securities Act. You are entitled to exchange your existing certificates for new certificates with substantially identical terms. After this exchange offer is complete, you will generally no longer be entitled to any registration rights with respect to your certificates.

Resales of the New          Based on an interpretation by the staff of the SEC
 Certificates.............  set forth in no-action letters issued to third parties, we believe that the new certificates may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

                            . you are acquiring any new certificate in the ordinary course of your business;

                            . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new certificates;

                            . you are not a broker-dealer who purchased existing certificates for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

                            . you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of our company.

                            If our belief is inaccurate and you transfer any new certificate without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your certificates from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against this liability.

                            Each broker-dealer that receives new certificates for its own account in exchange for certificates must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new certificates. The letter of transmittal states that, by making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer who acquired existing certificates for its own account as a result of market-making or other trading activities may use this prospectus for an offer to resell, resale or other transfer of the new certificates. We have agreed that, for a period of 180 days following the completion of this exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any broker-dealers for use in connection with these resales. We believe that no registered holder of the existing certificates is an affiliate (as the term is defined in Rule 405 of the Securities Act) of our company.

Accrued Interest on the
 New Certificates and
 Existing Certificates....
                            The new certificates will bear interest from the most recent date to which interest has been paid on the existing certificates. If your existing certificates are accepted for exchange, then you will receive interest on the new certificates and not on the existing certificates.


Expiration Date...........
                            This exchange offer will expire at 5:00 p.m., New York City time, August 15, 2001, unless we extend the expiration date.

Conditions to this          Notwithstanding any other provisions of this
 Exchange Offer...........  exchange offer or any extension of this exchange offer, we will not be required to accept for exchange, or to exchange, any existing certificates. We may terminate this exchange offer, whether or not we have previously accepted any existing certificates for exchange, or we may waive any conditions to or amend this exchange offer, if we determine in our sole and absolute discretion that this exchange offer would violate applicable law or regulation or any applicable interpretation of the staff of the SEC.


Withdrawal Rights.........
                            You may withdraw the tender of your certificates at any time prior to 5:00 p.m. New York City time, on August 15, 2001.


Procedures for Tendering
 Original Certificates....  Except as otherwise described in "This Exchange
                            Offer," you will have validly tendered your existing certificates pursuant to this exchange offer if the exchange agent receives at the address described in this prospectus, prior to the expiration date:

                            1) a properly completed and duly executed letter of transmittal, with any required signature guarantees, including all documents required by the letter of transmittal; or

                            2) if the existing certificates are tendered in accordance with the book-entry procedures set forth in this prospectus, the tendering certificate holder may transmit an agent's message to the address listed in this prospectus instead of a letter of transmittal.

                            In addition, on or prior to the expiration date:

                            1) the exchange agent must receive the existing certificates along with the letter of transmittal; or

                            2) the exchange agent must receive a timely book-entry confirmation as described in this prospectus of a book-entry transfer of the tendered existing certificates into the exchange agent's account at The Depository Trust Company according to the procedure for book-entry transfer, along with a letter of transmittal or an agent's message in lieu of the letter of transmittal; or

                            3) the holder must comply with the guaranteed delivery procedures described in this prospectus.

                            See "This Exchange Offer--Procedures for Tendering Existing Certificates--Valid Tender."

Special Procedures for
 Beneficial Holders.......
                            If you are a beneficial owner of existing certificates that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, we urge you to contact this entity promptly if you wish to participate in this exchange offer.

Guaranteed Delivery         If you desire to tender existing certificates into
Procedures................  this exchange offer and:

                            1) the existing certificates are not immediately available;

                            2) time will not permit delivery of the existing certificates and all required documents to the exchange agent on or prior to the expiration date; or

                            3) the procedures for book-entry transfer cannot be completed on a timely basis;

                            you may nevertheless tender the existing certificates, provided that you comply with all of the guaranteed delivery procedures set forth in "This Exchange Offer--Guaranteed Delivery Procedures."

U.S. Federal Income Tax
 Consequences.............  The exchange of certificates will not constitute a taxable exchange for United States federal income tax purposes. For a discussion of other U.S. federal income tax consequences resulting from the exchange, acquisition, ownership and disposition of the new certificates, see "Certain U.S. Federal Income Tax Consequences."

Use of Proceeds...........  We will not receive any proceeds from the issuance of certificates in this exchange offer. We will pay all registration expenses incident to this exchange offer.

Exchange Agent............  State Street Bank and Trust Company is serving as exchange agent in connection with this exchange offer.

            Background of our Acquisition of the Transaction Assets

  On June 7, 2000, Mirant entered into an asset purchase and sale agreement with Pepco:

  . to purchase, acquire the rights to, or lease the transaction assets, including 5,154 MW of generating facilities, located in Maryland and Virginia;

  . to assume rights and obligations relating to 735 MW of capacity, under five power purchase agreements;

  . to sell power to Pepco to service its customer load for up to four years under two separate transition power agreements;

  . to enter into a local area support agreement in conjunction with the purchase of the Potomac River generating facility; and

  . to provide operations and maintenance services for the Pepco-owned Buzzard Point and Benning generating facilities for a period of at least three years.

  The cash purchase price under the asset purchase and sale agreement was $2,650 million, plus a $91 million adjustment for materials and supply inventory, capital expenditures and the timing of the closing. In addition, an indirect wholly-owned subsidiary of Mirant, Mirant Americas Energy Marketing, LP, which was formerly known as Southern Company Energy Marketing L.P., was assigned obligations pursuant to the power purchase agreements and the transition power agreements which were estimated on December 19, 2000 to have a before tax present value of approximately $2,300 million. Mirant assigned its rights and obligations under the asset purchase and sale agreement to us, our subsidiaries and our affiliates involved in the acquisition, and Mirant executed and delivered to Pepco a parent guarantee to support the obligations of subsidiaries under project agreements. In connection with the closing of the acquisition, we assigned our rights to acquire the leased facilities to eleven Delaware limited liability companies, called owner lessors, which acquired the leased facilities directly from Pepco.

  We did not assume any of the rights or obligations of the power purchase agreements or the transition power agreements. Mirant assigned these agreements to Mirant Americas Energy Marketing and provided a guarantee to Pepco of all obligations of Mirant Americas Energy Marketing under the power purchase agreements and the transition power agreements.

                        The Leveraged Lease Transactions

  As a result of the acquisition from Pepco, four owner lessors each own an undivided interest in baseload units 1, 2 and 3 of the Dickerson generating facility, and another seven owner lessors each own an undivided interest in baseload units 1 and 2 of the Morgantown generating facility. We have entered into long-term leases for each of these undivided interests. These leases were part of the leveraged lease transactions that raised approximately $1,523 million, which was used by the owner lessors to acquire undivided interests in the leased facilities and to pay the lease transaction expenses.

  The subsidiaries of the institutional investors who hold the membership interests in the owner lessors are called the owner participants. Equity funding by the owner participants plus transaction expenses paid by the owner participants in the lease transactions totaled approximately $299 million. The issuance and sale of the existing certificates raised the remaining $1,224 million.

The Leveraged Lease Financings

  One pass through trust was created for each series of certificates. Each pass through trust used its share of the proceeds of the offering of the existing certificates to purchase one of three series of lessor notes issued by each owner lessor. The lessor notes held in the pass through trusts represent, in the aggregate, the entire debt portion of the lease transactions. Each trustee of the pass through trusts will distribute the amount of payments of principal and interest received by it as holder of the lessor notes to the certificate holders of the pass through trust for which it is pass through trustee. A certificate holder has an ownership interest only in the pass through trust that is the issuer of the certificate held by the certificate holder.

  We lease the leased facilities from the owner lessors under eleven separate facility lease agreements. The terms and conditions of each lease are substantially similar. At the same time, we lease to each owner lessor a ground interest in the parcels of land on which the leased facilities are located pursuant to a facility site lease. Each owner lessor also entered into a facility site sublease agreement with us, according to which the ground interests leased by us to each owner lessor is subleased by us from each owner lessor.

  The lessor notes issued by each owner lessor are secured by a lien on and a first priority security interest in the rights and interests of that owner lessor under the related lease and that owner lessor's undivided interest in the Morgantown or Dickerson leased facility and other collateral as set forth in "Description of Lessor Notes--Security." We refer to this collateral as the lessor estate. The lessor estate does not include customary excepted payments and excepted rights reserved to each owner lessor and the owner participant who holds the membership interest in the owner lessor.

  We will pay rent under each lease to the applicable owner lessor. However, as a result of the assignment of each lease to an indenture trustee, who acts as trustee under lease indentures corresponding to each undivided interest, we will make rental payments directly to the indenture trustee. From these rental payments, the indenture trustee will first make payments of principal, interest and premiums, if any, due to the pass through trustee on the lessor notes issued under the lease indentures and held in the pass through trusts and will pay any remaining balance to the owner lessors for the benefit of the owner participants. State Street Bank and Trust Company of Connecticut, National Association is the pass through trustee of each pass through trust and is indenture trustee under each lease indenture. The pass through trustee will distribute to the certificate holders of the pass through trust for which it is pass through trustee payments received on the lessor notes held in that pass through trust.

                     Lease Transactions Cash Flow Structure

  The following diagram illustrates the principal ongoing payment flows in the lease transactions among us, the owner lessors, the owner participants, the indenture trustees, the pass through trustees and the certificate holders.

                     [LEASE TRANSACTION CASH FLOW GRAPHIC]

                                Our Organization

  The following chart illustrates our organization, the role of our subsidiaries and our affiliates and the role of the owner lessors. Intermediate parent companies of Mirant Americas Energy Marketing, Mirant Americas Generation and Mirant Mid-Atlantic are not shown.

                      [ORGANIZATION GRAPHIC APPEARS HERE]

Our Competitive Strengths

  . We, our subsidiaries and our affiliates have complete managerial and operational control over the transaction assets, including the leased facilities. We believe that this will enable us to enhance the financial and operational performance of the transaction assets.

  . The generating facilities represent 5,154 MW, or approximately 10%, of the installed capacity in the power market covering all or part of the states of Pennsylvania, New Jersey, Maryland, Delaware, Virginia and the District of Columbia, a market known as the PJM.

  . The generating facilities are well maintained, low cost and environmentally sound.

  . A significant portion of the generating facilities is comprised of low cost baseload coal units providing increased stability of cash flows.

  . The fuel diversity of units at the generating facilities and the mix of baseload, cycling and peaking units enable us to respond quickly to a variety of market conditions.

  . Our facilities are located near Washington D.C. and can provide capacity, energy and ancillary services to this load center when prices are attractive.

  . Our risk management and energy marketing affiliate, Mirant Americas Energy Marketing, is one of the leading electricity and gas marketers in the United States. Mirant Americas Energy Marketing's experience with a variety of fuel, energy and related financial products will provide us with enhanced market knowledge and greater marketing opportunities.

  . We will utilize management and personnel who have significant operating experience with the generating facilities.

Our Strategy

  Our strategy is to establish and maintain a leading position in the PJM wholesale electricity market and focus on serving wholesale customers in the mid-Atlantic region. We intend to execute this strategy by implementing and integrating the elements of Mirant's successful strategy for the North American wholesale electricity market: comprehensive and efficient operations and maintenance practices and sophisticated risk management with access to multiple fuel and energy markets.

  We will manage our maintenance and capital budgets to focus on achieving high availability at times of peak prices. Our plant management and operators will work in conjunction with our marketing affiliate, Mirant Americas Energy Marketing, to schedule planned outages and facility maintenance when prices are expected to be low. We intend to maintain an appropriate level of operations, maintenance and capital expenditures consistent with our priority of high availability at peak times.

  We manage our fuel and energy price risk through Mirant Americas Energy Marketing which utilizes the liquid trading hubs for electricity, natural gas, fuel oil and coal in the mid-Atlantic region. Mirant Americas Energy Marketing sells capacity, ancillary services and energy to other participants in the wholesale markets including the PJM. Sales may range from short-term hourly transactions to bilateral sales agreements that extend several years. Mirant Americas Energy Marketing also procures our fuel. Many of our units are able to run on multiple fuels, offering us the flexibility to respond to changes in prices of coal, fuel oil, natural gas and electricity. Purchases of fuel may range from spot purchases to long-term agreements.

  Mirant Americas Energy Marketing seeks to respond quickly to a variety of changing market signals. It will bid and schedule our generation portfolio to maximize the value of the diverse mix of baseload, cycling and peaking units that we operate. We believe the breadth and the total size of our generation portfolio will allow us to leverage our management resources and assume a leading wholesale market position in the mid-Atlantic region.

                               Mirant Corporation

  Our indirect parent, Mirant, is a global competitive energy company with leading energy marketing and risk management expertise. Mirant has extensive operations in North America, Europe and Asia. Mirant develops, constructs, owns and operates power plants, and sells wholesale electricity, gas and other energy-related commodity products. Mirant owns or controls more than 20,000 MW of electric generating capacity around the world, with approximately 9,000 MW of additional capacity under development. In North America, Mirant also controls access to approximately 3.7 billion cubic feet per day of natural gas production, more than 2.1 billion cubic feet per day of natural gas transportation capacity and approximately 41 billion cubic feet of natural gas storage.

  Mirant uses its risk management capabilities to optimize the value of its generating and gas assets and offers these risk management services to others. Mirant also owns electric utilities with generation, transmission and distribution capabilities and electricity distribution companies. Mirant's strategy is to expand its business through ownership, leasing or control of additional natural gas and electricity assets to continue its rapid growth. Mirant intends to capitalize on opportunities in markets where Mirant's unique combination of strengths in physical asset management, electricity generation, management of gas assets and energy marketing and risk management services allows it to position the company as a leading provider of energy products and services. According to the McGraw-Hill publication 210 Independent Power
Companies: Profiles of Industry Players and Projects, Mirant was ranked as the sixth largest independent power producer in July 2000. Mirant's goal is to have a diversified North American portfolio of owned or controlled generation exceeding 30,000 MW by 2004.

  Mirant was formerly a subsidiary of Southern Company. In October 2000, Mirant closed an initial public offering of 66.7 million shares, or 19.7%, of its common stock. On April 2, 2001, Southern Company distributed the remaining shares of Mirant's common stock to holders of Southern Company's common stock and Mirant ceased being its subsidiary. In April 2001, Mirant was added to the S&P 500 index. For more information on the distribution, see Southern Company's Information Statement filed on Form 8-K with the SEC on March 6, 2001.

                    Summary of Terms of the New Certificates

  The form and terms of the new certificates are the same as the form and terms of the existing certificates except that the new certificates will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and, in general, will not be entitled to registration under the Securities Act. The new certificates will evidence the same obligations as the existing certificates and both the existing certificates and the new certificates are governed by the same pass through trust agreements.

  The certificates are not our direct obligation. Each certificate represents a fractional undivided interest in one of three pass through trusts formed pursuant to three separate pass through trust agreements between us and State Street Bank and Trust Company of Connecticut, National Association, as pass through trustee under each pass through trust agreement.

  The property of the pass through trusts consist of lessor notes. The lessor notes were issued by the owner lessors in connection with eleven separate leveraged lease transactions with respect to each owner lessor's undivided interest in either (i) the Dickerson electric generating baseload units 1, 2 and 3 and related assets or (ii) the Morgantown electric generating baseload units 1 and 2 and related assets. The lessor notes issued by an owner lessor are secured by that owner lessor's undivided interest in the leased facilities and its rights under the related lease and other related financing documents.

  The lessor notes issued by each owner lessor were issued in three series. Each pass through trust purchased one series of the lessor notes issued by each owner lessor so that all of the lessor notes held in each pass through trust have an interest rate corresponding to the interest rate, and a final maturity on or before the final expected distribution date, applicable to the certificates issued by that pass through trust. Interest paid on the lessor notes held in each pass through trust will be distributed by each pass through trust to its certificate holders on June 30 and December 30 of each year, commencing June 30, 2001. Principal payments on the lessor notes held in each pass through trust will be distributed by each pass through trust to its certificate holders on June 30 and December 30 of each year, commencing June 30, 2001.

  Although neither the certificates nor the lessor notes are obligations of, or guaranteed by, us, the amount unconditionally payable by us under our leases of the leased facilities will be at least sufficient to pay in full when due all payments of principal of, premium, if any, and interest on the lessor notes. Our lease obligations will not be obligations of, or guaranteed by, our indirect parent, Mirant, or any of its other affiliates.

Securities Offered..............  $1,224,000,000 aggregate principal amount of certificates, Series A, Series B and Series
                                  C.

Lessee..........................  Mirant Mid-Atlantic, LLC.

Ratings.........................  Standard & Poor's Ratings Services (a
                                  division of the McGraw-Hill Companies, Inc.), Moody's Investor Service, Inc. and Fitch, Inc. have assigned a rating to the certificates of BBB-, Baa3 and BBB, respectively.

Pass Through Trusts.............  The certificates will be offered by three pass through trusts. The pass through trusts were formed pursuant to three separate pass through trust agreements between us and the pass through trustee.

Principal Amount................  100% of the principal amount of each series of certificates is as follows:

                                                  Principal
                        Certificate                 Amount
                        -----------             --------------
                        Series A............... $  454,000,000
                        Series B...............    435,000,000
                        Series C...............    335,000,000
                                                --------------
                          Total................ $1,224,000,000

Interest........................  Interest will accrue on the principal amount of the lessor notes at the applicable annual rate as set forth below. Interest will be payable on the lessor notes, and distributions will be made under the certificates, semiannually in arrears on June 30 and December 30 of each year, commencing on June 30, 2001.

                        Certificate       Annual Interest Rate
                        -----------       --------------------
                        Series A.........         8.625%
                        Series B.........         9.125
                        Series C.........        10.060

Payment Dates...................  Principal payments will be made on the lessor notes and the resulting distributions will be made on the certificates according to the amortization schedule on pages 85-86.

Average Life....................  Certificates within a series will be paid-off over varying periods of time, but the initial average life of each series of certificates, calculated from December 18, 2000, will be as follows:

                        Certificate               Average Life
                        -----------               ------------
                        Series A.................   6.2 years
                        Series B.................  13.0 years
                        Series C.................  20.0 years

Ranking of Our Lease Payment
 Obligations....................  Our lease payment obligations will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured obligations. These payment obligations will not be guaranteed by Mirant or any of its affiliates, but Mirant has issued a guarantee for the benefit of the owner lessors in the amount described under "--Credit Support," below.

Pass Through Trust Property.....  The property of each pass through trust consists solely of the applicable lessor notes issued on a nonrecourse basis by each of the owner lessors in separate lease transactions. Each owner lessor issued three series of lessor notes, with notes of each series having an interest rate corresponding to the interest rate applicable to the corresponding series of lessor notes of each other owner lessor. Each pass through trust purchased one series of the lessor notes issued by each owner lessor so that all the lessor notes held in each pass through trust have an interest rate corresponding to the interest rate, and a final maturity on or before the final expected distribution date, applicable to the certificates issued by the pass through trust.

Lessor Notes Collateral.........  The lessor notes issued by each owner lessor are secured by:

                                  .  the facility lease to which the owner
                                     lessor is a party, including the owner
                                     lessor's right to receive rental payments under its lease;

                                  .  the owner lessor's undivided interest;

                                  .  the owner lessor's interest in any
                                     components and improvements in connection with its undivided interest;

                                  . the facility site lease to which the owner lessor is a party;

                                  .  the facility site sublease to which the
                                     owner lessor is a party and the ground
                                     interest subject to the facility site
                                     sublease;

                                  . the fixtures on the leased facility land relating to the owner lessor's undivided interest;

                                  .  the facility deed relating to the owner
                                     lessor's undivided interest;

                                  .  the bill of sale relating to the owner
                                     lessor's undivided interest;

                                  . the participation agreement to which the owner lessor is a party, which contains covenants, representations and warranties, indemnification terms and other provisions related to the acquisition, ownership and lease of the leased facilities;

                                  . the shared facilities agreement regarding the Dickerson facilities or the shared facilities agreement regarding the Morgantown facilities. These agreements, between us and the owner lessors, relate to the use of equipment and facilities by us and the owner lessors after the termination of any lease;

                                  .  the credit support described under
                                     "--Credit Support," below;

                                  .  the ownership and operation agreement
                                     regarding the Dickerson facilities or the ownership and operation agreement regarding the Morgantown facilities. These agreements, between us and the owner lessors, provide for the appointment of an operator for any facility upon the expiration or termination of a facility lease; and

                                  . each other operative document (as defined under "Description of the Certificates" in this prospectus) to which the owner lessor is a party (other than the tax indemnity agreement).

                                  For further discussion regarding the
                                  collateral for the lessor notes, see
                                  "Description of the Lessor Notes--Security."

No Cross Collateralization of
 Lessor Notes or Cross Default
 Provisions.....................  Each lessor note issued in a lease transaction will not be cross collateralized with, or generally cross-defaulted to, the lessor notes issued under the other lease transactions. Thus, an event of default under one lease may not necessarily trigger an event of default under the other leases. However, the covenants under each set of operative documents are identical (except that there are certain leased facility specific covenants, such as maintenance and insurance, which relate to the applicable leased facility).

Optional Redemption.............  Upon an optional refinancing of any series of lessor notes, we may request the owner
                                  lessors of a particular leased facility to redeem that series of lessor notes (and consequently cause the pass through trusts to redeem the related series of certificates) at a redemption price equal to:

                                  . 100% of the principal amount of the lessor notes being redeemed, plus

                                  . accrued interest on the lessor notes being redeemed, plus

                                  . a make-whole premium in an amount equal to the discounted present value (calculated based on the rates of comparable treasury securities plus 50 basis points) of the applicable lessor note less the principal amount and accrued interest of that lessor note.

                                  We have agreed not to request that any lessor notes be refinanced unless all lessor notes in a particular series are being redeemed. In addition, we will not request an optional refinancing of any lessor notes prior to December 19, 2007 without the consent of the applicable owner participants.

                                  In addition, with our consent, each owner lessor may, at its option, redeem all or a portion of the lessor notes issued by it on any date at a redemption price equal to 100% of the principal amount of the lessor notes being redeemed, plus accrued interest on the lessor notes being redeemed, plus a make-whole premium in an amount equal to the discounted present value (calculated based on the rates of comparable treasury securities plus 50 basis points) of the applicable lessor note less the principal amount and accrued interest of that lessor note.

Mandatory Redemption With
 Premium........................  At any time on or after December 19, 2007, if we elect to terminate the applicable leases because the related leased facility is:

                                  . economically or technologically obsolete for reasons other than the reasons in item
                                     (3) below under "Mandatory Redemption
                                     Without Premium," below, or

                                  . surplus to our needs or no longer useful in our trade or business, then, all lessor notes outstanding under the lease indentures relating to that facility will be redeemed, in whole but not in part, at a redemption price equal to:

                                  . 100% of the principal amount of the lessor notes being redeemed, plus

                                  . accrued interest on the lessor notes being redeemed, plus

                                  . a make-whole premium in an amount equal to the discounted present value (calculated based on the rates of comparable treasury securities plus 50 basis points) of the applicable lessor note less the principal amount and accrued interest of that lessor note.

Mandatory Redemption Without
 Premium........................  Upon receipt by an indenture trustee of proceeds in connection with any of the
                                  circumstances described below, all lessor notes outstanding under the related lease indenture will be redeemed, in whole but not in part, at a redemption price equal to 100% of the principal amount of the lessor notes being redeemed plus accrued interest, but without any premium:

                                  (1) any owner participant or owner lessor is
                                      then subject to any public utility
                                      regulation that renders it materially
                                      burdensome to participate in the lease
                                      transactions, which we refer to as a
                                      regulatory event of loss, unless either

                                     .  we purchase the membership interest in
                                        the applicable owner lessor and waive
                                        the regulatory event of loss, and the
                                        lease between us and that owner lessor
                                        remains in effect, or

                                     .  we assume the related lessor notes;

                                  (2) any event of loss, other than a
                                      regulatory event of loss, occurs with
                                      respect to a leased facility, unless we
                                      elect to rebuild or replace the affected leased facility, and the event of loss results in the termination of the related leases;

                                  (3) we elect to terminate the leases with
                                      respect to one of the leased facilities
                                      following a good faith determination that such leased facility is economically or technologically obsolete as a result of:

                                     .  a change in law, regulation or tariff
                                        of general application, or

                                     .  the imposition by the Federal Energy
                                        Regulatory Commission, or any other
                                        governmental authority, of any
                                        conditions or requirements (including
                                        requiring significant capital
                                        improvements to the affected leased
                                        facility) upon the initial issuance,
                                        continued effectiveness, or renewal of
                                        any license or permit required for the
                                        operation or ownership of such leased
                                        facility; or

                                  (4) we exercise our option to terminate one
                                      or more of the leases with respect to a
                                      leased facility (except in circumstances in which we assume the applicable lessor notes) if:

                                     .  a change in law causes it to become
                                        illegal for us to continue a lease or
                                        to make payments under a lease and the
                                        other operative documents related to
                                        that lease, and the transactions
                                        contemplated by those operative
                                        documents cannot be restructured to
                                        comply with the change in law; or

                                     .  one or more events not deliberately
                                        caused by us or any of our affiliates,
                                        wholly or partially for the purposes
                                        of exercising this termination option,
                                        occurs that gives rise to indemnity
                                        obligations under the operative
                                        documents, such obligations can be
                                        avoided if that lease is terminated
                                        and the related owner lessor sells its
                                        interest leased thereunder to us, and
                                        the present value of such avoided
                                        payments would exceed 2.5% of the
                                        original purchase price of such
                                        interest.

Covenants.......................  Documents related to our lease of the leased facilities include covenants that limit, among other things, our ability to incur indebtedness, to make restricted payments, to sell, transfer or otherwise dispose of assets, to merge or consolidate, to change our legal form, to create liens, or to assign, transfer or sublease our interest in the leased facilities. See "Description of the Certificates--Covenants" and "Description of the Leases and Other Lease Documents." Documents related to our lease of the leased facilities also include covenants that limit, among other things, the ability of Mirant Chalk Point, Mirant Potomac River and Mirant Peaker, which we refer to collectively as designated subsidiaries, to incur indebtedness, to sell, transfer or otherwise dispose of assets, to merge or consolidate, or to create liens. We have the right, but not the obligation, to designate any other wholly-owned subsidiary as a designated subsidiary and a subsidiary so designated shall be and remain thereafter a designated subsidiary.

Change of Control...............  It is an event of default under the leases if
                                  Mirant's direct or indirect beneficial
                                  ownership in us is reduced to less than 50%, unless Moody's and S&P confirm that the then existing ratings for the certificates will not be lowered as a result of the reduction.

Credit Support..................  Uncollateralized, irrevocable, unconditional stand-by letters of credit or surety bonds provided by a bank or surety rated at least A by S&P and A2 by Moody's, or guarantees by any of our affiliates rated at least BBB- by S&P and Baa3 by Moody's, in either case for the benefit of the owner lessors and in an amount representing the greater of the next six months' scheduled rental payments under each of the leases or 50% of the scheduled rental payments due in the next twelve months under such lease. Currently, Mirant has issued a guarantee for the benefit of the owner lessors to fulfill our obligations to provide this credit support.

Governing Law...................  The certificates, the pass through trust agreements, the lease indentures and the lessor notes will be governed by the laws of the State of New York.

Book-Entry, Delivery and Form...  Certificates will be issuable in denominations of $100,000 or any integral multiple of $1,000 in excess of that amount. Each series of certificates sold to qualified institutional buyers in reliance on Rule 144A is represented by restricted global certificates in registered form, without interest coupons, and has been deposited with the pass through trustee as custodian for, and registered in the name of DTC or Cede & Co., its nominee, in each case for credit to an account of a direct or indirect participant of DTC. See "Description of the Certificate--Book-Entry; Delivery and Form."

Indenture and Pass Through
 Trustee........................  State Street Bank and Trust Company of
                                  Connecticut, National Association acts as pass through trustee, paying agent and registrar for the certificates to be issued by each pass through trust. State Street Bank and Trust Company of Connecticut, National Association also acts as the indenture trustee for the lessor notes.

Risk Factors....................  Your investment in the certificates involves risks, including, without limitation, risks related to the uncertainties associated with the competitive market in which we operate, environmental liabilities, risks related to the structure of the lease transactions and the operation of the generating facilities. See "Risk Factors."

                         Selected Financial Information
                                 (in millions)

                                                            For the Period from
                                             For the Three     July 12, 2000
                                              Months Ended  (Inception) Through
                                             March 31, 2001  December 31, 2000
                                             -------------- -------------------
Income Statement Data:
Operating Revenues..........................     $  281           $    40
                                                 ------           -------
Operating Expenses:
  Cost of fuel, electricity and other
   products.................................        127                14
  Labor.....................................         20                 3
  Depreciation and amortization.............         18                 2
  Rental....................................         24                 3
  Maintenance...............................          7               --
  Selling, general and administrative.......          6                 6
  Other.....................................         14                 4
                                                 ------           -------
Operating income............................         65                 8
Other income (expense):
  Interest income...........................          6                 1
  Interest expense..........................         (2)              --
  Financing Fees............................         (1)               (4)
                                                 ------           -------
Net income..................................     $   68           $     5
                                                 ======           =======
Statement of Cash Flows Data:
Cash flow from operating activities.........     $   99           $     2
Cash flow from investing activities.........       (109)           (1,142)
Cash flow from financing activities.........        --              1,162
Noncash investing and financing activity....        108             1,602

Other Operating Data:
EBITDA (1)..................................     $   83           $    10
Ratio of earnings to fixed charges (2)......        4.1x              2.5x
                                                 As of             As of
                                             March 31, 2001  December 31, 2000
                                             -------------- -------------------
Balance Sheet Data:
Cash and cash equivalents...................     $   12           $    22
Property, plant, and equipment, net.........      1,035             1,030
Total assets................................      3,058             2,936
Payables to related parties.................        101               186
Members' equity.............................      2,872             2,694

--------
(1) EBITDA represents our operating income plus depreciation and amortization. EBITDA, as defined, is presented because it is widely accepted financial indicator used by some investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA, as defined, is not intended to represent cash flows for the period, nor is it presented as an alternative to operating income or as an indicator of operating performance. It should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States and is not indicative of operating income or cash flow from operations as determined under GAAP. Our method of computation may or may not be comparable to other similarly titled measures by other companies.
(2) The term "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of imputed interest within rental expense. The term "earnings" means pretax income from continuing operations, plus (a) fixed charges and (b) amortization of capitalized interest, minus interest capitalized.

                  Summary of the Independent Engineer's Report

  Prior to the acquisition of the transaction assets from Pepco, our independent engineer, R.W. Beck, Inc., prepared a report dated December 7, 2000, and amended April 26, 2001, a copy of which is set forth in its entirety as Appendix A to this prospectus. Following is a summary of the conclusions reached by the independent engineer in its report. The independent engineer's conclusions are subject to the assumptions and qualifications set forth in the independent engineer's report, and you should read this summary in conjunction with the full text of the independent engineer's report.

  Our independent accountant has neither examined nor compiled the accompanying prospective financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

  The independent engineer has expressed the following opinions:

  . The sites for the generating facilities are suitable for the generating facilities' continued operation.

  . The generating facilities have been designed and constructed with good engineering practices and generally accepted industry practices, and the technologies in use at the generating facilities are sound, proven conventional methods of electric generation. If operated and maintained as proposed by Mirant Mid-Atlantic, the generating facilities should be capable of meeting the currently applicable environmental permit requirements. Furthermore, all off-site requirements of the generating facilities have been adequately provided for, including fuel supply, water supply, ash and waste-water disposal and electrical interconnections.

  . The generating facilities should have a useful life extending beyond the term of the certificates.

  . The environmental site assessments of the sites for the generating facilities were conducted in a manner consistent with industry standards, using comparable industry protocols for similar studies with which the independent engineer is familiar.

  . The major permits and approvals required to operate the generating facilities have been obtained and are currently valid or are in the process of being renewed, and the independent engineer is not aware of any technical circumstances that would prevent the renewal of any permit.

  . By combining the demonstrated experience of the existing Pepco personnel and programs and the experience of the Mirant operating subsidiaries, Mirant Mid-Atlantic should have sufficient capability to operate the generating facilities effectively. The operating programs and procedures which are currently in place are consistent with generally accepted practices in the industry, and the generating facilities have incorporated organizational structures that are comparable to other generating facilities using similar technologies.

  . Based on the operating history, a review of the operations and maintenance practices and procedures, and general observations of the plants, the generating facilities should be capable of achieving the projected annual average net capacities, annual availability factors, and net heat rates assumed in the projected operating results.

  . The generating facilities appear to be operating in material compliance with applicable environmental permits, approvals, consent orders, laws, rules and regulations.

  . Mirant Mid-Atlantic's estimate of the costs of operating and maintaining the generating facilities, including provision for capital expenditures and major maintenance, is within the range of the costs of similar plants with which the independent engineer is familiar.

  . For the base case projected operating results, the projected revenues from the sale of electricity are adequate to pay annual operating and maintenance expenses (including capital expenditures and major maintenance), fuel expenses, and other operating expenses. Such revenues provide an annual coverage on the certificates of at least 3.16 times the annual fixed charge requirement (including rent) in each year during the term of the certificates, and a weighted average coverage of 5.62 times the annual fixed charge requirement (including rent) over the term of the certificates.

  Several sensitivity analyses on the base case assumptions set forth in the projected operating results were performed, including analyses based on: (a) market prices, energy sales and fuel prices that are consistent with the low fuel prices case prepared by the independent market expert; (b) market prices, energy sales and fuel prices that are consistent with the capacity overbuild case prepared by the independent market expert; (c) a 5% decrease in the availability of the generating facilities; (d) a 5% increase in the heat rates of the generating facilities; and (e) a 10% increase in the non-fuel operating expenses of the generating facilities.


  Set forth below is a table showing the projected fixed charge coverage ratios (the ratios of projected net operating cash flows to the annual fixed charge requirement (including 100% of rent)) in various scenarios addressed by the independent engineer. The cash flows referred to in the preceding sentence include those of the generating facilities acquired by Mirant Potomac River and Mirant Peaker. The table sets forth the minimum fixed charge coverage ratio in any year during the term of the certificates and the weighted average coverage ratio over the term of the certificates.

                                 Minimum
                               Fixed Charge  Weighted Average
                              Coverage Ratio  Coverage Ratio
                              -------------- ----------------
     Base case...............     3.16x           5.62x
     Low fuel prices case....     3.00x           5.09x
     Capacity overbuild
      case...................     2.08x           5.20x
     Decreased availability
      case...................     2.94x           5.23x
     Increased heat rate
      case...................     2.97x           5.34x
     Increased operating and
      maintenance case.......     2.98x           5.34x

              Summary of the Independent Market Expert Report


  PA Consulting Services Inc. (PA), formerly PHB Hagler Bailly, Inc., our independent market expert, has prepared an independent market expert report dated April 10, 2001, a copy of which is attached as Appendix B to this prospectus.


  In the preparation of the independent market expert report, which we refer to as the "power market report," and the opinion contained in the power market report, the independent market expert has made the following qualifications about the information contained in its report and the circumstances under which the report was prepared:


  . some information in the report is necessarily based on predictions and estimates of future events and behaviors;

  . such predictions or estimates may differ from that which other experts specializing in the electricity industry might present;

  .  actual results may differ, perhaps materially, from those projected;

  . the provision of the power market report does not obviate the need for potential investors to make further appropriate inquiries as to the accuracy of the information included in the power market report, or to undertake an analysis of their own;

  . the power market report is not intended to be a complete and exhaustive analysis of the subject issues, and therefore will not consider some factors that are important to a potential investor's decision making; and

  . the independent market expert and its employees cannot accept liability for loss, whether direct or consequential, suffered in consequence of reliance on its report, and nothing in the power market report should be taken as a promise or guarantee as to the occurrence of any future events.


Market Characteristics

  The United States is currently experimenting with a variety of regional market structures. Some regions currently have fixed reserve margin requirements coupled with capacity markets, while others implicitly price capacity through on-peak energy prices, ancillary service prices, and bilateral option contracts. In addition, some regions have developed bid-based markets for the provision of energy, ancillary services, and/or capacity, while others continue to rely on bilateral contracts. It is not clear which model will eventually become predominant. Nevertheless, in both types of markets, new generating capacity will be developed based on the revenue streams determined through competition. The type of market that exists in a given region will determine the composition of the revenue streams and will affect the mix and timing of new generating units. However, the financial return on new assets is likely to be similar in both types of markets as generators seek to cover their total going-forward costs. The PJM market has developed as a bid-based market.

  Many of the vertically integrated utilities are divesting their generation assets, and the tight power pools (such as the PJM Power Pool, the New York Power Pool, and the New England Power Pool) are changing as well. Historically, these pools were formed to obtain the benefits of economic efficiency and reliability through coordinated planning and operation. Independent system operators (ISOs) with both system and market operations functions are replacing the tight pools. Through the creation of the new market institutions, the market participants intend to create an open and competitive market where a large number of buyers and sellers of generation services will be able to transact business.

Forecasting Methodology

  The following is PA's description of its forecasting methodology.

  PA employs its proprietary market valuation process, MVPSM, to estimate the value of electric generation units based upon the level of energy prices and their volatility. MVPSM is a three-step process. The first step is to conduct the "fundamental analysis" to examine how the level of prices responds to changes in the fundamental drivers of supply and demand. The next step uses the results of the first step, but puts a real market price shape on the price levels and characterizes the volatility in prices. The third step examines how the generation unit responds to those prices and derives value from operational decisions.

  Note that MVPSM does not replace the fundamental analysis of market drivers of supply and demand through a production-cost model. The production-cost model provides insights into the fundamental drivers (such as fuel prices, demand, entry, and exit) that a volatility analysis cannot address. MVPSM integrates the two approaches to create a better estimate of the value of a generating unit by accounting for volatility effects and changes in the fundamental drivers of electricity prices.

  Volatility analysis takes into account the annual trend of prices (from a fundamental approach), and the patterns and fluctuations exhibited in the marketplace.

  MVPSM uses a real options approach to value electric generating capacity, thereby capturing the value of price volatility. An electric generating unit can be viewed as a strip of European call options on the spread between electricity prices and the variable cost of production (which is largely fuel). However, unlike most option analyses, a generation unit does not have perfect flexibility to adjust to the price-cost spread. A generation unit may have costs that must be incurred to start up. A unit may also have constraints placed upon its operation that limit its ability to capture margins when the spread is positive (price is greater than variable cost) or to avoid losses when the spread is negative (variable cost is greater than price). Hence, the second step of MVPSM focuses on the ability of a generation unit to capture margins, given its cost structure and constraints on operation.

  PA's fundamental model, which is a driver of the volatility model, forecasts two price streams:

  . energy based upon a production-cost model with price set to marginal cost in each hour

  . compensation for capacity, which represents the additional margin necessary to keep an economic amount of capacity in the market.

  PA uses a detailed chronological production-costing model to simulate energy price formation in the market area of interest. From the energy price analysis, PA determines the energy margin (price minus variable cost) attributable to each generating unit in the market. These margins, along with estimates of "going-forward costs" (fixed costs, such as fixed operation and maintenance (O&M), property taxes, employee benefits, and incremental capital expenditures), are used in PA's Capacity Market Simulation Model to predict the additional margins related to the provision of capacity.

  Compensation for capacity may take many forms. Payments could be in the form of a capacity price arising from a capacity market, a regulated payment fee, bilateral contracts, payments by the ISO for ancillary services, or in the form of prices above the marginal cost of the price-setting plant. Regardless of the form, compensation for capacity will be set to retain an amount of generation capability available in the market. Ultimately, the sum of the compensation for capacity and the market price for energy will reflect what customers are willing to pay for reliability.

Key Assumptions

  In developing its capacity and energy market price forecasts for the PJM market, the independent market expert made some assumptions related to those markets, including assumptions relating to:


  .  demand growth;

  .  fuel prices; and

  .  capacity additions.

  Each of these assumptions is described in detail in the independent market expert report, as well as the input assumptions used in its volatility analyses. The following discussion describes some key assumptions used by the independent market expert in arriving at its forecasts of capacity and energy prices.


  Demand. PJM peak demand is forecasted to grow at an average annual growth rate of approximately 1.45% from 2001 through 2020.

  Fuel prices. Natural gas and oil use a consensus fuel price forecast derived from published fuel price forecasts. Table 1 summarizes the fuel price forecasts used in the Base Case for the PJM-Central region where the assets that are owned or leased by Mirant Mid-Atlantic are located. PA also has modeled near-term fuel prices (gas and oil) based on recent actual spot prices and futures prices through December 2003, trending back to the long-term consensus view by 2005. Table 1 displays the price projection for gas in PJM-Central for this analysis.

                                    Table 1
            PJM-Central Delivered Fuel Prices (real 2000 $/MMBtu)/1/

     Fuel                                            2001/2/ 2005 2010 2015 2020
     ----                                            ------- ---- ---- ---- ----
     Natural Gas....................................  5.55   2.92 3.07 3.15 3.22
     Fuel Oil No. 2.................................  7.14   4.56 4.65 4.85 5.02
     Fuel Oil No. 6.................................  4.63   2.98 3.03 3.16 3.27

--------

1. The prices shown represent the prices for existing units. New units are assumed not to pay local distribution company, or LDC, charges of $0.05/MMBtu to $0.10/MMBtu.
2. The 2001 delivered price is based on average daily New York Mercantile Exchange, or NYMEX, closing prices from September 13, 2000 to December 12, 2000.

  Capacity additions. Based on assessments of the status of announced plants, PA has estimated operational capacity additions of 5,730 MW in PJM by 2003. Thereafter, capacity additions are based on the results of modeling and simulation of developer's decisions. In the Base Case presented in this report, 20,940 MW of new capacity is added in PJM from 2004 through 2020, and 6,431 MW is retired.

Results

  Using the assumptions presented in its report, PA developed a Base Case for each region that reflects PA's best assessment of future market conditions. It should be recognized that this Base Case will vary to the extent the input assumptions change, and such assumptions should be reviewed with the same rigor as the resulting forecast. The Base Case and three sensitivity cases are described below:

  . The Base Case incorporates the actual spot and futures gas and oil prices through December 2003. Prices then decrease linearly to the consensus forecast price in year 2005.

  . The Low Fuel Case evaluates the effects of lower gas and oil prices represented as a $0.50/MMBtu reduction in the 2001 gas and oil prices with escalation remaining unchanged (coal prices are not changed).

  . The High Fuel Case evaluates the effects of higher gas and oil prices throughout the study period. Gas and oil prices are held at the 2001 NYMEX value throughout the study period.

  . The Overbuild Case evaluates an over-exuberance of merchant plant development in the regions reviewed. 4,160 MW of additional merchant plant capacity is added in the Overbuild Case in 2004.

  The all-in market price combines the energy price with the price received by generators for other relevant generation services and energy products in the PJM market. The all-in price reflects PA's estimate of the total market price that generators will recover in PJM-Central. The all-in price results of the study are summarized in Figure 1.


                              [Graph appears here]
                                   Figure 1
            PJM-Central Estimated All-In Price Forecasts(1) ($/MWh)
Year               Base Case     High Fuel      Low Fuel     Overbuild
----               ----------    ---------      --------     ---------
2001                 37.47         37.21         35.68         37.47
2002                 33.64         35.46         32.56         33.64
2003                 34.05         36.79         32.73         34.05
2004                 31.89         37.01         30.94         29.77
2005                 30.95         37.64         30.18         27.06
2006                 31.63         40.06         30.27         27.63
2007                 31.53         40.24         30.17         28.61
2008                 31.58         40.69         30.29         30.08
2009                 31.83         41.69         30.20         30.78
2010                 32.18         42.83         30.34         31.09
2011                 31.89         43.54         30.12         31.38
2012                 31.70         43.71         30.12         31.06
2013                 31.76         43.74         30.06         31.14
2014                 31.69         44.45         29.93         31.12
2015                 31.70         45.08         29.90         31.19
2016                 31.67         45.18         29.91         31.18
2017                 31.76         45.53         29.99         31.32
2018                 31.85         45.66         29.97         31.49
2019                 31.90         45.51         30.04         31.42
2020                 32.12         46.15         30.24         31.53
------------
(1) Results are expressed in real 2000 dollars.

  The dispatch curve for 2001 is shown in Figure 2. This curve orders generation plants based upon short run variable cost (fuel and O&M). The relative rankings of the plants that are owned or leased by Mirant Mid-Atlantic are included on the graph.

                                    Figure 2
                          PJM Dispatch Curve for 2001

                             [Graph appears here]

                            Cumulative Capicity (MW)
              Peak Demand = 51,267 MW With Reserve 18% = 60,495 MW

     AChalk Pt 1               JChalk Pt CT 6                        RMorgantown 2
     BChalk Pt 2               KChalk Pt SMCT                        SMorgantown CT 1-2
     CChalk Pt 3               LDickerson 1                          TMorgantown CT 3-6
     DChalk Pt 4               MDickerson 2                          UPotomac River 1
     EChalk Pt CT 1            NDickerson 3                          VPotomac River 2
     FChalk Pt CT 2            ODickerson CT 1                       WPotomac River 3
     GChalk Pt CT 3            PDickerson CT 2-3                     XPotomac River 4
     HChalk Pt CT 4            QMorgantown 1                         YPotomac River 5
     IChalk Pt CT 5

  In this new environment the nature of electricity pricing, and consequently revenue generation, is shifting away from administered regulation and toward market mechanisms driven by competition. The expected increase in price volatility and related risks associated with these new markets presents both tremendous upside and downside potential for certain generators. In response to these changes, many vertically integrated utilities are re-examining their business model and adjusting their generation asset portfolios. A select group of these utilities have adopted a diverse approach in assembling generation asset portfolios that take advantage of market opportunities. These portfolios are being assembled through utility mergers, new construction, and through the acquisition of assets divested from producers partially or completely exiting the generation business. These portfolios, like the Mirant Mid-Atlantic portfolio, offer decreased risk, as they portray fuel and unit diversity.

Conclusions

  Power markets throughout the United States are presently undergoing fundamental change. Market structures are changing to support the introduction of a more competitive environment in the power generation industry. Power pools are being replaced by independent system operators (ISOs) that have both system operations and market operations functions. Through the creation of the new market institutions, participants intend to create efficient power markets where buyers and sellers of generation services will be able to transact business with greater speed.

                          FORWARD-LOOKING STATEMENTS

  Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "About Us and Our Affiliates," "Our Business" and elsewhere in this prospectus include forward-looking statements in addition to historical information. These statements involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology.

  Forward-looking statements are only statements of intent, belief or expectations. Actual events or results may differ materially from any forward-looking statement as a result of various factors. These factors include:

  . legislative and regulatory initiatives regarding deregulation, regulation and restructuring of the electric utility industry;

  . the extent and timing of the entry of additional competition in the markets of our subsidiaries and affiliates;

  . our pursuit of potential business strategies, including acquisitions or dispositions of assets or internal restructuring;

  .  state, federal and other rate regulations in the United States;

  . changes in or application of environmental and other laws and regulations to which we and our subsidiaries and affiliates are subject;

  . political, legal and economic conditions and developments in the United States;

  .  financial market conditions and the results of our financing efforts;

  .  changes in market conditions, commodity prices and interest rates;

  .  weather and other natural phenomena;

  . our ability to complete the development or acquisition of current and future projects; and

  . other factors, including the risks outlined under "Risk Factors" beginning on page 29.

  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We have no obligation and do not undertake any duty to update or revise any forward-looking statement after the date of this prospectus or, in the case of the Independent Engineer's Report and the Independent Market Expert Report attached as appendices to this prospectus, after the dates of such reports, whether as a result of new information, future events or otherwise.

                                 RISK FACTORS

  You should carefully consider the risks described below as well as other information contained in this prospectus in evaluating an investment in the new certificates and your participation in this exchange offer. The risks described in this section are those that we consider to be the most significant to our offering. If any of these events occur, our business, financial condition or results of operations could be materially harmed and you may lose all or part of your investment.

Risks Related To Our Business

Our revenues and results of operations depend in part on market and competitive forces that are beyond our control.

  We sell capacity, energy and ancillary services from the generating facilities into the PJM spot market or other competitive power markets or on a bilateral contract basis, including through our power sales agreement with Mirant Americas Energy Marketing. See "Relationships with Affiliates and Related Transactions--Our Arrangements with Mirant Americas Energy Marketing." The market for wholesale electric energy and energy services in the PJM market is largely deregulated. We are not guaranteed any rate of return on our capital investments through mandated rates. Our revenues and results of operations are likely to depend, in large part, upon prevailing market prices for energy, capacity and ancillary services in the PJM market and other competitive markets. These market prices may fluctuate substantially over relatively short periods of time. Among the factors that will influence these prices, all of which are beyond our control, are:

  .  prevailing market prices for fuel oil, coal and natural gas;

  . the extent of additional supplies of electric energy and energy services from our current competitors or new market entrants, including the development of new generating facilities that may be able to produce electricity at a lower cost than our generating facilities;

  . the extended operation of nuclear generating plants in the PJM market beyond their presently expected dates of decommissioning;

  . prevailing regulations that affect the PJM market and other competitive markets and regulations governing the independent system operators that oversee these markets, including any price limitations and other mechanisms to address some of the volatility or illiquidity in these markets;

  .  weather conditions; and

  . changes in the rate of growth in electricity usage as a result of such factors as regional economic conditions and implementation of conservation programs.

In addition, the independent system operators that oversee these markets may impose price limitations and other mechanisms to address some of the volatility in these markets. All of these factors could have an adverse impact on our revenues and results of operations.

Changes in commodity prices may increase the cost of producing power and decrease the amount we receive from selling power, resulting in financial performance below our expectations.

  Our generation business is subject to changes in power prices and fuel costs that may impact our financial results and financial position by increasing the cost of producing power and decreasing the amount we receive from the sale of power. In addition, actual power prices and fuel costs may differ from those assumed in the financial projections. As a result, our financial results may not meet our expectations.

We are responsible for price risk management activities conducted by Mirant Americas Energy Marketing for our facilities.

  Mirant Americas Energy Marketing engages in price risk management activities related to our sales of electricity and purchases of fuel and we receive the revenues and incur the costs from these activities. Mirant Americas Energy Marketing may use forward contracts and derivative financial instruments, such as futures contracts and options, to manage market risks and exposure to fluctuating electricity, coal and natural gas prices, and we bear the gains and losses from these activities. We cannot assure you that these strategies will be successful in managing our pricing risks, or that they will not result in net losses to us as a result of future volatility in electricity and fuel markets.

  Commodity price variability results from many factors, including:

  .  weather;

  .  illiquid markets;

  .  transmission or transportation inefficiencies;

  .  availability of competitively priced alternative energy sources;

  .  demand for energy commodities;

  .  natural gas, crude oil and coal production;

  .  natural disasters, wars, embargoes and other catastrophic events; and

  . federal, state and foreign energy and environmental regulation and legislation.

  Furthermore, the risk management procedures we have in place may not always be followed or may not always operate as planned. As a result of these and other factors, we cannot predict with precision the impact that these risk management decisions may have on our businesses, operating results or financial position.

The transaction assets have not been operated historically on a competitive basis and we have only a limited history of owning or operating the transaction assets.

  Substantially all of our business consists of operating the Mirant Mid-Atlantic assets and the leased facilities. Although these assets had a significant operating history prior to the time of their acquisition by us and the owner lessors, they had all been operated as an integrated part of a regulated utility and not on a competitive basis. Therefore, prior to their recent acquisition by us and the owner lessors, the energy generated by these assets had been sold by Pepco based upon rates set by regulatory authorities rather than market prices. In addition, we have only a limited history of owning or operating the transaction assets. As a result, we cannot assure you:

  . that we will be successful in operating these assets in a competitive environment in which energy rates will be set by market forces, or

  . that these assets will perform as expected or that the revenues generated by them will support the costs of operating them, the capital expenditures needed to maintain them, our obligation to make rental payments under the leases or our ability to pay the principal amount of and interest on our indebtedness.

  In addition, the only historical financial data available about us is for the period beginning July 12, 2000, when we were formed, and the operating results reflected in this historical financial data only date back to December 19, 2000, when the transaction assets were acquired from Pepco.

Operation of the generating facilities involves risks that could negatively affect our ability to make lease payments to the owner lessors, which, in turn, could negatively affect the pass through trustee's ability to make payments due under the certificates.

  The operation of the generating facilities included in the transaction assets involves various operating risks, including:

  . the output and efficiency levels at which those generating facilities perform,

  .  interruptions in fuel supply,

  .  disruptions in the delivery of electricity,

  . breakdown or failure of equipment (whether due to age or otherwise) or processes,

  .  violation of permit requirements,

  .  shortages of equipment or spare parts,

  .  labor disputes,

  .  operator error,

  .  curtailment of operations due to transmission constraints,

  .  restrictions on emissions, and

  . catastrophic events such as fires, explosions, floods, earthquakes or other similar occurrences affecting power generating facilities.

We have a limited history of owning, leasing and operating our facilities.

  Although most of our facilities had a significant operating history at the time we acquired them, we have a limited history of owning, leasing and operating these acquired facilities and operational issues may arise as a result of our lack of familiarity with issues specific to a particular facility or component thereof or change in operating characteristics resulting from regulation. A decrease or elimination of revenues generated by our facilities or an increase in the costs of operating our facilities could decrease or eliminate funds available to us to make payments on the Notes or our other obligations.

Changes in technology may significantly impact our business by making our power plants less competitive.

  A basic premise of our business is that generating power at central power plants achieves economies of scale and produces electricity at a low price. There are other technologies that can produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. It is possible that advances will reduce the cost of alternate methods of electric production to a level that is equal to or below that of most central station electric production. If this happens, the value of our power plants may be significantly impaired.

We may not be able to successfully implement our business plan.

  The projected operating results in the independent engineer's report depend on our ability to implement our business plan and assume, among other things, that the baseload generating assets included in the transaction assets will be dispatched most of the time and that we can maintain the availability of the generating facilities in accordance with historical levels. We are relying on Mirant Americas Energy Marketing to purchase our output at market value to supply Mirant Americas Energy Marketing's obligations under the Pepco transition power agreements and to purchase any other available output for resale to third parties through a combination of spot sales and bilateral contracts. We cannot assure you that Mirant Americas Energy Marketing will be successful in marketing our output in accordance with our business plan.

  Moreover, even a successful implementation of our business plan may produce results which are less favorable than indicated by the projected operating results. The projected operating results assume that we will sell the energy generated by the generating facilities in the spot market. Although our power sales agreement with Mirant Americas Energy Marketing provides for power sold to Mirant Americas Energy Marketing to supply Mirant Americas Energy Marketing's obligations under the Pepco transition power agreements to approximate spot prices, other sales to third parties through Mirant Americas Energy Marketing may be dedicated to long-term or medium-term bilateral contractual obligations. This mix of spot and bilateral term contracts may result in sales of energy by us at prices lower than those projected to be available in spot markets.

Mirant controls us and its interests may come into conflict with yours.

  We are an indirect wholly-owned subsidiary of Mirant. Mirant has the power to control us. In circumstances involving a conflict of interest between Mirant as our indirect equity owner, on the one hand, and the certificate holders as our indirect creditors, on the other hand, Mirant may exercise its power to control us in a manner that would benefit Mirant to the detriment of the certificate holders. Although Mirant does not own or lease any generating units located within the PJM market, other than the generating facilities described in this prospectus, it is possible that in the future Mirant or its subsidiaries may undertake projects that compete with the generating facilities.

  In addition, if the credit rating of any of our parents, including Mirant, is reduced, the rating on the certificates may be correspondingly reduced, which may make it more difficult to sell the certificates or to sell them at prices which you consider favorable.

If Mirant Americas Energy Marketing does not renew agreements to purchase or market our power and provide us services that are required for our operations, or if Mirant Mid-Atlantic Services or Mirant Services does not renew agreements to provide us personnel and administrative services, we may not be able to replace those services on as favorable terms.

  Mirant Americas Energy Marketing's contracts with us to purchase capacity, energy and ancillary services from our generating facilities and to provide fuel, fuel transportation and other services are scheduled to expire at the end of 2001. Mirant Americas Energy Marketing is not obligated to renew these contracts. Additionally, our contracts with Mirant Mid-Atlantic Services and Mirant Services to provide personnel and administrative services are scheduled to expire at the end of 2001. Neither Mirant Mid-Atlantic Services nor Mirant Services is obligated to renew their contracts with us. The contracts with Mirant Americas Energy Marketing, Mirant Mid-Atlantic Services and Mirant Services are required for our operations. If these contracts are terminated, we may not be able to replace them on terms that are as favorable to us.

Our future access to capital could be limited, limiting our ability to fund future capital and other requirements.

  We will need to make substantial expenditures in the future to, among other things, maintain the performance of our generating facilities and comply with environmental laws and regulations. Our direct and indirect parent companies are not generally obligated to provide, and may decide not to provide, any funds to us in the future. Our only other source of funding will be internally generated cash flow from our operations and proceeds from the issuance of securities or the incurrence of additional indebtedness, including working capital indebtedness in the future. The documents related to our lease of the leased facilities limit our ability to issue securities and to incur indebtedness. We may not be successful in obtaining sufficient additional capital in the future to enable us to fund all of our future capital and other requirements.

We are exposed to credit risk from third parties under contracts and in market transactions.

  The financial performance of our generating facilities that have power supply agreements is dependent on the continued performance by customers of their obligations under these agreements and, in particular, on the credit quality of the facilities' customers. Our operations are exposed to the risk that counterparties that owe money as a result of market transactions will not perform their obligations. A facility's financial results may be materially adversely affected if any one customer fails to fulfill its contractual obligations and we are unable to find other customers to produce the same level of profitability. As a result of the failure of a major customer to meet its contractual obligations, we may be unable to repay obligations under our debt agreements.

Risks Related to Our Industry

Our operations and activities are subject to extensive environmental regulation and permitting requirements and could be adversely affected by our future inability to comply with environmental laws and requirements or changes in environmental laws and requirements.

  Our business is subject to extensive environmental regulation by federal, state and local authorities, which requires continuous compliance with conditions established by our operating permits. To comply with these legal requirements, we must spend significant sums on environmental monitoring, pollution control equipment and emission fees. We may also be exposed to compliance risks from new projects, as well as from plants we have acquired. Although we have budgeted for significant expenditures to comply with these requirements, we may incur significant additional costs if actual expenditures are greater than budgeted amounts. If we fail to comply with these requirements, we could be subject to civil or criminal liability and the imposition of liens or fines with the trend toward stricter standards, greater regulation and more extensive permitting requirements, we expect our environmental expenditures to be substantial in the future. The scope and extent of new environmental regulations, including their effect on our operations, is unclear; however, our business, operations and financial conditions could be adversely affected by this trend.

  We may not be able to obtain or maintain from time to time all required environmental regulatory approvals. If there is a delay in obtaining any required environmental regulatory approvals or if we fail to obtain and comply with any required environmental regulatory approvals, the operation of our generating facilities or the sale of electricity to third parties could be prevented or become subject to additional costs.

  Except for environmental liability relating to an oil release from the Piney Point oil pipeline which occurred in April 2000, and for which Pepco has agreed to indemnify Mirant and its subsidiaries, including us, we are generally responsible for all on-site liabilities associated with the environmental condition of our generating facilities, regardless of when such liabilities arose and whether they are known or unknown. For further information on the Piney Point oil pipeline, see discussion of the Piney Point oil pipeline in "Our Business--Other Assets, Rights and Obligations--The Piney Point Oil Pipeline."

Our business is subject to complex government regulations and changes in these regulations or in their implementation may affect the rates we are able to charge, the costs of operating our facilities or our ability to operate our facilities, any of which may negatively impact our results of operations.

  All of our generation operations are exempt wholesale generators that sell electricity exclusively into the wholesale markets. Generally, our exempt wholesale generators are subject to regulation by the FERC regarding rate matters and state public utility commissions regarding non-rate matters. The majority of our generation from exempt wholesale generators is sold at market prices under market rate authority exercised by the FERC, although the FERC has the authority to impose "cost of service" rate regulation if it determines that market pricing is not in the public interest. The FERC and the ISOs also may impose pricing caps on bids to provide wholesale energy that may affect our revenues. Any reduction by the FERC of the rates we may receive for our generation activities may adversely affect our results of operations.

  To conduct our business, we must obtain licenses, permits and approvals for our plants. We cannot assure you that we will be able to obtain and comply with all necessary licenses, permits and approvals. If we cannot comply with all applicable regulations, our business, results of operations and financial condition could be adversely affected.

The energy industry is rapidly changing and we may not be successful in responding to these changes.

  We may not be able to respond in a timely or effective manner to the many changes in the energy industry. These changes may include reduced regulation of the electric utility industry in some markets, increased regulation of the electric utility industry in other markers and increasing competition in most markets. To the extent competitive pressures increase and the pricing and sale of electricity assumes more characteristics of a commodity business, the profitability of our business may come under increasing downward pressure. Industry deregulation may not only continue to fuel the current trend toward consolidation in the utility industry, but may also encourage the separation of vertically integrated utilities into independent generation, transmission and distribution businesses. As a result, additional significant competitors could become active in our industry and we may not be able to maintain our revenues and earnings in this competitive marketplace or to acquire or develop new assets to pursue our growth strategy.

  We are not subject to the Public Utility Holding Company Act (PUHCA), and we believe that as long as our and our affiliates' domestic power plants qualify as either exempt wholesale generators or as qualifying facilities under the Public Utility Regulatory Policies Act of 1978, as amended (PURPA), and we and our affiliates do not otherwise acquire public utility assets or securities of public utility companies, we will be subject to PUHCA.

  The United States Congress is considering legislation that would repeal PURPA entirely, or at least eliminate the obligation of utilities to purchase power from qualifying facilities. Various bills have also proposed repeal of PUHCA. In the event of a PUHCA repeal, competition form independent power generators and from utilities with generation, transmission and distribution assets would likely increase. Repeal of PURPA or PUHCA may or may not be part of comprehensive legislation to restructure the electric utility industry, allow retail competition and deregulate most electric rates. We cannot predict the effect of this type of legislation, although we anticipate that any legislation would result in increased competition. If we were unable to compete in an increasingly competitive environment, our business and results of operation may suffer.

  The FERC has issued power and gas transmission initiatives that require electric and gas transmission services be offered on a common carrier basis and not be bundled with commodity sales. Although these initiatives are designed to encourage wholesale market transactions for electricity and gas, there is the potential that fair and equal access to transmission systems will not be available, and we cannot predict the timing of industry changes as a result of these initiatives or the adequacy of transmission additions in specific markets.

  We cannot predict whether the federal government or state legislatures will adopt legislation relating to the deregulation of the energy industry. Furthermore, due to the current energy crisis in California, some states have either discontinued or delayed implementation of initiatives involving retail deregulation. In California and elsewhere there has been recent increased support for a return to some form of regulation as well as changes in other laws.

  The introduction of new laws or other future regulatory developments may have a material adverse effect on our business, results of operations or financial condition.

Risks Relating to this Exchange Offer

Projections of our future performance may not match actual results.

  The projected operating results contained in the independent engineer's report in Appendix A to this prospectus are based on assumptions and forecasts of our revenue, generating capacity and associated costs. The assumptions made with respect to future market price for energy are based upon a market analysis prepared by the independent market expert. This market forecast served as a basis for the revenue assumptions incorporated in the projected operating results. The independent engineer's report contains a discussion of the principal assumptions and considerations utilized in preparing the projected operating results, which you should review carefully.


  The projected operating results have been prepared on the basis of assumptions as of the respective dates of the reports that we and the persons who have provided them believe to be reasonable. However, we do not intend to provide the certificate holders with any revised or updated projected operating results or analyses of the differences between the projected operating results and actual operating results.


  Our independent auditors, Arthur Andersen LLP, have not examined, reviewed or compiled the projected operating and financial results and, accordingly, do not express an opinion or any other form of assurance with respect to them. The report of Arthur Andersen LLP included in this prospectus relates to our historical financial information. It does not extend to our projected financial data and should not be read to do so.


  The projected operating results are not necessarily indicative of our future performance and neither we, the independent market expert, the independent engineer nor any other person assumes any responsibility for their accuracy. Therefore, no representation is made or intended, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances.

  If actual results are less favorable than those shown or if the assumptions used in formulating the base case and the sensitivities included in the projected operating results prove to be incorrect, our ability to pay our operating expenses, make rent payments under the leases and pay our other obligations may be materially and adversely affected.

Certain bankruptcy law considerations could limit claims against us or the owner lessors.

 With Respect to the Leases

  The certificates are not our direct obligations. Payments of principal and interest on the certificates depend upon our lease payments to the owner lessors. If we were to become a debtor in a liquidation or reorganization case under the federal Bankruptcy Code, we, as debtor, or a bankruptcy trustee appointed for us, could reject the leases as "executory" contracts under Bankruptcy Code Section 365. If the leases were rejected, rental payments under the leases would terminate and leave the owner lessors with a claim for damages for breach of the leases.

  Under Maryland law, however, it is likely that the leases will be viewed as leases of real, rather than personal property. To the extent the leases are considered leases of real property, Bankruptcy Code Section 502(b)(6) would limit the owner lessors' claims against us for damages resulting from such rejection or other termination of the leases, whether occurring before or after the commencement of our bankruptcy case, to the greater of (a) one year's rent under the leases or (b) 15% of the remaining rent due under the leases (not to exceed three years' rent). The sum of the liquidation proceeds from the sale of the leased facilities, plus the amount of the owner lessors' damage claims, as limited by Section 502(b)(6), may be insufficient to cover all amounts due on the lessor notes. Section 502(b)(6) would not limit the owner lessors' claims against us, however, if the bankruptcy court were to hold that the leases are financing arrangements rather than true leases. Regardless of how a bankruptcy court characterizes the leases, the amount of recovery on any claims against us and the amount of time that would pass between the commencement of our bankruptcy case and the receipt of such recovery cannot be predicted with any degree of certainty.

  Furthermore, in a bankruptcy case, we could elect to cure defaults under the leases and to assume or assign the leases. If we were to assign the leases, the ultimate source of payments under the leases, and thus on the certificates, would be an entity other than us. While the assignee would have to demonstrate its ability to perform under the assumed leases to the bankruptcy court, there can be no definitive assurances that the assignee would satisfy our obligations under the leases.

 With Respect to the Lessor Notes

  If any of the owner lessors were to become a debtor in a case under the Bankruptcy Code, the right to exercise virtually all remedies against that owner lessor would be stayed. The bankruptcy court could permit the owner lessor to use or dispose of payments made to it by us under the leases for purposes other than making payments on the lessor notes and could reduce the amount of, and modify the time for making, payments due under the lessor notes, subject to procedural and substantive safeguards for the benefit of the lease indenture trustee as holder of a security interest in the related lease and undivided interest. In such event, payments on the lessor notes could be reduced or delayed, reducing or delaying payments due under the certificates. Furthermore, if the court were to hold that the leases are executory contracts or true leases of real property rather than a financing arrangement, an owner lessor would have the right to reject its lease under Bankruptcy Code Section
365. Such rejection could terminate our obligation to make any further payments to the owner lessor in respect of the applicable leased facility, unless the related lease was deemed to be a true lease of real property and we elected to remain in possession. If we terminated our obligation to make lease payments to an owner lessor, such owner lessor may stop making payments due under its lessor notes, which would result in funds being unavailable for payments due under the certificates. In addition, the amount of recovery on any claims against an owner lessor and the amount of time that would pass between commencement of the owner lessor's bankruptcy case and the receipt of such recovery cannot be predicted with any degree of certainty.

Upon foreclosure on the leased facilities, the actual values of the leased facilities may be less than their appraised values.

  The purchase price of the leased facilities acquired by the owner lessors was determined based on independent appraisals. The appraisals are not, however, intended to be representations as to the future market value of the leased facilities. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than another appraiser would reach appraising the same property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price to be paid by the owner lessors. Such amounts could be significantly higher than the amount that would be obtained from the sale of the leased facilities under distress in a liquidation sale. None of us, the owner lessors, or the indenture trustees makes any warranty or representation that the leased facilities could be sold at their appraised values. The value of the leased facilities upon the exercise of remedies which results in foreclosure on the leased facilities will depend on market and economic conditions, the availability of buyers, the condition of the leased facilities and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the lessor notes would equal the ratable portion of the appraised value of the leased facilities or be sufficient to satisfy in full payments due on the lessor notes. In the event of foreclosure on the leased facilities, it may be necessary to sell the undivided interests rather than a complete leased facility, which may reduce the amount that could be realized.

It may be difficult to realize the value of the collateral pledged to secure the lessor notes and the proceeds received from a sale of the collateral may be insufficient to repay the lessor notes secured by that collateral.

  The lessor notes issued by each owner lessor will be secured by collateral, including an assignment of that owner lessor's rights and interests in its respective undivided interest, the participation agreement to which the owner lessor is a party, the facility site lease and our leases for the leased facilities. If a default occurs with respect to the lessor notes, there can be no assurance that an exercise of remedies, including foreclosure on the related collateral, would provide sufficient funds to repay all amounts due on the lessor notes and, accordingly, the certificates.

  If the indenture trustee exercises its right to foreclose on a particular undivided interest, transferring required government approvals to, or obtaining new approvals by, a purchaser or new operator of the leased facility may require governmental proceedings with consequential delays.

  In addition, the leases and the other operative documents do not contain cross-collateralization provisions. Accordingly, each indenture trustee's security interests in each owner lessor's undivided interest and the collateral pertaining to each undivided interest are separate and secure separate amounts. If each indenture trustee exercises its right to foreclose on and sell the collateral, the proceeds from the sale of each undivided interest and the collateral pertaining to the undivided interest would be separately applied against the amount secured by that particular undivided interest and could not be used to satisfy any deficiency in the proceeds from the sale of the other undivided interests and the collateral pertaining to the other undivided interests. Any excess of sale proceeds would be remitted to the applicable owner lessor. As a result, if the amount of sale proceeds from the foreclosure of the collateral related to a particular undivided interest is less than the amount required to pay all amounts payable on the lessor notes secured by that collateral, the holders of certificates would suffer a permanent loss, even though aggregate sale proceeds from the foreclosure of the collateral related to all undivided interests were equal to or greater than all principal, premium, if any, and interest due on the certificates.

Our insurance coverage for the leased facilities may not be adequate to cover potential liabilities and losses.

  We are required by the lease documents to have insurance for the leased facilities in amounts and against risks as are customarily maintained by companies engaged in the same or similar operations operating in the same or similar locations. We cannot guarantee that such insurance coverage for the leased facilities will be available in the future on commercially reasonable terms or that the insurance that we carry will be adequate to cover potential liabilities and losses.

There is no existing market for the certificates, and we cannot assure you that an active trading market will develop or continue.

  Following completion of this exchange offer, the certificates will be freely tradable by most holders. See "This Exchange Offer--Resales of the New Certificates." We do not intend to apply for listing of the certificates on any securities exchange or on the Nasdaq National Market. There can be no assurance as to the liquidity of any market that may develop for the certificates, the ability of the certificate holders to sell their certificates or the price at which the certificate holders will be able to sell their certificates. Future trading prices of certificates will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities.

  Credit Suisse First Boston Corporation, Banc of America Securities LLC, Chase Securities Inc. and UBS Warburg LLC, the initial purchasers in the offering of the existing certificates, have informed us that they intend to make a market in the certificates. However, they are not obligated to do so and they may terminate any market-making activity at any time without notice to holders of certificates. In addition, this market-making activity will be subject to the limits imposed by federal securities law. If a market for the certificates does not develop, holders may be unable to resell the certificates for an extended period of time, if at all. Consequently, a holder of a certificate may not be able to liquidate its investment readily, and the certificates may not be readily accepted as collateral for loans.

  We are also obligated, following the effectiveness of a registration statement, to maintain our status as a reporting company under the Securities Exchange Act of 1934, as amended (unless the SEC will not accept the filing of the applicable reports), even though the SEC rules and regulations may not require us to maintain that status. If we cease to maintain that status, the interest rate on the lessor notes will be increased by 0.50% per annum for the duration of such cessation (unless the SEC will not accept the filing of the applicable reports). If the SEC will not accept the filing of the applicable reports, it might become more difficult to sell the certificates or to sell them at prices which you consider favorable.

Ratings assigned to the certificates are not investment recommendations and do not assure market value.

  S&P, Moody's and Fitch have assigned a rating to the certificates of BBB-, Baa3 and BBB, respectively. A rating is not a recommendation to purchase, hold or sell certificates because a rating does not address market price or suitability for a particular investor. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant. The rating of the certificates is based primarily on our default risk under the leases.

The inability of Mirant Potomac River, Mirant Peaker, Mirant or Mirant Chalk Point to make payments or distributions to us could have a material adverse effect on our ability to make full and timely payments under the leases.

  The purchase of the Potomac River/Peaker assets by Mirant Potomac River and Mirant Peaker was funded by loans from us and a capital contribution from Mirant. These loans from us are evidenced by notes, which we refer to as the Mirant Potomac River and Mirant Peaker notes. Under a capital contribution agreement, Mirant will cause Mirant Potomac River and Mirant Peaker to distribute to Mirant available cash after each company has made its payments under its note to us. Mirant will contribute or cause these amounts to be contributed to us, and these amounts will be available to make payments under the lease.

  The obligations of Mirant Potomac River and Mirant Peaker to make payments to us under the notes and the obligation of Mirant to make distributions to us under the capital contribution agreement are all unsecured general obligations. As the sole member of Mirant Chalk Point, we will be entitled to all distributions made by Mirant Chalk Point, but any claims of creditors of Mirant Chalk Point will be superior to our rights to distributions from Mirant Chalk Point. The inability of Mirant Potomac River, Mirant Peaker, Mirant or Mirant Chalk Point to make payments or distributions to us could have a material adverse effect on our ability to make full and timely payments under the leases and the other operative documents, and thus could have a material adverse effect on the ability of the pass through trustee to make payments due under the certificates.

                              THIS EXCHANGE OFFER

Purpose and Terms of this Exchange Offer

  The existing certificates were originally sold on December 18, 2000 in an offering that was exempt from the registration requirements of the Securities Act. As of the date of this prospectus, $454 million aggregate principal amount of Series A certificates, $435 million aggregate principal amount of Series B certificates and $335 million aggregate principal amount of Series C certificates are outstanding. In connection with the sale of the existing certificates, we entered into a registration rights agreement in which we agreed to file with the SEC a registration statement with respect to the exchange of existing certificates for new certificates and to use our best efforts to cause the registration statement to become effective by November 9, 2001. Under the registration rights agreement, we also agreed to pay additional interest at a rate of 0.50% per annum on the existing certificates if we failed to consummate this exchange offer on or prior to December 18, 2001 for so long as that failure continued. The additional interest would be payable on the existing certificates on the regular interest payment date. We filed a copy of the registration rights agreement as an exhibit to the registration statement of which this prospectus is a part. This exchange offer satisfies our contractual obligations under the registration rights agreement.

  In addition, there are circumstances where we are required to file a shelf registration statement for resales of the existing certificates.

  We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $454 million aggregate principal amount of outstanding Series A certificates for $454 million aggregate principal amount of Series A certificates which have been registered under the Securities Act, up to $435 million aggregate principal amount of outstanding Series B certificates for $435 million aggregate principal amount of Series B certificates which have been registered under the Securities Act and up to $335 million aggregate principal amount of outstanding Series C certificates for $335 million aggregate principal amount of Series C certificates which have been registered under the Securities Act. We will accept for exchange existing certificates that you properly tender prior to the expiration date and do not withdraw in accordance with the procedures described below. You may tender your existing certificates in whole or in part in integral multiples of $1,000 principal amount.

  This exchange offer is not conditioned upon the tender for exchange of any minimum aggregate principal amount of existing certificates. We reserve the right in our sole discretion to purchase or make offers for any existing certificates that remain outstanding after the expiration date or, as detailed under the caption "--Conditions to this Exchange Offer," to terminate this exchange offer and, to the extent permitted by applicable law, purchase existing certificates in the open market, in privately negotiated transactions or otherwise. The terms of any of these purchases or offers could differ from the terms of this exchange offer. There will be no fixed record date for determining the registered holders of the existing certificates entitled to participate in this exchange offer.

  Only a registered holder of the existing certificates (or the holder's legal representative or attorney-in-fact) may participate in this exchange offer. Holders of existing certificates do not have any appraisal or dissenters' rights in connection with this exchange offer. Existing certificates which are not tendered in, or are tendered but not accepted in connection with, this exchange offer will remain outstanding. We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act and SEC rules and regulations.

  If we do not accept any existing certificates that you tender for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, we will return the unaccepted existing certificates to you, without expense, after the expiration date.

  If you tender existing certificates in connection with this exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing certificates in connection with this exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with this exchange offer. See "--Fees and Expenses."

  Each broker-dealer that receives new certificates for its own account in exchange for existing certificates, where such existing certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new certificates. See "Plan of Distribution."

  Unless the context requires otherwise, the term "holder" with respect to this exchange offer means any person in whose name the existing certificates are registered on the pass through trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any participant in The Depository Trust Company whose name appears on a security position listing as a holder of existing certificates. For purposes of this exchange offer, a participant includes beneficial interests in the existing certificates held by direct or indirect participants and existing certificates held in definitive form.

  We make no recommendation to you as to whether you should tender or refrain from tendering all or any portion of your existing certificates into this exchange offer. In addition, no one has been authorized to make this recommendation. You must make your own decision whether to tender into this exchange offer and, if so, the aggregate amount of existing certificates to tender after reading this prospectus and the letter of transmittal and consulting with your advisors, if any, based on your financial position and requirements.

Expiration Date, Extension and Amendments

  The term "expiration date" means 5:00 p.m., New York City time, on August 15, 2001 unless we extend this exchange offer, in which case the term "expiration date" shall mean the latest date and time to which we extend this exchange offer.


  We expressly reserve the right, at any time or from time to time, so long as applicable law allows,

    (1) to delay our acceptance of existing certificates for exchange;

    (2) to terminate or amend this exchange offer if, in the opinion of our counsel, completing this exchange offer would violate any applicable law, rule or regulation or any SEC staff interpretation; and

    (3) to extend the expiration date and retain all existing certificates tendered into this exchange offer, subject, however, to your right to withdraw your tendered existing certificates as described under "-- Withdrawal Rights."

  If this exchange offer is amended in a manner that we think constitutes a material change, or if we waive any material condition of this exchange offer, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the existing certificates, and we will extend this exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

  We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate this exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement to the public, other than by making a timely release to an appropriate news agency.

Procedures for Tendering the Existing Certificates

  Upon the terms and the conditions of this exchange offer, we will exchange, and we will arrange for the pass through trusts to issue to the exchange agent, new certificates for existing certificates that have been validly tendered, and not validly withdrawn, promptly after the expiration date. The tender by a holder of any existing certificates and our acceptance of that holder's existing certificates will constitute a binding agreement between us and that holder subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal.

 Valid Tender

  Upon the terms and conditions of this exchange offer, we will deliver new certificates in exchange for existing certificates that have been validly tendered and accepted for exchange pursuant to this exchange offer. Except as set forth below, you will have validly tendered your existing certificates pursuant to this exchange offer if the exchange agent receives, prior to the expiration date, at the address listed under the caption "--Exchange Agent":

    (1) a properly completed and duly executed letter of transmittal, with any required signature guarantees, including all documents required by the letter of transmittal; or

    (2) if the existing certificates are tendered in accordance with the book-entry procedures set forth below, the tendering certificate holder may transmit an agent's message (described below) instead of a letter of transmittal.

  In addition, on or prior to the expiration date:

    (1) the exchange agent must receive the existing certificates along with the letter of transmittal; or

    (2) the exchange agent must receive a timely book-entry confirmation (described below) of a book-entry transfer of the tendered existing certificates into the exchange agent's account at The Depository Trust Company according to the procedure for book-entry transfer described below, along with a letter of transmittal or an agent's message in lieu of the letter of transmittal; or

    (3) the holder must comply with the guaranteed delivery procedures described below.

  Accordingly, we may not make delivery of new certificates to all tendering holders at the same time since the time of delivery will depend upon when the exchange agent receives the existing certificates, book-entry confirmations with respect to existing certificates and the other required documents.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of existing certificates into the exchange agent's account at The Depository Trust Company. The term "agent's message" means a message, transmitted by The Depository Trust Company to and received by the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant.

  If you tender less than all of your existing certificates, you should fill in the amount of existing certificates you are tendering in the appropriate box on the letter of transmittal or, in the case of a book-entry transfer, so indicate in an agent's message if you have not delivered a letter of transmittal. The entire amount of existing certificates delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

  If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and, unless waived by us, you must submit evidence satisfactory to us, in our sole discretion, of that person's authority to so act.

  If you are a beneficial owner of existing certificates that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, we urge you to contact this entity promptly if you wish to participate in this exchange offer.

  The method of delivery of the existing certificates, the letter of transmittal and all other required documents is at your option and at your sole risk, and delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery and you should obtain proper insurance. Do not send any letter of transmittal or existing certificates to Mirant Mid-Atlantic. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you.

 Book-Entry Transfer

  Holders who are participants in The Depository Trust Company tendering by book-entry transfer must execute the exchange through the Automated Tender Offer Program of The Depository Trust Company on or prior to the expiration date. The Depository Trust Company will verify this acceptance and execute a book-entry transfer of the tendered existing certificates into the exchange agent's account at The Depository Trust Company. The Depository Trust Company will then send to the exchange agent a book-entry confirmation including an agent's message confirming that The Depository Trust Company has received an express acknowledgment from the holder that the holder has received and agrees to be bound by the letter of transmittal and that the exchange agent and we may enforce the letter of transmittal against such holder. The book-entry confirmation must be received by the exchange agent in order for the exchange to be effective.

  The exchange agent will make a request to establish an account with respect to the existing certificates at The Depository Trust Company for purposes of this exchange offer within two business days after the date of this prospectus unless the exchange agent already has established an account with The Depository Trust Company suitable for this exchange offer.

  Any financial institution that is a participant in The Depository Trust Company's book-entry transfer facility system may make a book-entry delivery of the existing certificates by causing The Depository Trust Company to transfer these existing certificates into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfers.

  If the tender is not made through the Automated Tender Offer Program, you must deliver the existing certificates and the applicable letter of transmittal, or a facsimile of the letter of transmittal, properly completed and duly executed, with any required signature guarantees, or an agent's message in lieu of a letter of transmittal, and any other required documents to the exchange agent at its address listed under the caption "--Exchange Agent" prior to the expiration date, or you must comply with the guaranteed delivery procedures set forth below in order for the tender to be effective.

  Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent and book-entry transfer to The Depository Trust Company in accordance with its procedures does not constitute delivery of the book-entry confirmation to the exchange agent.

 Signature Guarantees

  Signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are only required if:

    (1) existing certificates are registered in a name other than that of the person submitting a letter of transmittal or a notice of withdrawal; or

    (2) a registered holder completes the section entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. See "Instructions" in the letter of transmittal.

  In the case of (1) or (2) above, you must duly endorse the existing certificates or they must be accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in

Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution" that is a member of a medallion guarantee program, unless these existing certificates are surrendered on behalf of that eligible guarantor institution. An "eligible guarantor institution" includes the following:

  .  a bank;

  . a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

  .  a credit union;

  . a national securities exchange, registered securities association or clearing agency; or

  .  a savings association.

 Guaranteed Delivery

  If you desire to tender existing certificates into this exchange offer and:

    (1) the existing certificates are not immediately available;

    (2) time will not permit delivery of the existing certificates and all required documents to the exchange agent on or prior to the expiration date; or

    (3) the procedures for book-entry transfer cannot be completed on a timely basis;

you may nevertheless tender the existing certificates, provided that you comply with all of the following guaranteed delivery procedures:

    (1) tender is made by or through an eligible guarantor institution;

    (2) prior to the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal. This eligible guarantor institution may deliver the Notice of Guaranteed Delivery by hand or by facsimile or deliver it by mail to the exchange agent and must include a guarantee by this eligible guarantor institution in the form in the Notice of Guaranteed Delivery; and

    (3) within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the exchange agent must receive:

    . the existing certificates, or book-entry confirmation, representing all tendered existing certificates, in proper form for transfer;

    . a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal, with any required signature guarantees; and

    .  any other documents required by the letter of transmittal.

 Determination of Validity

  . We have the right, in our sole discretion, to determine all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered existing certificates. Our determination will be final and binding on all parties.

  . We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders of existing certificates that we determine are not in proper form.

  . We reserve the absolute right, in our sole and absolute discretion, to refuse to accept for exchange a tender of existing certificates if our counsel advises us that the tender is unlawful.

  . We also reserve the absolute right, so long as applicable law allows, to waive any of the conditions of this exchange offer or any defect or irregularity in any tender of existing certificates of any particular holder whether or not similar defects or irregularities are waived in the case of other holders.

  . Our interpretation of the terms and conditions of this exchange offer, including the letter of transmittal and the instructions relating to it, will be final and binding on all parties.

  . We will not consider the tender of existing certificates to have been validly made until all defects or irregularities with respect to the tender have been cured or waived.

  . We, our affiliates, the exchange agent, and any other person will not be under any duty to give any notification of any defects or irregularities in tenders and will not incur any liability for failure to give this notification.

Acceptance for Exchange for the New Certificates

  For each existing certificate accepted for exchange, the holder of the existing certificate will receive a new certificate having a principal amount equal to that of the surrendered existing certificate. The new certificates will bear interest from the most recent date to which interest has been paid on the existing certificates. Accordingly, registered holders of new certificates on the relevant record date for the first interest payment date following the completion of this exchange offer will receive interest accruing from the most recent date to which interest has been paid. Existing certificates accepted for exchange will cease to accrue interest from and after the date of completion of this exchange offer. Holders of existing certificates whose existing certificates are accepted for exchange will not receive any payment for accrued interest on the existing certificates otherwise payable on any interest payment date the record date for which occurs on or after completion of this exchange offer and will be deemed to have waived their rights to receive the accrued interest on the existing certificates.

  Upon satisfaction or waiver of all of the conditions of this exchange offer, we will accept, promptly after the expiration date, all existing certificates properly tendered and will arrange for the pass through trusts to issue the new certificates promptly after acceptance of the existing certificates. See "--Conditions to this Exchange Offer." Subject to the terms and conditions of this exchange offer, we will be deemed to have accepted for exchange, and exchanged, existing certificates validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent, with any oral notice promptly confirmed in writing by us, of our acceptance of these existing certificates for exchange in this exchange offer. The exchange agent will act as our agent for the purpose of receiving tenders of existing certificates, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving existing certificates, letters of transmittal and related documents and transmitting new certificates to holders who validly tendered existing certificates. The exchange agent will make the exchange promptly after the expiration date. If for any reason whatsoever:

  . the acceptance for exchange or the exchange of any existing certificates tendered in this exchange offer is delayed, whether before or after our acceptance for exchange of existing certificates;

  .  we extend this exchange offer; or

  . we are unable to accept for exchange or exchange existing certificates tendered in this exchange offer;

then, without prejudice to our rights set forth in this prospectus, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered existing certificates and these existing certificates may not be withdrawn unless tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

Interest

  For each existing certificate that we accept for exchange, the existing certificate holder will receive a new certificate having a principal amount and final distribution date equal to that of the surrendered existing certificate. Interest on the new certificates will accrue from December 18, 2000, the original issue date of the existing certificates or from the last interest payment date on which interest was paid on the existing certificates tendered for exchange. June 30, 2001 is the first scheduled interest distribution date.

Resales of the New Certificates

  Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new certificates may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

  .  you acquire any new certificate in the ordinary course of your business;

  . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new certificates;

  . you are not a broker-dealer who purchased existing certificates directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

  .  you are not an "affiliate" (as defined in Rule 405 under the Securities
     Act) of our company.

  If our belief is inaccurate and you transfer any new certificate without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your certificates from these requirements, you may incur liability under the Securities Act. We do not assume any liability or indemnify you against any liability under the Securities Act.

  Each broker-dealer that is issued new certificates for its own account in exchange for existing certificates must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new certificates. A broker-dealer that acquired existing certificates for its own account as a result of market-making or other trading activities may use this prospectus for an offer to resell, resale or other retransfer of the new certificates.

Withdrawal Rights

  Except as otherwise provided in this prospectus, you may withdraw your tender of existing certificates at any time prior to the expiration date.

  In order for a withdrawal to be effective, you must deliver a written, telegraphic or facsimile transmission of a notice of withdrawal to the exchange agent at any of its addresses listed under the caption "--Exchange Agent" prior to the expiration date.

  Each notice of withdrawal must specify:

    (1) the name of the person who tendered the existing certificates to be withdrawn;

    (2) the aggregate principal amount of existing certificates to be withdrawn; and

    (3) if certificates for existing certificates have been tendered, the name of the registered holder of the existing certificates as set forth on the existing certificates, if different from that of the person who tendered these existing certificates.

  If you have delivered, or otherwise identified to the exchange agent, certificates for existing certificates, the notice of withdrawal must specify the serial numbers on the particular certificates for the existing certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution, except in the case of existing certificates tendered for the account of an eligible guarantor institution.

  If you have tendered existing certificates in accordance with the procedures for book-entry transfer listed in "--Procedures for Tendering the Existing Certificates--Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawal of existing certificates and must otherwise comply with the procedures of The Depository Trust Company.

  You may not rescind a withdrawal of your tender of existing certificates.

  We will not consider existing certificates properly withdrawn to be validly tendered for purposes of this exchange offer. However, you may retender existing certificates at any subsequent time prior to the expiration date by following any of the procedures described above in "--Procedures for Tendering Existing Certificates."

  We, in our sole discretion, will determine all questions as to the validity, form and eligibility, including time of receipt, of any withdrawal notices. Our determination will be final and binding on all parties. We, our affiliates, the exchange agent and any other person have no duty to give any notification of any defects or irregularities in any notice of withdrawal and will not incur any liability for failure to give any such notification.

  We will return to the holder any existing certificates that have been tendered but which are withdrawn promptly after the withdrawal.

Conditions to this Exchange Offer

  Notwithstanding any other provisions of this exchange offer or any extension of this exchange offer, we will not be required to accept for exchange, or to exchange, any existing certificates. We may terminate this exchange offer, whether or not we have previously accepted any existing certificates for exchange, or we may waive any conditions to or amend this exchange offer, if we determine in our sole and absolute discretion that this exchange offer would violate applicable law or regulation or any applicable interpretation of the staff of the SEC.

Exchange Agent

  We have appointed State Street Bank and Trust Company as exchange agent for this exchange offer. You should direct all deliveries of the letters of transmittal and any other required documents, questions, requests for assistance and requests for additional copies of this prospectus or of the letters of transmittal to the exchange agent as follows:

  State Street Bank and Trust Company
  2 Avenue de Lafayette
  Corporate Trust, 5th Floor
  Boston, Massachusetts 02111-1724
  Attention: Ralph Jones
  Telephone No.: (617) 662-1548
  Facsimile No.: (617) 662-1452

  or:

  State Street Bank and Trust Company
  Corporate Trust
  P.O. Box 778
  Boston, Massachusetts 02102-0778
  Attention: Ralph Jones
  Telephone No.: (617) 662-1548
  Facsimile No.: (617) 662-1452

  Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

  We will bear the expenses of soliciting tenders of the existing certificates. We will make the initial solicitation by mail; however, we may decide to make additional solicitations personally or by telephone or other means through our officers, agents, directors or employees.

  We have not retained any dealer-manager or similar agent in connection with this exchange offer and we will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. We have agreed to pay the exchange agent and pass through trustee reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus and related documents to the beneficial owners of existing certificates, and in handling or tendering certificates for their customers.

Transfer Taxes

  Holders who tender their existing certificates will not be obligated to pay any transfer taxes in connection with the exchange, except that if:

  . you want us to deliver new certificates to any person other than the registered holder of the existing certificates tendered;

  . you want the pass through trusts to issue the new certificates in the name of any person other than the registered holder of the existing certificates tendered; or

  . a transfer tax is imposed for any reason other than the exchange of existing certificates in connection with this exchange offer then you will be liable for the amount of any transfer tax, whether imposed on the registered holder or any other person. If you do not submit satisfactory evidence of payment of such transfer tax or exemption from such transfer tax with the letter of transmittal, the amount of this transfer tax will be billed directly to the tendering holder.

Consequences of Exchanging or Failing to Exchange Existing Certificates

  Holders of existing certificates who do not exchange their existing certificates for new certificates in this exchange offer will continue to be subject to the provisions of the pass through trust agreements regarding transfer and exchange of the existing certificates and the restrictions on transfer of the existing certificates set forth on the legend on the existing certificates. In general, the existing certificates may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

  Based on interpretations by the staff of the SEC, as detailed in no-action letters issued to third parties, we believe that new certificates issued in this exchange offer in exchange for existing certificates may be offered for resale, resold or otherwise transferred by you (unless you are an "affiliate" of our company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new certificates are acquired in the ordinary course of your business, you have no arrangement or understanding with any person to participate in the distribution of these new certificates and you are not a broker-dealer who purchased existing certificates directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act. However, we do not intend to request the SEC to consider, and the SEC has not considered, this exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to this exchange offer.

  Each holder must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new certificates and has no arrangement or understanding to participate in a distribution of new certificates. If any holder is an affiliate of our company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the new certificates to be acquired pursuant to this exchange offer, the holder:

  . cannot rely on the applicable interpretations of the staff of the SEC, and

  . must comply with the registration and prospectus delivery requirements of the Securities Act.

  Each broker-dealer that receives new certificates for its own account in exchange for existing certificates, where such existing certificates were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new certificates. See "Plan of Distribution."

  In addition, to comply with state securities laws, the new certificates may not be offered or sold in any state unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new certificates to "qualified institutional buyers" (as defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of the new certificates in any state where an exemption from registration or qualification is required and not available.

                      RATIO OF EARNINGS TO FIXED CHARGES

  For the three months ended March 31, 2001 and for the period from July 12, 2000 (inception) through December 31, 2000, the ratio of our earnings to fixed charges was 4.1 and 2.5, respectively. Due to our July 12, 2000 inception date and because we began operations on December 19, 2000, we cannot calculate a ratio of earnings to fixed charges for any prior periods. For the purposes of calculating the ratio of earnings available to cover fixed charges:

  . earnings consist of income from continuing operations less fixed charges excluding capitalized interest, and


  . fixed charges consist of interest on borrowings (whether expensed or capitalized), related amortization and the interest component of rent expense.

                                USE OF PROCEEDS

  Neither we nor the pass through trusts will receive any cash proceeds from the issuance of the new certificates offered in this exchange offer. In consideration for issuing the new certificates as contemplated in this prospectus, the pass through trusts will receive in exchange existing certificates in like principal amount.

  The existing certificates surrendered in exchange for new certificates will be retired and canceled and cannot be reissued. Accordingly, issuance of the new certificates will not result in a change in our lease rental obligations.

  The existing certificates were issued and sold in order to provide the debt portion of the lease transactions we entered into with respect to the leased facilities. The pass through trusts used the $1,224 million of proceeds from the sale of the existing certificates to purchase $1,224 million of lessor notes issued by the owner lessors. The owner lessors used approximately $973 million of the proceeds from the sale of the lessor notes, together with approximately $227 million of equity contributed to the owner lessors by the owner participants, to purchase their undivided interests in the Morgantown leased facility from Pepco. Similarly, the owner lessors used approximately $251 million of the proceeds from the sale of the lessor notes, together with approximately $49 million of equity contributed to the owner lessors by the owner participants, to purchase their undivided interests in the Dickerson leased facility from Pepco. In addition, the owner participants directly or through the owner lessors, paid $22.5 million of the transaction expenses associated with the lease transactions. We paid for transaction expenses totaling approximately $8.5 million associated with the lease transactions.

                                CAPITALIZATION

  The following table sets forth our consolidated capitalization as of March 31, 2001 and December 31, 2000. Please note that members' equity does not include the Mirant Potomac River and Mirant Peaker equity investments, which have aggregate capitalization values of approximately $437 million and $405 million at March 31, 2001 and December 31, 2000, respectively. You should read the information in this table together with our consolidated financial statements and the related notes and with "Selected Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                    As of            As of
                                                March 31, 2001 December 31, 2000
                                                -------------- -----------------
                                                (in millions)    (in millions)
       Debt....................................     $   75          $   75
       Members' equity.........................      2,872           2,694
                                                    ------          ------
         Total debt and members' equity........     $2,947          $2,769
                                                    ======          ======

  Our leases of the leased facilities are accounted for as operating leases and are not reflected in our balance sheet; however, if they were treated as direct financing capital leases, they would have a value of $1,500 million. As of March 31, 2001, our future minimum rent obligations under the leases are (rounded to millions) $196 million for the nine months ended December 31, 2001, $170 million for 2002, $151 million for 2003, $122 million for 2004,
$116 million for 2005 and a total of $2,351 million for the remaining terms of the leases.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  You should read the following discussion in conjunction with "Risk Factors," "Selected Financial Information" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

Overview

  We are an indirect wholly-owned subsidiary of Mirant that was formed, along with our subsidiaries, in conjunction with the acquisition of the transaction assets from Pepco which occurred on December 19, 2000. Prior to the acquisition of these assets from Pepco, we had no operating history.

  As a part of the acquisition, we or our subsidiaries acquired directly from Pepco the peaking units at the Dickerson and Morgantown generating facilities, the Chalk Point generating facility (except for the combustion turbines and the Southern Maryland Electric Cooperative combustion turbine), three ash storage facilities, the Piney Point oil pipeline and the production service center. The owner lessors acquired undivided interests in the baseload units at the Dickerson and Morgantown generating facilities directly from Pepco, and we lease the Dickerson and Morgantown baseload units from the owner lessors. Our subsidiary Mirant D.C. O&M, LLC, which we will refer to as Mirant D.C. Operator, provides operations and maintenance services to the Buzzard Point and Benning generating stations in Washington, D.C. that Pepco continues to own.

  Mirant Potomac River and Mirant Peaker, direct subsidiaries of Mirant, were also recently formed in conjunction with the acquisition of the transaction assets from Pepco. Mirant Potomac River and Mirant Peaker acquired the Potomac River generating facility and the Chalk Point combustion turbines (including the rights and obligations with respect to the Southern Maryland Electric Cooperative combustion turbine), respectively, directly from Pepco. These purchases by Mirant Potomac River and Mirant Peaker were funded by loans from us evidenced by notes and a capital contribution from Mirant. Under the capital contribution agreement, Mirant will cause, unless prohibited by law, Mirant Potomac River and Mirant Peaker to make distributions to Mirant, at least once per quarter, of all cash available after taking into account projected cash requirements, including mandatory debt service, prepayments permitted under the Mirant Potomac River and the Mirant Peaker notes, and maintenance reserves, as reasonably determined by Mirant. Mirant will contribute or cause these amounts to be contributed to us. We estimate that payments to us in respect of the Potomac River/Peaker assets will contribute 12% of our net revenues on average during the term of the certificates.

  We expect the majority of our revenues to be derived from sales of capacity, energy and ancillary services from the generating facilities owned or leased by us into the PJM spot and forward markets, with the balance of our revenues derived from sales to other competitive power markets or from bilateral contracts. The market for wholesale electric energy and energy services in the PJM market is largely deregulated. Our revenues and results of operations depend, in large part, upon prevailing market prices for energy, capacity and ancillary services in the PJM market and other competitive markets.

  We have entered into a power sales agreement and a separate services and risk management agreement with Mirant Americas Energy Marketing, both of which are described in greater detail in "Relationships with Affiliates and Related Transactions--Our Arrangements with Mirant Americas Energy Marketing." Both of these agreements expire on December 31, 2001, but may be renewed annually.

  As part of our services and risk management agreement with Mirant Americas Energy Marketing, Mirant Americas Energy Marketing procures fuel and emissions credits necessary for the operation of the generating facilities owned or leased by us, the cost of which is charged to us based upon actual costs incurred by Mirant Americas Energy Marketing. Mirant Americas Energy Marketing also procures or advises us to procure business interruption insurance, the costs of which is charged to us. Our expenses are primarily derived from the ongoing maintenance and operations of the generating facilities owned or leased by us, capital expenditures needed to ensure their continued safe and environmentally compliant operation and our obligation to make rental payments under the leases.

Results of Operations

  Neither Mirant Potomac River, Mirant Peaker, we, nor any of our subsidiaries have any operating history prior to December 19, 2000. Prior to the acquisition of the transaction assets from Pepco, the transaction assets were fully integrated with Pepco's utility operations and all results of operations were consolidated into Pepco's financial statements. Due to the regulated nature of Pepco's utility operations and the differences inherent in the manner in which we expect to operate the generating facilities in the PJM market, historical financial results prior to December 19, 2000 would not be meaningful or indicative of our ability to operate the transaction assets or to generate revenues. As a result, this Management's Discussion and Analysis of Financial Condition and Results of Operations reflects the operations of Mirant Mid-Atlantic beginning December 19, 2000 and excludes a discussion of, or comparison with, prior periods.

For the Three Months Ended March 31, 2001

 Revenues

  Operating revenues for the period were approximately $281 million. Revenues primarily consisted of $195 million of energy revenues, $64 million of capacity revenues and $22 million of other revenues.

 Operating Expenses

  Operating expenses of $216 million consisted of expenses for facility operations, maintenance and labor. Operations expenses included fuel, electricity and other product purchases of $127 million, of which $43 million was for coal, $34 million was for oil, $6 million was for natural gas and $44 million was for power. Labor expenses totaled $20 million and maintenance expenses totaled $7 million.

 Rental Expenses

  Operating lease expense (also referred to as rental fees) related to the leased generating facilities totaled $24 million.

 Depreciation and Amortization

  Depreciation and amortization expenses were $18 million. Depreciation expenses amounted to $9 million, primarily related to the generating facilities, which are being depreciated over an average of approximately
32 years. Amortization expense amounted to $9 million and related primarily to amortization of goodwill.

 Selling, General and Administrative Expenses

  Selling, general and administrative expenses for the period totaled $6 million, and consist primarily of costs for insurance, outside legal and other contract services, information technology, telephone and office administration as well as the service fee from Mirant Americas Energy Marketing under the terms of the Services and Risk Management Agreement.

 Other Income and Expense

  Other income included $6 million of interest income from related parties and an investment account, interest expense of $2 million related to a $75 million note payable to a related party and financing fees of $1 million.

For the Period from July 12, 2000 (Inception) through December 31, 2000

 Revenues

  Operating revenues for the period were approximately $40 million. Revenues primarily consisted of $39 million of energy revenues and $1 million of other revenues.

 Operating Expenses

  Operating expenses of $32 million consisted of expenses for facility operations, maintenance and labor. Operations expenses included fuel, electricity and other product purchases of $14 million, of which $9 million was for coal, $4 million was for oil and $1 million was for power. Labor expenses totaled $3 million.

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

 Rental Expenses

  Operating lease expense (also referred to as rental fees) related to the leased generating facilities totaled $3 million.

 Depreciation and Amortization

  Depreciation and amortization expenses were $2 million. Depreciation expenses amounted to $1 million, primarily related to the generating facilities, which are being depreciated over an average of approximately 32 years. Amortization expense amounted to $1 million and related primarily to amortization of goodwill.

 Selling, General and Administrative Expenses

  Selling, general and administrative expenses for the period totaled $6 million, including $5 million in non-recurring charges. The remaining $1 million included costs for insurance, outside legal and other contract services, information technology, telephone and office administration as well as the service fee from Mirant Americas Energy Marketing under the terms of the Services and Risk Management Agreement.

 Other Income and Expense

  Other income included $1 million of interest income from related parties and an investment account. Financing fees of approximately $4 million were recognized related to the cancellation of a $1.5 billion bank commitment letter in December 2000.

Liquidity and Capital Resources

  Cash flows provided through operations are expected to be sufficient to cover our ongoing expenses and capital expenditures. In addition to these cash flows, we have a dedicated working capital facility in the amount of $150 million from our indirect parent, Mirant Americas Generation. As of March 31, 2001 and December 31, 2000, $75 million was outstanding under the facility. Further, should the need arise, we have the ability to incur additional debt as described in the lease documents (see "Description of the Certificates-- Covenants").

  We are required to make semi-annual rental payments under the leases. As of March 31, 2001, the future rent obligations associated with the leases are (rounded to millions) $196 million for the nine months ended December 31, 2001, $170 million in 2002, $151 million in 2003, $122 million in 2004, $116 million in 2005 and a total of $2,351 million for the remaining terms of the leases. A substantial amount of the projected cash flows will be used to service these payment obligations in addition to ongoing operating expenses and other expenses.

  We have budgeted expenditures for environmental compliance, capital improvements and repairs in connection with the ongoing maintenance and operations of the generating facilities. For the period from 2001 through 2010, capital expenditures are expected to total approximately $654 million, including approximately $280 million for expenditures associated with environmental compliance.


  We expect our cash and financing needs over the next several years to be met through a combination of cash flows from operations and debt financings. Operating cash flows along with drawings under the dedicated working capital facility from our indirect parent, Mirant Americas Generation, are expected to provide sufficient liquidity for new investments, working capital and capital expenditure needs for the next 12 months.

Seasonality

  Our revenues are expected to be seasonal and affected by unusual weather conditions. Short-term prices for capacity, energy and ancillary services in the PJM market are particularly impacted by weather conditions. Peak demand for electricity typically occurs during the summer months, caused by the increased use of air-conditioning. Cooler than normal temperatures during months that are normally warm may lead to reduced use of air-conditioners, which would reduce short-term demand for capacity, energy and ancillary services and lead to a reduction in wholesale prices. Cooler than normal temperatures during the Spring of 2001 will likely cause our revenues during those months to be less than expected.


Quantitative and Qualitative Disclosures about Market Risk

  Market risk is the potential loss that we may incur as a result of changes in the fair value of a particular instrument or commodity. All financial and commodities-related instruments, including derivatives, are subject to market risk. Through various hedging mechanisms, primarily contractual arrangements with Mirant Americas Energy Marketing, we attempt to mitigate some of the impact of changes in energy prices and fuel costs on our results of operations.

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

  We engage in commodity-related marketing and price risk management activities, through Mirant Americas Energy Marketing, in order to hedge market risk and exposure to electricity and to natural gas, coal and other fuels utilized by our generation assets. These financial instruments primarily include forwards, futures and swaps. Prior to January 1, 2001, when we adopted Statement of Financial Accounting Standards No. 133, the gains and losses related to these derivatives were recognized in the same period as the settlement of underlying physical transactions. These realized gains and losses are included in operating revenues and operating expenses in the accompanying consolidated statement of income for the period from July 12, 2000 (inception) through December 31, 2000. Subsequent to the adoption of SFAS No. 133 on January 1, 2001, these derivative instruments are recorded in the consolidated balance sheet as either assets or liabilities measured at fair value, and changes in the fair value are recognized currently in earnings, unless specific hedge accounting criteria are met. If the criteria for hedge accounting are met, changes in the fair value are recognized in other comprehensive income until such time as the underlying physical transaction is settled and the gains and losses related to these derivatives are recognized in earnings. Contractual commitments expose us to both market risk and credit risk.

  We maintain clear policies for undertaking risk-mitigating actions that may become necessary when measured risks temporarily exceed limits as a result of market conditions. To the extent an open position exists, fluctuating commodity prices can impact financial results and financial position, either favorably or unfavorably. As a result, we cannot predict with precision the impact that our risk management decisions may have on our businesses, operating results or financial position. Mirant Americas Energy Marketing manages price market risk for us through formal oversight groups, which include senior management, mechanisms that independently verify transactions and measure risk and the use of a value-at-risk methodology on a daily basis. We bear all gains and losses of the price market risk activities conducted by Mirant Americas Energy Marketing on our behalf.

  Mirant Mid-Atlantic employs a systematic approach to the evaluation and management of risk associated with its marketing and risk management-related commodity contracts, including Value-at-Risk ("VaR"). VaR is defined as the maximum loss that is not expected to be exceeded with a given degree of confidence and over a specified holding period.

  Mirant Mid-Atlantic uses a 95% confidence interval and holding periods that vary by commodity and tenor to evaluate its VaR exposure. Based on a 95% confidence interval and employing a one-day holding period for all positions, Mirant Mid-Atlantic's portfolio of positions had a VaR of $4 million at March 31, 2001. During the three months ended March 31, 2001 and the period from July 12, 2000 (inception) through December 31, 2000 the actual daily change in fair value did not exceed the corresponding daily VaR calculation. Mirant Mid-Atlantic also utilizes additional risk control mechanisms such as commodity position limits and stress testing of the total portfolio and its components.

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                          ABOUT US AND OUR AFFILIATES

Mirant Mid-Atlantic and its Subsidiaries

  We are a Delaware limited liability company and an indirect wholly-owned subsidiary of Mirant. We were formed on July 12, 2000 to acquire, own, lease and operate a portion of the transaction assets. Specifically, we own the Dickerson and Morgantown generating facilities, except the leased facilities, which we lease from the owner lessors, and we own the engineering and maintenance facility. We operate both the Dickerson and Morgantown generating facilities, including the leased facilities.

  The mailing address of our principal executive offices is 1155 Perimeter Center West, Atlanta, Georgia 30338-4780. Our telephone number is (678) 579-5000.

  Our subsidiaries, each of which is a Delaware limited liability company, are:

  . Mirant Chalk Point, which was formed on August 2, 2000 to acquire, own and operate the multi-fuel electric generating facility commonly referred to as the Chalk Point station, including all baseload and cycling units, but excluding the peaking units;

  . Mirant D.C. Operator, which was formed on August 2, 2000 to enter into an agreement with Pepco to operate and maintain two oil-fired peaking facilities owned by Pepco, the Buzzard Point and Benning generating stations;

  . Mirant Piney Point, which was formed on August 2, 2000 to own and operate the Piney Point oil pipeline which serves the Chalk Point and Morgantown generating facilities; and

  . Mirant Ash Management, which was formed on August 24, 2000 to own and operate the Westland, Brandywine and Faulkner ash storage facilities.

Mirant Potomac River and Mirant Peaker

  . Mirant Potomac River is a Delaware limited liability company that was formed on August 2, 2000 to acquire, own and operate the coal-fired generating facility commonly referred to as the Potomac River generating facility. Mirant Potomac River is a direct wholly-owned subsidiary of Mirant.

  . Mirant Peaker is a Delaware limited liability company that was formed on August 25, 2000 to acquire and own the six combustion turbine units at the Chalk Point generating facility and to acquire the rights and obligations with respect to the Southern Maryland Electric Cooperative combustion turbine, which is located at the Chalk Point generating facility. Mirant Peaker is a direct wholly-owned subsidiary of Mirant.

  The purchases of the Potomac River generating facility and the Chalk Point combustion turbines (including the rights and obligations with respect to the Southern Maryland Electric Cooperative combustion turbine) by Mirant Potomac River and Mirant Peaker, respectively, were funded by capital contributions from Mirant and loans from us evidenced by notes. Under the capital contribution agreement, Mirant will cause, unless prohibited by law, Mirant Potomac River and Mirant Peaker to make distributions to Mirant, at least once per quarter, of all cash available after taking into account projected cash requirements, including mandatory debt service, prepayments permitted under the Mirant Potomac River and the Mirant Peaker notes, and maintenance reserves, as reasonably determined by Mirant. Mirant will contribute or cause these amounts to be contributed to us.

  Neither Mirant Potomac River, Mirant Peaker, we, nor any of our subsidiaries owned any assets or engaged in any business prior to the acquisition of the transaction assets from Pepco.

Mirant Corporation

  Our indirect parent, Mirant, is a global competitive energy company with leading energy marketing and risk-management expertise. Mirant has extensive operations in North America, Europe and Asia. Mirant owns or controls more than 20,000 MW of electric generating capacity around the world, with approximately another

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

9,000 MW of additional electric generating capacity under development in North America. Mirant develops, constructs, owns and operates power plants, and sells wholesale electricity, gas and other energy-related commodity products. Mirant considers a project to be under development when it has contracted to purchase machinery for the project, it owns or controls the project site and it is in the permitting process. These projects may or may not have received all of the necessary permits and approvals to begin construction. Mirant cannot provide assurance that these projects or pending acquisitions will be completed. In North America, Mirant also controls access to approximately 3.7 billion cubic feet per day of natural gas production, more than 2.1 billion cubic feet per day of natural gas transportation and approximately 41 billion cubic feet of natural gas storage.

  Mirant has ownership and control of power generation and natural gas assets and energy marketing operations in North America and generation, transmission and distribution operations in South America and the Caribbean. Mirant owns and leases power plants in North America with a total generation capacity of over 12,300 MW, and it controls over 2,500 MW of additional generating capacity through management contracts.

  In Europe, Mirant owns a 49% economic interest in Western Power Distribution Holdings U.K., whose subsidiaries distribute electricity to approximately 1.4 million end-users in southwest England and approximately 1 million end-users in South Wales. Mirant also owns a 49% economic interest in WPD Limited, which provides water and wastewater treatment services to most of Wales and adjoining parts of England. A binding sale agreement has been signed to sell the water and wastewater treatment services business, subject to the satisfaction of certain conditions. Mirant also owns a 26% interest and plans to purchase an additional 19% interest in Bewag, an electric utility serving over 2 million customers in Berlin, Germany. Mirant's European marketing and risk management business trades power in the Nordic energy markets, as well as in Germany, the Netherlands and Switzerland.

  Mirant, through wholly owned subsidiaries, owns Mirant Asia-Pacific, one of Asia's largest independent power producers with experience in developing, constructing, owning and operating electric power generation facilities in Asia. The majority of Mirant Asia-Pacific's assets are located in the Philippines, with additional assets located in China and Australia. Mirant has a net ownership interest of approximately 3,100 MW of generation capacity in the Philippines and China, with ownership interest of another 250 MW under construction in the Philippines and another 60 MW under construction in China, a coal mining company in Australia and a development team and corporate staff based in Hong Kong. Mirant is currently conducting business development activities in six countries: Australia, China, India, the Philippines, South Korea and Singapore. Most of Mirant's revenues in the Asia-Pacific region have been derived from contracts with government entities or regional power boards and are predominantly linked to the U. S. dollar to mitigate foreign currency exchange risk.

  Mirant was formerly a wholly-owned subsidiary of Southern Company. In October 2000, Mirant closed an initial public offering of 66.7 million shares, or 19.7%, of its common stock. On April 2, 2001, Southern Company distributed the remaining shares of Mirant's common stock to holders of Southern Company's common stock and Mirant ceased being its subsidiary. In April 2001, Mirant was added to the S&P 500 index. For more information on the distribution, see Southern Company's Information Statement filed on Form 8-K with the SEC on March 6, 2001.

  Obligations under the leases are not obligations of, or guaranteed by, Southern Company, Mirant or any of their respective affiliates, other than any credit support provided by Mirant as described under "Description of the Certificates--Covenants--Credit Support."

Mirant Americas Generation, Inc.

  Mirant Americas Generation, our indirect parent, is an indirect wholly-owned subsidiary of Mirant that was formed on May 12, 1999 for the purpose of financing, acquiring, owning, operating and maintaining the bulk of Mirant's North American generating assets. The remainder of Mirant's North American assets are held by separate subsidiaries of Mirant. Mirant Americas Generation currently owns or controls approximately 12,500 MW of electricity generation capacity, which includes 236 MW under construction, all of which is located in the United States.

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

Mirant Americas Energy Marketing

  Mirant Americas Energy Marketing is an indirect wholly-owned subsidiary of Mirant. It engages in the marketing and risk management of energy and energy-linked commodities, including electricity, natural gas, oil, coal and emissions allowances in North America. Mirant Americas Energy Marketing is a leading energy marketer in North America. Mirant Americas Energy Marketing was ranked by Power Markets Weekly as the sixth largest North American power marketer for year 2000 and by Gas Daily as the tenth largest North American gas marketer for year 2000. Mirant Americas Energy Marketing is one of only five companies to be included in the top 10 of both of these rankings.

  Mirant Americas Energy Marketing procures fuel for and markets electricity generated by us and Mirant's North American facilities that are not committed under long-term contracts. In addition, Mirant Americas Energy Marketing provides marketing of these and other energy-linked commodities to third parties. Mirant Americas Energy Marketing employees are located primarily in Atlanta, with a staff divided between marketing, asset optimization, logistics, risk control, information technology and other support functions. In 2000, Mirant Americas Energy Marketing marketed an average of 6.9 billion cubic feet of natural gas per day and sold 203 million MWh of electricity. Mirant Americas Energy Marketing owns two seats on and is a member of the New York Mercantile Exchange and is a FERC licensed national energy wholesaler.

  Mirant Americas Energy Marketing's strategy is to be the marketer and risk manager for affiliates and third parties, including Mirant's North American generating assets, gas production from BP Amoco p.l.c., Pan-Alberta Gas Supply Ltd. and Canadian West Gas Supply and other third-party assets. Mirant Americas Energy Marketing's primary responsibilities are asset optimization and the management and coordination of the flow of energy commodities. We believe that Mirant Americas Energy Marketing's energy marketing and risk management expertise and risk controls will add value to our assets. Over the next decade, we expect Mirant Americas Energy Marketing to take advantage of the expected deregulation of the energy business to build upon its position as a leading energy marketer in North America through its marketing and risk management expertise, risk controls and information systems.

  Mirant Americas Energy Marketing has created a comprehensive control and risk management organization to manage and mitigate market price risk, credit risk and operational risk. Key processes executed by this organization include order entry and transaction verification, control of structured transactions., internal and external counterparty credit evaluation, value at risk limits, stress tests, close monitoring of all positions and value at risk and independent daily marked-to-market portfolio evaluation.

Mirant Americas Development, Inc.

  Mirant Americas Development, Inc. ("Mirant Development") is an indirect wholly-owned subsidiary of Mirant. Mirant Development will manage development and construction risks for its affiliates, including us. Mirant Development will bring facilities under construction to commercial operation, supported by certain completion assurances by Mirant. Mirant Development will enter into development agreements with its affiliates to, among other things, provide capital to develop new projects. We plan to enter into a development agreement with Mirant Development under which Mirant Development will manage an expansion of the Dickerson facility.

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                                 OUR BUSINESS

Industry Overview

  In the United States, in response to increasing customer demand for access to low cost electricity and enhanced services, significant aspects of the electric industry are currently being restructured. New regulatory initiatives to increase competition in the domestic power generation industry have been adopted or are being considered at the federal level and by many states.

  The Federal Energy Regulatory Commission issued Order 636 in 1992 and Order 888 in 1996 to increase competition by easing entry into natural gas and electricity markets. These orders require owners and operators of natural gas and power transmission systems, respectively, to make transmission service available on a nondiscriminatory basis to energy suppliers such as us.

  In order to better ensure competitive access to the transmission network on a nondiscriminatory basis, the Federal Energy Regulatory Commission issued Order 2000 in December 1999. Order 2000 encourages electric utilities with power transmission assets to voluntarily form regional transmission organizations to provide regional management and control of transmission assets independent of control by firms that sell electricity. Among other things, these regional organizations will have:

  . exclusive authority to initiate rate changes for the transmission system under each regional organization's control,

  .  exclusive operational control over a broad transmission region, and

  .  ultimate responsibility for transmission planning and expansion.

  These regional transmission organizations are also expected to facilitate coordination between regions. In the event the response of transmission-owning utilities to Order 2000 is deemed inadequate, the Federal Energy Regulatory Commission has announced that it will reexamine this voluntary approach, but there can be no assurance that such action will be taken.

  Orders 636, 888 and 2000 are expected to facilitate access for non-utility power generators, such as us, who are not owners of transmission assets. However, the impact of these orders on our business and operations depends on the effect of these orders on the transmission operations in the PJM market. Continued uncertainty over transmission pricing may discourage utilities from investing in needed transmission and cause a reduction in market opportunities, imposition of wholesale price regulation, or both. We believe there is a strong trend in the United States toward competitive electric power and natural gas markets, but that our business will continue to be affected by regional and local price regulation in the near term.

  Due to changing regulatory environments and market dynamics in the United States, numerous utilities have divested generating assets. This process has led to industry consolidation and an increase in competition among the dominant players in the marketplace. This deregulation has provided a significant degree of liquidity in various wholesale power markets throughout the United States. However, this consolidation and the continued entry of new competitors may lead to potentially lower energy prices and profits.

The PJM Market and PJM Independent System Operator

  All of the generating facilities acquired from Pepco in December 2000 are located within the PJM market. The PJM independent system operator operates the largest centrally dispatched control area in the United States

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

and covers all or part of the states of Pennsylvania, New Jersey, Maryland, Delaware, Virginia and the District of Columbia.

  Utilities in a number of regions voluntarily established power pools that attempt to capture the benefits associated with being part of a larger generation and transmission system, including improved reliability through coordinated maintenance planning and shared operating reserves, as well as the blending of load profiles and generating resources. The PJM Power Pool was the first centrally dispatched power pool in the United States and is one of the largest power pools in the world, with over 220,000 gigawatt hours of annual electricity sales. For a detailed discussion of power pools, please see the independent market expert report in Appendix B of this prospectus.


  In response to Order 888, the members of the PJM Power Pool developed a restructuring proposal and a pool-wide open access tariff. This restructuring proposal created an independent system operator to operate the regional bulk power system, maintain system reliability, administer specified electricity markets and facilitate open access to the regional transmission system under the PJM tariff. The PJM electricity market uses market pricing for various generation services, thereby facilitating the development of a competitive bid price wholesale electricity market.

  The PJM independent system operator was certified as an independent system operator by the Federal Energy Regulatory Commission on November 25, 1997, and it began operating on April 1, 1998. The stated objectives of this independent system operator are to ensure reliability of the bulk power transmission system and to facilitate an open, competitive wholesale electricity market. To achieve these objectives, the PJM independent system operator manages the PJM Open Access Transmission Tariff (the first power pool open access tariff approved by the Federal Energy Regulatory Commission), which provides comparative pricing and access to the transmission system. PJM also operates the PJM Interchange Energy Market, which is the region's spot market (power exchange, or PX) for wholesale electricity. PJM also provides ancillary services for its transmission customers and performs transmission planning for the region.

Strategy

  Our strategy is to establish and maintain a leading position in the PJM wholesale electricity market and focus on serving wholesale customers in the mid-Atlantic region. We will execute this strategy by implementing and integrating the elements of Mirant's successful strategy for the North American wholesale electricity market: comprehensive and efficient operations and maintenance practices and sophisticated risk management with access to multiple fuel and energy markets.

  We intend to manage our maintenance and capital budgets to focus on achieving high availability at times of peak prices. Our plant management and operators will work in conjunction with our marketing affiliate, Mirant Americas Energy Marketing, to schedule planned outages and facility maintenance when prices are expected to be low. We intend to maintain an appropriate level of operations, maintenance and capital expenditures consistent with our priority of high availability at peak times.

  We will manage our fuel and energy price risk through Mirant Americas Energy Marketing, which will utilize the liquid trading hubs for electricity, natural gas, fuel oil and coal in the mid-Atlantic region. Mirant Americas Energy Marketing will sell capacity, ancillary services and energy to other participants in the wholesale markets including the PJM independent system operator. Sales may range from short-term hourly transactions to bilateral sales agreements that extend several years. Mirant Americas Energy Marketing will also procure our fuel. Many of our units are able to run on multiple fuels, offering us the flexibility to respond to changes in prices of coal, fuel oil, natural gas and electricity. Purchases of fuel may range from spot purchases to long-term agreements.

  Mirant Americas Energy Marketing will seek to respond quickly to a variety of changing market signals. It will bid and schedule our generation portfolio to maximize the value of the diverse mix of baseload, cycling and

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peaking units that we operate. We believe the breadth and the total size of our generation portfolio will allow us to leverage our management resources and assume a leading wholesale market position in the mid-Atlantic region.

Competitive Strengths

  We believe that we have a number of competitive advantages with regard to our operation of the Mirant Mid-Atlantic assets and our lease of the leased facilities and Mirant's overall North American strategy. Mirant and we seek to enhance the financial and operational performance of our businesses and assets. We believe that our strengths, and those of our affiliates, are in design, engineering, finance, construction management and fuel procurement. We will utilize management and operations personnel who have significant operating experience with our generating facilities. We believe that operations, maintenance, marketing and risk management services provided by our affiliates will enable us to maintain a competitive advantage essential to executing our strategy in the PJM market. The complete managerial and operational control over the transaction assets by us, our subsidiaries and affiliates will enable us to enhance the financial and operational performance of the transaction assets.

 Significant Presence in a Strategic Location

  The generating facilities represent 5,154 MW, or approximately 10%, of the installed capacity in the PJM market. The PJM market is a mature, large and growing market. These characteristics facilitate a liquid electricity market which in turn creates wholesale market opportunities for Mirant Americas Energy Marketing. In addition, all of the generating facilities are located near Washington, D.C. and can provide capacity, energy and ancillary services to this load center when prices are attractive. The PJM independent system operator also affords access to surrounding systems which are also relatively well developed markets including the East Central Area Reliability Council, the New York Power Pool, and the Virginia-Carolina region of the Southeast Electric Reliability Council. For a detailed discussion of reliability councils, please see the independent market expert report in Appendix B of this prospectus.


 Low Cost Producer

  In order to remain competitive in the deregulated marketplace, it is important to have low cost, reliable and flexible units. The generating facilities are well maintained and environmentally sound and include a considerable amount of low cost coal-fired baseload capacity. The heat rates of the baseload units in the generating facilities are among the most efficient in the PJM market. We believe that opportunities may exist to enhance the performance of the generating facilities by combining the knowledge of the employees who have operated the transaction assets in the past with the operating experience of our management team.

 Stable Baseload Cashflow Profile

  While the generating facilities represent a diverse portfolio across the entire dispatch curve, 80% of the projected cumulative cash available for fixed charges over the life of the certificates is anticipated to be derived from baseload assets. The predominance of cash flow from these units provides increased stability to our revenues and will allow us to cover our lease obligations in a variety of pricing environments. We believe that the baseload coal units will retain and improve their competitiveness over time and support the continuing strength of our portfolio.

 Dispatch and Fuel Diversity and Flexibility

  We believe that the fuel diversity of the generating facilities and the mix of baseload, intermediate and peaking units enables them to operate profitably in a variety of market conditions. The portfolio of the generating facilities comprises 30 units consisting of approximately 52% baseload, 27% intermediate, and 21% peaking generating capacity. We believe that the proximity of the generating facilities to load centers, the flexibility associated with the dispatch diversity and fuel switching capability, and the marketing services offered through

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

our affiliation with Mirant Americas Energy Marketing will enable us to increase our revenues and manage our exposure to market risks.

 Energy Trading and Marketing and Fuel Procurement through Mirant Americas Energy Marketing

  Our energy marketing affiliate, Mirant Americas Energy Marketing, is one of the leading electricity and gas marketers in the United States. Through various operational agreements, Mirant Americas Energy Marketing will provide the generating facilities with fuel and emissions credits and will purchase the power, capacity and ancillary services produced by the generating facilities. Mirant Americas Energy Marketing's experience in fuel and energy trading and marketing will provide us with enhanced market knowledge and greater marketing opportunities.

The Acquisition of the Transaction Assets

 Background

  As part of the acquisition, we, Mirant Potomac River, Mirant Peaker, our subsidiaries and the owner lessors:

  . purchased, acquired the rights to, or leased 5,154 MW of generating facilities located in Maryland and Virginia, three ash storage facilities, the Piney Point oil pipeline and the engineering and maintenance facility,

  . agreed to provide power and ancillary services to Pepco in a Washington, D.C. electric load pocket pursuant to a 20-year local area support agreement, and

  . agreed to provide operations and maintenance services for two power plants in Washington, D.C. that Pepco continues to own.

  The transaction assets consist primarily of four generating stations:

  . the 837 MW Dickerson station, fueled by coal, oil and natural gas in Montgomery County, Maryland;

  . the 1,412 MW Morgantown station, fueled by coal and oil in Charles County, Maryland;

  . the 2,423 MW Chalk Point station, fueled by coal, oil and natural gas in Prince George's County, Maryland (including the rights and obligations with respect to the Southern Maryland Electric Cooperative combustion turbine); and

  . the 482 MW Potomac River station, fueled by coal in Alexandria, Virginia.

  We own, directly or indirectly through our subsidiaries, all of the transaction assets, except the leased facilities and the Potomac River/Peaker assets. We lease the baseload units at the Dickerson and Morgantown generating facilities pursuant to the leveraged lease transactions. Through our subsidiary, Mirant Chalk Point, we own the Chalk Point station, except the combustion turbines.

  Mirant Peaker, a direct, wholly-owned subsidiary of Mirant, acquired the six Chalk Point combustion turbines and the rights and obligations with respect to the 84 MW Southern Maryland Electric Cooperative combustion turbine located at the Chalk Point station. The facility and capacity credit agreement for the Southern Maryland Electric Cooperative combustion turbine was assigned to Mirant Peaker. Under the agreement, Mirant Peaker receives all output from the combustion turbine and pays all costs associated with its operation as well as a fixed monthly capacity charge. The facility and capacity credit agreement expires on November 30, 2015, unless terminated earlier as permitted under the agreement. Of the 2,423 MW and 516 MW of aggregate and combustion turbine capacity, respectively, at the Chalk Point generating facility, 84 MW is represented by the Southern Maryland Electric Cooperative combustion turbine.

  Mirant Potomac River, a direct, wholly-owned subsidiary of Mirant, owns the Potomac River station and leases the site where the Potomac River station is located from Pepco under a 99-year lease agreement. Under certain load and system conditions, local generation support from the Potomac River station is necessary for the

PJM independent system operator to maintain system reliability. Mirant Potomac River and Pepco have entered into the local area support agreement, requiring Mirant Potomac River to follow the generation unit commitment procedures and dispatch orders of the PJM independent system operator or, in order to maintain local reliability, of Pepco, including requests for ancillary services.

  Mirant Potomac River and Mirant Peaker are obligated to make payments to us in connection with our approximate $223 million loan to them. Additionally, Mirant, as the owner of all ownership interests in Mirant Potomac River and Mirant Peaker, entered into a capital contribution agreement pursuant to which Mirant will cause, unless prohibited by law, Mirant Potomac River and Mirant Peaker to make distributions to Mirant, at least once per quarter, of all cash available after taking into account projected cash requirements, including mandatory debt service, prepayments permitted under the Mirant Potomac River and the Mirant Peaker notes to us, and maintenance reserves, as reasonably determined by Mirant. Mirant will contribute or cause these amounts to be contributed to us. The combination of Mirant Potomac River and Mirant Peaker's loan obligations and Mirant's capital contribution agreement is intended to make available to us the cash flows from Mirant Potomac River and Mirant Peaker.

 Financing of the Acquisition

  The leased facilities were acquired by the owner lessors for a purchase price of $1,500 million through the leveraged lease financing.

  We loaned a total of approximately $223 million of the proceeds of an equity contribution that we received from Mirant Americas Generation to Mirant Potomac River and Mirant Peaker to fund part of their acquisitions of the Potomac River station, the Chalk Point combustion turbines and the rights and obligations with respect to the Southern Maryland Electric Cooperative combustion turbine. The remainder of the purchases by Mirant Potomac River and Mirant Peaker were funded through an equity contribution from Mirant.

 The Generating Facilities

  The table below lists and briefly describes the generating facilities acquired from Pepco and owned or leased by us, our subsidiaries and our affiliates.

Facility/Location               Capacity(1)  Dispatch Type      Primary Fuel
-----------------               -----------  -------------      ------------
Generating Facilities Owned by
 Us or Our Subsidiary(2)

Chalk Point generating
 facility.....................     1,907    Baseload/Cycling Coal/No. 6 Oil/Gas
 .  Excluding combustion
   turbines and rights to
   Southern Maryland Electric
   Cooperative combustion
   turbine
 .  Prince George's County,
   Maryland

Morgantown generating
 facility.....................       248    Peaking          No. 2 Oil
 .  Excluding baseload units 1
   & 2
 .  Charles County, Maryland

Dickerson generating
 facility.....................       291    Peaking          No. 2 Oil/Gas
 .  Excluding baseload units 1,
   2 & 3
 .  Montgomery County, Maryland

Generating Facilities Leased
 by Us Under the Leveraged
 Leases

Morgantown generating
 facility.....................     1,164    Baseload         Coal
 .  Units 1 & 2
 .  Charles County, Maryland
Dickerson generating
 facility.....................       546    Baseload         Coal
 .  Units 1, 2 & 3
 .  Montgomery County, Maryland

Generating Facility Owned by
 Mirant Potomac River

Potomac River generating
 facility.....................       482    Baseload/Cycling Coal
 .  Alexandria, Virginia

Generating Facilities Owned or
 Controlled by Mirant Peaker

Chalk Point combustion
turbines......................       516    Peaking          No. 2 Oil/Gas
 .  Including the rights and
   obligations with respect to
   the 84 MW Southern Maryland
   Electric Cooperative
   combustion turbine
 .  Prince George's County,
   Maryland

Total.........................     5,154

--------
(1) Summer-rated net capacity in MW.
(2) Mirant Chalk Point owns the baseload and cycling units located at the Chalk Point generating facility.

  A detailed technical review of all of the generating facilities has been prepared by the independent engineer and is attached as Appendix A of this prospectus.

 The Morgantown Generating Facility

  The Morgantown generating facility is an approximately 1,412 MW net summer capacity coal/oil-fired generating facility located on the Potomac River near Newburg in Charles County, Maryland. The 620-acre site is approximately 50 miles south of Washington, D.C., with good site access from Route 301.

  The Morgantown generating facility combines cost-competitive and dual-fuel (coal/oil) baseload units with substantial peaking capacity through six oil-fired combustion turbines. The generating facility's low heat rate is competitive, and its dual-fuel capability provides operational and fuel contracting flexibility.

  The following table sets forth a description of the Morgantown generating facility:

                                                         Net              Annual Net      Net      Equivalent
                                            In Service Capacity Primary    Heat Rate    Capacity  Availability
Unit                     Unit Type             Date      (mw)    Fuel    (btu/kwh)(1)  Factor (%)  Factor (%)
----                     ---------          ---------- -------- -------  ------------- ---------- ------------
Baseload 1 (Leased)..... Steam                 1970      582    Coal(2)      8,945         79          82
Baseload 2 (Leased)..... Steam                 1971      582    Coal(2)      8,973         66          70
Peaking/Black Start 1-
 6...................... Combustion Turbine 1970-1973    248    #2 Oil   14,243-18,076      2          80

--------
Note: 1999 Data
(1) Average annual heat rate.
(2) Secondary Fuel #6 Oil.

 The Dickerson Generating Facility

  The Dickerson generating facility is an approximately 837 MW net summer capacity generating facility located on the Potomac River, south of the Monocracy River in Montgomery County, near Dickerson, Maryland. The generating facility is located on a 1,000-acre site, excluding the approximately 300 acre Westland ash storage facility. The Dickerson generating facility has potential expansion opportunities based on the generating facility's multi-fuel capability, which includes coal, oil and natural gas, good transmission access and its large site.

  The following table sets forth a description of the Dickerson generating facility:

                                                            Net                Annual Net      Net      Equivalent
                                            In Service    Capacity  Primary     Heat Rate    Capacity  Availability
Unit                     Unit Type             Date         (mw)      Fuel    (btu/kwh)(1)  Factor (%)  Factor (%)
----                     ---------          ----------    -------- ---------- ------------- ---------- ------------
Baseload 1 (Leased)..... Steam                 1959         182       Coal        9,701         78          86
Baseload 2 (Leased)..... Steam                 1960         182       Coal        9,728         68          74
Baseload 3 (Leased)..... Steam                 1962         182       Coal        9,584         66          75
Peaking/Black Start 1-
 3...................... Combustion Turbine 1967-1993(2)    291    #2 Oil/Gas 13,378-19,735      6          77

--------
Note: 1999 Data
(1) Average annual heat rate.
(2) The combustion turbines were installed in 1967, 1992 and 1993.

 Projected Gross Operating Margin of the Leased Facilities

  Based on the projected operating results, the contribution to the gross operating margin (revenue less fuel cost, the cost of emissions allowances and variable operating and maintenance cost) by the leased facilities over the term of the certificates was calculated by the independent engineer. Based upon the electricity revenue and fuel costs for the leased facilities estimated by the independent market expert, the cost of emissions allowances estimated by the independent engineer, the variable operating and maintenance costs of the leased facilities as estimated by us, and the various other assumptions used in the projected operating results as described in the independent engineer's report, the leased facilities are estimated by the independent engineer to provide approximately 47% of the projected gross operating margin of the generating facilities over the term of the certificates, or an average of approximately $410 million per year over the term of the certificates.


  The opinions, calculations and estimates in the independent engineer's report, which is attached as Appendix A, are based on certain assumptions made by the independent engineer with respect to conditions which may exist or events which may occur in the future. These assumptions are dependent upon future events, and actual conditions may differ from those assumed. Investors are responsible for performing their own review and analysis of the independent engineer's report.

 The Chalk Point Generating Facility

  The Chalk Point generating facility is an approximately 2,423 MW (including the rights and obligations with respect to the 84 MW Southern Maryland Electric Cooperative combustion turbine) net summer capacity multi-fuel generating facility located on the Patuxent River in Prince George's County, Maryland. The generating facility is approximately 45 miles from Washington, D.C. and is located on a 1,160-acre site.

  The Chalk Point generating facility is the largest of the generating facilities included in the transaction assets, providing baseload, mid-range and peaking facilities in combination with substantial fuel flexibility.

  The Chalk Point generating facility has high fuel reliability and flexibility due to multiple fuel transportation options, including train, pipeline and truck, and multiple fuel types, including coal, oil and natural gas. Additionally, the large, 1,160-acre site and the existing transmission infrastructure make the station well-suited for expansion.

  The following table sets forth a description of the Chalk Point generating facility:

                                                            Net                Annual Net      Net      Equivalent
                                            In Service    Capacity  Primary     Heat Rate    Capacity  Availability
Unit                     Unit Type             Date         (mw)      Fuel    (btu/kwh)(1)  Factor (%)  Factor (%)
----                     ---------          ----------    -------- ---------- ------------- ---------- ------------
Baseload Units 1-2...... Steam              1964-1965        683      Coal     9,451-9,481      78          85
Cycling Units 3-4....... Steam              1975-1981      1,224   #6 Oil/Gas 11,215-11,811     26          87
Peaking/Black Start 1-
 7(2)................... Combustion Turbine 1967-1991(3)     516   #2 Oil/Gas 12,600-28,665      5          87

--------
Note: 1999 Data
(1) Average annual heat rate.
(2) Includes rights and obligations with respect to the 84 MW Southern Maryland Electric Cooperative combustion turbine.
(3) The combustion turbines were installed in 1967, 1974, 1990 and 1991.

 The Potomac River Generating Facility

  The Potomac River generating facility is an approximately 482 MW net summer capacity, coal-fired generating facility, located on the Potomac River in Alexandria, Virginia. The generating facility is located on a 25-acre site near Washington, D.C. The generating facility is efficiently operated with high equivalent availability factors, moderate heat rate efficiency and transmission access to both the PJM grid and to Virginia Electric Power Company.

  The Potomac River generating facility's proximity to Washington, D.C. provides it with an excellent opportunity to serve load centers located nearby. Opportunities for expansion of the facility are limited, however, by the size of the site and operating restrictions on rail and truck transportation.

  The following table sets forth a description of the Potomac River generating facility:

                                                Net             Annual Net      Net      Equivalent
                                   In Service Capacity Primary   Heat Rate    Capacity  Availability
Unit                     Unit Type    Date      (mw)    Fuel   (btu/kwh)(1)  Factor (%)  Factor (%)
----                     --------- ---------- -------- ------- ------------- ---------- ------------
Cycling Units 1-2.......   Steam   1949-1950    176     Coal   12,791-13,297     44          85
Baseload Units 3-5......   Steam   1954-1957    306     Coal   10,111-10,241     76          94

--------
Note: 1999 Data
(1) Average annual heat rate.

Other Assets, Rights and Obligations

 The Piney Point Oil Pipeline

  Our subsidiary, Mirant Piney Point, owns the Piney Point oil pipeline, which is approximately 51.5 miles long and serves the Chalk Point and Morgantown generating facilities. The Piney Point oil pipeline has been out of service since an April 7, 2000 oil release. Under the terms of the asset purchase and sale agreement pursuant to which Pepco sold the Piney Point pipeline and other transaction assets, Pepco is obligated to indemnify Mirant and its affiliates for all environmental liability relating to the release of fuel oil from the Piney Point oil pipeline. The restoration plan for the Piney Point oil pipeline has been approved by the Department of Transportation and once successful testing has been completed, Mirant Piney Point will be authorized to place the Piney Point oil pipeline in service. Since the Piney Point oil pipeline has been out of service, No. 6 oil has been delivered to the Chalk Point generating facility by truck and rail. Chalk Point units 3 and 4 are dual-fuel facilities that utilize gas or No. 6 oil. Based on historical and projected capacity factors and fuel usage, supply of fuel oil by truck and rail is expected to be sufficient while the Piney Point oil pipeline is out of service. The Morgantown generating facility uses No. 6 oil as a supplement fuel for flame stabilization and on-line mill repair work. Oil can also be delivered by truck to the Morgantown generating facility as required.

 The Ash Storage Sites

  Our subsidiary, Mirant Ash Management, owns three off-site ash storage facilities, the Westland, Brandywine and Faulkner ash storage facilities. The Westland ash storage facility is a 300-acre site adjacent to the Dickerson generating facility. The Faulkner ash storage facility is a 276-acre site 10 miles from the Morgantown generating facility. The Brandywine ash storage facility is a 232-acre site 16 miles from the Chalk Point generating facility and 30 miles from the Potomac River generating facility.

 Engineering and Maintenance Facility

  We own the 145,000 square foot engineering and maintenance facility in Maryland, located nine miles from Washington, D.C. This facility is the primary location for all generating engineering and maintenance services, which provides support for major equipment maintenance for the generating facilities, including unit planned outages, major component overhauls and repairs and forced outage support.

 The D.C. Operations and Maintenance Agreement

  Our subsidiary, Mirant D.C. Operator, entered into an agreement with Pepco to operate and maintain two other Pepco power plants, the 256 MW Buzzard Point generating station and the 550 MW Benning generating station. See "Description of Our Principal Contractual Agreements with Non-Affiliated Parties" for a further description of the operations and maintenance agreement for the Buzzard Point and Benning generating stations.

Competition

  We compete in the PJM market on the basis of price, operating characteristics of our generating facilities and the availability of our generating facilities to supply capacity, energy and ancillary services to the market when needed. We compete in the PJM market with a number of other major power generators. A number of additional generating facilities are being developed in the PJM market and these facilities will increase competition in the PJM market over time. Additional generating facilities are also being planned for the PJM market and could be developed in the future.

Intercompany Power Sales and Services Agreements

 Mirant Americas Energy Marketing--Power Sales Agreements

  We have entered into a power sales agreement with Mirant Americas Energy Marketing to supply all capacity, ancillary services and energy requirements to meet Mirant Americas Energy Marketing's obligations under the Pepco transition power agreements which are not met by deliveries under the Pepco power purchase agreements or deliveries from Mirant Chalk Point, Mirant Potomac River and Mirant Peaker, each of which has an agreement to sell all output from its respective generating facilities to Mirant Americas Energy Marketing. Mirant Americas Energy Marketing will pay us market price for the power provided by us to supply the obligations under the Pepco transition power agreements. We will also sell to Mirant Americas Energy Marketing any additional capacity, ancillary services and energy to the extent these products are available after supplying our obligations to Mirant Americas Energy Marketing regarding Mirant Americas Energy Marketing's obligations under the Pepco transition power agreements. Our price for the sale of such products to Mirant Americas Energy Marketing will be the actual price Mirant Americas Energy Marketing obtains from the resale of such products or services to third parties, including power pools.

 Mirant Americas Energy Marketing--Services and Risk Management Agreements

  We have entered into a services and risk management agreement with Mirant Americas Energy Marketing, and Mirant Chalk Point, Mirant Peaker and Mirant Potomac River have also entered into such an agreement with Mirant Americas Energy Marketing on substantially similar terms. Under these services and risk management agreements, Mirant Americas Energy Marketing dispatches each of our generating facilities and provides fuel, procures emissions credits and enters into marketing arrangements for the generating facilities. We, Mirant Chalk Point, Mirant Peaker and Mirant Potomac River each pay an annual fee to Mirant Americas Energy Marketing for its estimated cost of providing these services. Once the net revenues (revenues less the fee paid to Mirant Americas Energy Marketing) received by us together with the net revenues received by Mirant Chalk Point, Mirant Peaker and Mirant Potomac River reach a specified level, Mirant Americas Energy Marketing is entitled to a specified percentage of the aggregate net revenues in excess of such amount. Such percentage of net revenues payable to Mirant Americas Energy Marketing will only be paid by us to Mirant Americas Energy Marketing to the extent such amount may be paid by us as a restricted payment under the participation agreements and is subordinated to our obligations.

 Mirant Mid-Atlantic Services--Management and Personnel Services Agreements

  Mirant Mid-Atlantic Services, an indirect wholly-owned subsidiary of Mirant, acting as an independent contractor, has hired Pepco personnel to provide operation, maintenance and general management services and advice to us, Mirant Chalk Point, Mirant Potomac River, Mirant Peaker and Mirant D.C. Operator. Each company utilizing such personnel pays a fee to Mirant Mid-Atlantic Services equal to Mirant Mid-Atlantic Services' costs of providing such personnel services.

 Mirant Services--Administrative Services Agreements

  Mirant Services, a direct wholly-owned subsidiary of Mirant, acting as an independent contractor, provides executive personnel and administrative services to us, Mirant Chalk Point, Mirant Potomac River, Mirant Peaker and Mirant D.C. Operator. Each company utilizing such services pays a fee to Mirant Services equal to Mirant Services' costs of providing such services.

 Mirant MD Ash Management--Ash Disposal and Storage Services Agreements

  Mirant MD Ash Management, acting as an independent contractor, provides services, personnel and resources to load, transport, unload and store ash produced by each of the generating stations. Each generating station utilizing such services pays a fee to Mirant MD Ash Management equal to Mirant MD Ash Management's costs of providing such services.

 Mirant Piney Point--Oil Delivery Services Agreements

  Mirant Piney Point, acting as an independent contractor, provides services, personnel and resources to deliver oil to the Morgantown and Chalk Point generating facilities. We and Mirant Chalk Point each pay a fee to Mirant Piney Point equal to Mirant Piney Point's cost of providing these services to the Morgantown generating facility and the Chalk Point generating facility, respectively.

 Mirant Peaker/Mirant Chalk Point--Common Facilities Agreement

  Mirant Chalk Point provides personnel, services and resources for and access to the common facilities shared by Mirant Chalk Point and Mirant Peaker at the Chalk Point station. Mirant Peaker pays a fee to Mirant

Chalk Point equal to Mirant Chalk Point's costs of providing such services in connection with the operation and maintenance of the combustion turbines at the Chalk Point generating facility.

  See the "Relationships with Affiliates and Related Transactions" section for a more complete description of all of our intercompany services agreements.

Employees

  We do not have any employees of our own. Mirant Mid-Atlantic Services hired approximately 950 Pepco personnel and provides all operations, maintenance and general management personnel to us, Mirant Chalk Point, Mirant Potomac River, Mirant Peaker and Mirant D.C. Operator. All of the transaction assets are staffed by a combination of union and nonunion employees. All union employees are covered by a collective bargaining agreement with the International Brotherhood of Electrical Workers, Local 1900. The collective bargaining agreement expires on May 31, 2003, with annual automatic renewals unless either party delivers two month's prior written notice. However, the agreement is subject to reopening for wages and benefits in 2002.

Legal Proceedings

  We are not currently involved in any legal proceedings. We may experience routine litigation from time to time in the normal course of our business, none of which is expected to have a material adverse effect on our financial condition or results of operations.

  In January 2001, the U.S. Environmental Protection Agency, Region 3 issued a request for information to Mirant Mid-Atlantic concerning the air permitting implications of past repair and maintenance activities at its Potomac River plant in Virginia and Chalk Point, Dickerson and Morgantown plants in Maryland. We are in the process of responding fully to this request.

                                  REGULATION

Energy Regulatory Matters

 General

  Our ownership, lease and operation of the Mirant Mid-Atlantic assets and the leased assets are subject to numerous federal, state and local statutes and regulations. These statutes and regulations, among other things, govern, to a certain extent, the rates that we may charge for the output of the generating facilities owned or leased by us and establish, in certain instances, the operating standards for such generating facilities.

 Federal Regulation

  Federal Power Act. Under the Federal Power Act, the Federal Energy Regulatory Commission possesses exclusive rate-making jurisdiction over wholesale sales of energy, capacity, ancillary services and transmission services in interstate commerce. The Federal Energy Regulatory Commission regulates the owners of generating facilities used for the wholesale sale of energy and transmission in interstate commerce as "public utilities" under the Federal Power Act.

  On December 12, 2000 the Federal Energy Regulatory Commission approved the transfer of those assets over which it had jurisdiction from Pepco to us, Mirant Chalk Point, Mirant Potomac River and Mirant Peaker, as applicable. In this order, the Federal Energy Regulatory Commission authorized us to enter into the leveraged lease transactions for the purpose of financing the leased facilities and granted a disclaimer of jurisdiction over each of the owner participants and the owner lessors (and the trustees involved in the leveraged lease transactions) as public utilities under Section 201 of the Federal Power Act.

  All public utilities subject to the Federal Energy Regulatory Commission's jurisdiction are required to obtain the Federal Energy Regulatory Commission's acceptance of their rate schedules in connection with the wholesale sale of energy. On November 21, 2000, the Federal Energy Regulatory Commission accepted for filing the proposed market rate tariffs filed by us, Mirant Chalk Point, Mirant Potomac River and Mirant Peaker, thereby authorizing each of us, Mirant Chalk Point, Mirant Potomac River and Mirant Peaker to make wholesale sales of energy, capacity and ancillary services at market-based rates, subject to various standard regulatory conditions, to willing purchasers in wholesale markets.

  Public Utility Holding Company Act. The Public Utility Holding Company Act provides that any corporation, partnership or other entity or organized group that owns, controls or holds power to vote 10% or more of the outstanding voting securities of a "public utility company" or a company that is a "holding company" of a public utility company is subject to regulation under the Public Utility Holding Company Act, unless an exemption is established or an order is issued by the Securities and Exchange Commission declaring it not to be a holding company. Registered holding companies under the Public Utility Holding Company Act are required to limit their utility operations to a single integrated utility system and to divest any other operations not functionally related to the operation of the utility system. In addition, a public utility company that is a subsidiary of a registered holding company under the Public Utility Holding Company Act is subject to financial and organizational regulation, including approval by the Securities and Exchange Commission of certain of its financing transactions. However, as explained below, neither we, Mirant Chalk Point, Mirant Potomac River or Mirant Peaker are subject to regulation under the Public Utility Holding Company Act.

  Under the Energy Policy Act, a company engaged exclusively in the business of owning and/or operating a facility used for the generation of energy for sale at wholesale may be exempted from the Public Utility Holding Company Act regulation as an "exempt wholesale generator." On December 11, 2000, we and each of Mirant Chalk Point, Mirant Potomac River and Mirant Peaker filed applications for exempt wholesale generator status with the Federal Energy Regulatory Commission, which applications were effective upon filing. The owner lessors filed applications for exempt wholesale generator status with the Federal Energy Regulatory Commission on December 15, 2000. Such applications were also effective upon filing. As exempt wholesale generators, we, Mirant Chalk Point, Mirant Potomac River, Mirant Peaker and the owner lessors are precluded from making any direct sales to retail customers, or we will risk losing our exempt status and becoming "electric utility companies" as that term is defined in the Public Utility Holding Company Act. In addition, any retail sales in Maryland, Virginia or elsewhere will be effectuated via wholesale sales from us to a wholesale purchaser, which may then make retail sales in accordance with the state law in the relevant jurisdictions. In that circumstance, the wholesale purchaser may become subject to state regulation with regard to such retail sales.

  Lease Transaction Filings and Approvals. As explained above, we and the appropriate financial participants in the lease transactions received all Federal Energy Regulatory Commission approvals required for the consummation of the lease transactions.

  In the event that the indenture trustees exercise certain remedies under their respective indentures and the collateral becomes the property of an indenture trustee, additional federal and state approvals may be required from the SEC, the Federal Energy Regulatory Commission or the State of Maryland (and other state or federal agencies with respect to permits and other like entitlements) before the exercise of such remedies may be consummated. The likelihood of obtaining such approvals, or any associated terms and conditions, will depend on the law then in effect and on the particular facts and circumstances presented by such proposed transfer.

 State Regulation

  Neither we nor Mirant Chalk Point, Mirant Potomac River or Mirant Peaker are subject to rate regulation by the Public Service Commission of the District of Columbia, the Maryland Public Service Commission or the Virginia State Corporation Commission with respect to wholesale sales of energy, capacity or ancillary services.

  We, Mirant Chalk Point, Mirant Potomac River and Mirant Peaker received all other state approvals required for the acquisition of the transaction assets, including the issuance of a certificate of convenience and public necessity by the Virginia State Corporation Commission. On November 15, 2000 and November 22, 2000, the Public Service Commission of the District of Columbia and the Maryland Public Service Commission, respectively determined that the generating facilities in their respective jurisdictions are "eligible facilities" as defined in the Energy Policy Act, which determinations were required for filing applications for exempt wholesale generator status with the Federal Energy Regulatory Commission.

Environmental Regulatory Matters

 General

  Our operations are subject to a number of federal, state and local environmental regulations relating to the safety and health of personnel, the public and the environment. Key areas covered by these regulations include:

  . standards and limitations on the release of air and water pollutants to the environment;

  .  matters related to hazardous and toxic materials;

  .  limits on noise emissions;

  .  safety and health standards;

  .  practices and procedures applicable to the operation of our assets; and

  .  protection of endangered and threatened species.

  Compliance with these regulations require significant expenditures. Failure to comply with any of these regulations also could have material adverse effects on operation of the transaction assets including the imposition of criminal or civil liability or fines by regulatory agencies or liability to private parties. In addition, pursuant to the asset purchase and sale agreement with Pepco, we, our subsidiaries and our affiliates, Mirant Potomac River and Mirant Peaker, will indemnify Pepco against all environmental liabilities associated with the past operation of the transaction assets, except for fines and penalties. Also, we, our subsidiaries and our affiliates will not indemnify Pepco against any environmental liability relating to the disposal or release of hazardous substances by Pepco prior to the closing of the acquisition at any off-site location or any environmental liability related to the release of fuel oil from the Piney Point oil pipeline prior to the closing. Additionally, under the asset purchase and sale agreement, we, our subsidiaries and our affiliates will be responsible for future compliance with applicable environmental laws affecting the respective assets acquired or leased by each of us.

  It is likely that environmental regulations affecting our operations will become more stringent in the future, and that it will cost more for us to comply with potential future regulations. We cannot assure you that future compliance with these regulations will not adversely affect our operations or financial condition. In the meantime, we will monitor potential regulatory developments that may impact our operations and may participate in any rulemakings applicable to our operations.

 Air Emissions

  In order to reduce acid rain and ground level ozone, or smog, the federal Clean Air Act and related state laws require significant reductions in sulfur dioxide (SO\\2\\) and nitrogen oxides (NOx) emissions that result from burning fossil fuels at power plants. The primary permit that regulates generating facilities' air emissions is the Clean Air Act Title V Operating Permit. The Title V Operating Permit applications for the Dickerson, Morgantown, and the Chalk Point generating facilities were submitted in December 1996. By letter in January 1997, the Maryland Department of the Environment deemed the applications complete. The Maryland Department of the Environment has not yet issued the final permits for these generating facilities; however, preliminary draft Title V permits have been issued for the Dickerson and Morgantown plants. The Maryland Department of the Environment indicated in its January 1997 letter that the plants can continue operation subject to the permits currently in effect.

  The Title V application for the Potomac River generating facility was submitted to the Virginia Department of Environmental Quality and deemed complete on March 4, 1998. On March 29, 2001, the preliminary draft Title V permit was issued for the generating facility.

  The current permits for these generating facilities contain specific emission limits and monitoring requirements as well as other conditions that must be complied with during the operation of the plants. The generating facilities are also subject to limits set forth in consent agreements that Pepco negotiated with the relevant state environmental agencies. The consent agreements cover requirements associated with:


  . the generating facilities' compliance with Reasonably Available Control Technology standards (Title I of the Clean Air Act requires these additional standards in areas not in attainment of the National Ambient Air Quality Standards);

  . Maryland's NOx Budget Rule (this Title I requirement establishes NOx emission allowance budgets for each of the coal-fired units);

  .  Opacity or Visible Emission standards; and

  .  compliance with other SO\\2\\ and opacity requirements.

  Based on the information available to us, each of the generating facilities is currently in compliance with applicable emission limits defined in their respective permits or in the negotiated consent agreements.

  On January 17, 2001, Mirant received a request for information from the U.S. Environmental Protection Agency, pursuant to its authority under the Clean Air Act, requiring Mirant to provide records and information relevant to the repair and maintenance history of Potomac River, Chalk Point, Dickerson and Morgantown power plants. Mirant is in the process of responding to the request for information. The request for information is an information gathering tool and is not an allegation that the generating stations are in violation of the law. However, the Environmental Protection Agency is currently engaged in a national regulatory enforcement initiative against the coal-fired electric utility industry pursuant to the New Source Review and New Source

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

Performance Standard provisions of Title I of the Clean Air Act and its related regulations. The Environmental Protection Agency has targeted activities widely understood in the utility industry to be routine maintenance and repair activities, which are exempt from the permitting requirements of the law. Depending on the outcome of the Environmental Protection Agency's enforcement initiative, the potential cost of compliance could be significant.

  Sulfur Dioxide (SO\\2\\). SO\\2\\ emissions are regulated under Title IV of the Clean Air Act, which established the national Acid Rain Program to address emissions of acid rain precursors, SO\\2\\ and NOx. The Acid Rain Program mandates substantial reductions in SO\\2\\ emissions to meet a national cap for such emissions. Phase I of the Acid Rain Program set a national annual emissions cap for certain affected facilities beginning in 1995, and Phase II of this program set a national annual emissions cap for the remaining affected facilities beginning in 2000. Methods for achieving reductions in SO\\2\\ emissions include addition of emission controls, allowance purchases, fuel switching and unit retirements. Each of the coal-fired units at the generating facilities is subject to these requirements, whereby each coal-fired unit is allocated a certain number of allowances that may be banked or sold under this program, such that a generating facility could acquire the additional SO\\2\\ allowance it needs to operate, or sell excess allowances to third parties. As part of the asset purchase and sale agreement, Pepco transferred to us, Mirant Chalk Point and Mirant Potomac River all of the SO\\2\\ allowances allocated to the respective coal-fired units that each of us own or lease. We anticipate that there will be a need to buy SO\\2\\ allowances in order to comply with the requirements of the Acid Rain Program. A summary of the anticipated need for SO\\2\\ allowances can be found in the independent engineer's report, attached hereto as Appendix A.

  Nitrogen Oxides (NOx). Several Clean Air Act programs require reduction of NOx emissions from certain coal-fired electric utility boilers, including those operated at our generating facilities. These programs include: the Reasonably Available Control Technology requirements, Title IV of the Clean Air Act, which established the Acid Rain Program, and Title I of the Clean Air Act. Compliance with the Reasonably Available Control Technology requirements for NOx has been achieved in the past through a system-wide averaging. A consent agreement with the Virginia Department of Environmental Quality requires that the Reasonably Available Control Technology averaging plan not result in any greater emissions during the ozone season than would have occurred with unit-by-unit Reasonably Available Control Technology controls. If necessary, interstate or intrastate allowance trading may be used to comply with this requirement.

  The Acid Rain Program imposes additional requirements on the generating facilities. Chalk Point units 1 and 2 and Morgantown units 1 and 2 became subject to the requirements of the Acid Rain Program beginning in 1995. Potomac River units 1 through 5 can defer complying with lower emissions limits until 2008. Dickerson units 1 through 3 became subject to the requirements of the Program beginning in 2000. A summary of the Acid Rain Program requirements and the compliance plan for these units can be found in the independent engineer's report, attached hereto as Appendix A. According to the information available, the generating facilities are in compliance with all Acid Rain Program requirements.

  Under Title I of the Clean Air Act, NOx emission budgets were established in 2000, with further reductions expected in 2003. Each of the coal-fired units at the generating facilities has been allocated NOx emission allowances. We anticipate that there will be an initial need to buy NOx allowances in order to comply with the Title I requirements. A summary of the anticipated initial need for NOx allowances can be found in the independent engineer's report, attached hereto as Appendix A. However, we have budgeted capital funds for the installation of pollution control equipment. Depending on the technology chosen to comply with the Title I requirements, the cost of compliance, including capital expenditures, could increase significantly over amounts previously budgeted.

  Particulates and Opacity. The Environmental Protection Agency issued standards in July 1997 which could significantly increase the areas in the country that are not in attainment with the standard for airborne particulates. In a related rulemaking, the Environmental Protection Agency also issued regulations requiring reduction in emissions that affect haze on a regional scale. Federal law requires states to submit what are known as revised state implementation plans that address both particulate matter emissions and regional haze at the same time. For areas that fail to attain the particulate matter standards, state implementation plan revisions that address particulate matter and regional haze should be submitted to the Environmental Protection Agency by approximately 2007 and 2008 and should also establish an appropriate compliance period (e.g., 10 years) to meet the new standards. Both the regional haze rule and the particulate matter standard may have a material adverse effect on the transaction assets.

  The Dickerson generating facility is currently operating under a consent order issued by the Maryland Department of the Environment which requires the coal-fired units to meet visible emissions standards by July 2003.



  Mercury. In December 2000, the Environmental Protection Agency determined that mercury emissions for coal and oil-fired power plants should be regulated. The proposed rule is scheduled for 2003 with the final rule scheduled for 2004. Compliance could be required by approximately 2007, and may result in additional costs to the generating facilities. Currently, given the uncertain status of these possible requirements, we cannot determine if they will have a material adverse effect on the transaction assets.

  Carbon Dioxide (CO\\2\\). In 1993, President Clinton committed the United States to limit CO\\2\\ and other greenhouse gas emissions to their 1990 levels by the year 2000. It became apparent that this goal was unlikely to be met by most industrialized nations, and the Kyoto Protocol was formulated to expedite a global climate treaty. If adopted by the participating nations, the Kyoto Protocol or any climate treaty will have significant economic consequences for the utility industry as a whole, and particularly for coal-fired generating facilities. The United States has signed the Kyoto Protocol which, if ratified, would require the United States to significantly reduce its greenhouse gas emissions between 2008 and 2012. If the treaty is ratified, the EPA would then initiate a rulemaking process. In March 2001, President Bush officially pronounced his opposition to the Kyoto Protocol. The cost of meeting any future CO\\2\\ requirements could be significant. Currently, any reductions in greenhouse gas emissions are based on voluntary reduction measures.

 Hazardous Material and Wastes

  The Environmental Protection Agency has indicated that within the next few years it plans to promulgate new national regulations governing coal ash management, which would be enforceable at the state level. Such regulations are anticipated to require increased groundwater monitoring and/or installation of an impermeable lining system, when warranted by site-specific conditions. Our three ash disposal sites currently have groundwater monitoring in place, and funds have been budgeted to install liner systems as new ash disposal "cells" are created. Thus, we do not expect the Environmental Protection Agency's new coal ash management regulations to have a significant cost impact on the transaction assets.

  Our facilities are also subject to several waste management laws and regulations in the United States. The Resource Conservation and Recovery Act sets forth very comprehensive requirements for handling of solid and hazardous wastes. The generation of electricity produces non-hazardous and hazardous materials, and we incur substantial costs to store and dispose of waste materials from our facilities. Recently, the Environmental Protection Agency indicated that it may intensify regulation of fossil fuel combustion materials, including types of coal ash, under the Resource Conservation and Recovery Act. If the Environmental Protection Agency implements its initial proposals on this issue, we may be required to change our current waste management practices and expend significant resources on the increased waste management requirements caused by the Environmental Protection Agency's change in policy.


 Water Issues

  The transaction assets, including the ash disposal sites, have been designed and are operated to meet strict water and wastewater compliance standards, which have been established through the National Pollutant Discharge Elimination System program permits. In general, these permits have established limitations on temperature, pH, residual chlorine or other oxidants, certain metals, such as, iron and copper, suspended solids, oil and grease, biochemical oxygen demand and fecal coliform, depending on specific effluent sources. With respect to temperature limits, the Dickerson and Chalk Point generating facilities have been granted thermal variances, which are authorized when a facility has demonstrated that its thermal discharge has not caused

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

appreciable harm to the aquatic community in the receiving water body. Historically, the variances have been renewed and we expect such renewals in the future. The current permit for the Potomac River generating facility requires the facility to show that its thermal discharge is in compliance with water quality standards. Based on historical information, we believe that the facility will successfully meet the appropriate standards or obtain a thermal variance.

  A number of groundwater protection measures at the transaction assets have been implemented, which include:

  .  a lined coal pile at the Morgantown facility;

  .  clay-lined active dry ash disposal sites; and

  . an extensive network of groundwater monitoring wells, designed to monitor potential sources of contamination.

  Regulatory developments that may affect intake and discharge of cooling water at our facilities include regulation of intake structures and development of total maximum daily loads. We do not know at this point what impact, if any, these developments may have on the transaction assets. With respect to existing cooling water intake structures, the Environmental Protection Agency is currently required to propose regulations for existing facilities by February 28, 2002 and to promulgate final regulations by August 28, 2003. The Environmental Protection Agency has proposed a new rule that would impose more stringent standards on the cooling water intakes for new plants.

 Water Appropriation

  The transaction assets withdraw water from surface water and/or groundwater sources for a variety of uses, such as providing cooling and drinking water. The State of Maryland regulates the appropriation of water through a water appropriation permitting program. Historically, these permits have been renewed without problems or controversy. The transaction assets have all necessary water appropriation permits in place and are operating within their withdrawal limits.

 Environmental Site Assessments

  Other than visual observations of the sites, we have not conducted any independent investigation of environmental conditions at the sites of the transaction assets, but have relied exclusively on Phase I of Environmental Site Assessments conducted in 1999 by Pepco's environmental consultants. Currently unknown environmental conditions at any of the transaction assets may have a material adverse effect on the transaction assets or our ability to pay the rent under the leases. Our decision to acquire the transaction assets without further environmental investigation increases the risk of such unknown conditions. A summary of the specific findings made in the Phase I assessments can be found in the independent engineer's report, attached hereto as Appendix A.

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

                                  MANAGEMENT

  We are a limited liability company. Ninety-nine percent of our interests are owned by Mirant Mid-Atlantic Investments, Inc., and 1% of our interests are owned by Mirant Mid-Atlantic Management, Inc. Our affairs are managed by Mirant Mid-Atlantic Management, which is managed by a board of directors consisting of Gary J. Morsches, John L. O'Neal and Michael L. Smith. Both Mirant Mid-Atlantic Investments and Mirant Mid-Atlantic Management are direct wholly-owned subsidiaries of Mirant Americas Generation, which is an indirect wholly-owned subsidiary of Mirant. The officers listed below have been appointed by Mirant Mid-Atlantic Management.

      Name                       Age Position
      ----                       --- --------
   Gary J. Morsches.............  41 Chief Executive Officer
   John L. O'Neal...............  33 President
   Gary J. Kubik................  39 Vice President, Chief Financial Officer and
                                     Treasurer
   Richard J. Koch..............  51 Vice President and Chief Operating Officer
   Michael L. Smith.............  41 Vice President
   Paul M. Lansdell.............  36 Vice President and Controller
   Michelle H. Ancosky..........  30 Secretary
   Elizabeth B. Chandler........  37 Assistant Secretary
   Sonnet Edmonds...............  32 Assistant Secretary

  Below are the principal past occupations and business activities of our officers in addition to their positions described above.

  Gary J. Morsches has served as our Chief Executive Officer since November 8, 2000. Mr. Morsches also serves as Senior Vice President and Chief Executive Officer of the East Region of Mirant Americas Group, which positions he has held since September 2000. Prior to this, Mr. Morsches served as the President of Mirant Americas Energy Marketing since October 1999. From October 1998 to October 1999, Mr. Morsches was the Senior Vice President and Chief Operating Officer of Mirant Americas Energy Marketing. Prior to this, Mr. Morsches served as Mirant Americas Energy Marketing's Vice President of Trading, which position he held from 1997, when he joined Mirant Americas Energy Marketing, until October 1998. Prior to joining Mirant Americas Energy Marketing, Mr. Morsches served in various commercial roles with Sostram Corporation, Enron, Access Energy and Diamond Shamrock Refinery & Marketing Company.

  John L. O'Neal has served as our President since July 12, 2000. Previously, Mr. O'Neal served as the Director of Asset Management and Cash Trading for Mirant Americas Energy Marketing's Western Region from 1999 to July 2000. Mr. O'Neal traded short-term and forward power throughout Mirant Americas Energy Marketing's Western Region from August 1997 to 1999. Prior to joining Mirant Americas Energy Marketing in 1997, Mr. O'Neal served as Assistant to the President and Chief Executive Officer and the Assistant to the Chief Financial Officer of Mirant since 1995.

  Gary J. Kubik has served as our Vice President, Chief Financial Officer and Treasurer since July 12, 2000. Mr. Kubik also serves as Vice President and Chief Financial Officer of the East Region of Mirant's Americas Group, which positions he has held since October 2000. Prior to this, he served as Executive Director of Finance for Mirant, a position he held since 1998. He served as Mirant's Director of Corporate Finance from 1997 to 1998, Project Director from 1996 to 1997 and Project Finance Manager from 1993 to 1996. Prior to joining Mirant, Mr. Kubik served in various roles at GE Capital and Westpac Banking Corporation.

  Richard J. (Dick) Koch has served as our Vice President and Chief Operating Officer since November 8, 2000. Since March 1997, Mr. Koch was the business unit manager for Mobile Energy Services Company, L.L.C., a partially owned indirect subsidiary of Southern Company. From 1992 to March 1997, he served as General Manager for Power Generation at Savannah Electric, also a subsidiary of Southern Company. Prior to that, Mr. Koch, who joined Southern Company in 1972, held a variety of positions with various Southern Company subsidiaries.

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

  Michael L. Smith has served as our Vice President since November 8, 2000. Mr. Smith also serves as Senior Vice President and Chief Financial Officer of Mirant's Americas Group, which positions he has held since September 2000 and June 2000, respectively. Prior to these positions, Mr. Smith served as the Chief Financial Officer for Mirant Americas Energy Marketing from September 1997 through May 2000. From 1996 through 1997, Mr. Smith was Manager of Planning and Evaluation for Vastar Resources, Inc., and from 1994 through 1995 Mr. Smith was Vastar Resources' Manager of Business Analysis.

  Paul M. Lansdell has served as our Vice President and Controller since November 8, 2000. From April to October 2000, Mr. Lansdell served as Treasurer of Western Power Distribution, a subsidiary of Mirant, in Bristol, England. From April 1999 through March 2000, Mr. Lansdell, who joined Western Power Distribution in March 1993, served as Assistant to the Chief Executive Officer. From December 1997 through March 1999, Mr. Lansdell served as Financial Controller of Western Power Distribution's supply business.

  Michelle H. Ancosky has served as our Secretary since November 8, 2000. Ms. Ancosky also serves as Corporate Governance Analyst in Mirant's Corporate Legal Group, which position she has held since she joined Mirant in September 2000. From October 1999 through September 2000, Ms. Ancosky was the Corporate Secretary of Georgia Tech Foundation, Inc. From February 1995 through mid-September 1999, Ms. Ancosky was Director of Corporate Records (formerly Senior Analyst) at Magellan Health Services, Inc., where she also served as the Secretary or Assistant Secretary of several of its subsidiaries.

  Elizabeth B. Chandler has served as our Assistant Secretary since November 8, 2000. Ms. Chandler currently serves as a Vice President in Mirant's Corporate Legal Group and is the Secretary of Mirant. Before joining Mirant in February 2000, Ms. Chandler was a partner with the law firm of Troutman Sanders LLP since 1996. Ms. Chandler joined Troutman Sanders LLP in 1988.

  Sonnet Edmonds has served as our Assistant Secretary since July 12, 2000. Ms. Edmonds also serves as Assistant General Counsel in Mirant's Americas Legal Group. Prior to joining Mirant in 1998, Ms. Edmonds was associated with the Kansas City law firm of Polsinelli, White, Vardeman & Shalton since May 1997. Prior to that, she was an associate with Brickfield, Burchette & Ritts, a Washington, D.C. law firm, since 1993.

  John L. O'Neal, Richard J. Koch and Paul M. Lansdell are the only three of our officers that will work full-time for us. The rest of our officers will work part-time for us and will also work for affiliates of ours. We acknowledge that the attention of the officers who do not work full time for us may, from time to time, be required for our affiliates rather than for us. If this occurs, we intend to shift their responsibilities to other members of our management team, or to authorize others to act, and to take other action to avoid a material adverse effect on our business. These officers may perform services for our affiliates on projects that may compete with us. See "Risk Factors--Mirant controls us and its interests may come into conflict with yours" and "Relationships with Affiliates and Related Transactions."

Compensation

  We are a recently formed limited liability company. Mirant Services, a direct subsidiary of Mirant, directly pays the salaries of our officers listed above. A portion of those salaries are effectively paid by us through an administrative services agreement with Mirant Services, described in "Relationships with Affiliates and Related Transactions--Intercompany Services Agreements--Mirant Services--Administrative Services Agreements." For the calendar year 2000, the aggregate amount of base compensation allocated to us and paid by us to all officers as a group, on an annual basis for services to us in all capacities, was $624,626.

  All members of our management are eligible to participate in employee benefit plans and arrangements sponsored by Mirant for its similarly situated employees. This includes its pension plan, savings plan, long-term incentive compensation plan, annual incentive compensation plan, health and welfare plans and other plans that may be established in the future.

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

            RELATIONSHIPS WITH AFFILIATES AND RELATED TRANSACTIONS

  The following is a summary of the intercompany relationships and related transactions regarding us, Mirant Potomac River, Mirant Peaker, Mirant, Mirant Mid-Atlantic Services, Mirant Americas Generation, Mirant Services and Mirant Americas Energy Marketing.

Our Relationship with Mirant

  Ninety-nine percent of our membership interests are owned by Mirant Mid-Atlantic Investments and 1% of our interests are owned by Mirant Mid-Atlantic Management, which are both direct wholly-owned subsidiaries of Mirant Americas Generation. Mirant Americas Generation is a direct wholly-owned subsidiary of Mirant Americas, Inc., which is a direct wholly-owned subsidiary of Mirant.

  We have been organized and operated as a legal entity separate and apart from Mirant and any other affiliates of Mirant. Therefore, the transaction assets are not generally available to satisfy the obligations of Mirant or any other affiliates of Mirant. However, our unrestricted cash or other assets which are available for distribution may, subject to applicable law and the terms of financing arrangements of these parties, be advanced, loaned, paid as dividends or otherwise distributed or contributed to Mirant or any of its affiliates. Mirant is not obligated to make any payments under the certificates or lessor notes and are not obligated to guarantee our lease obligations, other than any credit support provided by Mirant as described under "Description of the Certificates--Covenants--Credit Support."

Intercompany Financing Agreements

  We have entered into the following intercompany loans and agreements in connection with the lease financing.

 Mirant Potomac River Note

  We loaned $152 million to Mirant Potomac River to fund its purchase of the Potomac River station. In return, we received a note from Mirant Potomac River to be paid in full on December 30, 2028. Mirant Potomac River is obligated to pay interest at the rate of 10% per annum, due and payable semiannually, in arrears, on the thirtieth day of June and December of each calendar year beginning June 30, 2001. Mirant Potomac River may prepay not more than $5 million of the principal amount of the note each year on a cumulative basis.

 Mirant Peaker Note

  We loaned $71 million to Mirant Peaker to fund Mirant Peaker's purchase of the Chalk Point combustion turbines (including the rights and obligations with respect to the Southern Maryland Electric Cooperative combustion turbine). In return, we received a note from Mirant Peaker to be paid in full on December 30, 2028. Mirant Peaker is obligated to pay interest at the rate of 10% per annum, due and payable semiannually, in arrears, on the thirtieth day of June and December of each calendar year beginning June 30, 2001. Mirant Peaker may prepay not more than $3 million of the principal amount of the note each year on a cumulative basis.

 Mirant--Capital Contribution Agreement

  In connection with the lease transactions, Mirant entered into a capital contribution agreement with us and is obligated to contribute to us all cash distributions Mirant receives from Mirant Potomac River and Mirant Peaker. Mirant will not be permitted to transfer any of its membership interest in Mirant Potomac River or Mirant Peaker other than through a capital contribution to us or to one of our wholly-owned subsidiaries. Mirant will be obligated to cause Mirant Potomac River and Mirant Peaker, unless prohibited by law, to distribute to Mirant, at least once per quarter, all cash available after taking into account projected cash requirements, including mandatory debt service, prepayments permitted under the Mirant Potomac River and the Mirant Peaker notes, and maintenance reserves, as reasonably determined by Mirant. Mirant will contribute or cause these amounts to

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

be contributed to us. In addition, Mirant will not permit Mirant Potomac River or Mirant Peaker to incur indebtedness, assume liens, consolidate, merge, sell assets, or engage in certain activities except as provided in the participation agreements.

 Mirant Americas Generation--Working Capital Facility

  Mirant Americas Generation will make available up to $150 million for our working capital requirements. In return, we gave Mirant Americas Generation a demand note for the repayment of all sums advanced by Mirant Americas Generation. We will pay interest at a rate per annum equal to Mirant Americas Generation's total cost of borrowed funds from time to time calculated by Mirant Americas Generation. Interest calculated under the note shall be due and payable semiannually, in arrears, on the first day of January and July of each calendar year beginning July 1, 2001. We may also prepay the note in whole or in part, without penalty. As of March 31, 2001, $75 million was outstanding under the note.

Intercompany Services Agreements

 Mirant Mid-Atlantic Services--Management and Personnel Services Agreements

  Mirant Mid-Atlantic Services, an indirect wholly-owned subsidiary of Mirant, acting as an independent contractor, hired Pepco personnel to provide operation, maintenance and general management services and advice to us, Mirant Chalk Point, Mirant Potomac River, Mirant Peaker and Mirant D.C. Operator. Each company utilizing such personnel pays a fee to Mirant Mid-Atlantic Services equal to Mirant Mid-Atlantic Services' costs of providing such services. Mirant Mid-Atlantic Services' agreements with us and with each of Mirant Chalk Point, Mirant Peaker, Mirant Potomac River and Mirant D.C. Operator expire on December 31, 2001, but automatically renew for successive one year terms unless either party to an agreement notifies the other party, at least 30 days prior to the expiration date, that such agreement will not be renewed.

 Mirant Services--Administrative Services Agreements

  Mirant Services, a direct wholly-owned subsidiary of Mirant, acting as an independent contractor, provides the following services to us, Mirant Chalk Point, Mirant Potomac River, Mirant Peaker and Mirant D.C. Operator: contract administrative services and advice; bookkeeping, accounting and auditing services and advice; finance and treasury services and advice; tax advice and assistance and insurance and bonding advice and assistance. Our executives are employed by Mirant Services. Each company utilizing such services pays a fee to Mirant Services equal to Mirant Services' cost of providing such services. Mirant Services' agreements with us and with each of Mirant Chalk Point, Mirant Peaker, Mirant Potomac River and Mirant D.C. Operator expire on December 31, 2001, but automatically renew for successive one year terms unless either party to an agreement notifies the other party, at least 30 days prior to the expiration date, that such agreement will not be renewed.

 Mirant MD Ash Management--Ash Disposal and Storage Services Agreements

  Mirant MD Ash Management, acting as an independent contractor, provides services, personnel and resources to load, transport, unload and store ash produced by each of the generating stations. Each generating station utilizing such services pays a fee to Mirant MD Ash Management equal to Mirant MD Ash Management's cost of providing such services. Each of these agreements will expire on December 31, 2001, but will automatically renew for successive one year terms unless either party to an agreement notifies the other party to such agreement, at least 30 days prior to the expiration date, that the agreement will not be renewed.

 Mirant Piney Point--Oil Delivery Services Agreements

  Mirant Piney Point, acting as an independent contractor, provides services, personnel and resources to deliver oil to the Morgantown and Chalk Point generating facilities. We and Chalk Point each pay a fee to Mirant Piney Point equal to Mirant Piney Point's cost of providing these services to the Morgantown generating facility and the Chalk Point generating facility, respectively. Each of these agreements will expire on December 31, 2001, but will automatically renew for successive one year terms unless either party to an agreement notifies the other party to such agreement, at least 30 days prior to the expiration date, that the agreement will not be renewed.

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

 Mirant Peaker/Mirant Chalk Point--Common Facilities Agreement

  Mirant Chalk Point provides personnel, services and resources for and access to the common facilities to be shared by Mirant Chalk Point and Mirant Peaker at the Chalk Point generating facility. Mirant Peaker pays a fee to Mirant Chalk Point equal to Mirant Chalk Point's costs of providing such services in connection with the operation and maintenance of the combustion turbine at the Chalk Point generating facility. This common facilities agreement will expire on December 31, 2001, but will automatically renew for successive one year terms unless either party to the agreement notifies the other party to the agreement, at least 30 days prior to the expiration date, that the agreement will not be renewed.

Our Arrangements with Mirant Americas Energy Marketing

 Power Sales Agreements

  We have entered into a power sales agreement with Mirant Americas Energy Marketing to supply all capacity, ancillary services and energy requirements to meet Mirant Americas Energy Marketing's obligations under the Pepco transition power agreements which are not met by deliveries under the Pepco power purchase agreements or deliveries from Mirant Chalk Point, Mirant Potomac River and Mirant Peaker, each of which has an agreement to sell all output from its respective generating facilities to Mirant Americas Energy Marketing. Our agreement to supply Mirant Americas Energy Marketing's obligations under the transition power agreements also includes supplying power to Mirant Americas Energy Marketing to enable it to meet the load requirements for any retail customer served by a supplier supplied by Mirant Americas Energy Marketing, which customer was previously supplied by Pepco and whose load would be included within the load supplied by the Pepco transition power agreement if such customer had remained a customer of Pepco.

  Mirant Americas Energy Marketing has agreed to assume Mirant's obligation to enter into the Pepco transition power agreements to supply Pepco the energy and capacity needed to service Pepco's default service load. In return, Mirant Americas Energy Marketing will receive from Pepco payments for capacity, ancillary services and energy to its default customers. The Pepco transition power agreement for the Washington, D.C. load expires in December 2004, while the Pepco transition power agreement for the Maryland load expires June 30, 2004. During the term of the Pepco transition power agreements, Mirant Americas Energy Marketing is required to supply Pepco's full requirements for capacity, ancillary services and energy. In the first contract year, Pepco will purchase 100% of its energy requirements from Mirant Americas Energy Marketing. In the second contract year, Pepco is required to purchase 75% of its energy requirements from Mirant Americas Energy Marketing and has an option to purchase the remaining 25% of its requirements from Mirant Americas Energy Marketing. During the third and fourth contract years, Pepco has no obligation to purchase power from Mirant Americas Energy Marketing under the transition power agreements. However, Pepco has the option to purchase up to 100% (in 25% blocks) of its energy requirements from Mirant Americas Energy Marketing, with the restriction that the amount purchased cannot exceed the percentage of Pepco's energy requirement purchased in the prior year.

  We estimate that the market price for the power that we and Mirant Chalk Point, Mirant Potomac River or Mirant Peaker will supply to Mirant Americas Energy Marketing for the Pepco transition power agreements will be higher than the price that Mirant Americas Energy Marketing will be entitled to receive from Pepco. However, Mirant Americas Energy Marketing's obligation to pay us and Mirant Chalk Point, Mirant Potomac River or Mirant Peaker market price is not affected by the price in Mirant Americas Energy Marketing's transition power agreements with Pepco. Mirant Americas Energy Marketing has an agreement with Mirant to recover or receive the amount by which the market price of supply exceeds the contract price under the Pepco transition power agreements.

  Mirant Americas Energy Marketing entered into a back-to-back arrangement with Pepco whereby Mirant Americas Energy Marketing acquired Pepco's contractual entitlements and assumed Pepco's obligations under certain power purchase agreements, with Pepco acting as an intermediary between Mirant Americas Energy

Marketing and the counterparties to the power purchase agreements. The power purchase agreements subject to the back-to-back arrangement include:

  . an agreement with Ohio Edison Company and Pennsylvania Power Company for 450 MW,

  .  an agreement with Panda-Brandywine for approximately 230 MW,

  . an agreement with Northeast Maryland Waste Disposal Authority for approximately 50 MW, and

  .  two other agreements for approximately 2.6 MW and 2.5 MW.

  We will supply capacity, ancillary services and energy to Mirant Americas Energy Marketing either from our own generating facilities or through power purchases arranged by Mirant Americas Energy Marketing on our behalf. Such power purchases will not include power purchased under the power purchase agreements assumed by Mirant Americas Energy Marketing. The purchase price for all capacity, ancillary services and energy sold by us, Mirant Chalk Point, Mirant Peaker and Mirant Potomac River to Mirant Americas Energy Marketing for the Pepco transition power agreements will be the market price for such products, initially established as follows:

  . For capacity, the price is the PJM unforced capacity credits as set forth in the final PJM auction for the PJM capacity credit market held prior to the month of delivery.

  . For ancillary services, the price is the price credited to Mirant Americas Energy Marketing by the PJM independent system operator for ancillary services attributable to the quantities of energy delivered by us, Mirant Chalk Point, Mirant Peaker and Mirant Potomac River to supply Mirant Americas Energy Marketing's Pepco transition power agreement obligations.

  . For energy, the price is the PJM first settlement day ahead locational marginal pricing for each applicable hour multiplied by the quantity of energy delivered by us to Mirant Americas Energy Marketing for Mirant Americas Energy Marketing's Pepco transition power agreement obligation.

  We will sell Mirant Americas Energy Marketing additional capacity, ancillary services and energy to the extent such products are available after supplying our obligations to Mirant Americas Energy Marketing regarding Mirant Americas Energy Marketing's Pepco transition power agreement supply requirements. Our price for such sales will be the actual price Mirant Americas Energy Marketing obtains from the resale of such products to third parties, including power pools.

 Services and Risk Management Agreements

  We have entered into a services and risk management agreement with Mirant Americas Energy Marketing, and Mirant Chalk Point, Mirant Peaker and Mirant Potomac River have also entered into such an agreement with Mirant Americas Energy Marketing on substantially similar terms. Because these services and risk management agreements are substantially similar, we will describe the terms and conditions of only one of these agreements. Our services and risk management agreement provides that:

  . Mirant Americas Energy Marketing is responsible for all dispatching or bidding of our generating facilities.

  . Mirant Americas Energy Marketing provides fuel, including fuel oil, gas and coal, for our generating facilities at Mirant Americas Energy Marketing's cost. Fuel costs are calculated as Mirant Americas Energy Marketing's actual cost for transportation, inventory and related costs, as adjusted for any gains or losses on fuel hedges and trading activities.

  . Mirant Americas Energy Marketing procures all emissions credits necessary for the operation of our generating facilities, and sells excess credits. Mirant Americas Energy Marketing charges Mirant Americas Energy Marketing's actual cost of acquiring the credits and remits the proceeds of any emission credit sales to us, as adjusted for any gains or losses on emission hedges and trading activities.

  . Mirant Americas Energy Marketing procures or advises us to procure business interruption insurance and forced outage insurance. The costs of such insurance are charged to us. Any proceeds from such insurance will be included within the gross revenues for purposes of calculating our net revenues for the year and any bonus payable to Mirant Americas Energy Marketing.


  . Mirant Americas Energy Marketing enters into financial products (including, but not limited to, swaps, contracts for differences, options and weather derivatives) purchased for us. The costs, including without limitation, third party broker costs, transaction fees and revenues related to such financial products, are charged to or paid to us.

  . Mirant Americas Energy Marketing enters into forward sales, hedges and other transactions for our benefit. The costs of such transactions, including without limitation, purchased power costs, transmission costs, third party broker costs, transaction fees and incremental credit costs, and gains or losses related to such activities, are charged to or paid to us.

  We, Mirant Chalk Point, Mirant Peaker and Mirant Potomac River each pay an annual service fee to Mirant Americas Energy Marketing for providing these services. The service fee payable for the first term of the agreement (December 18, 2000 through December 31, 2001) is approximately $7.5 million. In addition, once our net revenues together with the net revenues received by Mirant Chalk Point, Mirant Peaker and Mirant Potomac River reach a specified level, Mirant Americas Energy Marketing is entitled to 50% of the aggregate net revenues in excess of such amount. The specified amount of aggregate net revenues used to calculate Mirant Americas Energy Marketing's bonus will be established by Mirant Americas Energy Marketing and us on an annual basis. For 2001, Mirant Americas Energy Marketing is entitled to 50% of the Mirant Chalk Point, Mirant Peaker, Mirant Potomac River and our aggregate net revenues in excess of $896 million. Amounts of net revenues due Mirant Americas Energy Marketing under this agreement are only payable to the extent that we could at the time make a restricted payment and are fully subordinated to the payments due under the facility leases and all other non-disputed obligations then due and payable. This agreement may be terminated by us without further payment upon the exercise of remedies following the occurrence of a lease event of default (as defined under "Description of the Leases and Other Lease Documents--Defaults--Lease Events of Default."


  Mirant Americas Energy Marketing's agreement with us and with Mirant Chalk Point, Mirant Potomac River and Mirant Peaker expire on December 31, 2001, but automatically renew for successive one year terms unless either party to the agreement notifies the other party, at least three months prior to the expiration date, that the agreement will not be renewed.

          DESCRIPTION OF OUR PRINCIPAL CONTRACTUAL ARRANGEMENTS WITH
                            NON-AFFILIATED PARTIES

Asset Purchase and Sale Agreement

  Mirant and Pepco entered into the asset purchase and sale agreement for the purchase and sale of the transaction assets and for other transactions. Mirant assigned its rights to acquire the transaction assets to us, Mirant Chalk Point, Mirant Peaker, Mirant Potomac River, Mirant D.C. Operator, Mirant PJM Management, Mirant Piney Point and Mirant Ash Management. Prior to closing the lease transactions, we assigned to the owner lessors the right to acquire the leased facilities. For purposes of describing the asset purchase and sale agreement, we refer to the owner lessors, Mirant Chalk Point, Mirant Peaker, Mirant Potomac River, Mirant D.C. Operator, Mirant Mid-Atlantic Services, Mirant Piney Point, Mirant Ash Management and us as the purchasers.

 Assumed Obligations

  The asset purchase and sale agreement provides that we and our affiliates assumed Pepco's liabilities with respect to the transaction assets, except, in each case, liabilities retained by Pepco. Our assumed liabilities include any environmental liability arising out of or in connection with the transaction assets prior to, on or after closing, except for liabilities specifically retained by Pepco.

 Retained Assets and Liabilities

  Pursuant to the asset purchase and sale agreement, Pepco retained ownership of various assets, including: (i) the transmission and distribution assets;
(ii) all mainframe computer systems and software, copyrights or other proprietary information not primarily relating to the power generation operations of the generating facilities; and (iii) all master station voltage control equipment including the master station voltage control cabinets located at the generating facilities. We refer to these assets as the retained assets. Pepco will also retain various liabilities, including: (i) all liabilities and obligations associated with the retained assets; (ii) any environmental liability arising out of the disposal or release of hazardous substances at any off-site location prior to the closing date; (iii) any environmental liability arising out of the disposal or release of hazardous substances from the retained assets after the closing date; and (iv) any environmental liability associated with the release of fuel oil from the Piney Point oil pipeline in April 2000. We refer to these liabilities as the retained liabilities.

 Indemnification

  Pepco is obligated to indemnify the purchasers from any liability or loss incurred related to: (i) any breach by Pepco of any covenant or agreement;
(ii) the retained liabilities; or (iii) any breach by Pepco of any agreement related to the purchase from Pepco of the transaction assets. The purchasers will be obligated to indemnify Pepco from any liability or loss incurred related to: (i) any breach by purchasers of any covenant or agreement; (ii) the obligations assumed by the purchasers; (iii) any of the purchasers' obligations under any assumed contract, warranty or permit; (iv) any transfer, sales or excise tax obligation imposed on Pepco arising from the sale or transfer of the transaction assets; or (v) any breach by the purchasers of any ancillary agreement. Neither Pepco nor the purchasers will be responsible to the other party for any indemnifiable loss, unless the aggregate amount of Pepco's or the purchasers' indemnifiable losses exceeds $5 million.

Interconnection Agreements

  We, Mirant Chalk Point and Mirant Potomac River, each of which we refer to as a generator, entered into an interconnection agreement with Pepco. Because these interconnection agreements differ only with respect to the description of the generating facilities at which the generator will need interconnection service, we will describe the terms and conditions of only one of these agreements. The term of each interconnection agreement is December 19, 2000 through the earlier of the permanent cessation by the generator of the power generation function of the generating facilities or the permanent cessation of the interconnection functions of the transmission system owned by Pepco.

 Interconnection Services

  Pepco will permit the generating facilities to continue to be interconnected to its transmission system at the generating facilities' point of interconnection and will provide interconnection service at such point of interconnection. Pepco's interconnection service provided to the generator will be such services as are necessary to connect the generating facilities to the transmission system for parallel operation of the generating facilities and to enable the generator to transmit the energy and ancillary services produced by the generating facilities to the transmission system and receive energy service and ancillary services, including blackstart power, from the generator's supplier. Pepco will permit the generator to interconnect the generating facilities so long as the generator continues to operate the generating facilities in accordance with the requirements of the PJM interconnected power pool and good utility practice.

 Reasonable Costs and Maintenance

  The generator will be responsible for all reasonable costs incurred by Pepco to provide the generator with interconnection service and to maintain the interconnection facilities pursuant to the interconnection agreement. The generator will be required to maintain its generating facilities in a safe and efficient manner and as required by the PJM independent system operator requirements and good utility practice. However, the generator will not be required to modernize, expand or upgrade the generating facilities unless the failure to modernize would be likely to have a material adverse effect on the operation of the interconnection facilities or the transmission system.

Mirant D.C. Operator Operation and Maintenance Agreement for Buzzard Point and Benning Facilities

  Pepco and Mirant D.C. Operator have entered into an operation and maintenance agreement under which Mirant D.C. Operator operates and maintains various Pepco-owned generating facilities. Pepco retained ownership of two generating facilities located in the District of Columbia: the Buzzard Point station and the Benning station.

 Term, Renewal and Termination

  The term of the operation and maintenance agreement commenced on December 19, 2000 and will expire on December 31, 2003. The agreement will automatically renew for terms of three years unless either party delivers a written notice not to renew the operation and maintenance agreement at least one year prior to its expiration. If Pepco terminates the operation and maintenance agreement after the initial term, Pepco will pay Mirant D.C. Operator a termination fee of $250,000.

 Fee

  For each year of the initial term of the operation and maintenance agreement, Pepco will pay Mirant D.C. Operator a fee of $500,000. This fee does not include bonuses Mirant D.C. Operator may earn through its performance. The fee during any renewal term will be determined by mutual agreement of the parties. Mirant D.C. Operator will also be entitled to reimbursement of costs incurred that are consistent with the approved operating budget and the approved capital budget.

Potomac River Site Lease Agreement

  Pepco and Mirant Potomac River have entered into a site lease agreement for the site on which the Potomac River station is located. Pepco leases the site to Mirant Potomac River, and Mirant Potomac River operates and maintains the site at its sole cost and expense, including, but not limited to, utility payments and insurance coverage. Mirant Potomac River also has the right to mortgage its interest in the site. The site consists of the land on which the Potomac River station sits and adjoins a parcel of land owned by Pepco upon which various transmission and distribution facilities owned by Pepco are located. The site and the parcel containing the transmission and distribution facilities are part of the same overall recorded land parcel.

 Term, Termination and Rent

  The term of the Potomac River site lease began on December 19, 2000 and will expire ninety-nine years thereafter. For each year of the Potomac River site lease, Mirant Potomac River will pay Pepco an annual rent of one dollar. On the due date of the rent, Mirant Potomac River will pay Pepco the rent and any applicable real estate taxes related to the site.

 Assignment

  Mirant Potomac River may not assign the Potomac River site lease or sublet the site without the prior written consent of Pepco. However, Mirant Potomac River will not need Pepco's prior consent to assign or sublet the site to an affiliate of Mirant Potomac River in connection with the transfer of the Potomac River station to such affiliate.

Potomac River Station Local Area Support Agreement

  Pepco and Mirant Potomac River have entered into an agreement, called a local area support agreement, pursuant to which Mirant Potomac River will provide Pepco with power and ancillary services from the Potomac River generating facility to a Washington, D.C. electric load pocket for a term of twenty years and in accordance with good utility practice. Under the terms and conditions of the local area support agreement, Mirant Potomac River will make the Potomac River generating facility available in order to maintain the local area reliability of Pepco. Mirant Potomac River will be liable for damages for failure to meet its obligations under the local area support agreement.

  Mirant Potomac River is obligated to promptly notify Pepco of any condition reasonably likely to cause Mirant Potomac River to fail to provide energy or ancillary services. Mirant Potomac River must also follow certain guidelines prior to the retirement or indefinite removal from service of the Potomac River station. Pepco has no obligation under the local area support agreement to compensate Mirant Potomac River for such local area support except if Pepco requires Mirant Potomac River to generate electricity when the PJM independent system operator has not. In this case, Pepco must pay Mirant Potomac River the amount the PJM independent system operator would have paid Mirant Potomac River if the PJM independent system operator had ordered such operation. The maintenance of the Potomac River generating facility must be scheduled in accordance with the reliability needs of PJM, and the Potomac River generating facility may only be retired or indefinitely removed from service upon five years notice and only then after consideration of the necessary resources needed to replace the generating facility.

 Assignment

  Upon ten days' prior written notice to Mirant Potomac River, Pepco may assign the local area support agreement to (i) an affiliated entity that owns all or part of Pepco's transmission system or (ii) an independent system operator or independent transmission company whose control over all or part of Pepco's transmission system has been approved by the Federal Energy Regulatory Commission. Mirant Potomac River may assign, transfer or pledge its rights or interest in the local area support agreement for purposes relating to the financing or refinancing of the Potomac River generating facility. Mirant Potomac River will be unable to sell, lease or otherwise transfer the Potomac River generating facility without Pepco's prior written consent which will not be unreasonably withheld.

Fuel and Fuel Transportation Contracts

  Pepco's fuel supply and fuel transportation contracts were assigned to Mirant Americas Energy Marketing. These include contracts for supply of coal, fuel oil and natural gas; for rail transportation of coal; for pipeline delivery of natural gas; and for terminal handling, storage and delivery (by pipeline or barge) of fuel oil. These agreements cover fuel utilized by the Morgantown, Dickerson, Chalk Point and Potomac River generating facilities, as well as the Benning Road and Buzzard Point generating facilities where our subsidiary provides operations and maintenance services.

                        DESCRIPTION OF THE CERTIFICATES

  The existing certificates in aggregate principal amount of $1,224,000,000 were issued pursuant to three separate pass through trust agreements between us and the pass through trustees. The new certificates will be issued under the pass through trust agreements in the same aggregate principal amount and will be identical in all material respects to the existing certificates.

  The statements under this caption are a summary only and do not purport to be complete. This summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the certificates, the participation agreements, the leases, the facility site leases, the facility site subleases, the lease indentures, the lessor notes and the pass through trust agreements in respect of each of the lease transactions, collectively referred to below as the operative documents. As used in this section, the term "certificate" refers to both existing certificates and new certificates. Except as otherwise indicated, the following summaries relate to each of the three pass through trust agreements, the pass through trusts formed by the pass through trust agreements and the certificates to be issued by each pass through trust.

General

  The existing certificates were, and the new certificates will be, issued in fully registered form without coupons. Each new certificate will represent a fractional undivided interest in the pass through trust created by the pass through trust agreement pursuant to which each certificate will be issued.

  The property of each pass through trust consists solely of:

  .  the lessor notes held in the related pass through trust;

  .  all monies at any time paid on the related lessor notes;

  .  all monies due and to become due under the related lessor notes;

  . funds from time to time deposited with the pass through trustee in accounts relating to such pass through trust; and

  .  proceeds from the sale by the pass through trustee of a lessor note.

  Each certificate corresponds to a pro rata share of the outstanding principal amount of the lessor notes held in the related pass through trust and is issuable in minimum denominations of $100,000 or integral multiples of $1,000 in excess thereof. No person acquiring a beneficial interest in the certificates (we will refer to each person as a certificate owner) will be entitled to receive a definitive certificate representing such person's interest in the certificates, except as set forth below under "Book-Entry; Delivery and Form." Unless and until definitive certificates (as defined below) are issued under the limited circumstances described herein, all references to actions by registered certificate holders shall refer to actions taken by DTC upon instructions from DTC participants (as defined below), and all references to distributions, notices, reports and statements to certificate holders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or its nominee, Cede & Co., as the registered holder of the certificates, or to DTC participants for distribution to certificate owners in accordance with DTC procedures. See "Book-Entry; Delivery and Form."

  The certificates represent interests in the respective pass through trusts and do not represent an interest in or obligation of Mirant Mid-Atlantic, the pass through trustees or the owner lessors, or any of their affiliates. The pass through trustee shall make distributions to the certificate holders solely from the property of the related pass through trust. By accepting a certificate, a certificate holder agrees that it will look only to the income and proceeds of the property of the related pass through trust insofar as that income and those proceeds are available for distribution. The certificates will be subject to prepayment when and to the extent that the related Lessor Notes are redeemed, prepaid or purchased. See "The Lessor Notes--Redemption of Lessor Notes" and "The Lessor Notes--Owner Lessor's Right to Purchase the Lessor Notes."

Same-Day Settlement and Payment

  All payments made by us under the leases to the indenture trustee (as assignee of the owner lessors) and subsequently to the pass through trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.

Payments and Distributions

  Scheduled payments of principal and interest on the lessor notes are herein referred to as scheduled payments, and each June 30 and December 30 of each year, commencing June 30, 2001, are herein referred to as regular distribution dates. Each certificate holder is entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the related class of lessor notes. All scheduled payments of principal and interest on the lessor notes held in each pass through trust received by the pass through trustee will be distributed by the pass through trustee to certificate holders on the date such receipt is confirmed.

  Interest. Payments of interest on the unpaid principal amount of the lessor notes held in the pass through trusts are scheduled to be received by the pass through trustee on each June 30 and December 30 of each year, commencing June 30, 2001, at the applicable annual rate for such pass through trust indicated on the cover page of this prospectus, until the final distribution date for such pass through trust. Interest will be passed through to certificate holders of each of the pass through trusts at the applicable annual rate, calculated on the basis of a 360-day year of twelve 30-day months.


  Principal. Scheduled principal payments on the lessor notes and the resulting distributions on the certificates are as follows (rounded to the first decimal place):

                          Debt Amortization Schedule

                               Percentage of   Percentage of   Percentage of
                              Initial Balance Initial Balance Initial Balance
     Regular Distribution       of Series A     of Series B     of Series C
     Dates                     Certificates    Certificates    Certificates
     --------------------     --------------- --------------- ---------------
     June 30, 2001...........       6.2            10.5             2.6
     December 30, 2001.......       0.2             0.0             0.0
     June 30, 2002...........      14.9             0.0             0.0
     December 30, 2002.......       0.2             0.0             0.0
     June 30, 2003...........      11.6             0.0             0.0
     December 30, 2003.......       0.2             0.0             0.0
     June 30, 2004...........       5.2             0.0             0.0
     December 30, 2004.......       0.2             0.0             0.0
     June 30, 2005...........       4.6             0.0             0.0
     December 30, 2005.......       0.2             0.0             0.0
     June 30, 2006...........       2.7             0.0             0.0
     December 30, 2006.......       0.2             0.0             0.0
     June 30, 2007...........       4.5             0.0             0.0
     December 30, 2007.......       0.2             0.0             0.0
     June 30, 2008...........       7.0             0.0             0.0
     December 30, 2008.......       0.1             0.0             0.0
     June 30, 2009...........       7.2             0.0             0.0
     December 30, 2009.......       0.1             0.0             0.0
     June 30, 2010...........      13.1             0.0             0.0
     December 30, 2010.......       0.1             0.0             0.0
     June 30, 2011...........      12.9             0.0             0.0
     December 30, 2011.......       0.0             0.0             0.0
     June 30, 2012...........       8.5             5.4             0.0
     December 30, 2012.......                       0.0             0.0

                               Percentage of   Percentage of   Percentage of
                              Initial Balance Initial Balance Initial Balance
     Regular Distribution       of Series A     of Series B     of Series C
     Dates                     Certificates    Certificates    Certificates
     --------------------     --------------- --------------- ---------------
     June 30, 2013...........                      17.2             0.0
     December 30, 2013.......                       0.0             0.0
     June 30, 2014...........                      16.7             0.0
     December 30, 2014.......                       0.0             0.0
     June 30, 2015...........                      12.5             0.0
     December 30, 2015.......                       0.0             0.0
     June 30, 2016...........                      13.2             0.0
     December 30, 2016.......                       0.0             0.0
     June 30, 2017...........                      24.4             0.0
     December 30, 2017.......                                       0.0
     June 30, 2018...........                                      18.8
     December 30, 2018.......                                       0.0
     June 30, 2019...........                                      30.1
     December 30, 2019.......                                       0.0
     June 30, 2020...........                                      25.2
     December 30, 2020.......                                       0.0
     June 30, 2021...........                                       2.1
     December 30, 2021.......                                       0.1
     June 30, 2022...........                                       0.1
     December 30, 2022.......                                       0.0
     June 30, 2023...........                                       0.0
     December 30, 2023.......                                       0.0
     June 30, 2024...........                                       0.0
     December 30, 2024.......                                       0.0
     June 30, 2025...........                                       0.0
     December 30, 2025.......                                       0.0
     June 30, 2026...........                                       0.0
     December 30, 2026.......                                       0.0
     June 30, 2027...........                                       0.0
     December 30, 2027.......                                      18.1
     June 30, 2028...........                                       0.0
     December 30, 2028.......                                       3.0

  General. Certificate holders of record will receive all scheduled payments on each regular distribution date if the pass through trustee receives the scheduled payments due on such date as provided in the pass through trust agreements. The record date for each such distribution of scheduled payments will be the fifteenth day preceding such regular distribution date, subject to certain exceptions. If a scheduled payment is not received by the pass through trustee on a regular distribution date but is received within five days thereafter, it will be distributed on the date received to those certificate holders of record. If it is received after such five-day period, it will be treated as a special payment (as defined below) and distributed as described below.

  The pass through trust agreements require that the related pass through trustee establish and maintain with itself, for the pass through trusts and for the benefit of the certificate holders, one or more non-interest bearing accounts, which we refer to as the certificate account, for the deposit of payments representing scheduled payments on the lessor notes held in the related pass through trust. The pass through trust agreements also require that the related pass through trustee establish and maintain with itself, for each pass through trust and for the benefit of the certificate holders, one or more accounts, which we refer to as the special payments account, for the deposit of payments representing special payments. Pursuant to the terms of the pass through trust agreements, the related pass through trustee is required to deposit immediately any scheduled payments received by it in the certificate account and to deposit immediately any special payments so received by it in the special payments account. All amounts so deposited will be distributed by the pass through trustee on a regular distribution date or a special distribution date (as defined below), as appropriate. Each certificate holder will receive its proportionate share
(based on the aggregate fractional undivided interest that the certificate holder holds) of the aggregate amount in the certificate account or special payments account, as applicable.

  In addition to scheduled payments with respect to principal, the lessor notes (and consequently the certificates) are subject to prepayment under certain circumstances. See "--Redemption of Lessor Notes." Payments of principal, premium, if any, and interest received by the pass through trustee on account of a prepayment, if any, of the lessor notes held in the related pass through trust, and payments received by the pass through trustee following a default in respect of the lessor notes held in the related pass through trust (including, but not limited to, the proceeds received on account of the sale of such lessor notes by the pass through trustee), which we refer to as special payments, will be distributed on the 30th day of a month, unless such special payment is with respect to the prepayment of lessor notes, in which case such distribution shall be the date the prepayment is scheduled to occur under the terms of the lease indenture, which we refer to as a special distribution date, so long as payment is received by the pass through trustee on such scheduled prepayment date as provided in the pass through trust agreements. The pass through trustee will mail notice of each special payment to the certificate holders of record and certificate owners, which notice shall set forth (i) the special distribution date and record date therefor;
(ii) the amount of the special payment per $1,000 of face amount of certificates and the extent to which it constitutes principal, premium, if any, and interest; (iii) the reason for the special payment; and (iv) if the special distribution date is the same as a regular distribution date, the total amount to be received on such date per $1,000 of face amount of certificates. The record date for each distribution (other than the final distribution) of a special payment on a special distribution date for each pass through trust will be the fifteenth day preceding such special distribution date. See "--Redemption of Lessor Notes" and "--Events of Default and Certain Rights Upon an Event of Default."

  Distributions by the pass through trustee from the certificate account or the special payments account of the related pass through trust on a regular distribution date or a special distribution date will be made:

    (a) by wire transfer in immediately available funds to an account maintained by such certificate holder with a bank if:

    .  DTC is the certificate holder of record;

    . a certificate holder holds certificates in an aggregate amount greater than $10 million; or

    . any certificate holder that holds certificates in an aggregate amount greater than $1 million requests that such distributions be made by wire transfer.

    or,

    (b) if none of the above apply, by check mailed to each certificate holder of record on the applicable record date at its address appearing in the register maintained for the related pass through trust.

  The final distribution for each pass through trust, however, will be made only upon presentation and surrender of the certificates at the office or agency of the pass through trustee specified in the notice given by the pass through trustee of such final distribution. The pass through trustee will mail such notice of the final distribution (at maturity, redemption or otherwise) to the certificate holders of record no earlier than 60 days and no later than 20 days preceding such final distribution, specifying, among other things, the date set for such final distribution and the amount of such distribution. See
"Termination of the Pass Through Trusts."

  If any regular distribution date or special distribution date is not a business day, distributions scheduled to be made on that regular distribution date or special distribution date may be made on the next succeeding business day without any additional interest accruing during the intervening period.

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Reports to Certificate Holders

  On each regular distribution date and special distribution date, if any, the pass through trustee will include with each distribution of a scheduled payment or special payment, if any, to certificate holders of record and, upon request, to persons who acquire a beneficial interest in certificates (that is, certificate owners) of the related pass through trust a statement, giving effect to such distribution to be made on such regular distribution date or special distribution date, as the case may be, setting forth the following information (per $1,000 face amount certificate, as to (a) and (b) below):

    (a) the amount of such distribution allocable to principal and the amount allocable to premium, if any; and

    (b) the amount of such distribution allocable to interest.

  In addition, within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the pass through trustee will furnish to each person who at any time during the year was a certificate holder of record and, upon request, each certificate owner at any time during the preceding calendar year a statement specifying the sum of the amounts determined pursuant to clauses (a) and (b) above with respect to the related pass through trust for the applicable calendar year or, in the event such person was a certificate holder of record or certificate owner during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the pass through trustee and which a certificate holder or certificate owner shall reasonably request as necessary for the purpose of such certificate holder's or certificate owner's preparation of its federal income tax returns. Reports and related items shall be prepared on the basis of information supplied to the pass through trustee by the DTC participants and the certificate owners.

  At such time, if any, as the certificates are issued in the form of definitive certificates, the pass through trustee will prepare and deliver the information described above to each certificate holder of record as the name and period of record ownership of such certificate holder appears on the records of the registrar of the certificates.

  As long as any certificates remain outstanding, we will furnish to the pass through trustee unaudited quarterly and audited annual financial statements, with the accompanying footnotes and audit report. Unaudited quarterly financial statements will be furnished to the pass through trustee within 60 days following the end of each of our first three fiscal quarters during each fiscal year and audited annual financial statements will be furnished to the pass through trustee within 120 days following the end of our fiscal year. The pass through trustee will furnish all such information directly to certificate holders and, upon request, certificate owners. We will also furnish to certificate holders, certificate owners and prospective investors upon request any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as we are not a reporting company under the Exchange
Act.

  In addition, following the effectiveness of the registration statement relating to this exchange of new certificates for existing certificates, whether or not required by the rules and regulations of the SEC, we will maintain our status as a reporting company under the Exchange Act, and file copies of all such information and reports with the SEC for public availability (unless the SEC will not accept such filings) within the time periods specified in the SEC's rules and regulations and make such information available to securities analysts and prospective investors upon request. If we fail to maintain our status as a reporting company, the interest rate on the lessor notes (and, correspondingly, the certificates) will be increased by 0.50% on an annual basis for the duration of such failure. There will be no such increase in the interest rate if the SEC does not accept the filing of the applicable reports.

Voting of Lessor Notes

  The pass through trustee of each pass through trust, as holder of the lessor notes in such pass through trust, has the right under certain circumstances under the lease indentures to vote and give consents and waivers in

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respect of the lessor notes held in such pass through trust. Each pass through trust agreement sets forth the circumstances in which the pass through trustee shall direct any action or cast any vote as the holder of the lessor notes at its own discretion and the circumstances in which the pass through trustee shall seek instructions from the certificate holders. The principal amount of the lessor notes held in the pass through trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of certificates held by the certificate holders taking the corresponding position.

Covenants

  We are subject to the following covenants contained in the participation agreements. The definitions of some of the capitalized terms used in the section "Covenants" are defined under the heading "Definitions" immediately following this section.

  Sale of Assets. Except in connection with a merger, consolidation or the sale of all or substantially all of our properties or assets on the terms described under the caption "Merger, consolidation or sale of substantially all assets" below, we will not, and will not permit any of the designated subsidiaries to, sell, lease, transfer, convey or otherwise dispose of any assets (including by way of the issue or sale by us of equity interests in any of our subsidiaries) other than the following permitted asset sales:

  . transfers of assets (including equity or debt interests in any of our subsidiaries, but excluding our interest in either facility site and any leasehold interest in assets subject to the leases) among us and any of the designated subsidiaries (other than transfers of assets from Mirant
     Chalk Point to Mirant Peaker or Mirant Potomac River, unless Mirant
     Peaker or Mirant Potomac River, as applicable, is, at that time, a wholly-owned subsidiary of us);

  . sales of inventory (including, but not limited to, fuel), products or obsolete items and other similar dispositions and sales of energy, capacity and ancillary services in the ordinary course of business;

  . sales of assets required to be made pursuant to any change in law, regulation or any imposition by the Federal Energy Regulatory Commission or any other governmental entity having or claiming jurisdiction over us, our affiliates or our assets;

  . sales or dispositions of equity or debt interests in subsidiaries other than the designated subsidiaries;

  . a restricted payment that is made in cash or cash equivalent investments that is permitted by the participation agreements;

  . aggregate sales or other aggregate dispositions of assets (other than our ownership interest in either facility site and any leasehold interest in the assets subject to the leases) that, in the aggregate, are not in excess of 15% of the consolidated book value of us and the designated subsidiaries;

  . sales or other dispositions of assets (other than (a) our ownership interest in either facility site, (b) any leasehold interest in the assets subject to the leases and (c) equity in Mirant Chalk Point, Mirant Potomac River and Mirant Peaker, each a designated subsidiary so long as a subsidiary of Mirant or Mirant Mid-Atlantic) if the proceeds of that sale or disposition are: invested by us in any Permitted
     Business, used by us or the designated subsidiaries to repay existing
     Indebtedness (other than Subordinated Indebtedness), or retained by us in a segregated asset sale account;

  . sales or other dispositions of assets (other than (a) our ownership interest in either facility site, (b) any leasehold interest in the assets subject to the leases and (c) equity in any designated subsidiary) certified by us as no longer useful in our business or that of one of the designated subsidiaries, as long as the disposal of the asset will not have a material adverse effect on us and the designated subsidiaries, taken as a whole; and

  . any other sale or disposition of assets (other than (a) our ownership interest in either facility site and (b) any leasehold interest in assets subject to the leases) so long as, after giving effect to that sale or disposition, both S&P and Moody's confirms its respective rating of the certificates in effect immediately prior to that sale or disposition; provided, that, if either of those ratings is below

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     investment grade, we will not be permitted to consummate that sale or disposition unless: (i) the Fixed Charge Coverage Ratio for the most recently ended period of four full fiscal quarters is at least 2.5 to
     1.0 and (ii) the projected Fixed Charge Coverage Ratio for each of the following two periods of four full fiscal quarters is at least 2.5 to
     1.0. Prior to making any sale or disposition in accordance with this paragraph, we will deliver to the pass through trustees, each owner lessor and each owner participant (the institutional investor which holds the membership interests in the owner lessors) a copy of the letters from S&P and Moody's confirming their respective ratings of the certificates and an officer's certificate certifying as to the matters in clauses (i) and (ii) of this paragraph.

  Assignments of our leasehold interests in either leased facility and subleases permitted by the terms of the leases are not considered sales or dispositions of assets for the purposes of this covenant. See "Description of the Leases and Other Lease Documents--Sublease and Assignment."

  Merger, Consolidation or Sale of Substantially All Assets. Except in connection with a permitted asset sale on the terms described under the caption
"--Sale of Assets," we will not, and will not permit any of the designated subsidiaries to, directly or indirectly, consolidate or merge with or into, any other person, or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our or its properties or assets to any person or persons in one or a series of transactions, unless immediately after giving effect to the transaction each of the following conditions is satisfied:

  .  no significant lease default (as defined in "Description of Capital
     Leases--Owner Lessor's Right to Cure") or a lease event of default has occurred and is continuing;

  . the surviving entity, if other than us or any of the designated subsidiaries, or the transferee, will (i) be organized under the laws of the United States, any state thereof or the District of Columbia,
     (ii) expressly assume, under an agreement reasonably satisfactory to the applicable owner participants and the indenture trustee, all of our, or the designated subsidiary's, as applicable, obligations under the operative documents and (iii) be a corporation, limited liability company or limited partnership;

  . we provide to each of the pass through trustees, the indenture trustee, the owner lessors and the owner participants a customary officers' certificate and customary legal opinions addressing various matters in connection with the merger or sale; and

  . we, the surviving entity, or the transferee, as applicable, after giving effect to such consolidation, merger or sale of all or substantially all of our assets, has a credit rating of at least BBB-, from S&P and Baa3 from Moody's and, prior to the consummation of any such transaction, we will have provided an officer's certificate to such effect or a copy of the letters from S&P and Moody's confirming such ratings.

  . if the surviving entity has any Indebtedness (after giving effect to the consolidation or merger), we, or the designated subsidiary, as applicable, would be permitted to incur that Indebtedness in accordance with the provisions described under the caption "--Limitations on Incurrence of Indebtedness" or "--Limitations on Incurrences of Indebtedness by Designated Subsidiaries," as applicable;

  In addition, so long as no significant lease default or lease event of default has occurred and is continuing, any designated subsidiary may merge into us or into another designated subsidiary.

  Restriction on Liens. We will not, nor will we permit any of the designated subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any liens on our or any of the designated subsidiaries' properties or assets, except for the following permitted encumbrances:

    (1) liens and encumbrances identified as exceptions to each of the title policies issued in connection with the leveraged lease transactions;

    (2) any lien arising solely by order of any court, tribunal or other governmental authority (or by an agreement of similar effect) so long as such lien is being contested in good faith and is appropriately bonded or reserved against, and any appropriate legal proceedings that may have been initiated for the review of

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  such order have not been finally terminated or the period within which those proceedings may be initiated has not expired;

    (3) construction materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business for amounts either not overdue for a period of not more than 30 days or being contested in good faith by appropriate proceedings (and in respect of which adequate cash reserves have been set aside) so long as those proceedings do not involve a material risk of the sale, forfeiture or loss of either leased facility;

    (4) the interests of us, the designated subsidiaries, the owner participants, the owner lessors, the owner managers, the indenture trustees and the pass through trustees under any of the applicable operative documents;

    (5) liens caused by the owner lessors, the owner participants and the indenture trustees that such parties are responsible for removing;

    (6) the interests of each owner lessor in the applicable leased facility and facility sites and our interests and those of each owner lessor in the ownership and operation agreement;

    (7) our reversionary interests in either leased facility or facility site;

    (8) liens for taxes, water, sewage, license, permit or inspection fees either not yet due and payable or being contested in good faith by appropriate proceedings (and in respect of which adequate cash reserves have been set aside) so long as those proceedings could not reasonably be expected to result in a material adverse effect on us and the designated subsidiaries, taken as a whole;

    (9) applicable zoning and building regulations and ordinances from time to time in effect which do not affect the use or operation of the leased facilities except to an insignificant extent;

    (10) the interest of a sublessee in the applicable undivided interests or leased facilities under a permitted sublease;

    (11) liens, easements, encumbrances, restrictions, defects or irregularity of title that in the aggregate are not substantial in amount and do not materially detract from the value of the applicable undivided interests, leased facilities or facility sites and do not materially impair the use of the leased facilities or facility sites in the ordinary course of business;

    (12) liens created or expressly permitted by any operative document for the sole purpose of paying all amounts due and owing under the operative documents;

    (13) liens in existence on the closing date as set forth on a schedule to the participation agreements;

    (14) liens by us to any of the designated subsidiaries or by one of the designated subsidiaries to us or any of our other designated subsidiaries;

    (15) liens arising by reason of security for payment of workers' compensation or other insurance;

    (16) liens in favor of suppliers incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by appropriate proceedings that suspend the collection of those sums;

    (17) liens arising by operation of law pursuant to any license issued by the Federal Energy Regulatory Commission required for our operation, or any designated subsidiary's operation, of electric generation facilities;

    (18) liens to secure permitted indebtedness or designated subsidiary permitted indebtedness, described below under the caption "--Limitations on Incurrence of Indebtedness" or "--Limitations on Incurrence of Indebtedness by Designated Subsidiaries", as applicable, other than Subordinated
  Indebtedness, so long as the liens will not secure Indebtedness in an amount in excess of $100 million;

    (19) liens to secure our hedging obligations or the hedging obligations of one of the designated subsidiaries, but only to the extent (a) the hedging obligations are entered into in the ordinary course of business and not for speculative purposes to protect us or the designated subsidiary from interest rate

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  fluctuations and (b) the notional principal amount of the hedging obligations does not exceed the principal amount of Indebtedness to which the hedging obligations relate;

    (20) liens described in any of the sub-paragraphs above and renewed or extended upon the renewal or extension or refinancing or replacement of the Indebtedness secured thereby, provided that (A) there is no increase in the principal amount of the Indebtedness secured thereby over the principal, capital or nominal amount thereof outstanding immediately prior to such refinancing; (B) such liens attach solely to that property, (C) at the time of the extension, renewal or refunding of that Indebtedness and after giving effect thereto and to the application of the proceeds thereof, no significant lease default or lease event of default would exist, and (D) such liens do not cover assets that are, as a whole, more valuable than the assets covered by liens that secured the refinanced Indebtedness;

    (21) liens securing designated subsidiary permitted indebtedness incurred in connection with the financing of accounts receivable or the financing of inventory;

    (22) liens securing Indebtedness incurred for the purposes of financing capital expenditures required by law and, in our case, liens securing
  Indebtedness incurred for the purposes of financing required improvements;

    (23) liens on the property of any person existing at the time that person is merged into or consolidated with us or one of the designated subsidiaries and not incurred in contemplation with that merger or consolidation;

    (24) liens (x) outstanding on or over any asset acquired after December
  19, 2000, (y) in existence at the date of such acquisition and (z) where we or one of the designated subsidiaries, as applicable, does not take any step to increase the principal amount secured thereby from that so secured and outstanding at the time of such acquisition (other than in the case of liens for a fluctuating balance facility, by way of utilization of that facility within the limits applicable thereto at the time of acquisition) so long as such liens were not incurred, extended or renewed in contemplation of that acquisition or purchase; provided, that (A) such lien attaches solely to the assets acquired or purchased and (B) if the Indebtedness secured by such lien is assumed by us or a designated subsidiary, then and in such event, that Indebtedness is incurred in accordance with the provisions described under the caption "--Limitations on Incurrence of Indebtedness" or "--Limitations on Incurrence of Indebtedness by Designated Subsidiaries," as applicable.

  The liens described in paragraphs (1) through (24) above are, collectively, permitted liens.

  Maintenance of Existence and Properties. Except in connection with a merger, consolidation or the sale of all or substantially all of our properties or assets on the terms described under the caption "--Merger, Consolidation or Sale of Substantially All Assets" above, we will, and will cause each designated subsidiary to, (i) do or cause to be done all things necessary to preserve, renew, and keep in full force and effect our, or the designated subsidiaries', legal existence (ii) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the rights, governmental approvals, and franchises material to the conduct of our, or our designated subsidiaries', business, (iii) keep and maintain all property material to the conduct of our, and our designated subsidiaries', business in good working order, and condition, force majeure excepted and (iv) operate and maintain our, and our designated subsidiaries', property and assets (other than the leased facilities, which are to be maintained in accordance with the provisions of the leases) in good condition, repair and working order and in any event in all material respects (a) in compliance with all requirements of law, including environmental laws, unless noncompliance could not reasonably be expected to result in a material adverse effect on us and the designated subsidiaries, taken as a whole, subject to force majeure, and (b) in accordance with Prudent Industry Practice.

  Maintenance of Tax Status. We will not, and will cause each designated subsidiary not to, voluntarily take any action to cause us or any of the designated subsidiaries to be subject to taxation as a separate entity for federal income tax purposes.

  Insurance. We will comply with the terms and conditions regarding the maintenance of insurance set forth in each lease. We will maintain or cause to be maintained, and will cause each designated subsidiary to maintain,

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with financially sound and reputable insurers, insurance against such liabilities, casualties, risks, contingencies and in such types and amounts as is maintained by persons engaged in similar businesses as us and the designated subsidiaries.

  Limitation on Activities. We will not, and we will not permit any of our subsidiaries to, engage in any business other than a Permitted Business.

  Credit Support.  We will:

  . maintain for the benefit of each owner lessor (or its permitted assign), Qualifying Credit Support, with an available amount equal to, for the related lease, the greater of (1) the periodic lease rent scheduled to be paid under that lease in the following six months and (2) 50% of the periodic lease rent scheduled to be paid under that lease in the following twelve months;

  . extend or replace any Qualifying Credit Support at least 30 days before its expiration date if that Qualifying Credit Support expires before the expiration date of the applicable leases;

  .  within 60 days of receiving knowledge that a Qualifying Credit Support
     Issuer no longer meets the criteria in the definition of Qualifying
     Credit Support Issuer set forth below, replace the Qualifying Credit
     Support provided by that Qualifying Credit Support Issuer with
     Qualifying Credit Support from another Qualifying Credit Support Issuer;
     and

  . within 90 days after a Qualifying Credit Support is drawn upon by the related indenture trustee to pay scheduled rent, reinstate the availability under the drawn Qualifying Credit Support or provide new
     Qualifying Credit Support in the required amount.

  Limitations on Incurrence of Indebtedness. We will not create, incur, assume or permit to exist, or permit any of our subsidiaries (other than designated subsidiaries, which are subject to the provisions described under the caption
"--Limitation on Incurrence of Indebtedness by Designated Subsidiaries") to create, incur, assume or permit to exist, any Indebtedness (as defined below) other than the following (which we refer to as permitted indebtedness):

    (a) Indebtedness in existence on December 19, 2000 and set forth on a schedule to each participation agreement;

    (b) Indebtedness, if, after giving effect to the incurrence of that
  Indebtedness:

      (i) each of Moody's and S&P confirms the then current rating of the certificates; provided, that, if either of those ratings is below investment grade, we will not be permitted to incur the Indebtedness unless: (i) the Fixed Charge Coverage Ratio for the most recently ended period of four full fiscal quarters is at least 2.5 to 1.0 and (ii) the projected Fixed Charge Coverage Ratio for each of the following two periods of four full fiscal quarters is at least 2.5 to 1.0;

      (ii) no significant lease default or lease event of default has occurred and is continuing, unless the application of the proceeds of the incurred Indebtedness cures the significant lease default or lease event of default;

      (iii) prior to incurring the Indebtedness, we deliver an officer's certificate to each pass through trustee, each owner participant and each owner lessor certifying as to the matters in clauses (i) and
    (ii) above; and

      (iv) a copy of the ratings letters from S&P and Moody's confirming their respective ratings of the certificates is delivered (prior to the incurrence of such Indebtedness) to each pass through trustee and the applicable owner participant.

    (c) Indebtedness incurred for working capital purposes;

    (d) Indebtedness in respect of letters of credit, surety bonds or performance bonds or guarantees issued in the ordinary course of business;

    (e) Subordinated Indebtedness;

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    (f) Indebtedness in an aggregate principal amount not to exceed $100 million including the aggregate value at risk under unhedged transactions referred to under the definition of "Power Market Business" (escalated annually based upon the consumer price index) less the aggregate principal amount of Indebtedness incurred pursuant to clause (c) under the caption
  "--Limitation on Incurrence of Indebtedness by Designated Subsidiaries;"

    (g) Indebtedness represented by interest rate swaps, caps or collar agreements, or other hedging arrangements entered into to protect against fluctuations in interest rates or the exchange of nominal interest obligations in the ordinary course of business and not for speculative purposes;

    (h) Indebtedness secured by a pre-existing lien on any assets that we acquire, so long as that Indebtedness is recourse only to those acquired assets and to neither other assets nor to our general credit;

    (i) in the case of any subsidiary (other than designated subsidiaries), any Non-Recourse Indebtedness;

    (j) Intercompany Loans;

    (k) Indebtedness incurred to finance capital expenditures made to comply with law or to finance required improvements (as defined below) under any Lease;

    (l) Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness permitted to be incurred pursuant to clauses (a) and (h) above, provided, that the average life of the refinancing Indebtedness shall not be shorter than the remaining average life of the Indebtedness refinanced and the principal amount of the refinancing Indebtedness shall not exceed the principal amount of the Indebtedness refinanced plus a reasonable premium in connection with the refinancing; and

    (m) Indebtedness guaranteed by (a) Mirant or (b) one or more of our direct or indirect parents, provided that each of those parents has a senior, unsecured, long-term credit rating from S&P of BBB or higher and from Moody's of Baa2 or higher.

  Limitations on Incurrence of Indebtedness by Designated Subsidiaries. We will not permit any of the designated subsidiaries to create, incur, assume or permit to exist, any Indebtedness other than the following (which we refer to as designated subsidiary permitted indebtedness):

    (a) Indebtedness of any designated subsidiary in existence on December
  19, 2000 and set forth on a schedule to each participation agreement;

    (b) Indebtedness incurred by any designated subsidiary to finance capital expenditures made to comply with law;

    (c) Indebtedness incurred by the designated subsidiaries, taken as a whole, in an aggregate principal amount not to exceed $100,000,000, including the aggregate value at risk under various unhedged transactions of us and our subsidiaries, and with respect to any individual designated subsidiary, in an aggregate principal amount not to exceed $50,000,000 (in each case, escalated annually based upon the consumer price index) in each case, less the aggregate principal amount of Indebtedness incurred pursuant to paragraph (f) under the caption "--Limitations on Incurrence of Indebtedness";

    (d) Indebtedness in respect of letters of credit, surety bonds or performance bonds or guarantees issued in the ordinary course of business;

    (e) Intercompany Loans;

    (f) Indebtedness secured by a pre-existing lien on any assets acquired by a designated subsidiary, so long as that Indebtedness is recourse only to those acquired assets and to neither other assets nor to the general credit of the applicable designated subsidiary; and

    (g) Indebtedness, if, after giving effect to the incurrence of that
  Indebtedness:

      (i) each of Moody's and S&P confirms the then current rating of the certificates provided, that, if either of those ratings is below investment grade, the applicable designated subsidiary will not be permitted to incur the Indebtedness unless: (i) the Fixed Charge
    Coverage Ratio for the most recently

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    ended period of four full fiscal quarters is at least 2.5 to 1.0 and
    (ii) the projected Fixed Charge Coverage Ratio for each of the following two periods of four full fiscal quarters is at least 2.5 to
    1.0;

      (ii) no significant lease default or lease event of default has occurred and is continuing, unless the application of the proceeds of the incurred Indebtedness cures the significant lease default or lease event of default;

      (iii) prior to incurring the Indebtedness, we deliver an officer's certificate to each pass through trustee, each owner participant and each owner lessor certifying as to the matters in clauses (i) and
    (ii) above; and

      (iv) a copy of the ratings letters from S&P and Moody's confirming their respective ratings of the certificates is delivered (prior to the incurrence of such Indebtedness) to each pass through trustee and the applicable owner participant.

  Limitations on Restricted Payments. We will not take any of the following actions, which we refer to as restricted payments:

  . make distributions in respect of the equity interests in us (in cash, property, securities or obligations other than additional equity interests of the same type);

  . make any other payments or distributions on account of payments of interest, set apart money for a sinking or analogous fund for, or purchase, redeem, retire or otherwise acquire any portion of, any equity interest in us or of any warrants, options or other rights to acquire any such equity interest (or make payments to any person such as phantom stock payments, where the amount of the payment is calculated with reference to our fair market or equity value); or

  . make any payment on or with respect to, the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness;

unless, at the time of the restricted payment, each of the following conditions is satisfied:

  . the Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters, or such shorter period (of not less than one full fiscal quarter) commencing on December 19, 2000 and ending on the last day of the most recent fiscal quarter for which internal financial statements are available equals at least:

    (1) 1.7 to 1.0; or

    (2) 1.6 to 1.0, if, as of the last day of the most recently completed fiscal quarter, we and the designated subsidiaries are parties to Power Purchase Agreements covering, in the aggregate, at least 25% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full fiscal quarters following that date; or

    (3) 1.45 to 1.0 if, as of the last day of the most recently completed fiscal quarter, we and the designated subsidiaries are parties to Power Purchase Agreements covering, in the aggregate, at least 50% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full fiscal quarters following that date; or

    (4) 1.3 to 1.0 if, as of the last day of the most recently completed fiscal quarter, we and the designated subsidiaries are parties to Power Purchase Agreements covering, in the aggregate, at least 75% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full fiscal quarters following that date; or

    (5) 1.2 to 1.0, if, as of the last day of the most recently completed fiscal quarter, we and the designated subsidiaries are parties to Power Purchase Agreements covering, in the aggregate, at least 100% of the Projected Total Consolidated Operating Revenue for the consecutive period of eight full fiscal quarters following that date; and

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  .  the projected Fixed Charge Coverage Ratio (determined on a pro forma basis after giving effect to the restricted payments) for each of the two following periods of four fiscal quarters commencing with the fiscal quarter in which the restricted payment is proposed to be made equals at least:

    (1) 1.7 to 1.0; or

    (2) 1.6 to 1.0, if, as of the last day of the most recently completed fiscal quarter, we and our designated subsidiaries are parties to Power Purchase Agreements covering, in the aggregate, at least 25% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full fiscal quarters following that date; or

    (3) 1.45 to 1.0, if, as of the last day of the most recently completed fiscal quarter, we and our designated subsidiaries are parties to Power Purchase Agreements covering, in the aggregate, at least 50% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full fiscal quarters following that date; or

    (4) 1.3 to 1.0, if, as of the last day of the most recently completed fiscal quarter, we and our designated subsidiaries are parties to Power Purchase Agreements covering, in the aggregate, at least 75% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full fiscal quarters following that date; or

    (5) 1.2 to 1.0, if, as of the last day of the most recently completed fiscal quarter, we and our designated subsidiaries are parties to Power Purchase Agreements covering, in the aggregate, at least 100% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full fiscal quarters following that date; and

  . no significant lease default or lease event of default has occurred and is continuing; and

  We will deliver an officer's certificate to each owner participant and each pass through trustee certifying as to the above conditions (including the relevant Power Purchase Agreements), as of the end of the fiscal quarter immediately preceding the making of the proposed restricted payment. We will determine the satisfaction of the projected coverage ratio conditions based on projections prepared by us in good faith based upon assumptions consistent in all material respects with the relevant contracts and agreements, historical operations, and our good faith projections of future revenues and projections of operating and maintenance expenses for us and our subsidiaries in light of the then existing or reasonably expected regulatory and market environments in the markets in which the leased facilities or other assets owned by us and our subsidiaries is or will be operated and upon the assumption that there will be no early redemption or prepayment of Indebtedness or that any Indebtedness which matures within such projected periods will be refinanced on reasonable terms.

  Restricted payments do not include: (i) any repurchase or redemption of any equity interest of us or Subordinated Indebtedness solely in exchange for, or out of the net cash proceeds from the substantially concurrent issuance or sale of equity interests of us (issued expressly for that purpose), or (ii) any repurchase or redemption of any equity interest of us or Subordinated
Indebtedness solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale of new Subordinated Indebtedness (incurred expressly for that purpose).

  Distributions from Designated Subsidiaries. We will, unless prohibited by law, cause each designated subsidiary that is our wholly-owned subsidiary to make distributions to us of all cash available (after taking into account projected cash requirements necessary for the operation of that designated subsidiary's business, including mandatory debt service and maintenance reserves as reasonably determined by us) if, and only to the extent that, we are unable to meet our obligations under the leases.

  Treatment as Subsidiaries for Purposes of Certain Covenants. For the purposes of making any calculations on a consolidated basis necessary with respect to the covenants described above under "Limitations on Incurrence of Indebtedness", "Limitations on Incurrence of Indebtedness by Designated
Subsidiaries" or "Limitations on Restricted Payments", each of Mirant Potomac
River and Mirant Peaker will be treated as subsidiaries, regardless of whether
Mirant Potomac River or Mirant Peaker, as applicable, is, at the time the

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calculation is made, our subsidiary, and so long as (i) Mirant owns at least a majority of the ownership interest of Mirant Potomac River or Mirant Peaker, as applicable and (ii) the capital contribution agreement remains in effect.

  Limitation on Transactions with Affiliates. We will not, and will not permit any of our subsidiaries, to enter into or amend any agreement or transaction with an affiliate other than agreements or transactions or amendments that are on terms no more favorable to that affiliate than those entered into with third parties on an arms-length basis. This covenant will not apply to:

  . agreements and transactions solely among us and the designated subsidiaries (provided, that any such agreement will be terminated without penalty at any time that the applicable designated subsidiary ceases to be a designated subsidiary), or

  . agreements with any of our affiliates that are engaged in the business of selling and purchasing electricity, capacity and ancillary services, for (i) cost reimbursement that is no greater than amounts that would be payable to a third party on an arms-length basis and (ii) other compensation; provided, that any other compensation will be due and payable pursuant to the terms of those agreements if, and only to the extent that, we are permitted to make a restricted payment and shall be fully subordinated to the payments due under the facility leases and all other non-disputed obligations then due and payable. Any such agreement for cost reimbursement and other compensation will be terminated without penalty at any time that the applicable affiliate ceases to be our affiliate or upon the exercise of remedies following the occurrence of a lease event of default.

Definitions

  As used herein, the following terms have the meanings set forth below:

  "Cash Flow Available for Fixed Charges" for any period shall mean, without duplication, (i) Consolidated EBITDA for such period, minus (ii) capital expenditures (excluding capital expenditures relating to the construction of new fixed assets) made by us and our subsidiaries during such period other than capital expenditures financed with the proceeds of Subordinated
Indebtedness, contributions to our equity or the equity of our subsidiaries, restricted payments, the proceeds of indebtedness in existence on December 19, 2000 or IRB Indebtedness or Consolidated EBITDA for an earlier period to the extent (x) that amount of Consolidated EBITDA was specifically reserved for in cash during that earlier period for that capital expenditure and (y) that capital expenditure was, at that time, treated as being made during that earlier period for purposes of this definition.

  "Consolidated EBITDA" shall mean, with respect to us and our subsidiaries on a consolidated basis for any period, (i) consolidated net income (or loss) before interest and taxes, plus (ii) to the extent deducted in determining such consolidated net income (or loss), depreciation, amortization and other similar non-cash charges and reserves, minus (iii) to the extent recognized in determining such consolidated net income (or loss), extraordinary gains (or losses), restructuring charges or other non-recurring items, plus (iv) to the extent deducted in determining such consolidated net income (or loss), Lease
Payment Obligations.

  "Fixed Charge Coverage Ratio" means, for any period, without duplication, the ratio of (x) Cash Flow Available for Fixed Charges for such period to (y)
Fixed Charges.

  "Fixed Charges" shall mean, with respect to us and our subsidiaries on a consolidated basis for any period, the sum, without duplication, of (i) the aggregate amount of interest expense with respect to Indebtedness (other than Intercompany Loans and Subordinated Indebtedness) for such period, including
(A) the net costs under interest rate hedging agreements, (B) all capitalized interest (except to the extent that such interest is either (x) not paid in cash or (y) if paid in cash, is paid solely with the proceeds of the Indebtedness in respect of which such interest accrued), and (C) the interest portion of any deferred payment obligation, (ii) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and sinking fund payments with respect to principal of any Indebtedness (other than Intercompany Loans and Subordinated Indebtedness), and (iii) Lease
Payment Obligations which are scheduled to be paid during such period.

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  "Indebtedness" of any person shall mean (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services (other than trade payables and accrued liabilities arising in the ordinary course of business), (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all Lease Obligations of such person, (vi) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities securing Indebtedness, (vii) all unconditional obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such person or any warrants, rights or options to acquire such capital stock or other equity interests at any time prior to the first anniversary of the final maturity date of the lessor notes, (viii) all Indebtedness of any other person of the type referred to in clauses (i) through (vii) guaranteed by such person or for which such person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable (other than indirectly as a result of a performance guarantee not entered into with respect to Indebtedness), and (ix) all third party Indebtedness of the type referred to in clauses (i) through (viii) above secured by any lien or security interest on property (including accounts and contract rights) owned by the person whose Indebtedness is being measured, even through such person has not assumed or become liable for the payment of such third party
Indebtedness, the amount of such obligation being deemed to be the lesser of the net book value of such property or the amount of the obligation so secured.

  "Intercompany Loans" means loans to us or any of the designated subsidiaries by us or any of the designated subsidiaries made in the ordinary course of business, so long as any such loan is at all times thereafter held by us or one of the designated subsidiaries and that any such loans to us shall constitute Subordinated Indebtedness.

  "IRB Indebtedness" means Indebtedness that is in respect of pollution control revenue bonds, industrial revenue bonds or similar instruments.

  "Lease Obligations" shall mean, without duplication, with respect to any person for any period, (i) Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes under GAAP, (ii) with respect to noncapital leases (including noncapital leveraged leases and operating leases), other than synthetic leases or other similar off-balance sheet leases, (A) non-recourse Indebtedness of the lessor in such a lease, or (B) if such amount is indeterminable, then the present value, determined using a discount rate equal to the incremental borrowing rate (as defined in SFAS No. 13) of the lessee under such a lease, of rent obligations under such lease, and (iii) with respect to "synthetic" leases or other off-balance sheet leases, the then outstanding lease balance or other similar amount payable under such "synthetic" lease or other off-balance sheet lease.

  "Lease Payment Obligations" shall mean, without duplication, with respect to any person for any period, (i) the interest and principal components of all Lease Obligations that are described in clause (i) of the definition of "Lease
Obligations" that are scheduled to be paid during such period, plus (ii) all rent payment obligations relating to Lease Obligations described in clauses
(ii) and (iii) of the definition of "Lease Obligations" that are scheduled to be paid during such period.

  "Non-Recourse Indebtedness" shall mean Indebtedness of any of our subsidiaries that is a bankruptcy remote entity:

    (i) as to which neither the we nor any of the designated subsidiaries (a) provides credit support that constitutes Indebtedness or (b) is directly or indirectly liable as a guarantor or otherwise that constitutes Indebtedness
  (other than solely as a result of recourse to stock of one of our subsidiaries (other than that of a designated subsidiary) permitted under clause (iii) below); and

    (ii) that, if in default, would not permit (upon notice, lapse of time or both) any holder of any other Indebtedness of ours or of the designated subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;
  and

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    (iii) that is issued or incurred pursuant to a written agreement or instrument the terms of which expressly provide that the lenders will not have any recourse to our stock or assets or to the stock and assets of any designated subsidiary (other than stock of one of our subsidiaries other than a designated subsidiary) for payment of such Indebtedness.

  "Permitted Business" shall mean any of the following undertaken by us or any or our subsidiaries:

  . the generation and sale of energy, capacity and ancillary services from the transaction assets and all activities related or incidental to those activities;

  . the generation and sale of energy, capacity and ancillary services from non-nuclear generation assets in the United States and all activities related or incidental to those activities.

  However, neither we nor any of our subsidiaries will engage in a Power
Marketing Business.

  "Power Purchase Agreement" shall mean:

  . an arms-length, executed, valid and binding agreement (including, without limitation, a tolling agreement) that is then in full force and effect and not in default in any material respect and that is not terminable without cause between us or any of our subsidiaries and either (i) a third party purchaser whose long-term senior unsecured debt is rated no less than Baa3 by Moody's and BBB-, by S&P; or (ii) one of our affiliates, so long as that affiliate has executed a valid and binding agreement with a third party purchaser whose long-term senior unsecured debt is rated no less than Baa3 by Moody's and BBB-, by S&P with substantially the same terms (other than any pricing spread) as the affiliate's agreement with us or our subsidiary, in each case, for the sale of energy or capacity (in the case of both energy and capacity, on a take or pay, take and pay, or take, if tendered basis) at prices established at a formula, index or other price risk management methodology not based on spot market prices by us or our subsidiary to the third party or our affiliate; or

  . financial hedge agreements relating to energy or capacity pricing that are fully supported by our available energy or capacity or that of our subsidiaries and that are with counterparties having long-term senior unsecured debt that is rated no less than Baa2 by Moody's and BBB by S&P.

  "Power Marketing Business" shall mean the business of selling and/or purchasing electricity, capacity or ancillary services which is not (i) incidental to or in support of the sale and marketing of electricity, capacity and ancillary services from our and our subsidiaries' generating facilities, or (ii) relating to managing our and our subsidiaries' power market or operational risks; provided, that in each of clauses (i) and (ii) of this definition, such sales and purchases shall be hedged in a commercially reasonable manner except we and our subsidiaries may enter into unhedged transactions pursuant to which the aggregate value at risk of us and our subsidiaries is no greater than $25 million (escalated annually based upon the consumer price index). Such sales transactions shall be deemed hedged to the extent that the aggregate amount of electricity, capacity or ancillary services to be sold pursuant to all such sales transactions does not exceed the aggregate uncommitted capacity of us and our subsidiaries. For purposes of this definition the term "subsidiaries" includes the designated subsidiaries.

  "Prudent Industry Practice" shall mean, at a particular time, either (i) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the eastern United States at such time, or (ii) with respect to any matter to which clause (i) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good competitive electric generation business practices, reliability, safety and expedition. "Prudent
Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties, the requirements of insurance policies and the requirements of governmental bodies of competent jurisdiction.

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  "Qualifying Credit Support" shall mean an irrevocable, unconditional, uncollateralized, standby letter of credit, surety bond or guaranty issued in favor of each owner lessor by a Qualifying Credit Support Issuer (and assigned to the related indenture trustee) securing our obligation to pay rent, provided, that in the case of a surety bond, each of S&P and Moody's shall have confirmed its then current rating on the certificates prior to our first use of a surety bond as Qualifying Credit Support.

  "Qualifying Credit Support Issuer" shall mean any bank or other financial institution having a long-term unsecured debt rating of at least A or higher from S&P and A2 or higher from Moody's or any of our affiliates having a long-term unsecured debt rating of at least BBB-, from S&P and Baa3 from Moody's. A
Qualifying Credit Support Issuer will cease to be a Qualifying Credit Support
Issuer if such entity is at any time rated below the applicable ratings set forth in the immediately preceding sentence.

  "Subordinated Indebtedness" shall mean unsecured Indebtedness that is expressly subordinated to our payment obligations under each lease and the other operative documents pursuant to subordination provisions, the terms of which include, among other things, that any payments thereunder (whether of principal, interest or otherwise) may only be made to the extent permitted as a restricted payment (and any failure to pay prior to such time shall not constitute a default thereunder).

  "Termination Date" shall mean each of the monthly dates during the term of the applicable lease identified as a "Termination Date" on a schedule to each such lease, which dates are the same days on which periodic lease rent and renewal rent, if any, are payable under such facility lease.

  "Termination Value" shall mean, for any Termination Date, the Termination
Values set forth on a schedule to each lease for such Termination Date.

  "Total Consolidated Operating Revenue" shall mean our and the designated subsidiaries' gross revenues from the sale of electricity, capacity and ancillary services minus fuel and emissions costs.

Events of Default and Certain Rights Upon an Event of Default

  An event of default under the pass through trust agreements is defined as the occurrence and continuance of an event of default under any of the lease indentures, which we refer to in this prospectus as a lease indenture event of default. For a description of the lease indenture events of default, see "The
Lessor Notes--General." Under the lease indentures, the applicable owner lessor has the right under certain circumstances to cure lease indenture events of default that result from the occurrence of an event of default under the related lease, which we refer to in this prospectus as a lease event of default. If the owner lessor chooses to exercise its cure right, the lease indenture events of default and consequently the event of default under the pass through trust agreements will be deemed to be cured. See "The Leases, the Facility Site Leases and the Facility Site Subleases Rights to Cure."

  Each pass through trust agreement provides that, so long as a lease indenture event of default has occurred and is continuing:

    (1) the pass through trustee may, and upon the direction of the certificate holders evidencing fractional undivided interests aggregating not less than a majority in interest of a pass through trust, which we refer to as the majority certificate holders of such pass through trust, will, vote in favor of directing the applicable indenture trustee to declare the unpaid principal amount of such lessor notes then outstanding and any accrued interest thereon to be due and payable;

    (2) the pass through trustee may, and upon the direction of the majority certificate holders of a pass through trust, will, vote to direct the applicable indenture trustee regarding the exercise of remedies provided in the indentures and consistent with the terms of the indenture.

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  Each indenture provides that so long as a lease indenture event of default has occurred and is continuing:

    (a) the applicable indenture trustee may, and upon the instruction of the holders of a majority of the aggregate outstanding principal amount of the lessor notes, will, declare the unpaid principal of and accrued interest on the lessor notes issued under the indenture to be due and payable; and

    (b) the holders of a majority in aggregate outstanding principal amount of the lessor notes may direct the indenture trustee with respect to the exercise of remedies under the indenture.

  Accordingly, the ability of the holders of the certificates issued with respect to any one pass through trust to cause the indenture trustee to accelerate the lessor notes issued under any applicable lease indenture or to direct the exercise of remedies by the indenture trustee under such lease indenture will depend, in part, upon the proportion between the aggregate principal amount of the lessor notes issued under such lease indenture and held in such pass through trust and the aggregate principal amount of all lessor notes issued under such lease indentures and held in the other pass through trusts. Each pass through trust holds lessor notes with different terms from the lessor notes held in the other pass through trusts and therefore the certificate holders of one pass through trust may have divergent or conflicting interests from those of the certificate holders of the other pass through trusts. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the certificate holders of any such pass through trust, the pass through trustee for such pass through trust could for the same reason be faced with a potential conflict of interest upon a lease indenture event of default.

  As an additional remedy, if a lease indenture event of default has occurred and is continuing, the pass through trust agreements provide that the pass through trustee may, and upon the direction of the majority certificate holders of the related pass through trust must, sell, convey, transfer and deliver all or part of the lessor notes that are held in such pass through trust to any person. In addition, if an owner lessor elects to purchase or redeem the lessor notes upon the occurrence and continuance of a lease indenture event of default, each pass through trustee will sell the lessor notes issued by such owner lessors and held in its pass through trust to the owner lessor at a price equal to the unpaid principal amount of the lessor note, together with accrued but unpaid interest on the lessor note, but without any premium. Any proceeds received by a pass through trustee upon any such sale will be deposited in the special payments account with respect to such pass through trust and will be distributed to the certificate holders with respect to such pass through trust on a special distribution date.

  The market for lessor notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. If a pass through trustee sells any such lessor notes held in the related pass through trust with respect to which a lease indenture event of default exists for less than their outstanding principal amount, the certificate holders with respect to such pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, the owner lessors or the pass through trustee.

  Any amount distributed to the pass through trustees by the indenture trustee on account of the lessor notes held in the pass through trusts following a lease indenture event of default will be deposited in the special payments account with respect to each pass through trust and will be distributed to the certificate holders on a special distribution date. In addition, if following a lease indenture event of default, the related owner lessor or any owner participant exercises its option to purchase the outstanding lessor notes issued under the related lease indenture, the purchase price paid by the owner lessor or the owner participant to each pass through trustee for the lessor notes held in such pass through trust will be deposited in the special payments account with respect to such pass through trust and will be distributed to the certificate holders with respect to such pass through trust on a special distribution date.

  Any funds representing payments received with respect to any lessor notes in default that are held in a pass through trust, or the proceeds from the sale by the pass through trustee of any such lessor notes held by the pass through trustee in the special payments account with respect to such pass through trust will, to the extent practicable, be invested by the pass through trustee in permitted government investments pending the distribution

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of those funds on a special distribution date. Permitted government investments are defined as obligations of the United States maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a special distribution date. The pass through trustee is prohibited from selling any permitted government investment prior to its maturity.

  Each pass through trust agreement provides that the pass through trustee will, within 90 days after the occurrence of a default (as defined below) in respect of the pass through trust created under the pass through trust agreement, give to the certificate holders notice of all defaults under the related pass through trust agreement actually known to a responsible officer of the pass through trustee. However, except in the case of default in the payment of principal, premium, if any, or interest on any of the lessor notes held in such pass through trust, the pass through trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interests of such certificate holders with respect to such pass through trust. The term "default," for the purpose of the provision described in this paragraph only, shall mean the occurrence of any event which is or, after notice or lapse of time or both, would become, an event of default under the pass through trust agreements specified above.

  Each pass through trust agreement contains a provision entitling the pass through trustee, subject to the duty of the pass through trustee to act with the required standard of care, to be indemnified by the certificate holders before proceeding to exercise any right or power under the pass through trust agreement at the request of the certificate holders.

  In certain cases, the majority certificate holders of a pass through trust may on behalf of all certificate holders with respect to such pass through trust waive any default and its consequences or may instruct the related pass through trustee to waive any default under a lease indenture, except:

  . a default in the deposit of any scheduled payment or special payment or in the distribution of any such payment,

  . a default in payment of the principal of, premium, if any, or interest on, any of the lessor notes, or

  . a default in respect of any covenant or provision of the pass through trust agreement that cannot be modified or amended without the consent of each certificate holder affected thereby.

  Each lease indenture provides that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the lessor notes issued under such lease indenture may on behalf of all such holders waive any past default or lease indenture event of default thereunder.

Modification of the Pass Through Trust Agreements

  Each pass through trust agreement contains provisions permitting us and the pass through trustee to enter into a supplemental trust agreement, without the consent of any certificate holders, among other things,

  . to evidence the succession of another corporation to us and the assumption by any such successor of our obligations under the pass through trust agreement,

  .  to add to our covenants for the protection of the certificate holders,

  . to surrender any right or power conferred upon us in such pass through trust agreement or the registration rights agreement,

  . to cure any ambiguity in, or to correct or supplement any defective or inconsistent provision of, the pass through trust agreement or the registration rights agreement, or to make any other provisions with respect to matters or questions arising under the pass through trust agreement provided those actions will not adversely affect the interests of the certificate holders,

  . to add, eliminate, or change any provision under the pass through trust agreement that will not adversely affect the interests of the certificate holders,

  . to correct or amplify the description of property that constitutes the property of the related pass through trust or the conveyance of that property to the related pass through trustee,

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  .  to evidence and provide for a successor pass through trustee,

  .  at any time that the certificates are subject to the Trust Indenture
     Act, to modify, eliminate or add to the provisions of such pass through agreement to the extent necessary to qualify the such pass through trust agreement under the Trust Indenture Act,

  . to modify, amend or supplement any provision in such pass through trust agreement to reflect changes relating to the assumption and substitution of a lessor note under a lease indenture,

  . to comply with any requirement of the SEC, any applicable law, rule or regulation of any exchange or quotation system on which the certificates are listed, any regulatory body or the registration rights agreement to effectuate this exchange offer, or

  . to modify or eliminate provisions relating to the transfer or exchange of the new certificates or the existing certificates upon consummation of this exchange offer or the effectiveness of the registration statement relating to this exchange offer.

  Each pass through trust agreement also contains provisions permitting us and the pass through trustee, with the consent of the majority certificate holders of the related pass through trust, to execute supplemental trust agreements adding provisions to or changing or eliminating any of the provisions of the pass through trust agreement or the registration rights agreement, or modifying the rights and obligations of the certificate holders, except that no supplemental trust agreement may, without the consent of each affected certificate holder,

  . reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the lessor notes held in the related pass through trust, or distributions in respect of any certificate, or make distributions payable in coin or currency other than that provided for in the certificates, or change the place of payment where the certificates are payable, or impair the right of any certificate holder to institute suit for the enforcement of any such payment when due,

  . permit the disposition of any lessor note held in the related pass through trust, permit the creation of a lien on the pass through trust or otherwise deprive any certificate holder of the benefit of the lien of the related lease indenture, or deprive any certificate holder of the benefit of ownership of the lessor notes, except as provided in such pass through trust agreement,

  . reduce the percentage of the aggregate fractional undivided interest of the related pass through trust provided for in the pass through trust agreement that is required to approve any supplemental trust agreement or reduce the percentage required for any waiver provided for in the pass through trust agreement, or

  . cause the pass through trust to become taxable as an "association" or to fail to qualify as a fixed investment trust for federal income tax purposes (as confirmed in an opinion of counsel (reasonably satisfactory to each of its recipients) delivered to the related indenture trustee and pass through trustee).

Termination of the Pass Through Trusts

  Both our obligations and those of the pass through trustee created by the pass through trust agreements, and the pass through trusts, will terminate upon the distribution to certificate holders of all amounts required to be distributed to them pursuant to the pass through trust agreements and the disposition of all property held in the pass through trusts. The pass through trustee will mail to each certificate holder of record notice of the termination of the related pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the related pass through trust. The final distribution to any certificate holder will be made only upon surrender of that certificate holder's certificates at the office or agency of the pass through trustee specified in the notice of termination.

The Pass Through Trustee

  State Street Bank and Trust Company of Connecticut, National Association is the pass through trustee for each pass through trust. The pass through trustee and any of its affiliates may hold certificates in their own names.

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With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the pass through trust agreements, the certificates, the lessor notes, the lease indentures, the leases or other related documents. State Street Bank and Trust Company of Connecticut,
National Association is also the indenture trustee for the lessor notes issued under the lease indentures.

  The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor trustee. The majority certificate holders of a pass through trust may remove the related pass through trustee at any time by notice to the pass through trustee, us, the owner lessors and the indenture trustee. If the pass through trustee ceases to be eligible to continue as such under the pass through trust agreements or becomes insolvent, we may remove the pass through trustee, or any certificate holder which has held a certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee. Any resignation or removal of the pass through trustee and appointment of a successor trustee for a pass through trust does not become effective until acceptance of the appointment by the successor trustee.

  Each pass through trust agreement provides that we will pay the pass through trustee's fees and expenses. Each pass through trust agreement further provides that the pass through trustee will be entitled to indemnification by us, in its individual and trustee capacities, for any out-of-pocket expenses, disbursements and advances arising out of or in connection with the acceptance or administration of the pass through trust and, solely in its individual capacity, for any expense or tax (other than any tax attributable to the pass through trustee's compensation for serving as such) incurred without gross negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of the pass through trust.

Book-Entry; Delivery and Form

  We will arrange for the pass through trusts to issue new certificates in exchange for existing certificates currently represented by one or more fully registered global certificates. The new certificates will be represented by one or more fully registered global certificates, and will be deposited upon issuance with the Depository Trust Company or a nominee of the Depository
Trust Company.

  The pass through trusts will issue new certificates in certificated form without interest coupons in exchange for existing certificates which were issued originally in certificated form without interest coupons.

  All payments made by us under the leases to the indenture trustees (as assignees of the owner lessors) and by the indenture trustees to the pass through trustee will be in immediately available funds and delivered through the Depository Trust Corporation in immediately available funds.

  Secondary trading in long-term notes and debentures of corporate issuers generally is settled in clearinghouse or next-day funds. In contrast, secondary trading in certificates generally is settled in immediately available funds. The certificates will trade in the Depository Trust Company's
Same-Day Funds Settlement System until maturity, and secondary market trading activity in such certificates will therefore be required by the Depository
Trust Company to settle in immediately available funds. We cannot assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the certificates.

  The Depository Trust Company has advised us as follows: the Depository Trust
Company is a limited purpose company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain

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other organizations. Indirect access to the Depository Trust Company system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  So long as the Depository Trust Company or its nominee is the registered owner or holder of the global certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the certificates represented by such global certificates for all purposes under the related pass through trust agreement. No beneficial owners of an interest in the global certificates will be able to transfer that interest except in accordance with the Depository Trust Company's applicable procedures, in addition to those provided for under the pass through trust agreement and, if applicable, the Euroclear System or Clearstream Banking societe anonyme.

  Payments of the principal of, premium, if any, and interest on the global certificates will be made to the Depository Trust Company or its nominee, as the case may be, as the registered owner thereof. Neither us, the pass through trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  We expect that the Depository Trust Company or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the global certificates will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such global certificates, as shown on the records of the Depository Trust Company or its nominee. We also expect that payments by participants to owners of beneficial interests in such global certificates held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Neither us, nor the pass through trustee will have any responsibility for the performance by the Depository Trust Company or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  If the Depository Trust Company is at any time unwilling or unable to continue as a depositary for the global certificates and a successor depositary is not appointed by us within 90 days, the pass through trust will issue definitive certificates in exchange for the global certificates.

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                        DESCRIPTION OF THE LESSOR NOTES

General

  The lessor notes will be issued in three series (or tranches) under eleven separate lease indentures between each owner lessor and State Street Bank and Trust Company of Connecticut, National Association, as indenture trustee.

  Each owner lessor will lease its respective undivided interest and ground interest to us pursuant to the lease, the facility site lease and the facility site sublease to which it is a party. We are obligated to make rental and other payments to each owner lessor under each lease in amounts that are at least sufficient to pay the principal of, premium, if any, and interest on the related lessor notes when and as due and payable (except principal and interest payable upon a lease indenture event of default that is not caused by a lease event of default). However, the lessor notes are not our obligations or guaranteed by, us (except in certain circumstances described in this prospectus where we may assume the obligations of the applicable owner lessor thereunder). Payments under each lease in excess of the amounts required to make required payments on the applicable lessor notes will be paid by the indenture trustee to the applicable owner lessor for distribution by it in accordance with the terms of its respective limited liability company agreement except in certain cases upon the occurrence of a lease indenture event of default. Our lease payment obligations under the leases and the other operative documents to which we are a party are our general obligations.

Lease Indenture Events of Default

  A lease indenture event of default under a lease indenture will occur upon:

    (a) the occurrence and continuation of a lease event of default (other than with respect to (i) various customary excepted payments reserved to the owner lessor or the owner participant, which we refer to as the excepted payments or (ii) our failure to maintain required insurance so long as the insurance we actually maintain is in accordance with prudent industry practice and such lease event of default is waived by the owner participant);

    (b) the owner lessor's failure to pay principal, interest, or any premium or any other amounts when due under the related lessor notes that continues unremedied for five business days;

    (c) any material representation or warranty made by the owner participant, the guarantor of an owner participant or the owner lessor in any operative document or in any officer's certificate delivered pursuant to any operative document shall prove at any time to have been incorrect when made in any material respect and continues to be material and unremedied for a period of 30 days after receipt by such party of written notice thereof; however, the 30-day period in the preceding sentence will be extended to up to 120 days in cases where the condition is capable of being remedied within that 120 day period and the relevant party diligently pursues that remedy;

    (d) failure by the owner lessor to observe or perform any material covenant or obligation contained in the lease indenture or in any operative document to which it is a party or failure of the owner participant or the guarantor of an owner participant to observe or perform any material covenant contained in any operative document to which it is a party, which failure remains unremedied for a period of 30 days after written notice thereof; however, if the failure is capable of being remedied, that 30-day period will be extended to up to 180 days, so long as such party diligently pursues such remedy and such failure is capable of being remedied within such period; and

    (e) customary events of bankruptcy and insolvency, whether voluntary or involuntary, with respect to the owner lessor, the owner participant or the guarantor of an owner participant under the applicable lease indenture, with a grace period of 60 days for involuntary events.


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Remedies

  Each lease indenture provides that, subject to the various rights of an owner lessor and owner participant described below, the related indenture trustee may exercise certain specified rights and remedies and all remedies available to it at law if a lease indenture event of default has occurred and is continuing and the lessor notes have been accelerated. These remedies include, in circumstances where a lease event of default under the related lease has occurred, remedies with respect to the applicable lease and site sublease afforded to the applicable owner lessor by such lease for lease events of default thereunder. These remedies may be exercised by the indenture trustee to the exclusion of the applicable owner lessor, the applicable owner participant, and to the exclusion of us. A sale of the applicable undivided interest and ground interest upon the exercise of such remedies will be free and clear of any right of those parties (other than, in certain cases, rights of redemption provided by law), including our rights under such lease. No exercise of any remedies by the indenture trustee, however, may affect our rights under such lease unless a lease event of default has occurred and is continuing thereunder.

  Upon the occurrence of a lease indenture event of default arising out of a lease event of default, no indenture trustee will be entitled to exercise any remedy under the applicable indenture which could or would divest the related owner lessor of its ownership interest in any collateral subject thereto, unless such indenture trustee, to the extent it is then entitled to do so under the operative documents related thereto and is not then stayed or otherwise prevented from doing so by operation of law, has commenced the exercise of one or more of the remedies referred to in the applicable lease intended to dispossess us of our leasehold interest in the related undivided interest. However, if such indenture trustee is then stayed or otherwise prevented by operation of law from exercising such remedies, such indenture trustee will not divest the owner lessor of its interest in such collateral until the expiration of the 180 day period following the commencement of such stay or other prevention.

  Upon the occurrence of any lease event of default with respect to the payment of the equity portion only of rent, the applicable indenture trustee will not be entitled to exercise remedies under the applicable indenture for a period of 180 days unless the applicable owner lessor or owner participant consents to the declaration of a lease event of default under the related lease by such indenture trustee.

Redemption of Lessor Notes

  Redemption With Make-Whole Premium Following an Optional Refinancing. The owner lessors with respect to a particular leased facility will redeem a particular series of lessor notes at the principal amount thereof, together with interest, if any, accrued to and unpaid on, the date of redemption plus a make-whole premium, if any, upon an optional refinancing of all lessor notes in that series at our request.

  We will agree not to request that any lessor notes be refinanced unless all lessor notes in a particular series are refinanced. In addition, our right to request an optional refinancing is exercisable on no more than three occasions.

  Optional Redemption With Make-Whole Premium. With our prior consent, each owner lessor will have the right, at its option, to redeem all or a portion of the lessor notes issued by it on any date at the principal amount thereof, together with interest, if any, accrued to and unpaid on, the date of redemption, plus a make-whole premium, if any.

  The make-whole premium for any lessor note subject to redemption is an amount equal to the discounted present value of such lessor note less the unpaid principal amount of such lessor note plus accrued interest thereon;
provided that the make-whole premium will not be less than zero. For purposes of this definition, the discounted present value of any lessor note subject to redemption pursuant to any indenture will be equal to the discounted present value, as of the date of redemption, of all principal and interest payments scheduled to become due in respect of such lessor note after the date of such redemption, calculated using a discount rate equal to the

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sum of (1) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of such lessor note and trading in the secondary market at the price closest to par plus (2) 50 basis points. However, if there is no U.S. Treasury security having an average life equal to the remaining average life of such lessor note, such discount rate will be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity for the two U.S. Treasury securities having average lives most closely corresponding to the remaining life of such lessor note and trading in the secondary market at the price closest to par.

  Mandatory Redemption With Make-Whole Premium. All lessor notes outstanding related to a particular leased facility will be redeemed, in whole but not in part, at any time on or after the seventh anniversary of December 19, 2000 at the principal amount of the lessor notes being redeemed, together with all accrued and unpaid interest thereon, if any, to the redemption date, plus a make-whole premium (as defined above), upon early termination by us of the related leases following a determination in good faith by us that the related leased facility is:

    (1) economically or technologically obsolete (other than as a result of (a) a change in law, regulation or tariff of general application or (b) imposition by the Federal Energy Regulatory Commission or any other governmental entity having or claiming jurisdiction over us, or the affected leased facility of any conditions or requirements (including, without limitation, requiring significant capital improvements to the affected leased facility) upon the continued effectiveness or renewal of any license or permit required for the operation or ownership of the affected leased facility).

    (2) surplus to our needs or are no longer useful in our trade or business
  (including without limitation, as a result of a change in the markets for the wholesale purchase and/or sale of energy or any material abrogation of power purchase agreements).

  If we elect to terminate the leases with respect to a particular leased facility because that leased facility is obsolete, surplus or no longer useful, we will, at the request of any owner lessor, use commercially reasonable efforts, as a non-exclusive agent for such owner lessor, to obtain bids and sell such owner lessor's interest in the leased facility on the date such lease terminates.

  Mandatory Redemption Without Premium. All lessor notes outstanding under a lease indenture will be redeemed, in whole but not in part, at the principal amount of the lessor notes being redeemed, together with all accrued and unpaid interest thereon, if any, to the redemption date, but without any premium, on the earliest to occur of any of the following circumstances:

    (1) termination of the leases with respect to one of the leased facilities upon the occurrence of an event of loss as described below under the caption "--The Leases--Event of Loss," with respect to that leased facility (unless we elect to rebuild or replace the damaged leased facility or, in the case of a regulatory event of loss (as defined below) either (a) we acquire the applicable owner participant's membership interest in the related owner lessor and waive the regulatory event of loss, and the lease between us and the applicable owner lessor remains in effect, or (b) assume the lessor notes issued under such indentures);

    (2) exercise by us of our right to terminate the leases with respect to one of the leased facilities following a determination in good faith by us that such leased facility is economically or technologically obsolete, as a result of (a) a change in law, regulation or tariff of general application or (b) imposition by the Federal Energy Regulatory Commission or any other governmental entity having or claiming jurisdiction over us, or such leased facility of any conditions or requirements (including, without limitation, requiring significant capital improvements to such leased facility) upon the initial issuance, continued effectiveness, or renewal of any license or permit required for the operation or ownership of such leased facility; or

    (3) exercise by us of our option to terminate one or more of leases with respect to a leased facility (except under circumstances in which we assume the applicable lessor notes) if:

      (a) a change in law causes it to become illegal for us to continue a lease or to make payments thereunder and the other operative documents related to that lease and the transactions contemplated

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    thereby cannot be restructured to comply with such change in law in a manner reasonably acceptable to the relevant parties; or

      (b) one or more events not caused by us or any of our affiliates, wholly or partially for the purposes of exercising our termination option, occurs that gives rise to indemnity obligations under the operative documents, such obligations can be avoided if such lease(s) are terminated and the owner lessors sell their undivided interests leased thereunder to us, and the present value of such avoided payments would exceed 2.5% of the original purchase price of such interest.

  In the event of an early termination under clause (2) above, we will, at the request of any owner lessor, use commercially reasonable efforts, as non-exclusive agent for such owner lessor, to obtain bids and sell such owner lessors' interests in such affected unit(s).

Assumption by Us of Lessor Notes

  So long as no significant lease default or lease event of default has occurred and is continuing, upon the termination of a lease as a result of:

    (1) a regulatory event of loss (as defined below),

    (2) a change in law that makes it illegal for us to continue such lease or make payments under the lease and the other operative documents related thereto, or

    (3) us becoming obligated to pay an indemnity under the applicable operative documents in an amount in excess of 2.5% of the present value of the cost of the applicable interest in the leased facilities, and, in each case, upon the purchase by us of the applicable owner lessor's undivided interest in the related leased facility, we may assume the related lessor notes on a fully recourse basis. We may instead elect to purchase, or arrange the purchase of, the owner participant's membership interest in the owner lessor and withdraw our notice to terminate such lease by paying to the owner participant that portion of termination value that we would have had to pay to the owner participant under the applicable lease (net of all payments due and owing to the applicable indenture trustee to discharge the lien of such indenture trustee).

  As a condition to the assumption of any lessor notes, the indenture trustee will receive (i) a confirmation from each of S&P and Moody's that the assumption will not result in a downgrade of the then existing ratings on the certificates and (ii) an opinion of our counsel to the effect that, among other things:

  . the assumption agreement and the applicable lessor notes constitute our legal, valid and binding obligations, subject to certain exceptions;

  . the assumption agreement and the assumption of the lessor notes would not cause a taxable transaction to occur as to any direct or indirect holder of a lessor note (including any certificate owner) provided, that if we provide an indemnity against the risk that such assumption of the lessor notes will cause a taxable transaction event to occur as to any direct or indirect holder of a lessor note (including any certificate owner), then an opinion as to this point will not be required; and

  . the lien of the lease indenture will continue to be a first priority perfected lien on the collateral.

  A regulatory event of loss with respect to a leased facility will be deemed to have occurred upon the subjection of an owner participant's, an owner lessor's or a guarantor of an owner participant's interest in the related lease or any operative document to any rate of return regulation by any governmental authority, or upon the subjection of that owner participant or the related owner lessor to any other public utility regulation of any governmental authority or law which in the reasonable opinion of that owner participant is burdensome, in either case by reason of participation by the owner participant or owner lessor in the leveraged lease transactions, and not, in any event, as a result of (a) investments, loans or other business activities of such owner participant or its affiliates in respect of equipment or facilities similar in nature to the applicable leased facility or any part of that leased facility or in any other electrical, steam, cogeneration or other energy or utility related equipment or facilities or the general business or other activities of such owner participant or affiliates or the nature of any of

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the properties or assets from time to time owned, leased, operated, managed or otherwise used or made available for use by such owner participant or its affiliates or (b) a failure of such owner participant to perform routine, administrative or ministerial actions the performance of which would not subject such owner participant to any material adverse consequence (in the reasonable opinion of the owner participant acting in good faith), However, a regulatory event of loss will only be deemed to have occurred if elected by the applicable owner participant and only if termination of the related lease and transfer of the related leased facility to us will remove the basis of the regulation described above. We agree to cooperate with the applicable owner lessor and owner participant to take reasonable measures to alleviate the source or consequence of any regulation constituting an event of loss under this paragraph at the cost and expense of the party requesting that cooperation and so long as there is no material adverse consequences to the applicable owner lessor or owner participant as a result of cooperation or the taking of reasonable measures.

Owner Lessor Right to Purchase the Lessor Notes

  Each owner lessor has the right to purchase the lessor notes outstanding under the related lease indenture, without any premium, at a price equal to the outstanding principal amount of those lessor notes, together with accrued and unpaid interest thereon to the date of purchase, if any, and all outstanding fees and expenses owed to or incurred by the applicable indenture trustee, if all of the following conditions are satisfied:

  .  Either:

    (1) a lease indenture event of default, which also constitutes a lease event of default, has occurred and is continuing for a period of at least 90 days without the acceleration of the lessor notes and the exercise of any remedy under the related lease by the applicable indenture trustee intended to dispossess us of the applicable leased facility;

    (2) as a result of the occurrence and continuation of a lease indenture event of default, the applicable indenture trustee accelerates, in its discretion, or, holders of a majority of the lessor notes direct the acceleration of, the applicable lessor notes, and that acceleration has not been rescinded; or

    (3) within the previous 30 days the applicable indenture trustee has provided us and the related owner participant written notice that it intends to exercise, within not less than 30 days, remedies available under the related lease intended to dispossess us of the applicable leased facility as the result of the occurrence of a lease indenture event of default which also constitutes a lease event of default; and

  . no lease indenture event of default (other than solely as the result of the occurrence of a lease event of default) has occurred and is continuing under the related indenture; and

  . the applicable owner lessor has notified the applicable indenture trustee in writing of its intention to purchase the applicable lessor notes.

Owner Lessor's Right to Cure

  Each owner lessor or owner participant may, but is not obligated to, pay an amount equal to all (but not less than all) of the outstanding principal, accrued interest and other amounts payable with respect to the related notes then due and payable, if a lease event of default (or any condition, occurrence or event which, with notice or lapse of time or both, would be a lease event of default, which we refer to as a lease default) in the payment of any installment of periodic lease rent or supplemental lease rent due under the related lease has occurred and within 10 business days after the earlier of (a) receipt by the owner lessor and owner participant of notice of or (b) the owner lessor or owner participant acquiring actual knowledge of the occurrence of such lease default or lease event of default. If any other lease default or lease event of default occurs and the owner lessor has been furnished by the owner participant with all funds necessary for remedying such lease default or lease event of default, the owner participant may instruct the owner lessor to exercise the owner lessor's right to perform payment obligations on our behalf pursuant to the related lease.


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  In determining whether a lease indenture event of default has occurred, (a)
payment by the owner participant or the owner lessor in accordance with the previous paragraph shall be deemed to remedy any lease default or lease event of default in the payment of installments of periodic lease rent and to remedy any default by the owner lessor in the payment of any amount due and payable under the lessor notes or the lease indenture, and (b) any performance by the owner lessor of any of our obligations pursuant to the related lease shall be deemed to remedy any lease default or lease event of default (but, any payment or performance by the applicable owner lessor will not relieve us from our obligation to pay all rent and perform all our obligations under the related lease). If a lease default or lease event of default has been remedied by either of these specified bases, then any determination that a lease default or lease event of default exists or any acceleration of the lessor notes or any declaration that a lease indenture default or lease indenture event of default exists will be deemed to be rescinded, and the owner participant will be subrogated to the rights of holders under the lease indenture to receive such payment of rent from us and will be entitled to receive and retain such payment from us so long as no other lease indenture event of default has occurred or will result therefrom.

  The applicable owner participant will not, so long as the lease indenture has not been terminated, attempt to recover amounts paid by it on our behalf except by demanding payment of such amount from us or by commencing an action at law and obtaining a judgment against us. The applicable owner participant may not, so long as the lease indenture has not been terminated, obtain any lien on any part of the indenture estate on account of that payment, nor will any claim of that owner participant against us or any other party for such repayment impair the prior right and security interest of the indenture trustee and the holders in and to the indenture estate. The right of each owner lessor to purchase the related lessor notes will not apply with respect to any cure of any default in the payment of periodic lease rent if such cure has been exercised with respect to (a) four consecutive payments of periodic lease rent immediately preceding the date of such default, or (b) more than eight payments of periodic lease rent.

Security

  The lessor notes issued by each owner lessor will be secured by a first priority security interest in and mortgage lien on the indenture estate granted to the applicable indenture trustee. The indenture estate includes such owner lessor's interest in the applicable undivided interest and ground interest and its rights under the related lease, including the right to receive payments of any kind thereunder (other than the excepted payments), the facility site sublease and the sublease ground interest thereunder and all payments of any kind thereunder, the fixtures, the facility deed, the bill of sale, the ownership and operation agreement, the shared facilities agreement among us and the owner lessors of the relevant leased facility, the qualifying credit support and all and any interest in property now or hereafter granted to the owner lessor pursuant to any provision of the facility site lease, lease or the facility site sublease and each other operative documents (other than the tax indemnity agreement) to which the owner lessor is a party.

  So long as no lease indenture event of default has occurred and is continuing under a lease indenture, the applicable owner lessor is entitled to exercise all of the rights of the owner lessor under the operative documents, subject to certain specific exceptions (including with respect to amendments, waivers, modifications and consents under provisions of various operative documents). The owner lessor's rights, however, do not include the right to receive payments of periodic rent and certain other amounts due under the leases, which payments will be made directly to the indenture trustee. The assignment by the owner lessor to the indenture trustee of its rights under the related operative documents also excludes certain rights of the owner lessor, including rights relating to indemnification by us for various matters and insurance proceeds payable to the owner lessors under liability insurance maintained by us under the leases.

  Funds, if any, held from time to time by the indenture trustee pursuant to the lease indentures will be invested and reinvested by the indenture trustee, at the direction and at the expense of each owner lessor, in permitted investments. The indenture trustee will not be liable for any loss resulting from any investment required to be made by it pursuant to the terms of the applicable lease indenture other than by reason of its willful misconduct or gross negligence.

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Limitation of Liability

  The lessor notes are not obligations of, or guaranteed by, us or the owner participants. None of the owner participants, the owner manager, a guarantor of an owner participant or the indenture trustee, or any of their respective affiliates, are personally liable to any holder of a lessor note or to the indenture trustee for any amounts payable under any lessor notes or, except as provided in the applicable lease indenture, for any liability under such lease indenture. Any amounts payable under any lessor notes are non-recourse to the assets of the indenture trustee, the owner participants, the owner manager or any guarantor of an owner participant. All payments of principal of, premium, if any, and interest on the lessor notes (other than payments made in connection with an optional redemption or purchase by the applicable owner lessor or owner participant) will be made only from the assets subject to the lien of the related lease indenture or the income and proceeds received by the indenture trustee therefrom (including periodic lease rent payable by us under the related lease).

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              DESCRIPTION OF THE LEASES AND OTHER LEASE DOCUMENTS

The Leases

  We have entered into four leases that relate to the Dickerson baseload units and seven leases that relate to the Morgantown baseload units. Pursuant to these eleven leases, which we refer to as the leases, we lease from the owner lessors the Dickerson and Morgantown baseload units, which we refer to collectively as the leased facilities and each, as a leased facility. We will also lease the property on which the leased facilities are located, called the facility sites, to the owner lessors pursuant to facility site leases, who will then sublease such property back to us pursuant to facility site subleases. We refer to the owner lessors' interest in the facility sites under such leases as their ground interest.

  Term and Rent. The term of each lease for the Dickerson leased facility, which we will refer to as the basic lease term, commenced on December 19, 2000, which we refer to as the closing date, and continue for a period of 28
1/2 years. The term of each lease for the Morgantown leased facility will commence on the closing date and continue for a period of 33 3/4 years. We have the right to renew each lease for one or more renewal lease terms. We will refer to the basic lease term plus all renewal lease terms for each lease as its facility lease term.

  Rent payable under each lease consists of periodic lease rent, which is payable with respect to the basic lease term, renewal rent, which is payable with respect to any renewal lease term, and supplemental rent. Supplemental rent includes our payment obligations arising out of the operative documents, other than periodic lease rent and renewal rent, to the owner lessor or any other person.

  During the facility lease term, rent will be paid in advance and/or arrears on each June 30 and December 30, which we refer to as rent payment dates. The first rent payment date is June 30, 2001. Supplemental rent is payable when due and owing, or if there is no due date specified, promptly after demand by the person entitled to the payment.

  Use and Maintenance. In the leases, we covenant that we will:

  . maintain the leased facilities, at our own expense, in as good condition, repair and working order as when delivered, ordinary wear and tear excepted, and in any event, in all material respects (a) no less favorably as compared to other generating facilities of a similar type owned or operated by us or any of our domestic unregulated affiliates, in each case solely as a result of the status of the applicable leased facility as a leased facility as opposed to an owned facility (b) in accordance with prudent industry practice, (c) in compliance with all applicable laws, rules and regulations of any governing body having jurisdiction, including, without limitation, all environmental protection laws, pollution and safety laws, unless non-compliance with any such laws could not reasonably be expected to have a material adverse effect on us and the designated subsidiaries, taken as a whole and (d) in accordance with the terms of all insurance policies required to be maintained pursuant to each operative document, and

  . cause to be made all repairs, renewals, replacements, betterments and improvements to the leased facilities, all as in our reasonable judgment may be necessary (x) to operate the leased facilities in accordance with the operative documents and, (y) to the extent commercially reasonable, consistent with the estimated remaining economic useful life of the applicable leased facility, (as set forth in the appraisal delivered on the closing date). The timing of any repairs, renewals, replacements, betterments and improvements necessary to fulfill our obligations under clause (y) is at our sole discretion.

  In the ordinary course of maintenance, service, repair or testing of a leased facility or any component of a leased facility, we, at no cost to the owner lessors, may remove or cause to be removed from that leased facility any component of that leased facility, so long as:

  . we cause the component to be replaced by a replacement component which is free and clear of all liens (other than permitted liens) and is in as good an operating condition as the component replaced (assuming that the component replaced was maintained in accordance with the terms of the lease), and

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  .  the replacement does not diminish, other than in an immaterial respect, the current and residual value, remaining useful life or utility of the leased facility as measured immediately prior to the replacement
     (assuming that, at that time, the leased facility is in the condition required by the terms of the related lease) or cause the leased facility to become "limited use" property.

Improvements to the Leased Facilities

  Required Improvements. Without expense to the owner lessors or the owner participants, and without the consent of any other party to the operative documents, whom we will refer to as the lease financing parties, we are required to make or cause to be made any modification, alteration, addition or improvement to the leased facilities as is required:

  . by any applicable law, rule or regulation by any agency or authority having jurisdiction,

  . by any insurance policy required to be maintained by us under any operative document, or

  .  by the terms of the operative documents.

  These improvements are called required improvements. We may, in good faith and by appropriate proceedings, diligently contest the validity or application of any requirement of law in any reasonable manner and according to the terms of the applicable leases.

  Optional Improvements. So long as no lease event of default in respect of payments shall have occurred and be continuing, we, at any time may, without expense to the owner lessors or the owner participants, and without the consent of any other lease financing party, make, cause to be made or permit to be made any modification, alteration, addition or improvement to the leased facility as we consider desirable in the proper conduct of our business. These improvements are called optional improvements. However, no optional improvement to the leased facility may, other than in an immaterial respect, diminish the current or residual value, remaining useful life or utility of the leased facility, or cause the leased facility to become "limited use" property.

  Improvements that can be readily removed without (other than in an immaterial respect) causing material damage to either leased facility are called severable improvements. All severable improvements, except for severable improvements that are also required improvements or severable improvements that are financed through the leases, remain our property. All required improvements, non-severable improvements and improvements that are financed through the leases automatically, upon being affixed to the applicable leased facility, become the property of the owner lessors and are subject to the leases and the lease indentures.

  If we elect to finance required or non-severable improvements through the leases, the applicable owner participant will be given the opportunity to finance and will consider in its sole discretion financing the improvements in whole or in part with additional equity. We are not obligated to accept, nor will an owner participant be obligated to provide, any additional equity financing. Notwithstanding this, however, at our request, each owner lessor will agree to cooperate with us to finance required or non-severable improvements through the issuance of additional lessor notes under its lease indenture (which will rank equally with the lessor notes then outstanding), subject to the following conditions:

  . except with respect to required improvements, there shall be no more than one such financing in any calendar year;

  . the additional lessor notes (x) shall have a final maturity date no later than the later of (i) two years prior to the end of the basic lease term and (ii) the maturity date of the lessor notes evidenced by the certificates and (y), in either case, will be fully repaid out of additional periodic lease rent as adjusted pursuant to the leases;

  . appropriate adjustments to periodic lease rent and termination value set forth in the leases (determined without regard to any tax benefits associated with the improvements, unless the owner participant is financing the improvement with additional equity) will be made to protect the owner participant's net

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     economic return; provided, that there will be no changes made to the amortization schedule or interest amounts and payment dates of the lessor notes issued on the closing date;

  . we have paid, on an after-tax basis, all reasonable costs and expenses of the lease financing parties, including fees and expenses of counsel, in connection with such financing or refinancing;

  . no significant lease default or lease event of default has occurred and is continuing, unless the improvements to be made with the financing will cure the significant lease default or lease event of default, and the improvements will be made in compliance with the operative documents and we have delivered an officer's certificate to the applicable owner participant and the pass through trustees to that effect;

  . the financing to construct the improvement to the leased facility is for an amount not less than $20 million, nor greater than 100% of the costs of the improvements being financed; provided, that the aggregate outstanding balance of all lessor notes related to that leased facility does not exceed 87% of the fair market value of the relevant leased facility taking into account the improvements, as determined by an appraiser selected by us and reasonably acceptable to the applicable owner participant;

  . the applicable owner participant has (i) received an opinion of its tax counsel reasonably satisfactory to the owner participant to the effect that the requested financing should not result in any incremental risk of material adverse federal income tax consequences to the owner participant and (ii) an indemnity against such risk in form and substance reasonably satisfactory to such owner participant from or guaranteed by an entity that has a credit rating of at least BBB from S&P and at least Baa3 from Moody's (or, if such rating requirement is not met, the owner participant will have received credit support in respect of such indemnity reasonably satisfactory to it); provided that if the opinion referred to in clause (i) will be that such financing
     "will" not result in any incremental risk of material adverse federal income tax consequences to the owner participant, then the rating requirement in clause (ii) shall not be required with respect to the indemnity set forth in clause (ii);

  . the applicable owner participant will suffer no material adverse accounting effects under generally accepted accounting principles as a result of providing the requested financing;

  . except with respect to required improvements and improvements made for the purpose of reducing pollution, we will have, at that time, a credit rating of at least BBB- from S&P and Baa3 from Moody's; however, this credit rating requirement will not apply unless the projected amount of lessor loans issued to finance improvements (other than required improvements and improvements made for the purpose of reducing pollution) exceeds 10% of the projected fair market value of the applicable leased facility, after taking into account any improvements made to that leased facility, at any time during the remainder of the facility lease term (the projected fair market value will be determined by an appraiser selected by the owner participants and reasonably acceptable to us);

  . the applicable indenture trustee has received an opinion of counsel to the applicable owner lessor that the subsequent lessor notes and the supplement to the applicable indenture have been duly authorized, executed and delivered by such owner lessor and constitute the legal, valid and binding obligations of such owner lessor enforceable in accordance with their terms; and

  . we have made or delivered such representations, warranties, covenants, opinions or certificates as the applicable owner participant may reasonably request.

  In addition, our right to finance improvements through the related leases is subject to the limitations on incurrence of indebtedness set forth under the caption "Description of the Certificates--Covenants--Limitations on the Incurrence of Indebtedness."

  In connection with the financing of any optional improvements through the related leases, we will deliver an officer's certificate to the applicable indenture trustees stating that (a) no lease event of default has occurred and is continuing, (b) the conditions in respect of the issuance of subsequent lessor notes contained in the

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applicable lease indentures have been satisfied, (c) periodic lease rent and termination values have been calculated to be sufficient to pay all outstanding lessor notes, after taking into account the issuance of the subsequent lessor notes and any related prepayment of lessor notes theretofore outstanding and (d) all conditions to the supplemental financing or refinancing contained in any operative document have been satisfied.

  Notwithstanding the prior provision regarding the financing of the improvements through the leases, we will, subject to any limitation on the incurrence of indebtedness (see the section under the caption "Description of the Certificates--Covenants--Limitations on the Incurrence of Indebtedness") at all times have the right to fund improvements to either leased facility other than through the related lease.

Sublease and Assignment

  Sublease. We may sublease any one of the undivided interests without the consent of the applicable owner lessor, owner participant, indenture trustee or pass through trustees under the following conditions:

  . the sublessee is a United States person that (i) is a solvent corporation, partnership, business trust, limited liability company or other person or entity not subject to bankruptcy proceedings, (ii) is not involved in pending and unresolved material litigation with the applicable owner participant and (iii) is, or its operating, maintenance and use obligations under the sublease are guaranteed by, or those obligations are contracted to be performed by, an experienced operator of United States based, coal-fired electric generating facilities similar to the applicable leased facility;

  . the sublease does not extend beyond the scheduled expiration of the basic lease term or any renewal lease term then in effect or irrevocably elected by us (and may be terminated upon early termination of the applicable lease) and is expressly subject and subordinate to the applicable lease;

  . all terms and conditions of the applicable lease and related operative documents remain in effect and we remain fully and primarily liable for our obligations under that lease and those operative documents;

  . no significant lease default or lease event of default has occurred and is continuing or will be created as a result of the sublease;

  .  the sublease prohibits further assignment or subletting;

  . the sublease requires the sublessee to operate and maintain the applicable undivided interest in a manner consistent with the applicable lease;

  . the applicable owner lessor, owner participant, indenture trustee and the pass through trustees obtain an opinion of counsel, which opinion of counsel is satisfactory to each recipient, to the effect that all regulatory approvals relating to the sublease have been obtained;

  . the sublessee pays on an after-tax basis all reasonable documented out-of-pocket expenses of the applicable owner lessor, owner participant, indenture trustee and pass through trustee in connection with the sublease;

  . the applicable owner participant receives (i) an opinion from its tax counsel reasonably satisfactory to it that such sublease should not result in any incremental risk of material adverse federal income tax consequences to such owner participant and (ii) an indemnity against such risk reasonably satisfactory to such owner participant (without regard to any minimum credit rating or credit support requirements); and

  . the sublease does not result in the property becoming "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue
     Code (unless we make a payment to the owner participant contemporaneously with the execution of the sublease that in the reasonable judgment of the owner participant compensates the owner participant for the adverse tax consequences resulting from the classification of the property as "tax-exempt use property."

As a condition precedent to any sublease, we will provide the applicable owner lessor, owner participant and indenture trustee with all documentation in respect of that sublease and an opinion of counsel to the effect that

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the sublease complies with certain of the conditions listed above (such documentation, counsel and opinion to be reasonably satisfactory to each such recipient).

  Assignment. Except as set forth below, we may not, without the consent of lease financing parties, assign any lease or any other operative document, or any interest in any operative document. So long as the assignment does not result in the applicable owner lessor, owner participant or guarantor of an owner participant becoming subject to regulation as a "public utility", a "public utility company", a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Federal Power Act or the Public Utility Holding Company Act, we may assign any lease and the related operative documents to any person or entity so long as that person or entity (or any party that guarantees the assignee's obligations under the assigned operative documents) has (i) a credit rating equal to, or greater than, BBB from S&P and Baa2 from Moody's, (ii) significant experience owning or operating coal-fired electric generating facilities in the United States and (iii) a tangible net worth of at least
$750 million after giving effect to the assignment. Upon any assignment and assumption in accordance with this provision, we will have no further liability or obligation under the applicable lease or the related operative documents.

  Assignment of the leases, the operative documents or any interest in an operative document also is subject to satisfaction of the following requirements:

  . after giving effect to the assignment, each of Moody's and S&P confirms that the certificates will be rated at least equal to their rating in effect immediately prior to the assignment;

  . the applicable owner lessor, owner participant, indenture trustee and the pass through trustees have received an opinion of counsel, which opinion of counsel is reasonably satisfactory to the recipients, to the effect that all regulatory approvals required in connection with the assignment or necessary to assume our obligations under the applicable lease and the related operative documents have been obtained;

  . the assignment will be made pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to the applicable owner participant and indenture trustee and the pass through trustees;

  . the applicable owner lessor, owner participant, indenture trustee and the pass through trustees have received an opinion of counsel, which opinion and counsel are satisfactory to the recipients, in respect of the assignment and assumption;

  . the applicable owner participant has received (i) an opinion from its tax counsel reasonably satisfactory to it that such assignment should not result in any incremental risk of material adverse federal income tax consequences to such owner participant and (ii) an indemnity against such risk reasonably satisfactory to such owner participant (without regard to any minimum credit rating or credit support requirements);

  . no lease event of default has occurred and is continuing or will be created by the assignment;

  .  the assignment does not result in a regulatory event of loss;

  . the transferee is not involved in material litigation with the applicable owner participant or any of its affiliates;

  . concurrently with the assignment of any lease with respect to a particular leased facility, we assign each other lease with respect to that leased facility to the same transferee;

  . we will pay on an after-tax basis all reasonable documented out-of-pocket expenses of the applicable owner lessor, owner participant, indenture trustee and the pass through trustees in connection with the assignment; and

  . unless we have provided an indemnity against the risk that such assignment will cause a tax event to occur as to any direct or indirect holder of a lessor note (including any certificate owner), the indenture trustee shall have received an opinion of counsel to us, addressed to the indenture trustee and the

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     holders of the lessor notes, to the effect that such assignment shall not cause a tax event to occur as to any direct or indirect holder of any lessor note (including any certificate owner).

Termination

  Termination for Burdensome Events. We have the option, by giving notice to the applicable owner lessor and owner participant no later than 12 months after the date we receive notice or actual knowledge of an event described below, to purchase, subject to various conditions, that owner lessor's interest in a leased facility and terminate the applicable lease if: (1) a change in law causes it to become illegal for us to continue the lease or for us to make payments under the lease or other operative documents, and the transactions cannot be restructured to comply with the change in law in a manner reasonably acceptable to the parties to the lease; or (2) (i) one or more events not caused by us (or any of our affiliates), wholly or partially for purposes of exercising this termination option, has occurred which will, or can reasonably be expected to, give rise to an obligation by us to pay or indemnify in respect of general indemnity or tax indemnity payments under the applicable operative documents, (ii) the indemnity obligation (and the underlying cost or tax) can be avoided in whole or substantially in part by the purchase of such owner lessor's undivided interest in the leased facility, and (iii) the amount of the avoided payments would exceed (on a present value basis, discounted at the discount rate, compounded on an annual basis to the date of the termination) 2.5% of such owner lessor's purchase price (it being understood that the related owner participant may waive its right to indemnity payments in excess of 2.5% of the purchase price payments or arrange for its own account the payment thereof).

  Notwithstanding the foregoing, if the applicable owner participant or any of its affiliates owns the membership interest in any other owner lessor in the same leased facility, we may exercise (if we have the right to do so) our termination option under the related lease we are concurrently exercising our termination option under such other owner lessor's lease.

  If, in connection with the termination of the lease with respect to one or more leased facilities under the circumstances described above, we purchase the owner lessor's interest in the leased facility, execute an assumption agreement and satisfy certain other conditions (including the indenture trustee having received a reasonably satisfactory opinion of counsel confirming that the assumption described below does not result in a taxable transaction to any direct or indirect holder of the lessor notes unless we have provided an indemnity against the risk that such assumption will cause a tax event to occur as to any direct or indirect holder of a lessor note
(including any certificate owner)) contained in the applicable indenture, we may, so long as no significant lease default or lease event of default has occurred and is continuing after giving affect to the assumption, assume the applicable lessor notes. No termination of a lease under the circumstances described above will be effective (regardless of whether the owner lessor elects to sell or retain its interest in the leased facilities in connection therewith) unless and until either we assume the related lessor notes in accordance with the provisions of the related lease indenture or the applicable owner lessor has paid all outstanding principal and accrued interest on the lessor notes and all other amounts due under the lease indenture on the proposed date of termination. Pursuant to the participation agreements, we also have the option, subject to certain conditions, of purchasing the owner participant's membership interest in the applicable owner lessor or all of the outstanding membership interests in such owner participant under the above circumstances and waiving the termination right.
Our right to purchase the owner participant's membership interest in the applicable owner lessor or all of the outstanding membership interests in such owner participant is subject to (i) the applicable indenture trustee having received an opinion from our counsel to the effect that such purchase will not result in more than an immaterial risk of the merger of our interests with those of the owner lessor in the related lease and (ii) payment by us to the owner participant of that portion of termination value that would have been payable to the owner participant or the holder of the outstanding membership interests in such owner participant, as applicable, (net of all payments due and owning to the indenture trustee to discharge the lien of the indenture trustee) if we had terminated the lease.

  Termination for Obsolescence. We may, so long as no lease event of default has occurred and is continuing, terminate all, but not less than all, of the leases with respect to any leased facility at any time on or

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after the seventh anniversary of the closing date and within 180 days of a notice (as described below) if we determine in good faith that:

    (1) a leased facility is economically or technologically obsolete; or

    (2) that leased facility is otherwise economically or technologically obsolete or surplus to our needs or no longer useful in our trade or business for any reason, including without limitation, as a result of a change in the markets for the wholesale purchase and/or sale of energy or any material abrogation of power purchase agreements.

  In order to exercise the termination option, we must give the applicable owner lessors, owner participants, indenture trustees and the pass through trustees six months' prior written notice, containing a certification by us.

  In the event of an early termination as described immediately above, we will, as non-exclusive agent for the applicable owner lessors, use commercially reasonable efforts to obtain bids and sell the applicable owner lessors' interests in the obsolete, surplus or unusable leased facility on the termination date, all of the proceeds of which will be for the account of the owner lessors, provided that, so long as the lessor notes are outstanding, the proceeds of the sale shall be paid directly to the indenture trustee. The purchaser of any interest in the leased facility will not be us, any of our affiliates or any third party with whom we or any of our affiliates have an arrangement to use or operate the leased facility to generate power for our benefit or for the benefit of any of our affiliates. On the termination date, each owner lessor will sell its undivided interest in the leased facility to the highest bidder, and we shall pay each owner lessor the excess of the termination value as set forth in the relevant leases over the net proceeds of the sale, plus certain additional amounts.

  Alternatively, in the event we exercise our early termination option, any owner lessor may elect to retain rather than sell the undivided interest by providing notice to us 90 days prior to the obsolescence termination date, in which case we shall pay to that owner lessor on the termination date all rent and other amounts then owing, and the applicable lease shall terminate.

  Unless an owner lessor, with our consent, has entered into a legally binding contract to sell its interest in the leased facility, we may, not more than 30 days prior to the proposed termination date, revoke our notice of termination, provided that we may not reissue the notice of termination more than once in any five year period. In the event of a revocation of a termination notice, the applicable lease will continue in effect.

Liens

  We will not, directly or indirectly, create, incur, assume or suffer to exist any liens or other encumbrances on the leased facilities or our interest in any operative document, except for permitted liens. See the section titled
"Description of the Certificates--Covenants--Restrictions on Liens."

Insurance

  We will, at our own cost and expense, with respect to each leased facility, maintain or cause to be maintained (i) all risk property insurance customarily carried by prudent operators of coal-fired electric generating facilities of comparable size and risk as that leased facility and, in any case, in an amount equal to the maximum foreseeable loss of that leased facility and (ii) commercial general liability insurance (including contractual liability coverage and sudden and accidental pollution liability coverage), and commercial automobile liability insurance insuring against claims for bodily injury (including death) and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the applicable leased facility and the related facility site, with limits of not less than $100 million per occurrence with respect to the applicable leased facility.
Any liability insurance policy maintained by us or on our behalf will name each of the owner participants, the owner lessors, the guarantor of the owner participants, the owner managers, the indenture trustees and the pass through trustees as additional insureds.


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  All insurance proceeds up to $25 million on account of any damage to or destruction of the leased facilities or any part thereof shall be paid to or retained by us for application in repair of the affected property unless a significant lease default or lease event of default has occurred and is continuing. All insurance proceeds in excess of $25 million on account of any such damage to, or destruction of, a leased facility and all insurance proceeds in respect of an event of loss to a leased facility shall be paid to the indenture trustee for application in accordance with the terms of the related leases.

  If any insurance required to be maintained by us ceases to be available on a commercially reasonable basis at the time of renewal, we will enter into good faith negotiations with each owner lessor in order to obtain an alternative to such insurance.

Events of Loss

  Any of the following events, by themselves, are events of loss under the leases:

    (a) the loss of any leased facility or use of the leased facility due to destruction or damage to the leased facility or facility site rendering repair uneconomic or rendering the leased facility permanently unfit for normal use;

    (b) any damage to any leased facility that results in an insurance settlement on the basis of a total loss, an agreed constructive or a compromised total loss of the leased facility;

    (c) seizure, condemnation, confiscation or taking of, or requisition of title to or use of, any leased facility or any facility site by any governmental authority (following exhaustion of all permitted appeals or an election by us not to pursue any appeals) that results in loss by the owner lessor of title to or use of the undivided interest or the ground interest;
  or

    (d) if elected by the owner participant (only in circumstances where the termination of the facility lease and transfer of the leased facility to us shall remove the basis of the regulation described below), subjection of
  (i) the applicable owner participant's, owner lessor's or guarantor of the owner participant's interest in the applicable leased facility, lease or the related operative documents to any rate-of-return regulation by any governmental authority, or (ii) the owner participant, the owner lessor, or the guarantor of the owner participant to any public utility regulation which in the reasonable opinion of the owner participant is burdensome, in either case by reason of the participation of the owner lessor, the owner participant or the guarantor of the owner participant in the overall transaction.

  If we elect to terminate the lease following the occurrence of an event of loss described in clauses (a) or (b) above, or upon the occurrence of any other event of loss described in clauses (c) and (d) above, we will purchase the owner lessor's undivided interest in the leased facility from the owner lessor by paying the termination value plus certain other amounts, and the owner lessor will prepay the outstanding principal of and accrued interest on the related lessor notes, whereupon the lease will terminate.

  Notwithstanding the foregoing, in the case of a regulatory event of loss, if we assume the applicable lessor notes in accordance with the provisions of the lease indenture, and so long as no significant lease default or lease event of default has occurred and is continuing and certain other conditions are satisfied, our obligation to pay the applicable termination value shall be reduced by the outstanding principal amount of the lessor notes we assume, and the applicable owner lessor shall have no further obligation to prepay the outstanding principal and accrued interest on the lessor notes, it being understood that by assuming these notes we shall acquire the undivided interest subject to the lien of the indenture.

  Furthermore, notwithstanding the foregoing, in the case of a regulatory event of loss or a burdensome buyout event, if we choose, subject to the satisfaction of certain conditions, to purchase all of the applicable member interests of an owner lessor or all of the member interests of an owner participant, so long as we remain liable under the applicable facility lease to pay periodic lease rent, (i) we shall cease to have any liability to the applicable owner participant with respect to the operative documents, except for obligations surviving pursuant

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to the express terms of any operative document or which have otherwise accrued but not been paid as of such date and (ii) the applicable member interests will be transferred to us. However, if the lien of the applicable indenture has not been terminated or discharged, such transfer shall not be made to us but shall be made to our designee and such designee will agree not to transfer the applicable member interests to us until such lien of the indenture is discharged.

  As an alternative to terminating the applicable lease following an event of loss, if the event of loss results from one of the events described in clauses
(a) or (b) of the description of events of loss, we have the right to rebuild or replace the affected leased facility. Our right to rebuild or replace a leased facility will be subject to the satisfaction the following, among other things:

  . no significant lease default or lease event of default has occurred and is continuing or will be created by the proposed rebuilding or replacement;

  . the applicable owner participant has received (i) reasonably satisfactory legal opinions from its tax counsel to the effect that the proposed rebuilding or replacement should not result in any incremental risk of material adverse federal income tax consequences to the owner participant and (ii) an indemnity against such risk in form and substance reasonably satisfactory to such owner participant from or guaranteed by an entity that has a credit rating of at least BBB from S&P and at least Baa2 from Moody's (or, if such rating requirement is not met, the owner participant will have received credit support in respect of such indemnity reasonably satisfactory to it); provided that if the opinion referred to in clause (i) will be that the rebuilding
     "will" not result in any incremental risk of material adverse federal income tax consequences to the owner participant, then the rating requirement in clause (ii) shall not be required with respect to the indemnity set forth in clause (ii);

  . we will deliver reports of an independent engineer and an environmental consultant to the effect that the rebuilding or replacement of the leased facilities is technologically feasible and economically viable and that it is reasonable to expect that the rebuilding or replacement can be completed at least 36 months before the end of the basic lease term or 12 months before the end of any renewal lease term then in effect or elected by us;

  . we will deliver an appraisal of an independent appraiser selected by us and reasonably acceptable to the applicable owner participant to the effect that the rebuilt or replaced leased facilities will have at least the same current value, residual value, utility and useful life as the leased facilities immediately prior to the event of loss and the proposed rebuilding or replacement will not result in the leased facilities being "limited use" property;

  . no material adverse accounting effect has occurred or will result with respect to the applicable owner participant;

  . we will demonstrate that we possess adequate financial resources, from insurance proceeds or otherwise, to complete the rebuilding of the leased facilities and to pay periodic lease rent or renewal rent, as applicable, while the leased facilities are being rebuilt and we will deliver an officer's certificate to that effect to the applicable owner participants and indenture trustee; and

  . we shall commence the rebuilding as soon as practicable after we notify the owner lessor and the indenture trustee of our intent and, in any event, within 18 months of the occurrence of the event that caused the event of loss and we will cause the work on the proposed rebuilding or replacement to proceed diligently thereafter.

  Any proceeds received by us or an owner lessor from a governmental authority or from insurance proceeds related to an event of loss will be applied as follows: (i) all such payments received by us shall be paid to the applicable owner lessor or, so long as the lessor notes are outstanding, to the indenture trustee, for application pursuant to the terms of the applicable facility lease, except that, so long as no significant lease default or lease event of default will have occurred and be continuing or will be created thereby, we may retain any amounts that the applicable owner lessor would at the time be obligated to pay to us as reimbursement (as described in clause (ii) of this paragraph); (ii) so much of such payments as will not exceed the event of loss payment required to be

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paid by us pursuant to the applicable facility lease will be applied in reduction of our obligation to pay such amount if not already paid by us or, if already paid by us, shall, so long as no significant lease default or lease event of default will have occurred and be continuing or will be created thereby, be applied to reimburse us for our payment of such amount; and (iii) the remainder of these proceeds remaining thereafter shall be divided between us and such owner lessor in accordance with our respective interests in that leased facility. Notwithstanding the foregoing, if we have elected to rebuild the leased facilities, such proceeds shall be applied as outlined above under the section entitled "Insurance."

  If any portion of the leased facilities or facility sites are requisitioned or otherwise taken by a governmental authority under power of eminent domain or otherwise in a manner which does not constitute an event of loss, our obligation to pay rent shall continue for the duration of the requisitioning or taking, but we shall be entitled to receive and retain any amounts payable as compensation for such taking. However, if at the time of the requisition or taking, a significant lease default or lease event of default has occurred and is continuing, such amounts will be held by the owner lessors (or, if lessor notes are outstanding, the indenture trustee) as security for our obligations until such default has been cured.

  If any of the leased facilities or any part thereof suffers any destruction, damage, loss or theft not constituting an event of loss, we will rebuild or make repairs that are necessary (i) to restore the leased facility to the current value, residual value, utility and remaining useful life it had immediately prior to that destruction, damage, loss or theft (assuming, for the purposes of determining the current value, residual value, utility and remaining useful life of the leased facility, that no severable improvements that are not required improvements were made to that leased facility during the lease term) and (ii) to ensure that the applicable leased facility is maintained in accordance with the related facility lease and that such leased facility does not become "limited use" property.

Defaults

  Significant Lease Defaults. We refer to the occurrence of any of the following events as a significant lease default.

    (1) our failure to pay periodic lease rent, renewal rent or termination value under a lease when due; or

    (2) our failure to pay any other amounts due and payable under any of the applicable operative documents (other than excepted payments, unless the applicable owner participant has declared a default with respect to that excepted payment) in excess of $500,000 except to the extent such amounts are in dispute and have not been established to be due and payable; or

    (3) any event or circumstance which is a lease event of default under clause (iii), (iv), (vii), (viii) or (ix) of the section headed "Lease
  Events of Default" immediately below (with the giving of notice or passage of time); or

    (4) if an owner participant owns the membership interest in more than one owner lessor with respect to in the same leased facility, a significant lease default or a lease event of default under any such other owner lessor's lease.

  Lease Events of Default. The occurrence of any of the following events constitutes an event of default under each lease, which we refer to as a lease event of default:

  (i) our failure to make any payment when due (if we do not cure such failure within five business days thereof) of any category of rent or termination value; or

  (ii) our failure to make any other payment under any other operative document (other than excepted payments, unless the applicable owner participant has declared a default with respect to that excepted payment) when due, if we fail to cure such failure within 30 days after receiving written notice thereof; or

  (iii) our failure to maintain insurance in the amounts and on the terms set forth in the operative documents; or

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  (iv)   our failure to perform or observe in all material respects (a) the covenants described under the captions "Merger, Consolidation or Sale of Substantially All Assets", "Sale of Assets", "Limitation on the
         Incurrence of Indebtedness", "Limitations on Restricted Payments", or
         "Credit Support" in the "Description of Certificates--Covenants"
         section of this prospectus or (b) if such failure is in respect of any borrowed money, the covenant described under the caption "Restrictions on Liens"; or

  (v) our failure to perform or observe any other covenant set forth in the leases or any covenant set forth in the participation agreement or in any other operative document (other than any of the covenants referred to in clauses (i), (ii), (iii) or (iv) of this paragraph) in any material respect and we do not cure such failure within 30 days after receiving written notice thereof. If such failure cannot be remedied within that 30-day period, then we shall have up to an additional 180 days to remedy the failure, so long as (i) we diligently pursue such remedy and (ii) such failure is reasonably capable of being remedied within such additional 180-day period. However, in the case of our obligation to maintain the leased facilities, to the extent we are contesting in good faith such non-compliance, (so long as such contest extends no longer than 36 months beyond the scheduled lease term expiration) our failure to comply with the requirements thereof will not constitute a lease event of default so long as our contest does not expose the leased facilities to material risk of forfeiture or loss, or expose a lease financing party to risk of criminal liability, material risk of regulation as a public utility, or other material adverse effects. If such noncompliance is not a type that can be immediately remedied, our failure to comply will not be a lease event of default if we are taking all reasonable action to remedy such noncompliance and if, but only if, such noncompliance shall not involve any of the risks to the leased facilities or lease financing parties just described; or

  (vi)   any of our representations or warranties in the operative documents
         (other than a tax representation set forth in the tax indemnity agreement) proves to have been incorrect in any material respect when made and continues to be material and the circumstances giving rise to such misrepresentation is based continue to be unremedied for a period of 30 days after we receive written notice thereof. However, if such condition cannot be remedied within 30 days but could reasonably be remedied within 120 additional days, and we diligently pursue a remedy during such time, then the cure period shall be extended by up to an additional 120 days; or

  (vii) we, or any of the designated subsidiaries, voluntarily commence or have instituted against us or the designated subsidiary, as applicable, bankruptcy proceedings, or consent to any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against us or the designated subsidiaries, as applicable, or if we, or any of the designated subsidiaries, file an answer admitting the material allegations of a petition filed against us or the designated subsidiary, as applicable, in any such proceeding, or if we, or any of the designated subsidiaries, make a general assignment for the benefit of creditors, or we, or any of the designated subsidiaries, are wound up or dissolved, or, in the instance of involuntary proceedings, such case remains undismissed for 60 days; or

  (viii) we default under any bond, debenture, note or other evidence of indebtedness (but excluding obligations arising under the operative documents and non-recourse indebtedness) for money borrowed by us under any mortgage, indenture or instrument, whether such indebtedness now exists or shall hereafter be created, which indebtedness is in an aggregate principal amount exceeding $50 million (as escalated annually based upon the consumer price index) and which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled; or

  (ix) failure by us to comply with restrictions on assignment described under the caption "Description of the Leases and other Loan Documents--
         Sublease and Assignment--Assignment" or subleases described under the caption "Description of the Leases and Other Lease Documents--Sublease and Assignment--Sublease;" or

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  (x)    Mirant fails to make any payment under the capital contribution agreement, Mirant Potomac River fails to make any payment under its note to us, or Mirant Peaker fails to make any payment under its note to us, when due, and such failure continues unremedied for ten business days after receipt by Mirant, Mirant Potomac River, or Mirant
         Peaker, as the case may be, of written notice of that failure; or

  (xi) Mirant fails to perform or observe any other material covenant set forth in the capital contribution agreement and that failure continues unremedied for 30 days after receipt by Mirant of written notice thereof; provided, that if that failure cannot be remedied within the 30-day period, then the period within which to remedy that failure will be extended up to an additional 180 days, so long as Mirant diligently pursues that remedy and the failure is capable of being remedied within the additional 180-day period; or

  (xii) any representation or warranty of Mirant set forth in the capital contribution agreement proves to have been incorrect in any material respect when made and continues to be material and the circumstances upon which that breach of representation or warranty is based continue to be material and unremedied for a period of 30 days after receipt by Mirant of written notice thereof from the applicable owner participant, owner lessor, lease indenture trustee or any pass through trustee; provided, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended by up to an additional 120 days, so long as Mirant diligently pursues such remedy, such condition is reasonably capable of being remedied within such additional 120-day period; or

  (xiii) a change of control, as defined below, occurs; or

  (xiv) any material operative document to which we or any of our affiliates is a party is declared unenforceable against us or any of our affiliates, is terminated by us or any of our affiliates, or ceases to be in full force and effect in respect of us or any of our affiliates
         (in each case, other than in accordance with their terms); or

  (xv) any lien on a material portion of the indenture estate created in favor of the indenture trustee ceases to be enforceable or ceases to be of the same effect and priority purported to be created thereby.

  "Change of control" means the consummation of any transaction or series of related transactions that will result in any person or group, in each case as defined in the Exchange Act, other than

  . our parent, Mirant, or any of its successors into which Mirant has consolidated or merged or any person to which Mirant has transferred all or substantially all of its assets;

  . any person who becomes a beneficial owner, directly or indirectly, of more than 50% of the voting power of Mirant or any other person described in the first bullet point above; or

  . any direct or indirect subsidiary of Mirant, or any other person described in the two bullet points above,

becoming the beneficial owner, directly or indirectly, of more than 50% of our voting power, or acquiring, by contract or otherwise, the power to direct or cause the direction of our management or policies. A change of control will not be deemed to have occurred if Moody's and S&P confirm that the then existing ratings of the certificates will not be lowered as a result of any of these events.

  If any of the events described in this definition of change of control occurs, but such event is not deemed a change of control because Moody's and S&P confirm that the then existing ratings of the certificates will not be lowered as a result of such event, we will amend the definition of "Mirant" in the leases to mean the entity or entities Moody's and S&P relied upon in confirming the then existing ratings of the certificates.

  In addition, if:

  . any person (other than Southern Company) becomes a beneficial owner, directly or indirectly, of more than 50% of the voting power of Mirant;

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  .  Mirant merges into or consolidates with another entity and Mirant is not the surviving entity; or

  . Mirant transfers all or substantially all of its assets to another person,

the definition of "Mirant" in the leases will be amended to refer to the person so acquiring more than 50% of the voting power of Mirant, such surviving entity or such transferee, as applicable.

  Upon the occurrence and continuance of any lease event of default, the applicable owner lessor may declare the lease to be in default by written notice delivered to us (provided, that the applicable lease will automatically be in default without the need for written notice upon the occurrence of a lease event of default described in clause (vii) above). Except as provided below, such owner lessor may, at any time thereafter, so long as we have not cured all outstanding lease events of default, exercise one or more of the remedies set forth in such lease, including:

  . seeking specific performance of our obligations under such lease and the other applicable operative documents by appropriate court actions, either at law or equity, or recover damages for breach thereof;

  . terminating such lease, whereupon we shall be required to return possession of the owner lessor's undivided interest, and our right to the possession and use of such interest under such lease will absolutely cease and terminate, but we will remain liable as provided in such lease;

  . selling the applicable undivided interest and ground interest at public or private sale, free and clear of our rights; or

  . holding, keeping idle or leasing to others the applicable undivided interest and ground interest, free and clear of our rights under such lease.

  Upon the occurrence and continuance of any lease event of default, whether or not the applicable owner lessor has sold its interest in the applicable undivided interest and ground interest, such owner lessor may require us to pay any unpaid periodic lease rent, or renewal rent, as applicable, due and payable as of the termination date specified in such notice, plus as liquidated damages for loss of a bargain and not as a penalty (in lieu of the periodic lease rent, or renewal rent, as applicable, due after the termination date specified in such notice), (i) an amount equal to the excess, if any, of the termination value over the fair market value of the applicable undivided interest and ground interest, as of such termination date; (ii) an amount equal to the excess, if any, of the termination value computed as of such termination date over the present value of the fair market rental value of such owner lessor's interest in the undivided interest and ground interest during the fixed lease term or the then current renewal lease term; or (iii) an amount equal to the termination value computed as of such termination date
(which, together with the other amounts payable in connection therewith, will be at least sufficient to pay the outstanding principal of and accrued interest on the applicable lessor notes). Upon payment of the amount referred to in clause (iii), such owner lessor will then use its commercially reasonable efforts promptly to sell its undivided interest at public or private sale and will pay to us upon consummation of any such sale the net proceeds of that sale (after deducting all costs and expenses incurred by the owner lessor in connection with the sale and all other amounts that may become payable to the owner lessor, or the related indenture trustee or owner participant). We have waived all claims against the applicable owner lessor and the related owner participant in connection with the sale of the undivided interest. However, in lieu of paying an amount equal to the termination value pursuant to clause (iii) above, we may make a rejectable offer in writing to the applicable owner lessor to purchase its undivided interest at a purchase price equal to or greater than termination value. If the owner lessor rejects our offer in writing, we will remain liable to pay termination value, but we will have no obligation to pay the costs and expenses incurred by the owner lessor solely in connection with any sale of the undivided interest and the owner lessor will proceed to exercise its best efforts promptly to sell its undivided interest at public or private sale and will pay to us upon consummation of any such sale the proceeds of that sale, but not to exceed the sum of termination value paid by us plus interest from the termination date until the date such proceeds are paid to us. If we make an offer in accordance with this paragraph and the owner lessor accepts that offer or fails to respond to that offer within two business days prior to the date we are required to pay termination value pursuant to clause (iii) above, we will pay to the owner lessor the amount of that offer on or before the termination date. Upon payment of that amount and all other rent then due and unpaid, or accrued and unpaid,

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by us, we will no longer be liable to pay termination value or other amounts pursuant to clause (iii) above and the owner lessor will then convey its interests in the applicable undivided interest and ground interest to us.

  Upon the occurrence and continuance of any lease event of default and if the applicable owner lessor has sold its interest in the applicable undivided interest and ground interest, such owner lessor may require us to pay as liquidated damages for loss of a bargain and not as a penalty (in lieu of the periodic lease rent, or renewal rent, as applicable, due for any period after such sale) an amount equal to (i) any unpaid periodic lease rent due, or renewal rent, as applicable, and unpaid, or accrued and unpaid, before the date of such sale, plus (ii) the amount, if any, by which the termination value computed as of the termination date next preceding the date of such sale or, if such sale occurs on a rent payment date or a termination date then computed as of such date, exceeds the net proceeds of such sale. Upon payment of such amount, the facility lease and our obligation to pay periodic rent for any periods subsequent to the date of such payment shall terminate.

  Owner Lessor's Right to Perform. If we fail to make any payment under a lease or perform or comply with any other obligations under a lease and such failure continues for 10 business days after notice thereof, the applicable owner lessor or owner participant may itself make such payment or perform or comply with such obligation, and amounts so paid shall be deemed supplemental lease rent payable by us to the owner lessor on demand.

Modification of Operative Documents

  An indenture trustee may, without the consent of any pass through trustee, enter into any indenture or indentures supplemental to the applicable lease indenture or execute any amendment, modification, supplement, waiver or consent with respect to any other operative document related thereto to do any of the following:

  . to evidence and provide for the acceptance of appointment of a successor indenture trustee under the applicable lease indenture and to add to or change any of the provisions of that lease indenture as necessary to provide for or facilitate the administration by more than one indenture trustee;

  . evidence the succession of another person as owner manager or the appointment of a co-owner manager;

  . correct, confirm or amplify the description of any property at any time subject to the lien of the lease indenture or to convey, transfer, assign, mortgage or pledge any property or assets to the indenture trustee as security for the lessor notes;

  . provide for any evidence of the creation and issuance of any additional lessor notes in accordance with the lease indenture and to establish the form or terms of those lessor notes;

  . cure any ambiguity in, to correct or supplement any defective or inconsistent provision of, or to add to or modify any other provisions and agreements in, such lease indenture, or any other operative document related thereto, in any manner that will not in the judgment of the indenture trustee materially adversely affect the interests of the holders of the lessor notes;

  . grant or confer upon the indenture trustee for the benefit of the holders of the related lessor notes any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred and which are not contrary or inconsistent with such lease indenture;

  . add to the covenants to be observed by the owner lessor and which are not contrary to such lease indenture, to add lease indenture events of default for the benefit of the holders of the related lessor notes or surrender any right or power of the applicable owner lessor;

  . effect the assumption of any or all of the lessor notes by us; so long as the supplemental indenture will contain all of our covenants contained in the related lease and the related participation agreement for the benefit of the indenture trustee or the holders of the lessor notes issued under the indenture, such that our obligations contained therein, if applicable in the event that the related leases are terminated, will continue to be in full force and effect; or


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  .  effect any other amendment, modification, supplement, waiver or consent with respect to such indenture or any other operative document related thereto provided that such amendment, modification, supplement, waiver or consent will not, in the judgment of the indenture trustee, materially adversely affect the interest of the holders of such lessor notes.

  Notwithstanding the foregoing, no such amendment, modification, supplement, waiver or consent will, without the consent of the holders of a majority in interest of such lessor notes, modify the covenants set forth in this prospectus under the captions "Description of the Certificates--Covenants--
Restriction on Liens," "--Merger, Consolidation or Sale of Substantially All
Assets," "--Restriction on Liens," "--Sale of Assets," "--Maintenance of
Existence and Properties," "--Maintenance of Tax Status," "--Insurance," "--
Limitations on Incurrence of Indebtedness," "--Limitations on Incurrence of
Indebtedness by Designated Subsidiaries" and "--Limitations on Restricted
Payments" and the provisions described under the caption "The Leases--Sublease and Assignment," other than modifications having no adverse effect on the interests of the holders of such lessor notes.


  In addition, to the extent not expressly permitted by the preceding two paragraphs, an indenture trustee, with the consent of the holders of a majority in interest of the related lessor notes, may enter into any indenture or indentures supplemental to the applicable lease indenture or execute any amendment, modification, supplement, waiver or consent with respect to any operative document related thereto.

  However, no such supplement to or amendment of such indenture or the related lease, site lease and sublease, or waiver or modification of or consent to the terms thereof will, without the consent of the holders representing 100% of the outstanding principal amount of such lessor notes, do any of the following:

    (1) reduce the percentage of holders of such lessor notes required to take or approve any action thereunder;

    (2) change the amount or the time of payment of any amount owing or payable with respect to any such lessor note or change the rate or manner of calculation of interest payable with respect to any such lessor note;

    (3) alter or modify the provisions with respect to the manner of payment or the order of priorities in which distributions thereunder will be made as between the holders of such lessor notes and the related owner lessor;

    (4) reduce the amount (except to any amount as will be sufficient to pay the aggregate principal of, make-whole premium, if any, and interest on all such lessor notes) or extend the time of payment of periodic lease rent or termination value, except as expressly provided in the related lease, or change any of the circumstances under which periodic lease rent or termination value is payable;

    (5) consent to any assignment of the related lease if in connection therewith we will be released from our obligation to pay periodic lease rent and termination value, except as expressly provided herein, or otherwise release us of our obligations in respect of the payment of periodic lease rent or termination value or change the absolute and unconditional character of such obligations; or

    (6) deprive the indenture trustee of the lien on a material portion of the indenture estate or permit the creation of any lien on a material portion of the indenture estate ranking equally or prior to the lien of the indenture trustee except permitted liens.

  If the pass through trustee, as the holder of the lessor notes in trust for the benefit of the certificate holders, receives a request for its consent to any amendment, modification, waiver or supplement under any lease indenture, lease or other related operative document, the pass through trustee will mail a notice of, such proposed amendment, modification, waiver or supplement to each certificate holder of such pass through trust of record as of the date of such notice. The pass through trustee shall request from the certificate holders of such pass through trust directions as to (i) whether or not to direct the indenture trustee to take or refrain from taking any action which a holder of such lessor note has the option to direct, (ii) whether or not to give or execute any waivers,

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consents, amendments, modifications or supplements as a holder of such lessor note, and (iii) how to vote any lessor note if a vote has been called for with respect thereto. The pass through trustee shall vote or consent with respect to the lessor notes held in the related pass through trust in the same proportion as the certificates were actually voted by the certificate holders of such pass through trust by the date specified in such notice.
Notwithstanding the foregoing, if an event of default has occurred and is continuing, the pass through trustee, subject to the voting instructions referred to under "Description of the Certificates--Events of Default and Certain Rights Upon an Event of Default," may in its own discretion consent to such amendment, modification, waiver or supplement, and may so notify the indenture trustee.

Site Leases and Site Subleases

  We will lease the ground interests to the owner lessors pursuant to four separate facility site lease and easement agreements in respect of the Dickerson leased facility and seven separate facility site lease and easement agreements in respect of the Morgantown leased facility, which we refer to collectively as the facility site leases and each, as a facility site lease.
The owner lessors will, in turn, sublease the facility sites back to us pursuant to four separate facility site sublease agreements in respect of the Dickerson leased facility and seven separate facility site sublease agreements in respect of the Morgantown leased facility, which we refer to collectively as the facility site subleases and each, as a facility site sublease.

  Term and Rent. The term of each facility site lease for the Dickerson leased facility, which we will refer to as the basic facility site lease term, commenced on December 19, 2000, and will continue for a period of 38 years.
The term of each facility site lease for the Morgantown leased facility commenced on December 19, 2000, and will continue for a period of 45 years.
The owner lessors have the right to renew each facility site lease for one or more renewal site lease terms. We refer to the basic facility site lease terms plus all renewal facility site lease terms for each facility site lease as its facility site lease term. The term of each facility site sublease with respect to a particular leased facility is coterminous with the term of each lease with respect to that facility. Each facility site sublease with respect to a particular facility terminates upon the termination of the corresponding lease, and is renewed upon the renewal of that lease. We will refer to the basic facility site sublease terms plus all renewal facility site sublease terms as the site sublease terms.

  During the facility site sublease terms, the rent payable under each facility site lease and the rent payable under each facility site sublease will be automatically offset one against the other, such that no amounts will be payable by us or the owner lessors in respect thereof.

  Rights Reserved by Us. We will reserve the right, from time to time, to use the ground interest in connection with the development, construction, use, operation and maintenance of any buildings, facilities (other than the leased facilities), improvements or other structures on the facility sites, including, the right to construct, install, operate, use, repair and relocate buildings, facilities (other than the leased facilities), improvements and structures on the facility sites, provided that such work does not have a material adverse affect on the use or operation of the leased facilities.

  Reciprocal Easements. We will grant to the owner lessors certain non-exclusive easements over certain portions of land retained by us and not subject to the facility site leases where required to enable the owner lessors to access, use and operate the leased facilities and the owner lessors will grant to us certain easements over certain portions of the facility sites where required to enable us to access, use and operate the land and facilities retained by us and not subject to the facility site leases.

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                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain U.S. federal income tax consequences associated with the exchange of original certificates for new certificates, and the ownership and disposition of new certificates by holders who acquire new certificates in the exchange offer. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the
"IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).

  The discussion does not address all of the tax consequences that may be relevant to a particular holder or to holders subject to special treatment under federal income tax laws (including banks and certain other financial institutions, insurance companies, tax-exempt organizations, persons whose functional currency is not the U.S. dollar, foreign persons, dealers in securities or foreign currency, and persons holding certificates that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction). This discussion is limited to persons who acquire certificates in the initial offering at the initial offering price and who hold their certificates as capital assets. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Prospective investors must consult their own tax advisers as to the federal income tax consequences of acquiring, holding and disposing of certificates as well as the effects of state, local and non-U.S. tax laws.

  For purposes of this discussion, you are a "U.S. certificate holder" if you are a beneficial owner of a certificate and

  .  a citizen or resident of the United States,

  . a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof,

  . an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of source, or

  . a trust, if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more
     U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a U.S. person.

  Otherwise, you are a "non-U.S. certificate holder."

Exchange of Original Certificates

  There should be no federal income tax consequences to holders who exchange original certificates for new certificates pursuant to this exchange offer.
Any such holder should have the same tax basis and holding period in the new certificates that such holder had in its original certificates immediately before the exchange.

Tax Treatment of the Pass Through Trusts and Certificate Holders

  Each pass through trust that is operated according to the applicable pass through trust agreement will not itself be subject to U.S. federal income taxation. Instead, each U.S. certificate holder will be required to report on its federal income tax return its pro rata share of the entire income from the lessor notes and any other property held in the pass through trust, in accordance with the U.S. certificate holder's method of accounting.
Accordingly, each U.S. certificate holder's share of interest paid on the lessor notes will be taxable as ordinary income, as it is paid or accrued, and a U.S. certificate holder's share of any premium paid on redemption of a lessor note will be treated as capital gain. The lessor notes will not be subject to the original issue discount rules due to the possibility that a make-whole premium may be payable because the likelihood of such premium being paid is remote, and the amount of such premium, if paid, would be incidental.
If the proceeds from the sale of

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certificates are held pursuant to an escrow arrangement prior to the purchase of lessor notes by the pass through trust, each U.S. certificate holder's share of interest paid on the resulting deposits will be taxable as ordinary income as it is paid or accrued in accordance with the holder's method of accounting for U.S. federal income tax purposes. In addition, the deposits may be subject to the original issue discount rules, with the result that a U.S.
certificate holder may be required to include any original issue discount in income from a deposit using the accrual method of accounting regardless of its normal method. We urge you to consult your own tax advisor.

  Each U.S. certificate holder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the pass through trust as provided in Section 162 or 212 of the Code.
Although we anticipate that certificate holders will not bear these fees and expenses, these fees and expenses could be treated as constructively received by the pass through trust, in which event a U.S. certificate holder could be required to include in income and be entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificate holder is an individual, estate or trust, the deduction for the certificate holder's share of fees or expenses will be allowed only to the extent that all of the certificate holder's miscellaneous itemized deductions, including the certificate holder's share of fees and expenses, exceed 2% of the certificate holder's adjusted gross income. In addition, in the case of U.S. certificate holders who are individuals, certain otherwise allowable itemized deductions will generally be subject to additional limitations on itemized deductions under applicable provisions of the Code.

Sale or Other Disposition of the Certificates

  Upon the sale, exchange or other disposition of a certificate, a U.S.
certificate holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange (other than any amount attributable to accrued but unpaid interest that the U.S. certificate holder has not included in gross income previously, which will be taxable as ordinary income) and the U.S. certificate holder's allocable share of tax basis in the trust's property attributable to such certificate. Any gain or loss will be long-term capital gain or loss, to the extent (i) the certificate holder held its certificate for more than one year, and (ii) the property to which the gain or loss is allocable was held by the pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum U.S. federal income tax rate on long-term capital gains generally is 20%.

  The foregoing discussion of U.S. federal income tax consequences assumes that each pass through trust is properly classified under the Code as a grantor trust. If, however, a pass through trust were not classified as a grantor trust, it would be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation; the consequences described above would generally apply to a U.S. certificate holder, except that (i) items of income, gain, loss or deduction from the assets held by the pass through trust would generally be determined at the pass through trust level (ii) a U.S. certificate holder would be required to report its share of items of income, gain, loss and deduction of the pass through trust on its tax return for the taxable year within which the pass through trust's taxable year ends and (iii) income, gain, loss and deduction would be reported on an accrual basis even if the U.S. certificate holder otherwise uses the cash method of accounting.

Non-U.S. Certificate Holders

  Assuming certain certification requirements are satisfied (which include identification of the beneficial owner of a certificate), and subject to the discussion of backup withholding below:

  . interest paid (including any original issue discount) on a certificate to, or on behalf of, any non-U.S. certificate holder will not be subject to U.S. federal income tax or withholding tax, provided that (i) the non-U.S. certificate holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner participant, (ii) the non-U.S. certificate holder is not (A) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (B) a controlled foreign corporation for U.S. tax purposes that is related to an owner participant, and (iii) the interest payments are not effectively connected with the non-U.S. certificate holder's conduct of a U.S. trade or business; and

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

  . a non-U.S. certificate holder will not be subject to U.S. federal income tax on any capital gain realized on the sale, exchange or other disposition of a certificate, unless (i) the non-U.S. certificate holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or exchange and certain other requirements are met or (ii) the gain is effectively connected with the non-U.S. certificate holder's conduct of a U.S. trade or business.

  The certification referred to above may be made on an IRS Form W-8 BEN (or any successor form prescribed by the IRS) or substantially similar substitute form.

Information Reporting and Backup Withholding

  In general, information reporting requirements will apply to certain payments within the United States of principal, interest, original issue discount and premium on the certificates, and to payments of the proceeds of certain sales of certificates made to U.S. certificate holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax may apply to the payments if the holder fails or has failed to provide an accurate taxpayer identification number in the manner required by the Treasury
Regulations (generally on IRS Form W-9) or otherwise establish an exemption or fails to report in full interest income. With respect to non-U.S. certificate holders, payments made on a certificate and proceeds from the sale of a certificate owned by a non-U.S. certificate holder will generally not be subject to information reporting requirements or the backup withholding tax if the non-U.S. certificate holder provides the required certification of its non-U.S. status or otherwise establishes an exemption.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the certificate holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

  THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR
DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OR
ANY OTHER CONSEQUENCES OF ACQUIRING, HOLDING OR DISPOSING OF CERTIFICATES.
THUS, HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC
TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF CERTIFICATES,
INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF
FEDERAL, STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF
ANY PROPOSED CHANGES IN THE TAX LAWS.

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                             ERISA CONSIDERATIONS

  In this prospectus, we will refer to the Employee Retirement Income Security
Act of 1974 as ERISA. If you intend to use plan assets (as discussed below) to purchase certificates, you should consult your counsel about the potential consequences of such investment under the fiduciary responsibility provisions of ERISA and the prohibited transactions provisions of ERISA and the Code.

  For the purposes of this discussion, we will refer to employee benefit plans, certain other retirement plans and arrangements, including individual retirement accounts and annuities, and any entity holding the assets of any such plan, account, or annuity, such as a bank common investment fund or an insurance company general or separate account, as the "plans." Generally, a person who exercises discretionary authority or control over the assets of a plan will be considered a fiduciary of the plan under ERISA. Before investing in a certificate, a plan fiduciary should determine whether such investment is permitted under the plan documents and the instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio. In making this determination, the plan fiduciary should take into account the limited liquidity of the certificates.

  ERISA and the Code prohibit a wide range of transactions involving the plan assets and persons who have certain specified relationships to the plan such as "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code. Thus, a plan fiduciary considering an investment in the certificates should also determine whether such investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code. Further, an investment in the certificates by a plan might result in the lessor notes of the related pass through trust being deemed to constitute "plan assets." In such case, the operation of the pass through trust might give rise to one or more non-exempt prohibited transactions under ERISA or the Code. Moreover, the plan fiduciary might be deemed to have improperly delegated its investment management responsibilities with respect to those assets of the pass through trust deemed to be plan assets to the pass through trustee.

  Neither ERISA nor the Code provides a comprehensive definition of the term
"plan assets." According to Section 2510.3-101 of the United States Department of Labor regulations, in general, when a plan acquires an equity interest in an entity and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment
Company Act of 1940, the plan's assets include both the equity interest and the undivided interest in each of the underlying assets of the entity, unless it is established that either the entity is an "operating company" or the plan's equity participation in the entity is not "significant."

  In general, the DOL regulations define an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. We believe that the DOL regulations will treat the certificates as equity interests in the pass through trusts.

  A plan's participation in the certificates would not be "significant" if, immediately after the most recent acquisition of the certificates, less than 25% of the value of the certificates is held by the plans, certain other employee benefit plans not subject to Title I of ERISA, and certain entities whose underlying assets include plan assets by reason of a plan's investment in the entity, all as determined under the DOL regulations. If the participation is not "significant," the plan assets would not include the undivided interest in each of the underlying assets of the entity.

  Ownership of the certificates will not be restricted or monitored. Plans, certain other plans not subject to ERISA and certain other entities may hold
25% or more of the certificates during the term of the certificates.
Accordingly, under the DOL regulations, a plan investment in the certificates during the period such holdings equal or exceed 25% would, in effect, be considered an investment in the corresponding lessor notes and an ongoing loan to the owner lessors for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code.
Therefore, if any of the assets of a pass through trust

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

are considered plan assets, a plan's investment in the certificates could result in a prohibited transaction or an impermissible delegation of authority.

  Further, one or more of the initial purchasers, the pass through trustee, we or any of our respective affiliates may be a party in interest or a disqualified person with respect to the plan acquiring, holding or disposing of the certificates. In such case, acquisition, holding or disposition of the certificates could give rise to a direct or indirect prohibited transaction, regardless of whether the assets of a pass through trust are considered plan assets.

  A prohibited transaction may be exempt under ERISA and the Code if the certificates were acquired, held or disposed of in accordance with one or more statutory or administrative exemptions. Among the administrative Prohibited
Transaction Class Exemptions or "PTCEs":

    1. PTCE 75-1 exempts certain transactions involving employee benefit plans and registered broker-dealers, such as the initial purchasers, and certain reporting dealers and banks;

    2. PTCE 84-14 exempts certain transactions involving an independent qualified professional asset manager;

    3. PTCE 90-1 exempts certain transactions involving insurance company pooled separate accounts;

    4. PTCE 91-38 exempts certain transactions involving bank collective investment funds;

    5. PTCE 95-60 exempts certain transactions involving insurance company general accounts; and

    6. PTCE 96-23 exempts certain transactions involving a qualified in-house asset manager.

  Some of the exemptions, however, do not afford relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Section
4975(c)(1)(E)-(F) of the Code. In addition, there can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the certificates. Thus, a plan fiduciary considering an investment in the certificates should consider whether the acquisition, the continued holding, or the disposition might constitute or give rise to a non-exempt prohibited transaction.

  ERISA also prohibits a plan fiduciary from maintaining the indicia of ownership of any plan assets outside the jurisdiction of the district courts of the United States, except under certain circumstances. Before investing in a certificate, a plan fiduciary should consider whether its acquisition, holding or disposition of a certificate would satisfy such indicia of ownership rules.

  Each person (other than the initial purchasers) who acquires or accepts a certificate will be deemed by such acquisition or acceptance to have represented and warranted that either (i) no plan assets have been used to acquire such certificate; or (ii) the acquisition and holding of such certificate do not constitute a prohibited transaction under ERISA and the Code or are exempt from the prohibited transaction restrictions of ERISA and the Code according to one or more Prohibited Transaction Class Exemptions.

  A plan fiduciary and each fiduciary for a governmental or church plan subject to rules similar to those imposed on plans under ERISA considering the purchase of certificates should consult its tax and/or legal advisors regarding the circumstances under which the assets of a pass through trust would be considered plan assets, the availability, if any, of exemptions from any potential prohibited transaction and other fiduciary issues and their potential consequences.

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

                             PLAN OF DISTRIBUTION

  Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new certificates may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities
Act provided that:

  .  you acquire any new certificate in the ordinary course of your business;

  . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new certificates;

  . you are not a broker-dealer who purchased outstanding certificates directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

  .  you are not an "affiliate" (as defined in Rule 405 under the Securities
     Act) of our company.

  If our belief is inaccurate and you transfer any new certificate without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your certificates from these requirements, you may incur liability under the Securities Act. We do not assume any liability or indemnify you against any liability under the Securities Act.

  Each broker-dealer that receives new certificates for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new certificates received in exchange for existing certificates where such existing certificates were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until October 4, 2001, all dealers effecting transactions in the new certificates may be required to deliver a prospectus.


  We will not receive any proceeds from any sale of new certificates by broker-dealers. New certificates received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new certificates. Any broker-dealer that resells new certificates that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such new certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new certificates and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders of the certificates) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

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                                 LEGAL MATTERS

  Legal matters with respect to the certificates offered will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and by
Troutman Sanders LLP. Skadden, Arps, Slate, Meagher & Flom LLP also represents the initial purchasers of the certificates from time to time.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The financial statements included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             INDEPENDENT ENGINEER

  Mirant Corporation has retained R.W. Beck, Inc. to prepare its independent engineer's report, dated December 7, 2000, and its update thereto, dated April
26, 2001. This update, as well as the original report, is included as Appendix
A to this prospectus. You should read the independent engineer's report in its entirety for information about our facilities and the related subjects discussed in the report. We have included the independent engineer's report in this prospectus in reliance upon the conclusions of R.W. Beck, Inc. as experts in the review of the design and operation of electric generation facilities.
R.W. Beck, Inc. performed independent engineering services for Mirant Americas
Generation in connection with financing transactions in 1999 and 2001 for which it received usual and customary compensation.

                        INDEPENDENT MARKET EXPERT


  Mirant Corporation has retained PA Consulting Services Inc., formerly PHB
Hagler Bailly, Inc., to prepare the independent market expert report dated
April 10, 2001. We have included this report as Appendix B to this prospectus.
You should read the market report in its entirety for information about the electricity market and the related subjects discussed in, and the assumptions and qualifications stated in, the report. We have included the independent market expert report in this prospectus in reliance upon the conclusions in such report of PA Consulting Services Inc. and upon that firm's authority as experts in energy market policy, price forecasting and economic analysis. PA
Consulting Services Inc. performed independent market expert services for Mirant Americas Generation in connection with financing transactions in 1999 and 2001 for which it received usual and customary compensation.


                             AVAILABLE INFORMATION

Mirant Mid-Atlantic, LLC

  We have filed with the SEC, Washington, D.C., a registration statement on Form S-4 under the Securities Act to register with the SEC the new certificates to be used in exchange for the existing certificates. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information about us and the certificates, refer to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other documents filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC's Public Reference Room at 450
Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-
0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any

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

schedules thereto, as well as reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

  We are obligated, following the effectiveness of a registration statement, to maintain our status as a reporting company under the Exchange Act (unless the SEC will not accept the filing of the applicable reports), even though the SEC rules and regulations may not require us to maintain that status. As a reporting company, we will file periodic reports and other information with the SEC for public availability (unless the SEC will not accept such filings).
If we cease to maintain that status, the interest rate on the lessor notes will be increased by 0.50% per annum for the duration of such cessation
(unless the SEC will not accept the filing of the applicable reports). If the SEC will not accept the filing of the applicable reports, it might become more difficult to sell the certificates or to sell them at prices which you consider favorable.

  As long as any certificates remain outstanding, we will furnish to the pass through trustee unaudited quarterly and audited annual financial statements, with the accompanying footnotes and audit report. Unaudited quarterly financial statements will be furnished to the pass through trustee within 60 days following the end of each of our first three fiscal quarters during each fiscal year and audited annual financial statements will be furnished to the pass through trustee within 120 days following the end of our fiscal year. The pass through trustee will furnish all such information directly to certificate holders and, upon request, certificate owners. We will also furnish to certificate holders, certificate owners and prospective investors upon request any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as we are not a reporting company under the Exchange
Act.

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                          FINANCIAL TABLE OF CONTENTS

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
                                                                            Page
                                                                            ----
Report of Independent Public Accountants..................................  F-2
Consolidated Balance Sheets as of March 31, 2001 and December 31, 2000....  F-3
Consolidated Statements of Income for the three months ended March 31,
 2001 and for the period from July 12, 2000 (inception) through
 December 31, 2000........................................................  F-4
Consolidated Statements of Members' Equity for the period from July 12,
 2000 (inception) through March 31, 2001..................................  F-5
Consolidated Statements of Cash Flows for the three months ended March 31,
 2001 and for the period from July 12, 2000 (inception) through
 December 31, 2000........................................................  F-6
Notes to Consolidated Financial Statements................................  F-7

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Mirant Mid-Atlantic, LLC:

  We have audited the accompanying consolidated balance sheets of MIRANT MID-ATLANTIC, LLC (a Delaware limited liability company) AND SUBSIDIARIES (formerly Southern Energy Mid-Atlantic, LLC) as of March 31, 2001 and December 31, 2000, and the related consolidated statements of income, members' equity, and cash flows for the three months ended March 31, 2001 and the period from July 12, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mirant Mid-Atlantic, LLC and subsidiaries as of March 31, 2001 and December 31, 2000, and the results of their operations and their cash flows for the three months ended March 31, 2001 and the period from July 12, 2000 (inception) through December 31, 2000 in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Atlanta, Georgia
May 23, 2001

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (In Millions)

                                                          March 31, December 31,
                                                            2001        2000
                                                          --------- ------------
ASSETS
Current Assets:
Cash and cash equivalents...............................   $   12      $   22
Receivables:
  Customer accounts.....................................        6           1
  Related parties (Note 3)..............................       60          29
Prepaid rent............................................        7          32
Fuel stock..............................................       50          33
Materials and supplies..................................       46          47
Note receivable from related party (Note 3).............       95         --
Assets from risk management activities (Note 7).........       18         --
Derivative hedging instruments (Notes 1 and 7)..........        5         --
Other...................................................        8          17
                                                           ------      ------
    Total current assets................................      307         181
                                                           ------      ------
Property, Plant, and Equipment:
Land....................................................       15          15
Property and equipment..................................      986         986
                                                           ------      ------
                                                            1,001       1,001
Less accumulated provision for depreciation.............     (10)          (1)
                                                           ------      ------
                                                              991       1,000
Construction work in progress...........................       44          30
                                                           ------      ------
    Total property, plant, and equipment, net...........    1,035       1,030
                                                           ------      ------
Noncurrent Assets:
Notes receivable from related parties (Note 3)..........      223         223
Goodwill, net of accumulated amortization of $9 and $1
 at March 31, 2001 and December 31, 2000, respectively
 .......................................................    1,344       1,352
Other intangible assets, net of accumulated amortization
 of $1 and $-- at March 31, 2001 and December 31, 2000,
 respectively...........................................      149         150
                                                           ------      ------
    Total noncurrent assets.............................    1,716       1,725
                                                           ------      ------
    Total assets........................................   $3,058      $2,936
                                                           ======      ======
LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities................   $   65      $   55
Payables to related parties (Note 3)....................       26         111
Liabilities from risk management activities (Note 7)....       16         --
Derivative hedging instruments (Notes 1 and 7)..........        3         --
Note payable to related party (Note 3)..................       75          75
Other...................................................        1           1
                                                           ------      ------
    Total current liabilities...........................      186         242
                                                           ------      ------
Commitments and Contingent Matters (Notes 5 and 6)
Members' Equity:
Members' interest.......................................    2,797       2,689
Accumulated other comprehensive income..................        2         --
Retained earnings.......................................       73           5
                                                           ------      ------
    Total members' equity...............................    2,872       2,694
                                                           ------      ------
    Total liabilities and members' equity...............   $3,058      $2,936
                                                           ======      ======

   The accompanying notes are an integral part of these consolidated balance sheets.

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                                 (In Millions)

                                                               For the Period
                                                             From July 12, 2000
                                               For the Three    (Inception)
                                               Months Ended   Through December
                                                 March 31,          31,
                                                    2001            2000
                                               ------------- ------------------
Operating Revenues (Note 3)...................     $281             $40
                                                   ----             ---
Operating Expenses:
  Cost of fuel, electricity and other
   products...................................      127              14
  Labor.......................................       20               3
  Depreciation and amortization...............       18               2
  Rental......................................       24               3
  Maintenance.................................        7             --
  Selling, general, and administrative........        6               6
  Other.......................................       14               4
                                                   ----             ---
    Total operating expenses..................      216              32
                                                   ----             ---
Operating Income..............................       65               8
Other Income (Expense):
  Interest income.............................        6               1
  Interest expense............................       (2)            --
  Financing fees..............................       (1)             (4)
                                                   ----             ---
Net Income....................................     $ 68             $ 5
                                                   ====             ===



 The accompanying notes are an integral part of these consolidated statements.

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
      FOR THE PERIOD FROM JULY 12, 2000 (INCEPTION) THROUGH MARCH 31, 2001
                                 (In Millions)

                                         Accumulated
                            Members' Other Comprehensive Retained Comprehensive
                            Interest       Income        Earnings    Income
                            -------- ------------------- -------- -------------
Balance, July 12, 2000.....  $  --          $ --          $ --        $ --
  Net income...............     --            --              5           5
                                                                      -----
  Comprehensive income.....                                           $   5
                                                                      =====
  Capital contributions--
   cash....................   1,087           --            --
  Capital contributions--
   noncash.................   1,602           --            --
                             ------         -----         -----
Balance, December 31,
 2000......................   2,689           --              5
  Net income...............     --            --             68       $  68
  Cumulative effect of
   accounting change.......     --             (4)          --           (4)
  Reclassification to
   earnings................     --              6           --            6
                                                                      -----
  Comprehensive income.....                                           $  70
                                                                      =====
  Capital contributions--
   noncash.................     108           --            --
                             ------         -----         -----
Balance, March 31, 2001....  $2,797         $   2         $  73
                             ======         =====         =====


 The accompanying notes are an integral part of these consolidated statements.

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Millions)

                                                              For the Period
                                                            From July 12, 2000
                                              For the Three    (Inception)
                                              Months Ended       Through
                                                March 31,      December 31,
                                                  2001             2000
                                              ------------- ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...................................     $  68          $     5
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization..............        18                2
  Changes in certain assets and liabilities,
   excluding effects from acquisition:
    Customer accounts receivable.............        (5)             --
    Related party receivables................       (31)             (29)
    Prepaid rent.............................        25                2
    Fuel stock...............................       (17)               3
    Materials and supplies...................         1              --
    Risk management activities, net..........        (2)             --
    Other current assets.....................         9               10
    Accounts payable and accrued
     liabilities.............................        10                4
    Payables to related parties..............        23                3
    Other current liabilities................       --                 2
                                                  -----          -------
      Net cash provided by operating
       activities............................        99                2
                                                  -----          -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures.........................       (14)              (2)
Loans to related parties (Note 3)............       (95)            (223)
Acquisition of assets........................       --              (917)
                                                  -----          -------
      Net cash used in investing activities..      (109)          (1,142)
                                                  -----          -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable to related party
 (Note 3)....................................       --                75
Capital contributions........................       --             1,087
                                                  -----          -------
      Net cash provided by financing
       activities............................       --             1,162
                                                  -----          -------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS.................................       (10)              22
CASH AND CASH EQUIVALENTS, beginning of
 period......................................        22              --
                                                  -----          -------
CASH AND CASH EQUIVALENTS, end of period.....     $  12          $    22
                                                  =====          =======
NONCASH INVESTING AND FINANCING ACTIVITIES:
Fair value of assets contributed.............     $ --           $ 1,720
Fair value of liabilities assumed............       --              (118)
                                                  -----          -------
      Net assets contributed.................     $ --           $ 1,602
                                                  =====          =======
Capital contributions (Note 3)...............     $ 108          $   --
                                                  =====          =======
SUPPLEMENTAL CASH FLOW DISCLOSURE:
Cash paid for interest.......................     $ --           $   --
                                                  =====          =======

 The accompanying notes are an integral part of these consolidated statements.

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     MARCH 31, 2001 AND DECEMBER 31, 2000

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 General

  Mirant Mid-Atlantic, LLC, formerly Southern Energy Mid-Atlantic, LLC, a Delaware limited liability company ("LLC"), was formed on July 12, 2000 in conjunction with Mirant Corporation's ("Mirant") planned acquisition of generating assets and other related assets from Potomac Electric Power Company ("PEPCO") (Note 2). Mirant Mid-Atlantic, LLC and its subsidiaries (collectively the "Company"), are indirect wholly-owned subsidiaries of Mirant Americas Generation, Inc. ("Mirant Americas Generation"), formerly Southern Energy North America Generating, Inc., an indirect wholly-owned subsidiary of Mirant.

  The Company is primarily engaged in the development and operation of nonregulated power generation facilities in Maryland and the District of Columbia. The Company's consolidated financial statements include the following wholly-owned subsidiaries:

  .   Mirant Chalk Point, LLC ("Mirant Chalk Point");
  .   Mirant D.C. O&M, LLC ("Mirant D. C. O&M");
  .   Mirant Piney Point, LLC ("Mirant Piney Point"); and
  .   Mirant MD Ash Management, LLC ("Mirant MD Ash Management").

  The results of operations of the acquired assets (Note 2) are incorporated into the Company's consolidated results of operations from December 19, 2000 (date of acquisition) onward.

 Basis of Presentation

  The consolidated financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States ("U.S. GAAP") and include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  The accompanying consolidated financial statements have not been prepared in accordance with Statement of Financial Accounting Standards ("SFAS") No. 71, "Accounting for the Effects of Certain Types of Regulation." This pronouncement, under which most U.S. utilities report financial statements, applies to entities that are subject to cost-based rate regulation, and therefore, the provisions of SFAS No. 71 do not apply.

 Use of Estimates

  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

 Fuel Stock and Materials and Supplies

  Fuel stock and materials and supplies are carried at the lower of cost or market. Cost is computed on an average cost basis. Fuel stock is removed from the inventory account once used in production; materials and supplies are removed from the account once used for repairs, maintenance, or capital projects.

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES

 Property, Plant, and Equipment

  Property, plant, and equipment are recorded at cost to the Company, which includes materials, labor, and appropriate administrative costs that include the estimated cost of debt funds used during construction. The costs of maintenance, repairs, and replacement of minor items of property are charged to maintenance expense as incurred. Production assets are depreciated on a straight-line basis over a period of 19 to 42 years. Other fixed assets are depreciated on a straight-line basis over a period of 2 to 10 years. Recoverability of these assets is reviewed annually or as changes in circumstances indicate that the carrying amount may exceed fair value in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

  Construction work in process is recorded at cost, which includes materials, labor, appropriate administrative costs, and the estimated cost of debt funds used during construction.

  The Company expenses all maintenance costs unless the expenditure increases the useful life of the capital asset or the expenditure produces a future economic benefit.

 Goodwill and Other Intangible Assets

  The Company amortizes costs in excess of the fair value of net assets acquired using the straight-line method over the 40 year expected useful economic life of the goodwill.

  Specifically identifiable intangible assets consist of acquired trading and development rights that are amortized over their estimated useful lives ranging from 35 to 40 years. Recoverability of goodwill and/or intangible assets (analyzed on the basis of undiscounted operating cash flow) is reviewed annually or as changes in circumstances indicate that the carrying amount may exceed fair value in accordance with the provisions of SFAS No. 121 and APB Opinion No. 17, "Intangible Assets."

 Revenue Recognition

  Revenues derived from power generation are recognized upon output and product delivery, all as specified by contractual terms.

 Rental Expense

  Rent expense related to the Company's operating leases (Note 5) is recognized on a straight-line basis over the terms of the leases.

 Non-Recurring Charges

  The Company cancelled a $1.5 billion bank commitment letter before December 31, 2000. The facility would have provided flexibility in the purchase of certain assets (Note 2) had the lease transaction (Note 5) been delayed. Fees associated with this facility were approximately $4 million for the period from July 12, 2000 (inception) through December 31, 2000 and are included in financing fees on the accompanying consolidated statements of income.

 Income Taxes

  The Company was formed as an LLC on July 12, 2000 and is treated as a partnership for income tax purposes. As such, the individual LLC members are subject to federal and state taxes based on their allocated portion of income and expenses and the Company is not subject to federal and state income taxation. Accordingly, no provision for federal or state income taxes has been made in the accompanying consolidated financial statements.

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES

 Fair Value of Financial Instruments

  The Company's financial instruments consist primarily of cash, accounts and notes receivable, accounts payable, and short-term debt. The Company also engages in risk management activities to hedge exposure to fluctuations in power and fuel prices. See Note 7 where the fair value of financial instruments is discussed further.

 Comprehensive Income

  Mirant Mid-Atlantic's comprehensive income, consisting of net income, the cumulative effect of accounting change and reclassification to earnings is presented in the consolidated statements of members' equity. The objective of the statement is to report a measure of all changes in members' equity of an enterprise that result from transactions and other economic events of the period other than transactions with members.

 Accounting Change

  Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. The statement requires that certain derivative instruments be recorded in the balance sheet as either assets or liabilities measured at fair value, and that changes in the fair value be recognized currently in earnings, unless specific hedge accounting criteria are met. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized currently in earnings. If the derivative is designated as a cash flow hedge, the changes in the fair value of the derivative are recorded in other comprehensive income ("OCI"), and the gains and losses related to these derivatives are recognized in earnings in the same period as the settlement of the underlying hedged transaction. If the derivative is designated as a net investment hedge, the changes in the fair value of the derivative are also recorded in OCI. Any ineffectiveness relating to these hedges is recognized currently in earnings. The assets and liabilities related to derivative instruments for which hedge accounting criteria is met are reflected as derivative hedging instruments in the accompanying consolidated balance sheet as of March 31, 2001. The derivative instruments for which hedge accounting criteria is not met are reflected as risk management assets and liabilities in the accompanying consolidated balance sheet as of March 31, 2001.

  The adoption of SFAS No. 133 resulted in a cumulative reduction of OCI of $4 million, and is attributable to deferred losses on cash flow hedges. During the twelve-month period ending December 31, 2001, the Company expects to reclassify the $4 million loss from OCI into earnings. The derivative gains or losses reclassified to earnings, combined with the settlement of the underlying physical transactions together represent the Company's net commodity revenues and costs.

2. ACQUISITION OF PEPCO ASSETS

  On December 19, 2000, Mirant, through its subsidiaries and together with lessors in a leveraged lease transaction, purchased PEPCO's generation assets in Maryland and Virginia. The acquired assets are located in the PJM interconnection market ("PJM"), which encompasses all or a part of Pennsylvania, New Jersey, Maryland, Delaware, Virginia, and the District of Columbia. As part of the acquisition, Mirant Americas Energy Marketing, LP ("Mirant Americas Energy Marketing"), a wholly-owned subsidiary of Mirant, assumed transition power agreements ("TPAs") and obligations under power purchase agreements ("PPAs"), that represented a net liability of approximately $2.3 billion.

  The acquired and leased assets consist primarily of four electric generating stations:

  . the 1,412 megawatt (MW) coal and oil-fired Morgantown station located in Charles County, Maryland;

  . the 2,423 MW coal, oil, and gas-fired Chalk Point station located in Prince George's County, Maryland, including the assignment of PEPCO's rights and obligations to the 84 MW Southern Maryland Electric Cooperative, Inc. ("SMECO") combustion turbine located at the Chalk Point station site;

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES

  . the 837 MW coal, oil, and gas-fired Dickerson station located in upper Montgomery County, Maryland; and

  . the 482 MW coal and oil-fired Potomac River station located in Alexandria, Virginia.

  In addition to the electric generating stations described above, Mirant also acquired three coal ash storage facilities, a 51.5 mile oil pipeline serving the Chalk Point and Morgantown stations, an engineering and maintenance service facility and related assets. Mirant's rights to acquire the assets were assigned to certain of its subsidiaries and Mirant executed and delivered to PEPCO a parent guarantee to support the obligations of subsidiaries under the project agreements. In addition, as part of the acquisition, approximately 950 former PEPCO employees became employees of Mirant Mid-Atlantic Services, LLC ("Mirant Mid-Atlantic Services"), an indirect wholly-owned subsidiary of Mirant (Note 3).

  In connection with the above transaction, the Company paid $917 million for materials and supplies and property, plant, and equipment. The Company also received a noncash contribution of assets of $1,720 million, $1,674 million of which related directly to the acquired assets, and assumed liabilities of $118 million from Mirant. As a result, the Company and its subsidiaries own the baseload and cycling units at the Chalk Point facility (1,907 MW), the peaking units at the Morgantown facility (248 MW), the peaking units at the Dickerson facility (291 MW), three ash storage facilities, the 51.5 mile oil pipeline, and the engineering and maintenance service facility. The Company also entered into an operating lease for the Morgantown (1,164 MW) and Dickerson (546 MW) baseload facilities (Note 5).

  The Company accounted for the acquisition as a purchase business combination in accordance with Accounting Principles Board Opinion No. 16. Direct costs of the acquisition amounted to approximately $27 million. The preliminary purchase price allocation is as follows (in millions):

      Current assets.................................................... $   61
      Property, plant and equipment.....................................  1,027
      Goodwill and other intangibles....................................  1,503
      Current liabilities...............................................   (118)
                                                                         ------
      Purchase price.................................................... $2,473
                                                                         ======

  Mirant assigned to Mirant Potomac River, LLC ("Mirant Potomac River") and Mirant Peaker, LLC ("Mirant Peaker") the 482 MW Potomac River facility and the remaining 516 MWs at the Chalk Point facility, respectively. Mirant Peaker also acquired the rights and obligations related to the 84 MW combustion turbine owned by SMECO. Mirant Potomac River and Mirant Peaker are direct wholly owned subsidiaries of Mirant and are affiliates of the Company.

3. RELATED-PARTY TRANSACTIONS AND FUNDING

 Management, Personnel and Administrative Services Agreements

  Mirant Mid-Atlantic Services and Mirant Services, LLC ("Mirant Services"), each acting as an independent contractor, provide various management, personnel and administrative services to the Company. Mirant Mid-Atlantic Services hired former PEPCO personnel to provide operation, maintenance and general management services and advice to the Company. Mirant Mid-Atlantic Services has a labor contract with the International Brotherhood of Electrical Workers that extends to May 2003 and involves approximately 70% of the Company's operating personnel. Mirant Mid-Atlantic Services assumes all liability for pension and other employee benefits for its employees. The Company pays a fee to Mirant Mid-Atlantic Services equal to Mirant Mid-Atlantic Services' costs of providing such services. The Company has no obligation to provide for post-acquisition

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES pension obligations or other benefits to Mirant Mid-Atlantic Services employees. A pre-acquisition liability for pension and employee benefits of approximately $92 million is included in payables to related parties in the accompanying December 31, 2000 consolidated balance sheet. This payable was converted by Mirant to a capital contribution during the three months ended March 31, 2001 (see below). The Mirant Mid-Atlantic Services agreement with the Company expires on December 31, 2001, but will automatically renew for successive one year terms unless either party to the agreement notifies the other party, at least 30 days prior to the expiration date, that the agreement will not be renewed.

  Mirant Services, a direct wholly-owned subsidiary of Mirant, provides the following services to the Company: contract administrative services; bookkeeping, accounting and auditing services; finance and treasury services; tax assistance; and insurance and bonding assistance. The Company will pay a fee to Mirant Services equal to Mirant Services' cost of providing these services. Mirant Services' agreement with the Company expires on December 31, 2001, but will automatically renew for successive one year terms unless either party to the agreement notifies the other party, at least 30 days prior to the expiration date, that the agreement will not be renewed.

  The total fees incurred under both agreements for the three months ended March 31, 2001 were approximately $29 million and for the period from July 12, 2000 (inception) through December 31, 2000 were approximately $8 million. Total fees accrued as of March 31, 2001 were approximately $9 million and as of December 31, 2000 were approximately $8 million.

 Ash Disposal and Storage Services Agreements

  Mirant MD Ash Management, acting as an independent contractor, provides services, personnel and resources to load, transport, unload and store ash produced by each of the generating stations. Each generating station utilizing such services pays a fee to Mirant MD Ash Management equal to Mirant MD Ash Management's cost of providing such services. This agreement will expire on December 31, 2001, but will automatically renew for successive one year terms unless either party to the agreement notifies the other party, at least 30 days prior to the expiration date, that the agreement will not be renewed. After intercompany eliminations, the total revenue recognized under this agreement for the three months ended March 31, 2001 was $159 thousand and for the period from July 12, 2000 (inception) through December 31, 2000 was $21 thousand. The receivable under this agreement as of March 31, 2001 was $20 thousand and as of December 31, 2000 was $21 thousand.

 Common Facilities Agreement

  Mirant Chalk Point provides services and resources for and access to the common facilities shared by Mirant Chalk Point and Mirant Peaker at the Chalk Point generating facility. Mirant Peaker pays a fee to Mirant Chalk Point equal to Mirant Chalk Point's costs of providing such services in conjunction with the operation and maintenance of the combustion turbine at the Chalk Point generating facility. This common facilities agreement will expire on December 31, 2001, but will automatically renew for successive one year terms unless either party to the agreement notifies the other party to the agreement, at least 30 days prior to the expiration date, that the agreement will not be renewed. For the three months ended March 31, 2001, and for the period from July 12, 2000 (inception) through December 31, 2000 the Company incurred no costs and recognized no revenue associated with this agreement.

 Capital Contribution Agreement

  The purchases of the Potomac River generating facility and the Chalk Point combustion turbines (including the rights and obligations with respect to the SMECO combustion turbine) by Mirant Potomac River and Mirant

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES

Peaker, respectively, were funded by a capital contribution from Mirant and loans from the Company evidenced by notes. Under the capital contribution agreement, Mirant Potomac River and Mirant Peaker will make distributions to Mirant at least once per quarter. Distributions will equal all cash available after taking into account projected cash requirements, including mandatory debt service, prepayments permitted under the Mirant Potomac River and the Mirant Peaker notes, and maintenance reserves, as reasonably determined by Mirant. Mirant will contribute or cause these amounts to be contributed to the Company.

 Power Sales Agreements

  The Company has entered into a power sales agreement with Mirant Americas Energy Marketing to supply all capacity, ancillary services and energy requirements to meet Mirant Americas Energy Marketing's obligation under the PEPCO TPAs which are not met by deliveries under the PEPCO PPAs. In addition to supplying Mirant Americas Energy Marketing's obligations under the TPAs, the Company must also meet the load requirements for any previous PEPCO retail customer now served by a Mirant Americas Energy Marketing wholesale customer. Mirant Americas Energy Marketing's obligation to pay the Company, Mirant Potomac River, and Mirant Peaker market price is not affected by the price in Mirant Americas Energy Marketing's TPAs with PEPCO.

  The Company supplies capacity, ancillary services and energy to Mirant Americas Energy Marketing either from its own generating facilities or through power purchases arranged by Mirant Americas Energy Marketing on its behalf. Such power purchases do not include power purchased under the PPAs assumed by Mirant Americas Energy Marketing. The purchase price for all capacity, ancillary services and energy sold by the Company, Mirant Potomac River, and Mirant Peaker to Mirant Americas Energy Marketing for the PEPCO TPAs is the market price for such products, initially established as follows:

  . For capacity, the price is the PJM unforced capacity credits as set forth in the final PJM auction for the PJM capacity credit market held prior to the month of delivery.

  . For ancillary services, the price is the price credited to Mirant Americas Energy Marketing by PJM attributable to the quantities of energy delivered by the Company, to supply Mirant Americas Energy Marketing's PEPCO TPA obligations.

  . For energy, the price is the PJM first settlement day ahead locational marginal pricing, or LMP, for each applicable hour multiplied by the quantity of energy delivered by the Company to Mirant Americas Energy Marketing for Mirant Americas Energy Marketing's PEPCO TPA obligation.

  The Company sells Mirant Americas Energy Marketing additional capacity, ancillary services and energy to the extent such products are available after supplying the Company's obligations to Mirant Americas Energy Marketing regarding Mirant Americas Energy Marketing's PEPCO TPA supply requirements. The price for such sales is the actual price Mirant Americas Energy Marketing obtains from the resale of such products to third parties, including power pools.

 Services and Risk Management Agreements

  The Company has entered into multiple services and risk management agreements with Mirant Americas Energy Marketing. The Company's services and risk management agreements provide that:

  . Mirant Americas Energy Marketing is responsible for all dispatching or bidding of the Company's generating facilities.

  . Mirant Americas Energy Marketing provides fuel, including fuel oil, gas and coal, for the Company's generating facilities at Mirant Americas Energy Marketing's cost. Fuel costs are calculated as Mirant Americas Energy Marketing's actual cost for transportation, inventory and related costs, as adjusted for any gains or losses on fuel hedges and trading activities.

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES

  . Mirant Americas Energy Marketing procures all emissions credits necessary for the operation of the Company's generating facilities and sells excess credits. Mirant Americas Energy Marketing charges its actual cost of acquiring the credits and remits the proceeds of any emission credit sales to the Company, as adjusted for any gains or losses on emission hedges and trading activities.

  . Mirant Americas Energy Marketing procures or advises the Company to procure business interruption insurance and forced outage insurance. The cost of insurance is charged to the Company. Any proceeds from such insurance will be included within revenues, as defined in the risk management agreement, for purposes of calculating the Company's net revenues for the year and any bonus payable to Mirant Americas Energy Marketing.

  . Mirant Americas Energy Marketing enters into financial products (including, but not limited to, swaps, contracts for differences, options and weather derivatives) purchased for the Company. The costs, including without limitation, third party broker costs, transaction fees and gains or losses related to such financial products, are charged to or paid to the Company.

  . Mirant Americas Energy Marketing enters into forward sales, hedges and other transactions for the Company's benefit. The costs of such transactions, including without limitation, purchased power costs, transmission costs, third party broker costs, transaction fees, incremental credit costs and gains or losses related to such activities, are charged to or paid to the Company.

  Mirant Americas Energy Marketing is entitled to deduct from the revenues payable to the Company, all fuel, hedging, emissions and other costs. The Company's gross revenues from Mirant Americas Energy Marketing less an annual service fee payable to Mirant Americas Energy Marketing, designed to cover its personnel and other administrative costs, are referred to as the Company's net revenues. Once the net revenues received by the Company together with the net revenues received by Mirant Peaker and Mirant Potomac River reach a specified level, Mirant Americas Energy Marketing is entitled to 50% of the aggregate net revenues in excess of such amount. Mirant Americas Energy Marketing and the Company establish, on an annual basis, the specified amount of aggregate net revenues used to calculate Mirant Americas Energy Marketing's bonus. There was no bonus applicable for the period from July 12, 2000 (inception) through December 31, 2000. For 2001, Mirant Americas Energy Marketing is entitled to 50% of the Company's, Mirant Peaker's, and Mirant Potomac River's aggregate net revenues in excess of $896 million. The annual service fee for 2001 which is shared by the Company, Mirant Peaker and Mirant Potomac River, is $7 million of which approximately $2 million was expensed by the Company during the three months ended March 31, 2001. Amounts of net revenues due to Mirant Americas Energy Marketing under this agreement will only be payable to the extent that the Company could at the time make a restricted payment that shall be fully subordinated to the payments due under the facility leases and all other non-disputed obligations then due and payable. This agreement may be terminated by the Company without further payment upon the exercise of remedies following the occurrence of an event of default.

  Mirant Americas Energy Marketing's agreements with the Company and with Mirant Potomac River and Mirant Peaker expire on December 31, 2001, but automatically renew for successive one year terms unless either party to the agreement notifies the other party, at least three months prior to the expiration date, that the agreement will not be renewed.

  Total power sales to Mirant Americas Energy Marketing by the Company amounted to $274 million for the three months ended March 31, 2001 and $40 million for the period from July 12, 2000 (inception) through December 31, 2000. Total fuel inventory purchased by Mirant Americas Energy Marketing on behalf of the Company was $99 million for the three months ended March 31, 2001 and $10 million for the period from July 12, 2000 (inception) through December 31, 2000. As of March 31, 2001 and December 31, 2000 the Company had a receivable from Mirant Americas Energy Marketing of $48 million and $29 million, respectively.

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES

 Notes Receivable

  Mirant Peaker and Mirant Potomac River borrowed funds from the Company in order to finance their respective acquisitions of generation assets. At both March 31, 2001 and December 31, 2000, notes receivable from these two related parties consisted of the following:

      Borrower                             Principal    Interest Rate  Maturity
      --------                           -------------- ------------- ----------
                                         (in  millions)
      Mirant Potomac River..............      $152            10%     12/30/2028
      Mirant Peaker.....................      $ 71            10%     12/30/2028

  Principal is due on maturity with interest due semiannually, in arrears, on June 30 and December 30. Any amount not paid when due bears interest thereafter at 12%. Mirant Potomac River and Mirant Peaker may prepay up to $5 million and $3 million per year, respectively. Interest earned from related parties for the three months ended March 31, 2001 was $6 million and for the period from July 12, 2000 (inception) through December 31, 2000 was $1 million. Accrued interest due from related parties was $6 million as of March 31, 2001 and $1 million as of December 31, 2000.

  In March 2001, the Company advanced Mirant $95 million under a note receivable agreement. The note is due on demand, or if no demand is made, then on March 30, 2002. The note accrues interest at a monthly rate equal to the 30-day yield of Federated Investor's Fund 851 (5.41% at March 31, 2001), payable quarterly.

 Note Payable

  The Company has a credit facility available from Mirant Americas Generation up to $150 million, bearing an interest rate equivalent to Mirant Americas Generation's cost of funds (9.5% at March 31, 2001), and payable upon demand. As of both March 31, 2001 and December 31, 2000 the Company has drawn $75 million on this facility. Interest expense for the three months ended March 31, 2001 was $2 million and for the period from July 12, 2000 (inception) through December 31, 2000 was $213 thousand. Accrued interest was $2 million as of March 31, 2001 and $213 thousand as of December 31, 2000.

 Capital Contributions

  During the three months ended March 31, 2001, Mirant caused a $108 million capital contribution and a reduction of the Company's payables to Mirant Mid-Atlantic Services and Mirant Americas Generation.

4. CONCENTRATION OF CREDIT RISK

  Under the power sales agreements with Mirant Americas Energy Marketing (Note
3) the Company retains the ultimate credit risk for Mirant Americas Energy Marketing's sales to third parties. Per the power sales agreements, Mirant Americas Energy Marketing will use the capacity, energy and ancillary services provided by the Company's generating facilities to meet its obligations under the TPAs. Mirant Americas Energy Marketing meets its TPA obligation by selling substantially all of the power produced by the facilities to the PJM power pool which in turn sells wholesale power to utilities and others including PEPCO. Accordingly, the Company and other wholesalers participating in the PJM power pool indirectly bear the aggregate credit risk of PJM's customer base.

5. LEASE COMMITMENTS FOR DICKERSON AND MORGANTOWN STATIONS

 Operating Leases

  On December 19, 2000, in conjunction with the purchase of the PEPCO assets, the Company entered into multiple sale-leaseback transactions totaling $1.5 billion relating to the Dickerson and the Morgantown baseload

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES units and associated property. The terms of each lease vary between 28.5 and
33.75 years. The Company is accounting for these leases as operating leases.

  The Company's expenses associated with the commitments under the Dickerson and Morgantown operating leases totaled approximately $24 million for the three months ended March 31, 2001 and approximately $3 million for the period from July 12, 2000 (inception) through December 31, 2000. As of March 31, 2001, estimated minimum rental commitments for non-cancelable operating leases are $196 million for the nine months ended December 31, 2001 and $170 million, $151 million, $122 million and $116 million for the years 2002, 2003, 2004 and 2005, respectively. As of March 31, 2001, the total remaining minimum lease payments over the non-cancelable terms of the leases are approximately $3.1 billion. The lease agreements contain restrictive covenants that restrict the Company's ability to, among other things, make dividend distributions, incur indebtedness, or sublease the facilities. Permitted indebtedness as defined in the Participation Agreement allows increased debt for working capital purposes, intercompany loans, subordinated indebtedness, and guaranteed indebtedness. Indebtedness plus the value at risk under unhedged transactions may not exceed $100 million less indebtedness incurred by Mirant Chalk Point, Mirant Potomac River, and Mirant Peaker.

  These leases are part of a leveraged lease transaction. Three series of certificates were issued and sold pursuant to a 144A offering. These certificates are interests in pass through trusts that hold the lessor notes issued by the owner lessors. The Company pays rent to an indenture trustee, which in turn makes payments of principal and interest to the pass through trusts and any remaining balance to the owner lessors for the benefit of the owner participants. According to the registration rights agreement dated December 18, 2000, the Company must maintain its status as a reporting company under the Exchange Act. The Company is also obliged to consummate the exchange offer pursuant to an effective registration statement or to cause a shelf registration statement to be effective under the Securities Act. The Company agreed to pay additional interest at a rate of .50% per annum on the existing pass through certificates if it fails to consummate the exchange offer on or prior to December 18, 2001 for so long as such failure continues.

  The Company has an option to renew the lease for a period that would cover up to 75% of the economic useful life of the facility, as measured near the end of the lease term. However, the extended term of the lease will always be less than 75% of the revised economic useful life of the facility.

  Upon an event of default by the Company, the lessors may require a termination value payment as defined in the agreements.

 Site Leases and Site Subleases

  The Company leases the ground interests for the Dickerson and Morgantown leased facilities to the owner lessors who in turn sublease the ground interests to the Company. The terms of each site lease vary between 38 and 45 years. The terms of each site sublease are coterminous with the term of each lease for the respective facility. Rent payable under each site lease and site sublease is automatically offset against the other, such that no amounts will be payable by the Company or the owner lessors.

6. COMMITMENTS AND CONTINGENT MATTERS

 Legal Matters

  The Company is involved in various lawsuits and disputes which arose in the ordinary course of business. In management's opinion, the outcome of these matters will not have a material adverse impact on the Company's consolidated financial position, results of operations, or cash flows.

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES

 Environmental

  In January 2001, the U.S. Environmental Protection Agency ("the EPA") issued a request to the Company for information under the Clean Air Act, Section 114 concerning the air permitting implications of past repair and maintenance activities at the Chalk Point, Dickerson and Morgantown facilities in Maryland. The Company is in the process of responding fully to this request. At this time, the Company cannot determine whether, or to what extent, any action will be brought by the EPA resulting from this matter.

 Other

  The Company is involved in discussions with Pepco regarding various closing adjustments in connection with the asset acquisition in December 2000 (Note
2). In management's opinion, the outcome of these matters will not have a material adverse impact on the Company's consolidated financial position, results of operations or cash flows.

7. FINANCIAL INSTRUMENTS

 Derivative Hedging Instruments

  The Company is exposed to market risk including changes in certain commodity prices. To manage the volatility relating to those exposures, the Company enters into various derivative transactions pursuant to the Company's policies in areas such as counterparty exposure and hedging practices.

  The Company enters into commodity financial instruments in order to hedge market risk and exposure to electricity and to natural gas, coal, and other fuels utilized by its generation assets. These financial instruments primarily include forwards, futures, and swaps. Prior to the Company's January 1, 2001 adoption of SFAS No. 133, the gains and losses related to these derivatives were recognized in the same period as the settlement of the underlying physical transaction. These realized gains and losses are included in operating revenues and operating expenses in the accompanying income statement for the period from July 12, 2000 (inception) through December 31, 2000.

  At December 31, 2000, the Company had unrealized net losses of approximately $4 million related to these financial instruments. The fair value of its nontrading commodity financial instruments is determined using various factors, including closing exchange or over-the-counter market price quotations, time value and volatility factors underlying options and contractual commitments.

  Subsequent to the adoption of SFAS No. 133 on January 1, 2001, these derivative instruments are recorded in the consolidated balance sheet as either derivative hedging assets or liabilities measured at fair value, and changes in the fair value are recognized currently in earnings, unless specific hedge accounting criteria are met. If the criteria for hedge accounting are met, changes in the fair value are recognized in other comprehensive income until such time as the underlying physical transaction is settled and the gains and losses related to these derivatives are recognized in earnings. During the three months ended March 31, 2001, $6 million of derivative losses were reclassified to operating income. The derivative losses, when combined with the settlement of the underlying physical transactions together represented the Company's net commodity revenues and costs.

  The adoption of SFAS No. 133 resulted in a cumulative reduction to OCI of $4 million, and is attributable to deferred losses on cash flow hedges used for commodity price management.

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES

  Mirant estimates the $2 million of net derivative gains included in OCI at March 31, 2001 will be reclassified into earnings or otherwise settled within the next twelve months as certain forecasted transactions relating to commodity contracts become realized. The derivative gains and losses reclassified to earnings are expected to be offset by realized amounts arising from the settlement of the underlying physical transactions being hedged.

  The Company anticipates that SFAS No. 133 will increase the volatility of both net income and other comprehensive income as derivative instruments are valued based on market prices. Therefore, as the prices change, the change in fair value of the derivatives will change.

  At March 31, 2001 and December 31, 2000, the Company had contracts that related to periods through 2002. The net notional amount of the derivative hedging instruments at March 31, 2001 and December 31, 2000 was approximately 1,114 thousand and 163 thousand equivalent megawatt-hours, respectively. The notional amount is indicative only of the volume of activity and not of the amount exchanged by the parties to the financial instruments. Consequently, these amounts are not a measure of market risk.

 Risk Management Activities

  Certain financial instruments used by the Company to manage risk exposure to energy prices do not meet the hedge criteria under SFAS No. 133. These financial instruments are recorded at fair value as risk management assets and risk management liabilities in the accompanying consolidated balance sheet at March 31, 2001.

  At March 31, 2001, the Company had contracts that related to periods through 2001. The net notional amount of the risk management assets and liabilities at March 31, 2001 was approximately 1.3 million equivalent megawatt-hours. The net notional amount is indicative only of the volume of activity and not of the amount exchanged by the parties to the financial instruments. Consequently, these amounts are not a measure of market risk.

  The fair values of the risk management assets and liabilities recorded on the consolidated balance sheet as of March 31, 2001 are included in the following table (in millions):

                                                               Risk Management
                                                              ------------------
                                                              Assets Liabilities
                                                              ------ -----------
      Oil....................................................  $16       $15
      Electricity............................................    1         1
      Natural gas............................................    1       --
                                                               ---       ---
                                                               $18       $16
                                                               ===       ===

 Fair Values

  SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires the disclosure of the fair value of all financial instruments. At March 31, 2001 and December 31, 2000, financial instruments recorded at contractual amounts that approximate market or fair value includes cash and cash equivalents, accounts and notes receivable, accounts payable and short term debt. The market values of such items are not materially sensitive to shifts in market interest rates because of the limited term to maturity of many of these instruments and /or their variable interest rates.

                      GLOSSARY OF ELECTRIC INDUSTRY TERMS

  Ancillary Services--services provided by a utility and other suppliers to a wholesale energy supplier to support the transmission of electrical energy, including quality, safety loading, accounting and planning necessary to move electricity from one point to another.

  Annual Net Heat Rate--the average thermal efficiency of a generating facility.

  Base Load Unit--a generating unit which is normally operated to take all or part of the minimum load of a system and which, consequently, operates at substantially all times.

  Bilateral Sales Agreement--an agreement between a buyer and a seller to purchase and sell capacity and/or ancillary services of a given type, duration, timing and reliability over a contractual term.

  BTU (British thermal unit)--the standard unit for measuring the quantity of heat energy, such as heat content of fuel.

  Bulk Power (or Wholesale Electricity)--the power produced by the aggregate of the electric generating facilities, transmission lines and related equipment.

  Bulk Power System--the aggregate of the electric generating facilities, transmission lines and related equipment.

  Capacity--the load for which a generating facility or other electrical apparatus is capable of producing. The real power output rating of a generating facility or other electrical apparatus measured on an instantaneous basis.

  Centrally Dispatched--the monitoring and regulation of electricity provided by a central operator, such as an independent system operator.

  Central Station Generated Electricity--electricity produced by main station, efficient generating units such as base load units.

  Combustion Turbines--a fuel-fired turbine engine used to drive an electric generator. Because of their generally rapid firing time, combustion turbines are used to meet short-term peak demand placed on power systems.

  Competitive Bid Pricing--electric service prices determined in an open market of supply and demand under which the price is set solely by agreement as to what a buyer will pay and a seller will accept.

  Customer Load--the load required by or delivered to a specific customer.

  Cycling (or Intermediate) (or Mid-range) Unit--a generating unit used when electricity demand exceeds base load capacity but before electricity demand reaches peak capacity.

  Dispatch--the monitoring and regulation of an electrical system to provide coordinated operation; the sequence in which generating resources are called upon to generate power to serve fluctuating loads.

  Dispatch Curve--the curve depicting the relationship between the cost of dispatching to the demand for electricity.

  Distribution--the system of lines, transformers and switches that connect between the transmission network and customer load. The portion of an electric system that is dedicated to delivering electric energy to an end user.

  Distribution Facilities--equipment used to deliver electric power from the transmission system to the final user.

  Distribution System--the portion of an electric system that is dedicated to delivering electric energy to an end user.

  Electric Load Pocket--the demand or use of electricity in a specific area.

  Electric Utilities--regulated enterprises engaged in the distribution of electricity to the public.

  Energy--that which does or is capable of doing work; electric energy is usually measured in kilowatt hours.

  Equivalent Availability Factor--the percentage of total time in a specified period that a unit was available to operate (at any load), limited only by outages, overhauls and deratings.

  Gas Assets--those assets which take natural gas from the ground and aid in delivering gas to the ultimate customer, including gas supply agreements.

  Generating Assets--the sum of the generating units owned by an energy supplier.

  Generating Facility--also known as a power plant or generating station, the plant at which fuel is converted into electrical energy.

  Generating Unit--any combination of physically connected generator(s), reactor(s), boiler(s), combustion turbine(s), or other prime mover(s) operated together to produce electric power.

  Generation--the process of producing electric energy by transforming other forms of energy; also, the amount of energy produced.

  Gigawatt (GW)--1,000,000 kilowatts.

  Grid--a system of interconnected transmission lines and generating facilities that is managed so that the electricity produced by the generating facilities is dispatched as needed to meet the requirements of the customers connected to the grid at various points.

  Heat Rate--the measurement of a generating facility's thermal efficiency in converting input fuel into electricity, generally measured in terms of Btu per net kilowatt-hour. It is computed by dividing the total number of Btu content of the fuel burned by the resulting net kilowatt-hours generated.

  Independent System Operator (ISO)--a neutral operator responsible for maintaining an instantaneous balance of the electric system. The ISO performs its function by controlling the dispatch of flexible plants to ensure that loads match resources available to the system.

  Intermediate (or Cycling) Unit--a generating unit used when electricity demand exceeds base load capacity but before electricity demand reaches peak capacity.

  Kilowatt (kW)--the power required to do work at the rate of 1000 joules per second.

  Kilowatt-hour (kWh)--a unit of electrical energy which is equivalent to one kilowatt of power used for one hour.

  Liquid Trading Hubs--on-line auctions that offer trading for a for wholesale electricity, natural gas and related products.

  Load--the amount of electricity required or delivered at any specific point or points by devices connected to the electrical generating system.

  Load Center--a point where the load of a given area is assumed to be concentrated.

  Load Profiles--the varying magnitude of load required over a certain period of time on a given electrical generating system.

  Megawatt (MW)--1,000 kilowatts.

  Megawatt-hour (MWh)--unit of electrical energy which is equivalent to one megawatt of power used for one hour.

  Microturbines--compact multi-fuel turbines which can produce between 25 kW and 200 kW of electricity without the need for added infrastructure but at a higher cost than regular power, making them more attractive to lighter industrial or commercial operations not on the main power grid, such as rural cooperatives.

  MMBtu--one million British thermal units.

  Net Capacity Factor--the ratio, expressed as a percentage, of the actual net generation of a generating unit over a period of time to the maximum potential generation of the generating unit over that period based on its capacity.

  Nondiscriminatory Basis--to allow all energy suppliers other than the owners of the transmission system to have equal access to such system.

  Open Access (see Nondiscriminatory Basis)--the ability to use transmission facilities that are owned or controlled by a third party.

  Outage--periods, both planned and unexpected, during which power system facilities cease to provide generation or transmission of power.

  Output--the net electricity supplied by a generating facility.

  Peaking Units--a plant usually housing low-efficiency, quick response steam units, gas turbines, or pumped-storage hydroelectric equipment normally used during the maximum load periods.

  Power Marketer--any firm that buys and resells power but does not own transmission facilities.

  Power Pool--an association of two or more interconnected electric systems having an agreement to coordinate operations and planning for improved reliability and efficiencies.

  Reliability Council--a regional industry association created to enhance the availability of electricity in a sufficient quantity and quality to those who need it in a dependable and safe manner.

  Spot Purchase--the purchase of capacity and related products on the open market for immediate delivery.

  Transmission Assets--equipment used to deliver electric power in bulk quantity, from generating facilities to other parts of the electric system for ultimate retail use.

  Transmission Network--an interconnected group of electric transmission lines and associated equipment for the transfer of electricity in bulk between points of supply and points at which the electricity is delivered to the ultimate customers.

  Transmission Service--the movement or transfer of electric energy in bulk.

  Wholesale Customers--purchasers of electricity who then resell the electricity to end users.

  Wholesale Electricity Market--selling and buying of bulk power from a generator across a transmission system to electric utilities, cooperatives, municipalities and federal and state electric agencies for resale to ultimate customers.

                                                                  [RW BECK LOGO]

                                                                  April 26, 2001


Mirant Mid-Atlantic, LLC
1155 Perimeter Center West
Atlanta, GA  30338-4780

Subject:  Update to the Independent Engineer's Report on the
          Mirant Mid-Atlantic, LLC Generating Facilities

Ladies and Gentlemen:

          Presented herein is a letter report (the "Letter Report") providing additional information which has become known to us since December 7, 2000, the date on which we submitted an independent engineer's report (the "Report") of our review and analyses of the 2,423 megawatt ("MW") (net) Chalk Point power plant located in Prince George's County, Maryland (the "Chalk Point Facility"); the 837 MW (net) Dickerson power plant located in Montgomery County, Maryland (the "Dickerson Facility"); the 1,412 MW (net) Morgantown power plant located in Charles County, Maryland (the "Morgantown Facility"); and the 482 MW (net) Potomac River power plant located in Alexandria, Virginia (the "Potomac River Facility" and, together with the Chalk Point, Dickerson, and Morgantown Facilities, the "Generating Facilities") operated by Mirant Mid-Atlantic, LLC ("Mirant Mid-Atlantic"), formerly known as Southern Energy Mid-Atlantic, LLC. All capitalized terms used herein but not defined have the same meanings given to them in the Report.

          Since the date of the Report, parties which supplied us information, on which the Projected Operating Results were based, have provided us with updated estimates and projections. In developing the Projected Operating Results, we relied upon a revised report by PA Consulting Services Inc., formerly known as PHB Hagler Bailly Consulting, Inc. ("PA Consulting"), attached as Appendix B to the Prospectus, of which this Letter Report is a part, for projections of the Generating Facilities' electricity sales, revenues, and fuel costs. In addition, for the purposes of developing the Projected Operating Results, operating and maintenance expenses for the Generating Facilities have been estimated by Mirant Mid-Atlantic. Mirant Mid-Atlantic has provided a new estimate of the operating and maintenance expenses for the Generating Facilities. Based upon these revised projections, we have revised the Base Case Projected Operating Results and sensitivity cases presented in the Report. This Letter Report summarizes our work up to the date of the Letter Report. Thus, changed conditions occurring or becoming known after such date could affect the material presented to the extent of such changes. Other than the information presented herein, changed conditions occurring or becoming known after December 7, 2000 could affect the information presented in the Report to the extent of such changes.

          On the basis of these revised assumptions and the other assumptions set forth in the Report, we are of the opinion that, for the Base Case Projected Operating Results, the projected revenues from the sale of electricity are adequate to pay annual operating and maintenance expenses (including capital expenditures and major maintenance), fuel expense, and other operating expenses. Such revenues provide an annual coverage on the Certificates of at least 3.16 times the annual Fixed Charge requirement (including Rent) in each year during the term of the Certificates and a weighted average coverage of 5.62 times the annual Fixed Charge requirement (including Rent) over the term of the Certificates. A summary of the Fixed Charge coverages for the Base Case Projected Operating Results and each sensitivity case is presented in Table 1. These sensitivity cases are attached as Exhibits A-1 through A-7 to this Letter Report.

                                                              Table 1
                                                  Projected Fixed Charge Coverage

                 Base Case                                            Sensitivity Cases
                                       A                B                C                D                E                F
                                      ---              ---              ---              ---              ---              ---
                                                     Capacity
     Year                          Low Gas           Overbuild        Breakeven                                          Increased
    Ending                        Market Price     Market Price        Market           Reduced      Increased Heat      Operating
    Dec 31,                        Scenario          Scenario        Prices (1)      Availability         Rate           Expenses
----------------                  ------------    ---------------    ----------      ------------    --------------      ---------
      2001           3.43             3.23             3.42             1.00             3.24             3.28             3.31
      2002           3.29             3.21             3.29             1.00             3.11             3.14             3.17
      2003           3.16             3.00             3.16             1.00             2.97             3.00             3.03
      2004           3.17             3.01             2.50             1.00             2.94             2.97             2.98
      2005           3.28             3.29             2.08             1.00             3.04             3.09             3.09
      2010           3.70             3.34             3.39             1.00             3.44             3.52             3.52
      2015           5.19             4.68             4.94             1.00             4.82             4.92             4.91
      2020           6.14             5.49             5.85             1.00             5.70             5.83             5.82
      2025          45.25            39.56            42.43             1.00            42.04            42.94            42.91

   Minimum(2)        3.16             3.00             2.08             1.00             2.94             2.97             2.98
   Average(3)        5.62             5.09             5.20             1.00             5.23             5.34             5.34
____________________
(1)  Represents coverage on the Fixed Charges assuming the market electricity price is set such that the total operating revenue results in a Fixed Charge coverage of 1.00 in all years.
(2)  Represents minimum coverage during any year over the term of the Certificates.
(3)  Represents the weighted average coverage over the term of the Certificates.

          It should be noted that PA Consulting has assumed SO\2\ and NO\X\ allowance prices that are significantly higher than those assumed in the Projected Operating Results. In the event that the actual allowance prices are as assumed by PA Consulting, the projected minimum and average Fixed Charge coverage ratios would decrease in the Base Case by approximately 0.12 and 0.26, respectively.

          As a result of the revisions to the Projected Operating Results, the Leased Facilities are projected by PA Consulting to generate approximately 50 percent of the electricity sales over the term of the Certificates. Based upon the revised electricity revenue and fuel costs for the Leased Facilities estimated by PA Consulting, the variable operating and maintenance costs of the Leased Facilities as estimated by Mirant Mid-Atlantic, and the various other assumptions used in the Projected Operating Results as described in the Report, the Leased Facilities are estimated to provide approximately 47 percent of the projected gross operating margin of the Generating Facilities over the term of the Certificates, or an average of approximately $410,000,000 per year over the term of the Certificates. The gross operating margin has been calculated as the difference between electricity revenue and the fuel and variable operating and maintenance cost, including the cost of emissions allowances.



                                             Respectfully submitted,

                                             /s/ R. W. BECK, INC.

                                  Exhibit A-1

                              Mirant Mid-Atlantic
                             Generating Facilities
                          Projected Operating Results

                                   Base Case

Year Ending December 31,           2001      2002      2003      2004      2005      2006      2007      2008      2009      2010
------------------------         --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
CONSOLIDATED
------------
PERFORMANCE
 Capacity (MW)(1)                 5,266     5,266     5,266      5,266     5,266     5,266     5,266     5,266     5,266     5,266
 Summer Capacity (MW)             5,154     5,154     5,154      5,154     5,154     5,154     5,154     5,154     5,154     5,154

 Availability (%)(2)               88.0%     88.0%     88.0%      88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%
 Capacity Factor (%)(3)            54.5%     52.1%     50.0%      48.1%     47.9%     49.7%     49.5%     49.3%     49.5%     50.3%

 Energy Generation (GWh)         25,125    24,039    23,068     22,205    22,116    22,912    22,834    22,720    22,847    23,190
 Heat Rate (Btu/kWh)(4)           9,736     9,716     9,655      9,700     9,709     9,698     9,694     9,680     9,686     9,683
 Fuel Consumption (BBtu)        244,605   233,562   222,736    215,397   214,721   222,190   221,360   219,944   221,296   224,549

 SO\2\ Allowances Purchased
  (Tons)(5)                      84,300    77,031    75,310     61,076    60,221    67,094    67,469    68,004    68,562    79,741
 NO\X\ Allowances Purchased
  (Tons)(6)                       7,669     1,880     5,843      3,999     3,263     1,527     1,218    (1,104)   (1,227)   (1,098)

COMMODITY PRICES

 General Inflation (%)(7)          2.60      2.60      2.60       2.60      2.60      2.60      2.60      2.60      2.60      2.60
 Market Electricity Price
  ($/MWh)(8)                 $    57.80     53.11     49.07      47.51     46.46     49.21     50.74     50.97     52.15     53.54
 Fuel Price ($/MMBtu)(9)     $     2.19      2.08      1.93       1.98      1.88      1.92      1.95      1.98      2.03      2.07
 SO\2\ Allowances
  ($/Ton)(10)                $      150       154       158        162       166       171       175       180       184       189
 NO\X\ Allowances
  ($/Ton)(11)                $    1,000     1,000     2,300      2,000     1,700     1,744     1,790     1,836     1,884     1,933

OPERATING REVENUES ($000)
 Market Electricity
  Revenues
  Chalk Point                $  630,933   561,827   478,221    458,823   438,703   470,387   490,281   478,898   494,217   514,404
  Dickerson                  $  237,088   207,371   195,508    181,158   179,766   191,477   196,002   197,726   203,967   208,358
  Morgantown                 $  414,647   363,190   329,446    300,376   296,764   344,321   344,156   350,943   358,902   376,006
  Potomac River              $  169,522   144,298   128,782    114,685   112,338   121,287   128,102   130,412   134,372   142,891
                             ---------- --------- ---------  --------- --------- --------- --------- --------- --------- ---------
 Total Operating Revenues    $1,452,190 1,276,686 1,131,958  1,055,042 1,027,571 1,127,472 1,158,541 1,157,979 1,191,457 1,241,658

OPERATING EXPENSES
 ($000)(12)
 Chalk Point
  Fuel                       $  284,808   248,017   206,342    219,554   193,688   203,677   201,037   200,828   208,761   220,204
  Emissions Allowances       $    2,915      (483)    3,338      2,665     2,341     1,158       780      (868)   (1,163)      269
  Operations & Maintenance   $   38,660    34,187    32,403     33,521    34,453    35,531    36,686    37,699    38,629    40,019
  Other (13)                 $   18,226    18,700    19,186     19,685    20,197    20,722    21,260    21,813    22,381    22,962
 Dickerson
  Fuel                       $   75,634    70,005    65,552     62,247    62,204    63,336    64,880    65,087    68,053    66,712
  Emissions Allowances       $    5,293     4,785     5,439      4,229     3,410     3,590     3,704     3,671     3,913     4,137
  Operations & Maintenance   $   22,935    20,868    22,035     20,521    21,107    21,666    22,286    22,859    23,477    24,006
  Other (13)                 $    9,720     9,973    10,232     10,498    10,771    11,051    11,338    11,633    11,935    12,246
 Morgantown
  Fuel                       $  113,597   109,746   105,456     97,783   100,133   108,863   110,670   113,059   114,903   118,171
  Emissions Allowances       $   10,303     8,024    13,568     10,196     9,335     8,661     8,910     6,940     7,109     7,535
  Operations & Maintenance   $   22,263    20,272    20,552     19,417    19,920    21,101    21,641    22,214    22,670    23,217
  Other (13)                 $    9,560     9,808    10,064     10,325    10,594    10,869    11,152    11,442    11,739    12,044
 Potomac River
  Fuel                       $   61,657    57,597    52,450     46,621    47,384    49,848    54,197    55,666    57,259    60,801
  Emissions Allowances       $    1,804     1,409     2,987        802       471       698       590       438       458     1,006
  Operations & Maintenance   $   27,684    25,608    24,743     24,712    25,184    26,133    27,085    27,914    28,567    29,655
  Other (13)                 $    2,176     2,233     2,290      2,350     2,411     2,474     2,538     2,604     2,672     2,742
 Production Service Center
  (14)                       $   17,740    18,201    18,675     19,160    19,658    20,169    20,694    21,232    21,784    22,350
 Administration & General
  (15)                       $    6,852     7,030     7,213      7,400     7,593     7,790     7,993     8,201     8,414     8,633
                             ----------  -------- ---------  --------- --------- --------- ---------  -------- --------- ---------
 Total Operating Expenses    $  731,828   665,981   622,526    611,685   590,855   617,336   627,441   632,432   651,562   676,708

NET OPERATING REVENUES
 ($000)                      $  720,362   610,705   509,432    443,358   436,716   510,136   531,100   525,546   539,895   564,951

CAPITAL EXPENDITURES
 ($000)(16)                  $   48,321    49,364    33,232     58,128    55,798    80,912    79,600    77,846    46,448    46,304

CASH AVAILABLE
   FOR FIXED CHARGES ($000)  $  672,041   561,341   476,200    385,230   380,918   429,224   451,500   447,700   493,447   518,647

FIXED CHARGES ($000)(17)     $  196,065   170,468   150,720    121,500   116,005   105,671   112,348   120,723   142,339   140,220

ANNUAL FIXED CHARGE
 COVERAGE (18)                     3.43      3.29      3.16       3.17      3.28      4.06      4.02      3.71      3.47      3.70
AVERAGE FIXED CHARGE
 COVERAGE (19)                     5.62

                                      A-3

                                                           Exhibit A-1

                                                  Mirant Mid-Atlantic Generating
                                                            Facilities
                                                    Projected Operating Results

                                                             Base Case

Year Ending December 31,          2011         2012        2013        2014        2015        2016        2017        2018
---------------------------    ----------   ----------  ----------  ----------  ----------  ----------  ----------  -----------
CONSOLIDATED
------------
PERFORMANCE
 Capacity (MW)(1)                   5,266         5,266       5,266       5,266       5,266       5,266       5,266       5,266
 Summer Capacity (MW)               5,154         5,154       5,154       5,154       5,154       5,154       5,154       5,154
 Availability (%)(2)                 88.0%         88.0%       88.0%       88.0%       88.0%       88.0%       88.0%       88.0%
 Capacity Factor (%)(3)              51.0%         50.5%       50.5%       50.3%       50.5%       50.2%       50.1%       50.2%
 Energy Generation (GWh)           23,505        23,283      23,301      23,214      23,313      23,144      23,125      23,162
 Heat Rate (Btu/kWh)(4)             9,697         9,689       9,690       9,688       9,683       9,676       9,679       9,676
 Fuel Consumption (BBtu)          227,931       225,583     225,797     224,892     225,729     223,934     223,822     224,123
 SO\2\ Allowances Purchased
  (Tons)(5)                        80,682        80,438      80,116      80,313      81,360      81,163      80,632      81,155
 NO\X\ Allowances Purchased
  (Tons)(6)                          (894)         (886)     (1,036)     (1,042)     (1,025)     (1,173)     (1,136)     (1,127)

COMMODITY PRICES
 General Inflation (%)(7)            2.60          2.60        2.60        2.60        2.60        2.60        2.60        2.60
 Market Electricity Price
  ($/MWh)(8)                   $    55.54         56.61       58.77       59.63       60.72       62.09       63.74       65.93
 Fuel Price ($/MMBtu)(9)       $     2.15          2.18        2.24        2.29        2.34        2.38        2.45        2.51
 SO\2\ Allowances ($/Ton)(10)  $      194           199         204         209         215         220         226         232
 NO\X\ Allowances ($/Ton)(11)  $    1,983         2,035       2,088       2,142       2,197       2,255       2,313       2,373

OPERATING REVENUES ($000)
 Market Electricity
  Revenues
  Chalk Point                  $  538,620       541,669     563,206     567,715     577,831     581,556     596,300     617,974
  Dickerson                    $  223,343       223,771     233,287     235,327     241,374     246,091     251,962     260,658
  Morgantown                   $  393,697       401,168     415,598     421,387     431,819     441,657     453,438     469,707
  Potomac River                $  149,757       151,330     157,294     159,763     164,625     167,684     172,237     178,804
                               ----------     ---------   ---------   ---------   ---------   ---------   ---------   ---------
 Total Operating Revenues      $1,305,417     1,317,938   1,369,384   1,384,193   1,415,649   1,436,988   1,473,937   1,527,143

OPERATING EXPENSES ($000)(12)
 Chalk Point
  Fuel                       $  231,070       230,248     237,481     241,764     247,487     246,635     254,751     261,428
  Emissions Allowances       $      306           328         127         309         215        (215)        (93)         (8)
  Operations & Maintenance   $   41,115        41,718      42,652      43,804      45,086      46,060      47,355      48,584
  Other (13)                 $   23,560        24,171      24,801      25,445      26,107      26,786      27,482      28,196
 Dickerson
  Fuel                       $   72,995        72,554      75,677      75,054      77,822      79,324      80,831      83,062
  Emissions Allowances       $    4,481         4,526       4,534       4,539       4,861       4,990       4,902       5,084
  Operations & Maintenance   $   24,704        25,315      25,985      26,635      27,357      28,057      28,771      29,525
  Other (13)                 $   12,564        12,891      13,226      13,570      13,923      14,285      14,656      15,037
 Morgantown
  Fuel                       $  122,400       125,663     128,166     130,313     132,695     136,783     141,258     143,505
  Emissions Allowances       $    7,942         8,209       8,397       8,578       8,871       9,168       9,495       9,678
  Operations & Maintenance   $   23,839        24,462      25,090      25,745      26,426      27,118      27,817      28,544
  Other (13)                 $   12,358        12,679      13,009      13,346      13,694      14,049      14,415      14,790
 Potomac River
  Fuel                       $   62,898        63,883      65,472      67,066      69,218      70,549      72,284      74,524
  Emissions Allowances       $    1,142         1,136       1,133       1,161       1,282       1,304       1,305       1,403
  Operations & Maintenance   $   30,431        31,128      31,749      32,785      33,488      34,453      35,342      36,438
  Other (13)                 $    2,812         2,886       2,961       3,038       3,117       3,198       3,281       3,367
 Production Service Center
  (14)                       $   22,931        23,528      24,139      24,767      25,411      26,071      26,749      27,445
 Administration & General
  (15)                       $    8,857         9,087       9,324       9,566       9,815      10,070      10,332      10,600
                             ----------     ---------   ---------   ---------   ---------   ---------   ---------   ---------
 Total Operating Expenses    $  706,406       714,413     733,924     747,485     766,875     778,684     800,934     821,204

NET OPERATING REVENUES
 ($000)                      $  599,011       603,525     635,459     636,708     648,774     658,304     673,003     705,939

CAPITAL EXPENDITURES
 ($000)(16)                  $   53,915        61,801      55,751      57,870      78,064      52,377      55,481      92,587

CASH AVAILABLE
   FOR FIXED CHARGES ($000)  $  545,096       541,724     579,708     578,838     570,710     605,927     617,522     613,352

FIXED CHARGES ($000)(17)     $  134,000       131,500     138,000     131,000     110,000     150,000     144,000     105,000

ANNUAL FIXED CHARGE
 COVERAGE (18)                     4.07          4.12        4.20        4.42        5.19        4.04        4.29        5.84
AVERAGE FIXED CHARGE
 COVERAGE (19)                     5.62









Year Ending December 31,         2019        2020
---------------------------   ----------  ----------
CONSOLIDATED
------------
PERFORMANCE
 Capacity (MW)(1)                 5,266       5,266
 Summer Capacity (MW)             5,154       5,154
 Availability (%)(2)               88.0%       88.0%
 Capacity Factor (%)(3)            50.2%       50.5%
 Energy Generation (GWh)         23,140      23,314
 Heat Rate (Btu/kWh)(4)           9,682       9,686
 Fuel Consumption (BBtu)        224,046     225,824
 SO\2\ Allowances Purchased
  (Tons)(5)                      80,764      81,901
 NO\X\ Allowances Purchased
  (Tons)(6)                      (1,132)     (1,031)

COMMODITY PRICES
 General Inflation (%)(7)          2.60        2.60
 Market Electricity Price
  ($/MWh)(8)                      67.31       68.73
 Fuel Price ($/MMBtu)(9)           2.58        2.65
 SO\2\ Allowances ($/Ton)(10)       238         244
 NO\X\ Allowances ($/Ton)(11)     2,435       2,498

OPERATING REVENUES ($000)
 Market Electricity
  Revenues
  Chalk Point                   631,490     648,289
  Dickerson                     267,191     276,761
  Morgantown                    476,834     489,357
  Potomac River                 182,024     187,928
                              ---------   ---------
 Total Operating Revenues     1,557,539   1,602,335

OPERATING EXPENSES ($000)(12)
 Chalk Point
  Fuel                          269,582     279,154
  Emissions Allowances              (26)         16
  Operations & Maintenance       49,753      51,587
  Other (13)                     28,930      29,682
 Dickerson
  Fuel                           86,397      90,559
  Emissions Allowances            5,213       5,647
  Operations & Maintenance       30,306      31,134
  Other (13)                     15,428      15,829
 Morgantown
  Fuel                          146,613     150,860
  Emissions Allowances            9,855      10,240
  Operations & Maintenance       29,277      30,059
  Other (13)                     15,175      15,569
 Potomac River
  Fuel                           75,830      78,331
  Emissions Allowances            1,429       1,526
  Operations & Maintenance       37,224      38,534
  Other (13)                      3,454       3,543
 Production Service Center
  (14)                           28,158      28,890
 Administration & General
  (15)                           10,876      11,159
                              ---------   ---------
 Total Operating Expenses
                                843,474     872,318
NET OPERATING REVENUES
 ($000)                         714,066     730,017

CAPITAL EXPENDITURES
 ($000)(16)                      56,235      84,968

CASH AVAILABLE
   FOR FIXED CHARGES ($000)     657,831     645,049

FIXED CHARGES ($000)(17)        139,500     105,000

ANNUAL FIXED CHARGE
 COVERAGE (18)                     4.72        6.14
AVERAGE FIXED CHARGE
 COVERAGE (19)


                                  Exhibit A-1

                                             Mirant Mid-Atlantic Generating Facilities
                                                    Projected Operating Results

                                                             Base Case

Year Ending December 31,                   2021         2022        2023        2024        2025        2026        2027
------------------------                -----------  ----------  ----------   ---------   ---------   ---------   ---------
CONSOLIDATED
------------
PERFORMANCE

 Capacity (MW)(1)                            5,266       5,266       5,266       5,266       5,266       5,266       5,266
 Summer Capacity (MW)                        5,154       5,154       5,154       5,154       5,154       5,154       5,154

 Availability (%)(2)                          88.0%       88.0%       88.0%       88.0%       88.0%       88.0%       88.0%
 Capacity Factor (%)(3)                       50.5%       50.5%       50.5%       50.5%       50.5%       50.5%       50.5%

 Energy Generation (GWh)                    23,314      23,314      23,314      23,314      23,314      23,314      23,314
 Heat Rate (Btu/kWh)(4)                      9,686       9,686       9,686       9,686       9,686       9,686       9,686
 Fuel Consumption (BBtu)                   225,824     225,824     225,824     225,824     225,824     225,824     225,824

 SO\2\ Allowances Purchased (Tons)(5)       81,901      81,901      81,901      81,901      81,901      81,901      81,901
 NO\X\ Allowances Purchased (Tons)(6)       (1,031)     (1,031)     (1,031)     (1,031)     (1,031)     (1,031)     (1,031)

COMMODITY PRICES

 General Inflation (%)(7)                     2.60        2.60        2.60        2.60        2.60        2.60        2.60
 Market Electricity Price ($/MWh)(8)    $    70.47       72.26       74.10       76.00       77.95       79.96       82.03
 Fuel Price ($/MMBtu)(9)                $     2.72        2.79        2.87        2.94        3.02        3.10        3.19
 SO\2\ Allowances ($/Ton)(10)           $      251         257         264         271         278         285         292
 NO\X\ Allowances ($/Ton)(11)           $    2,563       2,630       2,698       2,769       2,841       2,914       2,990

OPERATING REVENUES ($000)

 Market Electricity Revenues
  Chalk Point                           $  664,427     681,024     698,094     715,649     733,704     752,273     771,371
  Dickerson                             $  282,661     288,708     294,907     301,260     307,773     314,448     321,290
  Morgantown                            $  503,215     517,528     532,315     547,597     563,398     579,740     596,649
  Potomac River                         $  192,610     197,409     202,328     207,369     212,536     217,832     223,259
                                        ----------   ---------   ---------   ---------   ---------   ---------   ---------

 Total Operating Revenues               $1,642,913   1,684,669   1,727,643   1,771,876   1,817,410   1,864,292   1,912,569

OPERATING EXPENSES ($000)(12)

 Chalk Point
  Fuel                                  $  287,122     295,320     303,753     312,430     321,357     330,541     339,990
  Emissions Allowances                  $       17          17          19          19          19          20          20
  Operations & Maintenance              $   52,902      53,811      55,001      56,537      58,192      59,591      61,257
  Other (13)                            $   30,453      31,245      32,058      32,891      33,746      34,623      35,524
 Dickerson
  Fuel                                  $   92,926      95,355      97,849     100,408     103,034     105,730     108,496
  Emissions Allowances                  $    5,795       5,945       6,100       6,259       6,421       6,589       6,759
  Operations & Maintenance              $   31,944      32,774      33,627      34,500      35,398      36,318      37,263
  Other (13)                            $   16,242      16,663      17,097      17,541      17,997      18,465      18,945
 Morgantown
  Fuel                                  $  154,636     158,508     162,476     166,545     170,715     174,991     179,374
  Emissions Allowances                  $   10,506      10,779      11,059      11,348      11,643      11,945      12,256
  Operations & Maintenance              $   30,840      31,641      32,464      33,308      34,173      35,063      35,974
  Other (13)                            $   15,973      16,389      16,816      17,252      17,701      18,161      18,634
 Potomac River
  Fuel                                  $   80,098      81,904      83,752      85,641      87,573      89,548      91,568
  Emissions Allowances                  $    1,565       1,607       1,648       1,691       1,735       1,780       1,826
  Operations & Maintenance              $   39,459      40,415      41,211      42,544      43,383      44,657      45,799
  Other (13)                            $    3,635       3,730       3,827       3,927       4,029       4,134       4,242
 Production Service Center (14)         $   29,642      30,412      31,203      32,014      32,847      33,701      34,577
 Administration & General (15)          $   11,449      11,746      12,052      12,365      12,687      13,017      13,355
                                        ----------   ---------   ---------   ---------   ---------   ---------   ---------

 Total Operating Expenses               $  895,204     918,262     942,011     967,219     992,650   1,018,873   1,045,859

NET OPERATING REVENUES ($000)           $  747,710     766,408     785,632     804,657     824,761     845,419     866,710

CAPITAL EXPENDITURES ($000)(16)         $   83,300      69,768      68,116      89,506      89,981      63,442      87,592

CASH AVAILABLE
   FOR FIXED CHARGES ($000)             $  664,410     696,640     717,516     715,151     734,780     781,977     779,118

FIXED CHARGES ($000)(17)                $   41,633      35,616      22,401      16,142      16,238      11,518      74,250

ANNUAL FIXED CHARGE COVERAGE (18)            15.96       19.56       32.03       44.30       45.25       67.89       10.49
AVERAGE FIXED CHARGE COVERAGE (19)            5.62










Year Ending December 31,                            2028
------------------------                          ---------
CONSOLIDATED
------------
PERFORMANCE

 Capacity (MW)(1)                                    5,266
 Summer Capacity (MW)                                5,154

 Availability (%)(2)                                  88.0%
 Capacity Factor (%)(3)                               50.5%

 Energy Generation (GWh)                            23,314
 Heat Rate (Btu/kWh)(4)                              9,686
 Fuel Consumption (BBtu)                           225,824

 SO\2\ Allowances Purchased (Tons)(5)               81,901
 NO\X\ Allowances Purchased (Tons)(6)               (1,031)

COMMODITY PRICES

 General Inflation (%)(7)                             2.60
 Market Electricity Price ($/MWh)(8)                 84.17
 Fuel Price ($/MMBtu)(9)                              3.27
 SO\2\ Allowances ($/Ton)(10)                          300
 NO\X\ Allowances ($/Ton)(11)                        3,068

OPERATING REVENUES ($000)

 Market Electricity Revenues
  Chalk Point                                      791,012
  Dickerson                                        328,303
  Morgantown                                       614,153
  Potomac River                                    228,822
                                                 ---------

 Total Operating Revenues                        1,962,290

OPERATING EXPENSES ($000)(12)

 Chalk Point
  Fuel                                             349,712
  Emissions Allowances                                  21
  Operations & Maintenance                          62,849
  Other (13)                                        36,448
 Dickerson
  Fuel                                             111,336
  Emissions Allowances                               6,936
  Operations & Maintenance                          38,232
  Other (13)                                        19,438
 Morgantown
  Fuel                                             183,868
  Emissions Allowances                              12,574
  Operations & Maintenance                          36,909
  Other (13)                                        19,118
 Potomac River
  Fuel                                              93,633
  Emissions Allowances                               1,873
  Operations & Maintenance                          47,143
  Other (13)                                         4,352
 Production Service Center (14)                     35,476
 Administration & General (15)                      13,702
                                                 ---------

 Total Operating Expenses                        1,073,619

NET OPERATING REVENUES ($000)                      888,671

CAPITAL EXPENDITURES ($000)(16)                    107,879

CASH AVAILABLE
   FOR FIXED CHARGES ($000)                        780,792

FIXED CHARGES ($000)(17)                            80,000

ANNUAL FIXED CHARGE COVERAGE (18)                     9.76
AVERAGE FIXED CHARGE COVERAGE (19)

                                  Exhibit A-1


                                             Mirant Mid-Atlantic Generating Facilities
                                                    Projected Operating Results

                                                              Base Case

Year Ending December 31,          2001      2002      2003      2004      2005      2006      2007      2008      2009      2010
------------------------        --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
CHALK POINT FACILITY
--------------------
PERFORMANCE
  Average Annual
   Capacity (MW)(1)                2,468     2,468     2,468     2,468     2,468     2,468     2,468     2,468     2,468     2,468
  Summer Capacity (MW)             2,423     2,423     2,423     2,423     2,423     2,423     2,423     2,423     2,423     2,423
  Plant Availability (% )(2)        87.0%     87.0%     87.0%     87.0%     87.0%     87.0%     87.0%     87.0%     87.0%     87.0%
  Plant Capacity Factor (%)(3)      40.1%     38.5%     36.8%     39.0%     38.5%     39.2%     38.0%     37.4%     37.6%     38.4%
  Energy Generation(GWh)           8,674     8,325     7,967     8,424     8,334     8,477     8,222     8,086     8,137     8,301
  Net Heat Rate(Btu/kWh)(4)        9,874     9,856     9,777     9,873     9,877     9,883     9,879     9,854     9,864     9,860
  Fuel Consumption (BBtu)         85,646    82,057    77,893    83,173    82,310    83,775    81,225    79,680    80,262    81,842
  SO\2\ Allowances Purchased
   (Tons)(5)                      10,284     8,693    10,505     7,973     7,722     8,242     7,792     7,878     8,001    15,833
  NO\X\ Allowances Purchased
   (Tons)(6)                      1,372    (1,821)      730       687       622      (142)     (326)   (1,243)   (1,400)   (1,409)

COMMODITY PRICES
  General Inflation (%)(7)          2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
  Market Electricity ($/MWh)(8) $  72.74     67.48     60.03     54.46     52.64     55.49     59.63     59.23     60.74     61.97
  Fuel ($/MMBtu)(9)             $   3.33      3.02      2.65      2.64      2.35      2.43      2.48      2.52      2.60      2.69
  SO\2\ Allowances ($/Ton)(10)  $    150       154       158       162       166       171       175       180       184       189
  NO\X\ Allowances ($/Ton)(11)  $  1,000     1,000     2,300     2,000     1,700     1,744     1,790     1,836     1,884     1,933

OPERATING REVENUES ($000)
  Market Electricity Revenues   $630,933   561,827   478,221   458,823   438,703   470,387   490,281   478,898   494,217   514,404
                                --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
  Total Operating Revenues      $630,933   561,827   478,221   458,823   438,703   470,387   490,281   478,898   494,217   514,404

OPERATING EXPENSES ($000)(12)

  Fuel Costs                    $284,808   248,017   206,342   219,554   193,688   203,677   201,037   200,828   208,761   220,204
  Emissions Allowances          $  2,915      (483)    3,338     2,665     2,341     1,158       780      (868)   (1,163)      269
  Operating and Maintenance     $ 38,660    34,187    32,403    33,521    34,453    35,531    36,686    37,699    38,629    40,019
  Insurance                     $  1,810     1,857     1,905     1,955     2,006     2,058     2,111     2,166     2,223     2,280
  Property Taxes                $ 16,416    16,843    17,281    17,730    18,191    18,664    19,149    19,647    20,158    20,682
                                --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
  Total Operating Expenses      $344,610   300,421   261,269   275,425   250,680   261,087   259,763   259,472   268,608   283,454

NET OPERATING REVENUES ($000)   $286,323   261,406   216,952   183,397   188,023   209,299   230,517   219,426   225,609   230,950

CAPITAL EXPENDITURES ($000)     $ 11,676    13,625     9,515    18,770    15,108    28,182    21,802    27,491    12,586    10,000


                                  Exhibit A-1

                                             Mirant Mid-Atlantic Generating Facilities
                                                    Projected Operating Results

                                                             Base Case

Year Ending December 31,           2011       2012      2013      2014      2015      2016      2017      2018      2019      2020
------------------------         --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
CHALK POINT FACILITY
--------------------
PERFORMANCE

  Average Annual
   Capacity (MW)(1)                 2,468     2,468     2,468     2,468     2,468     2,468     2,468     2,468     2,468     2,468
  Summer Capacity (MW)              2,423     2,423     2,423     2,423     2,423     2,423     2,423     2,423     2,423     2,423
  Plant Availability (%)(2)          87.0%     87.0%     87.0%     87.0%     87.0%     87.0%     87.0%     87.0%     87.0%     87.0%
  Plant Capacity Factor (%)(3)       38.9%     38.2%     38.3%     38.0%     38.0%     37.3%     37.3%     37.3%     37.3%     37.5%
  Energy Generation(GWh)            8,420     8,255     8,272     8,213     8,215     8,058     8,070     8,066     8,066     8,116
  Net Heat Rate(Btu/kWh)(4)         9,868     9,860     9,850     9,862     9,849     9,833     9,834     9,833     9,845     9,850
  Fuel Consumption (BBtu)          83,085    81,399    81,479    80,999    80,910    79,229    79,355    79,319    79,408    79,940
  SO\2\ Allowances Purchased
   (Tons)(5)                       16,084    15,972    15,913    15,865    16,077    15,929    15,816    15,907    15,808    16,065
  NO\X\ Allowances Purchased
   (Tons)(6)                       (1,419)   (1,400)   (1,495)   (1,407)   (1,474)   (1,653)   (1,586)   (1,559)   (1,556)   (1,564)

COMMODITY PRICES

  General Inflation (%)(7)           2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
  Market Electricity ($/MWh)(8)  $  63.97     65.61     68.09     69.12     70.34     72.17     73.89     76.61     78.29     79.88
  Fuel ($/MMBtu)(9)              $   2.78      2.83      2.91      2.98      3.06      3.11      3.21      3.30      3.39      3.49
  SO\2\ Allowances ($/Ton)(10)   $    194       199       204       209       215       220       226       232       238       244
  NO\X\ Allowances ($/Ton)(11)   $  1,983     2,035     2,088     2,142     2,197     2,255     2,313     2,373     2,435     2,498

OPERATING REVENUES ($000)

  Market Electricity Revenues    $538,620   541,669   563,206   567,715   577,831   581,556   596,300   617,974   631,490   648,289
                                 --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
  Total Operating Revenues       $538,620   541,669   563,206   567,715   577,831   581,556   596,300   617,974   631,490   648,289

OPERATING EXPENSES ($000)(12)

  Fuel Costs                     $231,070   230,248   237,481   241,764   247,487   246,635   254,751   261,428   269,582   279,154
  Emissions Allowances           $    306       328       127       309       215      (215)      (93)       (8)      (26)       16
  Operating and Maintenance      $ 41,115    41,718    42,652    43,804    45,086    46,060    47,355    48,584    49,753    51,587
  Insurance                      $  2,340     2,400     2,463     2,527     2,593     2,660     2,729     2,800     2,873     2,948
  Property Taxes                 $ 21,220    21,771    22,338    22,918    23,514    24,126    24,753    25,396    26,057    26,734
                                 --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
  Total Operating Expenses       $296,051   296,465   305,061   311,323   318,895   319,267   329,496   338,200   348,239   360,439

NET OPERATING REVENUES ($000)    $242,570   245,204   258,145   256,392   258,935   262,289   266,804   279,774   283,252   287,850

CAPITAL EXPENDITURES ($000)      $ 10,568    14,233    20,886    22,783    26,480    12,862    15,869    36,063    13,598    26,602

                                  Exhibit A-1

                                             Mirant Mid-Atlantic Generating Facilities
                                                    Projected Operating Results

                                                             Base Case

Year Ending December 31,                               2021      2022      2023      2024      2025      2026      2027      2028
------------------------                             --------   -------   -------   -------   -------   -------   -------   -------
CHALK POINT FACILITY
--------------------
PERFORMANCE

  Average Annual Capacity (MW)(1)                      2,468     2,468     2,468     2,468     2,468     2,468     2,468     2,468
  Summer Capacity (MW)                                 2,423     2,423     2,423     2,423     2,423     2,423     2,423     2,423
  Plant Availability (%)(2)                             87.0%     87.0%     87.0%     87.0%     87.0%     87.0%     87.0%     87.0%
  Plant Capacity Factor (%)(3)                          37.5%     37.5%     37.5%     37.5%     37.5%     37.5%     37.5%     37.5%
  Energy Generation (GWh)                              8,116     8,116     8,116     8,116     8,116     8,116     8,116     8,116
  Net Heat Rate (Btu/kWh)(4)                           9,850     9,850     9,850     9,850     9,850     9,850     9,850     9,850
  Fuel Consumption (BBtu)                             79,940    79,940    79,940    79,940    79,940    79,940    79,940    79,940
  SO\2\ Allowances Purchased (Tons)(5)                16,065    16,065    16,065    16,065    16,065    16,065    16,065    16,065
  NO\X\ Allowances Purchased (Tons)(6)                (1,564)   (1,564)   (1,564)   (1,564)   (1,564)   (1,564)   (1,564)   (1,564)

COMMODITY PRICES

  General Inflation (%)(7)                              2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
  Market Electricity ($/MWh)(8)                     $  81.87     83.91     86.02     88.18     90.40     92.69     95.05     97.47
  Fuel ($/MMBtu)(9)                                 $   3.59      3.69      3.80      3.91      4.02      4.13      4.25      4.37
  SO\2\ Allowances ($/Ton)(10)                      $    251       257       264       271       278       285       292       300
  NO\X\ Allowances ($/Ton)(11)                      $  2,563     2,630     2,698     2,769     2,841     2,914     2,990     3,068

OPERATING REVENUES ($000)

  Market Electricity Revenues                       $664,427   681,024   698,094   715,649   733,704   752,273   771,371   791,012
                                                    --------   -------   -------   -------   -------   -------   -------   -------
  Total Operating Revenues                          $664,427   681,024   698,094   715,649   733,704   752,273   771,371   791,012

OPERATING EXPENSES ($000)(12)

  Fuel Costs                                        $287,122   295,320   303,753   312,430   321,357   330,541   339,990   349,712
  Emissions Allowances                              $     17        17        19        19        19        20        20        21
  Operating and Maintenance                         $ 52,902    53,811    55,001    56,537    58,192    59,591    61,257    62,849
  Insurance                                         $  3,024     3,103     3,184     3,266     3,351     3,438     3,528     3,620
  Property Taxes                                    $ 27,429    28,142    28,874    29,625    30,395    31,185    31,996    32,828
                                                    --------   -------   -------   -------   -------   -------   -------   -------
  Total Operating Expenses                          $370,494   380,393   390,830   401,877   413,314   424,775   436,791   449,029

NET OPERATING REVENUES ($000)                       $293,933   300,631   307,263   313,772   320,390   327,498   334,580   341,982

CAPITAL EXPENDITURES ($000)                         $ 16,597    15,384    26,997    32,623    30,973    16,626    23,940    43,101


                                  Exhibit A-1


                                                     Mirant Mid-Atlantic Generating Facilities
                                                            Projected Operating Results

                                                                     Base Case

Year Ending December 31,            2001      2002      2003      2004      2005      2006      2007      2008      2009      2010
------------------------          --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

DICKERSON FACILITY
------------------

PERFORMANCE

  Average Annual Capacity (MW)(1)    869       869       869       869       869       869       869       869       869       869
  Summer Capacity (MW)               837       837       837       837       837       837       837       837       837       837
  Plant Availability (%)(2)         86.0%     86.0%     86.0%     86.0%     86.0%     86.0%     86.0%     86.0%     86.0%     86.0%
  Plant Capacity Factor (%)(3)      58.7%     56.6%     55.1%     51.3%     51.6%     52.1%     52.3%     52.0%     52.6%     52.3%
  Energy Generation (GWh)          4,465     4,310     4,192     3,905     3,928     3,967     3,979     3,957     4,004     3,979

  Net Heat Rate (Btu/kWh)(4)       9,734     9,722     9,702     9,746     9,769     9,754     9,752     9,737     9,750     9,715
  Fuel Consumption (BBtu)         43,466    41,898    40,669    38,061    38,371    38,694    38,801    38,535    39,043    38,653

  SO\2\ Allowances Purchased
    (Tons)(5)                     18,320    17,171    16,597    13,539    13,265    13,903    13,980    14,081    14,237    14,706
  NO\X\ Allowances Purchased
    (Tons)(6)                      2,545     2,142     1,225     1,018       709       699       703       623       685       703

COMMODITY PRICES

  General Inflation (%)(7)          2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
  Market Electricity ($/MWh)(8) $  53.10     48.12     46.64     46.39     45.77     48.27     49.26     49.96     50.94     52.37
  Fuel ($/MMBtu)(9)             $   1.74      1.67      1.61      1.64      1.62      1.64      1.67      1.69      1.74      1.73
  SO\2\ Allowances ($/Ton)(10)  $    150       154       158       162       166       171       175       180       184       189
  NO\X\ Allowances ($/Ton)(11)  $  1,000     1,000     2,300     2,000     1,700     1,744     1,790     1,836     1,884     1,933

OPERATING REVENUES ($000)

  Market Electricity Revenues   $237,088   207,371   195,508   181,158   179,766   191,477   196,002   197,726   203,967   208,358
                                --------   -------   -------   -------   -------   -------   -------   -------   -------   -------

  Total Operating Revenues      $237,088   207,371   195,508   181,158   179,766   191,477   196,002   197,726   203,967   208,358

OPERATING EXPENSES ($000)(12)

  Fuel Costs                    $ 75,634    70,005    65,552    62,247    62,204    63,336    64,880    65,087    68,053    66,712
  Emissions Allowances          $  5,293     4,785     5,439     4,229     3,410     3,590     3,704     3,671     3,913     4,137
  Operating and Maintenance     $ 22,935    20,868    22,035    20,521    21,107    21,666    22,286    22,859    23,477    24,006
  Insurance                     $  1,071     1,099     1,127     1,157     1,187     1,218     1,249     1,282     1,315     1,349
  Property Taxes                $  8,649     8,874     9,105     9,341     9,584     9,833    10,089    10,351    10,620    10,897
                                --------   -------   -------   -------   -------   -------   -------   -------   -------   -------

  Total Operating Expenses      $113,582   105,632   103,258    97,494    97,492    99,643   102,207   103,250   107,378   107,100

NET OPERATING REVENUES ($000)   $123,507   101,739    92,251    83,664    82,274    91,834    93,795    94,476    96,588   101,257

CAPITAL EXPENDITURES ($000)     $ 21,251    20,820    12,735    16,906    10,655    13,048    14,653     9,201    11,210    14,705


                                  Exhibit A-1

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                                   Base Case


Year Ending December 31,         2011      2012      2013      2014      2015       2016       2017      2018      2019      2020
------------------------       --------   -------   -------   -------   -------   --------   -------   -------   -------   -------
DICKERSON FACILITY
------------------

PERFORMANCE

  Average Annual Capacity
   (MW)(1)                        869       869       869       869       869         869       869       869       869       869
  Summer Capacity (MW)            837       837       837       837       837         837       837       837       837       837
  Plant Availability (%)(2)      86.0%     86.0%     86.0%     86.0%     86.0%       86.0%     86.0%     86.0%     86.0%     86.0%
  Plant Capacity Factor (%)(3)   53.8%     53.2%     53.4%     52.9%     53.4%       53.2%     53.0%     53.1%     53.3%     53.9%
  Energy Generation (GWh)       4,093     4,046     4,064     4,026     4,068       4,052     4,033     4,040     4,056     4,106

  Net Heat Rate (Btu/kWh)(4)    9,756     9,736     9,752     9,728     9,730       9,729     9,725     9,722     9,733     9,744
  Fuel Consumption (BBtu)      39,934    39,391    39,631    39,169    39,580      39,427    39,217    39,281    39,482    40,005
  SO\2\ Allowances Purchased
   (Tons)(5)                   14,886    14,851    14,736    14,831    15,113      15,056    14,914    14,969    14,940    15,197
  NO\X\ Allowances Purchased
   (Tons)(6)                      804       773       731       669       734         741       661       679       680       775

COMMODITY PRICES

  General Inflation (%)(7)       2.60      2.60      2.60      2.60      2.60        2.60      2.60      2.60      2.60      2.60
  Market Electricity
   ($/MWh)(8)                $  54.56     55.31     57.41     58.45     59.33       60.73     62.48     64.51     65.87     67.41
  Fuel ($/MMBtu)(9)          $   1.83      1.84      1.91      1.92      1.97        2.01      2.06      2.11      2.19      2.26
  SO\2\ Allowances
   ($/Ton)(10)               $    194       199       204       209       215         220       226       232       238       244
  NO\X\ Allowances
   ($/Ton)(11)               $  1,983     2,035     2,088     2,142     2,197       2,255     2,313     2,373     2,435     2,498

OPERATING REVENUES ($000)

  Market Electricity
   Revenues                  $223,343   223,771   233,287   235,327   241,374     246,091   251,962   260,658   267,191   276,761
                             --------   -------   -------   -------   -------     -------   -------   -------   -------   -------
  Total Operating Revenues   $223,343   223,771   233,287   235,327   241,374     246,091   251,962   260,658   267,191   276,761

OPERATING EXPENSES
 ($000)(12)

  Fuel Costs                 $ 72,995    72,554    75,677    75,054    77,822      79,324    80,831    83,062    86,397    90,559
  Emissions Allowances       $  4,481     4,526     4,534     4,539     4,861       4,990     4,902     5,084     5,213     5,647
  Operating and Maintenance  $ 24,704    25,315    25,985    26,635    27,357      28,057    28,771    29,525    30,306    31,134
  Insurance                  $  1,384     1,420     1,457     1,495     1,534       1,574     1,615     1,657     1,700     1,744
  Property Taxes             $ 11,180    11,471    11,769    12,075    12,389      12,711    13,041    13,380    13,728    14,085
                             --------   -------   -------   -------   -------     -------   -------   -------   -------   -------
  Total Operating Expenses   $114,744   115,287   119,422   119,798   123,963     126,655   129,160   132,709   137,344   143,169

NET OPERATING
 REVENUES ($000)             $108,599   108,485   113,864   115,530   117,411     119,436   122,802   127,949   129,846   133,592

CAPITAL EXPENDITURES ($000)  $ 24,526    25,405    15,234    12,934    16,327      17,784    11,592    17,200    18,527    30,640


                                  Exhibit A-1

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                                   Base Case

Year Ending December 31,             2021     2022     2023       2024      2025     2026       2027     2028
------------------------          --------   -------  -------   -------   -------   -------   -------   -------
DICKERSON FACILITY
------------------

PERFORMANCE

  Average Annual Capacity
   (MW)(1)                           869       869       869       869       869       869       869       869
  Summer Capacity (MW)               837       837       837       837       837       837       837       837
  Plant Availability (%)(2)         86.0%     86.0%     86.0%     86.0%     86.0%     86.0%     86.0%     86.0%
  Plant Capacity Factor (%)(3)      53.9%     53.9%     53.9%     53.9%     53.9%     53.9%     53.9%     53.9%
  Energy Generation (GWh)          4,106     4,106     4,106     4,106     4,106     4,106     4,106     4,106

  Net Heat Rate (Btu/kWh)(4)       9,744     9,744     9,744     9,744     9,744     9,744     9,744     9,744
  Fuel Consumption (BBtu)         40,005    40,005    40,005    40,005    40,005    40,005    40,005    40,005

  SO\2\ Allowances Purchased
   (Tons)(5)                      15,197    15,197    15,197    15,197    15,197    15,197    15,197    15,197
  NO\X\ Allowances Purchased
   (Tons)(6)                         775       775       775       775       775       775       775       775

COMMODITY PRICES

  General Inflation (%)(7)          2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
  Market Electricity
   ($/MWh)(8)                   $  68.84     70.32     71.83     73.37     74.96     76.59     78.25     79.96
  Fuel ($/MMBtu)(9)             $   2.32      2.38      2.45      2.51      2.58      2.64      2.71      2.78
  SO\2\ Allowances ($/Ton)(10)  $    251       257       264       271       278       285       292       300
  NO\X\ Allowances ($/Ton)(11)  $  2,563     2,630     2,698     2,769     2,841     2,914     2,990     3,068

OPERATING REVENUES ($000)

  Market Electricity Revenues   $282,661   288,708   294,907   301,260   307,773   314,448   321,290   328,303
                                --------   -------   -------   -------   -------   -------   -------   -------
  Total Operating Revenues      $282,661   288,708   294,907   301,260   307,773   314,448   321,290   328,303

OPERATING EXPENSES ($000)(12)

  Fuel Costs                    $ 92,926    95,355    97,849   100,408   103,034   105,730   108,496   111,336
  Emissions Allowances          $  5,795     5,945     6,100     6,259     6,421     6,589     6,759     6,936
  Operating and Maintenance     $ 31,944    32,774    33,627    34,500    35,398    36,318    37,263    38,232
  Insurance                     $  1,790     1,836     1,884     1,933     1,983     2,035     2,087     2,142
  Property Taxes                $ 14,452    14,827    15,213    15,608    16,014    16,430    16,858    17,296
                                --------   -------   -------   -------   -------   -------   -------   -------
  Total Operating Expenses      $146,906   150,738   154,672   158,707   162,850   167,101   171,463   175,941

NET OPERATING REVENUES
 ($000)                         $135,755   137,971   140,235   142,553   144,923   147,346   149,827   152,363

CAPITAL EXPENDITURES
 ($000)                         $ 37,341    30,901    15,745    22,809    19,013    18,726    21,560    19,973


                                  Exhibit A-1

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                                   Base Case

Year Ending December 31,         2001      2002      2003      2004      2005      2006      2007      2008      2009      2010
------------------------       --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
MORGANTOWN FACILITY
-------------------

PERFORMANCE

  Average Annual Capacity
   (MW)(1)                      1,447     1,447     1,447     1,447     1,447     1,447     1,447     1,447     1,447     1,447
  Summer Capacity (MW)          1,412     1,412     1,412     1,412     1,412     1,412     1,412     1,412     1,412     1,412
  Plant Availability
   (%)(2)                        85.0%     85.0%     85.0%     85.0%     85.0%     85.0%     85.0%     85.0%     85.0%     85.0%
  Plant Capacity Factor
   (%)(3)                        66.4%     64.2%     63.1%     57.9%     57.8%     62.1%     61.9%     62.1%     62.3%     63.0%
  Energy Generation (GWh)       8,419     8,134     7,997     7,336     7,331     7,871     7,848     7,876     7,890     7,988

  Net Heat Rate (Btu/kWh)(4)    9,118     9,118     9,090     9,094     9,105     9,101     9,102     9,102     9,099     9,097
  Fuel Consumption (BBtu)      76,762    74,168    72,694    66,708    66,752    71,632    71,434    71,690    71,788    72,666

  SO\2\ Allowances Purchased
   (Tons)(5)                   47,740    45,020    44,239    37,808    37,570    42,845    42,596    42,868    43,057    43,989
  NO\X\ Allowances Purchased
   (Tons)(6)                    3,142     1,095     2,862     2,035     1,818       776       814      (412)     (436)     (403)

COMMODITY PRICES

  General Inflation (%)(7)       2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
  Market Electricity
   ($/MWh)(8)                $  49.25     44.65     41.20     40.95     40.48     43.74     43.85     44.56     45.49     47.07
  Fuel ($/MMBtu)(9)          $   1.48      1.48      1.45      1.47      1.50      1.52      1.55      1.58      1.60      1.63
  SO\2\ Allowances
   ($/Ton)(10)               $    150       154       158       162       166       171       175       180       184       189
  NO\X\ Allowances
   ($/Ton)(11)               $  1,000     1,000     2,300     2,000     1,700     1,744     1,790     1,836     1,884     1,933

OPERATING REVENUES ($000)

  Market Electricity
   Revenues                  $414,647   363,190   329,446   300,376   296,764   344,321   344,156   350,943   358,902   376,006
                             --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
  Total Operating
   Revenues                  $414,647   363,190   329,446   300,376   296,764   344,321   344,156   350,943   358,902   376,006

OPERATING EXPENSES
 ($000)(12)

  Fuel Costs                 $113,597   109,746   105,456    97,783   100,133   108,863   110,670   113,059   114,903   118,171
  Emissions Allowances       $ 10,303     8,024    13,568    10,196     9,335     8,661     8,910     6,940     7,109     7,535
  Operating and Maintenance  $ 22,263    20,272    20,552    19,417    19,920    21,101    21,641    22,214    22,670    23,217
  Insurance                  $  1,321     1,355     1,391     1,427     1,464     1,502     1,541     1,581     1,622     1,664
  Property Taxes             $  8,239     8,453     8,673     8,898     9,130     9,367     9,611     9,861    10,117    10,380
                             --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
  Total Operating Expenses   $155,724   147,850   149,641   137,721   139,982   149,494   152,373   153,656   156,421   160,967

NET OPERATING REVENUES
 ($000)                      $258,923   215,340   179,805   162,655   156,782   194,827   191,782   197,287   202,481   215,039

CAPITAL EXPENDITURES
 ($000)                      $ 10,386     8,552     7,233    16,596    21,814    29,966    32,347    31,082    16,870    16,501


                                  Exhibit A-1

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                               Base Case

Year Ending December 31,         2011      2012      2013      2014      2015      2016      2017      2018      2019      2020
------------------------       --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
MORGANTOWN FACILITY
-------------------

PERFORMANCE

  Average Annual Capacity
   (MW)(1)                       1,447     1,447     1,447     1,447     1,447     1,447     1,447     1,447     1,447     1,447
  Summer Capacity (MW)           1,412     1,412     1,412     1,412     1,412     1,412     1,412     1,412     1,412     1,412
  Plant Availability (%)(2)       85.0%     85.0%     85.0%     85.0%     85.0%     85.0%     85.0%     85.0%     85.0%     85.0%
  Plant Capacity Factor (%)(3)    63.4%     63.5%     63.3%     63.4%     63.6%     63.7%     63.6%     63.6%     63.5%     63.8%
  Energy Generation (GWh)        8,035     8,045     8,025     8,030     8,059     8,071     8,056     8,063     8,043     8,087

  Net Heat Rate (Btu/kWh)(4)     9,104     9,107     9,108     9,103     9,097     9,100     9,108     9,100     9,099     9,098
  Fuel Consumption (BBtu)       73,150    73,270    73,090    73,092    73,306    73,446    73,374    73,374    73,186    73,572

  SO\2\ Allowances Purchased
   (Tons)(5)                    44,293    44,328    44,139    44,270    44,656    44,720    44,420    44,647    44,482    44,920
  NO\X\Allowances Purchased
   (Tons)(6)                      (326)     (300)     (293)     (324)     (330)     (306)     (239)     (288)     (302)     (293)

COMMODITY PRICES

  General Inflation (%)(7)        2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
  Market Electricity
   ($/MWh)(8)                 $  49.00     49.86     51.79     52.48     53.58     54.72     56.28     58.25     59.28     60.51
  Fuel ($/MMBtu)(9)           $   1.67      1.72      1.75      1.78      1.81      1.86      1.93      1.96      2.00      2.05
  SO\2\ Allowances
   ($/Ton)(10)                $    194       199       204       209       215       220       226       232       238       244
  NO\X\ Allowances
   ($/Ton)(11)                $  1,983     2,035     2,088     2,142     2,197     2,255     2,313     2,373     2,435     2,498

OPERATING REVENUES ($000)

  Market Electricity
   Revenues                   $393,697   401,168   415,598   421,387   431,819   441,657   453,438   469,707   476,834   489,357
                              --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
  Total Operating Revenues    $393,697   401,168   415,598   421,387   431,819   441,657   453,438   469,707   476,834   489,357

OPERATING EXPENSES ($000)(12)

  Fuel Costs                  $122,400   125,663   128,166   130,313   132,695   136,783   141,258   143,505   146,613   150,860
  Emissions Allowances        $  7,942     8,209     8,397     8,578     8,871     9,168     9,495     9,678     9,855    10,240
  Operating and Maintenance   $ 23,839    24,462    25,090    25,745    26,426    27,118    27,817    28,544    29,277    30,059
  Insurance                   $  1,708     1,752     1,798     1,844     1,892     1,941     1,992     2,044     2,097     2,151
  Property Taxes              $ 10,650    10,927    11,211    11,502    11,802    12,108    12,423    12,746    13,078    13,418
                              --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
  Total Operating Expenses    $166,539   171,013   174,662   177,982   181,686   187,119   192,985   196,517   200,919   206,728

NET OPERATING REVENUES ($000) $227,158   230,155   240,935   243,406   250,133   254,539   260,453   273,190   275,915   282,629

CAPITAL EXPENDITURES ($000)   $ 13,044    14,659    14,785    14,583    26,169    11,307    18,215    33,721    17,233    21,755


                                  Exhibit A-1

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                                   Base Case

Year Ending December 31,                        2021      2022      2023      2024      2025      2026      2027      2028
------------------------                      --------   -------   -------   -------   -------   -------   -------   -------

MORGANTOWN FACILITY
-------------------
PERFORMANCE

     Average Annual Capacity (MW)(1)           1,447     1,447     1,447     1,447     1,447     1,447     1,447     1,447
     Summer Capacity (MW)                      1,412     1,412     1,412     1,412     1,412     1,412     1,412     1,412
     Plant Availability (%)(2)                  85.0%     85.0%     85.0%     85.0%     85.0%     85.0%     85.0%     85.0%
     Plant Capacity Factor (%)(3)               63.8%     63.8%     63.8%     63.8%     63.8%     63.8%     63.8%     63.8%
     Energy Generation (GWh)                   8,087     8,087     8,087     8,087     8,087     8,087     8,087     8,087

     Net Heat Rate (Btu/kWh)(4)                9,098     9,098     9,098     9,098     9,098     9,098     9,098     9,098
     Fuel Consumption (BBtu)                  73,572    73,572    73,572    73,572    73,572    73,572    73,572    73,572

     SO\2\ Allowances Purchased (Tons)(5)     44,920    44,920    44,920    44,920    44,920    44,920    44,920    44,920
     NO\X\ Allowances Purchased (Tons)(6)       (293)     (293)     (293)     (293)     (293)     (293)     (293)     (293)

COMMODITY PRICES

     General Inflation (%)(7)                   2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
     Market Electricity ($/MWh)(8)          $  62.23     64.00     65.83     67.72     69.67     71.69     73.78     75.95
     Fuel ($/MMBtu)(9)                      $   2.10      2.15      2.21      2.26      2.32      2.38      2.44      2.50
     SO\2\ Allowances ($/Ton)(10)           $    251       257       264       271       278       285       292       300
     NO\X\ Allowances ($/Ton)(11)           $  2,563     2,630     2,698     2,769     2,841     2,914     2,990     3,068

OPERATING REVENUES ($000)

     Market Electricity Revenues            $503,215   517,528   532,315   547,597   563,398   579,740   596,649   614,153
                                            --------   -------   -------   -------   -------   -------   -------   -------
     Total Operating Revenues               $503,215   517,528   532,315   547,597   563,398   579,740   596,649   614,153

OPERATING EXPENSES ($000)(12)

     Fuel Costs                             $154,636   158,508   162,476   166,545   170,715   174,991   179,374   183,868
     Emissions Allowances                   $ 10,506    10,779    11,059    11,348    11,643    11,945    12,256    12,574
     Operating and Maintenance              $ 30,840    31,641    32,464    33,308    34,173    35,063    35,974    36,909
     Insurance                              $  2,207     2,265     2,324     2,384     2,446     2,509     2,575     2,642
     Property Taxes                         $ 13,766    14,124    14,492    14,868    15,255    15,652    16,059    16,476
                                            --------   -------   -------   -------   -------   -------   -------   -------
     Total Operating Expenses               $211,955   217,317   222,815   228,452   234,232   240,160   246,238   252,469

NET OPERATING REVENUES ($000)               $291,260   300,211   309,500   319,145   329,165   339,580   350,412   361,684

CAPITAL EXPENDITURES ($000)                 $ 21,895    13,783    19,111    24,288    28,248    14,615    29,418    37,563


                                  Exhibit A-1


                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                                   Base Case

Year Ending December 31,       2001       2002       2003      2004      2005      2006      2007      2008      2009      2010
------------------------      -----      -----      -----     ------   -------   -------   -------   -------   -------   -------
POTOMAC RIVER FACILITY
----------------------

PERFORMANCE

    Average Annual
     Capacity (MW)(1)          482        482        482        482       482       482       482       482       482       482
    Summer Capacity (MW)       482        482        482        482       482       482       482       482       482       482
    Plant
     Availability (%)(2)      90.0%      90.0%      90.0%      90.0%     90.0%     90.0%     90.0%     90.0%     90.0%     90.0%
    Plant Capacity
     Factor (%)(3)            84.5%      77.4%      69.0%      60.1%     59.8%     61.5%     66.0%     66.3%     66.7%     69.2%
    Energy Generation
     (GWh)                   3,566      3,270      2,913      2,540     2,524     2,597     2,786     2,801     2,815     2,923

    Net Heat Rate
     (Btu/kWh)(4)           10,861     10,838     10,807     10,810    10,813    10,817    10,734    10,725    10,729    10,737
    Fuel
     Consumption (BBtu)     38,731     35,439     31,480     27,455    27,288    28,089    29,900    30,039    30,203    31,388

    SO\2\ Allowances
     Purchased (Tons)(5)     7,957      6,146      3,969      1,755     1,663     2,104     3,100     3,176     3,267     5,213
    NO\X\ Allowances
     Purchased (Tons)(6)       610        463      1,026        259       115       195        27       (72)      (76)       11

COMMODITY PRICES

    General Inflation
     (%)(7)                   2.60       2.60       2.60       2.60      2.60      2.60      2.60      2.60      2.60      2.60
    Market Electricity
     ($/MWh)(8)           $  47.54      44.13      44.21      45.16     44.51     46.71     45.99     46.56     47.73     48.88
    Fuel ($/MMBtu)(9)     $   1.59       1.63       1.67       1.70      1.74      1.77      1.81      1.85      1.90      1.94
    SO\2\ Allowances
     ($/Ton)(10)          $    150        154        158        162       166       171       175       180       184       189
    NO\X\ Allowances
     ($/Ton)(11)          $  1,000      1,000      2,300      2,000     1,700     1,744     1,790     1,836     1,884     1,933

OPERATING
REVENUES ($000)

    Market
     Electricity
     Revenues             $169,522    144,298    128,782    114,685   112,338   121,287   128,102   130,412   134,372   142,891
                          --------    -------    -------    -------   -------   -------   -------   -------   -------   -------

    Total Operating
     Revenues             $169,522    144,298    128,782    114,685   112,338   121,287   128,102   130,412   134,372   142,891

OPERATING EXPENSES
  ($000)(12)

    Fuel Costs            $ 61,657     57,597     52,450     46,621    47,384    49,848    54,197    55,666    57,259    60,801
    Emissions
     Allowances           $  1,804      1,409      2,987        802       471       698       590       438       458     1,006
    Operating and
     Maintenance          $ 27,684     25,608     24,743     24,712    25,184    26,133    27,085    27,914    28,567    29,655
    Insurance             $    500        513        526        540       554       568       583       598       614       630
    Property Taxes        $  1,676      1,720      1,764      1,810     1,857     1,906     1,955     2,006     2,058     2,112
                          --------    -------    -------    -------   -------   -------   -------   -------   -------   -------

    Total Operating
     Expenses             $ 93,321     86,847     82,470     74,484    75,450    79,153    84,410    86,622    88,957    94,203

NET OPERATING
 REVENUES ($000)          $ 76,201     57,451     46,312     40,201    36,888    42,134    43,693    43,790    45,415    48,688

CAPITAL
 EXPENDITURES ($000)      $  5,008      6,367      3,749      5,856     8,221     9,716    10,798    10,072     5,782     5,098


                                  Exhibit A-1


                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                                   Base Case


Year Ending December 31,           2011      2012      2013      2014      2015      2016      2017      2018      2019      2020
------------------------         --------   -------   -------   -------   -------   -------   -------   -------   -------   -------

POTOMAC RIVER FACILITY
------------------------
PERFORMANCE

    Average Annual
      Capacity (MW)(1)             482       482       482       482       482       482       482       482       482       482
    Summer Capacity (MW)           482       482       482       482       482       482       482       482       482       482
    Plant Availability
      (%)(2)                      90.0%     90.0%     90.0%     90.0%     90.0%     90.0%     90.0%     90.0%     90.0%     90.0%
    Plant Capacity
      Factor (%)(3)               70.0%     69.5%     69.6%     69.7%     70.4%     70.2%     70.3%     70.9%     70.5%     71.2%
    Energy Generation
      (GWh)                      2,956     2,936     2,940     2,944     2,971     2,963     2,966     2,992     2,975     3,006

    Net Heat Rate
     (Btu/kWh)(4)               10,743    10,736    10,746    10,744    10,748    10,744    10,745    10,747    10,747    10,748
    Fuel Consumption
     (BBtu)                     31,762    31,523    31,597    31,632    31,933    31,832    31,876    32,149    31,970    32,307

    SO\2\ Allowances
     Purchased
     (Tons)(5)                   5,419     5,288     5,328     5,348     5,513     5,458     5,482     5,632     5,534     5,719
    NO\X\ Allowances
     Purchased
     (Tons)(6)                      46        41        22        19        44        45        28        41        46        52

COMMODITY PRICES

    General
    Inflation (%)(7)              2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
    Market Electricity
     ($/MWh)(8)               $  50.65     51.54     53.50     54.27     55.41     56.60     58.06     59.77     61.19     62.52
    Fuel ($/MMBtu)(9)         $   1.98      2.03      2.07      2.12      2.17      2.22      2.27      2.32      2.37      2.42
    SO\2\ Allowances
     ($/Ton)(10)              $    194       199       204       209       215       220       226       232       238       244
    NO\X\ Allowances
     ($/Ton)(11)              $  1,983     2,035     2,088     2,142     2,197     2,255     2,313     2,373     2,435     2,498

OPERATING REVENUES ($000)

    Market Electricity
     Revenues                 $149,757   151,330   157,294   159,763   164,625   167,684   172,237   178,804   182,024   187,928
                              --------   -------   -------   -------   -------   -------   -------   -------   -------   -------

    Total Operating
     Revenues                 $149,757   151,330   157,294   159,763   164,625   167,684   172,237   178,804   182,024   187,928

OPERATING EXPENSES
 ($000)(12)

    Fuel Costs                $ 62,898    63,883    65,472    67,066    69,218    70,549    72,284    74,524    75,830    78,331
    Emissions
     Allowances               $  1,142     1,136     1,133     1,161     1,282     1,304     1,305     1,403     1,429     1,526
    Operating and
     Maintenance              $ 30,431    31,128    31,749    32,785    33,488    34,453    35,342    36,438    37,224    38,534
    Insurance                 $    646       663       680       698       716       735       754       774       794       814
    Property Taxes            $  2,166     2,223     2,281     2,340     2,401     2,463     2,527     2,593     2,660     2,729
                              --------   -------   -------   -------   -------   -------   -------   -------   -------   -------

    Total Operating
      Expenses                $ 97,283    99,033   101,316   104,050   107,105   109,503   112,212   115,733   117,937   121,933

NET OPERATING
  REVENUES ($000)             $ 52,474    52,296    55,978    55,713    57,520    58,181    60,025    63,071    64,087    65,995

CAPITAL EXPENDITURES
  ($000)                      $  5,777     7,504     4,846     7,570     9,088    10,424     9,805     5,603     6,877     5,971


                                  Exhibit A-1

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                                   Base Case


Year Ending December 31,                           2021      2022      2023      2024      2025      2026      2027      2028
------------------------                         --------  --------  --------  --------  --------  --------  --------  --------

POTOMAC RIVER FACILITY
----------------------

PERFORMANCE

  Average Annual Capacity (MW)(1)                  482       482       482       482       482       482       482       482
  Summer Capacity (MW)                             482       482       482       482       482       482       482       482
  Plant Availability (%)(2)                       90.0%     90.0%     90.0%     90.0%     90.0%     90.0%     90.0%     90.0%
  Plant Capacity Factor (%)(3)                    71.2%     71.2%     71.2%     71.2%     71.2%     71.2%     71.2%     71.2%
  Energy Generation (GWh)                        3,006     3,006     3,006     3,006     3,006     3,006     3,006     3,006

  Net Heat Rate (Btu/kWh)(4)                    10,748    10,748    10,748    10,748    10,748    10,748    10,748    10,748
  Fuel Consumption (BBtu)                       32,307    32,307    32,307    32,307    32,307    32,307    32,307    32,307

  SO\2\ Allowances Purchased (Tons)(5)           5,719     5,719     5,719     5,719     5,719     5,719     5,719     5,719
  NO\X\ Allowances Purchased (Tons)(6)              52        52        52        52        52        52        52        52

COMMODITY PRICES

  General Inflation (%)(7)                        2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
  Market Electricity ($/MWh)(8)               $  64.08     65.67     67.31     68.99     70.71     72.47     74.27     76.13
  Fuel ($/MMBtu)(9)                           $   2.48      2.54      2.59      2.65      2.71      2.77      2.83      2.90
  SO\2\ Allowances ($/Ton)(10)                $    251       257       264       271       278       285       292       300
  NO\X\ Allowances ($/Ton)(11)                $  2,563     2,630     2,698     2,769     2,841     2,914     2,990     3,068

OPERATING REVENUES ($000)

  Market Electricity Revenues                 $192,610   197,409   202,328   207,369   212,536   217,832   223,259   228,822
                                              --------   -------   -------   -------   -------   -------   -------   -------

  Total Operating Revenues                    $192,610   197,409   202,328   207,369   212,536   217,832   223,259   228,822

OPERATING EXPENSES ($000)(12)

  Fuel Costs                                  $ 80,098    81,904    83,752    85,641    87,573    89,548    91,568    93,633
  Emissions Allowances                        $  1,565     1,607     1,648     1,691     1,735     1,780     1,826     1,873
  Operating and Maintenance                   $ 39,459    40,415    41,211    42,544    43,383    44,657    45,799    47,143
  Insurance                                   $    835       857       879       902       926       950       975     1,000
  Property Taxes                              $  2,800     2,873     2,948     3,025     3,103     3,184     3,267     3,352
                                              --------   -------   -------   -------   -------   -------   -------   -------

  Total Operating Expenses                    $124,757   127,656   130,438   133,803   136,719   140,119   143,435   147,002

NET OPERATING REVENUES ($000)                 $ 67,853    69,753    71,889    73,566    75,817    77,712    79,824    81,820

CAPITAL EXPENDITURES ($000)                   $  7,467     9,700     6,263     9,786    11,747    13,475    12,674     7,242


                            Footnotes to Exhibit A-1


1. Represents average annual capacity based on historical data provided by Mirant Mid-Atlantic.
2. As projected by Mirant Mid-Atlantic based on historical data provided by Pepco.
3. Capacity factors represent weighted average capacity factors for the Generating Facilities as projected by PA Consulting.
4. Weighted average heat rate calculated as the sum of total fuel consumed by the Generating Facilities divided by the energy generated by the Generating Facilities.
5. SO\2\ allowances that Mirant Mid-Atlantic is projected to purchase or sell based on assumed emission rates as estimated by Mirant Mid-Atlantic and capacity factors as projected by PA Consulting.
6. NO\X\ allowances that Mirant Mid-Atlantic is projected to purchase or sell based on assumed emission rates as estimated by Mirant Mid-Atlantic and ozone season generation as projected by PA Consulting. Assumes additional environmental capital expenditures that will reduce NO\X\ emissions as projected by Mirant Mid-Atlantic.
7. Rate of change in general inflation assumed to be 2.6 percent per year, based on an October 10, 2000 projection prepared by Blue Chip Economic Indicators.
8. As projected by PA Consulting. Weighted average market electricity price calculated as the sum of the electricity revenues of the Generating Facilities divided by the total energy generation as projected by PA Consulting.
9. As projected by PA Consulting. Weighted average fuel price for the Generating Facilities calculated as sum of the fuel expenses divided by the total fuel consumed by the Generating Facilities.
10. Assumed to be $150 per ton in 2000 dollars and to escalate at the rate of inflation.
11. Assumed to be $1,000 per ton through 2002, $2,300 per ton in 2003, $2,000 per ton in 2004, and $1,700 per ton in 2005. Assumed to escalate thereafter at the rate of inflation.
12. Non-fuel operating expenses as estimated by Mirant Mid-Atlantic. Assumed to increase at the rate of inflation except as noted in the Report.
13. Includes property taxes and insurance estimated by Mirant Mid-Atlantic through 2001 and assumed to escalate at the rate of inflation thereafter. Property tax estimate reflects legislation providing exemptions for machinery used to generate electricity.
14. All expenses associated with the PSC as estimated by Mirant Mid-Atlantic.
15. General and administrative expenses as estimated by Mirant Mid-Atlantic.
16. As estimated by Mirant Mid-Atlantic.
17. Fixed Charges are based on semi-annual payments due each June 30 and December 30 beginning June 30, 2001, as reported by Credit Suisse First Boston. Assumes monthly accrual of Rent payments six months prior to due date.
18. Fixed Charge coverage is equal to the net operating revenue less all capital expenditures divided by the Fixed Charges.
19. Average Fixed Charge coverage is equal to the total net operating revenue over the term of the Certificates ending December 30, 2028, less all capital expenditures divided by the total Fixed Charges over the term of the Certificates.

                                  Exhibit A-2

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                 Sensitivity A - Low Gas Market Price Scenario


Year Ending December 31,            2001      2002      2003      2004      2005      2006      2007      2008      2009      2010
------------------------          --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

CONSOLIDATED
------------

PERFORMANCE

  Capacity (MW)(1)                  5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266
  Summer Capacity (MW)              5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154

  Availability (%)(2)                88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%
  Capacity Factor (%)(3)             54.6%     52.3%     49.7%     47.3%     47.2%     48.9%     48.6%     48.4%     48.3%     49.0%

  Energy Generation (GWh)          25,169    24,141    22,912    21,826    21,781    22,537    22,409    22,308    22,280    22,605
  Heat Rate (Btu/kWh)(4)            9,736     9,718     9,658     9,708     9,710     9,700     9,696     9,682     9,688     9,684
  Fuel Consumption (BBtu)         245,054   234,600   221,279   211,886   211,489   218,606   217,270   215,977   215,860   218,909

  SO\2\ Allowances Purchased
   (Tons)(5)                       84,285    76,917    73,346    56,576    57,038    63,479    63,558    64,193    63,499    74,584
  NO\X\ Allowances Purchased
   (Tons)(6)                        7,674     1,881     5,690     3,724     3,075     1,369     1,053    (1,212)   (1,384)   (1,267)

COMMODITY PRICES

  General Inflation (%)(7)           2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
  Market Electricity Price
   ($/MWh)(8)                  $    55.38     51.80     47.78     45.34     46.41     48.06     49.60     49.84     50.62     51.62
  Fuel Price ($/MMBtu)(9)      $     2.11      2.02      1.88      1.80      1.83      1.87      1.90      1.93      1.98      2.02
  SO\2\ Allowances ($/Ton)(10) $      150       154       158       162       166       171       175       180       184       189
  NO\X\ Allowances ($/Ton)(11) $    1,000     1,000     2,300     2,000     1,700     1,744     1,790     1,836     1,884     1,933

OPERATING REVENUES ($000)

  Market Electricity
   Revenues
    Chalk Point                $  608,709   557,157   468,535   435,492   430,532   452,645   470,539   460,333   468,019   483,794
    Dickerson                  $  226,609   201,091   187,375   167,367   175,454   182,861   187,071   189,402   192,700   195,071
    Morgantown                 $  396,949   352,335   315,195   277,593   290,122   327,331   326,955   334,093   336,043   350,476
    Potomac River              $  161,534   139,903   123,746   109,141   114,764   120,212   126,851   128,088   131,101   137,505
                               ---------- --------- ---------   ------- --------- --------- --------- --------- --------- ---------
  Total Operating Revenues     $1,393,800 1,250,486 1,094,851   989,593 1,010,872 1,083,049 1,111,416 1,111,917 1,127,862 1,166,846

OPERATING EXPENSES ($000)(12)

  Chalk Point
    Fuel                       $  268,498   238,178   198,243   185,620   182,832   192,367   189,213   189,023   195,550   206,007
    Emissions Allowances       $    2,939      (437)    3,364     2,584     2,130       978       550    (1,050)   (1,380)       51
    Operations & Maintenance   $   38,687    34,252    32,445    33,557    34,427    35,506    36,641    37,654    38,565    39,953
    Other (13)                 $   18,226    18,700    19,186    19,685    20,197    20,722    21,260    21,813    22,381    22,962
  Dickerson
    Fuel                       $   73,908    68,604    63,944    56,933    60,473    61,567    63,069    63,526    65,856    64,688
    Emissions Allowances       $    5,286     4,768     5,304     3,838     3,276     3,445     3,558     3,562     3,704     3,917
    Operations & Maintenance   $   22,934    20,865    22,012    20,444    21,077    21,633    22,253    22,833    23,429    23,956
    Other (13)                 $    9,720     9,973    10,232    10,498    10,771    11,051    11,338    11,633    11,935    12,246
  Morgantown
    Fuel                       $  112,813   109,027   103,858    93,993    98,252   106,471   108,029   110,129   110,872   114,057
    Emissions Allowances       $   10,302     8,011    13,250     9,509     9,030     8,308     8,517     6,533     6,519     6,924
    Operations & Maintenance   $   22,263    20,271    20,520    19,339    19,882    21,049    21,583    22,149    22,575    23,119
    Other (13)                 $    9,560     9,808    10,064    10,325    10,594    10,869    11,152    11,442    11,739    12,044
  Potomac River
    Fuel                       $   61,522    57,273    50,868    45,460    45,250    47,597    51,830    53,496    54,775    57,951
    Emissions Allowances       $    1,790     1,376     2,750       681       273       482       381       254       246       755
    Operations & Maintenance   $   27,674    25,581    24,601    24,614    24,998    25,934    26,878    27,726    28,351    29,407
    Other (13)                 $    2,176     2,233     2,290     2,350     2,411     2,474     2,538     2,604     2,672     2,742
  Production Service
    Center (14)               $   17,740    18,201    18,675    19,160    19,658    20,169    20,694    21,232    21,784    22,350
  Administration &
    General (15)               $    6,852     7,030     7,213     7,400     7,593     7,790     7,993     8,201     8,414     8,633
                               ---------- --------- ---------   ------- --------- --------- --------- --------- ---------  ---------
  Total Operating Expenses     $  712,888   653,715   608,818   565,991   573,123   598,413   607,478   612,760   627,987   651,760

NET OPERATING
  REVENUES ($000)              $  680,912   596,771   486,032   423,603   437,748   484,636   503,937   499,156   499,876   515,086

CAPITAL EXPENDITURES
  ($000)(16)                   $   48,321    49,364    33,232    58,128    55,798    80,912    79,600    77,846    46,448    46,304

CASH AVAILABLE
  FOR FIXED CHARGES ($000)     $  632,591   547,407   452,800   365,475   381,950   403,724   424,337   421,310   453,428   468,782

FIXED CHARGES ($000)(17)       $  196,065   170,468   150,720   121,500   116,005   105,671   112,348   120,723   142,339   140,220

ANNUAL FIXED CHARGE
  COVERAGE (18)                      3.23      3.21      3.00      3.01      3.29      3.82      3.78      3.49      3.19      3.34
AVERAGE FIXED CHARGE
  COVERAGE (19)                      5.09


                                  Exhibit A-2

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                 Sensitivity A - Low Gas Market Price Scenario


Year Ending December 31,          2011      2012      2013      2014      2015      2016      2017      2018      2019      2020
------------------------        --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

CONSOLIDATED
------------

PERFORMANCE

  Capacity (MW)(1)                5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266
  Summer Capacity (MW)            5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154

  Availability (%)(2)              88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%
  Capacity Factor (%)(3)           49.5%     49.0%     49.0%     48.7%     48.9%     48.6%     48.6%     48.7%     48.8%     49.2%

  Energy Generation (GWh)        22,819    22,624    22,606    22,468    22,580    22,440    22,437    22,443    22,529    22,690
  Heat Rate (Btu/kWh)(4)          9,701     9,692     9,694     9,691     9,685     9,677     9,679     9,677     9,682     9,685
  Fuel Consumption (BBtu)       221,359   219,282   219,151   217,739   218,692   217,156   217,169   217,183   218,134   219,740

  SO\2\ Allowances Purchased
   (Tons)(5)                     74,666    74,372    73,703    73,618    74,699    74,814    74,553    74,743    75,216    76,353
  NO\X\ Allowances Purchased
   (Tons)(6)                     (1,094)   (1,083)   (1,237)   (1,265)   (1,252)   (1,392)   (1,347)   (1,353)   (1,323)   (1,238)

COMMODITY PRICES

  General Inflation (%)(7)         2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
  Market Electricity Price
    ($/MWh)(8)               $    53.72     55.14     57.09     57.87     58.87     60.21     61.70     63.67     64.85     66.15
  Fuel Price ($/MMBtu)(9)    $     2.09      2.13      2.19      2.23      2.28      2.33      2.39      2.45      2.52      2.59
  SO\2\ Allowances
    ($/Ton)(10)              $      194       199       204       209       215       220       226       232       238       244
  NO\X\ Allowances
    ($/Ton)(11)              $    1,983     2,035     2,088     2,142     2,197     2,255     2,313     2,373     2,435     2,498

OPERATING REVENUES ($000)

  Market Electricity
   Revenues
    Chalk Point              $  506,436   515,059   532,888   535,016   544,986   548,838   561,435   580,346   595,265   609,843
    Dickerson                $  208,983   210,813   218,815   219,673   225,232   230,182   235,267   242,137   249,438   257,465
    Morgantown               $  366,243   374,518   386,611   390,984   399,944   409,659   421,403   434,177   441,758   453,292
    Potomac River            $  144,138   147,003   152,380   154,494   159,075   162,317   166,263   172,253   174,551   180,331
                             ---------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
  Total Operating Revenues   $1,225,798 1,247,393 1,290,694 1,300,167 1,329,237 1,350,995 1,384,368 1,428,914 1,461,013 1,500,932

OPERATING EXPENSES
  ($000)(12)

  Chalk Point
    Fuel                     $  215,486   216,335   222,750   226,174   232,093   231,219   238,231   244,855   253,298   261,810
    Emissions Allowances     $       47        86      (144)       45       (40)     (475)     (341)     (253)     (261)     (190)
    Operations & Maintenance $   41,032    41,657    42,582    43,726    45,016    45,987    47,277    48,510    49,692    51,525
    Other (13)               $   23,560    24,171    24,801    25,445    26,107    26,786    27,482    28,196    28,930    29,682
  Dickerson
    Fuel                     $   70,200    69,977    73,043    71,994    74,664    76,262    77,666    79,609    83,511    86,835
    Emissions Allowances     $    4,175     4,240     4,267     4,157     4,473     4,622     4,525     4,654     4,920     5,212
    Operations & Maintenance $   24,635    25,251    25,924    26,548    27,270    27,973    28,684    29,427    30,238    31,035
    Other (13)               $   12,564    12,891    13,226    13,570    13,923    14,285    14,656    15,037    15,428    15,829
  Morgantown
    Fuel                     $  117,436   120,291   122,122   124,253   126,523   130,733   135,266   137,098   140,725   145,230
    Emissions Allowances     $    7,207     7,413     7,489     7,655     7,911     8,239     8,594     8,689     8,951     9,376
    Operations & Maintenance $   23,721    24,335    24,945    25,597    26,273    26,970    27,673    28,386    29,133    29,921
    Other (13)               $   12,358    12,679    13,009    13,346    13,694    14,049    14,415    14,790    15,175    15,569
  Potomac River
    Fuel                     $   59,950    60,755    62,323    63,638    65,649    66,948    68,643    70,657    72,110    74,461
    Emissions Allowances     $      879       854       849       852       953       970       968     1,044     1,079     1,159
    Operations & Maintenance $   30,172    30,855    31,477    32,485    33,179    34,140    35,028    36,103    36,901    38,199
    Other (13)               $    2,812     2,886     2,961     3,038     3,117     3,198     3,281     3,367     3,454     3,543
  Production Service
    Center (14)              $   22,931    23,528    24,139    24,767    25,411    26,071    26,749    27,445    28,158    28,890
  Administration &
    General (15)             $    8,857     9,087     9,324     9,566     9,815    10,070    10,332    10,600    10,876    11,159
                             ---------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
  Total Operating Expenses   $  678,023   687,292   705,086   716,856   736,031   748,046   769,129   788,215   812,317   839,246

NET OPERATING REVENUES
  ($000)                     $  547,776   560,102   585,608   583,310   593,206   602,949   615,239   640,698   648,696   661,686

CAPITAL EXPENDITURES
  ($000)(16)                 $   53,915    61,801    55,751    57,870    78,064    52,377    55,481    92,587    56,235    84,968

CASH AVAILABLE
  FOR FIXED CHARGES ($000)   $  493,861   498,301   529,857   525,440   515,142   550,572   559,758   548,111   592,461   576,718

FIXED CHARGES ($000)(17)     $  134,000   131,500   138,000   131,000   110,000   150,000   144,000   105,000   139,500   105,000

ANNUAL FIXED CHARGE
  COVERAGE (18)                    3.69      3.79      3.84      4.01      4.68      3.67      3.89      5.22      4.25      5.49
AVERAGE FIXED CHARGE
  COVERAGE (19)                    5.09


                                  Exhibit A-2

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                 Sensitivity A - Low Gas Market Price Scenario



Year Ending December 31,                2021        2022        2023        2024        2025        2026        2027        2028
------------------------             ----------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

CONSOLIDATED
------------

PERFORMANCE

  Capacity (MW)(1)                     5,266        5,266       5,266       5,266       5,266       5,266       5,266       5,266
  Summer Capacity (MW)                 5,154        5,154       5,154       5,154       5,154       5,154       5,154       5,154

  Availability (%)(2)                   88.0%        88.0%       88.0%       88.0%       88.0%       88.0%       88.0%       88.0%
  Capacity Factor (%)(3)                49.2%        49.2%       49.2%       49.2%       49.2%       49.2%       49.2%       49.2%

  Energy Generation (GWh)             22,690       22,690      22,690      22,690      22,690      22,690      22,690      22,690
  Heat Rate (Btu/kWh)(4)               9,685        9,685       9,685       9,685       9,685       9,685       9,685       9,685
  Fuel Consumption (BBtu)            219,740      219,740     219,740     219,740     219,740     219,740     219,740     219,740

  SO\2\ Allowances Purchased
    (Tons)(5)                         76,353       76,353      76,353      76,353      76,353      76,353      76,353      76,353
  NO\X\ Allowances Purchased
    (Tons)(6)                         (1,238)      (1,238)     (1,238)     (1,238)     (1,238)     (1,238)     (1,238)     (1,238)

COMMODITY PRICES

  General Inflation (%)(7)              2.60         2.60        2.60        2.60        2.60        2.60        2.60        2.60
  Market Electricity Price
    ($/MWh)(8)                    $    67.70        69.30       70.94       72.62       74.36       76.14       77.97       79.85
  Fuel Price ($/MMBtu)(9)         $     2.65         2.72        2.80        2.87        2.95        3.03        3.11        3.19
  SO\2\ Allowances ($/Ton)(10)    $      251          257         264         271         278         285         292         300
  NO\X\ Allowances ($/Ton)(11)    $    2,563        2,630       2,698       2,769       2,841       2,914       2,990       3,068

OPERATING REVENUES ($000)

  Market Electricity Revenues
    Chalk Point                   $  624,170      638,888     654,006     669,537     685,491     701,880     718,715     736,009
    Dickerson                     $  262,701      268,064     273,558     279,185     284,948     290,852     296,899     303,093
    Morgantown                    $  464,894      476,853     489,186     501,910     515,042     528,602     542,611     557,089
    Potomac River                 $  184,405      188,571     192,831     197,188     201,643     206,199     210,858     215,622
                                  ----------    ---------   ---------   ---------   ---------   ---------   ---------   ---------

  Total Operating Revenues        $1,536,170    1,572,376   1,609,581   1,647,819   1,687,124   1,727,532   1,769,082   1,811,813

OPERATING EXPENSES ($000)(12)

  Chalk Point
    Fuel                          $  269,255      276,914     284,792     292,897     301,234     309,811     318,635     327,712
    Emissions Allowances               ($195)        (200)       (205)       (210)       (216)       (221)       (228)       (234)
    Operations & Maintenance      $   52,840       53,747      54,935      56,470      58,122      59,520      61,183      62,774
    Other (13)                    $   30,453       31,245      32,058      32,891      33,746      34,623      35,524      36,448
  Dickerson
    Fuel                          $   89,101       91,427      93,815      96,265      98,779     101,360     104,008     106,726
    Emissions Allowances          $    5,347        5,487       5,629       5,776       5,926       6,080       6,238       6,400
    Operations & Maintenance      $   31,843       32,670      33,520      34,391      35,285      36,203      37,145      38,110
    Other (13)                    $   16,242       16,663      17,097      17,541      17,997      18,465      18,945      19,438
  Morgantown
    Fuel                          $  148,863      152,587     156,406     160,320     164,332     168,446     172,662     176,985
    Emissions Allowances          $    9,621        9,870      10,127      10,390      10,660      10,937      11,222      11,514
    Operations & Maintenance      $   30,699       31,496      32,315      33,156      34,018      34,903      35,810      36,741
    Other (13)                    $   15,973       16,389      16,816      17,252      17,701      18,161      18,634      19,118
  Potomac River
    Fuel                          $   76,140       77,858      79,614      81,410      83,246      85,124      87,044      89,008
    Emissions Allowances          $    1,189        1,220       1,252       1,284       1,317       1,352       1,387       1,423
    Operations & Maintenance      $   39,116       40,063      40,851      42,174      43,003      44,267      45,399      46,733
    Other (13)                    $    3,635        3,730       3,827       3,927       4,029       4,134       4,242       4,352
  Production Service Center (14)  $   29,642       30,412      31,203      32,014      32,847      33,701      34,577      35,476
  Administration & General (15)   $   11,449       11,746      12,052      12,365      12,687      13,017      13,355      13,702
                                  ----------    ---------   ---------   ---------   ---------   ---------   ---------   ---------

  Total Operating Expenses        $  861,214      883,325     906,103     930,312     954,714     979,882   1,005,783   1,032,426

NET OPERATING REVENUES ($000)     $  674,956      689,051     703,478     717,507     732,410     747,651     763,299     779,386

CAPITAL EXPENDITURES ($000)(16)   $   83,300       69,768      68,116      89,506      89,981      63,442      87,592     107,879

CASH AVAILABLE
  FOR FIXED CHARGES ($000)        $  591,656      619,283     635,362     628,001     642,429     684,209     675,707     671,507

FIXED CHARGES ($000)(17)          $   41,633       35,616      22,401      16,142      16,238      11,518      74,250      80,000

ANNUAL FIXED CHARGE COVERAGE (18)      14.21        17.39       28.36       38.90       39.56       59.40        9.10        8.39
AVERAGE FIXED CHARGE COVERAGE (19)      5.09


                            Footnotes to Exhibit A-2


  The footnotes to Exhibit A-2 are the same as the footnotes for Exhibit A-1, except:


3. Capacity factor as estimated by PA Consulting under its "Low Gas Price" scenario.
8. As estimated by PA Consulting in its "Low Gas Price" scenario. Weighted average market electricity price for the Generating Facilities calculated as the sum of the electricity revenues divided by the electricity generation, as estimated by PA Consulting.
9. As estimated by PA Consulting in its "Low Gas Price" scenario. Weighted average fuel price for the Generating Facilities calculated as sum of the fuel expenses divided by the total fuel consumed by the Generating Facilities.

                                  Exhibit A-3

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

           Sensitivity B - Capacity Overbuild Market Price Scenario

Year Ending December 31,             2001      2002      2003      2004      2005      2006      2007      2008     2009      2010
------------------------           --------  --------  --------  --------  --------  --------  --------  -------- --------  --------

CONSOLIDATED
------------

PERFORMANCE

  Capacity (MW)(1)                   5,266     5,266     5,266     5,266     5,266    5,266     5,266     5,266     5,266     5,266
  Summer Capacity (MW)               5,154     5,154     5,154     5,154     5,154    5,154     5,154     5,154     5,154     5,154

  Availability (%)(2)                 88.0%     88.0%     88.0%     88.0%     88.0%    88.0%     88.0%     88.0%     88.0%     88.0%
  Capacity Factor (%)(3)              54.4%     52.1%     50.1%     47.1%     46.3%    48.0%     48.3%     48.4%     48.7%     49.6%

  Energy Generation (GWh)           25,090    24,049    23,096    21,745    21,343   22,125    22,276    22,328    22,486    22,882
  Heat Rate (Btu/kWh)(4)             9,734     9,716     9,655     9,695     9,708    9,695     9,690     9,675     9,682     9,677
  Fuel Consumption (BBtu)          244,240   233,665   222,997   210,819   207,193  214,493   215,858   216,014   217,702   221,438

  SO\2\ Allowances Purchased
   (Tons)(5)                        84,138    77,418    75,462    58,778    54,677   62,034    63,768    65,805    66,620    78,270
  NO\X\ Allowances Purchased
   (Tons)(6)                         7,649     1,913     5,860     3,814     2,910    1,226     1,002    (1,233)   (1,326)   (1,182)

COMMODITY PRICES

  General Inflation (%)(7)            2.60      2.60      2.60      2.60      2.60     2.60      2.60      2.60      2.60      2.60
  Market Electricity Price
   ($/MWh)(8)                   $    57.78     53.01     49.08     42.87     40.84    42.87     46.11     48.72     50.68     51.94
  Fuel Price ($/MMBtu)(9)       $     2.19      2.07      1.93      1.83      1.88     1.91      1.94      1.97      2.02      2.06
  SO\2\ Allowances ($/Ton)(10)  $      150       154       158       162       166      171       175       180       184       189
  NO\X\ Allowances ($/Ton)(11)  $    1,000     1,000     2,300     2,000     1,700    1,744     1,790     1,836     1,884     1,933

OPERATING REVENUES ($000)

  Market Electricity
    Revenues
    Chalk Point                 $  629,280   558,196   478,910   397,878   371,232  392,964   432,485   444,857   465,945   484,515
    Dickerson                   $  236,787   207,649   196,038   162,715   152,317  162,540   172,078   185,193   196,467   198,609
    Morgantown                  $  414,358   363,849   329,480   269,606   252,534  291,162   307,472   333,040   346,707   365,442
    Potomac River               $  169,256   145,225   128,990   101,922    95,535  101,827   115,127   124,628   130,421   139,846
                                ---------- --------- ---------   -------   -------  ------- --------- --------- --------- ---------
  Total Operating Revenues      $1,449,682 1,274,918 1,133,417   932,121   871,619  948,493 1,027,163 1,087,718 1,139,540 1,188,412

OPERATING EXPENSES
 ($000)(12)

  Chalk Point
    Fuel                        $  283,791   245,896   206,737   186,033   186,964  194,316   195,165   194,878   202,456   213,713
    Emissions Allowances        $    2,912      (484)    3,341     2,492     2,097      900       643      (978)   (1,259)      177
    Operations & Maintenance    $   38,653    34,170    32,407    33,400    34,328   35,369    36,588    37,605    38,531    39,920
    Other (13)                  $   18,226    18,700    19,186    19,685    20,197   20,722    21,260    21,813    22,381    22,962
  Dickerson
    Fuel                        $   75,522    70,094    65,724    59,028    59,405   61,088    62,165    63,382    66,913    65,772
    Emissions Allowances        $    5,279     4,801     5,475     4,105     2,908    3,187     3,204     3,358     3,696     3,953
    Operations & Maintenance    $   22,932    20,872    22,042    20,496    20,993   21,574    22,172    22,786    23,428    23,964
    Other (13)                  $    9,720     9,973    10,232    10,498    10,771   11,051    11,338    11,633    11,935    12,246
  Morgantown
    Fuel                        $  113,517   109,954   105,468    96,016    97,020  105,823   109,304   112,502   114,061   117,747
    Emissions Allowances        $   10,287     8,060    13,572     9,898     8,726    8,118     8,665     6,852     6,975     7,467
    Operations & Maintenance    $   22,261    20,277    20,552    19,383    19,843   21,025    21,607    22,200    22,648    23,206
    Other (13)                  $    9,560     9,808    10,064    10,325    10,594   10,869    11,152    11,442    11,739    12,044
  Potomac River
    Fuel                        $   61,527    58,002    52,536    45,272    45,543   47,885    52,468    54,261    56,122    59,734
    Emissions Allowances        $    1,791     1,451     3,005       657       304      512       440       318       361       911
    Operations & Maintenance    $   27,676    25,642    24,752    24,592    25,027   25,961    26,935    27,791    28,467    29,564
    Other (13)                  $    2,176     2,233     2,290     2,350     2,411    2,474     2,538     2,604     2,672     2,742
  Production Service Center
   (14)                         $   17,740    18,201    18,675    19,160    19,658   20,169    20,694    21,232    21,784    22,350
  Administration & General
   (15)                         $    6,852     7,030     7,213     7,400     7,593    7,790     7,993     8,201     8,414     8,633
                                ---------- --------- ---------   -------   -------  ------- --------- --------- --------- ---------

  Total Operating Expenses      $  730,421   664,679   623,271   570,789   574,381  598,834   614,331   621,882   641,324   667,105

NET OPERATING REVENUES
 ($000)                         $  719,260   610,239   510,147   361,332   297,237  349,659   412,832   465,836   498,216   521,307

CAPITAL EXPENDITURES
 ($000)(16)                     $   48,321    49,364    33,232    58,128    55,798   80,912    79,600    77,846    46,448    46,304

CASH AVAILABLE
 FOR FIXED CHARGES ($000)       $  670,939   560,875   476,915   303,204   241,439  268,747   333,232   387,990   451,768   475,003

FIXED CHARGES ($000)(17)        $  196,065   170,468   150,720   121,500   116,005  105,671   112,348   120,723   142,339   140,220

ANNUAL FIXED CHARGE
 COVERAGE (18)                        3.42      3.29      3.16      2.50      2.08     2.54      2.97      3.21      3.17      3.39
AVERAGE FIXED CHARGE
 COVERAGE (19)                        5.20


                                  Exhibit A-3

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

           Sensitivity B - Capacity Overbuild Market Price Scenario

Year Ending December 31,          2011      2012      2013      2014      2015      2016      2017      2018      2019      2020
------------------------        --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

CONSOLIDATED
------------

PERFORMANCE

  Capacity (MW)(1)                  5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266
  Summer Capacity (MW)              5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154

  Availability (%)(2)                88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%
  Capacity Factor (%)(3)             50.6%     50.1%     50.3%     50.0%     50.4%     50.1%     50.0%     50.0%     50.1%     50.4%

  Energy Generation (GWh)          23,322    23,131    23,183    23,072    23,239    23,104    23,064    23,087    23,108    23,232
  Heat Rate (Btu/kWh)(4)            9,695     9,686     9,688     9,686     9,681     9,674     9,678     9,675     9,681     9,683
  Fuel Consumption (BBtu)         226,101   224,051   224,592   223,473   224,975   223,519   223,222   223,375   223,711   224,960

  SO\2\ Allowances Purchased
   (Tons)(5)                       79,877    79,660    79,452    79,500    81,038    80,904    80,233    80,801    80,552    81,703
  NO\X\ Allowances Purchased
   (Tons)(6)                         (939)     (932)   (1,072)   (1,091)   (1,046)   (1,190)   (1,155)   (1,148)   (1,148)   (1,045)

COMMODITY PRICES

  General Inflation (%)(7)           2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
  Market Electricity Price
   ($/MWh)(8)                  $    54.87     55.69     57.67     58.58     59.63     61.20     62.86     65.08     66.29     67.45
  Fuel Price ($/MMBtu)(9)      $     2.14      2.18      2.24      2.28      2.33      2.38      2.45      2.51      2.58      2.64
  SO\2\ Allowances ($/Ton)(10) $      194       199       204       209       215       220       226       232       238       244
  NO\X\ Allowances ($/Ton)(11) $    1,983     2,035     2,088     2,142     2,197     2,255     2,313     2,373     2,435     2,498

OPERATING REVENUES ($000)

  Market Electricity
    Revenues
    Chalk Point                $  522,899   526,649   547,471   552,451   564,022   570,425   586,839   606,702   622,170   630,539
    Dickerson                  $  220,012   219,713   227,664   229,096   235,833   241,151   248,128   257,190   262,398   272,402
    Morgantown                 $  388,984   392,893   406,608   412,750   424,041   438,230   445,736   463,374   468,434   480,553
    Potomac River              $  147,725   149,002   155,319   157,336   161,892   164,125   169,126   175,242   178,788   183,477
                               ---------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
  Total Operating Revenues     $1,279,620 1,288,256 1,337,063 1,351,633 1,385,788 1,413,931 1,449,828 1,502,507 1,531,789 1,566,972

OPERATING EXPENSES
 ($000)(12)

  Chalk Point
    Fuel                       $  226,684   227,453   235,267   239,388   245,495   246,310   253,883   259,608   269,296   275,690
    Emissions Allowances       $      259       297       106       301       197      (210)      (90)      (20)      (19)      (10)
    Operations & Maintenance   $   41,052    41,678    42,620    43,774    45,058    46,057    47,345    48,559    49,751    51,539
    Other (13)                 $   23,560    24,171    24,801    25,445    26,107    26,786    27,482    28,196    28,930    29,682
  Dickerson
    Fuel                       $   72,524    72,021    75,170    74,193    77,528    78,971    80,535    82,673    86,008    90,499
    Emissions Allowances       $    4,387     4,420     4,432     4,371     4,804     4,917     4,840     5,007     5,134     5,643
    Operations & Maintenance   $   24,682    25,291    25,962    26,596    27,345    28,040    28,758    29,508    30,288    31,133
    Other (13)                 $   12,564    12,891    13,226    13,570    13,923    14,285    14,656    15,037    15,428    15,829
  Morgantown
    Fuel                       $  121,996   125,416   127,898   130,024   132,620   136,842   140,954   143,450   146,680   150,842
    Emissions Allowances       $    7,877     8,168     8,353     8,530     8,858     9,178     9,444     9,669     9,866    10,237
    Operations & Maintenance   $   23,828    24,456    25,083    25,737    26,424    27,120    27,809    28,542    29,278    30,058
    Other (13)                 $   12,358    12,679    13,009    13,346    13,694    14,049    14,415    14,790    15,175    15,569
  Potomac River
    Fuel                       $   62,463    63,085    64,986    66,518    68,952    70,132    72,019    74,142    75,538    77,810
    Emissions Allowances       $    1,101     1,064     1,087     1,110     1,255     1,265     1,280     1,369     1,402     1,477
    Operations & Maintenance   $   30,394    31,058    31,710    32,737    33,467    34,416    35,319    36,403    37,199    38,488
    Other (13)                 $    2,812     2,886     2,961     3,038     3,117     3,198     3,281     3,367     3,454     3,543
  Production Service Center
    (14)                       $   22,931    23,528    24,139    24,767    25,411    26,071    26,749    27,445    28,158    28,890
  Administration & General
    (15)                       $    8,857     9,087     9,324     9,566     9,815    10,070    10,332    10,600    10,876    11,159
                               ---------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
 Total Operating Expenses      $  700,330   709,649   730,136   743,011   764,069   777,498   799,010   818,347   842,444   868,079

NET OPERATING REVENUES
 ($000)                        $  579,290   578,607   606,927   608,622   621,719   636,432   650,817   684,161   689,345   698,893

CAPITAL EXPENDITURES
 ($000)(16)                    $   53,915    61,801    55,751    57,870    78,064    52,377    55,481    92,587    56,235    84,968

CASH AVAILABLE
   FOR FIXED CHARGES ($000)    $  525,375   516,806   551,176   550,752   543,655   584,055   595,336   591,574   633,110   613,925

FIXED CHARGES ($000)(17)       $  134,000   131,500   138,000   131,000   110,000   150,000   144,000   105,000   139,500   105,000

ANNUAL FIXED CHARGE
 COVERAGE (18)                       3.92      3.93      3.99      4.20      4.94      3.89      4.13      5.63      4.54      5.85
AVERAGE FIXED CHARGE
 COVERAGE (19)                       5.20


                                  Exhibit A-3

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

           Sensitivity B - Capacity Overbuild Market Price Scenario

Year Ending December 31,                 2021        2022        2023        2024        2025        2026        2027        2028
------------------------              ----------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

CONSOLIDATED
------------
PERFORMANCE

 Capacity (MW)(1)                        5,266       5,266       5,266       5,266       5,266       5,266       5,266       5,266
 Summer Capacity (MW)                    5,154       5,154       5,154       5,154       5,154       5,154       5,154       5,154

 Availability (%)(2)                      88.0%       88.0%       88.0%       88.0%       88.0%       88.0%       88.0%       88.0%
 Capacity Factor (%)(3)                   50.4%       50.4%       50.4%       50.4%       50.4%       50.4%       50.4%       50.4%

 Energy Generation (GWh)                23,232      23,232      23,232      23,232      23,232      23,232      23,232      23,232
 Heat Rate (Btu/kWh)(4)                  9,683       9,683       9,683       9,683       9,683       9,683       9,683       9,683
 Fuel Consumption (BBtu)               224,960     224,960     224,960     224,960     224,960     224,960     224,960     224,960

 SO\2\ Allowances Purchased
  (Tons)(5)                             81,703      81,703      81,703      81,703      81,703      81,703      81,703      81,703
 NO\X\ Allowances Purchased
  (Tons)(6)                             (1,045)     (1,045)     (1,045)     (1,045)     (1,045)     (1,045)     (1,045)     (1,045)

COMMODITY PRICES
 General Inflation (%)(7)                 2.60        2.60        2.60        2.60        2.60        2.60        2.60        2.60
 Market Electricity Price
  ($/MWh)(8)                        $    69.07       70.74       72.46       74.23       76.04       77.91       79.84       81.82
 Fuel Price ($/MMBtu)(9)            $     2.71        2.79        2.86        2.94        3.01        3.09        3.18        3.26
 SO\2\ Allowances ($/Ton)(10)       $      251         257         264         271         278         285         292         300
 NO\X\ Allowances ($/Ton)(11)       $    2,563       2,630       2,698       2,769       2,841       2,914       2,990       3,068

OPERATING REVENUES ($000)
 Market Electricity Revenues
  Chalk Point                       $  645,292     660,446     676,012     692,002     708,426     725,298     742,627     760,428
  Dickerson                         $  277,867     283,464     289,196     295,066     301,078     307,236     313,542     320,001
  Morgantown                        $  493,677     507,219     521,197     535,632     550,544     565,954     581,885     598,363
  Potomac River                     $  187,876     192,386     197,011     201,753     206,615     211,601     216,714     221,958
                                    ----------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

 Total Operating Revenues           $1,604,711   1,643,514   1,683,416   1,724,453   1,766,664   1,810,089   1,854,769   1,900,750

OPERATING EXPENSES ($000)(12)
 Chalk Point
  Fuel                              $  283,552     291,640     299,961     308,522     317,329     326,390     335,712     345,303
  Emissions Allowances                    ($10)        (10)        (10)        (11)        (11)        (11)        (12)        (12)
  Operations & Maintenance          $   52,854      53,761      54,949      56,485      58,138      59,536      61,200      62,790
  Other (13)                        $   30,453      31,245      32,058      32,891      33,746      34,623      35,524      36,448
 Dickerson
  Fuel                              $   92,865      95,293      97,784     100,341     102,966     105,660     108,424     111,262
  Emissions Allowances              $    5,789       5,939       6,094       6,253       6,415       6,582       6,753       6,929
  Operations & Maintenance          $   31,943      32,773      33,625      34,499      35,396      36,317      37,261      38,230
  Other (13)                        $   16,242      16,663      17,097      17,541      17,997      18,465      18,945      19,438
 Morgantown
  Fuel                              $  154,618     158,489     162,457     166,525     170,695     174,970     179,353     183,846
  Emissions Allowances              $   10,503      10,777      11,057      11,344      11,639      11,941      12,252      12,570
  Operations & Maintenance          $   30,839      31,640      32,463      33,307      34,173      35,062      35,973      36,909
  Other (13)                        $   15,973      16,389      16,816      17,252      17,701      18,161      18,634      19,118
 Potomac River
  Fuel                              $   79,565      81,360      83,195      85,072      86,990      88,953      90,959      93,011
  Emissions Allowances              $    1,516       1,555       1,596       1,637       1,679       1,723       1,767       1,814
  Operations & Maintenance          $   39,412      40,367      41,162      42,493      43,331      44,604      45,744      47,087
  Other (13)                        $    3,635       3,730       3,827       3,927       4,029       4,134       4,242       4,352
 Production Service Center (14)     $   29,642      30,412      31,203      32,014      32,847      33,701      34,577      35,476
 Administration & General (15)      $   11,449      11,746      12,052      12,365      12,687      13,017      13,355      13,702
                                    ----------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

 Total Operating Expenses           $  890,839     913,768     937,386     962,456     987,747   1,013,828   1,040,664   1,068,273

NET OPERATING REVENUES ($000)       $  713,872     729,746     746,030     761,997     778,917     796,261     814,105     832,477

CAPITAL EXPENDITURES ($000)(16)     $   83,300      69,768      68,116      89,506      89,981      63,442      87,592     107,879

CASH AVAILABLE
   FOR FIXED CHARGES ($000)         $  630,572     659,978     677,914     672,491     688,936     732,819     726,513     724,598

FIXED CHARGES ($000)(17)            $   41,633      35,616      22,401      16,142      16,238      11,518      74,250      80,000

ANNUAL FIXED CHARGE COVERAGE (18)        15.15       18.53       30.26       41.66       42.43       63.62        9.78        9.06
AVERAGE FIXED CHARGE COVERAGE (19)        5.20

                            Footnotes to Exhibit A-3


  The footnotes to Exhibit A-3 are the same as the footnotes for Exhibit A-1, except:

3. Capacity factor as estimated by PA Consulting under its "Capacity Overbuild" scenario.
8. As estimated by PA Consulting in its "Capacity Overbuild" scenario. Weighted average market electricity price for the Generating Facilities calculated as the sum of the electricity revenues divided by the electricity generation, as estimated by PA Consulting.
9. As estimated by PA Consulting in its "Capacity Overbuild" scenario. Weighted average fuel price for the Generating Facilities calculated as sum of the fuel expenses divided by the total fuel consumed by the Generating Facilities.

                                  Exhibit A-4

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results
                    Sensitivity C - Breakeven Market Prices

Year Ending December 31,            2001      2002      2003      2004      2005      2006      2007      2008      2009      2010
------------------------          --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
CONSOLIDATED
------------

PERFORMANCE

 Capacity (MW)(1)                  5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266
 Summer Capacity (MW)              5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154

 Availability (%)(2)                88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%
 Capacity Factor (%)(3)             54.5%     52.1%     50.0%     48.1%     47.9%     49.7%     49.5%     49.3%     49.5%     50.3%

 Energy Generation (GWh)          25,125    24,039    23,068    22,205    22,116    22,912    22,834    22,720    22,847    23,190
 Heat Rate (Btu/kWh)(4)            9,736     9,716     9,655     9,700     9,709     9,698     9,694     9,680     9,686     9,683
 Fuel Consumption (BBtu)         244,605   233,562   222,736   215,397   214,721   222,190   221,360   219,944   221,296   224,549

 SO\2\ Allowances Purchased
  (Tons)(5)                       84,300    77,031    75,310    61,076    60,221    67,094    67,469    68,004    68,562    79,741
 NO\X\ Allowances Purchased
  (Tons)(6)                        7,669     1,880     5,843     3,999     3,263     1,527     1,218    (1,104)   (1,227)   (1,098)

COMMODITY PRICES

 General Inflation (%)(7)           2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
 Market Electricity Price
  ($/MWh)(8)                    $  38.85     36.85     34.96     35.64     34.48     35.09     35.88     36.57     36.78     37.22
 Fuel Price ($/MMBtu)(9)        $   2.19      2.08      1.93      1.98      1.88      1.92      1.95      1.98      2.03      2.07
 SO\2\ Allowances ($/Ton)(10)   $    150       154       158       162       166       171       175       180       184       189
 NO\X\ Allowances ($/Ton)(11)   $  1,000     1,000     2,300     2,000     1,700     1,744     1,790     1,836     1,884     1,933

OPERATING REVENUES ($000)

 Market Electricity Revenues
  Chalk Point                   $424,136   389,817   340,715   344,130   325,603   335,398   346,755   343,672   348,577   357,627
  Dickerson                     $159,379   143,882   139,292   135,874   133,421   136,528   138,624   141,894   143,860   144,856
  Morgantown                    $278,741   251,995   234,718   225,291   220,256   245,510   243,407   251,847   253,138   261,409
  Potomac River                 $113,959   100,120    91,753    86,017    83,377    86,481    90,602    93,587    94,774    99,342
                                --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
 Total Operating Revenues       $976,215   885,814   806,478   791,312   762,657   803,917   819,388   831,000   840,349   863,233

OPERATING EXPENSES ($000)(12)

 Chalk Point
  Fuel                          $284,808   248,017   206,342   219,554   193,688   203,677   201,037   200,828   208,761   220,204
  Emissions Allowances          $  2,915      (483)    3,338     2,665     2,341     1,158       780      (868)   (1,163)      269
  Operations & Maintenance      $ 38,660    34,187    32,403    33,521    34,453    35,531    36,686    37,699    38,629    40,019
  Other (13)                    $ 18,226    18,700    19,186    19,685    20,197    20,722    21,260    21,813    22,381    22,962
 Dickerson
  Fuel                          $ 75,634    70,005    65,552    62,247    62,204    63,336    64,880    65,087    68,053    66,712
  Emissions Allowances          $  5,293     4,785     5,439     4,229     3,410     3,590     3,704     3,671     3,913     4,137
  Operations & Maintenance      $ 22,935    20,868    22,035    20,521    21,107    21,666    22,286    22,859    23,477    24,006
  Other (13)                    $  9,720     9,973    10,232    10,498    10,771    11,051    11,338    11,633    11,935    12,246
 Morgantown
  Fuel                          $113,597   109,746   105,456    97,783   100,133   108,863   110,670   113,059   114,903   118,171
  Emissions Allowances          $ 10,303     8,024    13,568    10,196     9,335     8,661     8,910     6,940     7,109     7,535
  Operations & Maintenance      $ 22,263    20,272    20,552    19,417    19,920    21,101    21,641    22,214    22,670    23,217
  Other (13)                    $  9,560     9,808    10,064    10,325    10,594    10,869    11,152    11,442    11,739    12,044
 Potomac River
  Fuel                          $ 61,657    57,597    52,450    46,621    47,384    49,848    54,197    55,666    57,259    60,801
  Emissions Allowances          $  1,804     1,409     2,987       802       471       698       590       438       458     1,006
  Operations & Maintenance      $ 27,684    25,608    24,743    24,712    25,184    26,133    27,085    27,914    28,567    29,655
  Other (13)                    $  2,176     2,233     2,290     2,350     2,411     2,474     2,538     2,604     2,672     2,742
 Production Service Center (14) $ 17,740    18,201    18,675    19,160    19,658    20,169    20,694    21,232    21,784    22,350
 Administration & General (15)  $  6,852     7,030     7,213     7,400     7,593     7,790     7,993     8,201     8,414     8,633
                                --------   -------   -------   -------   -------   -------   -------   -------   -------   -------
 Total Operating Expenses       $731,828   665,981   622,526   611,685   590,855   617,336   627,441   632,432   651,562   676,708

NET OPERATING REVENUES ($000)   $244,387   219,833   183,952   179,628   171,803   186,582   191,947   198,568   188,787   186,525

CAPITAL EXPENDITURES ($000)(16) $ 48,321    49,364    33,232    58,128    55,798    80,912    79,600    77,846    46,448    46,304

CASH AVAILABLE
   FOR FIXED CHARGES ($000)     $196,066   170,469   150,720   121,500   116,005   105,670   112,347   120,722   142,339   140,221

FIXED CHARGES ($000)(17)        $196,065   170,468   150,720   121,500   116,005   105,671   112,348   120,723   142,339   140,220

ANNUAL FIXED CHARGE
 COVERAGE (18)                      1.00      1.00      1.00      1.00      1.00      1.00      1.00      1.00      1.00      1.00
AVERAGE FIXED CHARGE
 COVERAGE (19)                      1.00

                                  Exhibit A-4

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                    Sensitivity C - Breakeven Market Prices


Year Ending December 31,       2011       2012      2013      2014      2015      2016      2017       2018       2019       2020
------------------------     --------   -------   -------   -------   -------   -------  ---------  ---------  ---------  ---------
CONSOLIDATED
------------
PERFORMANCE

 Capacity (MW)(1)               5,266     5,266     5,266     5,266     5,266     5,266      5,266      5,266      5,266      5,266
 Summer Capacity (MW)           5,154     5,154     5,154     5,154     5,154     5,154      5,154      5,154      5,154      5,154

 Availability (%)(2)             88.0%     88.0%     88.0%     88.0%     88.0%     88.0%      88.0%      88.0%      88.0%      88.0%
 Capacity Factor (%)(3)          51.0%     50.5%     50.5%     50.3%     50.5%     50.2%      50.1%      50.2%      50.2%      50.5%

 Energy Generation (GWh)       23,505    23,283    23,301    23,214    23,313    23,144     23,125     23,162     23,140     23,314
 Heat Rate (Btu/kWh)(4)         9,697     9,689     9,690     9,688     9,683     9,676      9,679      9,676      9,682      9,686
 Fuel Consumption (BBtu)      227,931   225,583   225,797   224,892   225,729   223,934    223,822    224,123    224,046    225,824

 SO\2\ Allowances Purchased
  (Tons)(5)                    80,682    80,438    80,116    80,313    81,360    81,163     80,632     81,155     80,764     81,901
 NO\X\ Allowances Purchased
  (Tons)(6)                      (894)     (886)   (1,036)   (1,042)   (1,025)   (1,173)    (1,136)    (1,127)    (1,132)    (1,031)

COMMODITY PRICES

 General Inflation (%)(7)        2.60      2.60      2.60      2.60      2.60      2.60       2.60       2.60       2.60       2.60
 Market Electricity Price
  ($/MWh)(8)                 $  38.05     38.99     39.81     40.34     40.96     42.39      43.26      43.99      44.91      45.56
 Fuel Price ($/MMBtu)(9)     $   2.15      2.18      2.24      2.29      2.34      2.38       2.45       2.51       2.58       2.65
 SO\2\ Allowances ($/Ton)
  (10)                       $    194       199       204       209       215       220        226        232        238        244
 NO\X\ Allowances ($/Ton)
  (11)                       $  1,983     2,035     2,088     2,142     2,197     2,255      2,313      2,373      2,435      2,498

OPERATING REVENUES ($000)

 Market Electricity
  Revenues
  Chalk Point                $369,000   373,068   381,538   384,038   389,781   397,040    404,731    412,264    421,338    429,790
  Dickerson                  $153,008   154,120   158,037   159,190   162,821   168,012    171,016    173,890    178,273    183,481
  Morgantown                 $269,715   276,299   281,542   285,053   291,287   301,529    307,765    313,352    318,149    324,424
  Potomac River              $102,596   104,227   106,557   108,074   111,049   114,481    116,904    119,284    121,449    124,589
                             --------   -------   -------   -------   -------   -------  ---------  ---------  ---------  ---------

 Total Operating Revenues    $894,320   907,714   927,674   936,354   954,939   981,062  1,000,414  1,018,791  1,039,208  1,062,285

OPERATING EXPENSES
 ($000)(12)

 Chalk Point
  Fuel                       $231,070   230,248   237,481   241,764   247,487   246,635    254,751    261,428    269,582    279,154
  Emissions Allowances       $    306       328       127       309       215      (215)       (93)        (8)       (26)        16
  Operations & Maintenance   $ 41,115    41,718    42,652    43,804    45,086    46,060     47,355     48,584     49,753     51,587
  Other (13)                 $ 23,560    24,171    24,801    25,445    26,107    26,786     27,482     28,196     28,930     29,682
 Dickerson
  Fuel                       $ 72,995    72,554    75,677    75,054    77,822    79,324     80,831     83,062     86,397     90,559
  Emissions Allowances       $  4,481     4,526     4,534     4,539     4,861     4,990      4,902      5,084      5,213      5,647
  Operations & Maintenance   $ 24,704    25,315    25,985    26,635    27,357    28,057     28,771     29,525     30,306     31,134
  Other (13)                 $ 12,564    12,891    13,226    13,570    13,923    14,285     14,656     15,037     15,428     15,829
 Morgantown
  Fuel                       $122,400   125,663   128,166   130,313   132,695   136,783    141,258    143,505    146,613    150,860
  Emissions Allowances       $  7,942     8,209     8,397     8,578     8,871     9,168      9,495      9,678      9,855     10,240
  Operations & Maintenance   $ 23,839    24,462    25,090    25,745    26,426    27,118     27,817     28,544     29,277     30,059
  Other (13)                 $ 12,358    12,679    13,009    13,346    13,694    14,049     14,415     14,790     15,175     15,569
 Potomac River
  Fuel                       $ 62,898    63,883    65,472    67,066    69,218    70,549     72,284     74,524     75,830     78,331
  Emissions Allowances       $  1,142     1,136     1,133     1,161     1,282     1,304      1,305      1,403      1,429      1,526
  Operations & Maintenance   $ 30,431    31,128    31,749    32,785    33,488    34,453     35,342     36,438     37,224     38,534
  Other (13)                 $  2,812     2,886     2,961     3,038     3,117     3,198      3,281      3,367      3,454      3,543
 Production Service Center
  (14)                       $ 22,931    23,528    24,139    24,767    25,411    26,071     26,749     27,445     28,158     28,890
 Administration & General
  (15)                       $  8,857     9,087     9,324     9,566     9,815    10,070     10,332     10,600     10,876     11,159
                             --------   -------   -------   -------   -------   -------  ---------  ---------  ---------  ---------

 Total Operating Expenses    $706,406   714,413   733,924   747,485   766,875   778,684    800,934    821,204    843,474    872,318

NET OPERATING REVENUES
 ($000)                      $187,914   193,301   193,750   188,869   188,064   202,378    199,481    197,587    195,735    189,967

CAPITAL EXPENDITURES
 ($000)(16)                  $ 53,915    61,801    55,751    57,870    78,064    52,377     55,481     92,587     56,235     84,968

CASH AVAILABLE
   FOR FIXED CHARGES ($000)  $133,999   131,500   137,999   130,999   110,000   150,001    144,000    105,000    139,500    104,999

FIXED CHARGES ($000)(17)     $134,000   131,500   138,000   131,000   110,000   150,000    144,000    105,000    139,500    105,000

ANNUAL FIXED CHARGE
 COVERAGE (18)                   1.00      1.00      1.00      1.00      1.00      1.00       1.00       1.00       1.00       1.00
AVERAGE FIXED CHARGE
 COVERAGE (19)                   1.00

                                  Exhibit A-4

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                    Sensitivity C - Breakeven Market Prices


Year Ending December 31,                  2021        2022        2023        2024        2025        2026       2027       2028
------------------------               ----------   ---------   ---------   ---------   ---------   ---------  ---------  ---------
CONSOLIDATED
------------
PERFORMANCE
 Capacity (MW)(1)                           5,266       5,266       5,266       5,266       5,266       5,266      5,266      5,266
 Summer Capacity (MW)                       5,154       5,154       5,154       5,154       5,154       5,154      5,154      5,154
 Availability (%)(2)                         88.0%       88.0%       88.0%       88.0%       88.0%       88.0%      88.0%      88.0%
 Capacity Factor (%)(3)                      50.5%       50.5%       50.5%       50.5%       50.5%       50.5%      50.5%      50.5%
 Energy Generation (GWh)                   23,314      23,314      23,314      23,314      23,314      23,314     23,314     23,314
 Heat Rate (Btu/kWh)(4)                     9,686       9,686       9,686       9,686       9,686       9,686      9,686      9,686
 Fuel Consumption (BBtu)                  225,824     225,824     225,824     225,824     225,824     225,824    225,824    225,824
 SO\2\ Allowances Purchased (Tons)(5)      81,901      81,901      81,901      81,901      81,901      81,901     81,901     81,901
 NO\X\ Allowances Purchased (Tons)(6)      (1,031)     (1,031)     (1,031)     (1,031)     (1,031)     (1,031)    (1,031)    (1,031)

COMMODITY PRICES
 General Inflation (%)(7)                    2.60        2.60        2.60        2.60        2.60        2.60       2.60       2.60
 Market Electricity Price ($/MWh)(8)   $    43.76       43.91       44.29       46.02       47.13       46.92      51.80      54.11
 Fuel Price ($/MMBtu)(9)               $     2.72        2.79        2.87        2.94        3.02        3.10       3.19       3.27
 SO\2\ Allowances ($/Ton)(10)          $      251         257         264         271         278         285        292        300
 NO\X\ Allowances ($/Ton)(11)          $    2,563       2,630       2,698       2,769       2,841       2,914      2,990      3,068

OPERATING REVENUES ($000)
 Market Electricity Revenues
  Chalk Point                          $  412,564     413,806     417,217     433,324     443,622     441,380    487,086    508,517
  Dickerson                            $  175,513     175,426     176,252     182,413     186,090     184,495    202,880    211,056
  Morgantown                           $  312,462     314,462     318,139     331,569     340,649     340,150    376,757    394,820
  Potomac River                        $  119,598     119,950     120,921     125,561     128,506     127,808    140,978    147,103
                                       ----------   ---------   ---------   ---------   ---------   ---------  ---------  ---------
 Total Operating Revenues              $1,020,137   1,023,645   1,032,528   1,072,867   1,098,867   1,093,832  1,207,701  1,261,497

OPERATING EXPENSES ($000)(12)
 Chalk Point
  Fuel                                 $  287,122     295,320     303,753     312,430     321,357     330,541    339,990    349,712
  Emissions Allowances                 $       17          17          19          19          19          20         20         21
  Operations & Maintenance             $   52,902      53,811      55,001      56,537      58,192      59,591     61,257     62,849
  Other (13)                           $   30,453      31,245      32,058      32,891      33,746      34,623     35,524     36,448
 Dickerson
  Fuel                                 $   92,926      95,355      97,849     100,408     103,034     105,730    108,496    111,336
  Emissions Allowances                 $    5,795       5,945       6,100       6,259       6,421       6,589      6,759      6,936
  Operations & Maintenance             $   31,944      32,774      33,627      34,500      35,398      36,318     37,263     38,232
  Other (13)                           $   16,242      16,663      17,097      17,541      17,997      18,465     18,945     19,438
 Morgantown
  Fuel                                 $  154,636     158,508     162,476     166,545     170,715     174,991    179,374    183,868
  Emissions Allowances                 $   10,506      10,779      11,059      11,348      11,643      11,945     12,256     12,574
  Operations & Maintenance             $   30,840      31,641      32,464      33,308      34,173      35,063     35,974     36,909
  Other (13)                           $   15,973      16,389      16,816      17,252      17,701      18,161     18,634     19,118
 Potomac River
  Fuel                                 $   80,098      81,904      83,752      85,641      87,573      89,548     91,568     93,633
  Emissions Allowances                 $    1,565       1,607       1,648       1,691       1,735       1,780      1,826      1,873
  Operations & Maintenance             $   39,459      40,415      41,211      42,544      43,383      44,657     45,799     47,143
  Other (13)                           $    3,635       3,730       3,827       3,927       4,029       4,134      4,242      4,352
 Production Service Center (14)        $   29,642      30,412      31,203      32,014      32,847      33,701     34,577     35,476
 Administration & General (15)         $   11,449      11,746      12,052      12,365      12,687      13,017     13,355     13,702
                                       ----------   ---------   ---------   ---------   ---------   ---------  ---------  ---------
 Total Operating Expenses              $  895,204     918,262     942,011     967,219     992,650   1,018,873  1,045,859  1,073,619

NET OPERATING REVENUES ($000)          $  124,933     105,383      90,517     105,649     106,218      74,959    161,842    187,877

CAPITAL EXPENDITURES ($000)(16)        $   83,300      69,768      68,116      89,506      89,981      63,442     87,592    107,879

CASH AVAILABLE
   FOR FIXED CHARGES ($000)            $   41,633      35,615      22,401      16,143      16,237      11,517     74,250     79,998

FIXED CHARGES ($000)(17)               $   41,633      35,616      22,401      16,142      16,238      11,518     74,250     80,000

ANNUAL FIXED CHARGE COVERAGE (18)            1.00        1.00        1.00        1.00        1.00        1.00       1.00       1.00
AVERAGE FIXED CHARGE COVERAGE (19)           1.00

                            Footnotes to Exhibit A-4


  The footnotes to Exhibit A-4 are the same as the footnotes for Exhibit A-1, except:


8. Market electricity prices are set such that the total operating revenue results in a Fixed Charge coverage of 1.00 in all years.

                                  Exhibit A-5

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                     Sensitivity D - Reduced Availability


Year Ending
December 31,               2001       2002       2003       2004     2005       2006       2007       2008       2009       2010
------------            ----------  ---------  ---------  ---------  -------  ---------  ---------  ---------  ---------  ---------
CONSOLIDATED
------------
PERFORMANCE
 Capacity (MW)(1)            5,266      5,266      5,266      5,266    5,266      5,266      5,266      5,266      5,266      5,266
 Summer Capacity (MW)        5,154      5,154      5,154      5,154    5,154      5,154      5,154      5,154      5,154      5,154
 Availability (%)(2)          83.0%      83.0%      83.0%      83.0%    83.0%      83.0%      83.0%      83.0%      83.0%      83.0%
 Capacity Factor (%)(3)       51.7%      49.5%      47.5%      45.7%    45.5%      47.2%      47.0%      46.8%      47.1%      47.8%
 Energy Generation
  (GWh)                     23,868     22,837     21,915     21,095   21,010     21,766     21,692     21,584     21,704     22,031
 Heat Rate (Btu/kWh)(4)      9,736      9,716      9,656      9,700    9,709      9,697      9,694      9,680      9,686      9,683
 Fuel Consumption (BBtu)   232,375    221,880    211,601    204,628  203,981    211,077    210,293    208,946    210,235    213,323
 SO\2\ Allowances
  Purchased (Tons)(5)       74,908     68,002     66,369     52,847   52,034     58,560     58,923     59,428     59,960     70,998
 NO\X\ Allowances
  Purchased (Tons)(6)        6,557      1,064      5,167      3,415    2,714      1,067        773     (1,433)    (1,549)    (1,428)

COMMODITY PRICES
 General Inflation
  (%)(7)                      2.60       2.60       2.60       2.60     2.60       2.60       2.60       2.60       2.60       2.60
 Market Electricity
  Price ($/MWh)(8)      $    58.04      53.31      49.22      47.51    46.46      49.21      50.74      50.97      52.15      53.54
 Fuel Price
  ($/MMBtu)(9)          $     2.19       2.08       1.93       1.98     1.88       1.92       1.95       1.98       2.03       2.07
 SO\2\ Allowances
  ($/Ton)(10)           $      150        154        158        162      166        171        175        180        184        189
 NO\X\ Allowances
  ($/Ton)(11)           $    1,000      1,000      2,300      2,000    1,700      1,744      1,790      1,836      1,884      1,933

OPERATING REVENUES
 ($000)
 Market Electricity
  Revenues
  Chalk Point           $  602,115    535,978    455,838    435,881  416,768    446,867    465,767    454,953    469,506    488,684
  Dickerson             $  226,126    197,724    186,224    172,100  170,778    181,903    186,202    187,840    193,768    197,940
  Morgantown            $  395,458    346,304    313,849    285,358  281,926    327,105    326,948    333,396    340,957    357,205
  Potomac River         $  161,590    137,536    122,657    108,951  106,721    115,223    121,697    123,891    127,653    135,746
                        ----------  ---------  ---------  ---------  -------  ---------  ---------  ---------  ---------  ---------
 Total Operating
  Revenues              $1,385,290  1,217,542  1,078,568  1,002,290  976,192  1,071,098  1,100,614  1,100,080  1,131,884  1,179,576

OPERATING EXPENSES
 ($000)(12)
 Chalk Point
  Fuel                  $  270,577    235,610    196,029    208,575  184,002    193,488    190,986    190,778    198,317    209,192
  Emissions Allowances  $    2,229     (1,007)     2,579      1,971    1,694        556        183     (1,397)    (1,693)      (280)
  Operations &
   Maintenance          $   38,452     33,982     32,202     33,302   34,232     35,299     36,456     37,467     38,389     39,768
  Other (13)            $   18,226     18,700     19,186     19,685   20,197     20,722     21,260     21,813     22,381     22,962
 Dickerson
  Fuel                  $   71,843     66,500     62,267     59,126   59,095     60,166     61,635     61,836     64,654     63,379
  Emissions Allowances  $    4,798      4,313      4,839      3,709    2,950      3,112      3,214      3,175      3,397      3,600
  Operations &
   Maintenance          $   22,824     20,758     21,925     20,415   20,998     21,553     22,170     22,740     23,354     23,880
  Other (13)            $    9,720      9,973     10,232     10,498   10,771     11,051     11,338     11,633     11,935     12,246
 Morgantown
  Fuel                  $  107,923    104,259    100,188     92,901   95,110    103,422    105,130    107,409    109,174    112,273
  Emissions Allowances  $    9,287      7,114     12,331      9,159    8,371      7,720      7,943      6,058      6,206      6,594
  Operations &
   Maintenance          $   22,140     20,150     20,429     19,300   19,801     20,970     21,507     22,076     22,528     23,069
  Other (13)            $    9,560      9,808     10,064     10,325   10,594     10,869     11,152     11,442     11,739     12,044
 Potomac River
  Fuel                  $   58,573     54,715     49,831     44,292   45,014     47,356     51,487     52,880     54,399     57,759
  Emissions Allowances  $    1,480      1,110      2,615        552      250        460        353        203        217        743
  Operations &
   Maintenance          $   27,419     25,359     24,515     24,508   24,976     25,913     26,843     27,665     28,309     29,381
  Other (13)            $    2,176      2,233      2,290      2,350    2,411      2,474      2,538      2,604      2,672      2,742
 Production Service
  Center (14)           $   17,740     18,201     18,675     19,160   19,658     20,169     20,694     21,232     21,784     22,350
 Administration &
  General (15)          $    6,852      7,030      7,213      7,400    7,593      7,790      7,993      8,201      8,414      8,633
                        ----------  ---------  ---------  ---------  -------  ---------  ---------  ---------  ---------  ---------
 Total Operating
  Expenses              $  701,819    638,807    597,409    587,230  567,715    593,089    602,882    607,815    626,175    650,337

NET OPERATING REVENUES
 ($000)                 $  683,471    578,735    481,158    415,060  408,477    478,009    497,732    492,265    505,710    529,239

CAPITAL EXPENDITURES
 ($000)(16)             $   48,321     49,364     33,232     58,128   55,798     80,912     79,600     77,846     46,448     46,304

CASH AVAILABLE
 FOR FIXED CHARGES
 ($000)                 $  635,150    529,371    447,926    356,932  352,679    397,097    418,132    414,419    459,262    482,935

FIXED CHARGES
 ($000)(17)             $  196,065    170,468    150,720    121,500  116,005    105,671    112,348    120,723    142,339    140,220

ANNUAL FIXED CHARGE
 COVERAGE (18)                3.24       3.11       2.97       2.94     3.04       3.76       3.72       3.43       3.23       3.44
AVERAGE FIXED CHARGE
 COVERAGE (19)                5.23

                                  Exhibit A-5

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                     Sensitivity D - Reduced  Availability


Year Ending
December 31,              2011       2012       2013       2014       2015       2016       2017       2018       2019       2020
------------          ----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
CONSOLIDATED
------------
PERFORMANCE
 Capacity (MW)(1)          5,266      5,266      5,266      5,266      5,266      5,266      5,266      5,266      5,266      5,266
 Summer Capacity (MW)      5,154      5,154      5,154      5,154      5,154      5,154      5,154      5,154      5,154      5,154
 Availability (%)(2)        83.0%      83.0%      83.0%      83.0%      83.0%      83.0%      83.0%      83.0%      83.0%      83.0%
 Capacity Factor
  (%)(3)                    48.4%      47.9%      48.0%      47.8%      48.0%      47.7%      47.6%      47.7%      47.7%      48.0%
 Energy Generation
  (GWh)                   22,329     22,119     22,136     22,053     22,147     21,987     21,969     22,004     21,983     22,148
 Heat Rate
  (Btu/kWh)(4)             9,697      9,689      9,690      9,688      9,683      9,676      9,679      9,677      9,682      9,686
 Fuel Consumption
  (BBtu)                 216,535    214,308    214,508    213,641    214,443    212,739    212,632    212,918    212,844    214,526
 SO\2\ Allowances
  Purchased (Tons)(5)     71,892     71,662     71,354     71,538     72,537     72,348     71,843     72,344     71,972     73,046
 NO\X\ Allowances
  Purchased (Tons)(6)     (1,234)    (1,225)    (1,367)    (1,375)    (1,358)    (1,498)    (1,464)    (1,455)    (1,461)    (1,365)

COMMODITY PRICES
 General Inflation
  (%)(7)                    2.60       2.60       2.60       2.60       2.60       2.60       2.60       2.60       2.60       2.60
 Market Electricity
  Price ($/MWh)(8)    $    55.54      56.61      58.77      59.63      60.72      62.09      63.74      65.93      67.31      68.73
 Fuel Price
  ($/MMBtu)(9)        $     2.15       2.18       2.24       2.29       2.34       2.38       2.45       2.51       2.58       2.65
 SO\2\ Allowances
  ($/Ton)(10)         $      194        199        204        209        215        220        226        232        238        244
 NO\X\ Allowances
  ($/Ton)(11)         $    1,983      2,035      2,088      2,142      2,197      2,255      2,313      2,373      2,435      2,498

OPERATING REVENUES
 ($000)
 Market Electricity
  Revenues
  Chalk Point         $  511,689    514,586    535,045    539,329    548,939    552,478    566,485    587,075    599,916    615,875
  Dickerson           $  212,176    212,583    221,622    223,561    229,305    233,786    239,364    247,625    253,831    262,923
  Morgantown          $  374,012    381,109    394,818    400,318    410,228    419,575    430,766    446,222    452,992    464,889
  Potomac River       $  142,269    143,763    149,429    151,775    156,394    159,300    163,625    169,864    172,923    178,532
                      ----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
 Total Operating
  Revenues            $1,240,146  1,252,041  1,300,914  1,314,983  1,344,866  1,365,138  1,400,240  1,450,786  1,479,662  1,522,218

OPERATING EXPENSES
 ($000)(12)
 Chalk Point
  Fuel                $  219,512    218,741    225,604    229,669    235,111    234,306    242,009    248,349    256,105    265,190
   Emissions
   Allowances              ($259)      (251)      (457)      (298)      (403)      (827)      (728)      (664)      (698)      (676)
  Operations &
   Maintenance        $   40,854     41,455     42,382     43,529     44,804     45,776     47,063     48,284     49,445     51,269
  Other (13)          $   23,560     24,171     24,801     25,445     26,107     26,786     27,482     28,196     28,930     29,682
 Dickerson
  Fuel                $   69,348     68,920     71,895     71,292     73,926     75,359     76,793     78,909     82,084     86,026
   Emissions
   Allowances         $    3,919      3,953      3,951      3,945      4,243      4,355      4,262      4,425      4,536      4,938
  Operations &
   Maintenance        $   24,572     25,181     25,847     26,494     27,212     27,908     28,619     29,369     30,145     30,967
  Other (13)          $   12,564     12,891     13,226     13,570     13,923     14,285     14,656     15,037     15,428     15,829
 Morgantown
  Fuel                $  116,279    119,393    121,769    123,795    126,067    129,948    134,203    136,334    139,257    143,296
   Emissions
   Allowances         $    6,966      7,206      7,370      7,522      7,787      8,053      8,344      8,502      8,648      8,997
  Operations &
   Maintenance        $   23,686     24,306     24,930     25,580     26,257     26,944     27,639     28,361     29,089     29,865
  Other (13)          $   12,358     12,679     13,009     13,346     13,694     14,049     14,415     14,790     15,175     15,569
 Potomac River
  Fuel                $   59,757     60,691     62,198     63,710     65,756     67,022     68,671     70,799     72,040     74,415
   Emissions
   Allowances         $      868        856        846        867        976        990        985      1,072      1,090      1,175
  Operations &
   Maintenance        $   30,147     30,839     31,452     32,479     33,171     34,129     35,010     36,094     36,873     38,169
  Other (13)          $    2,812      2,886      2,961      3,038      3,117      3,198      3,281      3,367      3,454      3,543
 Production Service
  Center (14)         $   22,931     23,528     24,139     24,767     25,411     26,071     26,749     27,445     28,158     28,890
 Administration &
  General (15)        $    8,857      9,087      9,324      9,566      9,815     10,070     10,332     10,600     10,876     11,159
                      ----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
 Total Operating
  Expenses            $  678,730    686,531    705,246    718,317    736,972    748,423    769,785    789,270    810,636    838,304

NET OPERATING
 REVENUES ($000)      $  561,416    565,510    595,668    596,666    607,894    616,715    630,454    661,516    669,026    683,913

CAPITAL
 EXPENDITURES
 ($000)(16)           $   53,915     61,801     55,751     57,870     78,064     52,377     55,481     92,587     56,235     84,968

CASH AVAILABLE
 FOR FIXED CHARGES
 ($000)               $  507,501    503,709    539,917    538,796    529,830    564,338    574,973    568,929    612,791    598,945

FIXED CHARGES
 ($000)(17)           $  134,000    131,500    138,000    131,000    110,000    150,000    144,000    105,000    139,500    105,000

ANNUAL FIXED CHARGE
 COVERAGE (18)              3.79       3.83       3.91       4.11       4.82       3.76       3.99       5.42       4.39       5.70
AVERAGE FIXED CHARGE
 COVERAGE (19)              5.23

                                  Exhibit A-5

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                     Sensitivity D - Reduced Availability


Year Ending December 31,               2021        2022        2023        2024        2025        2026        2027        2028
------------------------            ----------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
CONSOLIDATED
------------
PERFORMANCE
 Capacity (MW)(1)                        5,266       5,266       5,266       5,266       5,266       5,266       5,266       5,266
 Summer Capacity (MW)                    5,154       5,154       5,154       5,154       5,154       5,154       5,154       5,154
 Availability (%)(2)                      83.0%       83.0%       83.0%       83.0%       83.0%       83.0%       83.0%       83.0%
 Capacity Factor (%)(3)                   48.0%       48.0%       48.0%       48.0%       48.0%       48.0%       48.0%       48.0%
 Energy Generation (GWh)                22,148      22,148      22,148      22,148      22,148      22,148      22,148      22,148
 Heat Rate (Btu/kWh)(4)                  9,686       9,686       9,686       9,686       9,686       9,686       9,686       9,686
 Fuel Consumption (BBtu)               214,526     214,526     214,526     214,526     214,526     214,526     214,526     214,526
 SO\2\ Allowances Purchased
  (Tons)(5)                             73,046      73,046      73,046      73,046      73,046      73,046      73,046      73,046
 NO\X\ Allowances Purchased
  (Tons)(6)                             (1,365)     (1,365)     (1,365)     (1,365)     (1,365)     (1,365)     (1,365)     (1,365)

COMMODITY PRICES
 General Inflation (%)(7)                 2.60        2.60        2.60        2.60        2.60        2.60        2.60        2.60
 Market Electricity Price
  ($/MWh)(8)                        $    70.47       72.26       74.10       76.00       77.95       79.96       82.03       84.17
 Fuel Price ($/MMBtu)(9)            $     2.72        2.79        2.87        2.94        3.02        3.10        3.19        3.27
 SO\2\ Allowances ($/Ton)(10)       $      251         257         264         271         278         285         292         300
 NO\X\ Allowances ($/Ton)(11)       $    2,563       2,630       2,698       2,769       2,841       2,914       2,990       3,068

OPERATING REVENUES ($000)
 Market Electricity Revenues
  Chalk Point                       $  631,206     646,973     663,189     679,867     697,019     714,659     732,802     751,461
  Dickerson                         $  268,528     274,273     280,162     286,197     292,384     298,725     305,225     311,888
  Morgantown                        $  478,054     491,652     505,699     520,218     535,228     550,753     566,817     583,445
  Potomac River                     $  182,980     187,539     192,211     197,000     201,909     206,940     212,096     217,381
                                    ----------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
 Total Operating Revenues           $1,560,767   1,600,436   1,641,261   1,683,282   1,726,540   1,771,078   1,816,941   1,864,176

OPERATING EXPENSES ($000)(12)

 Chalk Point
  Fuel                              $  272,759     280,547     288,559     296,802     305,282     314,007     322,983     332,218
  Emissions Allowances                   ($693)       (711)       (730)       (749)       (768)       (788)       (809)       (830)
  Operations & Maintenance          $   52,577      53,477      54,658      56,186      57,831      59,221      60,877      62,459
  Other (13)                        $   30,453      31,245      32,058      32,891      33,746      34,623      35,524      36,448
 Dickerson
  Fuel                              $   88,275      90,583      92,952      95,382      97,877     100,438     103,066     105,763
  Emissions Allowances              $    5,066       5,198       5,333       5,472       5,614       5,760       5,910       6,063
  Operations & Maintenance          $   31,773      32,598      33,446      34,315      35,208      36,123      37,063      38,026
  Other (13)                        $   16,242      16,663      17,097      17,541      17,997      18,465      18,945      19,438
 Morgantown
  Fuel                              $  146,882     150,559     154,329     158,193     162,154     166,216     170,379     174,647
  Emissions Allowances              $    9,230       9,471       9,717       9,969      10,229      10,495      10,768      11,048
  Operations & Maintenance          $   30,642      31,437      32,255      33,094      33,954      34,837      35,743      36,672
  Other (13)                        $   15,973      16,389      16,816      17,252      17,701      18,161      18,634      19,118
 Potomac River
  Fuel                              $   76,094      77,810      79,565      81,360      83,195      85,072      86,990      88,953
  Emissions Allowances              $    1,206       1,237       1,268       1,302       1,336       1,371       1,406       1,443
  Operations & Maintenance          $   39,085      40,032      40,818      42,141      42,969      44,232      45,363      46,696
  Other (13)                        $    3,635       3,730       3,827       3,927       4,029       4,134       4,242       4,352
 Production Service Center (14)     $   29,642      30,412      31,203      32,014      32,847      33,701      34,577      35,476
 Administration & General (15)      $   11,449      11,746      12,052      12,365      12,687      13,017      13,355      13,702
                                    ----------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
 Total Operating Expenses           $  860,290     882,423     905,224     929,457     953,889     979,085   1,005,016   1,031,693

NET OPERATING REVENUES ($000)       $  700,477     718,013     736,037     753,825     772,651     791,993     811,925     832,483

CAPITAL EXPENDITURES ($000)(16)     $   83,300      69,768      68,116      89,506      89,981      63,442      87,592     107,879

CASH AVAILABLE
 FOR FIXED CHARGES ($000)           $  617,177     648,245     667,921     664,319     682,670     728,551     724,333     724,604

FIXED CHARGES ($000)(17)            $   41,633      35,616      22,401      16,142      16,238      11,518      74,250      80,000

ANNUAL FIXED CHARGE COVERAGE (18)        14.82       18.20       29.82       41.15       42.04       63.25        9.76        9.06
AVERAGE FIXED CHARGE COVERAGE (19)        5.23

                            Footnotes to Exhibit A-5


  The footnotes to Exhibit A-5 are the same as the footnotes for Exhibit A-1, except:


2. Availability of the Generating Facilities is assumed to be 5 percentage points less than that assumed in the Base Case based on a 5 percentage point increase in the forced outage rate for each Facility.
3. Capacity factor is assumed to decrease such that annual generation for each Facility is reduced by 5 percent from that assumed in the Base Case.

                                  Exhibit A-6

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                      Sensitivity E - Increased Heat Rate


Year Ending
December 31,              2001       2002       2003       2004       2005       2006       2007       2008       2009       2010
------------          ----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
CONSOLIDATED
------------
PERFORMANCE
 Capacity (MW)(1)          5,266      5,266      5,266      5,266      5,266      5,266      5,266      5,266      5,266      5,266
 Summer Capacity (MW)      5,154      5,154      5,154      5,154      5,154      5,154      5,154      5,154      5,154      5,154
 Availability (%)(2)        88.0%      88.0%      88.0%      88.0%      88.0%      88.0%      88.0%      88.0%      88.0%      88.0%
 Capacity Factor
  (%)(3)                    54.5%      52.1%      50.0%      48.1%      47.9%      49.7%      49.5%      49.3%      49.5%      50.3%
 Energy Generation
  (GWh)                   25,125     24,039     23,068     22,205     22,116     22,912     22,834     22,720     22,847     23,190
 Heat Rate
  (Btu/kWh)(4)            10,223     10,202     10,138     10,185     10,194     10,182     10,179     10,164     10,171     10,167
 Fuel Consumption
  (BBtu)                 256,839    245,237    233,877    226,165    225,456    233,297    232,429    230,935    232,368    235,775
 SO\2\ Allowances
  Purchased (Tons)(5)     93,691     86,061     84,253     69,304     68,408     75,624     76,021     76,578     77,170     88,484
 NO\X\ Allowances
  Purchased (Tons)(6)      8,782      2,694      6,520      4,583      3,811      1,988      1,663       (774)      (902)      (769)

COMMODITY PRICES
 General Inflation
  (%)(7)                    2.60       2.60       2.60       2.60       2.60       2.60       2.60       2.60       2.60       2.60
 Market Electricity
  Price ($/MWh)(8)    $    57.80      53.11      49.07      47.51      46.46      49.21      50.74      50.97      52.15      53.54
 Fuel Price
  ($/MMBtu)(9)        $     2.19       2.08       1.93       1.98       1.88       1.92       1.95       1.98       2.03       2.07
 SO\2\ Allowances
  ($/Ton)(10)         $      150        154        158        162        166        171        175        180        184        189
 NO\X\ Allowances
  ($/Ton)(11)         $    1,000      1,000      2,300      2,000      1,700      1,744      1,790      1,836      1,884      1,933

OPERATING REVENUES
 ($000)
 Market Electricity
  Revenues
  Chalk Point         $  630,933    561,827    478,221    458,823    438,703    470,387    490,281    478,898    494,217    514,404
  Dickerson           $  237,088    207,371    195,508    181,158    179,766    191,477    196,002    197,726    203,967    208,358
  Morgantown          $  414,647    363,190    329,446    300,376    296,764    344,321    344,156    350,943    358,902    376,006
  Potomac River       $  169,522    144,298    128,782    114,685    112,338    121,287    128,102    130,412    134,372    142,891
                      ----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
 Total Operating
  Revenues            $1,452,190  1,276,686  1,131,958  1,055,042  1,027,571  1,127,472  1,158,541  1,157,979  1,191,457  1,241,658

OPERATING EXPENSES
 ($000)(12)
 Chalk Point
  Fuel                $  299,062    260,408    216,672    230,530    203,373    213,850    211,085    210,852    219,191    231,205
  Emissions
   Allowances         $    3,601         41      4,096      3,359      2,988      1,759      1,379       (338)      (634)       817
  Operations &
   Maintenance        $   38,660     34,187     32,403     33,521     34,453     35,531     36,686     37,699     38,629     40,019
  Other (13)          $   18,226     18,700     19,186     19,685     20,197     20,722     21,260     21,813     22,381     22,962
 Dickerson
  Fuel                $   79,417     73,501     68,823     65,354     65,312     66,502     68,121     68,338     71,465     70,047
  Emissions
   Allowances         $    5,788      5,258      6,037      4,750      3,870      4,066      4,194      4,168      4,431      4,674
  Operations &
   Maintenance        $   22,935     20,868     22,035     20,521     21,107     21,666     22,286     22,859     23,477     24,006
  Other (13)          $    9,720      9,973     10,232     10,498     10,771     11,051     11,338     11,633     11,935     12,246
 Morgantown
  Fuel                $  119,302    115,222    110,725    102,677    105,138    114,301    116,203    118,721    120,670    124,079
  Emissions
   Allowances         $   11,321      8,932     14,807     11,234     10,297      9,601      9,878      7,824      8,016      8,475
  Operations &
   Maintenance        $   22,263     20,272     20,552     19,417     19,920     21,101     21,641     22,214     22,670     23,217
  Other (13)          $    9,560      9,808     10,064     10,325     10,594     10,869     11,152     11,442     11,739     12,044
 Potomac River
  Fuel                $   64,735     60,476     55,078     48,952     49,754     52,344     56,910     58,445     60,124     63,842
  Emissions
   Allowances         $    2,127      1,708      3,360      1,053        692        937        828        673        701      1,268
  Operations &
   Maintenance        $   27,684     25,608     24,743     24,712     25,184     26,133     27,085     27,914     28,567     29,655
  Other (13)          $    2,176      2,233      2,290      2,350      2,411      2,474      2,538      2,604      2,672      2,742
 Production Service
  Center (14)         $   17,740     18,201     18,675     19,160     19,658     20,169     20,694     21,232     21,784     22,350
 Administration &
  General (15)        $    6,852      7,030      7,213      7,400      7,593      7,790      7,993      8,201      8,414      8,633
                      ----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
 Total Operating
  Expenses            $  761,169    692,428    646,990    635,496    613,313    640,867    651,271    656,294    676,232    702,281

NET OPERATING
 REVENUES ($000)      $  691,021    584,259    484,967    419,546    414,258    486,605    507,270    501,685    515,225    539,378

CAPITAL EXPENDITURES
 ($000)(16)           $   48,321     49,364     33,232     58,128     55,798     80,912     79,600     77,846     46,448     46,304

CASH AVAILABLE
 FOR FIXED CHARGES
 ($000)               $  642,700    534,895    451,735    361,418    358,460    405,693    427,670    423,839    468,777    493,074

FIXED CHARGES
 ($000)(17)           $  196,065    170,468    150,720    121,500    116,005    105,671    112,348    120,723    142,339    140,220

ANNUAL FIXED CHARGE
 COVERAGE (18)              3.28       3.14       3.00       2.97       3.09       3.84       3.81       3.51       3.29       3.52

AVERAGE FIXED CHARGE
 COVERAGE (19)              5.34

                                  Exhibit A-6

                        Mirant Mid-Atlantic Generating
                                  Facilities
                          Projected Operating Results


                      Sensitivity E - Increased Heat Rate

Year Ending December 31,          2011      2012      2013      2014      2015      2016      2017      2018      2019      2020
------------------------          ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
CONSOLIDATED
------------
PERFORMANCE

 Capacity (MW)(1)                 5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266     5,266
 Summer Capacity (MW)             5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154     5,154

 Availability (%)(2)               88.0      88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%     88.0%
 Capacity Factor (%)(3)            51.0      50.5%     50.5%     50.3%     50.5%     50.2%     50.1%     50.2%     50.2%     50.5%

 Energy Generation (GWh)         23,505    23,283    23,301    23,214    23,313    23,144    23,125    23,162    23,140    23,314
 Heat Rate (Btu/kWh)(4)          10,182    10,173    10,175    10,172    10,167    10,160    10,163    10,160    10,166    10,170
 Fuel Consumption (BBtu)        239,327   236,863   237,089   236,132   237,018   235,132   235,012   235,331   235,250   237,107

 SO\2\ Allowances Purchased
  (Tons)(5)                      89,473    89,218    88,878    89,084    90,186    89,978    89,418    89,972    89,557    90,748
 NO\X\ Allowances Purchased
  (Tons)(6)                        (555)     (545)     (703)     (710)     (691)     (847)     (809)     (799)     (805)     (699)

COMMODITY PRICES

 General Inflation (%)(7)          2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60      2.60
 Market Electricity Price
  ($/MWh)(8)                 $    55.54     56.61     58.77     59.63     60.72     62.09     63.74     65.93     67.31     68.73
 Fuel Price ($/MMBtu)(9)     $     2.15      2.18      2.24      2.29      2.34      2.38      2.45      2.51      2.58      2.65
 SO\2\ Allowances
  ($/Ton)(10)                $      194       199       204       209       215       220       226       232       238       244
 NO\X\ Allowances
  ($/Ton)(11)                $    1,983     2,035     2,088     2,142     2,197     2,255     2,313     2,373     2,435     2,498

OPERATING REVENUES ($000)

 Market Electricity
  Revenues
  Chalk Point                $  538,620   541,669   563,206   567,715   577,831   581,556   596,300   617,974   631,490   648,289
  Dickerson                  $  223,343   223,771   233,287   235,327   241,374   246,091   251,962   260,658   267,191   276,761
  Morgantown                 $  393,697   401,168   415,598   421,387   431,819   441,657   453,438   469,707   476,834   489,357
  Potomac River              $  149,757   151,330   157,294   159,763   164,625   167,684   172,237   178,804   182,024   187,928
                             ----------- -------- --------- --------- --------- --------- --------- ---------  -------- ---------

 Total Operating Revenues    $1,305,417 1,317,938 1,369,384 1,384,193 1,415,649 1,436,988 1,473,937 1,527,143  ,557,539 1,602,335

OPERATING EXPENSES ($000)(12)

 Chalk Point
  Fuel                       $  242,616  241,758    249,357   253,839   259,868   258,968   267,485   274,493   283,074   293,109
  Emissions Allowances       $      869      908        711       918       835       399       543       649       646       709
  Operations & Maintenance   $   41,115   41,718     42,652     3,804    45,086    46,060    47,355    48,584    49,753    51,587
  Other (13)                 $   23,560   24,171     24,801    25,445    26,107    26,786    27,482    28,196    28,930    29,682
 Dickerson
  Fuel                       $   76,648   76,178     79,467    78,800    81,709    83,288    84,874    87,210    90,729    95,077
  Emissions Allowances       $    5,045    5,101      5,117     5,131     5,479     5,625     5,542     5,744     5,890     6,357
  Operations & Maintenance   $   24,704   25,315     25,985    26,635    27,357    28,057    28,771    29,525    30,306    31,134
  Other (13)                 $   12,564   12,891     13,226    13,570    13,923    14,285    14,656    15,037    15,428    15,829
 Morgantown
  Fuel                       $  128,510  131,943    134,574   136,828   139,342   143,618   148,328   150,692   153,936   158,387
  Emissions Allowances       $    8,917    9,214      9,426     9,632     9,957    10,285    10,644    10,857    11,058    11,480
  Operations & Maintenance   $   23,839   24,462     25,090    25,745    26,426    27,118    27,817    28,544    29,277    30,059
  Other (13)                 $   12,358   12,679     13,009    13,346    13,694    14,049    14,415    14,790    15,175    15,569
 Potomac River
  Fuel                       $   66,048   67,081     68,746    70,418    72,675    74,079    75,896    78,252    79,618    82,242
  Emissions Allowances       $    1,417    1,418      1,419     1,454     1,587     1,617     1,624     1,734     1,769     1,877
  Operations & Maintenance   $   30,431   31,128     31,749    32,785    33,488    34,453    35,342    36,438    37,224    38,534
  Other (13)                 $    2,812    2,886      2,961     3,038     3,117     3,198     3,281     3,367     3,454     3,543
 Production Service Center
  (14)                       $   22,931   23,528     24,139    24,767    25,411    26,071    26,749    27,445    28,158    28,890
 Administration & General
  (15)                       $    8,857    9,087      9,324     9,566     9,815    10,070    10,332    10,600    10,876    11,159
                             ---------- --------  --------- --------- --------- --------- --------- ---------  -------- ---------

 Total Operating Expenses    $  733,241  741,465    761,754   775,721   795,876   808,025   831,138   852,157   875,301   905,221

NET OPERATING REVENUES
 ($000)                      $  572,176  576,473    607,630   608,472   619,773   628,963   642,799   674,986   682,238   697,113

CAPITAL EXPENDITURES
 ($000)(16)                  $   53,915   61,801     55,751    57,870    78,064    52,377    55,481    92,587    56,235    84,968

CASH AVAILABLE
 FOR FIXED CHARGES ($000)    $  518,261  514,672    551,879   550,602   541,709   576,586   587,318   582,399   626,003   612,145

FIXED CHARGES ($000)(17)     $  134,000  131,500    138,000   131,000   110,000   150,000   144,000   105,000   139,500   105,000

ANNUAL FIXED CHARGE
 COVERAGE (18)                     3.87     3.91       4.00      4.20      4.92      3.84      4.08      5.55      4.49      5.83
AVERAGE FIXED CHARGE
 COVERAGE (19)                     5.34


                                  Exhibit A-6

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results


                      Sensitivity E - Increased Heat Rate


Year Ending December 31,                 2021        2022        2023        2024        2025        2026        2027        2028
------------------------              ----------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

CONSOLIDATED
------------
PERFORMANCE
 Capacity (MW)(1)                        5,266       5,266       5,266       5,266       5,266       5,266       5,266       5,266
 Summer Capacity (MW)                    5,154       5,154       5,154       5,154       5,154       5,154       5,154       5,154

 Availability (%)(2)                      88.0%       88.0%       88.0%       88.0%       88.0%       88.0%       88.0%       88.0%
 Capacity Factor (%)(3)                   50.5%       50.5%       50.5%       50.5%       50.5%       50.5%       50.5%       50.5%

 Energy Generation (GWh)                23,314      23,314      23,314      23,314      23,314      23,314      23,314      23,314
 Heat Rate (Btu/kWh)(4)                 10,170      10,170      10,170      10,170      10,170      10,170      10,170      10,170
 Fuel Consumption (BBtu)               237,107     237,107     237,107     237,107     237,107     237,107     237,107     237,107

 SO\2\ Allowances
  Purchased (Tons)(5)                   90,748      90,748      90,748      90,748      90,748      90,748      90,748      90,748
 NO\X\ Allowances
  Purchased (Tons)(6)                     (699)       (699)       (699)       (699)       (699)       (699)       (699)       (699)

COMMODITY PRICES

 General Inflation
  (%)(7)                                  2.60        2.60        2.60        2.60        2.60        2.60        2.60        2.60
 Market
  Electricity
  Price ($/MWh)(8)                  $    70.47       72.26       74.10       76.00       77.95       79.96       82.03       84.17
 Fuel Price
  ($/MMBtu)(9)                      $     2.72        2.79        2.87        2.94        3.02        3.10        3.19        3.27
 SO\2\ Allowances
  ($/Ton)(10)                       $      251         257         264         271         278         285         292         300
 NO\X\ Allowances
  ($/Ton)(11)                       $    2,563       2,630       2,698       2,769       2,841       2,914       2,990       3,068

OPERATING REVENUES
 ($000)

 Market Electricity
 Revenues
  Chalk Point                       $  664,427     681,024     698,094     715,649     733,704     752,273     771,371     791,012
  Dickerson                         $  282,661     288,708     294,907     301,260     307,773     314,448     321,290     328,303
  Morgantown                        $  503,215     517,528     532,315     547,597     563,398     579,740     596,649     614,153
  Potomac River                     $  192,610     197,409     202,328     207,369     212,536     217,832     223,259     228,822
                                    ----------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

 Total Operating
  Revenues                          $1,642,913   1,684,669   1,727,643   1,771,876   1,817,410   1,864,292   1,912,569   1,962,290

OPERATING EXPENSES
 ($000)(12)

 Chalk Point
  Fuel                              $  301,475     310,082     318,938     328,048     337,422     347,065     356,986     367,194
  Emissions
   Allowances                       $      727         746         766         785         805         827         848         870
  Operations &
   Maintenance                      $   52,902      53,811      55,001      56,537      58,192      59,591      61,257      62,849
  Other (13)                        $   30,453      31,245      32,058      32,891      33,746      34,623      35,524      36,448
 Dickerson
  Fuel                              $   97,562     100,113     102,730     105,417     108,174     111,004     113,909     116,890
  Emissions
   Allowances                       $    6,522       6,691       6,866       7,044       7,227       7,415       7,607       7,805
  Operations &
    Maintenance                     $   31,944      32,774      33,627      34,500      35,398      36,318      37,263      38,232
  Other (13)                        $   16,242      16,663      17,097      17,541      17,997      18,465      18,945      19,438
 Morgantown
  Fuel                              $  162,352     166,416     170,582     174,854     179,232     183,721     188,323     193,041
  Emissions
   Allowances                       $   11,778      12,084      12,398      12,720      13,051      13,390      13,739      14,096
  Operations &
    Maintenance                     $   30,840      31,641      32,464      33,308      34,173      35,063      35,974      36,909
  Other (13)                        $   15,973      16,389      16,816      17,252      17,701      18,161      18,634      19,118
 Potomac River
  Fuel                              $   84,097      85,994      87,933      89,917      91,945      94,019      96,140      98,308
  Emissions
   Allowances                       $    1,925       1,975       2,027       2,079       2,134       2,188       2,245       2,304
  Operations &
   Maintenance                      $   39,459      40,415      41,211      42,544      43,383      44,657      45,799      47,143
  Other (13)                        $    3,635       3,730       3,827       3,927       4,029       4,134       4,242       4,352
 Production
  Service
  Center (14)                       $   29,642      30,412      31,203      32,014      32,847      33,701      34,577      35,476
 Administration
  & General (15)                    $   11,449      11,746      12,052      12,365      12,687      13,017      13,355      13,702
                                    ----------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

 Total Operating
   Expenses                         $  928,977     952,927     977,595   1,003,744   1,030,144   1,057,359   1,085,365   1,114,175

NET OPERATING
  REVENUES ($000)                   $  713,936     731,743     750,048     768,132     787,266     806,933     827,204     848,115

CAPITAL
 EXPENDITURES
 ($000)(16)                         $   83,300      69,768      68,116      89,506      89,981      63,442      87,592     107,879

CASH AVAILABLE
  FOR FIXED
   CHARGES ($000)                   $  630,636     661,975     681,932     678,626     697,285     743,491     739,612     740,236

FIXED CHARGES
 ($000)(17)                         $   41,633      35,616      22,401      16,142      16,238      11,518      74,250      80,000

ANNUAL FIXED
 CHARGE COVERAGE (18)                    15.15       18.59       30.44       42.04       42.94       64.55        9.96        9.25
AVERAGE FIXED
 CHARGE COVERAGE (19)                     5.34


                            Footnotes to Exhibit A-6


  The footnotes to Exhibit A-6 are the same as the footnotes for Exhibit A-1, except:


4. Heat rate for each of the Generating Facilities is assumed to be 5 percent higher than that assumed in the Base Case.

                                  Exhibit A-7

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                 Sensitivity F - Increased Operating Expenses


Year Ending
December 31,     2001        2002        2003        2004        2005        2006        2007        2008        2009        2010
------------   ----------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   --------

CONSOLIDATED
------------
PERFORMANCE

 Capacity
  (MW)(1)             5,266     5,266      5,266      5,266       5,266       5,266       5,266       5,266       5,266       5,266
 Summer
  Capacity
  (MW)                5,154     5,154      5,154      5,154       5,154       5,154       5,154       5,154       5,154       5,154

 Availability
  (%)(2)               88.0      88.0%      88.0%      88.0%       88.0%       88.0%       88.0%       88.0%       88.0%       88.0%
 Capacity
  Factor
  (%)(3)               54.5      52.1%      50.0%      48.1%       47.9%       49.7%       49.5%       49.3%       49.5%       50.3%

 Energy
  Generation
  (GWh)              25,125    24,039     23,068     22,205      22,116      22,912      22,834      22,720      22,847      23,190
 Heat Rate
  (Btu/kWh)(4)        9,736     9,716      9,655      9,700       9,709       9,698       9,694       9,680       9,686       9,683
 Fuel
  Consumption
  (BBtu)            244,605   233,562    222,736    215,397     214,721     222,190     221,360     219,944     221,296     224,549

 SO\2\ Allowances
  Purchased
  (Tons)(5)          84,300    77,031     75,310     61,076      60,221      67,094      67,469      68,004      68,562      79,741
 NO\X\ Allowances
  Purchased
  (Tons)(6)           7,669     1,880      5,843      3,999       3,263       1,527       1,218      (1,104)     (1,227)     (1,098)

COMMODITY PRICES

 General Inflation
  (%)(7)               2.60      2.60       2.60       2.60        2.60        2.60        2.60        2.60        2.60        2.60
 Market
  Electricity
  Price
  ($/MWh)(8)     $    57.80     53.11      49.07      47.51       46.46       49.21       50.74       50.97       52.15       53.54
 Fuel Price
  ($/MMBtu)(9)   $     2.19      2.08       1.93       1.98        1.88        1.92        1.95        1.98        2.03        2.07
 SO\2\ Allowances
  ($/Ton)(10)    $      150       154        158        162         166         171         175         180         184         189
 NO\X\ Allowances
  ($/Ton)(11)    $    1,000     1,000      2,300      2,000       1,700       1,744       1,790       1,836       1,884       1,933

OPERATING
 REVENUES ($000)

 Market
  Electricity
  Revenues
  Chalk Point    $  630,933   561,827    478,221    458,823     438,703     470,387     490,281     478,898     494,217     514,404
  Dickerson      $  237,088   207,371    195,508    181,158     179,766     191,477     196,002     197,726     203,967     208,358
  Morgantown     $  414,647   363,190    329,446    300,376     296,764     344,321     344,156     350,943     358,902     376,006
  Potomac River  $  169,522   144,298    128,782    114,685     112,338     121,287     128,102     130,412     134,372     142,891
                 ---------- ---------  ---------  ---------   ---------   ---------   ---------   ---------   ---------   ---------

 Total
 Operating
 Revenues        $1,452,190 1,276,686  1,131,958  1,055,042   1,027,571   1,127,472   1,158,541   1,157,979   1,191,457   1,241,658

OPERATING
 EXPENSES
 ($000)(12)

 Chalk Point
  Fuel           $  284,808   248,017    206,342    219,554     193,688     203,677     201,037     200,828     208,761     220,204
   Emissions
   Allowances    $    2,915      (483)     3,338      2,665       2,341       1,158         780        (868)     (1,163)        269
  Operations &
   Maintenance   $   42,527    37,605     35,644     36,874      37,899      39,083      40,354      41,468      42,492      44,021
  Other (13)     $   20,049    20,570     21,105     21,653      22,216      22,794      23,386      23,995      24,619      25,258
 Dickerson
  Fuel           $   75,634    70,005     65,552     62,247      62,204      63,336      64,880      65,087      68,053      66,712
   Emissions
   Allowances    $    5,293     4,785      5,439      4,229       3,410       3,590       3,704       3,671       3,913       4,137
  Operations &
   Maintenance   $   25,229    22,955     24,238     22,572      23,217      23,832      24,515      25,144      25,825      26,406
  Other (13)     $   10,692    10,970     11,255     11,547      11,848      12,156      12,472      12,796      13,130      13,470
 Morgantown
  Fuel           $  113,597   109,746    105,456     97,783     100,133     108,863     110,670     113,059     114,903     118,171
  Emissions
   Allowances    $   10,303     8,024     13,568     10,196       9,335       8,661       8,910       6,940       7,109       7,535
  Operations &
   Maintenance   $   24,491    22,300     22,608     21,358      21,912      23,212      23,806      24,436      24,937      25,539
  Other (13)     $   10,516    10,790     11,070     11,357      11,653      11,956      12,267      12,586      12,913      13,249
 Potomac River
  Fuel           $   61,657    57,597     52,450     46,621      47,384      49,848      54,197      55,666      57,259      60,801
  Emissions
   Allowances    $    1,804     1,409      2,987        802         471         698         590         438         458       1,006
  Operations &
   Maintenance   $   30,453    28,168     27,217     27,183      27,703      28,746      29,793      30,705      31,423      32,621
  Other (13)     $    2,394     2,456      2,520      2,585       2,652       2,721       2,793       2,864       2,939       3,016
 Production
  Service Center
  (14)           $   19,514    20,021     20,542     21,076      21,624      22,186      22,763      23,355      23,962      24,585
 Administration
 & General (15)  $    7,537     7,733      7,934      8,140       8,352       8,569       8,792       9,021       9,255       9,496
                 ---------- ---------  ---------   --------   ---------   ---------   ---------   ---------   ---------   ---------

 Total Operating
  Expenses       $  749,412   682,669    639,266    628,442     608,043     635,086     645,708     651,191     670,788     696,495

NET OPERATING
 REVENUES
 ($000)          $  702,778   594,017    492,692    426,600     419,528     492,386     512,833     506,787     520,669     545,164

CAPITAL
 EXPENDITURES
 ($000)(16)      $   53,156    54,300     36,557     63,940      61,377      89,005      87,558      85,629      51,094      50,936

CASH AVAILABLE
  FOR FIXED
  CHARGES
  ($000)         $  649,622   539,717    456,135    362,660     358,151     403,381     425,275     421,158     469,575     494,228

FIXED CHARGES
  ($000)(17)     $  196,065   170,468    150,720    121,500     116,005     105,671     112,348     120,723     142,339     140,220

ANNUAL FIXED
 CHARGE
 COVERAGE (18)         3.31      3.17       3.03       2.98        3.09        3.82        3.79        3.49        3.30        3.52
AVERAGE FIXED
 CHARGE
 COVERAGE (19)         5.34


                                  Exhibit A-7

                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                 Sensitivity F - Increased  Operating Expenses


Year Ending
December 31,             2011       2012       2013       2014       2015       2016       2017       2018       2019       2020
------------          ----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
CONSOLIDATED
------------
PERFORMANCE
 Capacity (MW)(1)          5,266      5,266      5,266      5,266      5,266      5,266      5,266      5,266      5,266      5,266
 Summer Capacity (MW)      5,154      5,154      5,154      5,154      5,154      5,154      5,154      5,154      5,154      5,154
 Availability (%)(2)        88.0%      88.0%      88.0%      88.0%      88.0%      88.0%      88.0%      88.0%      88.0%      88.0%
 Capacity Factor
  (%)(3)                    51.0%      50.5%      50.5%      50.3%      50.5%      50.2%      50.1%      50.2%      50.2%      50.5%
 Energy Generation
  (GWh)                   23,505     23,283     23,301     23,214     23,313     23,144     23,125     23,162     23,140     23,314
 Heat Rate
  (Btu/kWh)(4)             9,697      9,689      9,690      9,688      9,683      9,676      9,679      9,676      9,682      9,686
 Fuel Consumption
  (BBtu)                 227,931    225,583    225,797    224,892    225,729    223,934    223,822    224,123    224,046    225,824
 SO\2\ Allowances
  Purchased (Tons)(5)     80,682     80,438     80,116     80,313     81,360     81,163     80,632     81,155     80,764     81,901
 NO\X\ Allowances
  Purchased (Tons)(6)       (894)      (886)    (1,036)    (1,042)    (1,025)    (1,173)    (1,136)    (1,127)    (1,132)    (1,031)

COMMODITY PRICES
 General Inflation
  (%)(7)                    2.60       2.60       2.60       2.60       2.60       2.60       2.60       2.60       2.60       2.60
 Market Electricity
  Price ($/MWh)(8)    $    55.54      56.61      58.77      59.63      60.72      62.09      63.74      65.93      67.31      68.73
 Fuel Price
  ($/MMBtu)(9)        $     2.15       2.18       2.24       2.29       2.34       2.38       2.45       2.51       2.58       2.65
 SO\2\ Allowances
  ($/Ton)(10)         $      194        199        204        209        215        220        226        232        238        244
 NO\X\ Allowances
  ($/Ton)(11)         $    1,983      2,035      2,088      2,142      2,197      2,255      2,313      2,373      2,435      2,498

OPERATING REVENUES
 ($000)
 Market Electricity
  Revenues
  Chalk Point         $  538,620    541,669    563,206    567,715    577,831    581,556    596,300    617,974    631,490    648,289
  Dickerson           $  223,343    223,771    233,287    235,327    241,374    246,091    251,962    260,658    267,191    276,761
  Morgantown          $  393,697    401,168    415,598    421,387    431,819    441,657    453,438    469,707    476,834    489,357
  Potomac River       $  149,757    151,330    157,294    159,763    164,625    167,684    172,237    178,804    182,024    187,928
                      ----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
 Total Operating
  Revenues            $1,305,417  1,317,938  1,369,384  1,384,193  1,415,649  1,436,988  1,473,937  1,527,143  1,557,539  1,602,335

OPERATING EXPENSES
 ($000)(12)
 Chalk Point
  Fuel                $  231,070    230,248    237,481    241,764    247,487    246,635    254,751    261,428    269,582    279,154
  Emissions
   Allowances         $      306        328        127        309        215       (215)       (93)        (8)       (26)        16
  Operations &
   Maintenance        $   45,226     45,890     46,916     48,185     49,594     50,665     52,091     53,443     54,728     56,745
  Other (13)          $   25,916     26,590     27,280     27,990     28,718     29,464     30,230     31,016     31,822     32,650
 Dickerson
  Fuel                $   72,995     72,554     75,677     75,054     77,822     79,324     80,831     83,062     86,397     90,559
  Emissions
   Allowances         $    4,481      4,526      4,534      4,539      4,861      4,990      4,902      5,084      5,213      5,647
  Operations &
   Maintenance        $   27,174     27,846     28,584     29,298     30,093     30,863     31,649     32,479     33,337     34,248
  Other (13)          $   13,821     14,180     14,549     14,927     15,316     15,713     16,122     16,542     16,971     17,413
 Morgantown
  Fuel                $  122,400    125,663    128,166    130,313    132,695    136,783    141,258    143,505    146,613    150,860
  Emissions
   Allowances         $    7,942      8,209      8,397      8,578      8,871      9,168      9,495      9,678      9,855     10,240
  Operations &
   Maintenance        $   26,222     26,908     27,599     28,318     29,069     29,830     30,598     31,398     32,204     33,064
  Other (13)          $   13,593     13,947     14,309     14,682     15,063     15,455     15,856     16,269     16,691     17,125
 Potomac River
  Fuel                $   62,898     63,883     65,472     67,066     69,218     70,549     72,284     74,524     75,830     78,331
  Emissions
   Allowances         $    1,142      1,136      1,133      1,161      1,282      1,304      1,305      1,403      1,429      1,526
  Operations &
   Maintenance        $   33,475     34,242     34,925     36,063     36,837     37,899     38,877     40,083     40,946     42,387
  Other (13)          $    3,094      3,174      3,257      3,342      3,429      3,517      3,609      3,703      3,799      3,898
 Production Service
  Center (14)         $   25,224     25,880     26,553     27,244     27,952     28,679     29,424     30,189     30,974     31,780
 Administration &
  General (15)        $    9,743      9,996     10,256     10,523     10,796     11,077     11,365     11,660     11,964     12,275
                      ----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
 Total Operating
  Expenses            $  726,723    735,200    755,215    769,357    789,317    801,698    824,553    845,459    868,328    897,919

NET OPERATING
 REVENUES ($000)      $  578,694    582,738    614,168    614,836    626,332    635,289    649,383    681,684    689,211    704,416

CAPITAL EXPENDITURES
 ($000)(16)           $   59,305     67,978     61,326     63,658     85,871     57,615     61,028    101,847     61,859     93,465

CASH AVAILABLE
 FOR FIXED CHARGES
 ($000)               $  519,389    514,760    552,842    551,178    540,461    577,674    588,355    579,837    627,352    610,951

FIXED CHARGES
 ($000)(17)           $  134,000    131,500    138,000    131,000    110,000    150,000    144,000    105,000    139,500    105,000

ANNUAL FIXED CHARGE
 COVERAGE (18)              3.88       3.91       4.01       4.21       4.91       3.85       4.09       5.52       4.50       5.82

AVERAGE FIXED CHARGE
 COVERAGE (19)              5.34

                                  Exhibit A-7


                   Mirant Mid-Atlantic Generating Facilities
                          Projected Operating Results

                 Sensitivity F - Increased Operating Expenses

Year Ending December 31,                  2021        2022        2023        2024        2025        2026        2027        2028
------------------------                  ----        ----        ----        ----        ----        ----        ----        ----
CONSOLIDATED
------------
PERFORMANCE

 Capacity (MW)(1)                        5,266       5,266       5,266       5,266       5,266       5,266       5,266       5,266
 Summer Capacity (MW)                    5,154       5,154       5,154       5,154       5,154       5,154       5,154       5,154

 Availability (%)(2)                      88.0%       88.0%       88.0%       88.0%       88.0%       88.0%       88.0%       88.0%
 Capacity Factor (%)(3)                   50.5%       50.5%       50.5%       50.5%       50.5%       50.5%       50.5%       50.5%

 Energy Generation (GWh)                23,314      23,314      23,314      23,314      23,314      23,314      23,314      23,314
 Heat Rate (Btu/kWh)(4)                  9,686       9,686       9,686       9,686       9,686       9,686       9,686       9,686
 Fuel Consumption (BBtu)               225,824     225,824     225,824     225,824     225,824     225,824     225,824     225,824

 SO\2\ Allowances Purchased
  (Tons)(5)                             81,901      81,901      81,901      81,901      81,901      81,901      81,901      81,901
 NO\X\ Allowances Purchased
  (Tons)(6)                             (1,031)     (1,031)     (1,031)     (1,031)     (1,031)     (1,031)     (1,031)     (1,031)

COMMODITY PRICES

 General Inflation (%)(7)                 2.60        2.60        2.60        2.60        2.60        2.60        2.60        2.60
 Market Electricity Price
  ($/MWh)(8)                        $    70.47       72.26       74.10       76.00       77.95       79.96       82.03       84.17
 Fuel Price ($/MMBtu)(9)            $     2.72        2.79        2.87        2.94        3.02        3.10        3.19        3.27
 SO\2\ Allowances ($/Ton)(10)       $      251         257         264         271         278         285         292         300
 NO\X\ Allowances ($/Ton)(11)       $    2,563       2,630       2,698       2,769       2,841       2,914       2,990       3,068

OPERATING REVENUES ($000)

 Market Electricity Revenues
  Chalk Point                       $  664,427     681,024     698,094     715,649     733,704     752,273     771,371     791,012
  Dickerson                         $  282,661     288,708     294,907     301,260     307,773     314,448     321,290     328,303
  Morgantown                        $  503,215     517,528     532,315     547,597     563,398     579,740     596,649     614,153
  Potomac River                     $  192,610     197,409     202,328     207,369     212,536     217,832     223,259     228,822
                                    ----------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

 Total Operating Revenues           $1,642,913   1,684,669   1,727,643   1,771,876   1,817,410   1,864,292   1,912,569   1,962,290

OPERATING EXPENSES ($000)(12)

 Chalk Point
  Fuel                              $  287,122     295,320     303,753     312,430     321,357     330,541     339,990     349,712
  Emissions Allowances              $       17          17          19          19          19          20          20          21
  Operations & Maintenance          $   58,192      59,192      60,501      62,192      64,010      65,550      67,382      69,134
  Other (13)                        $   33,499      34,370      35,264      36,180      37,121      38,086      39,077      40,093
 Dickerson
  Fuel                              $   92,926      95,355      97,849     100,408     103,034     105,730     108,496     111,336
  Emissions Allowances              $    5,795       5,945       6,100       6,259       6,421       6,589       6,759       6,936
  Operations & Maintenance          $   35,138      36,051      36,989      37,951      38,937      39,950      40,989      42,054
  Other (13)                        $   17,865      18,330      18,806      19,295      19,797      20,312      20,839      21,382
 Morgantown
  Fuel                              $  154,636     158,508     162,476     166,545     170,715     174,991     179,374     183,868
  Emissions Allowances              $   10,506      10,779      11,059      11,348      11,643      11,945      12,256      12,574
  Operations & Maintenance          $   33,923      34,806      35,710      36,638      37,591      38,569      39,571      40,601
  Other (13)                        $   17,571      18,028      18,497      18,977      19,470      19,977      20,496      21,030
 Potomac River
  Fuel                              $   80,098      81,904      83,752      85,641      87,573      89,548      91,568      93,633
  Emissions Allowances              $    1,565       1,607       1,648       1,691       1,735       1,780       1,826       1,873
  Operations & Maintenance          $   43,405      44,457      45,333      46,798      47,721      49,123      50,380      51,859
  Other (13)                        $    3,999       4,104       4,210       4,320       4,432       4,547       4,665       4,787
 Production Service Center (14)     $   32,606      33,454      34,323      35,216      36,131      37,071      38,035      39,024
 Administration & General (15)      $   12,594      12,921      13,257      13,602      13,955      14,318      14,691      15,072
                                    ----------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

 Total Operating Expenses           $  921,457     945,150     969,545     995,508   1,021,662   1,048,646   1,076,414   1,104,988

NET OPERATING REVENUES ($000)       $  721,456     739,520     758,098     776,368     795,749     815,647     836,155     857,303

CAPITAL EXPENDITURES ($000)(16)     $   91,631      76,744      74,930      98,455      98,980      69,786      96,352     118,668

CASH AVAILABLE
   FOR FIXED CHARGES ($000)         $  629,825     662,776     683,168     677,913     696,769     745,861     739,803     738,635

FIXED CHARGES ($000)(17)            $   41,633      35,616      22,401      16,142      16,238      11,518      74,250      80,000

ANNUAL FIXED CHARGE COVERAGE (18)        15.13       18.61       30.50       42.00       42.91       64.76        9.96        9.23
AVERAGE FIXED CHARGE COVERAGE (19)        5.34


                            Footnotes to Exhibit A-7


  The footnotes to Exhibit A-7 are the same as the footnotes for Exhibit A-1, except:


12. Assumed to be 10 percent higher than that assumed in the Base Case.
13. Assumed to be 10 percent higher than that assumed in the Base Case.
14. Assumed to be 10 percent higher than that assumed in the Base Case.
15. Assumed to be 10 percent higher than that assumed in the Base Case.
16. Assumed to be 10 percent higher than that assumed in the Base Case.

                                                                      APPENDIX A



                         INDEPENDENT ENGINEER'S REPORT




                                SOUTHERN ENERGY
                               MID-ATLANTIC, LLC
                             GENERATING FACILITIES


                               [LOGO OF RW BECK]

                                   APPENDIX A

                         INDEPENDENT ENGINEER'S REPORT

            SOUTHERN ENERGY MID-ATLANTIC, LLC GENERATING FACILITIES

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
INTRODUCTION.............................................................   A-1

THE CHALK POINT FACILITY.................................................   A-2
 The Plant Site..........................................................   A-3
 Description of the Facility.............................................   A-3
   Mechanical Equipment and Systems......................................   A-3
   Electrical and Control Systems........................................   A-7
   Environmental Controls and Equipment..................................   A-8
   Off-Site Requirements.................................................   A-9
 Review of Technology....................................................  A-10
 Estimated Useful Life...................................................  A-10

THE DICKERSON FACILITY...................................................  A-11
 The Plant Site..........................................................  A-11
 Description of the Facility.............................................  A-11
   Mechanical Equipment and Systems......................................  A-11
   Electrical and Control Systems........................................  A-13
   Environmental Controls and Equipment..................................  A-14
   Off-Site Requirements.................................................  A-15
 Review of Technology....................................................  A-16
 Estimated Useful Life...................................................  A-16

THE MORGANTOWN FACILITY..................................................  A-16
 The Plant Site..........................................................  A-17
 Description of the Facility.............................................  A-17
   Mechanical Equipment and Systems......................................  A-17
   Electrical and Control Systems........................................  A-20
   Environmental Controls and Equipment..................................  A-21
   Off-Site Requirements.................................................  A-22
 Review of Technology....................................................  A-22
 Estimated Useful Life...................................................  A-23

THE POTOMAC RIVER FACILITY...............................................  A-23
 The Plant Site..........................................................  A-23
 Description of the Facility.............................................  A-24
   Mechanical Equipment and Systems......................................  A-24
   Electrical and Control Systems........................................  A-26
   Environmental Controls and Equipment..................................  A-27
   Off-Site Requirements.................................................  A-27
 Review of Technology....................................................  A-28
 Estimated Useful Life...................................................  A-28

                                  APPENDIX A

                        INDEPENDENT ENGINEER'S REPORT

           SOUTHERN ENERGY MID-ATLANTIC, LLC GENERATING FACILITIES

                              TABLE OF CONTENTS
                                 (continued)

                                                                           Page
                                                                           ----
THE PRODUCTION SERVICE CENTER............................................  A-28

THE PINEY POINT PIPELINE.................................................  A-29

THE ASH STORAGE FACILITIES...............................................  A-30
   Brandywine............................................................  A-30
   Faulkner..............................................................  A-31
   Westland..............................................................  A-31

ENVIRONMENTAL ASSESSMENTS................................................  A-32
 Environmental Site Assessments..........................................  A-32
   The Chalk Point Facility..............................................  A-32
   The Dickerson Facility................................................  A-33
   The Morgantown Facility...............................................  A-33
   The Potomac River Facility............................................  A-33
   The Production Service Center.........................................  A-33
   The Piney Point Pipeline..............................................  A-33
   The Ash Storage Facilities............................................  A-34
   Summary...............................................................  A-34
 Status of Permits and Approvals.........................................  A-34

OPERATION AND MAINTENANCE................................................  A-38
 Operation of the Generating Facilities..................................  A-38
 Operating Programs and Procedures.......................................  A-39
   The Chalk Point Facility..............................................  A-39
   The Dickerson Facility................................................  A-39
   The Morgantown Facility...............................................  A-40
   The Potomac River Facility............................................  A-41
   The Production Service Center.........................................  A-42
 Summary.................................................................  A-43

OPERATING HISTORY........................................................  A-43
 Performance.............................................................  A-43
   The Chalk Point Facility..............................................  A-44
   The Dickerson Facility................................................  A-45
   The Morgantown Facility...............................................  A-46
   The Potomac River Facility............................................  A-48
   Summary...............................................................  A-49
 Regulatory Compliance...................................................  A-50
   The Chalk Point Facility..............................................  A-52
   The Dickerson Facility................................................  A-54
   The Morgantown Facility...............................................  A-56
   The Potomac River Facility............................................  A-58
   The Piney Point Pipeline..............................................  A-60
   The Ash Storage Facilities............................................  A-61
   Summary...............................................................  A-61

                                  APPENDIX A

                        INDEPENDENT ENGINEER'S REPORT

           SOUTHERN ENERGY MID-ATLANTIC, LLC GENERATING FACILITIES

                              TABLE OF CONTENTS
                                 (continued)

                                                                           Page
                                                                           ----
PROJECTED OPERATING RESULTS..............................................  A-62
 Annual Operating Revenues...............................................  A-62
   Revenues from Electricity Sales.......................................  A-62
 Annual Operating Expenses...............................................  A-62
   Fuel Costs............................................................  A-62
   Operating and Maintenance Costs.......................................  A-62
   Emissions Allowances..................................................  A-62
   General and Administrative and Other Expenses.........................  A-63
 Capital Expenditures....................................................  A-63
 Annual Fixed Charges....................................................  A-63
 Fixed Charge Coverage...................................................  A-63
 Contribution from the Leased Facilities.................................  A-64
 Sensitivity Analyses....................................................  A-64
 Summary Comparison of Projected Operating Results.......................  A-64

PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS USED IN
   THE PROJECTION OF OPERATING RESULTS...................................  A-65

CONCLUSIONS..............................................................  A-66

EXHIBITS
   EXHIBIT A-1 Base Case Projected Operating Results.....................  A-68
   EXHIBIT A-2 Sensitivity A - Low Gas Market Price Scenario.............  A-84
   EXHIBIT A-3 Sensitivity B - Capacity Overbuild Market Price Scenario..  A-88
   EXHIBIT A-4 Sensitivity C - Breakeven Market Prices...................  A-92
   EXHIBIT A-5 Sensitivity D - Reduced Availability......................  A-96
   EXHIBIT A-6 Sensitivity E - Increased Heat Rate....................... A-100
   EXHIBIT A-7 Sensitivity F - Increased Operating Expenses.............. A-104

                        Copyright (C) 2000, R. W. Beck, Inc.
                                All Rights Reserved

                                                                  [RW BECK LOGO]

                                                                December 7, 2000


Credit Suisse First Boston
Eleven Madison Avenue
New York, NY 10010

Subject:    Independent Engineer's Report on
            Southern Energy Mid-Atlantic, LLC Generating Facilities

Ladies and Gentlemen:

                                  INTRODUCTION

          Presented herein is the report (the "Report") of our review and analyses of the 2,423 megawatt ("MW") (net) Chalk Point power plant located in Prince George's County, Maryland (the "Chalk Point Facility"); the 837 MW (net) Dickerson power plant located in Montgomery County, Maryland (the "Dickerson Facility"); the 1,412 MW (net) Morgantown power plant located in Charles County, Maryland (the "Morgantown Facility"); and the 482 MW (net) Potomac River power plant located in Alexandria, Virginia (the "Potomac River Facility" and, together with the Chalk Point, Dickerson, and Morgantown Facilities, the "Generating Facilities"). Southern Energy, Inc. ("Southern Energy") entered into an Asset Purchase and Sale Agreement dated June 7, 2000 (the "Asset Purchase Agreement") to acquire the Generating Facilities, as well as certain other assets and obligations, from Potomac Electric Power Company ("Pepco"). Prior to the acquisition of the Generating Facilities, Southern Energy will assign its rights in the Generating Facilities and related assets to Southern Energy Mid-Atlantic, LLC and its subsidiaries and affiliates (collectively, "SE Mid-Atlantic"), all of which are direct or indirect wholly-owned subsidiaries of Southern Energy. SE PJM Management, LLC, an indirect wholly owned subsidiary of Southern Energy will hire Pepco personnel in conjunction with the acquisition and will provide operations, maintenance and general management personnel to SE Mid-Atlantic. Southern Energy Resources, Inc. ("SERI"), a direct wholly owned subsidiary of Southern Energy will provide executive personnel and administrative services to SE Mid-Atlantic. SE Mid-Atlantic will also acquire a fuel oil delivery pipeline and associated pumping and storage facilities for supplying fuel oil to the Chalk Point and Morgantown Facilities (the "Piney Point Pipeline"), as well as the Faulkner ash storage facility ("Faulkner"), the Brandywine ash storage facility ("Brandywine"), and the Westland ash storage facility ("Westland", and together with Faulkner and Brandywine, the "Ash Storage Facilities").

          SE Mid-Atlantic is entering into a leveraged lease transaction (the "Lease") pursuant to which SE Mid-Atlantic will lease a portion of the Generating Facilities (the "Leased Facilities") from owner lessors who will purchase the Leased Facilities directly from Pepco. The purchase of the Leased Facilities will be financed, in part, through the issuance by a pass through trust of $1,224,000,000 of Pass Through Certificates, Series A, Series B, and Series C (the "Certificates"). SE Mid-Atlantic will be responsible for making rent payments on the Lease (the "Rent"). The Rent will have the same priority as payments on any other senior debt of SE Mid-Atlantic (together with the Rent, the "Fixed Charges").

          The Chalk Point Facility consists of two coal-fired electric generating units, two dual-fueled electric generating units, and seven combustion turbine ("CT") units, one of which is owned by Southern Maryland Electric Cooperative ("SMECO"). SE Mid-Atlantic is entitled to the entire output of the CT owned by SMECO. Chalk Point Units 1 and 2 have a combined nominal net generating capability of 683 MW. Chalk Point Units 3 and 4 have a nominal net generating capability of 1,224 MW. The seven Chalk Point CTs have a combined nominal net generating capability of 516 MW. Fuel for the Chalk Point Facility is under short-term agreement.

          The Dickerson Facility consists of three coal-fired electric generating units and three CTs. Dickerson Units 1, 2 and 3 have a combined nominal net generating capability of 546 MW. The Dickerson CTs have a combined nominal net generating capability of 291 MW. Fuel for the Dickerson Facility is under short-term agreement.

          The Morgantown Facility consists of two coal-fired electric generating units and six CTs. Morgantown Units 1 and 2 have a combined nominal net generating capability of 1,164 MW. The Morgantown CTs have a combined nominal net generating capability of 248 MW. Fuel for the Morgantown Facility is under short-term agreement.

          The Potomac River Facility consists of five coal-fired electric generating units. Potomac River Units 1 and 2 have a combined nominal net generating capability of 176 MW. Potomac River Units 3, 4 and 5 have a combined nominal net generating capability of 306 MW. Fuel for the Potomac River Facility is under short-term agreement.

          During the course of our review, we visited and made general field observations of the Generating Facilities and the sites of the Generating Facilities. The general field observations were visual, above-ground examinations of selected areas which we deemed adequate to comment on the existing condition of the sites but which were not in the level of detail necessary to reveal conditions with respect to geological or environmental conditions, the internal physical condition of any equipment, or the conformance with agreements, codes, permits, rules, or regulation of any party having jurisdiction with respect to the sites.

          In addition, we have reviewed: (1) the status of permits and approvals and compliance with those permits; (2) environmental assessment reports; (3) the historic and projected levels of production of the Generating Facilities; (4) the historic and projected operating and maintenance expenses of the Generating Facilities; (5) the projected revenues of the Generating Facilities; (6) historical operating records of the Generating Facilities, and (7) operating programs and procedures. Based on our review, we have prepared a projection of revenues and expenses of the Generating Facilities and Fixed Charge coverage ratios, which are attached as Exhibits A-1 through A-7 to this Report (the "Projected Operating Results").

          In developing the Projected Operating Results, we have relied upon a report by PHB Hagler Bailly Consulting, Inc. ("Hagler Bailly") attached as Appendix B to the Confidential Offering Circular, of which this Report is a part, for projections of the Generating Facilities' electricity sales, revenues, and fuel costs. Based on their experience in developing such projections, we believe it is reasonable to rely upon the projections prepared by Hagler Bailly.

                            THE CHALK POINT FACILITY

          The Chalk Point Facility is comprised of four conventional steam turbine units and seven simple-cycle CTs, with a total net summer generating capacity of approximately 2,423 MW. Included in this amount is SE Mid-Atlantic's entitlement to the output of one on-site CT that is owned by SMECO. The Chalk Point Facility is the largest of SE Mid-Atlantic's generating stations and provides baseload, mid-range and peaking generation and is capable of utilizing a variety of fuels.

          Chalk Point Units 1 and 2 are identical coal-fired electric generating units that have been in commercial operation since 1964 and 1965, respectively. Each unit consists of a single boiler and cross compound steam turbine generator with nameplate capacity ratings of 364 MW. The units have actual maximum capacity ratings of approximately 341 to 343 MW, depending on the season, and can be dispatched down to 210 MW. The annual average net heat rates are approximately 9,700 British thermal units per kilowatt-hour ("Btu/kWh") for each unit. Each unit has a Babcock and Wilcox ("B&W") pulverized coal-fired boiler and General Electric ("GE") steam turbine and generator.

          Chalk Point Units 3 and 4 are identical electric generating units that can be fired by either No. 6 residual fuel oil or natural gas and have been in commercial operation since 1975 and 1981, respectively. Each unit consists of a single boiler and steam turbine generator with nameplate capacity ratings of 659 MW. The units have actual maximum capacity ratings of approximately 612 MW and can be dispatched down to 130 MW. The annual average net heat rates have ranged between approximately 12,000 Btu/kWh and 13,500 Btu/kWh over the past five years. Each unit has a Combustion Engineering ("CE") oil- and gas-fired boiler and GE steam turbine and generator.

          The Chalk Point CTs are simple-cycle units that provide the Chalk Point Facility with both black starting capability and peaking generation. The units range from 18 MW to 107 MW of capacity, with a summer total capacity for all seven units of 516 MW. With the exception of Chalk Point CTs 1 and 2, the two black start units that only fire No. 2 distillate oil, all of the other CTs are capable of firing either No. 2 distillate oil or natural gas.

          In addition, the Chalk Point Facility has certain common facilities shared by all units such as river water pumping stations, fuels receiving, storage and handling systems, water treatment systems, warehouses, maintenance shops, chemistry laboratory, administrative offices, groundwater monitoring wells, and electrical switchyard.

The Plant Site
--------------

          The Chalk Point Facility is located approximately 45 miles southeast of Washington, DC on a 1,160-acre site at the confluence of the Patuxent River and Swanson Creek in Prince George's County, Maryland. The site is easily accessible from Eagle Harbor Road off of Maryland State Highway 381 and provides adequate access to necessary utilities and rail transportation. The site is in a largely rural area bordered on the east by the Patuxent River, on the south by Swanson Creek, and on the north and west by farmland. On the basis of our observations and the historical operations of the Chalk Point Facility, we are of the opinion that the site is suitable for the Chalk Point Facility's continued operation.

Description of the Facility
---------------------------

     Mechanical Equipment and Systems

          Steam Generators

          The Chalk Point Units 1 and 2 steam generators consist of identical B&W once through, double reheat, supercritical, balanced draft, indoor units with two Ljungstrom regenerative secondary air preheaters operating in parallel with a tubular primary air preheater. The units were originally designed as positive draft units, but were converted to balanced draft operation in the early 1980s. Each steam generator includes two multi-stage superheaters, a multi stage reheater, a single stage convection reheater, an economizer, reheat spray desuperheaters, and a steam sootblowing system. Each steam generator has a maximum continuous capacity of 2,500,000 pounds per hour ("lb/hr") of steam when operating at 3,575 pounds per square inch ("psig") and 1,000(degrees)F superheater outlet temperature and final reheat temperatures of 1,050(degrees)F and 1,000(degrees)F. The steam generators are designed to fire pulverized coal as the primary fuel and have been retrofitted to fire natural gas as a secondary fuel. In 1994 to 1995, to control oxides of nitrogen ("NO\X\"), the 24 wall mounted coal burners were replaced with Riley Low-NO\X\ burners and a separated over-fire air ("SOFA") systems was installed. Either natural gas or No. 2 distillate oil may be used for start-up and low load flame stabilization.

          There are six positive pressure B&W type "EL" coal pulverizers and two primary air fans for each unit. The pulverizer motors and main shafts have both been upgraded to provide higher reliability. Primary and secondary air are provided to each steam generator by two forced draft fans which supply air to the two regenerative air preheaters, and two primary air fans which supply air to the tubular primary air preheaters. Inlet air to all of the air preheaters is heated by passing it through steam coils. The heated air flows as primary air to the coal pulverizers to heat and dry the coal and transport it to the burners, and as secondary air to the steam generator's windboxes to provide adequate air for combustion of the coal. Two induced draft fans per unit draw flue gas from the steam generator to maintain a slight negative pressure within the unit, and discharge into the electrostatic precipitators ("ESPs") and then to the 712-foot stack that is shared by both units.

          The Chalk Point Units 3 and 4 steam generators consist of identical CE controlled circulation, reheat, subcritical, balanced draft, indoor units with two Ljungstrom regenerative air preheaters. Each steam generator includes a divided furnace consisting of a tilting tangentially-fired, center wall furnace with an economizer, a multi-stage superheater, a single-stage reheater, superheat and reheat spray desuperheaters, and a steam sootblowing system. Each steam generator has a maximum continuous capacity of 4,600,000 lb/hr of steam when operating at 1,980 psig and 953(degrees)F superheater outlet temperature with a final reheat temperature of 952(degrees)F. The steam generators are designed to fire No. 6 residual oil as the primary fuel and have been retrofitted to fire natural gas as a secondary fuel. Fuel is fired through tilting tangential nozzles mounted in four elevations in each of the eight corners of the divided furnace. Either natural gas or No. 2 distillate oil may be used for start-up and low load flame stabilization.

          Secondary air for combustion is provided to each steam generator by two forced draft fans that supply air to the two regenerative air preheaters. Inlet air to the air preheaters is heated by passing it through steam coils.
Two booster fans are provided to supply air to each steam generator's igniters. There are four induced draft fans per unit, arranged in two trains of two fans in series that draw flue gas from the steam generator to maintain a slight negative pressure within the unit. The primary induced draft fans in each train are not used, but remain in place in free-wheeling operation. The induced draft fans discharge flue gases into ductwork that bypasses the gas scrubber units which have been retired in place. Flue gases are discharged out each unit's 712-foot stack.

          Steam Cycle and Heat Rejection Systems

          Each Chalk Point Units 1 and 2 steam generator provides steam to a single GE cross-compound, four flow, reheat, condensing steam turbine. Each of the units is rated at 350,000 kilowatts ("kW") at inlet throttle conditions of 2,289,000 lb/hr of steam flow at 3,500 psig and 1,000(degrees)F with 1,050(degrees)F/1,000(degrees)F reheat inlet temperatures and 1.25 inches of mercury ("inches Hg") backpressure. Each turbine is protected from water induction by a water induction protection system. The low pressure turbines exhaust into twin parallel shell surface condensers where the steam is condensed by rejection of heat into the circulating water.

          Circulating water for each condenser is obtained through an intake canal and structure on the Patuxent River. The brackish water from the river is screened and pumped by two 50 percent capacity vertical circulating water pumps through cylindrical conduits to the condensers. After passing through the condensers, the circulating water flows through conduits to the discharge canal for return to the river.

          Feedwater for each of Chalk Point Units 1 and 2 is provided by two 60 percent capacity steam-turbine-driven feedwater pumps, two full capacity feedwater booster pumps and two full capacity condensate pumps through three stages of low pressure feedwater heating including a deaerator, and three stages of high pressure feedwater heating. The feedwater pumps and several of the feedwater heaters have been replaced.

          Each Chalk Point Units 3 and 4 steam generator provides steam to a single GE tandem-compound, four flow, reheat, condensing steam turbine. Each of the units is rated at 600,854 kW at inlet throttle conditions of 3,971,337 lb/hr of steam flow at 1,800 psig and 950(degrees)F with 950(degrees)F reheat inlet temperatures and 0.5 inches Hg backpressure. Each turbine is protected from water induction by a water induction protection system. The low pressure turbines exhaust into twin parallel shell surface condensers where the steam is condensed by rejection of heat into the circulating water.

          Each Chalk Point Units 3 and 4 circulating water system is a closed-loop system that uses a crossflow, natural draft, concrete cooling tower. There are two horizontal circulating water pumps which take suction from the cooling tower basin and supply the condenser with cooling water that is returned to the cooling tower. Makeup water for the cooling towers is supplied from the Chalk Point Units 1 and 2 discharge canal by three makeup water pumps.

          Feedwater for each of Chalk Point Units 3 and 4 is provided by two 60 percent capacity steam-turbine-driven feedwater pumps, three 50 percent capacity feedwater booster pumps and two full capacity condensate pumps through three stages of low pressure feedwater heating including a deaerator, and two stages of high pressure feedwater heating.

          Fuel Handling System

          Coal for Chalk Point Units 1 and 2 is delivered in unit trains of approximately 80 cars. Utilizing either of the Chalk Point Facility's two locomotives, the coal cars are unloaded in a recently upgraded rotary car dumper and conveyed to two Bradford breakers to screen out refuse and oversized material. The sized coal is then conveyed to a rail mounted traveling bucket wheel stacking/reclaiming machine. This machine is capable of stacking out coal to the storage area, which normally has approximately 30 to 35 days of inventory on site, or conveying coal to the conveyor system supplying the Chalk Point Facility's coal storage bunkers, which hold approximately a 16 hour supply of coal at full load burn rates. Both of these functions can be performed simultaneously. Coal conveyed into the plant passes through a single roll crusher to break up any frozen coal and over a magnetic separator to remove pieces of metal that may be in the coal. All weighing and sampling of coal is performed at the mines per the terms of the coal sales agreements. Coal storage bunkers are located on each side of each boiler, with each bunker supplying coal to three pulverizers. An emergency reclaim system is provided to permit fueling of the plant in the event that the stacker/reclaimer is out of service.

          No. 6 residual oil for Chalk Point Units 3 and 4 is transported to the site from Piney Point in southern Maryland via the Piney Point Pipeline. The oil is stored in three storage tanks, with a total capacity of 234,000 barrels of No. 6 residual oil with 0.7 percent sulfur for Chalk Point Unit 4 and 469,000 barrels of No. 6 residual oil with 1.0 percent sulfur for Chalk Point Unit 3. Tank and in-line piping heaters are utilized to maintain the temperature of the oil during storage and pumping from the storage tanks into the Chalk Point Facility. Duplex basket strainers are located at the inlet of each of the four in-line heaters. Four pumps are utilized to pump the oil through additional duplex strainer baskets, heaters, and meters to the fuel oil pump rooms within the Chalk Point Facility. From the pump rooms, the oil is pumped by three fuel oil booster pumps to the main oil burners for each of the units.

          No. 2 distillate oil is used in the CTs and auxiliary boilers and as start-up and low load flame stabilization fuel in the steam units. The oil is delivered by truck to the Chalk Point Facility where there is a total storage capacity of 1.774 million gallons in two interconnected tanks. In addition, SMECO owns a 1.18 million-gallon storage tank dedicated to providing fuel solely to the SMECO CT.

          Natural gas can be burned in all the steam units and CTs except for units Chalk Point CTs 1 and 2. Natural gas is received through a 20-inch diameter, 3.5-mile long, 900 psig spur line from the Cove Point LNG, L.P. pipeline. Washington Gas Light Company owns and operates this spur line and there is a contract in place with Washington Gas Light Company for the firm transportation of up to 480,000 dekatherms of natural gas per day on this spur line.

          Ash Handling Systems

          Bottom ash and slag that fall to the bottom of the furnace section of each of the Chalk Point Units 1 and 2 steam generators are collected in three water-filled, refractory-lined ash hoppers located under the furnace. Each hopper feeds a double-roll clinker grinder which discharges into an ash sump. From the ash sump, the ash-laden water is pumped to an outdoor dewatering bin. The water in the bin is decanted and returned to a surge tank, from which it flows back to the ash hoppers. The dewatered bottom ash is loaded into trucks for disposal. Approximately 60 to 65 percent of the bottom ash is sold for manufacturing cinder blocks, and the remainder is stored on site in the coal yard area.

          The fly ash collection system is a combination of original plant equipment and new equipment added when the units were converted to balanced draft. There are three fly ash handling systems installed on each unit. The system for removing ash from the economizer hoppers utilizes water for transporting the ash to an outdoor dewatering bin. The other two systems are dry pneumatic systems of which one is a pressurized and one is a vacuum system. The vacuum system transports ash from the original precipitators to ash storage silo No. 1, and the pressurized system transports ash from the new precipitators to ash storage silos Nos. 2 or 3. Ash from each silo is loaded into trucks and hauled to Brandywine for disposal.

          Make-Up Water System

          Make-up water for the steam generators is produced from well water from the six on-site artesian wells using pretreatment and demineralizer systems. Pretreatment consists of softening, coagulation and filtering. Chalk Point Units 1 and 2 have a demineralizer capable of treating 180 gallons per minute ("gpm") with 144,000 gallons per regeneration, and Chalk Point Units 3 and 4 have a demineralizer capable of treating 600 gpm with 360,000 gallons per regeneration. Demineralized water is used either directly in the plant or stored in either of the two Chalk Point Units 1 and 2 250,000-gallon storage tanks, or the two Chalk Point Unit 3 and 4 450,000-gallon storage tanks.

          For the CTs, demineralized water is produced by truck delivered portable demineralizers and stored separately from the remainder of the Chalk Point Facility. In addition, the SMECO unit has its own dedicated demineralizer system.

          Combustion Turbines

          The CTs at the Chalk Point Facility are utilized for black starting the steam units and for peaking service. The first unit, Chalk Point CT 1, is an 18 MW Pratt and Whitney FT4A-7 unit installed in 1967 to provide black start capability for steam Chalk Point Units 1 and 2. Chalk Point CT 2, a 30 MW Westinghouse W-251-B2 unit, was installed in 1974 to provide black start capability for Chalk Point Units 3 and 4 and for Chalk Point CT 5. Both units operate on No. 2 distillate oil and are also used for peaking service.

          In 1991, Chalk Point CTs 4 through 6 were installed for peaking service. Chalk Point CTs 3 and 4 are 85 MW GE PG7111EA units, and Chalk Point CTs 5 and 6 are 107 MW Kraftwerk Union/Siemens V84.2 units. The SMECO unit was installed in 1990 and is an 84 MW GE unit that is owned by SMECO and is leased by SE Mid-Atlantic. Pursuant to a Facility and Capacity Credit Agreement, SMECO receives a monthly capacity credit from SE Mid-Atlantic in return for which SE Mid-Atlantic has the right to use the entire installed capacity and energy of the unit, subject to operating the unit to Prudent Utility Practice for maintenance, insurance, and environmental management. Under the Facility and Capacity Credit Agreement, SE Mid-Atlantic has complete control of the unit and is responsible for all costs. The Facility and Capacity Credit Agreement expires on November 30, 2015. SE Mid-Atlantic will lease the land upon which the unit is located to SMECO. All five of these units operate with natural gas as the primary fuel and No. 2 distillate oil as a secondary fuel. We note that all CT capacities referenced above are summer ratings.

          Additional Structures and Systems

          There are seven auxiliary boilers at the Chalk Point Facility. Auxiliary boilers Nos. 1, 2 and 4 are out of service and have been retired in place. Auxiliary boilers Nos. 3, 5, 6 and 7 are currently operated utilizing No. 2 distillate oil for load carrying and propane for starting up.

          Instrument and service compressed air for Chalk Point Units 1 and 2 are supplied by three reciprocating air compressors. Instrument air is filtered and dried prior to use in the instrument air system. The original compressed air system has been augmented with the installation of additional drying capacity for the pressurized fly ash system installed on the new precipitators, and the installation of one rotary air compressor per unit to supply burner atomizing air. When Chalk Point Units 3 and 4 were installed, two additional reciprocating air compressors were furnished along with sufficient dryers and filters to meet the instrument and service air needs of the units. There are interconnections between the Chalk Point Units 1 and 2 and Chalk Point Units 3 and 4 compressed air systems to provide operational flexibility.

          The major fire protection system consists of three electric motor driven and one gasoline engine driven fire pumps supplied by water from the pretreated well water storage tanks. The SMECO unit also has its own electric and diesel driven fire pumps. In addition to the water based system which is used for hydrants, sprinkler and deluge systems in many key areas of the Chalk Point Facility, there are carbon dioxide ("CO\2\"), halon, and foam based systems in the Chalk Point Facility in areas such as cable spreading rooms, control rooms, and lube oil storage areas. Portable fire extinguishers are located strategically throughout the Chalk Point Facility.

          Chalk Point Units 1 and 2 have a common 712-foot tall, reinforced concrete, steel lined chimney that was installed when the units were converted to balanced draft and new precipitators were installed in the early 1980s. The two original chimneys for these units have been capped and retired in place. Chalk Point Units 3 and 4 each have a 712-foot tall reinforced concrete chimney.

          Chalk Point Units 1 and 2 share a common control room, as do Chalk Point Units 3 and 4. All the units at the Chalk Point Facility share other structures and facilities such as warehouses, administrative offices, water storage and treatment facilities, fuel storage and handling facilities, drainage and sewage treatment facilities, hydrogen, nitrogen and CO\2\ bulk storage facilities, and the fire protection system.

     Electrical and Control Systems

          Each of the Chalk Point Unit 1 and 2 steam turbines drives a GE hydrogen-cooled generator. As these are cross compound steam turbines, each unit has two generators. Each of the four generators is a two pole, 3 phase, 60 cycle, 3,600 revolutions per minute ("rpm"), 20 kV unit rated at 214,000 kVA at
0.85 power factor and 30 psig hydrogen pressure. There are a total of five motor driven exciters, one for each generator and one spare, for the two units. Each of the Chalk Point Unit 3 and 4 steam turbines also drives a GE hydrogen and water-cooled generator. However, as these are tandem compound steam turbines, each unit has a single generator. Each of the two generators is a 2 pole, 3 phase, 60 cycle, 3,600 rpm, 24 kV unit rated at 732,200 kVA at 0.90 power factor and 60 psig hydrogen pressure. Each unit has its own exciter.

          Chalk Point Units 1 and 2 each use a three-phase, forced oil, forced air-cooled main power transformer. The Chalk Point Unit 1 transformer was manufactured by GE and the Chalk Point Unit 2 transformer was manufactured by Asea Brown Boveri ("ABB"). Both are rated 19.3 kV-234 kV, 400 MVA. Chalk Point Units 3 and 4 each use a three-phase, forced oil, forced air-cooled main power transformer manufactured by Westinghouse. These transformers are rated 24 kV-234 kV, 650 MVA. One spare main power transformer is shared with the Morgantown Facility.

          On Chalk Point Units 1 and 2, the auxiliary power system is divided into two voltage classes. The medium voltage equipment including all motors above 300 horsepower ("hp") as well as the 250 hp pulverizer motors is operated at 4,160 volts, and the low voltage equipment is operated at 480 volts. Auxiliary power for each generating unit's auxiliary usage is supplied by two auxiliary transformers that are connected to their respective generator's isolated phase bus. A reserve station service transformer in the switchyard that is connected to the 69 kV system supplies start-up and emergency power to the 4,160 volt switchgear assemblies.

          On Chalk Point Units 3 and 4, the auxiliary power system is divided into three voltage classes. The high voltage equipment including 4000 and 7000 hp motors is operated at 13,800 volts, the medium voltage equipment including all motors from 300 to 4000 hp operate at 4,160 volts, and the low voltage equipment is operated at 480 volts. For each unit, auxiliary power is supplied by two station service transformers, one to the 13,800 volt buses and the other to the 4,160 volt buses. For start-up or emergency conditions, these buses are also fed by the 69 kV switchyard through reserve transformers. One spare auxiliary transformer is shared with the Morgantown Facility.

          For the CTs, Chalk Point CTs 1 and 2 have no separate main transformers. Chalk Point CT 1 feeds directly into the 4,160 volt system for Chalk Point Unit 1, and Chalk Point CT 2 can feed through the reserve transformer or to the Chalk Point Unit 2 13,800 volt buses. Each of Chalk Point CTs 3 through 6 generators generates at 13,800 volts. For each pair of these generators, a three winding main power transformer steps the voltage up to 230 kV. Each of these generators has its own 13,800 volt generator breaker.
Station service for these units is provided by 13.8 kV-4,160 volt and 13.8 kV-480 volt auxiliary transformers connected to the line side of each generator breaker. Standby power is supplied to each of the units from a reserve transformer served by the 69 kV the Chalk Point Facility's system.

          AC and DC Critical Systems

          Each of Chalk Point CTs 3 through 6 has two self-contained batteries and charger supplying 125 volt direct current ("dc") to each generator's switchgear, control and protective relaying. The battery supplies provide separate 125 volt dc sources for redundant protection schemes.

          The Chalk Point Facility is equipped with an uninterruptable power supply system designed to supply AC and DC power to critical motors, control systems and computer systems associated with the plant.

          Plant Control System

          There are three main control rooms at the Chalk Point Facility. The control room for Chalk Point Units 1 and 2 also provides remote start capability for all the CTs except for Chalk Point CT 2. The control room for Chalk Point Units 3 and 4 also provides remote start capability for Chalk Point CT 2, and the CT control room is available for operating all the CTs except Chalk Point CTs 1 and 2.

          The control room for Chalk Point Units 1 and 2 provides for separate operation of each unit utilizing a Foxboro Digital Control System ("DCS"), which was retrofitted into the control room in 1996. These computerized systems include combustion control, burner management systems, automatic generator control, emissions monitoring systems, and control of auxiliary systems such as fly ash handling and sootblowing.

          The control room for steam Chalk Point Units 3 and 4 was originally equipped with a Bailey 820 control system for operating the units. While the entire control system has not been replaced as it has on Chalk Point Units 1 and 2, many of the Bailey control system functions have been replaced by updated Foxboro DCS components, including burner management systems, sootblower controls, fuel and airflow controls, steam temperature and pressure controls and an automatic generator control panel.

     Environmental Controls and Equipment

          Air Emissions

          The Chalk Point Facility is permitted for air emissions within the limits established in the permits. The key pollutants which must be controlled include particulate matter, sulfur dioxide ("SO\2\"), NO\X\, and opacity. The basic strategies and air pollution control technologies employed at the Chalk Point Facility to control these pollutants include: (i) purchasing fuels of the required sulfur content in order to control emissions of SO\2\; (ii) utilizing ESPs on Chalk Point Units 1 and 2 for particulate and opacity control; (iii) utilizing low-NO\X\ burners, SOFA systems, and gas re-burn on Chalk Point Units 1 and 2 to reduce NO\X\ emissions; (iv) restoring the SOFA system on Chalk Point Unit 3 to reduce NO\X\ emissions and improved burner nozzles and fuel control systems on Chalk Point Units 3 and 4 to reduce both NO\X\ emissions and opacity; and (v) utilizing water injection on Chalk Point CTs 5 and 6 to reduce NO\X\ emissions when firing No. 2 distillate oil.

          Chalk Point Units 1 and 2 were originally equipped with Research-Cottrell precipitators that operated under positive pressure and had a collection efficiency of 97.5 percent. When the steam generators were converted to balanced draft in the early 1980s, these original precipitators were modified and reinforced to operate under negative pressure, and new Buell precipitators were installed in series with the original precipitators. The original Research-Cottrell precipitators are not currently energized, but could be returned to service with minimal repairs. The Buell precipitators are designed to have a collection efficiency of 99.2 percent. Flue gas scrubbers were originally installed on Chalk Point Units 3 and 4 for particulate removal. However, these units have been bypassed and retired in place as particulate emission and opacity limits are being met through improvements to the fuel firing system equipment and operations.

          All of the steam units are equipped with continuous emissions monitors ("CEMs") as required by state and federal regulations. These monitors are installed at the 286-foot elevation of the chimneys to measure and record emission levels for opacity, SO\2\, NO\X\, CO\2\, as well as volumetric flow. CO probes have also been installed on each of the steam units. The Chalk Point Facility's CEMs availability has been greater than the 95 percent level required by the United States Environmental Protection Agency ("USEPA").

          Wastewater/Solid Waste Disposal

          Solid waste at the Chalk Point Facility consists primarily of the coal processing and combustion byproducts generated by Chalk Point Units 1 and 2. Bottom ash from Chalk Point Units 1 and 2 is pumped as a water/ash mixture to dewatering bins where the water is decanted off and recycled for use in the bottom ash transporting system. The dewatered bottom ash is loaded into trucks for disposal.

          Fly ash from Chalk Point Units 1 and 2 is collected and transported to ash storage silos, where it is loaded into trucks for transport to Brandywine located approximately 16 miles from the Chalk Point Facility.

          The small amounts of iron pyrites removed from the pulverizers of Chalk Point Units 1 and 2 are stored on site in a lined storage area.

          Low volume wastewaters such as coal pile runoff, demineralizer backwash, boiler blowdown, filter backwash, intake screen backwash, sanitary wastewater, and settling pond discharges, along with storm water run-off are collected and treated in two settling ponds that have concrete bottoms. The ponds are arranged in parallel fashion so that one pond is in service while solids are being cleaned out of the other pond. The pH of the water in the ponds is controlled by the addition of caustic, and the ponds discharge to the cooling water canal that empties into the Patuxent River. A packaged sewage treatment plant treats sanitary waste for most of the site. Oil/water separators treat the storm water runoff from the fuel storage and handling areas.

     Off-Site Requirements

          Fuel Supply

          Chalk Point Units 1 and 2 burn bituminous coal that is delivered by the CSX Transportation Company from mines generally located in the northern Appalachian coal mining region, which includes western Pennsylvania, Maryland, and West Virginia. Coal is purchased pursuant to four coal contracts that also cover coal supply to the Dickerson and Morgantown Facilities. These contacts are short-term contracts which, with certain extension options, will expire between December 31, 2000 and June 30, 2002. Minimum quality parameters and minimum tonnages are specified, and all of the contracts have provisions to purchase additional tonnage at a discount to the current spot market price. In addition to the contracts, coal may be purchased on the spot market depending on quantity requirements and market conditions. SE Mid-Atlantic will acquire approximately 244 rail cars that are used for coal deliveries to the Chalk Point, Morgantown and Dickerson Facilities.

          The No. 6 residual oil burned in Chalk Point Units 3 and 4 is purchased on the spot market under short-term contracts with no minimum purchase requirements and delivered to the Chalk Point Facility via the Piney Point Pipeline from the unloading and storage facilities in Piney Point, Maryland.
The Piney Point Pipeline is operated under contract by ST Services. In addition, Pepco leases space for 1.5 million barrels of storage of No. 6 oil at the Piney Point Terminal. This storage can also provide service to Morgantown Units 1 and 2 as a back-up fuel. This lease expires June 30, 2001, with the option to extend an additional five years by mutual agreement.

          No. 2 distillate fuel oil is purchased pursuant to short-term, renewable contracts with each of three vendors. The oil is delivered to the Chalk Point Facility by truck from the vendors' terminals.

          Natural gas is purchased in the spot market under short-term agreements. Gas transportation to the Chalk Point Facility is through a Washington Gas Light Company lateral pipeline under an agreement which expires December 31, 2003.

          Electrical Interconnection

          The Chalk Point Facility's electric output is interconnected to the grid through the Chalk Point Facility's switchyard. The Chalk Point Facility has two 500 kV, six 230 kV, and two 60 kV lines connected to the Chalk Point Facility's switchyard. Chalk Point Units 1 through 4 and Chalk Point CTs 3 through 6 are connected to the Chalk Point 230 kV ring bus. Two 230 kV lines tie into the Chalk Point 500 kV switchyard, which has one tie to

Baltimore Gas and Electric and one tie to the 500 kV transmission system owned by the Pennsylvania-New Jersey-Maryland power pool ("PJM").

          Water Supply

          Raw cooling water for the Chalk Point Unit 1 and 2 condensers and for makeup water to the Chalk Point Unit 3 and 4 cooling towers is obtained from the Patuxent River. Water for other uses within the Chalk Point Facility is obtained from the six on-site artesian wells. Screening, filtering, treatment, pumping and storage facilities are available for processing the well water for various uses within the Chalk Point Facility.

Review of Technology
--------------------

          The design and construction of electric utility generating units using pulverized coal, No. 6 residual oil, or natural gas to fire steam boilers has been common for many years, as has the firing of natural gas or No. 2 distillate oil in CTs. The Chalk Point Facility was designed utilizing the standard technologies available at the time it was built. Where it has proven economically desirable, or where regulatory changes have required, new technologies have been "backfit" into the Chalk Point Facility to improve operations, environmental compliance, and efficiencies. Major examples of this include the conversion of Chalk Point Units 1 and 2 to balanced draft operation and installation of new, more efficient precipitators in the early 1980s, provision of gas firing capability for Chalk Point Units 1 and 2 in the 1990s, and replacement of the control systems of Chalk Point Units 1 and 2.

          In general, Chalk Point Units 1 and 2 have been normally base-loaded, which is common for large, coal-fired units which are generally designed for this type of operation. The Chalk Point Units 3 and 4 have been generally used in intermediate or peaking service. Many large steam units were originally designed for base load service and later converted to peaking service. In general, these units experienced thermal cycling damage such as cracking of major steam generator and turbine components, accelerated erosion of turbine components, and operational difficulties with systems that were not designed to be cycled on and off frequently. However, Chalk Point Units 3 and 4 were intended for peaking service when originally proposed, and as such, the equipment was designed to take frequent start/stop cycles into account. Having had numerous opportunities to inspect the units during the 25- to 30-year period they have been in operation, the operators have reported that the equipment has performed well and does not exhibit to any great degree any of the problems usually associated with the cycling of large steam units.

          The CTs utilize mature, commercially proven technology. Additionally, inlet fogging systems are being installed on Chalk Point CTs 3 through 6 which are expected to increase summer capacity by approximately 4 to 6 MW. This incremental capacity is not included in the Projected Operating Results.

          Based on our review, we are of the opinion that the Chalk Point Facility has been designed and constructed with good engineering practices and generally accepted industry practices, and the technologies in use at the Chalk Point Facility are sound, proven conventional methods of electric generation.
If operated and maintained as proposed by SE Mid-Atlantic, the Chalk Point Facility should be capable of meeting the currently applicable environmental permit requirements. Furthermore, all off-site requirements of the Chalk Point Facility have been adequately provided for, including fuel supply, water supply, ash and wastewater disposal, and electrical interconnection.

Estimated Useful Life
---------------------

          We have reviewed the quality of equipment installed at the Chalk Point Facility, the general plans for operating and maintaining the facility and the historical performance of the Chalk Point Facility. On the basis of this review and assuming that: (1) the units are operated and maintained by SE PJM Management in accordance with the policies and procedures as presented by SE Mid-Atlantic, (2) all required renewals and replacements are made on a timely basis as the units age, and (3) coal, gas and oil burned by the units are within the expected range with respect to quantity and quality, we are of the opinion that the Chalk Point Facility should have a useful life extending well beyond the term of the Certificates.

                             THE DICKERSON FACILITY

          The Dickerson Facility is comprised of three conventional steam turbine units and three simple-cycle CTs (CT D1, CT H1, and CT H2), with a total net summer generating capacity of approximately 837 MW. The Dickerson Facility provides baseload and peaking generation and is capable of using both coal and oil for fuel in the steam units, oil in Dickerson CT D1 and both oil and gas in Dickerson CTs H1 and H2.

          Dickerson Units 1, 2 and 3 are identical coal-fired electric generating units that have been in commercial operation since 1959, 1960 and 1962, respectively. Each unit consists of a single boiler and cross compound steam turbine generator with nameplate capacity ratings of 196 MW. The units have actual maximum capacity ratings of approximately 182 MW, depending on the season, and can be dispatched down to 75 MW. The annual average net heat rates have ranged between approximately 9,300 Btu/kWh and 9,450 Btu/kWh for each unit. Each unit has a CE pulverized coal-fired boiler and GE steam turbine and generator.

          The CTs at the Dickerson Facility are simple-cycle units that provide the Dickerson Facility with both black starting capability and peaking generation. The units range from 13 MW to 139 MW of capacity, with a summer total capacity for all three units of 291 MW. With the exception of Dickerson CT D1, the black start unit that only fires No. 2 distillate oil, both Dickerson CTs H1 and H2 are capable of firing either No. 2 distillate oil or natural gas.

          In addition, the Dickerson Facility has certain common facilities shared by all units such as river water pumping stations, fuels receiving, storage and handling systems, water treatment systems, warehouses, maintenance shops, chemistry laboratory, administrative offices, groundwater monitoring wells, and electrical switchyard.

The Plant Site
--------------

          The Dickerson Facility is located approximately 31 miles from Washington, DC and 12 miles south of Frederick, Maryland on a 1,001-acre site less than a mile downstream from the confluence of the Potomac River and Monocacy River in northwestern Montgomery County, Maryland. The site is easily accessible from Martinsburg Road off of Maryland State Highway 28 and provides adequate access to necessary utilities and rail transportation. The site is in a largely rural area bordered on the east by farmland, on the south by farmland and the Dickerson Regional Park, on the north west by the Potomac River. On the basis of our observations and the historical operations of the Dickerson Facility, we are of the opinion that the site is suitable for the Dickerson Facility's continued operation.

Description of the Facility
---------------------------

     Mechanical Equipment and Systems

          Steam Generators

          The Dickerson Units 1, 2 and 3 steam generators consist of identical CE controlled circulation twin furnace units with Ljungstrom air preheaters and tangentially-fired burners. Each boiler also includes a superheater, a reheater, an economizer, a sootblowing system, circulation pumps, coal pulverizers and coal feeders. The boilers were designed to operate at 1,300,000 lb/hr superheater steam flow at 2,486 psig. Each corner of each furnace has four coal burners, four coal pilot oil torches, an oil gun, and an oil pilot torch. The furnace was retrofitted in 1999 with 32 ABB-CE low-NO\X\ burners. The boilers are designed to fire pulverized coal as the primary fuel and to fire No. 2 fuel oil for start-up, flame stabilization, and as alternate fuel to replace mill capacity when needed.

          Four Raymond Bowl Mills with integral exhausters feed the coal nozzles. To maintain fire balance with any number of mills in service, each mill supplies all eight coal nozzles at each of the four levels. Two forced draft fans per boiler discharge the secondary air and primary air through the corresponding Ljungstrom air preheaters. Two induced draft fans per boiler draw 50 percent of the flue gases to the precipitators and 50 percent through the scrubber vessel to the scrubber induced draft fan. The scrubber induced draft fan discharges the gases to the 700-foot stack.

          Steam Cycle and Heat Rejection Systems

          Each Dickerson Units 1, 2 and 3 steam generator provides steam to a single GE cross-compound steam turbine. Each of the units are rated at 175,000 kW at an inlet throttle pressure of 2,400 psig and 1,050(degrees)F/ 1,000(degrees)F reheat and 2.0 inches Hg backpressure. Each turbine is protected from water induction by a computer-controlled water induction production system. The low-pressure turbine exhausts into a two-pass surface condenser where the steam is condensed by rejection of heat into the circulating water.

          Circulating water for each condenser is obtained through an intake structure and canal consisting of two traveling water intake screens and two 50-percent capacity circulating water pumps. The pumps discharge to the condenser, and after passing through the condenser, the circulating water is discharged to the river through a discharge structure and canal.

          Feedwater for each unit is provided by two 100-percent capacity condensate pumps, two 100-percent capacity condensate booster pumps, one main boiler feed pump, and one turbine-driven auxiliary boiler feed pump. The boiler feedwater system discharges through a condensate cooler, a hydrogen seal oil cooler, hydrogen coolers, a gland steam condenser, three closed-type low-pressure feedwater heaters, an open-type deaerator, and three twin-shell closed-type high-pressure feedwater heaters.

          Fuel Handling Systems

          Coal for Dickerson Units 1, 2 and 3 is delivered in trains of approximately 70 to 80 coal cars with each car containing from 95 to 100 tons of coal. Capability of preheating the cars with kerosene fuel oil torches allows for complete unloading to occur in freezing weather. As coal cars are emptied by a rotary car dumper into a double receiving hopper beneath the dumper, two belt feeders feed the coal from the hopper onto a weightometer-equipped conveyor. This conveyor discharges to either a Bradford Hammermill breaker (crusher) or a by-pass. By-pass material is discharged to a steel tank set up for truck loading. Coal discharged through the breaker is placed onto a belt feeder to be routed over station conveyors for delivery to the initial bunkers or over-stocking conveyor for outdoor storage of up to 240,000 tons. Coal from the initial bunkers flows through to one of the four Raymond Bowl Mills below.

          The initial design of the coal handling system provides for future installation of additional conveyors. Coal yard storage coal is reclaimed by bulldozer and delivered to three reclaim hoppers. The coal is then delivered to the weightometer-equipped conveyor at the beginning of the cycle. The as-received coal sampling system has been retired in place. Both the 1,000 hp and 1,200 hp switching locomotives were rebuilt in 1996.

          No. 2 distillate oil is used in the CTs and as start-up and low load flame stabilization fuel in the steam units. The oil is delivered by truck to the Dickerson Facility where there is a total storage capacity of 10.9 million gallons in two aboveground tanks.

          Natural gas can be burned in all of the CTs units except for Dickerson CT D1. Natural gas is received through a 20-inch diameter, 1,250 psig spur line with 350,000 dekatherms per day capacity capable of supplying the gas-burning CTs if converted to combined cycle operation.

          Ash Handling Systems

          Bottom ash from each boiler furnace drops into two water-filled refractory-lined hoppers. Each double-outlet hopper feeds to a clinker grinder and two 150-ton hydro-bins. Separation of water and ash takes place in the hydro-bin, with excess water overflow placed into one of two surge banks. The remaining ash is stored in the hydro-bins for later removal, while the surge tanks store and furnish the necessary water for bottom ash transport back to the hydro-bins.

          Fly ash from each unit is collected in 10 hoppers. Two hoppers collect ash from economizer gases, while the other eight hoppers collect ash from the precipitators. Fly ash is transported to the primary and secondary collectors which dump fly ash into the fly ash storage silo located in the 400-foot stacks. The fly ash is then transported from the silo via two air slide assemblies into a rotary unloading unit. Dumping into trucks for hauling to the ash storage site completes the cycle.

          Make-Up Water System

          Boiler make-up water is generated from river water using a water pretreatment system and demineralizer. The Dickerson Facility consists of two demineralizer trains. Demineralizer No. 2 was removed from the Buzzard Point facility and installed at the Dickerson Facility in the early 1990s. Capacity of demineralizer No. 1 is 65,000 gallons per regeneration, while demineralizer No. 2 provides 30,000 gallons per regeneration. Demineralized water is either used directly in the plant or stored in three demineralized water storage tanks.

          Combustion Turbines

          The CTs at the Dickerson Facility are used for black starting the steam units and for peaking service. The first unit, Dickerson CT D1, is a 13 MW Pratt and Whitney FT4 unit installed in 1967 to provide black start capability for Dickerson Units 1, 2 and 3. The unit operates on No. 2 distillate oil and is also used for peaking service.

          The second and third CTs, Dickerson CTs H1 and H2, respectively, were installed for peaking service in 1992 and 1993. Both units are 139 MW GE 7001F units. Both of these units operate on either natural gas or No. 2 distillate oil. The CT capacities referenced above are summer ratings.

          Additional Structures and Systems

          Compressed air for all units is supplied by four station air compressors and one instrument air compressor. Main plant instrument air is dried by one main air dryer, while scrubber and/or wastewater treatment plant instrument air is dried by two smaller air dryers.

          A motor-driven fire pump and a diesel engine-driven fire pump both receive water from the river. A jockey pump and an air compressor normally maintain fire water system pressure. A CO\2\ fire protection system protects the bottles and cylinders in the lube oil room, turbine oil tanks, voith oil tanks, auxiliary boiler feed pump oil tanks, gas turbine and generator, and No. 3 cable tray rooms, and all portable extinguishers throughout the plant.

          Dickerson Units 1 and 2 have a 700-foot, brick-lined, reinforced concrete chimney and fly ash silo with a diameter of 18 feet, 6 inches. Dickerson Unit 3 has a similar stack. In 1979, a 700-foot, steel-lined reinforced concrete chimney with a diameter of 32 feet, 6 inches was erected for common use by Dickerson Units 1, 2 and 3.

          Other significant structures and systems shared by Dickerson Units 1, 2 and 3 include the control room, fuel oil tanks, yard coal handling, warehouse, administration building, circulating water intake structure, demineralized water storage tanks, water treatment system, Westland, spare main transformer, and fire protection system.

     Electrical and Control Systems

          Each of the Dickerson Units 1, 2 and 3 steam turbines drive a GE hydrogen-cooled generator rated at 115 MVA at 0.85 power factor and 13.8 kV.

          Each generator is connected through an isolated phase bus duct to its main generator step-up transformer. Dickerson Units 1, 2 and 3 use a three-phase outdoor oil-filled unit rated 13.5-234 kV, 217 MVA with forced oil/forced air-cooling. The transformer for Dickerson Unit 1 is manufactured by Maloney, Dickerson Unit 2 by GE, and Dickerson Unit 3 by ABB. One spare main generator step-up transformer of the same rating, manufactured by GE, is on site and available for any of the three units.

          In addition to the main generator step-up transformer, each generator is connected to a three-phase indoor type station service transformer rated 4.325-13.5 kV, 7.5-11.4 MVA with fan cooling. The secondary side of the transformer is connected to a set of voltage regulators prior to reaching the medium voltage 4,160 volt station service breaker.

          For the CTs, electric power is supplied through the 4 kV breakers to the secondary side of the reserve station service breakers and the line supplying the scrubber. Power may also pass into the reserve station service transformer where it will be stepped up to 230 kV.

          Fed from the 230 kV switchyard, the reserve station service transformer, rated 4.325-230 kV, 10-12.5 MVA with forced oil/forced air cooling, is used when the service transformer is out of service.

          Each unit has two breakers on the medium voltage 4,160 volt bus which supply the low voltage 480 volt bus. Twelve 480-4,160 volt transformers, four rated 1,000 kVA and eight rated 750 kVA, provide low voltage power for small motors and miscellaneous plant loads. Lighting transformers are connected to the 480 volt system for lighting throughout the plant.

          AC and DC Critical Systems

          The emergency lighting 125 volt dc system automatically engages upon failure of the 480 volt alternating current ("ac") lighting feeders.

          The Dickerson Facility is equipped with an uninterruptable power supply system designed to supply AC and DC power to critical motors, control systems and computer systems associated with the plant.

          The Dickerson CT D1 provides the Dickerson Facility with black start capability.

          Plant Control System

          There is one main control room at the Dickerson Facility. The control room for Dickerson Units 1, 2 and 3 also provides remote start capability for all the CTs.

          The control room for Dickerson Units 1, 2 and 3 provides for separate operation of each steam unit using a Honeywell DCS which was retrofitted into the control room in 1999. These computerized systems include combustion control, feedwater control, combustion turbine control interface, black start controls, and data acquisition. An on-site DCS simulator is used for training purposes.

          Dickerson CT D1 is equipped with a Digicon control system while Dickerson CTs H1 and H2 are equipped with GE Mark IV control systems.

     Environmental Controls and Equipment

          Air Emissions

          The Dickerson Facility is permitted for air emissions within the limits established in the permits. The key pollutants which must be controlled include particulate matter, SO\2\, NO\X\, and opacity. The basic strategies and air pollution control technologies employed at the Dickerson Facility to control these pollutants include: (i) purchasing fuels of the required sulfur content in order to control emissions of SO\2\; (ii) utilizing ESPs and wet particulate scrubbers on Dickerson Units 1, 2 and 3; (iii) upgraded burner tips with modified air distribution system on Dickerson Units 1, 2 and 3 to reduce NO\X\ emissions; and (iv) using water injection on Dickerson CTs H1 and H2 to reduce NO\X\ emissions when firing No. 2 distillate oil.

          Dickerson Units 1, 2 and 3 are equipped with Research-Cottrell ESPs. Each precipitator consists of two units of 21 ducts each. Each precipitator is guaranteed to have a collection efficiency of 97.5 percent when handling 492,000 cubic feet per minute ("cfm") of gas flow at 245(degrees)F.

          In addition to the ESPs, Dickerson Units 1 and 2 have employed scrubbers since 1978, when the new 700-foot stack and industrial wastewater treatment plant were installed at the Dickerson Facility. Dickerson Unit 3 wet particulate scrubber was placed in service in 1972. After several shutdowns and operational modifications, Dickerson Unit 3 was placed back into service in 1978 along with the additional scrubbers for Dickerson Units 1 and 2.

          All three of the steam units at the Dickerson Facility are equipped with CEMs as required by state and federal regulations. These monitors measure and record emission levels for opacity, SO\2\, NO\X\, CO\2\, as well as volumetric flow. The Dickerson Facility's CEMs availability has been greater than the 95 percent load required by the USEPA.

          Wastewater/Solid Waste Disposal

          Solid waste at the Dickerson Facility consists primarily of the coal processing and combustion by-products generated by Dickerson Units 1, 2 and 3. Bottom ash from each of the three steam units is collected and transported to the bottom ash storage silo where it is loaded into trucks for disposal off-site. Additionally, bottom ash is marketed to several local governments for use on roads in winter.

          Fly ash from each of the three steam units is collected and transported to one of two fly ash storage silos where it is loaded into trucks for transport to Westland. Additionally, fly ash is marketed to Genstar, a local cement company, for mixing into concrete.

          Major water treatment equipment at the Dickerson Facility includes clarifiers, settling ponds, neutralization systems, flow equalization systems, oil/water separators and sanitary waste treatment. With the exception of once-through cooling water and clean stormwater, all water is treated prior to discharge into the Potomac River or C&O Canal. Equalization tanks collect storm runoff, coal pile runoff, plant process water, floor drain runoff, sewage treatment runoff, and demineralizer regeneration effluent for discharge to the industrial wastewater treatment plant. Effluent from the industrial wastewater treatment plant goes to the plant discharge flume and into the Potomac River. Scrubber process flows and scrubber runoff is routed to a drain tank and into a series of cascading settling ponds. After the removal of solids, the water from the settling ponds goes to the plant discharge flume and into the Potomac River.

     Off-Site Requirements

          Fuel Supply

          Dickerson Units 1, 2 and 3 burn bituminous coal delivered by the CSX Transportation Company from mines generally located in the northern Appalachian coal mining region, which includes western Pennsylvania, Maryland and West Virginia. Coal is purchased pursuant to four coal contracts that also cover coal supply to the Chalk Point and Morgantown Facilities. These contacts are short-term contracts which, with certain extension options, will expire between December 31, 2000 and June 30, 2002. Minimum quality parameters and minimum tonnages are specified, and all of the contracts have provisions to purchase additional tonnage at a discount to the current spot market price. In addition to the contracts, coal may be purchased on the spot market depending on quantity requirements and market conditions. SE Mid-Atlantic will acquire approximately 244 rail cars that are used for coal deliveries to the Chalk Point, Morgantown and Dickerson Facilities.

          No. 2 distillate fuel oil is purchased pursuant to one-year contracts with each of three vendors. The oil is delivered to the Dickerson Facility by truck from the vendors' terminals.

          Natural gas is purchased in the spot market under short-term (one to three months) agreements. There are also two longer-term agreements with the Washington Gas Light Company for gas supply and delivery. The first agreement is a non-obligatory contract for the purchase and sale of gas under a set of commercial parameters. The second is an interruptible transportation agreement to the Dickerson Facility expiring January 1, 2002.

          Electrical Interconnection

          The Dickerson Facility's electric output is interconnected to the grid through the Dickerson Facility's switchyard. The Dickerson Facility is connected to the Doubs Substation via two 230 kV lines. The Dickerson Facility provides crucial voltage support to the PJM system, as a 400-MW contingency is placed on the Dickerson Facility. This contingency would reduce the current 1,800 MW import capability by 400 MW if one of the steam units were off line.

          Water Supply

          Raw cooling water for each of the steam units at the Dickerson Facility is obtained from the Potomac River. Water for other uses within the Dickerson Facility is obtained from a potable water deep well. Screening, filtering, treatment, pumping and storage facilities are available for processing the river water for various uses in the Dickerson Facility.

Review of Technology
--------------------

          The design and construction of electric utility generating units using pulverized coal or No. 2 distillate oil to fire steam boilers has been common for many years, as has the firing of natural gas or No. 2 distillate oil in CTs. The Dickerson Facility was designed utilizing the standard technologies available at the time it was built. Where it has proven economically desirable, or where regulatory changes have required, new technologies have been "backfit" into the Dickerson Facility to improve operations, environmental compliance, and efficiencies. Major examples of this include the installation of wet particulate scrubbers to Dickerson Unit 3 in 1972 and to Dickerson Units 1 and 2 in 1978, and replacement of the pneumatic control systems of Dickerson Units 1, 2 and 3 in 1999.

          In general, Dickerson Units 1, 2 and 3 have been normally base-loaded, which is common for medium sized coal-fired units located close to a metropolitan area.

          The CTs utilize mature, commercially proven technology.

          Based on our review, we are of the opinion that the Dickerson Facility has been designed and constructed with good engineering practices and generally accepted industry practices, and the technologies in use at the Dickerson Facility are sound, proven conventional methods of electric generation. If operated and maintained as proposed by SE Mid-Atlantic, the Dickerson Facility should be capable of meeting the currently applicable environmental permit requirements. Furthermore, all off-site requirements of the Dickerson Facility have been adequately provided for, including fuel supply, water supply, ash and wastewater disposal, and electrical interconnection.

Estimated Useful Life
----------------------

          We have reviewed the quality of equipment installed at the Dickerson Facility, the general plans for operating and maintaining the facility and the historical performance of the Dickerson Facility. On the basis of this review and assuming that: (1) the units are operated and maintained by SE PJM Management in accordance with the policies and procedures as presented by SE Mid-Atlantic, (2) all required renewals and replacements are made on a timely basis as the units age, and (3) coal, gas and oil burned by the units are within the expected range with respect to quantity and quality, we are of the opinion that the Dickerson Facility should have a useful life extending well beyond the term of the Certificates.

                            THE MORGANTOWN FACILITY

          The Morgantown Facility is comprised of two conventional steam turbine units and six simple-cycle CTs, with a total net summer generating capacity of approximately 1,412 MW. The Morgantown Facility provides baseload and peaking generation and is capable of utilizing both coal and oil for fuel.

          Morgantown Units 1 and 2 are nearly identical coal- and/or oil-fired electric generating units that have been in commercial operation since 1970 and 1971 respectively. Each unit consists of a single boiler and tandem compound steam turbine generator with nameplate capacity ratings of 626 MW. The units have actual maximum capacity ratings of approximately 582 to 583 MW, depending on the season, and can be dispatched down to 190 MW. The annual average net heat rates have ranged between approximately 9,200 Btu/kWh and 9,650 Btu/kWh over the past five years. Each unit has a CE pulverized coal-fired boiler. Morgantown Unit 1 has an ABB steam turbine and a Westinghouse generator, and Morgantown Unit 2 has a GE steam turbine and generator.

          The CTs at the Morgantown Facility are simple-cycle units that provide the Morgantown Facility with both black starting capability and peaking generation. The units range from 16 MW to 54 MW of capacity, with a summer total capacity for all six units of 248 MW. All of the CTs were supplied by GE and fire No. 2 distillate oil.

          In addition, the Morgantown Facility has certain common facilities shared by all units such as river water pumping stations, fuels receiving, storage and handling systems, water treatment systems, warehouses, maintenance shops, chemistry laboratory, administrative offices, groundwater monitoring wells, and electrical switchyard.

The Plant Site
--------------

          The Morgantown Facility is located approximately 50 miles south of Washington, DC on a 620-acre site adjacent to the Potomac River near Newburg in Charles County, Maryland. The site is easily accessible from Maryland State Highway 301 and provides adequate access to necessary utilities, and barge and rail transportation. The site is in a largely rural area bordered on the on the south by the Potomac River, and on the east, north and west by farm land. On the basis of our observations and the historical operations of the Morgantown Facility, we are of the opinion that the site is suitable for the Morgantown Facility's continued operation.

Description of the Facility
---------------------------

     Mechanical Equipment and Systems

          Steam Generators

          The Morgantown Units 1 and 2 steam generators consist of identical CE once through, single reheat, supercritical, balanced draft, indoor units with two Ljungstrom regenerative secondary air heaters. Each steam generator includes a divided furnace consisting of a tilting tangentially-fired, center wall furnace with an economizer, a superheater, a reheater, superheat and reheat spray desuperheaters, and a steam sootblowing system. Each steam generator has a maximum continuous capacity of 4,250,000 lb/hr of steam when operating at 3,810 psig and 1,000(degrees)F superheater outlet temperature and final reheat temperature of 1,000(degrees)F. The steam generators are designed to fire pulverized coal as the primary fuel and also have the capability to co-fire up to 75 percent by heat input of No. 6 residual oil as a secondary fuel. In 1994 to 1995, the corner mounted coal burners of both steam generators were replaced with low-NO\X\ concentric firing system ("LNCFS") Level III and SOFA systems were installed. Fuel is fired through tilting tangential nozzles mounted in five elevations in each of the eight corners of the divided furnaces. No. 2 distillate oil is used for start-up and low load flame stabilization.

          There are five negative pressure CE Raymond Bowl Mills with integral exhausters to pulverize the coal. Primary and secondary air are provided to each steam generator by two forced draft fans which supply air to the two regenerative air preheaters. Inlet air to the air preheaters is heated by passing it through steam coils. The heated air flows as primary air to the coal pulverizers to heat and dry the coal and transport it to the burners, and as secondary air to the steam generator's windboxes to provide adequate air for combustion of the coal. Two induced draft fans per unit draw flue gas from the steam generator to maintain a slight negative pressure within the unit, and discharge into the ESPs and then to each unit's 700-foot stack.

          Steam Cycle and Heat Rejection Systems

          Each Morgantown Unit 1 and 2 steam generator provides steam to a single tandem-compound, four flow, reheat, condensing steam turbine. The original Morgantown Unit 1 Westinghouse steam turbine was replaced in 1998 with steam turbine supplied by ABB. The ABB steam turbine is rated at 636,021 kW at inlet throttle conditions of 3,500 psig and 1,000(degrees)F with 1,000(degrees)F reheat inlet temperatures and 1.25 inches Hg backpressure. The Morgantown Unit 2 GE steam turbine was upgraded in 1991 with a new high pressure/intermediate pressure ("HP/IP") turbine rotor and is rated at 551,021 kW at inlet throttle conditions of 3,500 psig and 1,000(degrees)F with 1,000(degrees)F reheat inlet temperatures and 1.25 inches Hg backpressure. At five percent overpressure, Morgantown Unit 1 is rated at 664,023 kW and Morgantown Unit 2 is rated at 625,496 kW. Each turbine is protected from water induction by a water induction protection system that is controlled by the Morgantown Facility's DCS control system. The low pressure turbines exhaust into twin parallel shell surface condensers where the steam is condensed by rejection of heat into the circulating water. Each of the condensers was retubed in the mid-1990s with titanium tubing replacing the original cupro-nickel tubing.

          Circulating water for each condenser is obtained through an intake canal and structure on the Potomac River. The brackish water from the river is screened and pumped by three one-third capacity vertical circulating water pumps through cylindrical conduits to the condensers. After passing through the condensers, the circulating water flows through conduits to the discharge canal for return to the river.

          Feedwater for each of Morgantown Unit 1 and 2 is provided by two 60 percent capacity steam-turbine-driven feedwater pumps, three 50 percent capacity feedwater booster pumps and two full capacity condensate pumps through three stages of low pressure feedwater heating including a deaerator. On Morgantown Unit 1, there is also one stage of intermediate pressure and two stages of high pressure feedwater heating, and on Morgantown Unit 2 there are two stages of intermediate pressure and one stage of high pressure feedwater heating. Approximately half of all the feedwater heaters have been replaced in prior years.

          Fuel Handling System

          Coal for Morgantown Units 1 and 2 is delivered in unit trains of approximately 80 cars. Utilizing either of the Morgantown Facility's two radio-controlled locomotives, the coal cars are unloaded in a rotary car dumper and conveyed to two Bradford breakers to screen out refuse and oversized material.
A thawing shed that utilizes electric heaters is available to thaw coal cars with frozen coal. The sized coal is then conveyed to a rail mounted traveling bucket wheel stacking/reclaiming machine. This machine is capable of stacking out coal to the storage area, which normally has approximately 17 to 18 days of inventory on site, or conveying coal to the conveyor system supplying the Morgantown Facility's coal storage bunkers, which hold approximately a 24 hour supply of coal at full load burn rates. Both of these functions can be performed simultaneously. Coal conveyed into the plant passes over a magnetic separator to remove pieces of metal that may be in the coal. All weighing and sampling of coal is performed at the mines per the terms of the coal sales agreements. Each of Morgantown Units 1 and 2 has its own coal storage bunkers which supply coal to the unit's five pulverizers. An emergency reclaim system is provided to permit fueling of the Morgantown Facility in the event that the stacker/reclaimer is out of service. While the Morgantown Facility has barge unloading capability for fuel oil, there is no such capability for coal unloading.

          No. 6 residual oil for Morgantown Units 1 and 2 is generally transported to the site from Piney Point in southern Maryland via the Piney Point Pipeline. The secondary means of delivering No. 6 oil to the Morgantown Facility is by truck. The oil is stored in storage tanks with a total capacity of 501,000 barrels and in-line piping heaters are utilized to maintain the temperature of the oil during storage and pumping from the storage tanks into the Morgantown Facility. Three pumps are utilized to pump the oil from the storage tank, through inline heaters to the inlet header of the burner fuel oil heaters, and then to the booster pumps which pump the oil at 1000 psig to the oil burners in each of the steam generators.

          No. 2 distillate oil is used as a primary fuel in the CTs and auxiliary boilers and as start-up and low load flame stabilization fuel in the steam units. The oil is delivered by barge to the Morgantown Facility where there is a total storage capacity of 11.813 million gallons in two interconnected tanks.

          Ash Handling Systems

          Bottom ash and slag that fall to the bottom of the furnace section of each of the Morgantown Unit 1 and 2 steam generators are collected by the ash hoppers located under the furnace. In 1998, new bottom ash systems supplied by United Conveyor were installed on each unit. These systems utilize a submerged flight conveyor to remove the bottom ash from the ash hoppers. As part of the same project, dry transfer conveyors were provided for removing ash from the hoppers beneath the steam generators' economizers. Both the bottom ash and the economizer ash are transferred on a common transfer conveyor to an onsite storage location, where they can be loaded onto trucks for disposal. Virtually all of the bottom ash was sold in 1999, primarily for the manufacturing of cinder blocks.

          The fly ash collection system for each unit is generally the original plant equipment in each unit. The fly ash transport system is a pressurized dry pneumatic system which utilizes four rotary blowers to supply the air flow necessary to transport the ash. Each unit has 32 fly ash hoppers for collecting ash. Each hopper is equipped with an airlock assembly which allows ash to be removed from the hopper under negative pressure and discharged into the positive pressure transport system. The fly ash for each unit is transported to silos from which it is periodically loaded into trucks and hauled to Faulkner for disposal. In 1999, approximately 12 percent of the fly ash was sold, primarily for use as a concrete additive.

          Make-Up Water System

          Make-up water for the steam generators and auxiliary boilers is produced from well water from the four on-site artesian wells using a dual-train demineralizer system. Each train of the demineralizer is capable of treating 300 gpm of raw water with approximately 360,000 gallons per regeneration. Demineralized water is used either directly in the plant or pumped to the two demineralized water storage tanks. In addition to being used for makeup water for the steam generators, demineralized water is used as hotwell fill, deaerator fill, boiler feed pump injection water, closed cooling water fill and make-up, and for chemical handling and condensate polishing services. Well water is supplied directly for domestic water services, pump seal water, and is the source for the fire system's water supply.

          Combustion Turbines

          The CTs at the Morgantown Facility are utilized for black starting the steam units and for peaking service. The first two units, Morgantown CTs 1 and 2, are 16 MW GE Frame 5 units installed in 1970 and 1971 to provide black start capability for Morgantown Units 1 and 2. Both units operate on No. 2 distillate oil which is stored in a 400,000-gallon storage tank and are also used for peaking service.

          In 1973, units Morgantown CTs 3 through 6 were installed for peaking service. These four units are all 54 MW GE Frame 7 units. All of these units operate with No. 2 distillate oil as the primary fuel, which is stored in a 268,000-gallon storage tank, as the primary fuel. We note that all CT capacities referenced above are summer ratings.

          Additional Structures and Systems

          There are four auxiliary boilers at the Morgantown Facility for supplying steam for start-up and auxiliary systems. These boilers are fired with No. 2 distillate oil and use propane for starting up. Two of these boilers are currently out of service and would need to have their superheaters and control systems replaced in order to return them to service. One auxiliary boiler is required to support a black start-up, although start-up can be achieved in a shorter period of time with two auxiliary boilers. During normal start-ups, auxiliary steam for starting a unit is taken from the other (operating) steam unit through a crosstie line between the units.

          Instrument and house service compressed air for the Morgantown Facility is supplied by three reciprocating air compressors. To supply instrument air, house service air at 100 psig flows through a moisture separator, a prefilter, a dryer and afterfilter, and is then stored in one of two instrument air receivers. From the receivers, it flows through post filters, of which there is one for each steam generating unit, and then is distributed to the instrument air system for use in control systems and pneumatic devices requiring clean and dry air.

          The major fire protection system consists of one electric motor driven and one gasoline engine driven fire pump supplied by water from the well water storage tanks. In addition to the water based system, which is used for hydrants, sprinkler and deluge systems in many key areas of the Morgantown Facility, there are CO\2\ and foam based systems in the Morgantown Facility in areas such as cable spreading rooms, control rooms, and lube oil storage areas. Portable fire extinguishers are located strategically throughout the Morgantown Facility.

          The two 700-foot tall chimneys for the Morgantown steam units are each built of reinforced concrete with a "Corten" supported steel liner plate. The upper 30 feet of the liner, caps and flashing for each chimney are made of 316-L stainless steel. Aviation lights and markings are provided as required by the Federal Aviation Administration.

          Morgantown Units 1 and 2 share a common control room. All of the units at the Morgantown Facility share other structures and facilities such as warehouses, administrative offices, water storage and treatment facilities, fuel storage and handling facilities, drainage and sewage treatment facilities, hydrogen, nitrogen and CO\2\ bulk storage facilities, and the fire protection system.

     Electrical and Control Systems

          The Morgantown Unit 1 steam turbine drives a Westinghouse hydrogen-cooled generator. The generator is a two pole, 3 phase, 60 cycle, 3,600 rpm, 18 kV unit rated at 695,000 kVA at 0.90 power factor and 60 psig hydrogen pressure. Excitation is provided by a 2,900 kW, 500 volt, 3,600 rpm shaft driven brushless exciter that is directly connected to the generator. The Morgantown Unit 2 steam turbine drives a GE hydrogen and water-cooled generator. The generator is a 2 pole, 3 phase, 60 cycle, 3,600 rpm, 24 kV unit rated at 695,000 kVA at 0.90 power factor and 60 psig hydrogen pressure. Excitation is provided by a 2,310 kW, 500 volt DC, 3,600 rpm shaft driven alternator exciter that is directly connected to the generator.

          The Morgantown Units 1 and 2 generator terminals are each connected through force-cooled isolated phase buswork to the low-voltage terminals of their main transformer. Each of the units use a three-phase, forced oil, forced air-cooled main power transformer manufactured by GE. Both transformers are rated at 650 MVA, with Morgantown Unit 1 at 17.1 kV-234 kV and Morgantown Unit 2 at 22.8 kV-234 kV. One spare main power transformer is shared with the Chalk Point Facility.

          On Morgantown Units 1 and 2, the auxiliary power system is divided into two voltage classes. The medium voltage equipment including all motors above 300 hp is operated at 4,160 volts, and the low voltage equipment is operated at 480 volts. Auxiliary power for each generating unit's auxiliary usage is supplied by one station service transformer that is connected to each unit's respective generator's isolated phase bus. Each three phase, forced oil, forced air-cooled station service transformer was manufactured by Westinghouse and is rated at 25 MVA. Two reserve station service transformers in the switchyard that are connected to the 69 kV system supply start-up and emergency power to the 4,160 volt switchgear assemblies for both steam units. The black start Morgantown CTs 1 and 2 may also be used to feed into the auxiliary 4 kV bus network for the steam units. One spare auxiliary transformer is shared with the Chalk Point Facility.

          For the CT units, as noted above, Morgantown CTs 1 and 2 each serves its respective unit through the auxiliary bus network at 4 kV. With either or both of the steam generating units in service, it is possible to use the Morgantown CTs 1 and 2 units for peaking power through the reserve transformers to the 69 kV and 230 kV switchyard. Morgantown CTs 3 through 6 are connected to the switchyard in a similar manner.

          AC and DC Critical Systems

          The Morgantown Facility is equipped with an uninterruptable power supply system designed to supply AC and DC power to critical motors, control systems and computer systems associated with the plant.

          Plant Control System

          There is one main control room at the Morgantown Facility. The control room for Morgantown Units 1 and 2 also provides remote start capability for all the CTs, although the units are generally started manually.

          The control room for Morgantown Units 1 and 2 provides for separate operation of each unit utilizing a Foxboro DCS which was retrofitted into the control room in 1994. These computerized systems include combustion control, burner management systems, automatic generator control, emissions monitoring systems, and control of auxiliary systems such as fly ash handling and sootblowing.

          The CT units are equipped with GE Speedtronic control systems.

     Environmental Controls and Equipment

          Air Emissions

          The Morgantown Facility is permitted for air emissions within the limits established in the permits. The key pollutants which must be controlled include particulate matter, SO\2\, NO\X\, and opacity. The basic strategies and air pollution control technologies employed at the Morgantown Facility to control these pollutants include: (i) purchasing fuels of the required sulfur content in order to control emissions of SO\2\; (ii) utilizing ESPs on Morgantown Units 1 and 2 for particulate and opacity control; and (iii) utilizing LNCFS Level III burners and SOFA systems on Morgantown Units 1 and 2 to reduce NO\X\ emissions.

          Each of the Morgantown Units 1 and 2 are equipped with Research-Cottrell precipitators. These precipitators are each composed of two separate sections which each discharge into one of the units' induced draft fans. Each precipitator is guaranteed to have a collection efficiency of 99.5 percent when handling 830,000 cfm of gas flow containing 24,200 pounds of fly ash per hour. To improve the collection efficiency of the precipitators, a flue gas conditioning system was installed approximately five years ago. The flue gas conditioning system heats molten sulfur to form SO\2\, which in turn is converted by a vanadium pentoxide catalyst into sulfur trioxide ("SO\3\"), which is injected into the flue gas prior to the precipitators. The SO\3\ acts to improve the electrical charge of the fly ash particles so that they are more readily attracted and collected by the precipitator. This system is operated only when needed, primarily during unit start-ups.

          The Morgantown Facility's steam units are equipped with CEMs as required by state and federal regulations. These monitors measure and record emission levels for opacity, SO\2\, NO\X\, CO\2\, as well as volumetric flow. CO probes have also been installed on each of the steam units. The Morgantown Facility's CEMs availability has been greater than the 95 percent level required by the USEPA.

          Wastewater/Solid Waste Disposal

          Solid waste at the Morgantown Facility consists primarily of the coal processing and combustion byproducts generated by Morgantown Units 1 and 2. Bottom ash from Morgantown Units 1 and 2 is pumped as a water/ash mixture to dewatering bins where the water is decanted off and recycled for use in the bottom ash transporting system. The dewatered bottom ash is loaded into trucks for disposal.

          Fly ash from Morgantown Units 1 and 2 is collected and transported to ash storage silos, where it is loaded into trucks for transport to Faulkner.

          The small amounts of iron pyrites removed from the pulverizers of Morgantown Units 1 and 2 are stored on site in a lined storage area.

          Major water treatment equipment at the Morgantown Facility includes settling ponds, neutralization systems, oil/water separators and sanitary waste treatment. With the exception of once-through cooling water and clean storm water, all water is treated prior to discharge to the Potomac River or Pasquahanza Creek. Two settling ponds are arranged in series for the collection and treatment of contaminated storm waters and all process discharges from the Morgantown Facility. A caustic injection system is utilized in the secondary pond to control pH. Solids are removed from the ponds through a sedimentation process. Both the settling ponds and a packaged sewage treatment plant discharge into the Morgantown Facility's discharge canal. Also there is a separate settling pond for the water runoff from the lined coal storage area.

          The Morgantown Facility is also permitted to burn waste oils, which are collected and stored on-site, and oily rags which are shredded and injected into one of the steam generators.

     Off-Site Requirements

          Fuel Supply

          Morgantown Units 1 and 2 burn bituminous coal that is delivered by the CSX Transportation Company from mines generally located in the northern Appalachian coal mining region, which includes western Pennsylvania, Maryland, and West Virginia. Coal is purchased pursuant to four coal contracts that also cover coal supply to the Dickerson and Chalk Point Facilities. These contacts are short-term contracts which, with certain extension options, will expire between December 31, 2000 and June 30, 2002. Minimum quality parameters and minimum tonnages are specified, and all of the contracts have provisions to purchase additional tonnage at a discount to the current spot market price. In addition to the contracts, coal may be purchased on the spot market depending on quantity requirements and market conditions. SE Mid-Atlantic will acquire approximately 244 rail cars that are used for coal deliveries to the Morgantown, Chalk Point and Dickerson Facilities.

          The No. 6 residual oil burned at the Morgantown Facility is purchased on the spot market and is primarily delivered to the Morgantown Facility via the Piney Point Pipeline from the unloading and storage facilities in Piney Point, Maryland. The Piney Point Pipeline is operated under contract by ST Services. The secondary means of delivering No. 6 residual oil to the Morgantown Facility is via truck. No. 6 oil is purchased under short-term contracts with no minimum purchase requirements.

          No. 2 distillate fuel oil is purchased with each of three vendors under short-term contracts with no minimum purchase requirements. The oil is delivered to the Morgantown Facility by barge from the vendors' terminals.

          Electrical Interconnection

          The Morgantown Facility's electric output is interconnected to the grid through the Morgantown Facility's switchyard. Morgantown Units 1 and 2 and Morgantown CTs 3 through 6 are connected to the Morgantown 230 kV ring bus. There are six 230 kV transmission lines emanating from the switchyard that tie into the Hawkins Gate, Oak Grove, Talbert and Ryceville Substations. In addition, there are two 69 kV lines emanating from the switchyard that tie into the SMECO system.

          Water Supply

          Raw cooling water for the Morgantown Unit 1 and 2 is obtained from the Potomac River. Water for other uses within the Morgantown Facility is obtained from the four on-site artesian wells. Screening, filtering, treatment, pumping and storage facilities are available for processing the well water for various uses within the Morgantown Facility.

Review of Technology
--------------------

          The design and construction of electric utility generating units using pulverized coal or No. 6 residual oil to fire steam boilers has been common for many years, as has the firing of No. 2 distillate oil in CTs. The Morgantown Facility although designed and constructed a few years earlier than the Chalk Point Facility shares many of the same technologies with Chalk point. Thus, the same information included in the Review of Technology section for the Chalk Point Facility is applicable to the Morgantown Facility.

          In general, Morgantown Units 1 and 2 have been normally base-loaded, which is common for large, coal-fired units which are generally designed for this type of operation.

          The Morgantown CTs utilize mature, commercially proven technology.

          Based on our review, we are of the opinion that the Morgantown Facility has been designed and constructed with good engineering practices and generally accepted industry practices, and the technologies in use at the Morgantown Facility are sound, proven conventional methods of electric generation. If operated and maintained as proposed by SE Mid-Atlantic, the Morgantown Facility should be capable of meeting the currently applicable environmental permit requirements. Furthermore, all off-site requirements of the Morgantown Facility have been adequately provided for, including fuel supply, water supply, ash and wastewater disposal, and electrical interconnection.

Estimated Useful Life
---------------------

          We have reviewed the quality of equipment installed at the Morgantown Facility, the general plans for operating and maintaining the facility and the historical performance of the Morgantown Facility. On the basis of this review and assuming that: (1) the units are operated and maintained by SE PJM Management in accordance with the policies and procedures as presented by SE Mid-Atlantic, (2) all required renewals and replacements are made on a timely basis as the units age, and (3) coal and oil burned by the units are within the expected range with respect to quantity and quality, we are of the opinion that the Morgantown Facility should have a useful life extending well beyond the term of the Certificates.

                           THE POTOMAC RIVER FACILITY

          The Potomac River Facility is comprised of five conventional steam turbine units, with a total net summer generating capacity of approximately 482 MW. The Potomac River Facility provides baseload and cycling generation and is capable of utilizing both coal and oil for fuel.

          Potomac River Units 1 and 2 are identical coal-fired electric generating units that have been in commercial operation since 1949 and 1950, respectively. Each unit consists of a single boiler and straight condensing steam turbine generator with nameplate capacity ratings of 92 MW. Each unit has an actual maximum capacity rating of approximately 88 MW and can be dispatched down to 25 MW. The annual average net heat rates have ranged between approximately 11,700 Btu/kWh and 12,400 Btu/kWh for each unit. Each unit has a CE pulverized coal-fired boiler and a GE steam turbine and generator.

          Potomac River Units 3, 4 and 5 are identical coal-fired electric generating units that have been in commercial operation since 1954, 1956 and 1957, respectively. Each unit consists of a single boiler and tandem compound steam turbine generator with nameplate capacity ratings of 110 MW. The units have actual maximum capacity ratings of approximately 102 MW and can be dispatched down to 35 MW. The annual average net heat rates are approximately 10,000 Btu/kWh for each unit. Each unit has a CE pulverized coal-fired boiler and a GE steam turbine and generator.

          In addition, the Potomac River Facility has certain common facilities shared by all units such as river water pumping stations, fuels receiving, storage and handling systems, water treatment systems, warehouses, maintenance shops, chemistry laboratory, administrative offices, groundwater monitoring wells, and electrical switchyard.

The Plant Site
--------------

          The Potomac River Facility is located on a 25-acre site at Bashford Lane and North Royal Street along the Potomac River in Alexandria, Virginia. SE Mid-Atlantic will lease the plant site from Pepco under a 99-year lease agreement. The site is easily accessible and provides adequate access to necessary utilities and rail transportation. The site is in a suburban area bordered on the east by the Potomac River, on the north by an office park and residential properties, and on the southwest by the Norfolk Southern Railroad, with residential properties beyond the railroad. On the basis of our observations and the historical operations of the Potomac River Facility, we are of the opinion that the site is suitable for the Potomac River Facility's continued operation.

Description of the Facility
---------------------------

     Mechanical Equipment and Systems

          Steam Generators

          The Potomac River Units 1 and 2 steam generators consist of identical CE natural circulation units with tubular air preheaters and tangentially-fired burners. Each boiler includes a superheater, economizer, coal pulverizers, coal feeders, and a sootblowing system. The boilers have a maximum continuous rating of 800,000 lb/hr of superheated steam at 875 psig and 925(degree) F. The boilers are designed to fire pulverized coal as the primary fuel and to fire No. 2 fuel oil for start-up, flame stabilization, and as alternate fuel to replace mill capacity when needed. Each boiler contains four type "TV" vertically adjustable tangentially-fired burner units, with each burner unit containing four coal burners, eight gas torches, three oil burners, and two electrically ignited pilot oil torches.

          Potomac River Units 1 and 2 each have four Raymond Bowl Mills with integral exhausters, feed control, and fineness regulation. Two forced draft fans per boiler discharge the primary and secondary air through the corresponding tubular air preheaters. Two induced draft fans per boiler are provided to draw flue gas from the boiler, maintain a slight negative pressure in the boiler, and discharge to the inlet of the ESPs.

          The Potomac River Units 3, 4 and 5 steam generators consist of identical CE controlled circulation units with tubular air preheaters and tangentially-fired burners. Each boiler includes a superheater, reheater, economizer, circulating pumps, coal pulverizers, coal feeders, and a sootblowing system. The boilers have a maximum continuous rating of 725,000 lb/hr of superheated steam at 1,875 psig and 1,050 (degree)F. The boilers are designed to fire pulverized coal as the primary fuel and to fire No. 2 fuel oil for start-up, flame stabilization and as an alternate fuel to replace mill capacity when needed. Each boiler contains four type "T" vertically adjustable tangential fired burner units, with each burner unit containing four coal burners, eight gas torches, four oil burners, and four pilot oil torches.

          Each of Potomac River Units 3, 4 and 5 has four Raymond bowl Mills with integral exhausters, feed control, and fineness regulation. Two forced draft fans per boiler discharge the primary and secondary air through the corresponding tubular air preheater. Two induced draft fans per boiler are provided to draw flue gas from the boiler, maintain a slight negative pressure in the boiler, and discharge to the inlet of the ESPs.

          Steam Cycle and Heat Rejection Systems

          Each Potomac River Unit 1 and 2 boiler provides steam to a single GE straight condensing 1,800 rpm steam turbine. Each turbine is rated at 80,000 kW at an inlet throttle flow of 577,600 lb/hr of steam at 850 psig, 925 (degrees)F and 1.0 inch Hg absolute backpressure. The low-pressure section of the steam turbine exhausts into a two-pass surface condenser where the steam is condensed by rejection of heat into the circulating water.

          Circulating water for each Potomac River Unit 1 and 2 condenser is obtained through an intake structure and intake canal located on the Potomac River. The intake structure consists of gates, traveling screens, and two 50-percent capacity circulating water pumps. The pumps discharge to the condenser, and after passing through the condenser, the circulating water is discharged to the river through a discharge structure and discharge canal.

          Feedwater for each Potomac River Unit 1 and 2 is provided by two 100-percent capacity condensate pumps, two 100-percent capacity condensate booster pumps, and three 50-percent capacity boiler feed pumps. There are five stages of feedwater heating including a deaerator.

          Each Potomac River Unit 3, 4 and 5 boiler provides steam to a single GE tandem-compound double flow reheat 3,600 rpm steam turbine. Each turbine is rated at 100,000 kW at an inlet throttle flow of 725,000 lb/hr of steam at 1,800 psig, 1,050 (degrees)F reheat and 1.0 inch Hg absolute backpressure. The low-pressure section of the steam turbine exhausts into a two-pass surface condenser where the steam is condensed by rejection of heat into the circulating water.

          Circulating water for each Potomac River Unit 3, 4, and 5 condenser is obtained through an intake structure and intake canal located next to those of Units 1 and 2. The intake structure consists of two traveling screens, two trash racks, one screen wash pump, and two 50-percent capacity circulating water pumps. The pumps discharge to the condenser and after passing through the condenser, the circulating water is discharged to the Potomac River through a discharge structure and discharge canal.

          Feedwater for each Potomac River Units 3, 4, and 5 is provided by two 100-percent capacity condensate pumps, two 100-percent capacity condensate booster pumps, and three 50-percent capacity boiler feed pumps. There are five stages of feedwater heating including a deaerator.

          Fuel Handling System

          Bituminous coal for Potomac River Units 1, 2, 3, 4 and 5 is delivered by approximately 50 loaded coal cars per train. In 1984, installation of a new rotary car dumper increased car capacity from 90 tons to 120 tons. Pepco installed four trunion wheel assemblies in 1998, due to extensive wear on the coal car dumper. The coal handling system can handle 700 tons of coal per hour. As coal cars are emptied by rotary car dumper into a double receiving hopper beneath the dumper, two belt feeders discharge coal onto separate belt conveyors. These conveyors discharge to either a Pennsylvania Bradpactor breaker (crusher) or a by-pass. The Pennsylvania Bradpactor replaced the old Bradford breaker in 1987. Coal discharged through the breaker is placed onto a horizontal belt feeder to be routed over station conveyors. By-pass or breaker material is discharged to either an inclined boom belt conveyor (and onto the coal pile) or the weightometer-equipped inclined belt conveyors. The two inclined belt conveyors discharge the coal onto separate bunker conveyors. Coal to the bunker conveyors flows through to one of the four Raymond Bowl Mills on each unit. The coal handling system is equipped with a coal dust suppression system, added in 1998, to eliminate fugitive coal dust from coal going to the storage pile. In 1985, a stocking-out boom and conveyor was added to the existing system. Coal from the 140,000-ton storage pile is reclaimed into a double receiving hopper and placed two belt feeders. The belt feeders discharge onto separate belt conveyors. Two underground No. 2 fuel oil storage tanks of 25,000 gallons each supply the five units with start-up fuel.

          Ash Handling Systems

          The pneumatic ash handling system of the Potomac River Facility is comprised of four subsystems, including a bottom ash system A serving Potomac River Units 1, 2 and 3; a bottom ash system B serving Potomac River Units 4 and 5; a fly ash system A serving Potomac River Units 1, 2 and 3; and a fly ash system B serving Potomac River Units 4 and 5. Each subsystem contains one continuous primary collector, one intermittent secondary collector with bag filters, one vacuum pump, one pressure blower, two (fly ash) heat exchangers, two (fly ash) silos with wet and dry unloading equipment; and one (bottom ash) silo with wet unloading equipment. Hot precipitators for all five units were installed in 1979.

          Capacity of the bottom ash vacuum system is 15 tons per hour ("tph") while capacity of the bottom ash pressure system is 25 tph. Two continuous mixer/unloaders, each rated at 150 tph, unload the bottom ash to a belt conveyor and into railroad cars.

          Capacity of the fly ash vacuum system is 43 tph, while capacity of the fly ash pressure system is 75 tph. Two continuous mixer/unloaders, each rated at 150 tph, in fly ash silo A and two hydromixers in fly ash silo B, unload the fly ash produced by the supplemental hot-side ESPs. The fly ash unloaders were replaced in 1998 by two dustless pugmill type unloaders.

          Make-Up Water System

          Boiler make-up water for the Potomac River Facility is generated from the City of Alexandria water supply using a demineralizer. Capacity of the demineralizer is 5,000 gallons per hour. Demineralized water is either used directly in the plant or stored in three demineralizer water storage tanks with a total capacity of 150,000 gallons.

          Additional Structures and Systems

          Potomac River Units 1 and 2 compressed air is supplied by one service air compressor and one instrument air compressor. Potomac River Units 3, 4 and 5 use one service air compressor with two receiver banks. The units operate in parallel with the Potomac River Units 1 and 2 service air compressor.

          Two motor-driven fire pumps take suction from the service water header, while the emergency diesel-driven fire pump takes suction from the Potomac River. An area wash pump and jockey pump augment the system. A CO\2\ fire protection system protects the lube oil room, the lube oil tanks, and the underground No. 2 fuel oil (ignition) tanks.

          Each unit at the Potomac River Facility has a 109-foot, brick-lined radial brick chimney.

          All the units at the Potomac River Facility share other significant structures and systems such as the fuel oil tanks, coal handling equipment, warehouses, administrative buildings, circulating water, intake structure, demineralized water storage banks, water treatment system, fuel oil storage and handling facilities, drainage and sewage treatment facilities, and the fire protection system. A new administration building was constructed at the south end of the plant in 1990.

     Electrical and Control Systems

          Each of the Potomac River Units 1 and 2 1,800 rpm steam turbines drives a GE hydrogen-cooled generator rated 94,117 kVA at 0.85 power factor and
13.8 kV. Each of the Potomac River Units 3, 4, and 5 3,600 rpm steam turbines drives a GE hydrogen-cooled generator rated 150,882 kVA at 0.85 power factor and
13.8 kV.

          Each generator is connected through an isolated phase bus duct to its main generator step-up transformer. A total of ten main generator step-up transformers, two per unit, are provided at the Potomac River Facility. Potomac River Units 1 and 2 use three-phase outdoor oil-filled units rated 13.8-69 kV, 48/60 MVA with self/forced air-cooling. Potomac River Units 3, 4, and 5 use three-phase outdoor oil-filled units rated 13.8-69 kV, 90 MVA with forced oil/forced air-cooling.

          In addition to the main generator step-up transformer, each generator is connected to a three-phase outdoor type station service transformer rated 2.3-13.8 kV, 6/7.5 MVA with self/forced air-cooling.

          Fed from the 69 kV switchyard, the four reserve station service transformers, rated 2.3-69 kV, 6.75 MVA with self/forced air cooling remain in service under normal operating conditions to avoid overloading the station service transformers.

          Auxiliary power is divided into two voltage classes. Medium voltage equipment is operated at 2,300 volts while the low voltage equipment is operated at 480 V.

          AC and DC Critical Systems

          Should the ac feed to any of the ten 220 volt lighting buses be lost, an auto throwover switch will supply 125 volt emergency dc lighting.

          The Potomac River Facility is equipped with an uninterruptable power supply system designed to supply AC and DC power to critical motors, control systems and computer systems associated with the plant.

          Plant Control System

          There are three main control rooms at the Potomac River Facility: one for Potomac River Units 1 and 2; one for Potomac River Units 3 and 4; and one for Potomac River Unit 5.

          The control room for Potomac River Units 1 and 2 provides for separate operation of each unit using a Leeds & Northrup ("L&N") DCS which was retrofitted to Potomac River Unit 1 in 1994 and to Potomac River Unit 2 in 1993. The control room for Potomac River Units 3 and 4 provides for separate operation of each unit using an L&N DCS which was retrofitted to Potomac River Unit 3 in 1991 and to Potomac River Unit 4 in 1990. The L&N DCS was retrofitted to Potomac River Unit 5 in 1992. These computerized systems include combustion control, feedwater control, and data acquisition.

          Further updates to the controls were initiated in 1998 with the addition of two TV cameras for each boiler for flame observation and updated control room operator screens for Potomac River Units 1, 2 and 5. Controls for the demineralizer system, bottom and fly ash systems, extraction valves, steam seal regulators, ash/silo unloading system, precipitators, sootblowers, turbine control and boiler control remain as original plant equipment

     Environmental Controls and Equipment

          Air Emissions

          The Potomac River Facility is permitted for air emissions within the limits established in the permits. The key pollutants which must be controlled include particulate matter, SO\2\, NO\X\ and opacity. The basic strategies and air pollution control technologies employed at the Potomac River Facility to control these pollutants include: (i) purchasing fuels of the required sulfur content in order to control emissions of SO\2\; and (ii) utilizing cold-side and hot-side ESPs on all five units.

          Potomac River Units 1 and 2 are equipped with Research-Cottrell cold-side ESPs. Each precipitator consists of four units of 15 ducts each. Each precipitator is guaranteed to have a collection efficiency of 95 percent when handling 325,000 cfm of gas flow at 350 (degrees)F.

          Potomac River Units 3, 4, and 5 are equipped with Research-Cottrell cold-side ESPs. Each precipitator consists of two units guaranteed to have a collection efficiency of 97 percent when handling 300,000 cfm of gas flow at 250 (degrees)F.

          Supplemental hot-side ESPs, manufactured by Western Precipitation Division of Joy, were added to all five units in 1979. The system operates at a collection efficiency of 99.5 percent when handling 585,000 cfm of gas flow at 650 (degrees)F and 22,500 pounds of fly ash per hour.

          All five units at the Potomac River Facility are equipped with CEMs as required by state and federal regulations. These monitors measure and record emission levels for opacity, SO\2\, NO\X\, CO\2\, as well as volumetric flow. The Potomac River Facility's CEMs availability has been greater than the 95 percent level required by the USEPA.

          Wastewater/Solid Waste Disposal

          Solid waste at the Potomac River Facility consists primarily of the coal processing and combustion by-products generated by all five units. Bottom ash from each of the five units is collected and transported to the bottom ash storage silo where it is loaded into trucks for disposal off-site.

          Fly ash from each of the five units is collected and transported to one of two fly ash storage silos where it is loaded into trucks for transport to Brandywine.

          Certain plant drains and storm drains discharge to the Potomac River. Eight sumps collect storm runoff, coal pile runoff, precipitator runoff, and ash handling area runoff for discharge to the clarifier. Clarifier effluent and demineralizer regeneration waste is neutralized in the neutralization tank prior to discharge into the Potomac River. All sanitary waste from the Potomac River Facility is discharged to the City of Alexandria sewage system.

     Off-Site Requirements

          Fuel Supply

          All five units of the Potomac River Facility burn bituminous coal delivered by Norfolk-Southern Railroad from mines primarily located in West Virginia, which is in the northern Appalachian coal mining region. Coal is purchased pursuant to two coal contracts. These contracts are short-term contracts which, with certain extension options, will expire on May 31, 2002. Minimum quality parameters and minimum tonnages are specified, and both contracts have provisions to purchase additional tonnage at a discount to the current spot market price. In addition to the contracts, coal may be purchased on the spot market depending on quantity requirements and market conditions.

          No. 2 distillate fuel oil is purchased pursuant to one-year contracts with each of three vendors. The oil is delivered to the Potomac River Facility by truck.

          Electrical Interconnection

          The Potomac River Facility's electric output is interconnected to the grid through the Potomac River Facility's switchyard. Potomac River Units 1 through 4 are connected to one of two 69 kV buses. Potomac River Unit 5 is connected to both 69 kV buses. The two 69 kV buses are connected to the two Blue Plains 230 kV buses through four transformers. Additionally, the two 69 kV buses feed 16 69 kV substations.

          Water Supply

          Raw cooling water for each unit of the Potomac River Facility is obtained from the Potomac River. Water for other uses within the Potomac River Facility is obtained from the City of Alexandria water supply. Screening, filtering, treatment, pumping and storage facilities are available for processing the city water for various uses in the Potomac River Facility.

Review of Technology
--------------------

          The design and construction of electric utility generating units using pulverized coal or No. 2 distillate oil to fire steam boilers has been common for many years. The Potomac River Facility was designed utilizing the standard technologies available at the time it was built. Where it has proven economically desirable, or where regulatory changes have required, new technologies have been "backfit" into the Potomac River Facility to improve operations, environmental compliance, and efficiencies. Major examples of this include the installation of new hot-side ESPs in 1979 and replacement of the control systems of Potomac River Units 1, 2, 3, 4 and 5.

          In general, Potomac River Units 1 and 2 have been normally cycled, which is common for smaller, coal-fired units of this vintage. The Potomac River Units 3, 4 and 5 have been normally base-loaded.

          Based on our review, we are of the opinion that the Potomac River Facility has been designed and constructed with good engineering practices and generally accepted industry practices, and the technologies in use at the Potomac River Facility are sound, proven conventional methods of electric generation. If operated and maintained as proposed by SE Mid-Atlantic, the Potomac River Facility should be capable of meeting the currently applicable environmental permit requirements. Furthermore, all off-site requirements of the Potomac River Facility have been adequately provided for, including fuel supply, water supply, ash and wastewater disposal, and electrical interconnection.

Estimated Useful Life
---------------------

          We have reviewed the quality of equipment installed at the Potomac River Facility, the general plans for operating and maintaining the facility and the historical performance of the Potomac River Facility. On the basis of this review and assuming that: (1) the units are operated and maintained by SE PJM Management in accordance with the policies and procedures as presented by SE Mid-Atlantic, (2) all required renewals and replacements are made on a timely basis as the units age, and (3) coal and oil burned by the units are within the expected range with respect to quantity and quality, we are of the opinion that the Potomac River Facility should have a useful life extending well beyond the term of the Certificates.

                         THE PRODUCTION SERVICE CENTER

          The Production Service Center ("PSC") is a 145,000-square foot facility situated on approximately 69 acres of land located 9 miles from Washington, D.C. in Upper Marlboro, Maryland on property that is zoned "light industrial". The PSC is within one hour's drive of all of the Generating Facilities. The PSC was established in 1985 and has served since then as the headquarters for Pepco's generation unit. It is expected that the PSC will serve the same purpose for SE Mid-Atlantic.

          The PSC facility provides: (i) office space for administrative and engineering functions; (ii) classrooms and supporting equipment for training; and (iii) a large machine shop for repairing power plant equipment. The machine shop occupies approximately 67,000-square feet of the facility. With a ceiling height of 48 feet and two 35-ton cranes spanning an area 64 feet wide and 450 feet long, the machine shop area is capable of performing work on all but the very largest pieces of equipment that exist in the Generating Facilities. In addition to the large lathes, boring mills and grinding equipment that are used for repairing turbine rotors and stationary components, there is a welding shop, a motor cleaning and repair shop, including baking ovens, a blast cleaning room, a disassembly and inspection area, a mill roll weld-cladding area, a warehouse area, plus numerous smaller machine tools.

          The training facilities consist of several classrooms for formal training, shops for "hands-on" skills training, and a boiler simulator. The classrooms may be used for skills training such as operating and maintenance procedures or for required training such as safety. The training shops contain small-scale equipment for training in machine tool operation, balancing of rotating equipment, alignment of equipment, electrical repairs, and welding. The boiler simulator is a computerized simulation of the supercritical boiler control systems at the Chalk Point and Morgantown Facilities. With this simulator, and another similar unit at the Dickerson Facility, boiler operators can be trained to operate the boilers at their respective plants utilizing simulated operating conditions, parameters and events as programmed into the simulator by the trainer.

          The administrative and engineering office areas were in the process of being renovated when Pepco announced its decision to divest its generating unit. The renovations were halted to allow the new owner flexibility in organizing the facility.

                            THE PINEY POINT PIPELINE

          SE Mid-Atlantic will acquire the Piney Point Pipeline which supplies No. 6 residual fuel oil to the Chalk Point and Morgantown Facilities. The Piney Point Pipeline and barge unloading facilities were constructed in 1971 by Steuart Petroleum and the Piney Point Pipeline was purchased by Pepco in 1976. It connects the deepwater barge unloading facilities on the Potomac River in Piney Point, Maryland with the two generating facilities.

          The Piney Point Pipeline consists of 51.5 miles of thermally insulated, buried hot oil pipeline, four pumping stations, and five isolation valve stations. There are 30.1 miles of 16-inch outside diameter pipe that run from the Piney Point Oil Terminal to the Ryceville Pumping Station, and 21.4 miles of 12-inch outside diameter pipe that run from the Morgantown Facility to the Ryceville Pumping Station to the Chalk Point Facility. There are two river crossings at which there is double walled piping with nitrogen blanketing in the void space between the inner and outer pipes. Cathodic protection and leak monitoring systems are installed on the piping.

          The four pumping stations are located at the Piney Point Oil Terminal, Ryceville Pumping Station, and at the Chalk Point and Morgantown Facilities. There are four electric driven pumps, one back-up diesel driven pump, and oil heaters at each of the Ryceville Pumping Station and the Piney Point Oil Terminal, and single pumps at both the Chalk Point and Morgantown Facilities. There is a manual isolation valve station at milepost 15, and two automatic isolation valve stations at each of Swanson Creek and Wicomico River.

          Storage tanks include two 500,000-barrel tanks for No. 6 residual oil at the Piney Point Oil Terminal, and flushing oil tanks with capacities of 96,000 barrels at the Morgantown Facility, 20,000 barrels at the Chalk Point Facility, and 54,000 barrels at the Ryceville Pumping Station. Flushing oil is No. 2 distillate fuel oil that is used to fill the Piney Point Pipeline when it is not pumping No. 6 residual oil.

          The Piney Point Pipeline has a design pressure of 600 psig and design temperature of 175 (degrees)F. The normal operating conditions are 350 to 375 psig with one pump operating, and 550 psig with two pumps operating, at a temperature of 110 to 165 (degrees)F.

          Day-to-day operations of the Piney Point Pipeline are performed by ST Services (formerly Steuart Petroleum) under a contract that expires on May 31, 2001. SE Mid-Atlantic has the option to extend the contract for an additional five years.

          The Piney Point Pipeline has been out of service since an April 2000 oil release (see the section entitled "Environmental Assessment -- The Piney Point Pipeline"). Pepco is in discussions with the U.S. Department of Transportation regarding testing procedures prior to proceeding with work to restore the Piney Point Pipeline to service. Restoration of the Piney Point Pipeline would include installation of state of the art monitoring equipment for early leak detection. Approval of a Spill Prevention Control and Countermeasure ("SPCC") plan in connection with the restoration is required by the U.S. Department of Transportation, the USEPA, and the Maryland Department of the Environment ("MDE"). While the Piney Point Pipeline is out of service, Pepco has been delivering No. 6 oil to the Chalk Point Facility by truck. Chalk Point Units 3 and 4 are dual-fuel facilities which utilize gas or No. 6 oil. Based on historical and projected capacity factors and fuel usage, supply of fuel oil by truck is expected to be sufficient while the Piney Point Pipeline is out of service. The Morgantown Facility uses No. 6 oil as a supplement fuel for flame stabilization and on-line mill repair work. Oil can be delivered by truck to the Morgantown Facility as required.

                           THE ASH STORAGE FACILITIES

          SE Mid-Atlantic will acquire the Ash Storage Facilities which receive and store the solid waste materials such as sludges, bottom ash and fly ash produced from the combustion of coal at the generating facilities. These three facilities are the Faulkner, Brandywine and Westland Ash Storage Facilities. Designed and engineered using methods to protect the environment, each site has its own National Pollutant Discharge Elimination System ("NPDES") Permit that requires extensive ground and surface water monitoring on a periodic basis through the life of the facility. During the course of developing and operating these sites, sedimentation, erosion control and runoff water collection and control plans are followed.

     Brandywine

          Brandywine was developed to store the ash byproducts from the Chalk Point Facility and, since 1986, it has been storing ash byproducts from the Potomac River Facility as well. It has been in operation since 1970, and is located on approximately 232 acres of land in the rural town of Brandywine in Prince George's County, Maryland. It is bounded on the northwest, west, and southwest by the Mataponi Creek. Numerous gravel mines surround the Brandywine area.

          The J. E. Grainer Company, Inc. originally designed the site utilizing 107 acres in five phases. Phases I-IV were old gravel pits that were filled with ash, restored to their original topography and vegetatively stabilized from 1970 to 1974. These were "Cellular Fills" wherein at the end of each working day, cover material was placed over the cellular fill area. There was no special emphasis on the compaction of the ash. Phase V was structurally filled from 1975 to 1978.

          An additional 232-acre property was purchased in 1978. GAI Consultants, Inc. re-engineered the property by dividing it into five areas known as areas A, B, C, D, and E. These areas were filled as follows: Area A in 1970 to 1974; Area B in 1978 to 1980; Area C in 1981 to 1985; Area D (originally phase V) in 1975 to 1978; and Area E in 1985 to 1992. Additional re-engineering in 1989 resulted in being able to raise the elevations of Areas A, B, C, and E by 20 feet.

          Brandywine is operated eight hours per day, five days per week. Covered, contracted dump trucks are loaded with ash and weighed at the Chalk Point and Potomac River Facilities. The ash is transported by public highway approximately 16 miles from the Chalk Point Facility and 30 miles from the Potomac River Facility to Brandywine where it is unloaded in the active storage area, spread out, watered, and compacted to a one-foot thick layer utilizing a vibrating roller. Both the on-site hauling roads and active fill areas are watered for dust control and to improve compaction of the fill. When the permitted elevation of ash is reached, the ash is covered with two to three feet of soil and vegetated. Preparation of new ash storage areas is accomplished by stripping back topsoil and compacting the subgrade soils.

          Leachate from the storage area is collected by drainpipes placed on the prepared subsoil. The drainpipes are covered by a two to three-foot thick cover of bottom ash, which serves as a drainage blanket. Fly ash is then placed on top of the drainage blanket. Leachate from the collection system drains to on-site ponds where the water is treated to meet the NPDES requirements prior to discharge. In addition to the NPDES permit, Faulkner has permits for erosion and sediment and for groundwater appropriation. The site is permitted as a "pozzolan" storage facility and therefore is not subject to the same regulations as a Subtitle D landfill.

          The amount of ash delivered to Brandywine depends on the ash content and amount of coal being fired at the Chalk Point and Potomac River Facilities, and on the amount of ash that can be marketed to third parties. With the additional 20 feet of elevation available above the original Areas A, B, C, and E, Brandywine is projected to have approximately 16 years of active life remaining at expected ash production rates.

     Faulkner

          Faulkner was developed to store the ash byproducts from the Morgantown Facility. It has been in operation since 1970, and is located on approximately 276 acres of land in a rural area on the western edge of the Zekiah Swamp in south-central Charles County, Maryland. Faulkner has been developed in five phases: I, II, III, IV, and the Curtis phase. The first four phases utilized 132 acres of the property and were completed in 1989 and 1990. The Curtis phase development began in 1989 to 1990 and should be completed in 2000.

          Faulkner is operated eight hours per day, five days per week. Covered, contracted dump trucks are loaded with ash and weighed at the Morgantown Facility. The ash is transported by public highway approximately six miles to Faulkner where it is unloaded in the active storage area, spread out, watered and compacted to a one-foot thick layer utilizing a vibrating roller. Both the on-site hauling roads and active fill areas are watered for dust control and to improve compaction of the fill. When the permitted elevation of ash is reached, the ash is covered with two to three feet of soil and vegetated. Preparation of new ash storage areas is accomplished by stripping back topsoil and compacting the subgrade soils.

          Leachate from the storage area is collected by drainpipes placed on the prepared subsoil. The drainpipes are covered by a two to three-foot thick cover of bottom ash, which serves as a drainage blanket. Fly ash is then placed on top of the drainage blanket. Leachate from the collection system drains to on-site ponds where the water is treated to meet the NPDES requirements prior to discharge. In addition to the NPDES permit, Faulkner has permits for erosion and sediment and for groundwater appropriation. The site is permitted as a "pozzolan" storage facility and therefore is not subject to the same regulations as a Subtitle D landfill. There are approximately 6.5 million tons of ash in storage at Faulkner, with approximately 198,000 tons being added each year. The amount of ash delivered to Faulkner depends on the ash content and amount of coal being fired at the Morgantown Facility, and on the amount of ash that can be marketed to third parties. At expected ash production rates, Faulkner is projected to have approximately 23 years of active life remaining.

     Westland

          Westland was developed to store the ash byproducts from the Dickerson Facility. It has been in operation since 1978, and is located on land adjacent to the Dickerson Facility, east of the Potomac River in a rural area of western Montgomery County, Maryland. Westland is being developed in three phases.
Phase I, known as Area C, was completed in 1988 and had approximately 2 million cubic yards of storage capacity. Phase II encompasses Area B, which was started in 1987 and has approximately 5.6 million cubic yards of storage capacity that is expected to be filled in approximately 2007. Development of Phase III, which is Area A, is expected to commence when Phase II nears completion. Area A will store approximately 5.8 million cubic yards of fly ash. The three areas cover a total of approximately 300 acres.

          Westland is operated eight hours per day, five days per week.
Covered, contracted dump trucks are loaded with ash and weighed at the Dickerson Facility. The ash is transported approximately two miles to Westland where it is unloaded in the active storage area, spread out, watered, and compacted to a one-foot thick layer utilizing a vibrating roller. Both the on-site hauling roads and active fill areas are watered for dust control and to improve compaction of the fill. When the permitted elevation of ash is reached, the ash is covered with two to three feet of soil and vegetated. Preparation of new ash storage areas is accomplished by stripping back topsoil and compacting the subgrade soils.

          Leachate from the storage area is collected by drainpipes placed on the prepared subsoil. The drainpipes are covered by a two to three-foot thick cover of bottom ash, which serves as a drainage blanket. Fly ash is then placed on top of the drainage blanket. Leachate from the collection system drains to on-site ponds where the water is treated to meet the NPDES requirements prior to discharge. In addition to the NPDES permit, Westland has permits for erosion and sediment and for groundwater appropriation. The site is permitted as a "pozzolan" storage facility and therefore is not subject to the same regulations as a Subtitle D landfill. There are approximately two million tons of ash in storage at Westland, with approximately 200,000 tons being added each year. The amount of ash delivered to Westland depends on the ash content and amount of coal being fired at the Dickerson Facility, and on the amount of ash that can be marketed to third parties. At expected ash production rates, Westland is projected to have approximately 48 years of active life remaining.

                           ENVIRONMENTAL ASSESSMENTS

Environmental Site Assessments
------------------------------

          We have reviewed Phase I environmental site assessments ("ESAs") for each of the generating stations, the ash storage facilities, the PSC, and the Ryceville Pumping Station and Piney Point Oil Terminal prepared by an environmental consultant (the "Environmental Consultant") to determine the consistency of their assessment with industry standards. This section summarizes certain significant findings presented in those reports.

          The Phase I ESA reports, dated between December 13 and 16, 1999 consisted of site reconnaissance, interviews, review of facility files, and review of relevant government agency files, including files from the MDE and the Virginia Department of Environmental Quality ("VADEQ"). Additionally, we have reviewed comments from the Environmental Consultant regarding their follow-up site visits to the Generating Facilities, Ash Storage Facilities, the PSC, and the Ryceville Pumping Station associated with the Piney Point Pipeline conducted between March 9 and 10, 2000. The Environmental Consultant stated that "no environmental conditions other than those noted during the initial site reconnaissance conducted in June 1999, were observed."

          Phase II ESAs that typically identify the nature and extent of potential contamination issues through soil and groundwater investigations were not specifically performed. Rather, the Environmental Consultant and Pepco relied on existing groundwater and surface water sampling data (as available) for preparation of estimated cost projections to mitigate numerous potential site contamination issues identified at the facilities during Phase I ESAs. We understand these cost projections were based on (1) identifying remediation scenarios and their estimated range of costs; (2) risk profiling of each issue by estimating probability of occurrence of each environmental issue and the likelihood that regulatory action would be required; and (3) developing a model of projected costs based on the previous assumptions. SE Mid-Atlantic has also prepared cost projections for the significant environmental remedial issues. The total projected costs for environmental concerns relating to potential site contamination issues are estimated by SE Mid-Atlantic to be approximately $12,500,000, which includes a contingency for currently unknown site contamination issues, if any, that may potentially develop in the future. The estimated costs for potential environmental projects have been included as capital expenditures and operation and maintenance expenses in the Projected Operating Results presented later in this Report.

     The Chalk Point Facility

          Prior to initial development of the power generating station in the mid-1960s, the historical use of the approximately 1,160-acre subject property was agricultural or undeveloped land. As of the date of the Environmental Consultant's investigation, the majority of the subject property was undeveloped, with other portions consisting of the power plant facilities.
Prior to 1970, on-site disposal of fly ash and bottom ash from coal combustion occurred on the property. On-site land disposal areas also contain asbestos-containing building materials ("ACBM") and construction debris. The Environmental Consultant reported a 1998 study identifying that leachate from an unlined coal pile has impacted on-site groundwater with elevated metals, sulfate, and low pH in groundwater.

     The Dickerson Facility

          Prior to initial development of the power generating station in the late 1950s, the historical use of the approximately 1,012-acre subject property was undeveloped land. As of the date of the Environmental Consultant's investigation, the majority of the subject property was undeveloped woodlands and fields, with other portions consisting of the power plant facilities. Prior to 1970, fly and bottom ash from coal combustion was used for fill material in five areas within the property limits, and there are two areas used for land disposal which were identified by the Environmental Consultant. Analysis of water extracted from monitoring wells indicates groundwater has been impacted by coal pile leachate with elevated metals, sulfates, dissolved solids and low pH levels. Pepco has been monitoring groundwater quality since 1993, and submitted a detailed monitoring plan to the MDE in 1997.

     The Morgantown Facility

          Prior to the development of the power generating facilities in the 1967, the 632-acre subject property had been used for a housing development and for farming. The subject property includes heavily wooded areas, nature trails, farming land, a tenant's house and farm buildings, as well as the power generation building, fuel unloading dock for barge transport, ash handling and coal storage facilities. Groundwater and soil contamination from the historical coal pile handling and storage area have been under remediation since a consent order was issued by the MDE in 1996.

     The Potomac River Facility

          Prior to the development of the power generation facility in 1946, the 28-acre subject property was occupied by the Potomac River Clay Works and the American Chlorophyll Company. Historical documents indicate that an on-site refuse pond was associated with the activities of the American Chlorophyll Company. The report contained information regarding a fill site on the southern edge of the subject property. According to interviews conducted by the Environmental Consultant with Pepco personnel, an area outside the fence line may contain fill and demolition or construction debris. Rejects from the coal sorting process are potentially buried in these unlined areas. There are two 25,000-gallon fuel oil underground storage tanks on-site which have had spills associated with tank overfill. It is not known whether the secondary containment vaults were constructed with a soil floor.

     The Production Service Center

          Prior to construction of the PSC in approximately 1985, the historical use of the approximately 70-acre subject property was undeveloped land and as a gravel-pit mining operation between approximately the 1940s through some portion of the 1970s. As of the date of the Environmental Consultant's investigation, the subject property consisted of the PSC building (including offices, a machine shop, and hazardous waste storage areas), training areas, and undeveloped woodlands. The Environmental Consultant concluded that their investigation revealed no recognized environmental conditions at the subject property.

     The Piney Point Pipeline

          The ESA evaluated potential site contamination issues at the Piney Point Pipeline, which consists of the 6.8-acre Ryceville Pumping Station property, the 51.5-mile underground oil pipeline, the Mile Post 15 valve housing station, and the pumping equipment at the Piney Point Oil Terminal property.
The Piney Point Pipeline includes a 30.25-mile underground run of 16-inch pipe between the Piney Point Oil Terminal to the Ryceville Pumping Station and 11.5-mile and 9.75-mile underground pipe runs from the pumping station to the Chalk Point and Morgantown Facilities, respectively. Prior to use as a pumping station, the historical use of the 6.8-acre subject property was undeveloped woodlands and fields. As a result of their site reconnaissance, interviews, and review of Pepco records, the Environmental Consultant reported no significant history of spills or leaks at the Ryceville Pumping Station, along the pipeline route, at the valve station, or at the area of the Pepco pumping equipment at the Piney Point Oil Terminal. The Environmental Consultant concluded that no recognized environmental conditions were observed at the Ryceville Pumping Station. A significant oil spill occurred from the Piney Point Pipeline and was detected on April 7, 2000. Under the terms of the Asset Purchase Agreement, Pepco is obligated to indemnify Southern Energy and its affiliates for all environmental liability relating to the release of fuel oil from the Piney Point Pipeline.

     The Ash Storage Facilities

          Brandywine

          Prior to initial development of Brandywine in the 1960s, the historical use of the property was reportedly a gravel surface mine, agricultural, and undeveloped land. As of the date of the Environmental Consultant's investigation, the subject property consisted of ash fill areas, leachate-collection and stormwater runoff ponds, various support facilities, and undeveloped woodlands. Groundwater monitoring conducted at the property indicates impacts to groundwater (exceeding the USEPA Drinking Water Regulation standards) from certain metals and other general water quality parameters, due to the leachate from older ash fill areas. The Environmental Consultant noted that the monitoring results are reported to the MDE.

          Faulkner

          Prior to initial development of Faulkner in 1970, the historical use of the property was reportedly agricultural and undeveloped land. As of the date of the Environmental Consultant's investigation, the subject property consisted of ash fill areas, leachate-collection and stormwater runoff ponds, various support facilities, buffer acreage consisting of the Brinsfield Property, and undeveloped woodlands. Groundwater monitoring is conducted at the property to monitor impacts from ash storage. The Environmental Consultant reported impacts to surface water and groundwater quality within the boundaries of the subject property, but not outside the boundary. The Environmental Consultant noted that Pepco plans to design and install passive water treatment systems at the subject property to protect surface water quality and to prevent additional groundwater contamination.

          Westland

          Prior to initial development of Westland in 1978, the historical use of the property was reportedly agricultural and undeveloped land. As of the date of the Environmental Consultant's investigation, the subject property consisted of ash fill areas, leachate-collection and stormwater runoff ponds, various support facilities, and deserted farm structures. Monitoring conducted at the property indicates groundwater has been impacted due to the leachate from older ash fill areas. Elevated levels of sulfate, chloride, dissolved solids and manganese have been recorded in one of the monitoring wells. The Environmental Consultant also noted that the stream adjacent to the southwest boundary of the Property is stained from high concentrations of iron precipitates, which would indicate the potential that leachate has impacted the soil and groundwater of the area. The Environmental Consultant did not indicate whether water quality results have been reported to the MDE.

     Summary

          Based on our review, we are of the opinion that the environmental site assessments of the sites for the Generating Facilities were conducted in a manner consistent with industry standards, using comparable industry protocols for similar studies with which we are familiar.

Status of Permits and Approvals
-------------------------------

          The Generating Facilities must be operated in accordance with applicable environmental laws, regulations, policies, codes and standards. Tables 1 through 4 identify the key permits and approvals required for the operation of the Generating Facilities. This section includes a summary of the permits required for the operation of the Generating Facilities. Based on our review, we are of the opinion that the major permits and approvals required to operate the Generating Facilities have been obtained and are currently valid or are in the process of being renewed, and we are not aware of any technical circumstances that would prevent the renewal of any permit. The compliance of the Generating Facilities with these permits is discussed in the section entitled "Operating History -- Regulatory Compliance".

                                                              Table 1
                                     Status of Key Permits and Approvals Required for Operation
                                                        Chalk Point Facility
====================================================================================================================================
Permit or Approval                  Responsible Agency               Status                              Comments
------------------------------------------------------------------------------------------------------------------------------------
Federal
====================================================================================================================================
1.  Hazardous Waste Generator            USEPA/MDE                Issued ID No.       Large quantity generator of hazardous wastes.
    ID Number                                                     050399 700 007 H    Waste manifest system must be followed when
                                                                                      disposing hazardous waste.
-----------------------------------------------------------------------------------------------------------------------------------
2.  Spill Prevention Control             USEPA/MDE                Prepared            Required for prevention of oil spills from
    and Countermeasure ("SPCC")                                                       equipment and storage tanks.
    Plan
------------------------------------------------------------------------------------------------------------------------------------
3.  Oil Spill Response Plan              USEPA/ USCG/ MDE         Prepared           Required to have cleanup equipment in place
                                                                                     and plan for response to oil spill.
------------------------------------------------------------------------------------------------------------------------------------
4.  Emergency Response Plan              USEPA/MDE/               Prepared           Part of operating procedures for plant.
                                         Local fire department
------------------------------------------------------------------------------------------------------------------------------------
5.  Phase II Acid Rain Title             USEPA/MDE                Issued 1/1/00;     Stack CEMs data used to demonstrate
    IV Permit                                                     Expires 12/31/04   compliance with allowance allocations.
------------------------------------------------------------------------------------------------------------------------------------
State
------------------------------------------------------------------------------------------------------------------------------------
6.  Title V Operating Permit             MDE                   Applied for 12/2/96;  Incorporates all emission sources at plant.
                                                             Deemed complete 1/21/97 Operating under permit shield since application deemed complete, which is typical
                                                                                     of other facilities.
------------------------------------------------------------------------------------------------------------------------------------
7.  Wetland                              MDE                      Issued 6/5/00;     Required for construction in wetland.
                                                                  Expires 4/11/03
------------------------------------------------------------------------------------------------------------------------------------
8.  NPDES Permit                         MDE                      Issued 9/1/96;     NPDES permit includes coal pile, ash ponds
                                                                  Expires 8/31/01    and stormwater ponds.  Application for
                                                                                     renewal must be made six months prior to
                                                                                     expiration.
------------------------------------------------------------------------------------------------------------------------------------
9.  Oil Transfer License                 MDE                      Issued 6/15/99;    Applies to pipeline or trucks.  Required for
                                                                  Expires 6/1/01     bringing more than 100 gal of oil into the
                                                                                     state.
------------------------------------------------------------------------------------------------------------------------------------
10.  Oil Operations Permit               MDE                      Issued 5/27/98;
                                                                  Expires 5/27/03
------------------------------------------------------------------------------------------------------------------------------------
11.  Groundwater Appropriation    Maryland Department of          Issued 8/1/90;
                                Natural Resources ("MDNR")        Expires 8/1/02
------------------------------------------------------------------------------------------------------------------------------------
12.  Surface Water                       MDE                      Issued 2/1/94;     Required for withdrawal of water from river.
     Appropriation                                                Expires 2/1/06
------------------------------------------------------------------------------------------------------------------------------------
13.  Stormwater Pollution                MDE                      Prepared           Describes how pollution of stormwater runoff
     Prevention Plan                                                                 will be avoided.
------------------------------------------------------------------------------------------------------------------------------------
14.  NO\X\ Budget Rule Consent           MDE                      Issued 9/13/99     Allows for rolling over of emissions
     Order                                                                           allowances from 2000 to 2001.
------------------------------------------------------------------------------------------------------------------------------------
15.  Consent Order                       MDE                      Issued 7/9/92      Covers installation of CEMs and documentation
                                                                                     of compliance.
------------------------------------------------------------------------------------------------------------------------------------
16.  Consent Agreement                   MDE                      Issued 6/21/72     Establishes opacity limit at 20% for Chalk
                                                                                     Point Unit 3.
------------------------------------------------------------------------------------------------------------------------------------
17.  NO\X\ RACT Consent                  VADEQ                    Issued 7/10/98     Establishes NO\X\ emission limits under RACT
     Agreement                                                                       for NO\X\ non-attainment.
------------------------------------------------------------------------------------------------------------------------------------
18.  Faulkner NPDES Permit               MDE                      Issued 2/1/97;     Includes requirements for treatment of runoff
                                                                  Expires 1/31/02    and groundwater monitoring and protection.
                                                                                     Application for renewal must be made six
                                                                                     months prior to expiration.
------------------------------------------------------------------------------------------------------------------------------------
19.  Faulkner Pollution                  MDE                      Prepared           Required by NPDES permit.
     Prevention Plan
====================================================================================================================================


                                                               Table 2
                                     Status of Key Permits and Approvals Required for Operation
                                                         Dickerson Facility
====================================================================================================================================
Permit or Approval              Responsible Agency               Status                                   Comments
------------------------------------------------------------------------------------------------------------------------------------
Federal
====================================================================================================================================
1.  Hazardous Waste Generator       USEPA/MDE                Issued ID Nos.            Large quantity generator of hazardous wastes.
    ID Number                                                MDD 000731596             Waste manifest system must be followed when
                                                                                       disposing hazardous waste.
------------------------------------------------------------------------------------------------------------------------------------
2.  SPCC Plan                       USEPA/MDE                Approved 10/21/98         Required if oil spills could reach navigable
                                                                                       waters.  Approval of SPCC and Facility
                                                                                       Response Plan.
------------------------------------------------------------------------------------------------------------------------------------
State
------------------------------------------------------------------------------------------------------------------------------------
3.  Phase II Acid Rain Permit          MDE                   Issued 1/1/00;            Permit for Phase II of the SO\2\ allowance
                                                             Expires 12/31/04          program under Clean Air Act Title IV.
------------------------------------------------------------------------------------------------------------------------------------
4.  Title V Operating Permit           MDE                   Submitted 12/2/96;        Incorporates all emission sources.  Permit
                                                             Deemed complete 1/21/97   pending.  Operating under permit shield since
                                                                                       application deemed complete, which is typical
                                                                                       of other facilities.
------------------------------------------------------------------------------------------------------------------------------------
5.  Opacity Consent Order              MDE                   Issued 4/24/00;           To bring units into compliance with opacity.
                                                             Expires 12/1/03           Outlines the requirements for testing and
                                                                                       potential conversion to wet ESPs.  Compliance
                                                                                       deadline 7/1/03.
------------------------------------------------------------------------------------------------------------------------------------
6.  NO\X\ Budget Rule Consent          MDE                   Issued 9/13/99            Allows for rolling over of emissions from
    Order                                                                              year 2000 to 2001.
------------------------------------------------------------------------------------------------------------------------------------
7.  NPDES Permit                       MDE                   Issued 8/1/96;            Discharges of once-through cooling water,
                                                             Expires 7/31/01           runoff, sewage treatment effluent, backwash,
                                                                                       treatment plant effluent, metal cleaning
                                                                                       wastes.  Discharge to Potomac River and
                                                                                       tributaries.  Application for renewal must be
                                                                                       made six months prior to expiration.
------------------------------------------------------------------------------------------------------------------------------------
8.  Groundwater Appropriation          MDNR                  Issued 2/1/92;            Withdrawal of potable well water.
                                                             Expires 2/1/04
------------------------------------------------------------------------------------------------------------------------------------
9.  Surface Water                      MDNR                  Issued 1/1/91             Withdrawal of up to 550 million gallons per
    Appropriation                                                                      day.
------------------------------------------------------------------------------------------------------------------------------------
10.  Oil Operations Permit             MDE                   Issued 12/30/96;          For oil and diesel fuel storage
                                                             Expires 12/30/01
------------------------------------------------------------------------------------------------------------------------------------
11.  Oil Transfer License              MDE                   Issued 6/10/98;           Transfer of oil in tanker trucks or by
                                                             Expires 6/1/01            pipeline.
------------------------------------------------------------------------------------------------------------------------------------
12.  Sewage Sludge                     MDE                   Issued 10/17/97;          Transportation of sewage sludge.
     Utilization Permit                                      Expires 1/15/02
------------------------------------------------------------------------------------------------------------------------------------
13.  Emergency Response Plan        USEPA/MDE                Prepared                  Requires coordination with local fire and
                                                                                       police departments.
------------------------------------------------------------------------------------------------------------------------------------
14.  Westland NPDES Permit             MDE                   Issued 7/1/95;            Includes requirements for treatment of runoff
                                                             Expires 6/30/00           and groundwater monitoring and protection.
                                                     Renewal application submitted.    It is typical for facilities to operate under
                                                      Operating under prior permit.    expired permits provided timely renewal
                                                                                       application is made.
------------------------------------------------------------------------------------------------------------------------------------
15.  Westland Pollution                MDE                   Prepared                  Required by NPDES permit.
     Prevention Plan
====================================================================================================================================

                                                                Table 3
                                       Status of Key Permits and Approvals Required for Operation
                                                          Morgantown Facility
====================================================================================================================================
Permit or Approval               Responsible Agency                 Status                                   Comments
------------------------------------------------------------------------------------------------------------------------------------
Federal
====================================================================================================================================
1.  Hazardous Waste Generator         USEPA/MDE                  Issued ID No.          Large quantity generator of hazardous
    ID Number                                                    050399 700 007 H       wastes. Waste manifest system must be
                                                                                        followed when disposing hazardous waste.

------------------------------------------------------------------------------------------------------------------------------------
2.  SPCC Plan                         USEPA/MDE                    Prepared             Required for prevention of oil spills from
                                                                                        equipment and storage tanks
------------------------------------------------------------------------------------------------------------------------------------
3.  Oil Spill Response Plan       USEPA/ USCG/ MDE                 Prepared             Required to have cleanup equipment in place
                                                                                        and plan for response to oil spill
------------------------------------------------------------------------------------------------------------------------------------
4.  Emergency Response Plan          USEPA/MDE/                    Prepared             Part of operating procedures for plant.
                                Local fire department
------------------------------------------------------------------------------------------------------------------------------------
5.  Phase II Acid Rain Title          USEPA/MDE                Effective 1/1/00         Stack CEMs data used to demonstrate
    IV Permit                                                                           compliance with allowance allocations
------------------------------------------------------------------------------------------------------------------------------------
State
------------------------------------------------------------------------------------------------------------------------------------
6.  Title V Operating Permit             MDE                 Applied for 12/2/96;       Incorporates all emission sources at plant.
                                                            Deemed complete 1/21/97     Operating under permit shield since
                                                                                        application deemed complete, which is
                                                                                        typical of other facilities.
------------------------------------------------------------------------------------------------------------------------------------
7.  NPDES Permit                         MDE                Application for renewal     NPDES permit includes coal pile, ash ponds
                                                        submitted 8/6/99; draft permit  and stormwater ponds.  It is typical for received from the MDE.  Plant  facilities to operate under expired permits operating under previous permit provided timely renewal application is made.
------------------------------------------------------------------------------------------------------------------------------------
8.  Oil Transfer License                 MDE                    Issued 6/1/00;          Applies to pipeline or trucks. Required for
                                                                Expires 6/1/01          bringing more than 100 gallons of oil into
                                                                                        the state.
------------------------------------------------------------------------------------------------------------------------------------
9.  Oil Operations Permit                MDE                    Issued 4/9/99;
                                                                Expires 4/9/04
------------------------------------------------------------------------------------------------------------------------------------
10.  Groundwater Appropriation           MDE            Issued 6/1/98, 7/1/97, 12/1/97;
                                                                Expires 9/1/07
------------------------------------------------------------------------------------------------------------------------------------
11.  Surface Water                       MDE                    Issued 8/1/97;          Required for withdrawal of water from river.
     Appropriation                                             Expires 12/1/09

------------------------------------------------------------------------------------------------------------------------------------
12.  Tidal Wetlands License              MDE                    Issued 8/14/96
------------------------------------------------------------------------------------------------------------------------------------
13.  Conditional Approval for            MDE                     Issued 3/4/85
     Use of Waste Oil
------------------------------------------------------------------------------------------------------------------------------------
14.  Stormwater Pollution                MDE                       Prepared            Describes how pollution of stormwater runoff
     Prevention Plan                                                                   will be avoided
------------------------------------------------------------------------------------------------------------------------------------
15.  NO\X\ Budget Rule Consent           MDE                    Issued 9/13/99         Allows for rolling over of emissions
     Order                                                                             allowances from 2000 to 2001.
------------------------------------------------------------------------------------------------------------------------------------
16.  NO\X\ RACT Consent                 VADEQ                   Issued 7/10/98         Establishes NO\X\ emission limits under RACT
     Agreement                                                                         for NO\X\ non-attainment.
------------------------------------------------------------------------------------------------------------------------------------
17.  Consent Order                       MDE                     Issued 7/9/92         Covers installation of CEMs and documentation
                                                                                       of compliance.
------------------------------------------------------------------------------------------------------------------------------------
18.  Consent Order                       MDE                    Issued 6/10/96         Requires corrective action for groundwater
                                                                                       contamination at plant.
------------------------------------------------------------------------------------------------------------------------------------
19.  Brandywine NPDES Permit             MDE                    Issued 3/1/97;         Includes requirements for treatment of runoff
                                                                Expires 2/28/02        and groundwater monitoring and protection.
                                                                                       Application for renewal must be made six
                                                                                       months prior to expiration.
------------------------------------------------------------------------------------------------------------------------------------
20.  Brandywine Pollution                MDE                       Prepared            Required by NPDES permit.
     Prevention Plan
====================================================================================================================================

                                                               Table 4
                                     Status of Key Permits and Approvals Required for Operation
                                                       Potomac River Facility
====================================================================================================================================
Permit or Approval              Responsible Agency               Status                                   Comments
------------------------------------------------------------------------------------------------------------------------------------
Federal
====================================================================================================================================
1.  Hazardous Waste Generator      USEPA/VADEQ                Issued ID No.             Large quantity generator of hazardous
    ID Number                                                 VAD 000731588             wastes. Waste manifest system must be
                                                                                        followed when disposing hazardous waste.
------------------------------------------------------------------------------------------------------------------------------------
2.  SPCC Plan and Emergency        USEPA/VADEQ          Approval received 6/14/96       Required if oil spills could reach navigable
    Response Plan                                                                       waters.  Approval of SPCC and Facility
                                                                                        Response Plan.
------------------------------------------------------------------------------------------------------------------------------------
3.  NPDES Permit                      USEPA                  Issued 4/20/00;            Discharges of cooling water, ash clarifier,
                                                             Expires 4/20/05            neutralization wastewater, and misc. drains
                                                                                        to the Potomac River.  Application for
                                                                                        renewal must be made six months prior to
                                                                                        expiration.
------------------------------------------------------------------------------------------------------------------------------------
4.  Storm Water Multi-Sector          USEPA                  Issued 1/16/98;            For discharges of storm water associated
    General Permit                                           Expires 10/1/00            with industrial activities.
                                                     Renewal application submitted.
                                                      Operating under prior permit.
------------------------------------------------------------------------------------------------------------------------------------
State
------------------------------------------------------------------------------------------------------------------------------------
5.  Phase II Acid Rain Permit         VADEQ                  Issued 1/1/98;             Permit for Phase II of the SO\2\ allowance
                                                            Expires 12/31/02            program under Clean Air Act Title IV.
------------------------------------------------------------------------------------------------------------------------------------
6.  Title V Operating Permit          VADEQ              Deemed Complete 3/4/98         Incorporates all emission sources.  Permit
                                                                                        pending.  Operating under permit shield
                                                                                        since application deemed complete, which
                                                                                        is typical of other facilities.
------------------------------------------------------------------------------------------------------------------------------------
7.  NO\X\ RACT Consent Agreement      VADEQ                  Issued 7/10/98             Establishes reasonably available control
                                                                                        technology standards for the Potomac River
                                                                                        Facility.
------------------------------------------------------------------------------------------------------------------------------------
8.  VOC RACT Permit                   VADEQ                   Issued 5/8/00             Required control of VOCs by optimizing
                                                                                        combustion through a digital control system.
====================================================================================================================================

                           OPERATION AND MAINTENANCE

Operation of the Generating Facilities
--------------------------------------

          SE Mid-Atlantic will operate the Generating Facilities. SE PJM Management, an indirect wholly-owned subsidiary of Southern Energy, will hire Pepco personnel in connection with the acquisition of the Generating Facilities and will provide all operations, maintenance and general management personnel to SE Mid-Atlantic. SERI, a direct wholly-owned subsidiary of Southern Energy, will provide executive personnel and administrative services to SE Mid-Atlantic. SE Mid-Atlantic will not have any employees of its own. As part of the purchase of the Generating Facilities, SE PJM Management will be assigned the labor contracts for the non-exempt personnel at the Generating Facilities. SE PJM Management expects to retain the services of most of the existing exempt personnel, and to fill out the remainder of the required staff via internal and external recruiting methods. SE PJM Management intends to initially adopt Pepco's current operating practices and procedures, including its Generation Engineering and Maintenance Services ("GEMS") department, and then to coordinate, combine, and improve them over time to maximize the production capabilities of the Generating Facilities while minimizing their operating and maintenance costs.

Operating Programs and Procedures
---------------------------------

     The Chalk Point Facility

          We have reviewed the general application of the various Pepco operations and maintenance ("O&M") programs and procedures within the Chalk Point Facility, including: preventive, corrective and predictive maintenance plans; operating procedures; and maintenance procedures. We did not review all aspects of these plans and procedures, but verified that all of the usual and necessary plans, procedures and documentation normally required to operate a facility of this type were in place. SE Mid-Atlantic has advised that it will be accepting all of the Pepco O&M programs and procedures in kind. Following is a brief description of the key programs and procedures in place at the Chalk Point Facility.

          The computerized maintenance management system utilized by Pepco is the Power Plant Maintenance Information System ("PPMIS") which was developed in the 1980s. This system provides the generating facilities with the ability to initiate and track corrective and preventive maintenance job orders, plan and schedule routine maintenance activities, maintain equipment maintenance and spare parts usage histories, and manage available labor resources. SE Mid-Atlantic intends on replacing the PPMIS system with a newer and more functional system such as the MAXIMO maintenance management system which is used at generating stations owned by its affiliated companies. In addition to the PPMIS system, major outages are scheduled by plant and GEMS personnel utilizing a Primavera scheduling program.

          The predictive maintenance program includes the capability for either facility or GEMS personnel to perform common predictive maintenance functions such as vibration analysis and trending, infrared thermography to sense hot spots in electrical and other equipment, and lube oil sample analysis. The Chalk Point Facility is also using a streamlined Reliability Centered Maintenance program in which key pieces of equipment will be analyzed and specific maintenance plans developed for the most efficient maintenance of the equipment.

          The Chalk Point Facility maintains an appropriate collection of operating, maintenance and administrative procedures which have been developed in coordination with the PSC's Generation Training and Procedures Department. These procedures include normal operating and maintenance procedures, as well as emergency response procedures for operating events or the exceedance of environmental limits.

          Working with the GEMS staff, several reliability and performance improvement programs have been established at the Chalk Point Facility. Principle among these programs are a reliability improvement program to determine the root cause of equipment failures, a boiler tube failure reduction program, a boiler waterwall tubing survey and inspection program, a high energy piping inspection program, and a pulverizer maintenance and performance program.

          The plant staffing is projected to consist of approximately 205 on-site personnel. Since 1998, the Chalk Point Facility has utilized a multi-skilled craft concept for most operating and maintenance positions. With this concept, each plant technician has both a primary skill and a secondary skill, with levels of proficiency within each skill. The Chalk Point Facility has five operating teams that work on 12-hour shifts, and a separate CT team. As part of the multi-skilled technician program, approximately 30 percent of the time spent on shift is dedicated to maintenance. Maintenance disciplines are divided between mechanical and electrical/instruments/controls.

          Major maintenance is scheduled on a three-year cycle for the steam generators and an 8- to 10-year cycle for the steam turbines. Overhaul durations are typically 8 to 10 weeks, depending upon the scope of work to be performed. In years when there is no major maintenance scheduled for a unit, a two-week "mini-outage" is performed on the steam generator and auxiliaries. The CTs are maintained on the basis of factored starts as recommended by the manufacturer.

     The Dickerson Facility

          We have reviewed general application of the various Pepco operations and maintenance programs and procedures within the Dickerson Facility, including preventive, corrective and predictive maintenance plans;

operating procedures; and maintenance procedures. We did not review all aspects of these plans and procedures, but verified that all of the usual and necessary plans, procedures and documentation normally required to operate a facility of this type were in place. SE Mid-Atlantic has advised that it will be adopting all of the Pepco O&M programs and procedures in kind. Following is a brief description of the key programs and procedures in place at the Dickerson Facility.

          The computerized maintenance management system utilized by Pepco is the PPMIS which was developed in the 1980s. This system provides the generating facilities with the ability to initiate and track corrective and preventive maintenance job orders, plan and schedule routine maintenance activities, maintain equipment maintenance and spare parts usage histories, and manage available labor resources. SE Mid-Atlantic intends on replacing the PPMIS system with a newer and more functional system such as the MAXIMO maintenance management system which is used at generating stations owned by its affiliated companies. In addition to the PPMIS system, major outages are scheduled by plant and GEMS personnel utilizing a Primavera scheduling program.

          The predictive maintenance program includes the capability for either facility or GEMS personnel to perform common predictive maintenance functions such as vibration analysis and trending, infrared thermography to sense hot spots in electrical and other equipment, and lube oil sample analysis. The Dickerson Facility is also using a streamlined Reliability Centered Maintenance program in which key pieces of equipment will be analyzed and specific maintenance plans developed for the most efficient maintenance of the equipment.

          The Dickerson Facility maintains an appropriate collection of operating, maintenance and administrative procedures which have been developed in coordination with the PSC's Generation Training and Procedures Department. These procedures include normal operating and maintenance procedures, as well as emergency response procedures for operating events or the exceedance of environmental limits.

          Working with the GEMS staff, several reliability and performance improvement programs have been established at the Dickerson Facility. Principle among these programs are a reliability improvement program to determine the root cause of equipment failures, a boiler tube failure reduction program, a boiler waterwall tubing survey and inspection program, a high energy piping inspection program, and a pulverizer maintenance and performance program.

          The plant staff is projected to consist of approximately 156 on-site personnel. Since 1998, the Dickerson Facility has utilized a multi-skilled craft concept for most operating and maintenance positions. With this concept, each plant technician has both a primary skill and a secondary skill, with levels of proficiency within each skill. The Dickerson Facility has four operating teams that work on 12-hour shifts and a separate CT team. As part of the multi-skilled technician program, approximately 30 percent of the time spent on shift is dedicated to maintenance. Maintenance disciplines are divided between mechanical and electrical/instruments/controls.

          Major maintenance is scheduled on a three-year cycle for the steam generators and an 8- to 10-year cycle for the steam turbines, with consideration being given to extending the low pressure turbines to 12-year cycles. Overhaul durations are typically 8 to 10 weeks, depending upon the scope of work to be performed. In years when there is no major maintenance scheduled for a unit, a two-week "mini-outage" is performed on the steam generator and auxiliaries. The CTs are maintained on the basis of factored starts as recommended by the manufacturer.

     The Morgantown Facility

          We have reviewed general application of the various Pepco operations and maintenance programs and procedures within the Morgantown Facility, including preventive, corrective and predictive maintenance plans; operating procedures; and maintenance procedures. We did not review all aspects of these plans and procedures, but verified that all of the usual and necessary plans, procedures and documentation normally required to operate a facility of this type were in place. SE Mid-Atlantic has advised that it will be adopting all of the Pepco O&M programs and procedures in kind. Following is a brief description of the key programs and procedures in place at the Morgantown Facility.

          The computerized maintenance management system utilized by Pepco is the PPMIS which was developed in the 1980s. This system provides the generating facilities with the ability to initiate and track corrective and preventive maintenance job orders, plan and schedule routine maintenance activities, maintain equipment maintenance and spare parts usage histories, and manage available labor resources. SE Mid-Atlantic intends on replacing the PPMIS system with a newer and more functional system such as the MAXIMO maintenance management system which is used at generating stations owned by its affiliated companies. In addition to the PPMIS system, major outages are scheduled by plant and GEMS personnel utilizing a Primavera scheduling program.

          The predictive maintenance program includes the capability for either facility or GEMS personnel to perform common predictive maintenance functions such as vibration analysis and trending, infrared thermography to sense hot spots in electrical and other equipment, and lube oil sample analysis. The Morgantown Facility is also using a streamlined Reliability Centered Maintenance program in which key pieces of equipment will be analyzed and specific maintenance plans developed for the most efficient maintenance of the equipment.

          The Morgantown Facility maintains an appropriate collection of operating, maintenance and administrative procedures which have been developed in coordination with the PSC's Generation Training and Procedures Department. These procedures include normal operating and maintenance procedures, as well as emergency response procedures for operating events or the exceedance of environmental limits.

          Working with the GEMS staff, several reliability and performance improvement programs have been established at the Morgantown Facility.
Principle among these programs are a reliability improvement program to determine the root cause of equipment failures, a boiler tube failure reduction program, a boiler waterwall tubing survey and inspection program, a high energy piping inspection program, and a pulverizer maintenance and performance program.

          The plant staff is projected to consist of approximately 152 on-site personnel. Since 1998, the Morgantown Facility has utilized a multi-skilled craft concept for most operating and maintenance positions. With this concept, each plant technician has both a primary skill and a secondary skill, with levels of proficiency within each skill. The Morgantown Facility has five operating teams that work on 12-hour shifts. As part of the multi-skilled technician program, approximately 30 percent of the time spent on shift is dedicated to maintenance. Maintenance disciplines are divided between mechanical and electrical/instruments/controls.

          Major maintenance is scheduled on a three-year cycle for the steam generators and an 8- to 10-year cycle for the steam turbines, with consideration being given to extending the low pressure turbines to 12-year cycles. Overhaul durations are typically 8 to 10 weeks, depending upon the scope of work to be performed. In years when there is no major maintenance scheduled for a unit, a two-week "mini-outage" is performed on the steam generator and auxiliaries. The CTs are maintained on the basis of factored starts as recommended by the manufacturer.

     The Potomac River Facility

          We have reviewed general application of the various Pepco operations and maintenance programs and procedures within the Potomac River Facility, including preventive, corrective and predictive maintenance plans; operating procedures; and maintenance procedures. We did not review all aspects of these plans and procedures, but verified that all of the usual and necessary plans, procedures and documentation normally required to operate a facility of this type were in place. SE Mid-Atlantic has advised that it will be adopting all of the Pepco O&M programs and procedures in kind. Following is a brief description of the key programs and procedures in place at the Potomac River Facility.

          The computerized maintenance management system utilized by Pepco is the PPMIS which was developed in the 1980s. This system provides the generating facilities with the ability to initiate and track corrective and preventive maintenance job orders, plan and schedule routine maintenance activities, maintain equipment maintenance and spare parts usage histories, and manage available labor resources. SE Mid-Atlantic intends on replacing the PPMIS system with a newer and more functional system such as the MAXIMO maintenance management system which is used at generating stations owned by its affiliated companies. In addition to the PPMIS system, major outages are scheduled by plant and GEMS personnel utilizing a Primavera scheduling program.

          The predictive maintenance program includes the capability for either facility or GEMS personnel to perform common predictive maintenance functions such as vibration analysis and trending, infrared thermography to sense hot spots in electrical and other equipment, and lube oil sample analysis. The Potomac River Facility is also using a streamlined Reliability Centered Maintenance program in which key pieces of equipment will be analyzed and specific maintenance plans developed for the most efficient maintenance of the equipment.

          The Potomac River Facility maintains an appropriate collection of operating, maintenance and administrative procedures which have been developed in coordination with the PSC's Generation Training and Procedures Department. These procedures include normal operating and maintenance procedures, as well as emergency response procedures for operating events or the exceedance of environmental limits.

          Working with the GEMS staff, several reliability and performance improvement programs have been established at the Potomac River Facility. Principle among these programs are a reliability improvement program to determine the root cause of equipment failures, a boiler tube failure reduction program, a boiler waterwall tubing survey and inspection program, a high energy piping inspection program, and a pulverizer maintenance and performance program.

          The plant staff is projected to consist of approximately 150 on-site personnel. Since 1998, the Potomac River Facility has utilized a multi-skilled craft concept for most operating and maintenance positions. With this concept, each plant technician has both a primary skill and a secondary skill, with levels of proficiency within each skill. The Potomac River Facility has four operating teams that work on 12-hour shifts. As part of the multi-skilled technician program, approximately 30 percent of the time spent on shift is dedicated to maintenance. Maintenance disciplines are divided between mechanical and electrical/instruments/controls.

          Major maintenance is scheduled on a three-year cycle for the steam generators and an 8- to 10-year cycle for the steam turbines, with consideration being given to extending the low pressure turbines to 12-year cycles. Overhaul durations are typically 8 to 10 weeks, depending upon the scope of work to be performed. In years when there is no major maintenance scheduled for a unit, a two-week "mini-outage" is performed on the steam generator and auxiliaries. The CTs are maintained on the basis of factored starts as recommended by the manufacturer.

     The Production Service Center

          One of the Pepco assets being acquired by SE Mid-Atlantic is the PSC. In addition to the capabilities contained in the PSC facility such as the machine shop, training areas and offices, the staff of the PSC provides numerous services to the generating facilities. As the headquarters of Pepco's generating unit, the PSC staff has developed programs and procedures that have been implemented at all the generating facilities. Thus while each generating facility is unique, they all share many similar practices. Following is a brief description of the services provided by the PSC and how they are integrated into the operations of the generating facilities.

          Two of the general areas of services provided by the PSC are (i) Training and Procedures and (ii) GEMS. The Generation Training and Procedure Department utilizes its own in-house capabilities and staff to provide qualification training in operations and maintenance, as well as safety, environmental and other compliance training. Generation facility technicians are provided with a full range of training and must pass qualification tests before progressing to the next level. Currently, a program is in place wherein approximately 600 of 700 bargaining unit plant technicians have been trained and qualified for both a primary and a secondary job skill, of which one skill must be in operations. Augmenting the classroom training are a number of specialty training shops at the PSC, and the boiler control simulators at the PSC and at the Dickerson Facility. Organizational training such as supervisory development and equal employment opportunity training has not been conducted by the Generation Training and Procedures Department in the past since a corporate Pepco department conducted such training. However, it is anticipated that SE Mid-Atlantic will provide this type of training through the PSC in the future.

          The Generation Training and Procedures Department is also responsible for coordinating the development and maintenance of operating, maintenance and administrative procedures for SE Mid-Atlantic. Pepco has had a comprehensive procedures program that is administered by the PSC. Virtually all maintenance, operations and administrative functions have had procedures written for them which are currently being entered into a computer database. Other than certain facility specific operating procedures, all procedures must be approved by the PSC. Administrative procedures have generally been based on overall Pepco corporate procedures, utilizing only the applicable sections of the corporate procedures. Approximately 75 percent of all procedures are written by the "process owners" who are responsible for the work to be performed.

          The GEMS organization provides engineering, technical, and project management services and skilled craftspeople to the generating facilities, and is responsible for the central maintenance shop located in the PSC facility. The GEMS staff of approximately 162 people is divided into a Major Machinery Engineering Division, an Outage Management Services Division, a Performance and Technical Services Division, a Production Services Division and a Clean Air Act Projects group. As part of the "matrix" approach employed by Pepco, several of the GEMS staff are assigned to specific generating facilities while administratively remaining on the GEMS staff. GEMS provides the generating facilities with centralized discipline engineering, centralized maintenance planning, outage, project and contractor management, engineering oversight, materials analysis, non-destructive examination services, quality control and assurance, equipment condition monitoring, chemistry process consultation and annual water chemistry reviews at each generating facility as required by state law, field mechanical repair services, shop and field component machining, repairing, balancing and fabrication, and motor repairs. In addition to the services provided by the GEMS staff, various contractors and engineering consultants are utilized as required to supplement the GEMS staff, particularly during periods of heavy workload such as during major projects and heavy maintenance overhauls. Approximately 20 percent of the craft labor hours expended for major maintenance and projects in the generating facilities is supplied by the GEMS Central Maintenance and the facilities' workforces, with the remainder supplied by contractors.

          Among the programs established by GEMS and implemented at the generating facilities are predictive maintenance techniques such as vibration analysis, oil sample analysis and infrared testing, a high energy piping inspection and repair program, a furnace waterwall tube mapping program for determining the wastage rates of waterwall tubing, a boiler tube failure prevention program, a root cause analysis program for determining the causes of equipment problems and developing potential solutions, a reliability improvement program and performance monitoring and improvement programs. The day-to-day responsibilities for maintaining these programs are generally shared between GEMS and generation facility personnel, with the GEMS staff providing overall program development and coordination, and the generation facility personnel implementing the programs within their respective facilities. While we did not review all of these programs and procedures, our discussions at the generating facilities indicated that the operators of the facilities were familiar with the programs and were actively involved in implementing them in a consistent manner across all the facilities.

Summary
-------

          Based on our review, we are of the opinion that, by combining the demonstrated experience of the existing Pepco personnel and programs and the experience of the Southern Energy operating subsidiaries, SE Mid-Atlantic should have sufficient capability to operate the Generating Facilities effectively.
The operating programs and procedures which are currently in place are consistent with generally accepted practices in the industry, and the Generating Facilities have incorporated organizational structures that are comparable to other facilities using similar technologies.

                               OPERATING HISTORY

Performance
-----------

          For each of the Generating Facilities, we have prepared operating summaries which include reported equivalent availability factor and net capacity factor.

          Equivalent availability factor is defined by the North American Electric Reliability Council ("NERC") as the number of hours during a period in which the unit is available to operate, less the sum of (1) the equivalent planned and unplanned derated hours during the period and (2) the equivalent seasonal derated hours during the period, all divided by the number of hours in the period. The equivalent availability factor is an index of the maximum production (MWh) that the facility was capable of producing during the period.

          Net capacity factor is defined by NERC as the net electrical generation produced during a period divided by the product of the unit's net rated capacity and the number of hours in the period. The net capacity factor is an index of the actual production (MWh) attained by the facility during the period.

     The Chalk Point Facility

          Operating summaries for the past six years of operation of the Chalk Point Facility are shown in Table 5 and are based on data provided by Pepco. Based on the operating history, a review of the operations and maintenance practices and procedures, and general observations of the plants, we are of the opinion that the Chalk Point Facility should be capable of achieving the projected annual average net capacities, annual availability factors, and net heat rates assumed in the Projected Operating Results. The historical and projected values are summarized in Table 5.


                                                                       Table 5
                                                                  Operating History
                                                                Chalk Point Facility
                                      Unit 1   Unit 2   Unit 3   Unit 4    CT 1     CT 2    CTs 3-4(2)    CTs 5-6(2)      SMECO
                                      ------   ------   ------   ------    ----     ----    ----------    ----------      -----
Net Capability Rating (MW) (1)
             1994                      341      342      612      612       18       30        170           214            84
             1995                      341      342      612      612       18       30        170           214            84
             1996                      341      342      612      612       18       30        170           214            84
             1997                      341      342      612      612       18       30        170           214            84
             1998                      341      342      612      612       18       30        170           214            84
             1999                      341      342      612      612       18       30        170           214            84
          Projected                    341      342      612      612       18       30        170           214            84
Net Generation (GWh)
             1994                    1,793    1,570    1,545    1,100        1        2         59           131            35
             1995                    1,789    2,144      455      790        1        1         85           156            49
             1996                    1,945    1,618      461      412        1        1         51            76            20
             1997                    1,642    1,992      536      413        2        1         76           115            38
             1998                    2,128    1,969    1,289      654        3        3         96           117            55
             1999                    2,360    2,291    1,444    1,319        2        0         72           128            42
Annual Net Heat Rate (Btu/kWh)
             1994                    9,687    9,621   11,832   12,341   18,466   19,057     13,626        12,503        13,449
             1995                    9,775    9,705   13,484   12,799   17,367   28,905     13,801        12,190        13,036
             1996                    9,755    9,656   13,127   13,262   12,580   24,995     14,279        12,397        14,222
             1997                    9,897    9,855   12,811   13,198   12,831   32,364     14,054        12,528        14,309
             1998                    9,629    9,805   12,060   12,016   13,119   16,427     13,351        11,946        12,967
             1999                    9,481    9,451   11,215   11,811   12,609   28,655     13,988        12,951        13,411
        Projected (3)                9,460    9,466   10,553   10,641   12,289   13,291     13,185        11,684        12,484
Net Capacity Factor (%)
             1994                     60.0     52.3     28.8     20.5      0.6      0.5        3.8           6.7           4.6
             1995                     59.9     71.5      8.5     14.7      0.7      0.2        5.5           8.0           6.4
             1996                     64.9     53.8      8.6      7.7      0.3      0.2        3.2           3.9           2.6
             1997                     55.0     66.4     10.0      7.7      1.1      0.2        4.9           5.9           5.0
             1998                     71.2     65.7     24.1     12.2      1.8      1.2        6.2           6.1           7.2
             1999                     79.0     76.4     26.9     24.6      1.2      0.1        4.4           6.5           5.3
Equivalent Availability Factor (%)
             1994                     76.3     65.7     78.4     70.9     99.5     63.1       90.0          90.3          87.0
             1995                     74.7     89.3     66.8     86.0     98.7     94.1       82.4          80.0          95.0
             1996                     90.5     71.3     89.8     91.0     96.0     83.2       99.1          88.6          83.7
             1997                     75.3     84.1     96.2     93.1     81.0     86.5       97.3          92.5          92.3
             1998                     85.7     79.8     91.9     64.8     91.0     79.0       97.5          88.4          98.6
             1999                     86.7     83.8     81.0     93.9     98.0     51.4       74.9          98.5          73.8
          Projected                   88.0     86.0     90.0     88.0     88.0     88.0       91.0          87.0          92.0
Coal Use (Tons x 1000)
             1994                      674      576
             1995                      638      766
             1996                      716      586
             1997                      600      724
             1998                      775      732
             1999                      847      817        9        8




                                                                       Table 5
                                                                  Operating History
                                                                Chalk Point Facility
                                      Unit 1   Unit 2   Unit 3   Unit 4    CT 1     CT 2    CTs 3-4(2)    CTs 5-6(2)      SMECO
                                      ------   ------   ------   ------    ----     ----    ----------    ----------      -----
Oil Use (Gallons x 1000)(4)
             1994                                       98,739    57,681    116      205      1,269         3,869         1,219
             1995                                       18,972    21,274    129      130        829         2,202           590
             1996                                       26,831    20,324     42       96      1,547         2,747           520
             1997                                       32,431    18,989    156      147        850         1,653           588
             1998                                       93,786    47,884    266      390        331           163           253
             1999                      666      710     93,913    71,789    171       55        328            90           196
Gas Use (Mcf x 1000)
             1994                                        2,608     4,010                        596         1,050           294
             1995                                        2,932     6,067                      1,020         1,530           531
             1996                                        1,489     1,857                        489           543           202
             1997                                        1,468     2,138                        907         1,155           443
             1998                                          780       382                      1,185         1,319           644
             1999                       27       65      1,803     4,379                        929         1,557           512
____________________
(1)  Summer ratings for CTs.
(2)  Represents arithmetic mean for full load and annual net heat rate, and net capacity and equivalent availability factor.
(3)  Represents annual average for 2001 based on levels of full- and part-load operation as projected by Hagler Bailly. Projected decreases in annual average heat rates compared to historical heat rates result for some units due to an increase in full-load operation projected by Hagler Bailly.
(4)  No. 2 oil is used by CTs 1 through 6 and the SMECO Unit.  No. 6 oil is used by Chalk Point Units 3 and 4.

   The Dickerson Facility

          Operating summaries for the past six years of operation of the Dickerson Facility units are shown in Table 6 and are based on data provided by Pepco. Based on the operating history, a review of the operations and maintenance practices and procedures, and general observations of the plants, we are of the opinion that the Dickerson Facility should be capable of achieving the projected annual average net capacities, annual availability factors, and net heat rates assumed in the Projected Operating Results. The historical and projected values are summarized in Table 6.


                                                               Table 6
                                                          Operating History
                                                          Dickerson Facility


                                   Unit 1           Unit 2           Unit 3            CT D1             CT H1            CT H2
                                   ------           ------           ------            -----             -----            -----
Net Capability Rating (MW) (1)
                      1994          182               182              182               13               139              139
                      1995          182               182              182               13               139              139
                      1996          182               182              182               13               139              139
                      1997          182               182              182               13               139              139
                      1998          182               182              182               13               139              139
                      1999          182               182              182               13               139              139
                    Projected       182               182              182               13               139              139
Net Generation (GWh)
                      1994          918             1,051            1,149                0               104               89
                      1995        1,185             1,036            1,243                1               143              170
                      1996        1,130             1,163              954                0                49               65
                      1997          965             1,151            1,185                0                69               63
                      1998        1,233             1,187            1,313                1                16               86
                      1999        1,250             1,081            1,055                1                73               89


                                                               Table 6
                                                          Operating History
                                                          Dickerson Facility


                                   Unit 1           Unit 2           Unit 3            CT D1             CT H1            CT H2
                                   ------           ------           ------            -----             -----            -----
Annual Net Heat Rate (Btu/kWh)
                      1994        9,789             9,491            9,329           22,526            12,110           11,935
                      1995        9,660             9,558            9,376           19,132            11,957           11,987
                      1996        9,584             9,449            9,428           18,603            12,557           12,526
                      1997        9,661             9,574            9,411           17,900            12,475           13,703
                      1998        9,580             9,526            9,395           15,870            12,210           12,381
                      1999        9,701             9,728            9,584           19,735            13,521           13,378
                  Projected (2)   9,686             9,632            9,558           13,455            11,466           11,466
Net Capacity Factor (%)
                      1994         57.6              65.9             72.1              0.3               8.0              6.8
                      1995         74.3              65.0             77.9              0.5              11.0             13.1
                      1996         70.7              72.7             59.7              0.6               3.8              4.9
                      1997         60.6              72.2             74.3              0.6               5.3              4.9
                      1998         77.3              74.4             82.4              1.0               1.2              6.6
                      1999         78.4              67.8             66.2              1.2               5.7              6.9
Equivalent Availability Factor (%)
                      1994         72.6              81.2             88.2             97.1              86.7             76.4
                      1995         89.9              80.6             93.7             99.4              98.1             96.6
                      1996         91.3              91.3             74.6             98.6              59.0             95.4
                      1997         77.6              91.5             91.2             93.5              61.3             61.9
                      1998         89.8              87.3             95.8             94.7               7.3             79.2
                      1999         86.1              73.7             75.2             86.1              52.2             96.8
                    Projected      90.0              90.0             90.0             93.0              89.0             89.0
Coal Use (Tons x 1000)
                      1994          349               390              419
                      1995          437               380              447
                      1996          417               424              346
                      1997          257               422              427
                      1998          452               431              473
                      1999          456               396              379
Oil Use (Gallons x 1000)
                      1994                                                               65             1,540            2,230
                      1995                                                               87             1,412            1,549
                      1996                                                               86             1,709            1,417
                      1997                                                               96               892              852
                      1998                                                              127                 4              464
                      1999          192               239              334              185                84              300
Gas Use (Mcf x 1000)
                      1994                                                                              1,013              730
                      1995                                                                              1,470            1,767
                      1996                                                                                365              590
                      1997                                                                                708              726
                      1998                                                                                184              943
                      1999                                                                                949            1,117
___________
(1)  Summer ratings for CTs.
(2)  Represents annual average for 2001 based on levels of full- and part-load operation as projected by Hagler Bailly. Projected decreases in annual average heat rates compared to historical heat rates result for some units due to an increase in full-load operation projected by Hagler Bailly.

     The Morgantown Facility

          Operating summaries for the past six years of operation of the Morgantown Facility are shown in Table 7 and are based on data provided by Pepco. Based on the operating history, a review of the operations and maintenance practices and procedures, and general observations of the plants, we are of the opinion that the

Morgantown Facility should be capable of achieving the projected annual average net capacities, annual availability factors, and net heat rates assumed in the Projected Operating Results. The historical and projected values are summarized in Table 7.

                                                 Table 7
                                            Operating History
                                           Morgantown Facility

                                             Unit 1           Unit 2           CTs 1-2          CTs 3-6
                                             ------           ------           -------          -------
Net Capability Rating (MW) (1)
                1994                           582              582               32              216
                1995                           582              582               32              216
                1996                           582              582               32              216
                1997                           582              582               32              216
                1998                           582              582               32              216
                1999                           582              582               32              216
              Projected                        582              582               32              216
Net Generation (GWh)
                1994                         3,711            2,540                6               71
                1995                         2,818            3,820                3               41
                1996                         3,614            3,545                1               55
                1997                         3,640            3,244                3               55
                1998                         3,365            4,422                8               59
                1999                         4,019            3,367                4               45
Annual Net Heat Rate (Btu/kWh)
                1994                         9,431            9,268           16,719           13,721
                1995                         9,635            9,346           18,172           15,884
                1996                         9,635            9,404           23,622           20,919
                1997                         9,610            9,239           19,824           21,627
                1998                         9,180            9,270           16,490           13,442
                1999                         8,945            8,973           17,955           14,533
            Projected (2)                    8,892            9,241           14,800           12,935
Net Capacity Factor (%)
                1994                          72.8             49.8              1.8              3.5
                1995                          55.2             74.9              0.9              2.0
                1996                          70.7             69.3              0.5              2.7
                1997                          71.4             63.6              0.8              2.7
                1998                          66.0             86.7              2.5              2.9
                1999                          78.8             66.0              1.4              2.1
Equivalent Availability Factor (%)
                1994                          90.4             63.7             90.5             91.4
                1995                          66.4             88.9             91.5             83.1
                1996                          95.8             92.0             83.3             95.5
                1997                          87.8             77.4             92.2             91.0
                1998                          74.5             96.3             99.9             93.7
                1999                          82.5             69.7             99.3             77.9
              Projected                       87.0             87.0             91.0             89.0
Coal Use (Tons x 1000)
                1994                         1,234              843
                1995                           992            1,323
                1996                         1,325            1,266
                1997                         1,339            1,151
                1998                         1,173            1,559
                1999                         1,359            1,137



                                                 Table 7
                                            Operating History
                                           Morgantown Facility

                                             Unit 1           Unit 2           CTs 1-2          CTs 3-6
                                             ------           ------           -------          -------
Oil Use (Gallons x 1000)
                1994                                                             669            7,023
                1995                                                             378            4,654
                1996                                                             246            8,316
                1997                                                             366            8,582
                1998                                                             896            5,675
                1999                         1,468            2,239              576            4,688
 ____________________
(1)  Summer ratings for CTs.
(2)  Represents annual average for 2001 based on levels of full- and part-load operation as projected by Hagler Bailly. Projected decreases in annual average heat rates compared to historical heat rates result for some units due to an increase in full-load operation projected by Hagler Bailly.

     The Potomac River Facility

          Operating summaries for the past six years of operation of the Potomac River Facility units are shown in Table 8 and are based on data provided by Pepco. Based on the operating history, a review of the operations and maintenance practices and procedures, and general observations of the plants, we are of the opinion that the Potomac River Facility should be capable of achieving the projected annual average net capacities, annual availability factors, and net heat rates assumed in the Projected Operating Results. The historical and projected values are summarized in Table 8.


                                                Table 8
                                           Operating History
                                         Potomac River Facility

                                            Unit 1      Unit 2       Unit 3        Unit 4       Unit 5
                                            ------      ------       ------        ------       ------
Net Capability Rating (MW)
                  1994                        88          88           102           102         102
                  1995                        88          88           102           102         102
                  1996                        88          88           102           102         102
                  1997                        88          88           102           102         102
                  1998                        88          88           102           102         102
                  1999                        88          88           102           102         102
               Projected                      88          88           102           102         102
Net Generation (GWh)
                  1994                       227         181           563           569         569
                  1995                       154         179           547           530         562
                  1996                       132         183           371           488         492
                  1997                       206         228           525           566         345
                  1998                       267         235           592           482         620
                  1999                       301         373           692           689         649
Annual Net Heat Rate (Btu/kWh)
                  1994                    13,220      13,068         9,997         9,932      10,006
                  1995                    13,424      13,159        10,318        10,175      10,229
                  1996                    14,320      13,596        10,384        10,299      10,536
                  1997                    13,829      13,144        10,508        10,328      10,518
                  1998                    13,543      12,763        10,398        10,286      10,290
                  1999                    13,297      12,791        10,111        10,119      10,241
             Projected (1)                12,893      12,503        10,130        10,229      10,195


                                                Table 8
                                           Operating History
                                         Potomac River Facility

                                            Unit 1      Unit 2       Unit 3        Unit 4       Unit 5
                                            ------      ------       ------        ------       ------
Net Capacity Factor (%)
                  1994                      29.4        23.4          63.1          63.7        63.7
                  1995                      20.0        23.2          61.2          59.3        62.9
                  1996                      17.1        23.7          41.4          54.5        54.9
                  1997                      26.7        29.6          58.7          63.4        38.6
                  1998                      34.0        30.5          66.3          54.0        69.3
                  1999                      39.1        48.4          77.5          77.1        72.6
Equivalent Availability Factor (%)
                  1994                      94.3        80.8          94.2          94.3        95.3
                  1995                      95.8        97.8          97.1          88.4        97.0
                  1996                      87.9        89.3          72.7          93.1        96.6
                  1997                      93.9        90.9          94.6          95.9        62.2
                  1998                      96.7        80.7          93.0          76.2        97.2
                  1999                      80.2        89.2          96.5          94.7        91.2
               Projected                    91.0        90.0          90.0          89.0        90.0
Coal Use (Tons x 1000)
                  1994                       113          89           219           220         223
                  1995                        77          88           216           206         221
                  1996                        71          94           150           195         202
                  1997                       108         114           214           227         141
                  1998                       135         114           242           194         250
                  1999                       150         180           267           265         252
____________________
 (1)  Represents annual average for 2001 based on levels of full- and part-load operation as projected by Hagler Bailly. Projected decreases in annual average heat rates compared to historical heat rates result for some units due to an increase in full-load operation projected by Hagler Bailly.

     Summary

          A summary of the 1999 operating data as provided by Pepco is shown by dispatch type in Table 9.


                                                    Table 9
                                            1999 Operating Data (1)


                                              Baseload (2)            Cycling  (3)            Peaking (4)
                                         ----------------------  ----------------------  ----------------------
Net Capability Rating (MW)                       2,699                   1,400                   1,055
Net Generation (GWh)                            17,453                   3,438                     457
Annual Net Heat Rate (Btu/kWh)            8,945-10,241           11,215-13,297           12,600-28,665
Net Capacity Factor (%)(5)                          74                      28                       5
Equivalent Availability Factor (%)(6)               81                      87                      83
____________________
(1)  As reported by Pepco.
(2)  Includes Chalk Point Units 1 and 2, Dickerson Units 1, 2 and 3, Morgantown Units 1 and 2, and Potomac
     River Units 3, 4 and 5.
(3)  Includes Chalk Point Units 3 and 4 and Potomac River Units 1 and 2.
(4)  Includes Chalk Point CTs 1 through 6, the SMECO Unit, Dickerson CTs D1, H1 and H2, and Morgantown CTs 1
     through 6.
(5)  Represents weighted average calculated using summer ratings for CTs.
(6)  Represents weighted average by net generation.

Regulatory Compliance
---------------------

          The Generating Facilities are currently subject to various state and federal regulations with respect to NO\X\ emissions including Reasonably Available Control Technology ("RACT") requirements, Title IV of the Clean Air Act limits, and Title I Ozone Transport Commission requirements.

          The location of the Generating Facilities in designated ozone non-attainment areas triggered RACT requirements. A NO\X\ averaging plan is used to comply with the requirements. This entails over-controlling at certain units to cover the other generating unit requirements. A consent agreement with the VADEQ dated July 10, 1998 (the "VADEQ RACT Consent Agreement") requires that the RACT averaging plan does not result in any greater emissions during the ozone season (May through September) than would have occurred with unit-by-unit RACT controls.

          The Clean Air Act Title IV imposes additional NO\X\ requirements. Chalk Point Units 1 and 2 and Morgantown Units 1 and 2 are Phase I affected units and are required to meet boiler specific annual emission limits. SE Mid-Atlantic has requested interim alternate emission limits ("AELs") from the USEPA for Chalk Point Units 1 and 2 and has received proposed interim AELs from the USEPA for Morgantown Units 1 and 2. Potomac River Units 1 through 5 elected early participation into the program and can defer lower emissions limits until 2008. Dickerson Units 1 through 3 are subject to Phase II limits and have installed low-NO\X\ burners along with a request for interim AELs from the USEPA.

          The Title I ozone transport requirements targets NO\X\ emissions during the ozone season (May through September). The Maryland generating units will be subject to allowance requirements beginning in 2000. Under a consent order, Pepco is allowed to roll over 3,000 tons of year 2000 allowance deficits into the 2001 ozone season without penalty. Maryland has adopted regulations allocating allowances to individual units consistent with federal Title I ozone transport requirements. The Virginia units will be subject to allowance requirements beginning in 2003. No allowance requirements are in effect until 2003 because Virginia did not sign the September 1994 Memorandum of Understanding among Eastern Regional Ozone Transport Commission states.

          The Generating Facilities are subject to Phase II of the federal Acid Rain Program of the Clean Air Act and, beginning in 2000, SE Mid-Atlantic must possess SO\2\ allowances equal to the actual emissions. Each of the Generating Facilities was allocated a set of SO\2\ allowances for the years 2000 to 2009 and a second set for the years 2010 and beyond.

          SE Mid-Atlantic will be required to obtain SO\2\ and NO\X\ allowances for actual SO\2\ and NO\X\ emissions in excess of allocations for the year 2000 and beyond. Future cost of allowances will be market dependent and could be higher or lower than the current values for such allowances. For the purpose of the Projected Operating Results, we have assumed the present spot market price of SO\2\ allowances of approximately $150 per ton and have assumed that it would increase annually at the rate of inflation. For NO\X\ allowances, the current spot market is approximately $600 per ton with prices fluctuating from approximately $500 to $7,500 per ton during 1999 and 2000. The cost of NO\X\ allowances will be impacted in 2003 by the ratcheting of allowances associated with the USEPA's ozone reduction program and the associated installations of selective catalytic reduction by many plants. For the purpose of the Projected Operating Results, we have assumed a NO\X\ allowance price of $1,000 per ton through 2002, $2,300 in 2003, $2,000 in 2004 and $1,700 in 2005. After 2005, the
NO\X\ allowance price has been assumed to increase at the rate of inflation.

          In addition to the air and wastewater disposal requirements discussed herein for each of the Generating Facilities, there are a number of other environmental requirements with which the Generating Facilities must comply such as "right-to-know" laws, hazardous waste management, chemical reporting, etc. While we did not undertake a detailed environmental assessment of such requirements at the Generating Facilities, it appears that the Generating Facilities have maintained proactive compliance programs and are in material compliance with such requirements.

          Certain future requirements relative to the revised particulate matter of 2.5 microns or less ("PM\2.5\") standard, regulation of mercury emissions, regional haze, regional visibility, water intake structure regulations, and potential ratcheting of the SO\2\ allowance program beyond the year 2009 may affect the Generating Facilities in the future by imposing more stringent requirements than those in effect at the present time.

          The USEPA is presently collecting particulate ambient data to classify the attainment status of areas in association with the PM\2.5\ standard. Monitoring data is expected to be complete between 2001 and 2004. Allowing time for data analysis, the USEPA will likely designate areas as attainment/non-attainment between 2002 and 2004. State Implementation Plan revisions for PM\2.5\ would be due at the earliest 2005. In addition, PM\2.5\ is viewed as a regional problem (i.e., particulate non-attainment in one county may be caused by distant sources). Because of the extended compliance schedule, future emission reduction requirements that may be imposed on the Generating Facilities, if any, cannot now be determined.

          Section 316(b) of the Clean Water Act, provides that cooling water intake structures must "reflect the best technology available for minimizing adverse environmental impact." Although the USEPA issued a final regulation under section 316(b) in 1976, the regulation was challenged in Court and subsequently withdrawn by the USEPA. Since then there has been no regulation governing cooling water intake structures. Because of legal action, the USEPA and certain environmental organizations entered a consent decree in 1995 that provided for the USEPA to issue cooling water intake regulations. Delays by the USEPA resulted in additional legal action and in April of 2000, a court order was issued that established new deadlines for proposal of regulation for existing facilities by July 20, 2001. Until such regulations are issued, the requirements that may be imposed on the Generating Facilities, if any, cannot now be determined.

          In November of 1999, the USEPA issued notices of violation to owners and operators of 32 coal-fired electric generating plants, charging that over many years of operation these plants had been changed or modified in ways that resulted in increased emission of pollutants and that the plants did not obtain federal prevention of significant deterioration permits and did not comply with New Source Performance Standards applicable to new and modified sources. None of the Generating Facilities are the subject of the USEPA action. While we cannot predict the result of future reviews of the Generating Facilities, if any, by the USEPA, given: (1) the age of the Generating Facilities; (2) the renewals and replacements undertaken; and (3) that those planned for the future are intended to allow the Generating Facilities to operate in a more dependable and reliable manner than their original design capacity, we have assumed that the Generating Facilities are not subject to New Source Review. Should the USEPA determine that any renewals and replacements undertaken at the Generating Facilities are subject to New Source Review and New Source Performance Standards, the cost to comply could be substantial.

          In April of 2000 the USEPA determined that regulation of fossil fuel combustion wastes as hazardous wastes under Subtitle C of the Resource Conservation and Recovery Act ("RCRA") is not warranted. This determination covers the following wastes:

          . Large-volume coal combustion wastes generated at electric utility and independent power producing facilities that are co-managed together with certain other coal combustion wastes;
          .  Coal combustion wastes generated at non-utilities;
          . Coal combustion wastes generated at facilities with fluidized bed combustion technology;
          .  Petroleum coke combustion wastes;
          . Wastes from the combustion of mixtures of coal and other fuels (i.e., co-burning of coal with other fuels where coal is at least 50 percent of the total fuel);
          . Wastes from the combustion of oil; and . Wastes from the combustion of natural gas.

          While these wastes remain exempt from Subtitle C, the USEPA also determined to establish national regulations under Subtitle D for coal combustion wastes that are disposed in landfills or surface impoundments or used to fill surface or underground mines. No schedule for developing the regulations was proposed and the impact on the Generating Facilities, if any, cannot be determined.

          SE Mid-Atlantic has considered the possibility of future regulatory changes such as described above, and an allowance for the cost of such changes has been included in the Projected Operating Results as capital expenditures, as described later in the Report. It should be noted that actual implementation of the specific future actions assumed in the Projected Operating Results depends upon the specific economic conditions at that time.

     The Chalk Point Facility

          Air Compliance

          The major permit regulating the Chalk Point Facility's air emissions is the Title V Operating Permit. The Title V application for the Chalk Point Facility was submitted to the MDE December 12, 1996. The MDE has not yet issued the Title V permit but the MDE did issue the Chalk Point Facility a letter of completeness, dated January 21, 1997, stating that the plant could continue operation subject to the permits in effect at that time. The Chalk Point Facility is included in the VADEQ RACT Consent Agreement relative to NO\X\ emission rates. The VADEQ RACT Consent Agreement also addresses the Potomac River, Dickerson and Morgantown Facilities under a NO\X\ averaging plan. The VADEQ RACT Consent Agreement sets NO\X\ emission limits intended to address RACT requirements. The VADEQ RACT Consent Agreement also implements NO\X\ emission reductions designed to bring northern Virginia and neighboring regions into full attainment with the national ambient air quality standard for ozone. The permits and VADEQ RACT Consent Agreement contain specific emission limits and monitoring requirements as well as other conditions that must be complied with during the operation of the plant. In addition to the VADEQ RACT Consent Agreement, the Chalk Point Facility must also meet an MDE RACT limit. Table 10 presents the key emission limits for the Chalk Point Facility.

                                                           Table 10
                                                      Air Emission Limits
                                                     Chalk Point Facility
                                       SO\2\(1)                  NO\X\                   Particulate          Opacity (%)(3)
                                 --------------------  ---------------------------  ---------------------  --------------------
Unit 1
   Coal(4)(6)                       3.5 lb/MMBtu            0.73 lb/MMBtu               0.03 gr/DSCF                10
   Natural Gas                                              0.73 lb/MMBtu               0.03 gr/DSCF                10
Unit 2
   Coal(4)(6)                       3.5 lb/MMBtu            0.76 lb/MMBtu               0.03 gr/DSCF                10
   Natural Gas                                              0.76 lb/MMBtu               0.03 gr/DSCF                10
Unit 3
   No. 6 Oil(5)                         2.0%                0.32 lb/MMBtu              0.05 gr/DSCF (7)             20
   No. 2 Oil                            0.3%                0.32 lb/MMBtu               0.05 gr/DSCF                20
   Natural Gas                                              0.32 lb/MMBtu               0.05 gr/DSCF                20
Unit 4
   No. 6 Oil                        0.8 lb/MMBtu            0.30 lb/MMBtu               0.02 gr/DSCF                10
   No. 2 Oil                            0.3%                0.30 lb/MMBtu               0.02 gr/DSCF                10
   Natural Gas                                              0.30 lb/MMBtu               0.02 gr/DSCF                10
CTs 1 & 2
   Natural Gas                          0.3%                 42 ppmvd(2)                                            10
   No. 2 Oil                            0.3%                 57 ppmvd(2)                                            10
CTs 3 & 4
   Natural Gas                          0.8%                 25 ppmvd(2)                   5 lb/hr                  10
   No. 2 Oil                            0.8%                 38 ppmvd(2)                  34 lb/hr                  10
CTs 5 & 6
   Natural Gas                          0.8%                 25 ppmvd(2)                   5 lb/hr                  10
   No. 2 Oil                            0.8%                 57 ppmvd(2)                  10 lb/hr                  10

 _____________________
(1)  Percentages represent maximum permitted percentage of sulfur in fuel.
(2)  Corrected to 15% O\2\.
(3)  Six-minute average.
(4)  Units share common stack.
(5)  No. 6 fuel oil, natural gas.
(6)  AEL petition submitted to the USEPA.
(7)  Also required to meet a particulate limit of 0.10 lb/MMBtu.

          Table 11 presents the 1998 and 1999 annual averages of SO\2\ and NO\X\ emissions for the Chalk Point Facility.


                                   Table 11
                         Annual Average Air Emissions
                             Chalk Point Facility
                                  (lb/MMBtu)

Unit                              1998                         1999                       Current              Projected
                           SO\2\         NO\X\(1)       SO\2\        NO\X\(1)        SO\2\        NO\X\(1)    SO\2\  NO\X\(1)
                       ------------  -------------  ------------  -------------  ------------  -------------  -----  --------
Unit 1                         1.99          0.70           1.83          0.76           1.90       0.50 (2)  1.90      0.05 (4)
Unit 2                         1.99          0.69           1.83          0.87           1.90       0.50 (2)  1.90      0.05 (4)
Unit 3                         0.89          0.32           0.83          0.37           0.83       0.27 (3)  0.83      0.15 (5)
Unit 4                         0.67          0.20           0.51          0.22           0.68       0.27 (3)  0.68      0.15 (5)
CT 1                                         1.20                         1.20                      1.20                0.15 (5)
CT 2                                         1.20                         1.20                      1.20                0.15 (5)
CT 3                           0.01          0.06           0.00          0.06           0.00       0.06      0.00      0.06
CT 4                           0.01          0.05           0.01          0.05           0.01       0.06      0.00      0.06
CT 5                           0.00          0.05           0.00          0.05           0.00       0.07      0.00      0.07
CT 6                           0.00          0.20           0.00          0.05           0.00       0.06      0.00      0.06

_____________________
(1)  During ozone season, May through September.
(2) Represents capability with gas reburn. Gas reburn presently not being utilized because the current cost of emission allowances is lower than assumed herein, making it more economic to purchase allowances than to burn natural gas.
(3)  Based on oil-firing.
(4) Based on the installation in 2002 of low-NO\X\ burners with the capability of achieving an emission rate of 0.22 lb/MMBtu and the installation in 2006 of selective catalytic reduction with the capability of achieving an emission rate of 0.05 lb/MMBtu.
(5)  Based on natural gas-firing.

          The Chalk Point Facility is subject to Phase II of the federal Acid Rain Program under the Clean Air Act and beginning in the year 2000, the owner must possess SO\2\ allowances equal to actual emissions. The Chalk Point Facility was allocated a number of allowances by the USEPA as part of the Acid Rain Program for years 2000 to 2009 and for years 2010 and beyond. As part of the Asset Purchase Agreement, SE Mid-Atlantic will acquire 37,717 tons per year of SO\2\ allowances per year through 2009 and 30,498 tons per year thereafter. Actual annual SO\2\ emissions for the Chalk Point Facility during 1998 and 1999 were 55,414 and 57,634 tons, respectively. The exact number of allowances that will be required in the future will depend largely on the future use of the units and the sulfur content of the fuel burned. Based on the capacity factors projected by Hagler Bailly in its Base Case, the Chalk Point Facility is projected to have a deficit of approximately 12,200 tons of SO\2\ allowances in 2001.

          Chalk Point Units 1 and 2 are subject to Title IV requirements of the Clean Air Act to meet the presumptive NO\X\ emission limit of 0.50 lb/MMBtu but, as allowed under Title IV, requested and received from the USEPA interim AELs and the opportunity to demonstrate it could not meet the presumptive limit. Final AEL petitions of 0.73 and 0.76 lb/MMBtu for Chalk Point Units 1 and 2, respectively, were submitted to the USEPA on June 30, 1999 and are under review by the USEPA. The Chalk Point Facility is also subject to the provisions of the VADEQ RACT Consent Agreement which includes provisions allowing the calculation of a "bubble RACT" limit. The RACT limits in the VADEQ RACT Consent Agreement were accepted by the MDE as RACT for Maryland by a letter dated August 2, 1996.

          The Clean Air Act also requires reduction of NO\X\ emissions. In 1994, NO\X\ emission budgets were established to achieve reductions beginning in 1999 with further reductions in 2003. The Chalk Point Facility was allocated a number of NO\X\ emission allowances for the years 2000 to 2002 and 2003 and beyond. As part of the Asset Purchase Agreement, SE Mid-Atlantic will acquire 5,159 tons per year of NO\X\ allowances for the Chalk Point Facility for the years 2000 through 2002 and 2,551 tons per year for 2003 and each year thereafter. Actual annual ozone season NO\X\ emissions for the Chalk Point Facility in 1998 and 1999 were 10,919 and 12,434 tons, respectively. SE Mid-Atlantic's strategy for compliance with NO\X\ requirements includes a number of options. The actual option, or combination of options, utilized will depend upon a number of factors including future regulatory requirements and the costs of allowances. For the purposes of the Projected Operating Results, SE Mid-Atlantic has assumed specific options to achieve the emissions rates shown in Table 11. These assumptions consist of installation of low-NO\X\ burners for Chalk Point Units 1 and 2 in 2002, selective catalytic reduction for Chalk Point Units 1 and 2 in 2006, fuel switching, and the purchase of additional allowances. Chalk Point Units 1 and 2 were retrofitted with SOFA, burner modifications and tuning, and gas reburn capability in the spring of 2000, although gas reburn is not currently being utilized because the current cost of emission allowances is lower than assumed herein, making it more economic to purchase allowances than to burn natural gas. Chalk Point Units 3 and 4 will fire natural gas for compliance in the future beginning in 2001. The exact number of allowances that will be required in the future will depend to a large extent on the future utilization rates. Based on the summer fuel consumption projected by Hagler Bailly in its Base Case and the assumed reduction in emissions rates due to the additional emissions controls as shown in Table 11, the Chalk Point Facility is projected to have a deficit of less than 100 tons of NO\X\ allowances in 2001.

          Wastewater Compliance

          Chalk Point Units 1 and 2 are permitted to withdraw a maximum of 1,100 million gallons per day ("mgd") of water from the Patuxent River for once-through condenser cooling. Chalk Point Units 3 and 4 use natural draft cooling towers for condenser cooling. Up to 43 mgd of water is used for makeup of Chalk Point Units 3 and 4 losses due to evaporation and for process water uses throughout the Chalk Point Facility. Process wastewater originates from boiler blowdown, neutralized demineralizer regenerant, coal pile runoff, cooling tower blowdown, ash hopper overflows, plant drains and oil/water separator effluent. These wastewater streams are directed to a settling basin before discharge to the cooling water canal. The NPDES permit for the Chalk Point Facility includes limitations on temperature and total residual oxidants for cooling water and limitations on total suspended solids, oil and grease and pH for discharge from the sediment pond. Sanitary sewage is treated by a small on-site sewage treatment plant and the sludge is hauled off-site for disposal. The wastewater discharge compliance history of the Chalk Point Facility can be categorized as good. It is not presently operating under any consent orders resulting from Notices of Violation ("NOVs").

     The Dickerson Facility

          The major permit regulating the Dickerson Facility's air emissions is the Title V Operating Permit. The Title V application was submitted on December 2, 1996, and deemed complete January 21, 1997. The MDE has not yet issued the permit. The permit will contain specific emission limits and monitoring requirements as well as other conditions that must be complied with during the operation of the plant. Table 12 presents the key emission limits for Dickerson Units 1 through 3 and CTs H1 and H2.


                                                    Table 12
                                            Key Air Emission Limits
                                               Dickerson Facility
                          SO\2\(1)                  NO\X\                 Particulate             Opacity
                     ---------------------  -----------------------  ---------------------  --------------------
Units 1-3                2.8 lb/MMBtu         0.60 lb/MMBtu (2)           0.03 gr/DSCF              10%
CTs H1 & H2
 Natural Gas               34 lb/hr             42 ppmvd(3)                21 lb/hr
 No. 2 Oil             0.3%, 579 lb/hr          77 ppmvd(4)                27 lb/hr

 _____________________
(1)  Percentage represents maximum permitted percentage of sulfur in fuel.
(2)  Interim AELs requested in demonstration period petition.
(3)  Corrected to 15 percent O\2\.
(4)  Depending on nitrogen content of fuel.

          Table 13 presents the 1998 and 1999 annual averages of SO\2\ and NO\X\ emissions for the Dickerson Facility.


                                                               Table 13
                                                     Annual Average Air Emissions
                                                           Dickerson Facility
                                                               (lb/MMBtu)

 Unit                 1998                           1999                          Current                      Projected
              SO\2\          NO\X\(1)         SO\2\         NO\X\(1)         SO\2\         NO\X\(1)        SO\2\        NO\X\(1)(2)
          -------------  --------------  -------------  --------------  -------------  --------------  -------------  --------------
Unit 1        1.98           0.68             1.78           0.65            1.78           0.50            1.78           0.36
Unit 2        3.44           0.68             2.09           0.63            2.09           0.50            2.09           0.36
Unit 3        2.08           0.68             1.90           0.57            1.90           0.50            1.90           0.36
CT H1         0.00           0.14             0.00           0.13            0.00           0.13            0.00           0.13
CT H2         0.01           0.12             0.01           0.12            0.01           0.12            0.00           0.12

_____________________
(1)  During ozone season, May through September.
(2) Based on the installation of SOFA on Dickerson Units 1, 2, and 3 in 2002, 2003, and 2003, respectively, with the capability of achieving an emission rate of 0.36 lb/MMBtu.

          The Dickerson Facility is currently operating under a consent order for opacity. Pepco is to complete a conversion of the Dickerson Unit 3 ESP to an experimental wet ESP technology by the end of 2000. If successful, wet ESPs will be installed on all three units by June 2003. In the event that the Dickerson Facility cannot comply with the opacity requirements using the wet ESP technology, an alternative would be to install a baghouse. Pepco agreed to pay $200,000 in fines for violations prior to the consent order.

          Dickerson Units 1, 2, and 3 are subject to Title IV of the Clean Air Act to meet the presumptive NO\X\ emission limit of 0.50 lb/MMBtu, but as allowed under Title IV, filed an AEL demonstration period petition with the USEPA on April 28, 2000, for the opportunity to demonstrate it could not meet the presumptive limit. Interim AELs requested in the petition are 0.60 lb/MMBtu for Dickerson Units 1, 2, and 3. The petition is currently under review by the USEPA. The Dickerson Facility is also subject to the VADEQ RACT Consent Agreement, which includes provisions allowing the calculation of a "bubble RACT" limit. The RACT limits in the VADEQ RACT Consent Agreement were accepted by the MDE as RACT for Maryland by a letter dated August 2, 1996.

          The Dickerson Facility is subject to the Acid Rain Program as Phase II affected units relative to SO\2\ emissions. As such, the Acid Rain Program requires that affected emission sources possess sufficient SO\2\ allowances to cover their actual emissions beginning in the year 2000. Pepco was allocated a number of allowances by the USEPA as part of the Acid Rain Program for years 2000 to 2009 and for years 2010 and beyond. As part of the Asset Purchase Agreement, SE Mid-Atlantic acquired Pepco's originally allocated SO\2\ allowances for the Dickerson Facility equal to 19,352 tons per year up through year 2009 and 19,393 tons per year thereafter. Actual annual SO\2\ emissions for Dickerson Units 1 through 3 during 1998 and 1999 were 40,091 and 30,637 tons, respectively. The exact number of allowances that will be required in the future will depend to a large extent on the future utilization rates. Based on the capacity factors projected by Hagler Bailly in its Base Case, the Dickerson Facility is projected to have a deficit of approximately 17,900 tons of SO\2\ allowances in 2001. SE Mid-Atlantic's strategy for compliance with SO\2\ allowance requirements consists of a combination of burning lower sulfur coal, operational changes, fuel switching and the purchasing of additional allowances. Use of lower sulfur coal will require injection of SO\3\ to improve the ESP collection efficiency.

          The Dickerson Facility is also subject to NO\X\ allowance requirements under the Ozone Transport Rule. Sufficient allowances are required to cover NO\X\ emissions during the ozone season, which is May through September. Pepco was allocated 1,693 tons of allowances for each year from 2000 through 2002 and 1,520 tons of allowances each year thereafter. Actual annual NO\X\ emissions for the Dickerson Facility during the 1998 and 1999 ozone season were 5,983 and 5,391 tons, respectively. SE Mid-Atlantic's strategy for compliance with NO\X\ requirements includes a number of options. The actual option, or combination of options, utilized will depend upon a number of factors including future regulatory requirements and the costs of allowances. For the purposes of the Projected Operating Results, SE Mid-Atlantic has assumed specific options to achieve the emissions rates shown in Table 13. These assumptions consist of installation of SOFA for Dickerson Units 1, 2 and 3 in 2002, 2003, and 2003, respectively, and the purchasing of additional allowances. During 1998 and 1999, the burner tips were replaced and the units modified to control air distribution to the boiler. The exact number of allowances that will be required in the future will depend to a large extent on the future utilization rates. Based on the summer fuel consumption projected by Hagler Bailly in its Base Case and the assumed reduction in emissions rates due to the additional emissions controls as shown in Table 13, the Dickerson Facility is projected to have a deficit of approximately 2,300 tons of NO\X\ allowances in 2001.

          Wastewater Compliance

          An NPDES Permit regulates the Dickerson Facility's wastewater effluents. The Dickerson Facility is permitted to discharge once-through cooling water, runoff, sewage treatment effluent, backwash and other miscellaneous wastewater into the Potomac River and tributaries. The cooling water temperature increase and maximum heat rejection are limited under the terms of the permit along with residual chlorine and pH. The other discharges are limited with respect to suspended solids, oil and grease, biochemical oxygen demand and fecal coliform depending upon the source of the effluent. The wastewater discharge compliance history of the Dickerson Facility can be categorized as good. It is not presently operating under any consent orders resulting from NOVs.

     The Morgantown Facility

          Air Compliance

          The major permit regulating the Morgantown Facility's air emissions is the Title V Operating Permit. The Title V application for the Morgantown Facility was submitted to the MDE December 19, 1997. The MDE has not yet issued the Title V permit, but the MDE did issue the Morgantown Facility a letter of completeness, dated January 21, 1997, stating that the plant could continue operation subject to the permits in effect at that time. The Morgantown Facility is subject to the terms of the VADEQ RACT Consent Agreement relative to NO\X\ emission rates. The VADEQ RACT Consent Agreement also addresses the Potomac River, Dickerson and Chalk Point Facilities under a NO\X\ averaging plan. The VADEQ RACT Consent Agreement sets NO\X\ emission limits intended to address reasonably available control technology requirements. The VADEQ RACT Consent Agreement also implements NO\X\ emission reductions designed to bring northern Virginia and neighboring regions into full attainment with the national ambient air quality standard for ozone. The permits and VADEQ RACT Consent Agreement contain specific emission limits and monitoring requirements as well as other conditions that must be complied with during the operation of the plant. Table 14 presents the key emission limits for the Morgantown Facility. In addition to the VADEQ RACT Consent Agreement, the Morgantown Facility must meet an MDE RACT limit.

                                                        Table 14
                                                  Air Emission Limits
                                                  Morgantown Facility

                                                  NO\X\(2)          Particulate       Opacity
                             SO\2\(1)           (lb/MMBtu)          (lb/MMBtu)        (%)(3)
                          ------------          ----------         -----------       -------
Unit 1
  Coal                    3.5 lb/MMBtu             0.64               0.14             20
  No. 6 Oil                   2.0%                 0.64               0.14             20
  No. 2 Oil                   3.0%                 0.64               0.14             20
Unit 2
  Coal                    3.5 lb/MMBtu             0.66               0.14             20
  No. 6 Oil                   2.0%                 0.66               0.14             20
  No. 2 Oil                   3.0%                 0.66               0.14             20
CTs 1 & 2
  No. 2 Oil(3)                0.3%                 1.20               0.283            20
CTs 3 through 6
  No. 2 Oil(3)                0.3%                 1.20               0.10             20

____________________
(1) One-hour average. Percentages represent maximum permitted percentage of sulfur in fuel.
(2)  Final AELs proposed by the USEPA.
(3)  Six-minute average.
(4)  Good operating practice for NO\X\ emissions.


          Table 15 presents the 1998 and 1999 annual averages of SO\2\ and NO\X\ emissions for the Morgantown Facility.



                                   Table 15
                         Annual Average Air Emissions
                              Morgantown Facility
                                  (lb/MMBtu)

                         1998                         1999                      Current                    Projected
Unit             SO\2\        NO\X\(1)        SO\2\        NO\X\(1)        SO\2\        NO\X\(1)        SO\2\        NO\X\(1)(2)
----         ------------  -------------  ------------  -------------  ------------  -------------  ------------  ----------------
Unit 1               2.11          0.59           2.17          0.64           2.17          0.45           2.17          0.13
Unit 2               2.07          0.60           2.12          0.60           2.12          0.45           2.12          0.13
CTs 1-6                            1.20                         1.20                         1.20                         1.20

_____________________
(1)  During ozone season, May through September.
(2) Based on the installation of low-NO\X\ burners and SOFA with the capability of achieving an emissions rate of 0.45 lb/MMBtu in 1994 and 1995, oil/coal co-firing with the capability of achieving an emissions rate of 0.36 lb/MMBtu in 2002, and the installation of selective catalytic reduction or non-selective catalytic reduction for Morgantown Units 1 and 2 in 2006 and 2008, respectively, with the capability of achieving an emission rate of
     0.13 lb/MMBtu.


          The Morgantown Facility is subject to Phase II of the federal Acid Rain Program under the Clean Air Act and beginning in the year 2000, the owner must possess SO\2\ allowances equal to actual emissions. The Morgantown Facility was allocated a number of allowances by the USEPA as part of the Acid Rain Program for years 2000 to 2009 and for years 2010 and beyond. As part of the Asset Purchase Agreement, SE Mid-Atlantic will acquire 33,111 tons per year of SO\2\ allowances per year through 2009 and 33,178 tons per year thereafter. Actual annual SO\2\ emissions for the Morgantown Facility during 1998 and 1999 were 79,906 and 75,520 tons, respectively. The exact number of allowances that will be required in the future will depend largely on the future use of the units and the sulfur content of the fuel burned. Based on the capacity factors projected by Hagler Bailly in its Base Case, the Morgantown Facility is projected to have a deficit of approximately 51,500 tons of SO\2\ allowances in 2001. SE Mid-Atlantic's strategy for compliance with SO/2/ allowance requirements consists of a combination of burning lower sulfur coal, operational changes, fuel switching and the purchasing of additional allowances.

          Morgantown Units 1 and 2 are subject to Title IV requirements to meet the presumptive NO\X\ emission limit of 0.45 lb/MMBtu but, as allowed under Title IV of the Clean Air Act, requested and received from the USEPA interim AELs and the opportunity to demonstrate it could not meet the presumptive limit. Final AEL limits of 0.63 and 0.64 lb/MMBtu for Morgantown Units 1 and 2, respectively, were proposed to be issued by the USEPA in November 2000. The Morgantown Facility is also subject to the provisions of the VADEQ RACT Consent Agreement, which includes provisions allowing the calculation of a "bubble RACT" limit. The RACT limits in the VADEQ RACT Consent Agreement were accepted by the MDE as RACT for Maryland by a letter dated August 2, 1996.

          The Clean Air Act also requires reduction of NO\X\ emissions. In 1994, NO\X\ emission budgets were established to achieve reductions beginning in 1999 with further reductions in 2003. As part of the Asset Purchase Agreement, SE Mid-Atlantic will acquire 5,057 tons per year of NO\X\ allowances for the Morgantown Facility for the years 2000 to 2002 and 2,596 tons per year for 2003 and beyond. Actual annual ozone season NO\X\ emissions for the Morgantown Facility during 1998 and 1999 were 10,513 and 10,363 tons, respectively. SE Mid-Atlantic's strategy for compliance with NO\X\ requirements includes a number of options. The actual option, or combination of options, utilized will depend upon a number of factors including future regulatory requirements and the costs of allowances. For the purposes of the Projected Operating Results, SE Mid-Atlantic has assumed specific options to achieve the emissions rates shown in Table 15. These assumptions consist of installation of low-NO\X\ burners and SOFA, which was installed in Morgantown Units 1 and 2 in 1994 and 1995, respectively, selective catalytic and non-catalytic reduction for Morgantown Units 1 and 2 in 2006 and 2008, respectively, oil/coal co-firing with boiler tuning in 2002, and the purchase of additional allowances. The exact number of allowances that will be required in the future will depend to a large extent on the future utilization rates. Based on the summer fuel consumption projected by Hagler Bailly in its Base Case and the assumed reduction in emissions rates due to the additional emissions controls as shown in Table 15, the Morgantown Facility is projected to have a deficit of approximately 2,700 tons of NO\X\ allowances in 2001.

          Wastewater Compliance

          Morgantown Units 1 and 2 are permitted to withdraw a maximum of 2,400 mgd of water from the Potomac River for once-through condenser cooling and plant process water. Process wastewater originates from boiler blowdown, neutralized demineralizer regenerant, coal pile runoff, ash hopper overflows, plant drains and oil/water separator effluents. These wastewater streams are directed to a primary settling basin for pH adjustment and then to a secondary settling pond before discharge to the cooling water canal. The draft NPDES permit for the Morgantown Facility includes limitations on temperature and total residual oxidants for the cooling water, limitations on copper and iron for chemical cleaning wastes, and limitations on total suspended solids, oil and grease and pH for discharge from the secondary settling pond. Sanitary sewage is treated by a small on-site sewage treatment plant and the sludge is hauled off-site for disposal. The wastewater discharge compliance history of the Morgantown Facility can be categorized as good. It is not presently operating under any consent orders resulting from NOVs.

     The Potomac River Facility

          Air Compliance

          The major permit regulating the Potomac River Facility's air emissions is the Title V Operating Permit. The Title V application was submitted and deemed complete on March 4, 1998. The VADEQ has not yet issued the permit. The permit will contain specific emission limits and monitoring requirements as well as other conditions that must be complied with during the operation of the plant. Table 16 presents the key emission limits for the Potomac River Facility.

                                   Table 16
                              Air Emission Limits
                            Potomac River Facility


                                        SO\2\                    NO\X\                  Particulate              Opacity
             Unit                    (lb/MMBtu)             (lb/MMBtu)(1)            (lb/hr/DSCF)                (%)
      -------------------     ---------------------  -------------------------  ---------------------  ----------------------
Units 1-2                              1.52                    0.77                       114                     20
Units 3-5                              1.52                    0.86                       115                     20

____________________
 (1)  NO\X\ RACT as outlined in the VADEQ RACT Consent Agreement.


          Table 17 presents the 1998 and 1999 annual averages of SO\2\ and NO\X\ for the Potomac River Facility.


                                   Table 17
                         Annual Average Air Emissions
                            Potomac River Facility
                                  (lb/MMBtu)

                         1998                         1999                        Current                     Projected
                   SO\2\       NO\X\(1)        SO\2\        NO\X\(1)        SO\2\        NO\X\(1)        SO\2\        NO\X\(1)(2)
Unit          ------------  -------------  ------------  -------------  ------------  -------------  ------------  -----------------
Unit 1             1.06          0.40           1.09          0.41           1.10          0.41           1.10               0.41
Unit 2             1.03          0.39           1.10          0.37           1.10          0.37           1.10               0.37
Unit 3             1.11          0.42           1.10          0.44           1.10          0.44           1.10               0.17
Unit 4             1.13          0.40           1.10          0.44           1.10          0.44           1.10               0.17
Unit 5             1.15          0.45           1.10          0.44           1.10          0.44           1.10               0.17

____________________
(1)  During ozone season, May through September.
(2) Based on installation of low-NO\X\ burners and SOFA for Potomac River Units 3, 4 and 5 in 2007, 2007, and 2008, respectivelly, with the capability of achieving an emissions rate of 0.17 lb/MMBtu. Combustion optimization has been employed with Potomac River Units 1 and 2. No further retrofits are planned for Potomac River Units 1 and 2.


          The Potomac River Facility is subject to the Acid Rain Program as a Phase II affected unit relative to SO\2\ emissions. As such, the Acid Rain Program requires that affected emission sources possess sufficient SO\2\ allowances to cover their actual emissions beginning in the year 2000. Pepco was allocated a number of allowances by the USEPA as part of the Acid Rain Program for years 2000 to 2009 and for years 2010 and beyond. As part of the Asset Purchase Agreement, SE Mid-Atlantic acquired Pepco's originally allocated SO\2\ allowances for the Potomac River Facility equal to 13,344 tons per year through year 2009 and 12,049 tons per year thereafter. Annual SO\2\ emissions from the plant during 1998 and 1999 were 15,026 and 17,627 tons, respectively. The exact number of allowances that will be required in the future will depend to a large extent on the fuel used and the future utilization rates of the Potomac River Facility. Based on the capacity factors projected by Hagler Bailly in its Base Case, the Potomac River Facility is projected to have a deficit of approximately 4,800 tons of SO\2\ allowances in 2001. SE Mid-Atlantic's strategy for compliance with SO\2\ allowance requirements consists of a combination of burning lower sulfur coal, operational changes, fuel switching and allowance purchases.

          The Potomac River Facility is subject to Title IV requirements of the Clean Air Act to meet the presumptive NO\X\ emission limit of 0.40 lb/MMBtu. Under Title IV, the Potomac River Facility submitted an early election compliance plan for NO\X\ and is required to achieve 0.45 lb/MMBtu by the year 2000 deadline and, assuming renewal of the Phase II permit in 2002, can defer the requirement to meet the more stringent Phase II limit of 0.40 lb/MMBtu until 2008. The Potomac River Facility is also subject to the provisions of the VADEQ RACT Consent Agreement, which includes provisions allowing the calculation of a "bubble RACT" limit.

          The Potomac River Facility is located in a severe non-attainment area for ozone. The Clean Air Act called for Virginia to develop a State Implementation Plan ("SIP") and reach compliance by November 15, 1999. The VADEQ did not submit a SIP acceptable to the USEPA and the attainment deadline was missed. The VADEQ subsequently submitted a revised SIP that included proposed NO\X\ emission limits for the Potomac River Facility and on September 29, 2000, issued a state operating permit to the Potomac River Facility that allocates 1,019 tons of NO\X\ allowances which cannot be exceeded without the facility purchasing additional allowances to cover the excess emissions. The compliance date for meeting the limit is May 1, 2003, the beginning of the ozone season. The permit allows the trading of emissions from other generating units as a means to meet the emission limit for the Potomac River Facility.

          The Potomac River Facility is also subject to NO\X\ allowance requirements under the Ozone Transport Rule although, because the State of Virginia is disputing certain provisions in Federal Court and because the current SIP has a compliance date of May 1, 2003, no NO\X\ allocations have been assigned effective prior to that date. However, the draft VADEQ permit for the Potomac River Facility includes allocation of NO\X\ emissions in the amount of 1,019 tons of allowances for 2003 and each year thereafter. Sufficient allowances are required to cover NO\X\ emissions during the ozone season of May through September. Actual annual NO\X\ emissions for Potomac River during the 1998 and 1999 ozone season were 2,830 and 3,314 tons, respectively. SE Mid-Atlantic's strategy for compliance with NO\X\ requirements includes a number of options. The actual option, or combination of options, utilized will depend upon a number of factors including future regulatory requirements and the costs of allowances. For the purposes of the Projected Operating Results, SE Mid-Atlantic has assumed specific options to achieve the emissions rates shown in Table 17. These assumptions consist of installation of low-NO\X\ burners and SOFA for Potomac River Units 3, 4, and 5 in 2007, 2007, and 2008, respectively, and the purchase of additional allowances. The exact number of allowances that will be required in the future will depend to a large extent on the future utilization rates. Based on the summer fuel consumption projected by Hagler Bailly in its Base Case and the assumed reduction in emissions rates due to the additional emissions controls as shown in Table 17, the Potomac River Facility is projected to have a deficit of approximately 100 tons of NO\X\ allowances in 2003.

          Wastewater Compliance

          An NPDES Permit regulates the Potomac River Facility's wastewater effluents. The permit allows for discharges of cooling water, ash clarifier water, neutralization wastewater and miscellaneous wastewater to the Potomac River. The cooling water maximum heat rejection is limited under the terms of the permit along with residual chlorine. The other discharges are limited with respect to suspended solids, oil and grease, and pH. The wastewater discharge compliance history of the Potomac River Facility can be categorized as good. It is not presently operating under any consent orders resulting from NOVs.

     The Piney Point Pipeline

          The MDE, in 1995, issued an Oil Operations Permit for the Ryceville Pumping Station and in 1998 issued a license to transfer oil into the State. The Piney Point Pipeline and associated pumping station are subject to an Oil Operations Permit issued by the MDE in 1995. The oil operations permit requires completion of a plan for notification, containment and cleanup of oil spills. The Piney Point Pipeline and associated pumping station are also subject to the Oil Pollution Act whereby an oil spill emergency response plan must be prepared. The plan prepared by Pepco includes the Piney Point Pipeline and associated pumping station as well as oil storage and transfer facilities located at the power plants. The Oil Operations Permit requires that in case of an oil spill, a written report must be submitted to the MDE describing the circumstances of the spill and cleanup.

          On April 7, 2000, an oil spill was detected in the Piney Point Pipeline near the Chalk Point Facility. A press release from the U.S. Coast Guard reported that the spill into Swanson Creek and the Patuxent River amounted to 110,000 gallons of fuel oil. Clean up efforts began immediately and the MDE announced in May of 2000 that initial cleanup efforts were complete and that the transition to long-term restoration had begun. Pepco has stated that cleanup cost amount to more than $50,000,000 as of June 2000. Under the terms of the Asset Purchase Agreement, Pepco is obligated to indemnify Southern Energy and its affiliates for all environmental liability relating to the release of fuel oil from the Piney Point Pipeline.

     The Ash Storage Facilities

          Brandywine

          Brandywine receives ash from the Chalk Point and Potomac River Facilities. It has been used by Pepco since the 1960's and is permitted by the MDE under its NPDES program. Coal ash, stored on-site, is designated as a pozzolanic material (inert silica material that can be used to make concrete) under Maryland regulations and is exempt from landfill permit requirements and landfill regulations. However, the current NPDES permit for the site requires monitoring of groundwater at 10 well locations around the site. Leachate, stormwater runoff and truck wash water is collected and treated in a series of surface ponds before discharge. The NPDES permit establishes discharge limits for pH, total suspended solids, turbidity and iron and requires monitoring (but with no limits) for copper, selenium, sulfates and total hardness. The six groundwater wells and three surface water locations must also be monitored for pollutants and the results reported to the MDE. The wastewater discharge compliance history of Brandywine with respect to its permitted discharges can be categorized as good. It is not presently operating under any consent orders resulting from NOVs.

          Faulkner

          Faulkner receives ash from the Morgantown Facility. It has been operating since 1970 and is permitted by the MDE under its NPDES program. Coal ash, stored on-site, is designated as a pozzolanic material (inert silica material that can be used to make concrete) under Maryland regulations and is exempt from landfill permit requirements and landfill regulations. However, the current NPDES permit for the site requires monitoring of groundwater at 10 well locations around the site. Leachate, stormwater runoff and truck wash water is collected and treated in a series of surface ponds before discharge. The NPDES permit establishes discharge limits for pH, total suspended solids and iron and requires monitoring (but with no limits) for lead, copper, selenium, sulfates and total hardness. The groundwater wells and four surface water locations must also be monitored for pollutants and the results reported to the MDE. In 1996, the MDE made a determination that groundwater contamination from the site resulted in discharges to waters of the State that were not authorized by the NPDES permit. Pepco has proposed corrective action to correct the problem and is negotiating with the MDE to determine the type and extent of the corrective action. The wastewater discharge compliance history of Faulkner with respect to its permitted discharges can be categorized as good. It is not presently operating under any consent orders resulting from NOVs. However, a consent agreement is expected to result from negotiations with the MDE related to groundwater contamination.

          Westland

          Westland receives ash from the Dickerson Facility. It has been developed in phases with phase II beginning operation in 1987 with a 20-year life. Phase III will begin development shortly before Phase II is near completion. The ash is deposited into the storage area where it is spread, watered and compacted. The site is permitted by the MDE under its NPDES program. Coal ash, stored on-site, is designated as a pozzolanic material (inert silica material that can be used to make concrete) under Maryland regulations and is exempt from landfill permit requirements and landfill regulations. However, the current NPDES permit for the site specifies requirements for coverage of completed storage cells and re-vegetation. Leachate and stormwater runoff is collected and treated in a series of surface ponds before discharge. The NPDES permit establishes discharge limits for pH (or alternatively liner specifications), and requires monitoring of total suspended solids and iron with no maximum limits.

          The MDE has also issued a water appropriation permit in association with the ash site. The permit allows for withdrawal of up to 500 gallons per day of well water for sanitary and potable use, and for truck washing. The wastewater discharge compliance history of Westland with respect to its permitted discharges can be categorized as good. It is not presently operating under any consent orders resulting from NOVs.

     Summary

          Based on our plant visits and review of documents, data and monitoring reports, we are of the opinion that the Generating Facilities appear to be operating in material compliance with applicable environmental permits, approvals, consent orders, laws, rules and regulations.

                          PROJECTED OPERATING RESULTS

          We have reviewed the historical operating information, estimates and projections of electrical generating capacity, fuel consumption, and capital and operating costs of the Generating Facilities made available to us by SE Mid-Atlantic. On the basis of such data, we have prepared the Projected Operating Results. The Projected Operating Results are presented for each calendar year beginning January 1, 2001 through December 30, 2028, the term of the Certificates. SE Mid-Atlantic's generation from the Generating Facilities has been assumed to be sold directly to the market at rates which have been estimated by Hagler Bailly. Expenses for the plants consist primarily of the costs of fuel, including transportation, as estimated by Hagler Bailly, and operations and maintenance expenses, as estimated by SE Mid-Atlantic. The Fixed Charges have been reported by Credit Suisse First Boston. Projected revenues and expenses have been set forth in the Projected Operating Results presented in Exhibit A-1. The Projected Operating Results have been prepared using assumptions and considerations set forth in this Report and the footnotes to Exhibit A-1.

Annual Operating Revenues
-------------------------

     Revenues from Electricity Sales

          All net energy generated by the Generating Facilities has been assumed to be sold to the market at market electricity rates. Market electricity rates were estimated by Hagler Bailly in 2000 dollars and have been adjusted for inflation. For the purposes of the Projected Operating Results, the general inflation rate has been assumed to be 2.6 percent per year based on an October 10, 2000 projection prepared by Blue Chip Economic Indicators.

Annual Operating Expenses
-------------------------

     Fuel Costs

          All of the Generating Facilities purchase fuel on a short-term basis at rates which are at or near market rates. Hagler Bailly has projected long-term fuel prices. For the purposes of the Projected Operating Results, we have assumed fuel prices equal to the projection prepared by Hagler Bailly in 2000 dollars and adjusted for inflation.

     Operating and Maintenance Costs

          For the purposes of developing the Projected Operating Results, operating and maintenance expenses for the Generating Facilities have been estimated by SE Mid-Atlantic. These estimates include annual costs for payroll, materials and supplies, outside services, including contractors, and variable operating and maintenance expenses. SE Mid-Atlantic's estimate of operating and maintenance expenses include the costs of ash disposal, net of ash sold. SE Mid-Atlantic has assumed that 9 percent of the ash generated by the Generating Facilities will be sold for the term of the Certificates. In general, SE Mid-Atlantic has projected that the cost of operating and maintaining the Generating Facilities will decrease over the next few years as efficiencies are implemented. All operation and maintenance expenses have been provided in 2000 dollars and have been assumed to escalate at the general rate of inflation.

          Although we have not reviewed each individual expense constituting SE Mid-Atlantic's estimate of operating and maintenance expenses and capital expenditures and the methodology used to develop the estimates, we have reviewed the combined projection of operating and maintenance expenses and capital expenditures in comparison to the costs of similar plants with which we are familiar. Based on our review, we are of the opinion that SE Mid-Atlantic's estimate of the costs of operating and maintaining the Generating Facilities, including provision for capital expenditures and major maintenance, is within the range of the costs of similar plants with which we are familiar.

     Emissions Allowances

          Under the terms of the Asset Purchase Agreement with Pepco, SE Mid-Atlantic will acquire the SO\2\ and NO\X\ allowances associated with the Generating Facilities. We have included the cost of allowances as an additional operating expense for the Generating Facilities. Based on the assumed emission rates as estimated by SE Mid-Atlantic, the capacity factors projected by Hagler Bailly, and the SO\2\ allowances acquired from Pepco, there is projected to be a deficit of approximately 86,400 tons of SO\2\ allowances in 2001. The SO\2\ allowance price has been assumed to be $150 per ton in 2000 dollars and have been assumed to increase at the rate of inflation.

          Based on the assumed emission rates as estimated by SE Mid-Atlantic, the capacity factors and summer generation projected by Hagler Bailly, and the NO\X\ allowances acquired from Pepco, there is projected to be a deficit of approximately 500 tons of NO\X\ allowances in 2001. Based on the capacity factors projected by Hagler Bailly, SE Mid-Atlantic is projected to have excess allowances in some years and a shortfall in others. NO\X\ allowance prices have been assumed to be $1,000 per ton through 2002, $2,300 in 2003, $2,000 in 2004 and $1,700 in 2005. After 2005, the NO\X\ allowance price has been assumed to increase at the rate of inflation.

          It should be noted that Hagler Bailly has assumed SO\2\ and NO\X\ allowance prices that are significantly higher than those assumed in the Projected Operating Results. In the event that the actual allowance prices are as assumed by Hagler Bailly, the projected minimum and average Fixed Charge coverage ratios would decrease by approximately 0.12 and 0.26, respectively.

     General and Administrative and Other Expenses

          SE Mid-Atlantic has estimated certain general and administrative costs which have been included in the Projected Operating Results. These costs include, among other things, support services such as power marketing, computer systems and services, human resources, and accounting. These expenses have been assumed to increase at the general rate of inflation.

          In addition, SE Mid-Atlantic has estimated other expenses, which have also been included in the Projected Operating Results. Property taxes have been estimated by SE Mid-Atlantic through 2001 and have been assumed to escalate at the rate of inflation thereafter. SE Mid-Atlantic's property tax estimate reflects exemptions beginning in 2001 for machinery used to generate electricity.

Capital Expenditures
--------------------

          SE Mid-Atlantic has estimated the capital costs of improvements to the Generating Facilities. These capital expenditures include the cost of certain environmental control equipment assumed by SE Mid-Atlantic to be added at certain of the Generating Facilities. These improvements include the installation of: (1) low-NO\X\ burners at Chalk Point Units 1 and 2 in 2002; (2) selective catalytic reduction at Chalk Point Units 1 and 2 in 2006 and 2008, respectively; (3) SOFA systems at Dickerson Units 1, 2 and 3 in 2002, 2003, and 2003, respectively; (4) selective catalytic reduction at Morgantown Units 1 and 2 in 2006 and 2008, respectively; and (5) low-NO\X\ burners and SOFA systems at Potomac River Units 3, 4 and 5 in 2007, 2007, and 2008, respectively.

Annual Fixed Charges
--------------------

          We have included Fixed Charges, as reported by Credit Suisse First Boston, through the term of the Certificates. Semi-annual payments are due each June 30 and December 30 beginning June 30, 2001 and have been assumed to be accrued over the six months prior to each due date. The final payment on the Certificates is scheduled to be made on December 30, 2028.

Fixed Charge Coverage
---------------------

          On the basis of our studies and analyses of the Generating Facilities and the assumptions set forth in this Report, we are of the opinion that, for the Base Case Projected Operating Results, the projected revenues from the sale of electricity are adequate to pay annual operating and maintenance expenses (including capital expenditures and major maintenance), fuel expense, and other operating expenses. Such revenues provide an annual coverage on the Certificates of at least 2.72 times the annual Fixed Charge requirement (including Rent) in each year during the term of the Certificates and a weighted average coverage of
5.05 times the annual Fixed Charge requirement (including Rent) over the term of the Certificates. The weighted average coverages have been calculated as the total net operating revenues less capital expenditures over the term of the Certificates divided by the total Fixed Charges over the term of the Certificates. Annual Fixed Charge coverages for the term of the Certificates are presented in Exhibit A-1.

Contribution from the Leased Facilities
---------------------------------------

          The Leased Facilities consist of Dickerson Units 1, 2 and 3 and Morgantown Units 1 and 2. The Leased Facilities are projected by Hagler Bailly to generate approximately 52 percent of the electricity sales over the term of the Certificates. Based upon the electricity revenue and fuel costs for the Leased Facilities estimated by Hagler Bailly, the variable operating and maintenance costs of the Leased Facilities as estimated by SE Mid-Atlantic, and the various other assumptions used in the Projected Operating Results as described herein, the Leased Facilities are estimated to provide approximately 48 percent of the projected gross operating margin of the Generating Facilities over the term of the Certificates, or an average of approximately $393,000,000 per year over the term of the Certificates. The gross operating margin has been calculated as the difference between electricity revenue and the fuel and variable operating and maintenance cost, including the cost of emissions allowances.

Sensitivity Analyses
--------------------

          Due to the uncertainties necessarily inherent in relying on assumptions and projections, it should be anticipated that certain circumstances and events may differ from those assumed and described herein and that such will affect the results of our Base Case Projected Operating Results for the Generating Facilities. In order to demonstrate the impact of certain circumstances on the Base Case Projected Operating Results, certain sensitivity analyses have been developed. It should be noted that other examples could have been considered and those presented are not intended to reflect the full extent of possible impacts on the Generating Facilities. The sensitivities are not presented in any particular order with regard to the likelihood of any case actually occurring. In addition, no assurance can be given that all relevant sensitivities have been presented, that the level of each sensitivity is the appropriate level for testing purposes, or that only one (rather than a combination of more than one) of such variations or sensitivities could impact the Generating Facilities in the future.

          These sensitivity analyses present the Projected Operating Results assuming, respectively, that: (a) the market prices, energy sales, and fuel prices are reduced according to the "Low Gas Price" scenario prepared by Hagler Bailly; (b) the market prices, energy sales, and fuel prices are reduced according to the "Capacity Overbuild" case prepared by Hagler Bailly; (c) the market prices are reduced such that the Fixed Charge coverage on the Lease is equal to 1.00 in all years; (d) the availability of the Generating Facilities is reduced by 5 percentage points; (e) the heat rates of the Generating Facilities are 5 percent higher than that assumed in the Base Case; and (f) the non-fuel related operating expenses of the Generating Facilities are 10 percent higher than that assumed in the Base Case. The sensitivity analyses are presented as Exhibits A-2 through A-7 to this Report. For the purposes of (a) and (b), Hagler Bailly has prepared additional projections of dispatch and market prices. Based on discussions with Hagler Bailly, market sales and market prices have been assumed to be the same as the Base Case for the purposes of (d), (e), and (f).

Summary Comparison of Projected Operating Results
-------------------------------------------------

          A summary of the Fixed Charge coverages for the Base Case Projected Operating Results and each sensitivity case is presented in Table 18.

                                   Table 18
                        Projected Fixed Charge Coverage



                   Base Case                                            Sensitivity Cases
                                        A                B                C                D                E                F
                                      -----            -----            -----            -----            -----            -----
                                                     Capacity
     Year                           Low Gas         Overbuild        Breakeven                                           Increased
    Ending                        Market Price     Market Price        Market            Reduced       Increased Heat     Operating
   Dec 31,                          Scenario         Scenario        Prices (1)        Availability         Rate          Expenses
-------------                    ---------------   -------------     ----------        ------------    --------------     ----------
     2001            2.80             2.48             2.80             1.00             2.65             2.69             2.70
     2002            2.77             2.52             2.51             1.00             2.61             2.65             2.65
     2003            2.72             2.36             1.95             1.00             2.55             2.57             2.59
     2004            3.12             2.47             2.44             1.00             2.89             2.94             2.94
     2005            3.10             2.44             2.53             1.00             2.87             2.91             2.91
     2010            3.33             2.69             3.25             1.00             3.10             3.16             3.16
     2015            4.72             3.72             4.65             1.00             4.36             4.46             4.43
     2020            5.73             4.55             5.63             1.00             5.30             5.42             5.39
     2025           41.56            33.10            41.09             1.00            38.43            39.33            39.02

  Minimum(2)         2.72             2.36             1.95             1.00             2.55             2.57             2.59
  Average(3)         5.05             4.08             4.87             1.00             4.68             4.78             4.76

____________________
(1) Represents coverage on the Fixed Charges assuming the market electricity price is set such that the total operating revenue results in a Fixed Charge coverage of 1.00 in all years.
(2) Represents minimum coverage during any year over the term of the Certificates.
(3)  Represents the weighted average coverage over the term of the Certificates.


                   PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS

                  USED IN THE PROJECTION OF OPERATING RESULTS

          In the preparation of this Report and the opinions that follow, we have made certain assumptions with respect to conditions which may exist or events which may occur in the future. While we believe these assumptions to be reasonable for the purpose of this Report, they are dependent upon future events, and actual conditions may differ from those assumed. In addition, we have used and relied upon certain information provided to us by sources which we believe to be reliable. While we believe the use of such information and assumptions to be reasonable for the purposes of our Report, we offer no other assurances thereto and some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that actual future conditions differ from those assumed herein or provided to us by others, the actual results will vary from those projected herein. This Report summarizes our work up to the date of the Report. Thus, changed conditions occurring or becoming known after such date could affect the material presented to the extent of such changes.

          The principal considerations and assumptions made by us in developing the Base Case Projected Operating Results and the principal information provided to us by others include the following:

          1. As Independent Engineer, we have made no determination as to the validity and enforceability of any contract, agreement, rule, or regulation applicable to the Generating Facilities and its operations. However, for purposes of this Report, we have assumed that all such contracts, agreements, rules, and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

          2. Our review of the design of the Generating Facilities was based on information developed by Pepco and SE Mid-Atlantic.

          3. SE Mid-Atlantic will maintain the Generating Facilities in accordance with good engineering practice, will perform all required major maintenance in a timely manner, and will not operate the equipment to cause it to exceed the equipment manufacturers' recommended maximum ratings.

          4. SE PJM Management will employ qualified and competent operations, maintenance and general management personnel and will provide such personnel to SE Mid-Atlantic, which will generally operate the Generating Facilities in a sound and businesslike manner.

          5. Inspections, overhauls, repairs and modifications are planned for and conducted in accordance with manufacturers' recommendations, and with special regard for the need to monitor certain operating parameters to identify early signs of potential problems.

          6. All licenses, permits and approvals, and permit modifications necessary to operate the Generating Facilities have been, or will be, obtained on a timely basis and any changes in required licenses, or permits and approvals will not require reduced operation of, or increased costs to, the Generating Facilities.

          7. The CPI-U and general inflation will increase at a rate of 2.6 percent per year based on an October 10, 2000 projection prepared by Blue Chip Economic Indicators.

          8. SE Mid-Atlantic will operate the Generating Facilities at the load levels projected by Hagler Bailly, resulting in the annual average heat rates assumed in the Projected Operating Results.

          9. The quantities of market electricity sales and market prices of electricity for the Generating Facilities will be as projected by Hagler Bailly.

          10. The price of SO\2\ allowances will be $150 per ton in 2000 dollars and will increase at the rate of inflation. The price of NO\X\ emissions allowances will be $1,000 per ton through 2002, $2,300 per ton in 2003, $2,000 per ton in 2004, and $1,700 per ton in 2005 and will increase thereafter at the rate of inflation.

          11. The cost of fuel of the Generating Facilities will be as projected by Hagler Bailly.

          12. The non-fuel operating and maintenance expenses, including the cost of major maintenance, will be consistent with the projection provided by SE Mid-Atlantic in 2000 dollars, and will increase at the assumed change in the general inflation rate, except as noted otherwise in this Report.

          13. The assumed quantity of emissions allowances will be allocated to SE Mid-Atlantic through the term of the Lease.

          14. The Generating Facilities will continue to sell quantities of ash equal to historic quantities at prices equal to those under the existing contracts, as estimated by SE Mid-Atlantic.

          15. There will be no additional capital improvements to the Generating Facilities other than those assumed in the Projected Operating Results

          16.  The Fixed Charges will be as reported by Credit Suisse First
     Boston.

                                  CONCLUSIONS

          Set forth below are the principal opinions we have reached after our review of the Generating Facilities. For a complete understanding of the estimates, assumptions, and calculations upon which these opinions are based, the Report should be read in its entirety. On the basis of our review and analyses of the Generating Facilities and the assumptions set forth in this Report, we are of the opinion that:

          1. The sites for the Generating Facilities are suitable for the Generating Facilities' continued operation.

          2. The Generating Facilities have been designed and constructed with good engineering practices and generally accepted industry practices, and the technologies in use at the Generating Facilities are sound, proven conventional methods of electric generation. If operated and maintained as proposed by SE Mid-Atlantic, the Generating Facilities should be capable of meeting the currently applicable environmental permit requirements. Furthermore, all off-site requirements of the Generating Facilities have been adequately provided for, including fuel supply, water supply, ash and wastewater disposal, and electrical interconnection.

          3. The Generating Facilities should have a useful life extending well beyond the term of the Certificates.

          4. The environmental site assessments of the sites for the Generating Facilities were conducted in a manner consistent with industry standards, using comparable industry protocols for similar studies with which we are familiar.

          5. The major permits and approvals required to operate the Generating Facilities have been obtained and are currently valid or are in the process of being renewed, and we are not aware of any technical circumstances that would prevent the renewal of any permit.

          6. By combining the demonstrated experience of the existing Pepco personnel and programs and the experience of the Southern Energy operating subsidiaries, SE Mid-Atlantic should have sufficient capability to operate the Generating Facilities effectively. The operating programs and procedures which are currently in place are consistent with generally accepted practices in the industry, and the Generating Facilities have incorporated organizational structures that are comparable to other facilities using similar technologies.

          7. Based on the operating history, a review of the operations and maintenance practices and procedures, and general observations of the plants, the Generating Facilities should be capable of achieving the projected annual average net capacities, annual availability factors, and net heat rates assumed in the Projected Operating Results.

          8. The Generating Facilities appear to be operating in material compliance with applicable environmental permits, approvals, consent orders, laws, rules and regulations.

          9. SE Mid-Atlantic's estimate of the costs of operating and maintaining the Generating Facilities, including provision for capital expenditures and major maintenance, is within the range of the costs of similar plants with which we are familiar.

          10. For the Base Case Projected Operating Results, the projected revenues from the sale of electricity are adequate to pay annual operating and maintenance expenses (including capital expenditures and major maintenance), fuel expense, and other operating expenses. Such revenues provide an annual coverage on the Certificates of at least 2.72 times the annual Fixed Charge requirement (including Rent) in each year during the term of the Certificates and a weighted average coverage of 5.05 times the annual Fixed Charge requirement (including Rent) over the term of the Certificates.

                                                        Respectfully submitted,

                                                        /s/ R. W. BECK, INC.

              [THE ORIGINAL REPORT EXHIBITS HAVE BEEN REDACTED AND
               REPLACED BY THE UPDATE LOCATED BEFORE THE REPORT]

                                                                      Appendix B


                       Independent Market Expert Report
                          for the Mirant Mid-Atlantic
                           Assets in the PJM Region

                                Revised Report



                                 Prepared by:

                          PA Consulting Services Inc.
                      (formerly PHB Hagler Bailly, Inc.)
                         1881 Ninth Street, Suite 302
                            Boulder, Colorado 80302
                                 303-449-5515



                                   Contact:

                                Todd Filsinger




                            Revised April 10, 2001

                               Executive Summary


S.1  Introduction

PA Consulting Services Inc. (PA) was retained by Mirant Corporation (Mirant) to provide an Independent Market Expert Report (the Report) in connection with the acquisition of certain electric generating facilities and related assets from Potomac Electric Power Company (PEPCO). These assets are owned or leased by Mirant Mid-Atlantic, LLC and its subsidiaries and affiliates and are referred to herein as the "Mirant Mid-Atlantic Assets." The Mirant Mid-Atlantic Assets are located in Maryland and Virginia and are in the Pennsylvania-New Jersey-Maryland Interconnection LLC (PJM) electricity market. This Report assesses the future prices for electric energy and capacity in the PJM electricity market and presents the results of PA's analysis.

S.2  Market Characteristics

The United States is currently experimenting with a variety of regional market structures. Some regions currently have fixed reserve margin requirements coupled with capacity markets, while others implicitly price capacity through on-peak energy prices, ancillary service prices, and bilateral option contracts. In addition, some regions have developed bid-based markets for the provision of energy, ancillary services, and/or capacity, while others continue to rely on bilateral contracts. It is not clear which model will eventually become predominant. Nevertheless, in both types of markets, new generating capacity will be developed based on the revenue streams determined through competition. The type of market that exists in a given region will determine the composition of the revenue streams and will affect the mix and timing of new generating units. However, the financial return on new assets is likely to be similar in both types of markets as generators seek to cover their total going-forward costs. The PJM market has developed as a bid-based market.

Many of the vertically integrated utilities are divesting their generation assets, and the tight power pools (such as the PJM Power Pool, the New York Power Pool, and the New England Power Pool) are changing as well. Historically, these pools were formed to obtain the benefits of economic efficiency and reliability through coordinated planning and operation. Independent system operators (ISOs) with both system and market operations functions are replacing the tight pools. Through the creation of the new market institutions, the market participants intend to create an open and competitive market where a large number of buyers and sellers of generation services will be able to transact business.

                            Executive Summary . S-2
--------------------------------------------------------------------------------


S.3  Forecasting Methodology

PA employs its proprietary market valuation process, MVP(SM), to estimate the value of electric generation units based upon the level of energy prices and their volatility. As shown in Figure S-1, MVP(SM) is a three-step process. The first step is to conduct the "fundamental analysis" to examine how the level of prices responds to changes in the fundamental drivers of supply and demand. The next step uses the results of the first step, but puts a real market price shape on the price levels and characterizes the volatility in prices. The third step examines how the generation unit responds to those prices and derives value from operational decisions.


                                  Figure S-1
                           Market Valuation Process

Supply & Demand

Fundamental Analysis
 .    What is the average level of prices given the units in the market, fuel prices, future demand, and changes in technology?


Volatility

Volatility
 .    What is the likely pattern of electricity prices?
 .    What is the likely pattern of fuel prices?


Dispatch

Dispatch
 .    Given the volatility in prices how can plants respond to these prices and capture margins?

Note that MVP(SM) does not replace the fundamental analysis of market drivers of supply and demand through a production cost model. The production-cost model provides insights into the fundamental drivers (such as fuel prices, demand, entry, and exit) that a volatility analysis cannot address. MVP(SM) integrates the two approaches to create a better estimate of the value of a generating unit by accounting for volatility effects and changes in the fundamental drivers of electricity prices.

                            Executive Summary . S-3
--------------------------------------------------------------------------------


As shown in Figure S-2, volatility analysis takes into account the annual trend of prices (from a fundamental approach), and the patterns and fluctuations exhibited in the marketplace.

                                  Figure S-2
                       Components of a Price Trajectory

Annual Trend

Annual Trend
 .    How do prices change, on average, with changes in fundamental drivers?
 .    Comes from the fundamental analysis


Structure

Structure
 .    What are the predictable pattern in prices?
 .    Comes from statistical analysis of price data


Fluctuations

Fluctuations
 .    How does uncertainty manifest itself in prices?
 .    Comes from traded options data


MVP(SM) uses a real options approach to value electric generating capacity, thereby capturing the value of price volatility. An electric generating unit can be viewed as a strip of European call options on the spread between electricity prices and the variable cost of production (which is largely fuel). However, unlike most option analyses, a generation unit does not have perfect flexibility to adjust to the price-cost spread. A generation unit may have costs that must be incurred to start up. A unit may also have constraints placed upon its operation that limits its ability to capture margins when the spread is positive (price is greater than variable cost) or avoid losses when the spread is negative (variable cost is greater than price). Hence, the second step of MVP(SM) focuses on the ability of a generation unit to capture margins, given its cost structure and constraints on operation.

                            Executive Summary . S-4
--------------------------------------------------------------------------------


PA's fundamental model, which is a driver of the volatility model, forecasts two price streams:

 .    energy based upon a production-cost model with price set to marginal cost in each hour

 .    compensation for capacity, which represents the additional margin necessary to keep an economic amount of capacity in the market

PA uses a detailed chronological production-costing model to simulate energy price formation in the market area of interest. From the energy price analysis, PA determines the energy margin (price minus variable cost) attributable to each generating unit in the market. These margins, along with estimates of "going-forward costs" (fixed costs, such as fixed operation and maintenance (O&M), property taxes, employee benefits, and incremental capital expenditures), are used in PA's Capacity Market Simulation Model to predict the additional margins related to the provision of capacity.

Compensation for capacity may take many forms. Payments could be in the form of a capacity price arising from a capacity market, a regulated payment fee, bilateral contracts, payments by the ISO for ancillary services, or in the form of prices above the marginal cost of the price-setting plant. Regardless of the form, compensation for capacity will be set to retain an amount of generation capability available in the market. Ultimately, the sum of the compensation for capacity and the market price for energy will reflect what customers are willing to pay for reliability.

S.4  Key Assumptions

The key assumptions in this analysis include demand growth, fuel prices, and capacity additions.

Demand. PJM peak demand is forecasted to grow at an average annual growth rate of approximately 1.45% per year from 2001 through 2020./1/

Fuel prices. Natural gas and oil use a consensus fuel price forecast derived from published fuel price forecasts. Table S-1 summarizes the fuel price forecasts used in the Base Case for the PJM-Central region where the Mirant Mid-Atlantic Assets are located. PA also has modeled near-term fuel prices (gas and oil) based on recent actual spot prices and futures prices through December 2003, trending back to the long-term consensus view by 2005. Table S-1 displays the price projection for gas in PJM-Central for this analysis.

__________________

1. MAAC Annual Electric Control and Planning Area Report, 2000

                            Executive Summary . S-5
--------------------------------------------------------------------------------


 ------------------------------------------------------------------------------

                                   Table S-1
                  Delivered Fuel Prices (real 2000 $/MMBtu)/1/

 ------------------------------------------------------------------------------
           Fuel                    2001/2/    2005     2010    2015    2020
 ------------------------------------------------------------------------------
 Natural Gas-PJM Central           5.55       2.92     3.07    3.15    3.22
 ------------------------------------------------------------------------------
 Fuel Oil No. 2-PJM Central        7.14       4.56     4.65    4.85    5.02
 ------------------------------------------------------------------------------
 Fuel Oil No. 6 PJM Central        4.63       2.98     3.03    3.16    3.27
 ------------------------------------------------------------------------------
 1. The prices shown represent the prices for existing units. New units are assumed not to pay LDC charges of $0.05/MMBtu to $0.10/MMBtu.

 2. The 2001 delivered price is based on average daily NYMEX closing prices from September 13, 2000 to December 12, 2000.
 ------------------------------------------------------------------------------


Capacity additions and retirements. PA estimates capacity additions and retirements based on three main principles. First, near term (2001 through 2003) capacity additions are based upon PA's investigation of new capacity addition announcements through a review of publicly available sources of new capacity addition information. These sources include newspapers, trade journals, developer and utility web sites and contacts, industry news publications, etc. PA has developed a database that tracks the status of new capacity additions and evaluates the probability of announced projects actually being constructed. Second, capacity additions from 2004 through 2020 are based on economic analyses of generic new units, and units that are not competitive are retired in accordance with the methodology described in further detail in Chapter 4.

PA's Base Case results incorporate PA's best estimate of new capacity additions and retirements. The capacity and online dates for specific projects are identified in Chapter 4. These unit assumptions are based on PA's best estimate at the time the analyses are prepared. Due to deregulation of the electric industry, changes in economic conditions, the volatile nature of the industry, and the lead times associated with building new plants, these assumptions are likely to deviate from what actually transpires. Individual unit characteristics such as online dates, capacities, and even the projects themselves may change. Projects may be canceled or new ones may be added.

The assumed capacity additions and retirements included in this analysis are summarized in Table S-2.

                            Executive Summary . S-6
--------------------------------------------------------------------------------

 ------------------------------------------------------------------------------

                                  Table S-2
                      Capacity Additions and Retirements

 ------------------------------------------------------------------------------
                      Capacity           Capacity               Capacity
                      Additions          Additions            Retirements
    Region         2001-2003 (MW)     2004-2020 (MW)         2001-2020 (MW)
 ------------------------------------------------------------------------------
  PJM                  5,730              20,940                  6,431
 ------------------------------------------------------------------------------


S.5  Results and Conclusions

Using the assumptions presented in Chapter 4, PA developed a Base Case for each region that reflects PA's best assessment of future market conditions. It should be recognized that these cases will vary to the extent the input assumptions change, and such assumptions should be reviewed with the same rigor as the resulting forecast. The Base Case is described below:

 .    The Base Case incorporates the actual spot and futures gas and oil prices through December 2003. Prices then decrease linearly to the consensus forecast price in year 2005. This method is discussed in further detail in Chapter 4.

In addition to the Base Case, PA developed three other sensitivity cases. These sensitivity cases are intended to provide an indication as to how changes in certain input parameters such as fuel prices and new capacity additions affect forecasted price results. These sensitivities are not intended to be bounding, or worst case scenarios. Their purpose is to determine the impact of an assumed change on the price forecast results. The magnitude of the changes in input parameters may be greater than or less than those assumed in the sensitivities. However, the sensitivity cases can be used to provide some indication as to how the assumed change in the input parameter affects the forecasted price value. The three sensitivity cases evaluated are as follows:

 .    The Low Fuel Case evaluates the effects of lower gas and oil prices represented as a $0.50/MMBtu reduction in the 2001 gas and oil prices with escalation remaining unchanged (coal prices are not changed).

 .    The High Fuel Case evaluates the effects of higher gas and oil prices throughout the study period. Gas and oil prices are held at the 2001 NYMEX value throughout the study period.

 .    The Overbuild Case evaluates an over-exuberance of merchant plant development in the regions reviewed. The merchant plant capacity added in the overbuild case is listed in Table S-3.

                            Executive Summary . S-7
--------------------------------------------------------------------------------


    --------------------------------------------------------------------------

                                   Table S-3
            Overbuild Case Merchant Plant Capacity Additions (MW)/1/

    --------------------------------------------------------------------------
         Region          2001            2002            2003           2004
    --------------------------------------------------------------------------
      PJM                1,296          3,232           1,202          4,160
    --------------------------------------------------------------------------
     1. Capacity additions in 2001-2003 are the same as in the Base Case.
    --------------------------------------------------------------------------


The all-in market price combines the energy price with the price received by generators for other relevant generation services and energy products in the market. The all-in price reflects PA's estimate of the total market price that generators will recover in PJM-Central. The all-in price results of the study are summarized in Figure S-3.


                                  Figure S-3
           PJM-Central Estimated All-In Price Forecasts/1/ ($/MWh)


                                    [GRAPH]


1. Results are expressed in real 2000 dollars.

                                   Contents


Executive Summary ...........................................................................................   S-1

Chapter 1         Introduction

         1.1      Background.................................................................................   1-1
         1.2      Asset Description..........................................................................   1-1
         1.3      Structure of the Report....................................................................   1-1

Chapter 2         PJM Market Structure

         2.1      Introduction...............................................................................   2-1
         2.2      Competitive Power Markets..................................................................   2-1
                  2.2.1    Reliability and Competitive Markets...............................................   2-2
         2.3      PJM (MAAC Region)..........................................................................   2-5
                  2.3.1    Market Structure in PJM...........................................................   2-6

Chapter 3         Approach to Market Price Forecasting

         3.1      Introduction...............................................................................   3-1
         3.2      Issues in Forecasting Market Prices........................................................   3-1
                  3.2.1    Economic Equilibrium and Market Price Forecasting.................................   3-1
                  3.2.2    Capacity and Energy Markets.......................................................   3-2
                  3.2.3    Forecasting Generation Service Prices.............................................   3-5
         3.3      Approach to Market Price Forecasting.......................................................   3-6
                  3.3.1    Market Characteristics............................................................   3-7
                  3.3.2    Predicting Energy Prices and Dispatch.............................................   3-8
                  3.3.3    Predicting Prices Related to Capacity:
                           The Capacity Compensation Simulation Model........................................   3-8
                  3.3.4    Market Entry and Exit.............................................................   3-9
                  3.3.5    Volatility Analysis...............................................................  3-10

Chapter 4         Assumptions

         4.1      Introduction...............................................................................   4-1
         4.2      General Assumptions........................................................................   4-1
         4.3      Pricing Areas..............................................................................   4-1
         4.4      Fuel Prices................................................................................   4-1
                  4.4.1    Natural Gas.......................................................................   4-2
                  4.4.2    Fuel Oil..........................................................................   4-6
                  4.4.3    Coal..............................................................................   4-9

         4.5      Demand and Energy Forecasts...............................................................   4-11
         4.6      Electricity Imports.......................................................................   4-12
         4.7      Existing Generation Units.................................................................   4-12
                  4.7.1    Fossil Units.....................................................................   4-12
                  4.7.2    Hydroelectric Units..............................................................   4-17
                  4.7.3    Nuclear Units....................................................................   4-17
         4.8      Capacity Compensation Simulation Model Input Assumptions..................................   4-20
                  4.8.1    Existing Units Going-Forward Costs...............................................   4-20
                  4.8.2    Capacity Additions through 2003..................................................   4-20
                  4.8.3    Capacity Additions Post 2003.....................................................   4-21

Chapter 5         Market Price Forecasts

         5.1      Introduction..............................................................................    5-1
         5.2      Market Conditions.........................................................................    5-3
         5.3      Price Forecasts for the PJM Market........................................................    5-5
                  5.3.1    Base Case........................................................................    5-5
                  5.3.2    Sensitivity Cases Analysis.......................................................    5-7

Appendices

A        Pricing Areas
B        Methodology for Coal Price Forecasting
C        Transfer Capability
D        Dispatch Curves
E        New Capacity Additions

--------------------------------------------------------------------------------

                                    Chapter 1
                                  Introduction

1.1  Background

PA Consulting Services Inc. (PA) was retained by Mirant Corporation (Mirant) to provide an Independent Market Expert Report (the Report) in connection with the acquisition of certain electric generating facilities and related assets from Potomac Electric Power Company (PEPCO). These assets are owned or leased by Mirant Mid-Atlantic, LLC and its subsidiaries and affiliates and are referred to herein as the "Mirant Mid-Atlantic Assets." The Mirant Mid-Atlantic Assets are located in Maryland and Virginia and are in the Pennsylvania-New Jersey-Maryland Interconnection LLC (PJM) electricity market. This Report assesses the future prices for electric energy and capacity in the PJM electricity market and presents the results of PA's analysis.

1.2  Asset Description

The generating facilities total approximately 5,200 MW (net) of generation in the PJM-Central transmission areas. This generation includes approximately 4,100 MW of steam energy (70% of the steam generation is coal-powered, the remaining 30% has dual fuel capability), approximately 1,100 MW of combustion turbines (30% of generation are powered by distillate fuel, and the remaining is powered by gas).

1.3  Structure of the Report

This document describes the anticipated market structures as well as our approach to constructing forward-price forecasts for generation services. The document is organized as follows:

 .    Chapter 2 describes the structure of the markets in PJM.

 .    Chapter 3 presents our approach to developing forward-price forecasts for generation services.

 .    Chapter 4 discusses the development of assumptions and data to describe the
     PJM marketplace.

 .    Chapter 5 presents market price forecasts for four cases: the Base Case and three sensitivity cases.

                               Introduction . 1-2
--------------------------------------------------------------------------------

 .    Appendix A illustrates the pricing areas for the Northeast Power
     Coordinating Council (NPCC) and the MidAtlantic Area Council (MAAC).

 .    Appendix B supplements the fuel forecast presentation in Chapter 4 with further details concerning regional coal pricing trends.

 .    Appendix C details regional energy transfer capabilities.

 .    Appendix D displays Dispatch Curves in PJM for 2001 and 2010.

 .    Appendix E identifies cumulative capacity additions and retirements.

--------------------------------------------------------------------------------

                                    Chapter 2
                              PJM Market Structure

2.1  Introduction

In this chapter, PA examines the current and projected development of wholesale power markets in PJM. Over the past two decades, the structure of the electric power industry has been increasingly shaped by the emergence of a prevailing market trend in the networked industries, namely the introduction of competition in formerly regulated markets. This chapter sets the background for the restructuring initiatives underway in the target markets examined in this study.

2.2  Competitive Power Markets

Much of the recent progress toward implementing competition in electricity markets is due to a series of legislative and regulatory decisions rendered over the past two decades. The legislative and regulatory framework behind the development of competitive wholesale electricity markets in the United States can be largely traced to the 1978 Public Utilities Regulatory Policies Act (PURPA). This act spurred the growth of the non-utility generation industry and increased wholesale competition, albeit on a limited scale due to transmission ownership issues and other market access constraints. The 1992 Energy Policy Act expanded wholesale competition by mandating transmission owners to provide "open access" for all system users. Transmission access rights were further strengthened in 1996 with Federal Energy Regulatory Commission (FERC) Open Access Rule, Order No. 888 (Order 888). This order called for transmission owners to offer "comparable service" to all customers through the application of a pro forma transmission tariff. Order 888 also encouraged the creation of Independent System Operators (ISOs), whose role in operating and managing regional transmission assets is described in greater detail in this chapter. However, even before Order 888 was drafted, the creation of ISOs and the establishment of formalized competitive markets were already underway in California and the Northeast.

Compared to other countries, which have adopted national plans for transitioning to competitive power markets, the restructuring process in the United States has progressed piecemeal, with significant differences between various regions. This is largely due to the division of authority over various aspects of the electric power industry between state and federal legislative and regulatory bodies.

The debate over retail access and other measures to implement market competition has raised a number of fundamental market transition issues. Three of the principle issues common

                          PJM Market Structure . 2-2
--------------------------------------------------------------------------------

throughout the country are (1) the assessment and allocation of stranded costs,
(2) the elimination of market power, and (3) the method for guaranteeing fair and impartial access to the transmission system. These issues are briefly discussed below.

Stranded costs can be defined as the positive excess of the net book value of generation assets and power purchase costs over the market value of the assets. The introduction of competition in formerly regulated electricity markets presents a significant financial burden for utilities with generating assets or power purchase contracts, which may now be priced out of the market. A large number of utilities throughout the United States are faced with losses due to the adoption of market pricing before they have had a chance to recover the cost of their prior investments through their rate base. In order to ensure the support of the utility industry in the restructuring agenda, many state utility commissions and legislative bodies have agreed to allow utilities to recover either all or part of their stranded costs through a number of different recovery mechanisms. These recovery vehicles are designed to support the introduction of competition while still allowing the affected utilities to recover a specified portion of their expected losses over a fixed period of time. However, the cost recovery method varies from state to state.

Despite two decades of Independent Power Producer (IPP) development, the majority of the generation assets in the United States continue to be owned and operated by vertically integrated investor-owned utilities. Within regional electricity markets, the concentration of generating assets is often controlled by a small number of incumbent utilities. The removal of regulation and the introduction of market-based pricing into such markets raise concerns over the potential abuse of market power. To relieve these concerns, federal and state regulatory bodies have taken various measures to eliminate the threat of market power. The principal means of dealing with market power has been the unbundling of generation, transmission, and distribution assets. This is often followed by the mandated sale of a certain amount of generation assets by the traditional utilities to non-affiliated companies or the transfer of assets to an unregulated subsidiary. Such generation auctions and negotiated sales have resulted in the transfer of billions of dollars of generation assets in the past few years, changing the face of the generation industry in many regions of the country. The impact of current and future unbundling and generation ownership transfers must be considered when analyzing long-term conditions in regional power markets.

In addition to the recovery of stranded costs and elimination of market power, the ability to reach newly opened markets through the high voltage transmission grid at a fair price is a fundamental requirement for introducing true competition. Thus, the issue of transmission access is at the core of the restructuring movement.

2.2.1  Reliability and Competitive Markets

Much of the development of competitive market structures and system operations in recent years has involved the balancing of system reliability concerns with the desire to allow the market to drive the development of the electricity industry. This balancing of market forces and reliability concerns is evident in the transmission industry. The high-voltage transmission system and the

                          PJM Market Structure . 2-3
--------------------------------------------------------------------------------


corresponding bulk power markets in the United States were originally developed to ensure reliability of supply rather than to support commercial transactions and power trading. Stemming from the Northeast blackout of 1965, the utility industry organized regional reliability councils to coordinate reliability practices in the United States and parts of Canada and Mexico. The continental United States is divided into 10 regional reliability councils whose policies are, in turn, coordinated by the North American Electric Reliability Council
(NERC). The reliability councils are voluntary organizations that establish guidelines for all member utilities and suppliers. Two of the principle guidelines established by each council concern:

 .    Minimum operating reserves. Operating reserves represent generating units that are maintained in a spinning or fast-start condition so that they can rapidly respond to an outage at another unit or some other emergency condition.

 .    Maximum area control error. Area control error is a measure of the difference between actual and scheduled power flows. It is controlled to maintain the standard operating frequency of the alternating current power supply system and to prevent damage to generators and other equipment connected to the grid.

The ten regional reliability councils are part of larger interconnected and synchronized electric power systems. There are three synchronized electricity networks in the United States:

 .    The Eastern Interconnection [ECAR, MAAC, MAIN, MAPP, NPCC (excluding
     Quebec), SERC, SPP, and FRCC]

 .    The Western Interconnection (WSCC)

 .    Electric Reliability Council of Texas (ERCOT).

These systems are interconnected through limited DC ties, but their AC systems operate independently of one another.

                          PJM Market Structure . 2-4
--------------------------------------------------------------------------------

         Power Pools

While the regional reliability councils provide standards and guidelines, they do not provide actual electricity dispatch, scheduling or other transmission system operation services. In order to capture the economies of scale associated with load and resource pooling as well as joint-dispatch and transmission operations, utilities in a number of regions voluntarily established power pools, the first of which, the PJM Power Pool, was established in 1927. Power pools attempt to capture the benefits associated with being part of a larger generation and transmission system, including improved reliability through coordinated maintenance planning and shared operating reserves, as well as the blending of load profiles and generating resources. Pools vary widely throughout the United States in terms of the degree to which they provide coordination and services.

While pooling arrangements were beneficial for reliability, it is possible that they are not suitable for supporting and developing truly competitive electricity markets. Due to their limited membership and strict membership criteria, external marketers, power producers, and eventually regulatory bodies viewed power pools as barriers to competition. Through Order 888, FERC is actively encouraging the formation of ISOs that replace the power pool organization in scheduling, dispatching and operating the regional transmission system. The purpose of the ISO is to provide independent grid management through a process in which all system users are treated equally. Many of the utilities in the most tightly coordinated power pools in the United States were among the first to file ISO applications with the FERC, but the ISO trend is now progressing through the industry as an increasing number of states enact legislation implementing retail access.

         Independent System Operators

The creation of an ISO entails the transfer of management and operational control of the transmission system to an independent administrator that has no financial interest in the operation of the generating facilities using that network. As interstate transmission organizations, new ISOs will fall under the regulatory jurisdiction of FERC and must seek FERC approval for their operations. The FERC regulations provide a strong motivation for establishing ISOs, since a retail provider affiliated with an investor-owned utility which has not satisfied the FERC-ISO criteria cannot compete for customers outside its franchised service territory unless it maintains rates based on cost of service.

In connection with the approval process, FERC has created a list of criteria to which ISOs must adhere. Two of the fundamental criteria of the proposed ISO framework are the need to establish an independent governance structure for each ISO and the application of a postage-stamp tariff for an entire ISO region which would eliminate the payment of a transmission fee to each control area that is involved in a transaction ("pancaking"). Independent governance of each ISO is critical to the ability of such ISO to execute transactions in an unbiased manner, applying the same service standards and prices to both incumbent utilities and new market entrants. The application of a system-wide tariff is also critical for competition. It establishes a level playing

                          PJM Market Structure . 2-5
--------------------------------------------------------------------------------

field in terms of transportation costs for all generators within an ISO's territory, and it reduces the "pancaking" effect of wheeling power through such ISO's territory.

The role of the ISO in a functioning spot market is critical to the efficient operation of competitive markets. The spot market may be operated by either the ISO or by a separate Market Operator (or Power Exchange). The spot market is designed to provide a balancing function in which excess generation capacity is matched to demand not already covered under existing bilateral contracts. This balancing market allows wholesale suppliers and customers to hedge their existing bilateral contracts with purchases from the spot market, while also providing the ISO with a source for regulating capacity and emergency supply through various market mechanisms. The specific characteristics of the regional ISO and power markets will have a direct financial and operational impact on the affected generating assets.

Several ISOs are already operating or under review by FERC, while several others are in the development stage. However, only a few of these ISOs currently incorporate a spot market function. There are currently five functioning ISOs in the United States:

 .    California ISO (CA-ISO),
 .    PJM-ISO
 .    New England ISO (NE-ISO),
 .    ERCOT-ISO/1/
 .    New York ISO (which officially assumed control of the New York Power Pool grid on November 18, 1999)

The Midwest ISO (MISO) was also conditionally approved by FERC in September 1998 and is expected to begin operations by the end of 2001. The Alliance RTO filed for FERC approval as an ISO in June 1999. In addition, the Entergy Corporation has proposed the creation of a for-profit transmission subsidiary (Transco), to operate and manage its transmission assets in a manner similar to an ISO.

While each of the individual power pools are developing individually and have different products, the final resulting economies will likely be similar. Thus, PA approaches all regions with the same fundamental analysis (see Chapter 3). The following section describes the structure of the PJM.

2.3  PJM (MAAC Region)

The PJM Power Pool was the first centrally dispatched power pool in the United States and is currently the largest, handling about 8% of the electricity in the United States with a combined capacity of over 56,000 MW. In addition, it is one of the largest power pools in the world.

________________

1. ERCOT is not under FERC jurisdiction; the Texas Public Utility Commission approved the ISO proposal.

                          PJM Market Structure . 2-6
--------------------------------------------------------------------------------

PJM covers all or part of the states of Pennsylvania, New Jersey, Maryland, Delaware, Virginia, and the District of Columbia.

FERC Order 888 required public utilities that are members of tight power pools such as the PJM Power Pool to file an open access transmission tariff and to open membership in the pool on a non-discriminatory basis. In response to FERC Order 888, the members of the PJM Power Pool developed a restructuring proposal and a pool-wide open-access tariff. This restructuring proposal created an ISO to operate the regional bulk power system, maintain system reliability, administer specified electricity markets, and facilitate open access to the regional transmission system under the PJM tariff. The PJM electricity market uses market pricing for various generation services, thereby facilitating the development of a competitive bid price wholesale electricity market.

PJM was certified as an ISO by FERC on November 25, 1997, and it began operations on April 1, 1998. PJM's stated objectives are to ensure reliability of the bulk power transmission system and to facilitate an open, competitive wholesale electricity market. To achieve these objectives, PJM manages the PJM Open Access Transmission Tariff (the first power pool open access tariff approved by FERC), which provides comparative pricing and access to the transmission system. PJM also operates the PJM Interchange Energy Market, which is the region's spot market (power exchange, or PX) for wholesale electricity. PJM also provides ancillary services for its transmission customers and performs transmission planning for the region.

The PJM Bid-Based Energy Market was initiated on April 1, 1997, and Locational Marginal Pricing (LMP) took effect on April 1, 1998. The PJM Capacity Credit Market was launched on October 15, 1998. In 1999, PJM introduced market-based prices for energy and certain ancillary services and in July of 1999 established a market for Fixed Transmission Rights (FTRs).

2.3.1  Market Structure in PJM

The PJM wholesale market structure includes the following markets for the services of generators:

 .      Energy Market
           Day-Ahead Market
           Balancing Market (Real Time)
 .      Energy Imbalance and Operating Reserves Market
 .      Regulation Market
 .      Capacity Credit Market
 .      Fixed Transmission Rights and the FTR auction.

                          PJM Market Structure . 2-7
--------------------------------------------------------------------------------

Until just recently, payments for providing regulation were grounded in cost-based formulas. PJM has now implemented new market-based pricing for the Regulation ancillary service. Payments for providing operating reserves are included in daily energy market reconciliation.

Load Serving Entities (LSEs) have the obligation to provide or acquire installed capacity, regulation, and operating reserves. In addition to PJM market purchases, bilateral transactions are also allowed. While bilateral transactions are not subject to the market-clearing prices, they are subject to the same charges for transmission congestion included in the market-clearing prices.

Generators are compensated for providing energy and ancillary services through the PJM Power Exchange as follows:

 .    Locational Marginal Prices (LMPs) are determined based on the applicable energy bids.

 .    Regulation prices that generators receive are based on their Unit
     Regulation Offer and estimated opportunity cost for being available for regulation.

 .    Energy imbalance and operating reserves are compensated according to bids submitted to the PX.

 .    Other ancillary services are compensated based on cost.

 .    Any shortfall payments continue to be determined based on the difference between total revenue and total revenue requirement (as reflected in the three-part bid).

     Energy Market

On June 1, 2000, PJM implemented a new system for its interchange Energy Market. PJM's Energy Market has been converted from a Real-time transaction market into a dual settlement operation. The new market is split into essentially two pieces: The Day-Ahead Market and the Balancing (Real-time) market.

The Day-Ahead Market. The advantage of this new system is that it allows participants to achieve greater price certainty by being able to buy and sell energy and capacity at binding day-ahead (future) prices. It also allows for the scheduling of congestion charges a day in advance. Bilateral agreements will also be able to schedule congestion charges in the day-Ahead Market. The congestion charges can be calculated by taking the difference in LMP between the load bus and generation bus.

LSEs submit hourly demand schedules for the next day. All bids and offers must be made by noon the day before the day of operations. By 16:00, all prices are posted and the real-time market bidding is then opened. At 18:00, the real-time and Regulations markets are closed.

                          PJM Market Structure . 2-8
--------------------------------------------------------------------------------

Generators must submit their schedules if they are capacity resources, unless they are self-scheduled or have planned outages. All other generators can bid into the market as they wish. The PJM ISO will calculate, based on bids, offers and market conditions, the LMPs for each hour of the day.

A bid to supply generation consists of an incremental energy bid curve composed of three parts: start-up costs, no load costs, and operating costs. For each generation level, the bid curve represents the minimum price a bidder is willing to accept to be dispatched at the generation level. The bid curve is specified by up to 10 price-quantity pairs.

The Balancing Market (real-time). After all bids and offers are settled and the marginal prices have been calculated, generators that were not used can bid into this market at new prices. Prices are again determined by market conditions. Essentially because the actual demand that will occur in real time is not known the previous day, scheduled generation will often differ from actual generation dispatch and so the balancing market corrects for the differences.

LSEs will pay balancing prices for any unscheduled demand and receive revenue for demand less than the scheduled quantity from the Day-Ahead Market. Generators will be paid for generation above their scheduled obligations at balancing prices and must pay for any generation not used. Transmission customers pay for congestion charges for any quantity deviations.

Transmission customers may submit external bilateral transaction schedules and may indicate willingness to pay congestion charges into either the Day-Ahead Market or Balancing Market. In the Day-Ahead Market, a transaction shall indicate willingness to pay congestion charges by submitting the transaction as an `up to' congestion bid.

In the past, bids into the market were capped at cost. Thus, generators bidding into the market were forced to cap their energy bid at the marginal operating cost of producing energy, which would generally consist of fuel costs plus variable operation and maintenance costs. The start-up cost bid was capped at the costs, mostly fuel costs, incurred to bring a generator online. The no load cost bid, also mostly fuel costs, was capped at the costs incurred to maintain a generator at minimum load after it had been started and synchronized with the system. Any shortfall between the revenue requirement of the generator and the revenue received through the market was compensated through a make whole payment.

On April 1, 1999, the spot market replaced its cost-based pricing system with a market-based pricing approach, and in June of 2000, the spot market was switched to the Two-Settlement Market. Generators continue to provide three-part bids, but these bids are not necessarily capped at cost. While bids are no longer capped at cost, they are subject to a $1,000/MWh ceiling cap. The PJM PX bidding rules allow generators to submit different energy bids for each hour, and generators can submit a new set of bids daily. However, a generator's start-up and no-load bids, once submitted, remain in effect for six months at a time.

                          PJM Market Structure . 2-9
--------------------------------------------------------------------------------

PJM also uses the energy bids to determine in real time the LMPs for each point of energy injection/withdrawal on the system for each hour. LMPs reflect the costs associated with the out-of-order dispatch due to transmission congestion. Congestion occurs when the transmission system becomes constrained, and some generating capacity is dispatched while other generating capacity with lower bids is not dispatched. The result is that the market-clearing prices may differ from location to location. LMPs are quoted in dollars per megawatt-hour ($/MWh) and are based on bids for generation, actual loads, scheduled bilateral transactions, and transmission congestion.

         Energy Imbalance and Operating Reserves Market

In addition to energy, generators can bid to supply certain ancillary services. These services include energy imbalance and operating reserves. The Energy Imbalance Market supplies energy to compensate for any mismatch between scheduled delivery and actual loads that have occurred over an hour. The Operating Reserves Market provides capacity scheduled to be available for specified periods of an operating day to ensure reliable system operation. PJM defines three categories of operating reserves: spinning reserves, primary (or ten-minute) reserves, and thirty-minute reserves. Spinning reserves are provided from the unloaded capacity of generating units, which are currently on-line and synchronized with the grid. PJM currently requires approximately 1,100 MW of spinning reserves, an amount that provides for the sudden contingency loss of the largest generating unit operating on the system. Primary and thirty-minute reserves are provided by units on-line and synchronized, but these reserves may also be provided by quick start units. The PJM requirement for primary reserves is approximately 1,700 MW (including 1,100 MW of spinning reserve), and the requirement for thirty-minute reserves is approximated based on an amount equal to 10% of the forecast daily peak load.

         Regulation Market

PJM has just created a market for providing regulation of the system. For these units made available to meet performance standards and the short-term load fluctuations in the PJM control area they are now able to realize benefits above just their opportunity costs for being a regulating generator. To be eligible for regulation, generators must be within the PJM control area. Information about your regulating status, capability, limits, and price (capped at $100/MWh) applicable for the entire 24 hour period for which it is submitted, must be made by 6:00 p.m. through the Two-Settlement Market User Interface (MUI). The offer of the last unit needed to fulfill the MW regulation requirement (the marginal unit) will set the market price for that hour.

The PJM Regulation Requirement is 1.1% of the day-ahead peak load forecast for the op-peak period and the valley load forecast for the off-peak period. LSEs may fulfill their regulation obligations by self-scheduling their own resources, entering into contractual arrangements with other market participants, or purchasing regulation from the regulation market just described. Regulation obligation for each LSE is determined by its load ratio share.

                          PJM Market Structure . 2-10
--------------------------------------------------------------------------------

         Capacity Credit Market

To ensure that sufficient capacity is available in the market to meet reliability standards, PJM requires LSEs to own or contract with the owner of generation capacity to cover their peak demand and reserve margins.

There are two capacity obligations. An LSE's installed capacity obligation is determined two years in advance by PJM based on forecast conditions. This obligation remains in place and is known as the "planned-for" obligation. The "planned-for" obligation is then adjusted for actual conditions. This adjusted obligation is known as the "accounted-for" obligation.

The amount of capacity each generator can supply is determined by a twelve-month rolling average of availability, calculated two months in advance of the period for which the capacity is supplied. Availability statistics are kept by PJM. These statistics are averaged over the past twelve months and applied to the "planned-for" obligation two months hence.

External resources may be designated as resources to meet the capacity requirement. These resources, however, must: (1) be rated on the extent to which they improve the ability of the PJM pool to obtain emergency assistance from other control areas and (2) be made available to PJM for scheduling and dispatch. Should the resource not be made available to PJM, it adversely affects the resource's availability rating.

If an LSE fails to meet its capacity requirement, a penalty will be assessed.

The PJM Capacity Credit Market allows Market Participants to buy and sell Capacity Credits through a process that establishes a market-clearing price. Capacity acquired in the Capacity Credit Market satisfies the "accounted-for" obligation. The PJM Capacity Credit Market consists of both the Daily and Monthly Markets. Each installed capacity market has a single market-clearing price for each day the market is in operation.

         Daily Market Operation. The Daily Market is a Day-Ahead Market, i.e., the bids are for the following day. Currently, a mandatory aspect to the Day-Ahead Market is in effect. If a participant does not submit adequate "bids to buy" or "offers to sell" to cover its projected deficient or excess, PJM will submit a corresponding "bid" or "offer" to cover the projected position. Mandatory Buy Bids will be submitted at a price equal to the prevailing Capacity Deficiency Rate.

Buy Bids or Sell Offers are accepted between 7:00 a.m. and 10:00 a.m. on the day the market is run. PJM strives to clear the market and post market results by 12:00 p.m. on the day the market is run.

The Daily Market is conducted based on the position of a participant for the market day estimated at 10:05 a.m. on the day the market is run. If a participant has a deficient position, PJM will only accept buy bids up to the deficiency amount. If a participant has an excess

                          PJM Market Structure . 2-11
--------------------------------------------------------------------------------

position, PJM will only accept sell offers up to the excess amount. Buy Bids or Sell Offers are accepted into the Daily Market in order of time submitted.

         Monthly Market Operation. In addition to the Daily Market, the Capacity Credit Market currently operates both Monthly and Multi-Monthly Markets. These Monthly Markets are voluntary, and participants may submit Buy Bids and Sell Offers in the same market.

Similar to the Daily Market, Buy Bids and Sell Offers are accepted between 7:00 a.m. and 10:00 a.m. on the day that the market accepts bids. PJM strives to clear the market and post market results by 12:00 p.m. on the same day. On three scheduled days each month, Monthly Market bids are accepted for the three respective succeeding months. There are currently two Multi-Monthly Markets, a seven-month and a twelve-month. Multi-Monthly Market bids are accepted on a scheduled day approximately four months prior to the beginning of the multi-monthly period.

         Fixed Transmission Rights

Fixed Transmission Rights (FTRs) are available to all PJM Firm Transmission Service customers (Network Integration Service or Firm Point-to-Point Service), since these customers pay the embedded cost of the PJM Transmission System. The purpose of FTRs is to protect Firm Transmission Service customers from increased cost due to transmission congestion when their energy deliveries are consistent with their firm reservations. Essentially, FTRs are financial instruments that entitle Firm Transmission customers to rebates of congestion charges paid by the Firm Transmission Service customers. FTRs do not represent a right for physical delivery of power. The holder of the FTR is not required to deliver energy in order to receive a congestion credit. If a constraint exists on the transmission system, the holders of FTRs receive a credit based on the FTR MW reservation and the LMP difference between point of delivery and point of receipt. This credit is paid to the holder regardless of who delivered energy or the amount delivered across the path designated in the FTR.

In July of 1999, the first financially binding FTR auction was held in PJM. Participants are now able to view all prices and constraints on the internet at the eFTR. Prices are set on the first of every month and their values are determined based on day-ahead Locational Marginal Prices between generation and load busses. Each monthly period has an auction for both the trading of FTRs for on-peak and off-peak periods in the week. On-peak times are from 7:00 a.m. to 11:00 p.m., Monday through Friday, and off-peak times include all other hours and weekends.

--------------------------------------------------------------------------------

                                   Chapter 3
                     Approach to Market Price Forecasting


3.1    Introduction

This chapter discusses PA's approach to forecasting market prices for the services of generating units. The first section discusses the issues faced while forming these forecasts, namely the distinction between capacity and energy markets and the evolution of market structures. The second section describes the relationship between energy markets and compensation for capacity and the implications for forecasting market prices. The third section summarizes the methodology used for estimating market prices for electricity in this analysis.

3.2    Issues in Forecasting Market Prices

This section discusses several issues that form the basis for PA's approach to market price forecasting. The first of these issues is the concept of economic equilibrium and how it suggests that the market will react to returns on equity (or lack thereof). The second has to do with the components of revenue that are present in our forecasts. Each of these topics is addressed below.

3.2.1  Economic Equilibrium and Market Price Forecasting

A fundamental tenet of PA's market price forecasting approach is that markets are attempting to adjust to economic equilibrium conditions. By economic equilibrium, we mean that the market will attempt to exploit or capture excess margins through entry (e.g., when the return on equity is above market), and will attempt to increase margins where they are below market through exit. In other words, excess returns should not persist because someone will enter to capture a portion of the above market return.

While the concept of economic equilibrium is sound in principle, actual markets may not follow economic equilibrium exactly. Many industries have shown cycling returns, where high returns are followed by excess entry resulting in low returns which are followed by a disincentive to invest which results in high returns. While such cycling and overshooting is often a characteristic of commodity markets, these markets are, in general, attempting to adjust to a level commensurate with economic equilibrium -- that is, they cycle around the price level suggested by economic equilibrium.

To explore the implication of such "disequilibrium" conditions, we generally construct an overbuild scenario where excess entry is presumed to occur. Excess entry is presumed to occur early in the study period, as the impacts on generation assets are likely to be most severe in this

                  Approach to Market Price Forecasting . 3-2
--------------------------------------------------------------------------------

timeframe. Subsequent to this period of capacity abundance, we then examine how the market might return to economic equilibrium.

3.2.2   Capacity and Energy Markets

One must consider the institutions that define the electric market in order to make market price forecasting relevant. Some electric markets, such as those in the Northeastern United States (New York, PJM, New England) and England and Wales, provide separate compensation for energy and capacity. Generators have the opportunity to recover their variable costs and going-forward costs/1/ from the energy market and in the capacity market. This market structure encourages generating capacity and provides for fair market compensation.

Other electric markets, such as Australia, New Zealand and many regions of the United States, are energy only markets where the market does not separately pay generators for their installed capacity./2/ In theory, an energy only market leads to economically efficient capacity levels in the long run. As long as prices rise sufficiently to allow the generators in the market to recover their variable costs and going-forward costs, the average energy price should cover the costs of new capacity, even if there is no separate capacity payment delivered from either a traded capacity market or administered by the market operator.

While the type of market in place in a given region will determine the composition of the revenue streams and will affect the mix and timing of new generating units, the financial return on new assets is likely to be similar in both types of markets as generators seek to cover their total going-forward costs.

The structure of U.S. electricity markets is evolving and new forms of market organization have been adopted in areas such as California and the Northeast and are proposed for the Midwest and ERCOT. These structures will continue to evolve as electricity markets develop and move through the transition period from regulated monopolies to fully functioning competitive markets. Indeed, competitive market structures may continue to change even after a market is considered mature, as is occurring in England and Wales.

__________________

1. Going-forward costs are those costs that a generator cannot avoid if they remain in the market, such as fixed operation and maintenance (O&M), property taxes, employee benefits, and incremental capital expenditures. These costs do not include a return on capital or debt service, as these costs are deferrable on capital that is already committed to the marketplace (e.g., sunk).

2. Forms of energy-only pricing systems also may include payments for spinning and operating reserves. However, payments for ancillary services are differentiated from capacity reserve payments for purposes of this discussion.

                  Approach to Market Price Forecasting . 3-3
--------------------------------------------------------------------------------

Although no region in the United States has a fully mature market today, there is an emerging worldwide consensus on what a competitively restructured electricity industry should look like. Principle facets of the market should include:

 .        formation of an entity to operate transmission and coordinate schedules that is independent of any generation owner or market participant, either through an ISO, RTO, or a TRANSCO

 .        some form of "congestion or locational pricing" (either zonal or nodal)
         to deal with transmission congestion in a market-based fashion

 .        formation of a power exchange with, at a minimum, an hourly spot market.

In addition, a competitive market should allow for effective competition among generators, with minimal abuse of market power./3/

         Relationship between Energy Markets and Compensation for Capacity

The United States is currently experimenting with both markets that have fixed reserve margin requirements coupled with capacity markets and those that implicitly price capacity through high on-peak energy prices. It is not clear which model will eventually become more widespread. Nevertheless, in both types of markets, new generating capacity will be developed based on the revenue streams determined through competition.

In electric markets, such as PJM, New York, or New England, where load-serving entities are required (by administrative rule) to own or contract to for a minimum generating capacity reserve level, the capacity obligation creates a market between those that are short on their capacity obligation and those that have surplus capacity. In a competitive market, potential suppliers compete to provide this capacity. Markets have been developed to support trading of this capacity, typically in the form of daily, monthly or annually traded capacity, for which generators are compensated for being available to produce if and when required. In such markets, generators attempt to cover their total going-forward costs through a combination of revenue from energy, capacity, and ancillary service markets as well as through sale of options and forwards on a bilateral basis.

In market structures without an explicit capacity market (such as California), generators must place greater weight on recovering their going-forward costs from the energy market. Were capacity to trade in a market with a capacity obligation for significant amounts of revenue, one
___________________

3. Ideally, the wholesale market would be competitive with no presence of market power. However, electricity is not quite a pure commodity, as it must be produced in real time with no inventory. This leads to the circumstance that location matters in electricity as it does in real estate. Such a spatial market cannot avoid the periodic presence of market power, but such occurrences should be, ideally, minimal.

                  Approach to Market Price Forecasting . 3-4
--------------------------------------------------------------------------------

would expect that a market without a capacity market would have more volatile prices than one that has a capacity market.

         How Are Generators Compensated for Capacity in an Energy-Only Market?

As mentioned above, one would expect that price volatility would be higher in a market that does not provide a meaningful stream of revenue as a capacity payment. This is because the marginal plants (e.g., the last few generators needed to support reliability) would need to increase their bids above their costs in order to earn a sufficient margin when they are called upon to generate to cover their going-forward costs. In low load hours, however, there is an abundance of capacity present in the marketplace, and prices are more likely to be driven to marginal cost.

Volatility in the spot market affects pricing in the forward market and for options. Because of the volatility in spot prices, marginal generators, who might not be expected to run but for a few hours, may be able to sell call options for power with high strike prices. These options may, or may not, actually be "in the money," but market participants may be willing to buy these call options as a hedge against the possibility of even higher market prices.

These contracting mechanisms, fostered from volatile spot prices, provide the means for some of the marginal plants to recover their going forward costs. They also provide the mechanism for the market to secure an economic level of reserves to meet peak demand. In addition to option contracts and energy prices being set above the marginal cost of the price setting plant, generators can also be compensated for capacity through ancillary services.

         Price Volatility and Capacity Markets

Even in markets with capacity obligations and a traded capacity market, energy prices have been quite volatile. This price volatility stems from an intrinsic characteristic of electricity: because there is no inventory, electricity must be produced in real time. This means that errors in forecasting demand or plant commitment, failures in equipment, and market perceptions amplify price movements. This has led to electricity having the most volatile spot prices of any commodity traded.

                  Approach to Market Price Forecasting . 3-5
--------------------------------------------------------------------------------

3.2.3    Forecasting Generation Service Prices

Irrespective of where the debate on the future and viability of capacity markets lies, PA produces forecasts of generation service prices by examining two components of value in our fundamental analysis:

 .        Energy based on a production-cost model with prices reflecting marginal cost in each hour.

 .        Compensation for capacity, which represents the additional margin necessary to keep an economic amount of capacity in the market. This compensation for capacity is not the same as a capacity price in a traded capacity market.

Compensation for capacity may take many forms. Payments could be in the form of a capacity price arising from a capacity market, a regulated payment fee, bilateral option contracts, payments by the ISO for ancillary services, or in the form of energy prices above the marginal cost of the price-setting plant. Regardless of the form, the sum of the compensation for capacity and the market price for energy will ultimately reflect what customers are willing to pay for both energy services and reliability. It is PA's belief that the majority of the compensation for capacity actually arises through energy prices that are higher than marginal cost (and hence our energy price forecast) for some substantial portion of hours.

Actual market price results support this belief. Figure 3-1 presents a graph of market prices in the PJM market in February 2000. This month was selected since it is one of the lowest load months in PJM, and prices should not be reflecting much in the way of a "scarcity premium" associated with insufficient generation to cover demand.

What is abundantly clear is that generators do not simply bid their marginal cost of generation under all circumstances -- were it the case that such bidding strategies were employed, one would expect that the price results in Figure 3-1 would be closely clustered around the line representative of marginal cost. Rather, there is considerable dispersion in the data, particularly in the higher load hours where marginal generation has a greater ability to support a price above marginal cost.

The terms "compensation for capacity" and "energy price" as used in this report reflect the prices needed by the marginal units to recover their variable and going-forward costs. These prices together form the all-in price received by generators to meet all of their going-forward costs. Compensation for capacity and energy prices are inversely related; as one rises the other falls, so that the all-in price remains somewhat in balance.

                  Approach to Market Price Forecasting . 3-6
--------------------------------------------------------------------------------

                                  Figure 3-1
                   Price vs. Load - PJM West, February 2000

                                    [GRAPH]


3.3      Approach to Market Price Forecasting

Projecting electric market prices (and generation product sales) requires PA to consider not only price formation in the market, but also the issues of market entry and exit. Figure 3-2 provides a graphical view of PA's process for producing electric market price forecasts. The process begins with a definition of the characteristics of the market, including the electric generating units currently in operation, their production efficiencies (including heat rate curves), a projection of plant additions (based, in part, on announcements and, in part, on an equilibrium evaluation of market price signals and new investments), consumer demand and load, and generation fuel prices.

Thus, this process develops prices based on a dynamic examination of market entry and exit (including retirement) decisions made by the supply-side players in the market. The following sections will briefly discuss PA's approach to each of these steps.

                  Approach to Market Price Forecasting . 3-7
--------------------------------------------------------------------------------


                                  Figure 3-2
      Approach to Developing Compensation for Capacity and Energy Prices


                              Compensation
                                  for
                                Capacity

          Market                                        Capacity
     Characteristics                                  Compensation
                                                      and Energy
                                                        Price

                    Energy              Entry,
                    Price,              Exit
                   Dispatch


3.3.1    Market Characteristics

The first step is to understand the nature and parameters of the market and the generation assets that participate in that market. PA uses a variety of data sources to characterize the market. These include:

 .        Published data. This data identifies the generating units, consumer demand and load, and production capacities of existing plants.

 .        Fuel price forecasts.

 .        Planned additions. PHB identifies new additions that are assumed to be online prior to 2003 based on a detailed review of the announced plans of developers (tracked in the PA IPP Database) and utilities (contained in planning council reports). Capacity additions after 2002 are tested in the entry and exit logic.

 .        Retirements of nuclear plants. PA reviews the experience of nuclear power plant operators (tracked in the PA Operating Plant Experience Code Database) to identify the plants most likely to be retired before the end of their operating licenses (and to estimate potential retirement dates).

                  Approach to Market Price Forecasting . 3-8
--------------------------------------------------------------------------------

3.3.2    Predicting Energy Prices and Dispatch

PA uses a detailed chronological production-cost model to simulate energy price formation in the market area of interest based on short-run marginal costs.

From the energy price analysis, PA determines the net energy margins (price minus variable cost) for each generating unit in the market. These margins, along with estimates of "going-forward costs," are used in the Capacity Compensation Simulation Model to predict the additional margins related to the provision of capacity.

3.3.3    Predicting Prices Related to Capacity:
         The Capacity Compensation Simulation Model

Compensation for capacity is a mechanism for supporting an appropriate amount of generating capability in the system. There are two reasons for including a measure of the compensation for capacity or shortage payment in the projection of market prices. First, if generators bid their short-run marginal costs into an energy market, only inframarginal plants (those not on the margin) earn a contribution toward their going-forward costs. Plants at the top of the supply curve receive little, if any, contributions toward their going-forward costs. In addition, some of the baseload and cycling plants that are not at the top of the supply curve but have high going-forward costs may not earn a sufficient operating margin from the energy market alone to cover all of those costs.

PA predicts a value for compensation of capacity using PA's proprietary Capacity Compensation Simulation Model. This model presumes that the market will retain a sufficient amount of capacity to meet economic reliability targets. In other words, PA simulates a capacity market consisting of a supply curve and a demand curve for reliability (or capacity) services. PA assumes a competitive market, and that the market-clearing compensation for capacity is determined by the intersection of the supply and demand curves. PA constructs supply and demand curves for each year in the simulation time horizon.

The supply curve is developed based on all of the generators in the market. For each generating unit, the net of going-forward costs and energy market margins, expressed on a per-kilowatt basis, are calculated. These net costs represent the minimum amount a generating unit needs to go forward. Ranking these net costs in ascending order produces a supply curve for capacity.

Next, the demand curve is estimated. The demand curve is estimated by representing the capacity associated with a target reliability level. The demand curve is a vertical line derived using a target reserve margin or target level of installed capacity.

Finally, the intersection of the demand curve and the supply curve represents the capacity contribution that the market would support in that year. The capacity contribution forecast is the capacity payment derived for each year of the study period. A sample supply and demand curve for a hypothetical year is shown in Figure 3-3.

                  Approach to Market Price Forecasting . 3-9
--------------------------------------------------------------------------------

                                  Figure 3-3
                        Example Supply and Demand Curve

                                    [GRAPH]

3.34     Market Entry and Exit

It is necessary to assess the feasibility and timing of new capacity additions as well as the exit of uneconomic existing capacity. PA's proprietary modeling approach serves two purposes:

 .        First, it identifies generating units that are not able to recover their going-forward costs in the energy and capacity market and are, therefore, at risk of abandoning the market.

 .        Second, it provides a rational method for ascertaining the amount, timing, and type of capacity additions.

Capacity additions through 2002 are based on known, planned additions. Thereafter, PA's approach uses a financial model to assess the decision to add new capacity and to retire existing capacity. The approach to plant additions is based on a set of generic plant characteristics, financing assumptions, and economic parameters. This "add/retire" analysis is an iterative process performed simultaneously with the development of the energy price forecast and the projected compensation for capacity.

The methodology assesses the feasibility of annual capacity additions based on a Discounted Cash Flow (DCF) model using net energy revenues determined in the production-cost

                  Approach to Market Price Forecasting . 3-10
--------------------------------------------------------------------------------

simulations and compensation for capacity determined from the Capacity Compensation Simulation approach. For each increment of new capacity, a "Go" or "No Go" decision is made based on whether the entrant would experience sufficient returns (developed in the DCF model) to merit entry. In addition, economic retirement decisions are made at each step in the iterative process based on the specific financial and operating characteristics of the existing plant.

The iterative process begins with the addition of new capacity when needed. A production-cost run is executed to determine energy prices, dispatch, and operating costs. The Capacity Compensation Simulation is then performed. Results for energy and capacity compensation are combined in the DCF model to determine whether the new unit is a "Go" or "No Go." If the new unit is a "Go," another new unit is added in that year and the process repeated. This occurs until the next new unit returns a "No Go." Should the analysis show "No Go," the unit is removed (e.g., not added).

Annual retirements are determined after new units are added for that year. A financial analysis of each unit is performed beginning in 2002, combining the results of the energy and capacity compensation. If the operating profit (loss) for an existing unit is negative for any five-year consecutive period, it is retired at the end of the third year of consecutive operating loss. Although the decision criterion is somewhat subjective, it is interpreted conservatively. Thus, if a unit loses money for two years, is profitable over the third year, and then loses money for two more years, the unit is maintained online.

If units are retired, the iterative process begins again with the addition of new capacity. In this way, the introduction of new units influences the retirement of existing units, and the retirement of existing units enables the introduction of new units. Since the addition of new units is "lumpy," the iteration generally stops with new generators earning a small increment above their cost of debt and equity. The addition of one more new unit then pushes many of the previous additions into losses. This process is repeated chronologically through the end of the analysis for each year continuing to show a deficiency after the most recent new unit addition. This approach reflects a game theoretic concept of market equilibrium.

3.3.5    Volatility Analysis

The standard method for valuing specific electric generating units uses discounted cash flows constructed from production-cost models. By simulating regional electricity operations, production-cost models weigh the fundamental drivers of market supply and demand, with detailed attention to supply. By aiming at cost, production-cost models can potentially miss the true target, price. Further, production-cost models may underestimate the volatility of electricity prices. This is illustrated by a comparison of historical prices from the spot market (Figure 3-4) with forecast prices from a production-cost model (Figure 3-5). Note that both the means and the variations of prices from the production-cost model are lower than the actual market for the same time period.

                   Approach to Market Price Forecasting . 3-11
--------------------------------------------------------------------------------

                                  Figure 3-4
                     PJM Hourly Energy Prices, Summer 1999

                                    [GRAPH]

                                  Figure 3-5
         PJM Hourly Energy Prices, Production-Cost Model, Summer 1999

                                    [GRAPH]

                  Approach to Market Price Forecasting . 3-12
--------------------------------------------------------------------------------

Electric generating units can respond to volatility in electricity prices by increasing output (and revenues) when market conditions are favorable and decreasing output (and costs) when market conditions are unfavorable. The consequence is that valuation methods based on production-cost modeling tend to underestimate the value of cycling (i.e., midmerit) and peaking electric generating units.

         A Simple One-Hour Example

To demonstrate why analyses based on conventional production-cost model simulations may underestimate the effects of price volatility, we present the following simplified example of a power system dispatch for a single hour.

In a competitive electricity market, a number of key variables determine the price of electricity, all of which involve varying degrees of uncertainty, including:

 .        electricity demand
 .        fuel prices
 .        generating unit forced outages
 .        transmission forced outages
 .        water availability (in systems with hydropower)
 .        sub-optimal dispatch decisions by the system operator
 .        bidding behavior (i.e., the generator submits a bid which departs from marginal cost).

However, analyses done with conventional production-cost models only represent generator forced outages as random variables. Among the other random variables, hourly demand has one of the largest impacts on price uncertainty and hour-to-hour volatility.

Conventional production-cost models typically represent hourly demand as a certain, known quantity, as illustrated in Figure 3-6a. A more realistic representation is that demand is a random variable drawn from a continuous probability distribution. To make the calculations transparent in this example, PA will approximate the continuous distribution of demand with the discrete distribution shown in Figure 3-6b.

                  Approach to Market Price Forecasting . 3-13
--------------------------------------------------------------------------------

                                  Figure 3-6

              Two Different Approaches to Modeling Hourly Demand

                    Figure 3-6a                         Figure 3-6b

                                   [GRAPH]

         Production-Cost Model Simulation Results

Based on the representation of expected demand, shown in Figure 3-6a, and the target generator's cost curves, a conventional production-cost model will simulate the system hourly dispatch as shown in Figure 3-7.

In this example, the Hourly System Marginal Price is $20.50/MWh, at which price the target generating unit runs at full output because its marginal cost at that output is only $20.00/MWh. Thus, the unit is projected to earn an operating profit of $100 in that hour. Because the inputs to the model are expected values, the outputs, including the candidate unit's revenues, are assumed to also be expected values. This is not necessarily true, as is discussed below.

                  Approach to Market Price Forecasting . 3-14
--------------------------------------------------------------------------------

                                  Figure 3-7
      Dispatch Results Simulated by a Conventional Production-cost Model

      Production cost model assumes demand is certain

                                        --------
                                         Hourly    $20.50/MW
                                         System
                                        Marginal
                      ------------        Price         ----------
            ------       Hourly           (SMP)           Hourly    $100.00*
             Base        Commit,        --------          Target
             Case      Dispatch of                         Unit
            Input        Region        -----------        Margin
            ------    ------------       Hourly         ----------
                                       Target Unit
            Regional                   Generation  200 MW
            Demand:                        (G)
            30,000 MW                  -----------

                                   -------------------------------------
                                  *Assumes target unit production cost = $20/MWh


         Real World Results

Now, consider what actually happens in the real world when demand uncertainty manifests itself. Representing the possible states of the demand variable as shown in Figure 3-6b, and combining that with the target generating unit's cost characteristics, yields the results shown in Table 3-1. Because the operator has the flexibility to adjust the output of the plant to avoid losses and capture margins, the expected value of the margin is greater than the result captured in the production-cost model.

                  Approach to Market Price Forecasting . 3-15
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

                                                  Table 3-1
                                Possible Target Generating Unit Profit Levels
-------------------------------------------------------------------------------------------------------------
                                                                     Target Generating Unit
                                System Marginal      --------------------------------------------------------
                    Demand           Price           Sales    Average Cost      Profit Margin        Profit
   Likelihood        (MW)         ($ per MWh)        (MWh)     ($ per MWh)       ($ per MWh)          ($)
-------------------------------------------------------------------------------------------------------------
      10%           28,000           $19.50              0         $20.00            ($0.50)           $  0
-------------------------------------------------------------------------------------------------------------
      20%           29,000           $20.00            200         $20.00             $0.00            $  0
-------------------------------------------------------------------------------------------------------------
      40%           30,000           $20.50            200         $20.00             $0.50            $100
-------------------------------------------------------------------------------------------------------------
      20%           31,000           $21.00            200         $20.00             $1.00            $200
-------------------------------------------------------------------------------------------------------------
      10%           32,000           $21.50            200         $20.00             $1.50            $300
-------------------------------------------------------------------------------------------------------------
 Expected Value     30,000           $20.50                                                            $110
-------------------------------------------------------------------------------------------------------------
Production-cost
     Result         30,000           $20.50            200         $20.00             $0.50            $100
-------------------------------------------------------------------------------------------------------------

Examining Table 3-1 provides insights into the value of volatility. If load in the area is 28,000 MW, the resulting market-clearing price is $19.50 per MWh. The margin for the plant at that load level is negative (the costs are greater than the revenue), so the plant operator would not operate the plant if that were the result. At 29,000 MW of load, the price is $20.00 per MWh. At this load level, the price is established by the bid submitted by this plant, and the plant is dispatched to its full load. However, it makes no money -- its revenues are exactly equal to its costs. But at higher load levels, the generation unit makes money, and will be started and ramped to full load.

The conventional production-cost model presumes that the load is certain and, hence, the resulting prices are certain. Since prices are, in reality, uncertain, the production-cost model misses the flexibility the generation unit may have to respond to prices as they are revealed. This flexibility can provide tangible value that is in excess of the value calculated by the production-cost model. In this simple example, the value of the plant is 10% greater than that estimated by the production-cost model.

Note that this increase in value depends on two conditions. First, the plant must have the ability to respond to prices. The greater the flexibility, the greater the potential value the plant can extract by adjusting its operating strategy to take advantage of favorable prices while minimizing the losses from unfavorable prices. Second, the plant must be subject to price volatility that actually causes it to alter its operating strategy. A plant that is either so low cost or so high cost that it never would adjust its operating strategy has no option value or may have a negative option value (as compared to the fundamental model). It is only by adjusting its operating strategy that a plant will accrue value from price volatility. Hence, a plant that sets the price (is

                  Approach to Market Price Forecasting . 3-16
--------------------------------------------------------------------------------

"at the money") will have higher volatility value than a plant with similar flexibility, but which has lower or higher operating cost.

A key feature of electricity markets, currently and in the future, is volatility in prices. This volatility stems most directly from the fact that electricity has to be produced in real time with few storage opportunities. In fact, electricity is among the most volatile commodities traded in the world. To ignore price volatility is to ignore one of the most important aspects of the wholesale electricity markets.

Estimating the Volatility Component

PA has developed a proprietary market valuation process, MVP(SM), to estimate the value of electric generation units based upon the level of prices and their volatility. As shown in Figure 3-8, MVP is a two-step process. The first step is to characterize the volatility in prices, while the second step examines how the generation unit responds to those prices and derives value from operational decisions.

                                  Figure 3-8
                PA's Market Valuation Process (MVP(SM))

         -------------------       ----------------------
             Characterize                Examine How
          Electric and Fuel      +   Generator Responds        =    MVP
           Price Volatility           to Price outcomes            Value
         -------------------       ----------------------

         -------------------       ----------------------
             Assumptions                  Simulate
              and Market         +       Market with           =  -  DCF
           Characteristics                Production                Value
         -------------------            Cost Model                =======
                                    ---------------------         MVP Value
                                                                Incremental to
                                                                DCF Analysis

Note that MVP does not replace the use of a production-cost model. The production-cost model provides insights into the fundamental drivers (such as fuel prices, demand, entry, and exit) that a volatility analysis cannot address. MVP integrates the two approaches to create a better estimate of the value a generating unit by accounting for both volatility effects and changes in the fundamental drivers of electricity prices.

                  Approach to Market Price Forecasting . 3-17
--------------------------------------------------------------------------------

MVP uses a real option approach to value electric generating capacity, and thereby captures the value of price volatility. An electric generating unit can be viewed as a strip of European call options on the spread between electricity prices and the variable cost of production (which is largely fuel). Unlike most option analysis, however, a generation unit does not have perfect flexibility to adjust to the price-cost spread. A generation unit may have costs that must be incurred to start up as well as constraints on its operation that may limit its ability to capture margins when the spread is positive (price is greater than variable cost) or avoid losses when the spread is negative (variable cost is greater than price). Hence, the second step of MVP focuses on the ability of the generation unit to capture margins given its cost structure and constraints on operation.

The steps to the approach are as follows:

 .        The volatility in electric and fuel prices is first characterized. PA characterizes volatility by estimating a stochastic process that describes not only the uncertainty in price, but also likely sequences (evolution) of prices. Stochastic processes are estimated from historical data on wholesale spot electricity and fuel markets. Observed volatilities from forward-price data, or estimated volatilities from option price data, are used when available.

 .        Annual average price levels of the stochastic processes are indexed to fuel price assumptions and production-cost price projections for energy and capacity.

 .        The natural gas and electricity price processes are simulated for the time horizon of interest. The generating units of interest are dispatched against these fuel and electricity price processes. The result is a calculation of annual energy market net revenues.

Different generating units have different capabilities of responding to electricity and fuel price volatility. Thus, the same price patterns for electricity and fuel may yield different option values for different generating units, depending on the operating costs and characteristics of the generating units. Those generating units with the greatest flexibility to respond to different market prices and that often set energy prices will have the highest option values, while those plants that never set energy prices have little or no ability to respond and will have virtually no option value.

                                   Chapter 4
                                  Assumptions

4.1     Introduction

This chapter describes the key assumptions used in the development of the annual energy and capacity market price forecasts for the NPCC/MAAC markets. Based on the assumptions below, PA simulates the hourly market-clearing price of energy using MULTISYM,/1/ a production-costing framework that allows the characterization of multiple pricing areas within larger transmission regions. Each major generating unit within a transmission area is represented individually in the MULTISYM production-costing model using unit-specific cost and operating characteristics. The MULTISYM model is used to perform an hour-by-hour chronological simulation of the commitment and dispatch of generation resources. As discussed in Chapter 3, the output of this model is then used in PA's Capacity Compensation Simulation Model to develop the annual capacity contribution.

4.2     General Assumptions

The following general assumptions were utilized in this study:

 .       The hourly market clearing price of energy was developed using
        MULTISYM, a production cost model that allows the characterization of multiple transmission areas.

 .       The analysis has been prepared in 2000 real dollars. All results are in
        2000 real dollars unless specified otherwise.

4.3     Pricing Areas

Transmission areas for the NPCC and MAAC regions are defined in Appendix A.

4.4     Fuel Prices

All fuel types were analyzed on either a regional (natural gas and oil) or plant location (coal) basis in order to capture pricing variations among major delivery points. The forecast prices for each fuel include the cost of transportation to the power plant site.

________________________

1. MULTISYM is a product developed by Henwood Energy Services, Inc. (HESI).

                               Assumptions . 4-2
--------------------------------------------------------------------------------

4.4.1    Natural Gas

The primary inputs into the analysis were forecasts2 from The Energy Information Administration (EIA),3 The Gas Research Institute (GRI),4 The WEFA Group (WEFA) and Standard and Poor's (S&P). Table 4-1 outlines the Henry Hub projection from each of the four source forecasts as well as the consensus forecast of natural gas prices at the Henry Hub.

------------------------------------------------------------------------------

                                   Table 4-1
                   Henry Hub Projections (real 2000$/MMBtu)

------------------------------------------------------------------------------
               2000     2005      2010     2015      2020      Average Annual
                                                                 Growth Rate
------------------------------------------------------------------------------
 EIA           2.56     2.76      3.06     3.19      3.31           1.29%
------------------------------------------------------------------------------
 GRI           2.44     2.15      2.09     1.97      1.85          -1.37%
------------------------------------------------------------------------------
 S&P           2.61     2.24      2.36     2.57      2.75           0.26%
------------------------------------------------------------------------------
 WEFA          2.65     2.50      2.70     2.79      2.86           0.38%
------------------------------------------------------------------------------
 Consensus     2.56     2.41      2.55     2.63      2.69           0.25%
------------------------------------------------------------------------------

While the projections above represent industry standard market information on long-run equilibrium price, the natural gas market can exhibit extended periods where supply and demand are not in balance and prices can fluctuate significantly. The recent unprecedented price levels indicate that the market is currently in just such a period of transition. Figure 4-1 shows historical gas prices for the Henry Hub for 1999 and 2000. Gas prices have increased substantially in recent months.

As a result of the recent gas price increase, PA has modeled near-term prices based on recent actual spot prices and futures prices through December 2003, decreasing linearly to the long-term consensus view in 2005. Table 4-2 displays the near-term price projection.

__________________

2. EIA, Annual Energy Outlook 2000, December 1999; GRI 2000 Baseline Projection, November 1999; The WEFA Group, Natural Gas Outlook 2000, April 2000; S&P Platt's US Energy Outlook, Fall-Winter 1999-2000.

3. The EIA does not explicitly forecast a Henry Hub price. The EIA Henry Hub projection is an estimate based on the EIA lower-48 wellhead price forecast and the historic relationship between that wellhead price and the Henry Hub price.

4. The GRI forecast includes price projections only through 2015. The 2020 price is an estimate based on the 2015 price and the GRI price escalation pattern from 2010 through 2015.

                               Assumptions . 4-3
--------------------------------------------------------------------------------

                                  Figure 4-1
                        Henry Hub Gas Prices 1999-2000

                                    [GRAPH]

     --------------------------------------------------------------------------
                                   Table 4-2
                   Henry Hub Projections Using NYMEX Prices/1/
                              (real 2000 $/MMBtu)
     --------------------------------------------------------------------------
                    Year                         Henry Hub Projection/2/
     --------------------------------------------------------------------------
                    2001                                  4.81
     --------------------------------------------------------------------------
                    2002                                  4.19
     --------------------------------------------------------------------------
                    2003                                  3.84
     --------------------------------------------------------------------------
                    2004                                  3.13
     --------------------------------------------------------------------------
     1. Based on average daily closing prices from 9/13/00 to 12/12/00.

     2. Real 2000 $/MMBtu.
     --------------------------------------------------------------------------

                               Assumptions . 4-4
--------------------------------------------------------------------------------

Regional prices throughout the United States were projected based on this consensus Henry Hub forecast. For all regions modeled, the delivered price is the sum of the Henry Hub projection, the projected regional basis differential, and other natural gas supply costs including all taxes.

         Basis Differentials

The Henry Hub forecast is used as a basis for projecting regional market center prices. The Henry Hub forecast, plus the basis differential to a particular region, equals the commodity component of each region's natural gas forecast. Regional market prices for natural gas are based on this Henry Hub forecast and historic (1994-1999) and projected spot price differentials. Projected changes in the basis differentials are a result of increased integration of natural gas supply centers, changes in regional demand levels and increased deliverability in some areas resulting from new pipeline construction. Table 4-3 presents the NPCC/MAAC reference hub assignments used in the analysis.

-------------------------------------------------------------------------------------------------------------------

                                                             Table 4-3
                                        Reference Hub Assignments for Differential Analysis

-------------------------------------------------------------------------------------------------------------------
             Region                                   Reference Hub                             GRI Region
-------------------------------------------------------------------------------------------------------------------
 PJM East                           NY Citygate                                          Middle Atlantic
-------------------------------------------------------------------------------------------------------------------
 PJM West                           Pittsburgh Citygate/CNG North                        Middle Atlantic
-------------------------------------------------------------------------------------------------------------------
 PJM Central                        Average of PJM East and PJM West                     Middle Atlantic
-------------------------------------------------------------------------------------------------------------------
 New York-East/1/                   NY Citygate                                          Middle Atlantic
-------------------------------------------------------------------------------------------------------------------
 New York-West                      Pittsburgh Citygate/CNG North                        Middle Atlantic
-------------------------------------------------------------------------------------------------------------------
 NEPOOL/2/                          Boston Citygate                                      New England
-------------------------------------------------------------------------------------------------------------------

 1. Includes In-City and Long Island transmission areas.

 2. Comprised of Maine, Southeast, and West transmission areas.
--------------------------------------------------------------------------------

         Additional Natural Gas Supply Costs

In addition to the regional commodity cost, natural gas price inputs also include an additional liquidity premium of $0.05/MMBtu ($2000) designed to account for the fact that units are not necessarily located at a major trading hub. As a result, units are likely to pay some premium over prices available at major pipeline intersections. This premium is expected to remain constant over the forecast horizon in the Northeast.

As electric industry deregulation pressures generators to reduce costs, new gas-fired applications will be located so as to minimize fuel costs. As a result, new capacity will have an incentive to

                               Assumptions . 4-5
--------------------------------------------------------------------------------

locate on the interstate pipeline system in order to avoid both Local Distribution Company (LDC) charges and operating pressure concerns. Therefore, it is assumed that new plants will be sited to take advantage of direct connections to interstate pipeline systems. Existing units in the model are assumed to incur LDC charges of $0.10/MMBtu in 2000, declining to $0.05/MMBtu by 2020. In addition, New York City units pay an additional tax on all natural gas consumed.

Some baseload gas-fired plants, however, may incur fixed costs to ensure firm natural gas supplies. The EIA projects that as industry restructuring increasingly puts pressure on generators to reduce costs, generating stations will rely on interruptible deliveries and will ensure fuel supplies by using oil as a backup fuel./5/ The total delivered price of natural gas in each market region is presented in Table 4-4.

-------------------------------------------------------------------------------------------------------------------

                                                             Table 4-4
                                    NPCC/MAAC Delivered Natural Gas Price (real 2000 $/MMBtu)/1/
-------------------------------------------------------------------------------------------------------------------
      Pricing Area           2001/2/      2005         2010         2015         2020       Average Annual Growth
                                                                                                    Rate
-------------------------------------------------------------------------------------------------------------------
PJM East                     5.53         2.93         3.07         3.15         3.22              -0.05%
-------------------------------------------------------------------------------------------------------------------
PJM West                     5.39         2.82         2.96         3.05         3.11              -0.13%
-------------------------------------------------------------------------------------------------------------------
PJM Central                  5.55         2.92         3.07         3.15         3.22              -0.08%
-------------------------------------------------------------------------------------------------------------------
New York-East/3/             5.62         2.97         3.12         3.20         3.26              -0.05%
-------------------------------------------------------------------------------------------------------------------
New York-West                5.32         2.78         2.92         3.00         3.07              -0.11%
-------------------------------------------------------------------------------------------------------------------
New York-InCity              5.75         3.04         3.19         3.27         3.34              -0.04%
-------------------------------------------------------------------------------------------------------------------
NEPOOL/4/                    5.78         3.05         3.19         3.28         3.34              -0.14%
-------------------------------------------------------------------------------------------------------------------

1. The prices shown represent the prices for existing units. New units are assumed not to pay LDC charges of $0.05/MMBtu to $0.10/MMBtu.

2. The 2001 delivered price is based on average daily NYMEX closing prices from September 13, 2000 to December 12, 2000.

3. Includes the Long Island transmission area.

4. Comprised of Maine, Southeast, and West transmission areas.
--------------------------------------------------------------------------------

_____________________________

5. EIA, Challenges of Electric Power Industry Restructuring for Fuel Suppliers, September 1998, p. 65.

                               Assumptions . 4-6
--------------------------------------------------------------------------------

         Natural Gas Price Seasonality

Natural gas prices exhibit significant and predictable seasonal variation. Consumption increases in the winter as space heating demand increases and falls in the summer. Prices follow this pattern as well; the seasonal pattern is most striking in cold weather locations. Dispatch prices in the model reflect the seasonal effects based on five-year historic price patterns exhibited at the regional market centers.

4.4.2    Fuel Oil

The fuel oil forecast methodology is described below for No. 2 Fuel Oil and No. 6 Fuel Oil. Prices are developed based on a consensus of crude oil by major forecasters as presented in Table 4-5./6/ These widely used sources present a broad perspective on the potential changes in commodity fuel markets. Each forecast was equally weighted in an effort to arrive at an unbiased consensus projection of fuel prices.

-------------------------------------------------------------------------------------------------------------------
                                                             Table 4-5
                                            Crude Oil Price Projection (real 2000$/bbl)
-------------------------------------------------------------------------------------------------------------------
                                2000         2005        2010        2015         2020      Average Annual Growth
                                                                                                    Rate
-------------------------------------------------------------------------------------------------------------------
EIA                             21.92       21.19       21.72        22.27       22.80              0.20%
-------------------------------------------------------------------------------------------------------------------
GRI                             18.42       18.42       18.42        18.42       18.42              0.00%
-------------------------------------------------------------------------------------------------------------------
S&P                             21.14       16.50       17.32        19.31       20.72             -0.10%
-------------------------------------------------------------------------------------------------------------------
WEFA                            24.22       18.74       18.84        19.80       20.81             -0.76%
-------------------------------------------------------------------------------------------------------------------
Consensus                       21.42       18.71       19.07        19.95       20.68             -0.18%
-------------------------------------------------------------------------------------------------------------------

As is the case with natural gas, today's oil markets are in a period of transition as OPEC wrestles with its production targets. As a result, PA has modeled near-term prices to reflect recent actual oil prices and futures prices through December 2003, rather than the long-run equilibrium price. In this case, prices return to the long-run consensus in 2005. The near-term price projection is shown in Table 4-6.

_____________________

6. The source forecasts are as follows: 2000 Annual Energy Outlook, EIA; 2000 Baseline Projection, GRI; 2000 Natural Gas Outlook, WEFA; Standard & Poor's World Energy Service U.S. Outlook, Fall-Winter 1999-2000.

                               Assumptions . 4-7
--------------------------------------------------------------------------------

     ---------------------------------------------------------------------
                              Table 4-6
           Crude Oil Price Projection Using NYMEX Prices/1/
     ---------------------------------------------------------------------
             Year                              Price Projection/2/
     ---------------------------------------------------------------------
             2001                                    29.73
     ---------------------------------------------------------------------
             2002                                    25.72
     ---------------------------------------------------------------------
             2003                                    23.56
     ---------------------------------------------------------------------
             2004                                    21.13
     ---------------------------------------------------------------------
      1. Based on average daily closing prices from 9/13/00 to 12/12/00.

      2. Real 2000 $/MMBtu.
     ----------------------------------------------------------------------

         No. 2 Fuel Oil

Prices for No. 2 Fuel Oil were derived from EIA data on historical delivered-to-utility prices for the period 1994 through 1998, on a regional basis. Fuel costs are comprised of commodity costs and transportation costs. Each region in the analysis was assigned to a reference terminal as shown in Table 4-7. The commodity component is calculated by escalating the historic reference terminal prices at the escalation rate implicit in the crude oil forecast (outlined in Table 4-5).

-----------------------------------------------------------------------------

                                    Table 4-7
                        Reference Terminal Assignments for

                             No. 2 Fuel Oil Analysis
-----------------------------------------------------------------------------
            Region                              Reference Terminal
-----------------------------------------------------------------------------
   PJM East                                          Baltimore
-----------------------------------------------------------------------------
   PJM West                                         Pittsburgh
-----------------------------------------------------------------------------
   PJM Central                           Average of PJM East and PJM West
-----------------------------------------------------------------------------
   New York-East/1/                                  New York
-----------------------------------------------------------------------------
   New York-West                                     New York
-----------------------------------------------------------------------------
   NEPOOL/2/                                         New York
-----------------------------------------------------------------------------
1. Includes In-City and Long Island transmission areas.

2. Comprised of Maine, Southeast, and West transmission areas.
-----------------------------------------------------------------------------

                                Assumptions . 4-8
--------------------------------------------------------------------------------

Transportation costs are calculated as the five-year average premium for delivered fuel oil in each region above the market center price for the terminal assigned to that region. This transportation cost is held fixed over the forecast horizon. This methodology captures both the commodity and transportation components of delivered costs. Representative final delivered prices for No. 2 Fuel Oil are listed in Table 4-8.

------------------------------------------------------------------------------------------------------------------

                                                             Table 4-8
                                   NPCC/MAAC Delivered No. 2 Fuel Oil Price (real 2000 $/MMBtu)
------------------------------------------------------------------------------------------------------------------
         Pricing Area              2001/1/    2005        2010       2015        2020      Average Annual Growth
                                                                                                   Rate
------------------------------------------------------------------------------------------------------------------
  PJM East                         6.91       4.42        4.50       4.70        4.86             -0.17%
------------------------------------------------------------------------------------------------------------------
  PJM West                         7.14       4.57        4.65       4.86        5.03             -0.17%
------------------------------------------------------------------------------------------------------------------
  PJM Central                      7.14       4.56        4.65       4.85        5.02             -0.18%
------------------------------------------------------------------------------------------------------------------
  New York-East/2/                 7.52       4.98        5.07       5.27        5.44             -0.15%
------------------------------------------------------------------------------------------------------------------
  New York-West                    7.52       4.98        5.07       5.27        5.44             -0.15%
------------------------------------------------------------------------------------------------------------------
  NEPOOL/3/                        7.16       4.50        4.59       4.80        4.97             -0.18%
------------------------------------------------------------------------------------------------------------------

1. The 2001 delivered price is based on average daily NYMEX closing prices from September 13, 2000 to December 12, 2000.

2. Includes In-City and Long Island transmission areas.

3. Comprised of Maine, Southeast, and West transmission areas.
--------------------------------------------------------------------------------

         No. 6 Fuel Oil

Prices for No. 6 Fuel Oil were derived using an identical methodology as that employed for No. 2 Fuel Oil prices. Because residual oil is so thinly traded, it is difficult to identify significant regional price premiums. As a result, all regions were assigned to the New York Harbor reference terminal. As a result, commodity prices for all regions were based on 1% sulfur residual oil at New York Harbor and are therefore the same. Transportation costs for each region, however, do vary.

The transportation costs for each region were based on an analysis of historic New York Harbor prices and delivered residual oil at electric generating stations in the region. Transportation costs equal the five-year average premium for delivered No. 6 Fuel Oil above the New York Harbor price. This transportation cost is held fixed over the forecast horizon. Final delivered prices for No. 6 Fuel Oil are listed in Table 4-9.

                               Assumptions . 4-9
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                    Table 4-9
          NPCC/MAAC Delivered No. 6 Fuel Oil Price (real 2000 $/MMBtu)
------------------------------------------------------------------------------------------------------------------
                                                                                               Average Annual
         Pricing Area             2001/1/     2005       2010        2015       2020            Growth Rate
------------------------------------------------------------------------------------------------------------------
 PJM East                         4.48        2.88       2.94        3.06       3.17              -0.17%
------------------------------------------------------------------------------------------------------------------
 PJM West                         4.64        2.98       3.04        3.17       3.28              -0.17%
------------------------------------------------------------------------------------------------------------------
 PJM Central                      4.63        2.98       3.03        3.16       3.27              -0.17%
------------------------------------------------------------------------------------------------------------------
 New York-East/2/                 4.83        3.27       3.32        3.45       3.55              -0.15%
------------------------------------------------------------------------------------------------------------------
 New York-West                    4.83        3.27       3.32        3.45       3.55              -0.15%
------------------------------------------------------------------------------------------------------------------
 NEPOOL/3/                        4.52        2.88       2.93        3.06       3.17              -0.17%
------------------------------------------------------------------------------------------------------------------

1. The 2001 delivered price is based on average daily NYMEX closing prices from September 13, 2000 to December 12, 2000.

2.   Includes In-City and Long Island transmission areas.

3.   Comprised of Maine, Southeast, and West transmission areas.

--------------------------------------------------------------------------------

4.4.3     Coal

PA developed a forecast of marginal delivered coal prices and the corresponding SO\\2\\ allowance prices. The SO\\2\\ prices are presented in Section 4.7.1. PA developed a base case forecast of annual average marginal delivered coal prices (in real dollars) for the period 2001 through 2020 on a unit-by-unit basis for electric generators in each region.

In cost-based electric dispatch modeling, the marginal variable cost of production is expected to determine dispatch order and the wholesale market price of electricity. For this reason, PA has provided marginal delivered coal prices. These prices reflect PA's projection of a particular unit's marginal coal selection and market pricing for that coal, as well as the rate for transportation for such marginal purchases. If a particular unit purchases some higher-priced coal under long-term contracts, the unit's average cost of coal acquisition will be different from its marginal coal acquisition cost. It is expected that the cost of higher-priced, contract coal will not be reflected in dispatch pricing or in market prices for electricity.

Delivered coal prices were projected in two components: (1) coal prices at the mine (on a FOB/7/ basis), and (2) transportation rates. Because individual units within a plant sometimes burn different coals, coal selection and delivered pricing was developed on a unit-by-unit basis.

__________________

7. "Free on Board," indicating that the price includes the costs of loading coal onto a train, truck, or barge.

                               Assumptions . 4-10
--------------------------------------------------------------------------------

The projected coal selection for individual units reflects differing requirements for compliance with emissions regulations over time, as well as economics. To determine the selected coal, PA considered the use of flue gas desulfurization equipment (scrubbers), requirements to comply with Phase I and/or Phase II of the Clean Air Act Amendments of 1990, and requirements for compliance with New Source Performance Standards and State Implementation Plan limits, along with the variable costs of different methods of compliance. While a unit's historical coal selection was an important factor in the projections, substitutions of coal types were projected for some units over time as delivered price economics (including allowance prices) are expected to change.

FOB mine prices were projected with consideration of productivity increases and supply and demand economics for different coal types in an integrated market analysis. The coal price forecast is conservative in that only approximately one-half of total historical total factor productivity improvements are reflected in projected price decreases. Real prices are expected to decrease over the forecast period for all of the major coal types, but the rate of decrease varies based on considerations specific to each coal type such as supply and expected depletion of reserves, market demand, and the sulfur content of the coals.

In general, prices for low sulfur coals decline the least, and prices for mid sulfur coals decline the most. Low and mid sulfur coals currently receive a price premium relative to high-sulfur coals based on their lower sulfur content. However, higher SO\\2\\ allowance prices are expected to reduce demand for the mid-sulfur coals at unscrubbed plants, which will reduce the price difference between mid and high sulfur coals over time.

Projected transportation rates are based on available delivery options at each plant for the coal types selected for each unit. Transportation modes included rail, barge, truck transportation, and conveyor transportation for minemouth plants. Rates for different transportation modes in different regions of the country are projected to vary at different rates over time. In cases where a multi-mode movement of coal is required (such as a combination rail and vessel movement), the rate for each mode of transportation is projected separately, and the total transportation rate is the sum of these separately escalated components.

In addition, potential future changes in transportation options were considered. In some cases, for example, PA projected the addition of rail or vessel receiving capability. Potential future rail regulatory relief was also projected for some plants without access to competitive transportation options.

Region-specific coal forecast discussions are provided in greater detail in Appendix B.

                              Assumptions . 4-11
--------------------------------------------------------------------------------

4.5       Demand and Energy Forecasts

The projected average annual demand and energy growths by region for the period 2001 through 2020 are summarized in Table 4-10.

        --------------------------------------------------------------------
                                   Table 4-10
                    Projected Average Annual Load Growth Rates
        --------------------------------------------------------------------
                Region                  Average Annual Growth Rate
        --------------------------------------------------------------------
                                      Demand                   Energy
        --------------------------------------------------------------------
          New York                     0.8%                     0.9%
        --------------------------------------------------------------------
          NEPOOL                       1.5%                     1.5%
        --------------------------------------------------------------------
          PJM                          1.4%                     1.5%
        --------------------------------------------------------------------



Annual demand and energy forecast values are based on the following sources:

          NPCC

          . NPCC Load, Capacity, Energy, Fuels, and Transmission Report, Forecast Data as of January 1, 2000, April 1, 2000

          New York Power Pool

          . Northeast Power Coordinating Council Load, Load, Capacity, Energy, Fuels, and Transmission Report, Forecast Data as of January 1, 2000, Data Submitted April 1, 2000.

          . Report of the Member Electric Systems of the New York Power Pool Load and Capacity Data, 2000

          PJM/MAAC

          . 2000 MAAC Regional Reliability Council, EIA-411; MAAC Annual Electric Control and Planning Area Report, 2000.

A synthetic hourly load shape based on five years of actual hourly data (1992 through 1996) was developed by HESI to represent the native load requirements for each of the pricing areas. The annual demand and energy forecast values were applied to the native hourly load requirements to develop the forecasted hourly loads for each year of the analysis.

                              Assumptions . 4-12
--------------------------------------------------------------------------------

For New York and PJM, peak load and energy forecasts were taken from the sources cited above for each member utility. These forecasts were extended to 2020 based on a five-year compound average growth rate from 2003 to 2008.

For New England, the peak load and energy forecasts from the sources cited above were used to produce forecasts for the utilities in the three New England transmission areas. The proportion of total New England load was determined for each utility using utility-specific weather normalized 1997 load data from the synthetic load shapes supplied by HESI, with a coincidence factor calculated to allow for variation in the timings of the utility peak loads. Utility specific forecasts were then produced by applying these proportions to the EIA-411 forecast for New England out to 2008. Beyond 2008, a five-year compound average growth rate was used to grow each of the utilities' peak loads and energies based on the last six years of EIA-411 data.

4.6       Electricity Imports

Imports and exports between transmission areas are determined by the model using inputs for transfer capabilities, wheeling rates, and line losses. The wheeling rates between pricing areas in NPCC/MAAC are assumed to be $3/MWh. Wheeling rates within the territories of the PJM-ISO, the NY-ISO, and the NE-ISO are set to $0/MWh. Line losses between all pricing areas are assumed to be 2%.

4.7       Existing Generation Units

4.7.1     Fossil Units

Each of the existing fossil generating units in the model is characterized using the following parameters:

          .    summer and winter net capability
          .    average heat-rate curve
          .    operating characteristics

                    minimum capacity
                    ramp rate
                    minimum uptime
                    minimum downtime;

          .    forced outage rate
          .    scheduled maintenance rate
          .    variable operation and maintenance (O&M) cost
          .    emission costs.

                              Assumptions . 4-13
--------------------------------------------------------------------------------

          Summer and Winter Capabilities

Summer and winter capability values were obtained from the following sources.

          PJM/MAAC

          . 2000 MAAC Regional Reliability Council, EIA-411; MAAC Annual Electric Control and Planning Area Report, 2000

          NPCC

          . NPCC Load, Capacity, Energy, Fuels, and Transmission Report, Forecast Data as of January 1, 2000, April 1, 2000

          New York Power Pool

          . Northeast Power Coordinating Council Load, Load, Capacity, Energy, Fuels, and Transmission Report, Forecast Data as of January 1, 2000, Data Submitted April 1, 2000

          . Report of the Member Electric Systems of the New York Power Pool Load and Capacity Data, 2000.

          Heat-Rate Curves for Fossil Units

Full load heat rate values are based on those reported in the EIA Form EIA-860. This form contains data, including full-load heat rates, for existing electric generating plants and for new plants scheduled for initial commercial operation within 10 years of the filing of the report. Full load heat rate values were established according to the 1995 Form EIA-860./8/ This is the most recent year the report was published. PA then made adjustments to the heat rate curves reported in Form EIA-860 based on generic assumptions by unit type.

          Operating Characteristics

Generating unit operating characteristics (i.e., minimum capacity, ramp rate, minimum uptime, and minimum downtime) were estimated by PA based on typical characteristics by unit type.




__________________________

8. EIA Form EIA-860, 1995.

                              Assumptions . 4-14
--------------------------------------------------------------------------------

          Scheduled and Forced Outage Rates

The scheduled maintenance outage rates and equivalent forced outage rates for all fossil units were estimated by PA based on historical data for comparable units contained in the GADS database./9/

          Variable Operation and Maintenance Costs

Each generating unit's variable operation and maintenance cost is represented by PA's default values. The values used are as follows: $4/MWh for scrubbed steam-coal units, $3/MWh for other steam-coal units, $2/MWh for steam-gas and oil units, $2/MWh for combined cycle units, and $5/MWh for peaking units (includes combustion turbine units, internal combustion units, and jet engines).

          Sulfur Dioxide Emission Costs

For purposes of the market projections PA has projected SO\\2\\ emission costs. These are derived for purposes of the market study only.

Title IV of the Clean Air Act created a cap-and-trade program for SO\\2\\ emissions from electric generating plants. The program was implemented in two phases. Phase I, which was implemented beginning January 1, 1995, covered a selected list of generating units emitting the largest quantities of SO\\2\\. SO\\2\\ emission allowances were allocated to these plants based on each unit's historical average utilization, and an average emission rate of 2.5 lbs. SO\\2\\/MMBtu. Phase II, which began on January 1, 2000, covered all SO\\2\\ emitters and allocated SO\\2\\ emission allowances based on a lower average emission rate about 1.2 lbs. SO\\2\\/MMBtu. The total quantity of SO\\2\\ emission allowances issued annually by the EPA is equal to the total national SO\\2\\ emission cap established by Congress. One allowance provides the right to emit one ton of SO\\2\\.

SO\\2\\ allowances can be banked for use in future years or traded. Therefore, utilities can choose to reduce their emissions below the target levels and over-comply. If they over-comply, they can either save their excess allowances for future use or sell them. Other utilities can choose to operate their plants above the target emission levels and become net buyers of allowances.

PA estimated the SO\\2\\ allowance price by determining the allowance price needed to achieve the Phase II cap once the current allowance bank of more than 10 million tons has been depleted. The forecast assumes that the operators of generating plants will choose the lowest cost compliance option available to them given the allowance price. Therefore, a combination of strategies will be used to meet the Phase II cap. Some units will use low capital and high variable cost solutions, such as switching to lower sulfur coals or using the same coal but reducing the loading on the units. Other units will install scrubbers, which is a high capital, low variable cost

______________________

9. North American Electricity Reliability Council, Generating Availability Data System (GADS), Equipment Availability Report (1994-1998).

                              Assumptions . 4-15
--------------------------------------------------------------------------------

solution. The allowance price is the cost of removing the last or marginal ton of SO\\2\\. Both capital and variable costs are included in the estimates of SO\\2\\ removal costs. However, the dispatch decision is based only on variable costs. Therefore, a unit that chooses to install a scrubber may actually have its variable costs decline and its utilization increase. A plant that switches to a low sulfur coal may have its variable costs (including the cost of allowances) increase and its utilization decline.

PA's forecast of SO\\2\\ allowance prices is shown in Table 4-11. The price of SO\\2\\ allowances starts at $165 per ton in 2001, and increases to $420 per ton by 2006, with the largest annual increase occurring in 2002.

--------------------------------------------

                  Table 4-11
        SO\\2\\ Cost Curves (2000$/ton)
--------------------------------------------
         Year                   SO\\2\\
--------------------------------------------
         2001                     $165
--------------------------------------------
         2002                     $287
--------------------------------------------
         2003                     $316
--------------------------------------------
         2004                     $347
--------------------------------------------
         2005                     $382
--------------------------------------------
      2006-2020                   $420
--------------------------------------------

The relatively low current prices for SO\\2\\ allowances (below our expected long-term value of allowances, on a discounted basis) reflects the accumulation of a large bank of SO\\2\\ allowances, which resulted from over-compliance with Phase I of the Clean Air Act SO\\2\\, and a number of political and regulatory uncertainties (including the outcome of the New Source Review litigation, the Supreme Court's ruling on EPA's proposed fine particulate regulations, and proposed regional haze regulations) that could reduce the value of SO\\2\\ allowances. PA expects that the outcome of these uncertainties will be known by 2002. Assuming that these issues are resolved in a manner that essentially preserves the current market-based regulatory system for SO\\2\\ (rather than moving toward command-and-control policies), and that additional regulations do not suppress SO\\2\\ prices, one would expect SO\\2\\ allowance prices to increase substantially from 2001 to 2002.

The SO\\2\\ allowance price trajectories for 2001 and 2003-2005 reflect PA's expectation that, since SO\\2\\ allowances are a relatively risky investment (due to the regulatory and political uncertainties mentioned above), they will generally escalate at a discount rate consistent with such risky investments. For this forecast, PA has assumed a 10% expected annual real rate of return on holding "banked" allowances during these periods, which produces our price trajectories for 2001 and 2003 to 2005.

The real cost of SO\\2\\ allowances is projected to plateau at $420 per ton for 2006 and later years. This price level is determined by the marginal cost of installing scrubbers at existing plants./10/ PA estimates that this price level will be reached in 2006 because the "bank" of SO\\2\\ allowances will

___________________

10. This assumes a continuation of current regulations under the 1990 Clean Air Act Amendments. As noted above, some proposals under consideration by EPA (such as controls on fine particulates) could change these regulations.

                              Assumptions . 4-16
--------------------------------------------------------------------------------

be almost fully depleted by 2006. (Only a small "bank" will remain, for transactional liquidity purposes.)

         Development of NO\X\ Control Costs and Emission Rates

For purposes of the market projections PA has projected NO\X\ allowances. The forecast of NO\X\ allowance prices is shown in Table 4-12. This forecast includes both an estimate of NO\X\ compliance costs for units in the Ozone Transport Region (OTR) for 2001-2002, and an estimate of the NO\X\ control costs for all of the units affected by EPA's NO\X\ State Implementation Plan (SIP) Call from 2003 forward.

----------------------------------------------------

                       Table 4-12
        NO\X\ Cost Curves (real 2000 $/ton)

----------------------------------------------------
           Year                       NO\X\
----------------------------------------------------
           2001                     $1,000
----------------------------------------------------
           2002                     $1,000
----------------------------------------------------
        2003-2020                   $4,000
----------------------------------------------------

The OTR includes 12 states, primarily in the Northeast. With some exceptions, affected NO\X\ emission sources in this region were required to reduce NO\X\ emissions either by 55%, or to 0.2 lbs. NO\X\/MMBtu (whichever is a lesser reduction) by May 1, 1999./11/ The region affected by the EPA's NO\X\ SIP Call includes 19 states in the eastern half of the United States (i.e., most of the states east of the Mississippi River)./12/

PA's forecast of NO\X\ allowance prices assumes that plants will purchase NO\X\ allowances when their marginal cost (not their average cost) of abatement exceeds the expected price of emission allowances. Unlike SO\\2\\ allowances, NO\X\ allowances are for a single season only./13/ Therefore, the forecasted allowance price for each year is based on the marginal cost of installing controls sufficient to meet the relevant NO\X\ emissions cap in that year. The allowance price is determined by the marginal cost of installing the highest-cost technology required to meet the emissions cap. Under the OTR regulations, the highest-cost technology required to meet the emissions cap is Selective Non-Catalytic Reduction (SNCR). The highest-cost technology required to meet the tighter cap in the EPA's proposed SIP call regulations is Selective Catalytic Reduction (SCR).

_________________________

11. Sources in the state of Maryland were exempted from these emission reduction requirements until May 1, 2000. A portion of the Ozone Transport Region is subject to slightly stricter requirements (to reduce emissions either by 65%, or to 0.2 lbs. NO\X\/MMBtu).

12. Georgia, Missouri and Wisconsin were recently exempted from the SIP Call region, but we have assumed for modeling purposes that Georgia will be subject to the NO\X\ program in 2004 and that Missouri and Wisconsin will be affected in 2005.

13. Although it is possible to bank NO\X\ allowances under both the OTR regulations and the regulations proposed in EPA's NO\X\ SIP Call, the conditions for banking allowances are so onerous that they are likely to be uneconomic in most cases. Therefore, any banking that occurs is unlikely to have a significant effect on NO\X\ allowance prices.

                              Assumptions . 4-17
--------------------------------------------------------------------------------

For each unit subject to these regulations, generating costs were estimated assuming that NO\X\ emission costs were equal to the tons of NO\X\ emitted after installation of applicable control technologies, multiplied by the price of allowances represented by the NO\X\ forward-price forecast. The resulting NO\X\ emission costs were added to the variable cost of each generating unit and included in the development of the energy price forecast. Any capital expenditure incurred was included in the generating unit's fixed costs and in the capacity compensation simulation.

The NO\X\ allowance price forecast begins at the 2001 ozone season/14/ price, which is approximately $1,000/ton (see Table 4-12). The price is expected to remain at $1,000/ton in 2002, and then rise to approximately $4,000/ton in 2003 as the tighter NO\X\ regulations proposed in the SIP call go into effect.

The $4,000/ton NO\X\ allowance price is expected to remain constant in real terms after 2003, as gradual reductions in the NO\X\ emissions cap are expected to offset any improvements in technology. This assumption reflects the fact that EPA's suggested SIP standards include provisions for a slight decline in NO\X\ allowances over time. EPA proposed to have the number of NO\X\ allowances granted to plants decline as their utilization goes down. Therefore, assuming that most states adopt EPA's suggested language, the NO\X\ emissions budget should decline slowly over time. Although this is not expected to cause an increase in NO\X\ allowance prices (since most coal-fired units reach their maximum utilization by 2003), NO\X\ allowance prices are expected to remain sufficiently high to justify the installation of additional NO\X\ control equipment needed to meet the slowly tightening NO\X\ cap.

4.7.2     Hydroelectric Units

The hydroelectric plants are consolidated by utility and categorized as peaking or baseload. Similar to the thermal units, the maximum capacity for each unit was taken from the sources cited above for summer and winter capabilities. Monthly energy patterns were developed from the 1993-1998 EIA Forms 759, which contain monthly generation and (for pumped storage units) net inflows.

4.7.3     Nuclear Units

PA evaluated the operation of nuclear plants in the regions covered by this study on the basis of operating experience and going-forward costs to determine which plants would remain in service.

To conduct the operating experience assessment, PA utilized two proprietary PA databases of nuclear power information: the Nuclear Power Experience (NPE), and the Operating Plant

____________________

14. The ozone season, for purposes of assessing NO\X\ costs, is defined as May 1 through September 30.

                              Assumptions . 4-18
--------------------------------------------------------------------------------

Evaluation Code (OPEC). NPE is a database of all safety-related events that have occurred in the United States. OPEC is a database that tracks the performance of all U.S. nuclear units (400 MW or larger), containing approximately 130,000 event records that document over 1,500 unit-years of experience. The operating experience assessment was used to then evaluate the probable shutdown dates of the nuclear units in question.

To evaluate shutdown dates, several major issues were considered. The most important issue was plant competitiveness. Many nuclear stations are viewed as expensive because of the high capital costs for original construction; however, these costs are treated as sunk costs and are not considered in the determination of the competitiveness of a station. Sunk capital costs for original construction will not determine a unit's competitive position in the future.

The competitiveness of each unit can be evaluated with two essential variables, level of production and costs. Because nuclear units are typically base loaded and reserve shutdown hours are very low, PA uses capacity factor to measure production. Going-forward costs include three components: operations and maintenance (O&M), capital addition costs, and fuel costs. The capital addition costs do not include the original investment in the plant and only include modifications made to the plant each year. These costs are very difficult to track due to the reporting methods. In recent years, the number of modifications to nuclear power stations has decreased and these costs are relatively low compared to O&M costs. Thus, PA did not consider capital costs in this analysis. Fuel costs are also relatively low and have been predictable and stable over the past decade. Given the greater importance of many of the other major variables, PA did not consider fuel costs as an important factor and did not evaluate them in the analysis.

In addition to the competitiveness of the station, there are a number of other issues that might affect a shutdown date. Politics of the region plays an important part in the premature shutdown of the units. Equipment failures and poor overall performance can also cause a utility to shut down a unit before its license expires. As the units age, the amount of investment required to continue operating the unit becomes an important factor. Issues such as locations that assist in voltage regulation, restrictions due to transmission, and restrictions due to environmental regulation must also be considered. PA specifically addressed each of the following for each of the units analyzed:

 .    Size of unit. Larger units provide more benefit to the utility when the unit is operating and represent a larger investment loss by the utility if the unit is shut down.

 .    Age of unit. Nuclear power plants are licensed for 40 years. PA has conducted studies showing that generating power stations begin to require life extension costs between 30 and 40 years. Thus, the older a station gets, the more it is expected to spend and the less competitive it becomes.

 .    Number of units operated by utility. If a utility has more than one unit, it has more corporate overhead costs associated with the nuclear power generation allocated to more

                              Assumptions . 4-19
--------------------------------------------------------------------------------

     than one station. In addition, the utility is more likely to be committed to operating its nuclear power generation.

 .    Performance. Typically the poorer performing units (units that are shut down for extended periods of time or have many forced outages) are viewed as noncompetitive. Even if the unit is able to overcome the existing difficulty causing the shutdown, the perception that the unit is uneconomic is difficult to overcome.

Historical performance as well as recent trends in forced outage rates at each unit were reviewed. Future forced outage rates were forecast for each year, and each unit's scheduled outages during the year were also considered. From this information, and noting that outages are becoming shorter as the industry improves outage planning, the duration of outages for each unit was forecast. For refueling outages, sources included refueling outage schedules, published every six months in Nuclear News for all U.S. units.

In addition to the operating experience assessment, PA estimated the annual going-forward costs (fixed O&M, property taxes, and annualized incremental capital costs) associated with each unit. For this assessment, Table 4-13 summarizes the project retirement dates for the nuclear units in PJM.

          ------------------------------------------------------------

                                   Table 4-13
                           PJM Nuclear Unit Retirements

          ------------------------------------------------------------
                    Unit            Capacity          Retirement Year
          ------------------------------------------------------------
          Oyster Creek                 619                 2009
          ------------------------------------------------------------
          Peach Bottom 3              1,093                2013
          ------------------------------------------------------------
          Three Mile                   786                 2014
          ------------------------------------------------------------
          Peach Bottom 2              1,093                2014
          ------------------------------------------------------------
          Salem 1                     1,106                2016
          ------------------------------------------------------------
          Salem 2                     1,106                2020
          ------------------------------------------------------------
          Susquehana 1                1,090                2022
          ------------------------------------------------------------
          Limerick 1                  1,134                2024
          ------------------------------------------------------------
          Calvert Cliff 1              835                 2024
          ------------------------------------------------------------
          Calvert Cliff 2              840                 2024
          ------------------------------------------------------------
          Susquehana 2                1,094                2024
          ------------------------------------------------------------
          Hope Creek                  1,031                2026
          ------------------------------------------------------------
          Limerick 2                  1,115                2029
          ------------------------------------------------------------

                              Assumptions . 4-20
--------------------------------------------------------------------------------

4.8       Capacity Compensation Simulation Model Input Assumptions

4.8.1     Existing Units Going-Forward Costs

PA developed projections of fixed operation & maintenance (FO&M) costs for steam generating units. FO&M costs are intended to include all forward (non-sunk) costs of operating and maintaining plants, except those variable costs, such as fuel costs, which are included in the dispatch cost. Total O&M expenses, excluding fuel expenses, rents, and allowances were obtained from the OPRI/15/ Database of FERC Form 1 data. Internal estimates of Variable Operation & Maintenance (VO&M) costs (see Section 4.7.1) were used in conjunction with the data to net the variable portion out of total O&M expenses, generating a value for FO&M for each plant.

Estimates of pension and benefit expenses, based on the number of full-time employees at each station, were also obtained from FERC Form 1 data and added to the FO&M estimate for each plant.

FO&M estimates were developed for broad prime mover, fuel type, and size categories. For example, coal steam plants were grouped together, as were all oil and gas fired steam plants. Plants in each of these groups were further grouped by size categories. Plants in each resulting grouping were then ranked according to FO&M value.

To account for an expected reduction in FO&M costs over time in a deregulated environment, the cost for the plant at the 25th percentile in each grouping (lower percentiles indicating lower costs) was taken as an appropriate value for the 50th percentile of plants in the same grouping for 2005. Estimates of annual incremental capital expenditures were based on a ten-year national average of capital additions to utility steam generating plants. These estimates were added to the FO&M cost figures to develop a total annual going-forward cost. After 2005, FO&M costs were assumed to decrease at a constant real rate of 3% per year, equivalent to the average rate of worker productivity improvement in the U.S. industrial sector over the past several decades.

Property tax data for each unit was derived by applying an estimated mill levy rate to an assumed market value.

4.8.2     Capacity Additions through 2003

A critical step in simulating the regional capacity market is to ascertain the number and timing of capacity additions for the near term (2001 to 2003). To this end, PA worked toward the following goals: determining the number and status of greenfield power plants that are currently under development in the regions, determining the average length of time required to construct

___________________

15.  OPRI is a division of Resource Data International Inc.

                              Assumptions . 4-21
--------------------------------------------------------------------------------

and operate a new power plant in the regions, and determining the costs associated with constructing and operating a power plant in the regions.

In order to collect and analyze sufficient data to meet these goals, PA completed a number of separate tasks. PA performed a literature search in an effort to identify articles referring to planned power plant development in the regions. Also, PA's experts analyzed PA's IPP Database to determine the number of plants currently under development in the regions and also the average length of time required to bring a plant on line following the announcement of a new project.

As a result of PA's analysis and investigation, a baseline on-line scenario was developed which reflects PA's estimate of the plants that realistically will be constructed in the target region through the year 2003. Units that go on line in 2001 and 2002 are identified by the project name. These are units that PA believes will be constructed with a high probability. Some of the units that go on line in 2003 are not referred to by a specific project name. Generic units are used to represent new capacity expected to come on line in the year 2003. There is greater uncertainty associated with identifying specific units that will go on line in 2003 and 2004. PA evaluated the announced capacity that was not currently included as base case capacity on an annual basis for the years 2000 through 2003. Based on region specific analyses and knowledge of potential project developments, PA determined a best estimate of new capacity that will go on line in the year 2003. New capacity additions for the years 2001 through 2003 are summarized in Table 4-14.

4.8.3     Capacity Additions Post 2003

The validity of capacity additions post 2003 is assessed based on a discounted cash flow (DCF) approach that provides a "Go" or a "No Go" decision for each increment of generic new capacity.

The DCF framework captures the net present value of the various cash flow streams: revenues, including compensation for capacity and energy; and expenses, including fixed and variable O&M, fuel, property taxes, and principal and interest expenses for the new capacity additions. The analysis merges assumptions concerning the general economy, capital markets, tax structures, fixed costs, and depreciation with the operating projections for the potential new capacity in order to capture the gross cash flow from the unit's projected operation.

          Generic Plant Characteristics

The starting point for the DCF calculation is the generic unit-specific operating parameters for new combined cycle and combustion turbine units. The generic parameters and assumptions assumed in the model are displayed in Tables 4-15 and 4-16. The first year in which new generic capacity is added to the model is 2004. Capital costs are assumed to decrease at 1% per annum (real 2000 $). Table 4-17 indicates the assumed schedule and effect of technology improvement on new unit heat rates.

                              Assumptions . 4-22
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                    Table 4-14
                                          Capacity Additions, 2001-2003
-----------------------------------------------------------------------------------------------------------------
                                                        Size          Unit                           On-Line
                   Developer (Plant)                  (MW)/1/         Type         Fuel Type          Year
-----------------------------------------------------------------------------------------------------------------
  NEPOOL
-----------------------------------------------------------------------------------------------------------------
  Power Dev Corp (Milford)                               544           CC         Natural Gas         2001
-----------------------------------------------------------------------------------------------------------------
  Calpine (Westbrook)                                    540           CC         Natural Gas         2001
-----------------------------------------------------------------------------------------------------------------
  PG&E Gen (Lake Road)                                   792           CC         Natural Gas         2001
-----------------------------------------------------------------------------------------------------------------
  ANP (Blackstone)                                       550           CC         Natural Gas         2001
-----------------------------------------------------------------------------------------------------------------
  PPL Global (Wallingford)                               250           CT         Natural Gas         2001
-----------------------------------------------------------------------------------------------------------------
  ANP (Bellingham)                                       580           CC         Natural Gas         2001
-----------------------------------------------------------------------------------------------------------------
  Exelon (Fore River)                                    750           CC         Natural Gas         2002
-----------------------------------------------------------------------------------------------------------------
  FPL Energy (Johnston)                                  500           CC         Natural Gas         2002
-----------------------------------------------------------------------------------------------------------------
  AES (Londonderry)                                      720           CC         Natural Gas         2002
-----------------------------------------------------------------------------------------------------------------
  Exelon (New Boston 3)                                   15           GT         Natural Gas         2002
-----------------------------------------------------------------------------------------------------------------
  Power Dev Corp/El Paso Energy (Meriden-Berlin)         520           CC         Natural Gas         2002
-----------------------------------------------------------------------------------------------------------------
  Exelon (Mystic 8)                                      750           CC         Natural Gas         2002
-----------------------------------------------------------------------------------------------------------------
  Exelon (Mystic 9)                                      750           CC         Natural Gas         2002
-----------------------------------------------------------------------------------------------------------------
  Consolidated Edison (Newington)                        525           CT         Natural Gas         2003
-----------------------------------------------------------------------------------------------------------------
  Exelon (Medway)                                        450           CT         Natural Gas         2003
-----------------------------------------------------------------------------------------------------------------
  Generic                                                520           CC         Natural Gas         2003
-----------------------------------------------------------------------------------------------------------------
  New York
-----------------------------------------------------------------------------------------------------------------
  NYPA (CT 1)                                             260          CT         Natural Gas         2001
-----------------------------------------------------------------------------------------------------------------
  NYPA (CT 1)                                             260          CT         Natural Gas         2001
-----------------------------------------------------------------------------------------------------------------
  PG&E Generating (Athens)                              1,080          CC         Natural Gas         2003
-----------------------------------------------------------------------------------------------------------------
  Exelon (Heritage)                                       800          CC         Natural Gas         2003
-----------------------------------------------------------------------------------------------------------------
  Exelon (Torne Valley)                                   800          CC         Natural Gas         2003
-----------------------------------------------------------------------------------------------------------------
  Generic                                                 345          CT         Natural Gas         2003
-----------------------------------------------------------------------------------------------------------------
  Generic                                                 345          CT         Natural Gas         2003
-----------------------------------------------------------------------------------------------------------------
  Generic                                                 345          CT         Natural Gas         2003
-----------------------------------------------------------------------------------------------------------------
  Generic                                                 520          CC         Natural Gas         2003
-----------------------------------------------------------------------------------------------------------------

                              Assumptions . 4-23
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                Table 4-14 (cont.)
                                           Capacity Additions, 2001-2003
------------------------------------------------------------------------------------------------------------------
                                                           Size          Unit                         On-Line
                   Developer (Plant)                     (MW)/1/         Type        Fuel Type         Year
------------------------------------------------------------------------------------------------------------------
  PJM
------------------------------------------------------------------------------------------------------------------
  TM Power Ventures (Chesapeak 2)                          177            CT        Natural Gas        2001
------------------------------------------------------------------------------------------------------------------
  Williams (Hazleton)                                      250            CC        Natural Gas        2001
------------------------------------------------------------------------------------------------------------------
  AES (Ironwood)                                           705            CC        Natural Gas        2001
------------------------------------------------------------------------------------------------------------------
  PSEG Energy (Kearney 1-4)                                164            GT        Natural Gas        2001
------------------------------------------------------------------------------------------------------------------
  Conectiv (Hay Road)                                      550            CC        Natural Gas        2002
------------------------------------------------------------------------------------------------------------------
  PSEG Power (Bergen 2)                                    546            CC        Natural Gas        2002
------------------------------------------------------------------------------------------------------------------
  Orion (Liberty )                                         520            CC        Natural Gas        2002
------------------------------------------------------------------------------------------------------------------
  PSEG Energy (Mantua Creek)                               800            CC        Natural Gas        2002
------------------------------------------------------------------------------------------------------------------
  AES (Red Oak)                                            816            CC        Natural Gas        2002
------------------------------------------------------------------------------------------------------------------
  PSEG Energy (Linden 1)                                   601            CC        Natural Gas        2003
------------------------------------------------------------------------------------------------------------------
  PSEG Energy (Linden 2)                                   601            CC        Natural Gas        2003
------------------------------------------------------------------------------------------------------------------
 1. Summer rating.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                    Table 4-15
                                  New CC Generating Characteristics (real 2000$)
------------------------------------------------------------------------------------------------------------------
                                  Capital Cost           Fixed O&M            Variable O&M             Size
                                      ($/kW)             ($/kW-yr)               ($/MWh)               (MW)
------------------------------------------------------------------------------------------------------------------
  NEPOOL                              $610                $11.50                  $2.00                 520
------------------------------------------------------------------------------------------------------------------
  New York                            $610                $11.50                  $2.00                 520
------------------------------------------------------------------------------------------------------------------
  PJM                                 $590                $11.50                  $2.00                 520
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                    Table 4-16
                                  New CT Generating Characteristics (real 2000$)
-------------------------------------------------------------------------------------------------------------------
                                  Capital Cost           Fixed O&M            Variable O&M             Size
                                      ($/kW)             ($/kW-yr)               ($/MWh)               (MW)
-------------------------------------------------------------------------------------------------------------------
  NEPOOL                              $430                $ 6.00                  $5.00                 345
-------------------------------------------------------------------------------------------------------------------
  New York                            $430                $ 6.00                  $5.00                 345
-------------------------------------------------------------------------------------------------------------------
  PJM                                 $410                $ 6.00                  $5.00                 345
-------------------------------------------------------------------------------------------------------------------

                              Assumptions . 4-24
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                    Table 4-17
                                    Full Load Heat Rate Improvement (Btu/kWh)/1/
------------------------------------------------------------------------------------------------------------------
                                  1999-2003        2004-2008        2009-2013        2014-2018           2019+
------------------------------------------------------------------------------------------------------------------
Combined Cycle                       6,700            6,566            6,435            6,306            6,180
------------------------------------------------------------------------------------------------------------------
Combustion Turbine                  10,400 (W)       10,192 (W)        9,988 (W)        9,788 (W)        9,593 (W)
                                    10,700 (S)       10,487 (S)       10,427 (S)       10,070 (S)        9,871 (S)
------------------------------------------------------------------------------------------------------------------
1. Degradation of 2% for CC units and 3% for CT units was assumed, but is not reflected in the rates above.
------------------------------------------------------------------------------------------------------------------

          Other Expenses

Information on fixed costs, depreciation, and taxes is also developed and incorporated within the DCF analysis to determine the economic viability of the new unit additions. Environmental costs and overhaul expenses are not included, due to expectations that such expenses would be minimal in early years of operation.

 .         Property taxes are assumed to be 1% to 2% of the initial capital costs.

 .         Depreciation of the initial all-in cost of the new additions is based on a standard 20-year Modified Accelerated Cost Recovery System (MACRS) (150 DB) with mid-year convention.

          Economic and Financial Assumptions

 .         Minimum internal rate of return (IRR) is assumed to be 13.5%.

 .         Financing assumptions are assumed to be 60% debt and 40% equity for combined cycle units, and 50% debt and 50% equity for combustion turbine units.

 .         Debt interest rate is assumed to be 9.1%. Debt terms and project lives are 20 years with mortgage-style amortization for combined cycle units and 15 years for combustion turbine units.

--------------------------------------------------------------------------------



                                   Chapter 5
                            Market Price Forecasts

5.1       Introduction

PA developed four cases that reflect our best assessment of future market conditions and sensitivities on some of these conditions for the PJM market. It should be recognized that these cases will vary to the extent the input assumptions change, and such assumptions should be reviewed with the same rigor as the resulting forecast.

The market price forecast is composed of two price streams: those associated with the system marginal cost of producing in the energy market, and the additional compensation for capacity that must be present in the market (above and beyond the system marginal cost) to ensure that adequate generation capacity is available in the market./1/

The energy price forecast presents the marginal cost of generating electricity in the electricity markets. The additional compensation for capacity needed to maintain a minimum amount of capacity in the market is factored in to the all-in market price forecast. Thus, the all-in price is a good representation of the average price needed in the marketplace to maintain equilibrium. It should be noted that the amount of compensation for capacity needed in the market is directly related to the energy price level and the ability of the marginal unit to recover its fixed costs. As energy prices rise and fall, compensation for capacity will also adjust to ensure that the total going-forward costs of the marginal unit are met. As a result of this dynamic equilibrium, the revenues that form the all-in market price will always be sufficient to support the minimum amount of capacity needed by the system.

Compensation for capacity may take many forms. Payments could be in the form of a capacity price arising from a capacity market, a regulated payment fee, bilateral option contracts, payments by the ISO for ancillary services, or in the form of prices above the marginal cost of the price-setting plant. Ultimately, the compensation for capacity will reflect what customers are willing to pay for reliability.

___________________

1. If additional compensation for capacity were not present in the market, then a substantial portion of the generating capacity necessary to meet peak demand, let alone necessary to maintain an economic level of reserves, would exit the market as these plants would not be able to meet their going-forward costs. Such a forecast is nonsensical; therefore the energy price generated by the model should not be considered without factoring in the value of the assets needed to maintain reliability in the market.

                         Market Price Forecasts . 5-2
--------------------------------------------------------------------------------


The PJM wholesale electric market requires LSEs to directly contract for capacity through the Capacity Credit Market. While this mechanism provides a revenue stream to generators for installed capacity, generators can earn additional revenues by offering services to the ancillary service markets or through bilateral contracts with wholesale customers. Additional revenues can also be extracted from the energy market in the form of prices above the marginal cost of the price-setting plant. The ability of generators to capture such additional payments will depend largely on the flexibility of their operating characteristics, their location within the system, and the continued development and modification of these market mechanisms. Additional compensation may be obtained by selling out of the PJM market. The ability to capture additional revenue is dependent upon the experience and the risk management protocols of the trading operation.

In each year the value of the additional compensation for capacity captured through these market mechanisms cannot be greater than the annual carrying cost of a new combustion turbine. If the additional compensation for capacity were higher than the carrying cost of a new unit, then the new unit would be constructed to displace other higher cost units in the system. Thus, the total compensation for capacity is capped in each year by the carrying cost of a new combustion turbine.

The four cases are outlined below:

 .         The Base Case incorporates the actual spot and futures gas and oil prices through December 2003. Prices then decrease linearly to the consensus forecast price in year 2005. This method is discussed in further detail in Chapter 4.

 .         The Low Fuel Case evaluates the effects of lower gas and oil prices represented as a $0.50/MMBtu reduction in the 2001 gas and oil prices with the same real escalation rates used in the base case.

 .         The High Fuel Case evaluates the effects of higher gas prices throughout the study period. Gas prices are held at the 2001 NYMEX value throughout the study period.

 .         The Overbuild Case evaluates an exuberance of merchant plant development. The merchant plant capacity added in the Overbuild Case is listed in Table 5-1.

                         Market Price Forecasts . 5-3
--------------------------------------------------------------------------------

     ----------------------------------------------------------------------

                                         Table 5-1
              Overbuild Case Merchant Plant Capacity Additions (MW)/1/

     ----------------------------------------------------------------------
               Region        2001         2002         2003          2004
     ----------------------------------------------------------------------
      NEPOOL                3,256        4,005        1,495         1,040
     ----------------------------------------------------------------------
      New York                520            0        4,235         2,080
     ----------------------------------------------------------------------
      PJM                   1,296        3,232        1,202         4,160
     ----------------------------------------------------------------------
      1. Capacity additions in 2001-2003 are the same as in the Base Case.
     ----------------------------------------------------------------------


These sensitivities were developed to exhibit the variance from the Base Case in the resulting forecast given the change in these significant input variables. It should be noted that other variables could also change and affect the final results and the above sensitivity cases may not present all the risk factors to be considered.

This chapter provides a description of the current market conditions, and a summary of the results of the four cases. The energy price forecasts for PJM-Central represent the average annual system marginal cost of energy in these markets. In addition, the compensation for capacity was derived for the entire PJM market region. The compensation for capacity forecasts are an estimation of the total compensation for capacity that generators need to receive over and above the system marginal cost energy price in order to keep a minimum amount of generation in the market. It should be noted that not all generators will receive the full capacity compensation outlined herein. Finally, an all-in market price forecast is provided which combines the energy price and the compensation for capacity (assuming a 100% load factor). The all-in price reflects PA's estimate of the total market price that generators must receive to keep the market in equilibrium.

5.2   Market Conditions

The Mirant Mid-Atlantic assets located in the PJM-Central pricing area, participate in the PJM wholesale electricity market, which covers the entire MAAC transmission region. Figure 5-1 illustrates the load and resource balance for PJM through the end of the study period. The Mirant Mid-Atlantic Assets make up approximately 8.5% of the PJM installed capacity.

Peak demand in the PJM market is forecasted to grow at an annual compound rate of approximately 1.5% per year from 2001 through the end of the study period. A required system-wide reserve margin of 18% is assumed through 2001. Subsequent to 2001, the system-wide reserve margin is assumed to be 15% as PA believes the market will mature and the required reserve margins will be lowered.

                         Market Price Forecasts . 5-4
--------------------------------------------------------------------------------

                                  Figure 5-1
                         PJM Load and Resource Balance


                                    [GRAPH]

     Sources: 2000 MAAC Regional Reliability Council, EIA-411; MAAC Annual Electric Control and Planning Area Report, 2000.

     (1) Reserve Margin is assumed to be 18% in 2001, decreasing to 15% in 2002 through 2020. Net additions are net of retirements.

The existing capacity in PJM is initially sufficient to meet the system reserve requirement. However, as demand grows and the market tightens, a gap forms between existing and required system resources. This resource gap is addressed by the addition of merchant plants through 2003. These assumed additions are detailed in Chapter 4. After 2003 the model assumes that new units are brought on-line as needed to meet the specified reserve requirement.

The transmission transfer capability between PJM and the surrounding transmission areas is defined in Appendix C. While PJM shares numerous interconnections with surrounding regional markets, transfer capability can be limited under certain operating conditions, reducing total import capabilities into the PJM system.

The relative mix of energy generation and capacity between gas/oil, coal, hydro, and nuclear assets in PJM is illustrated in Figures 5-2 and 5-3. Coal dominates the baseload generation in PJM, accounting for 52% of the total energy produced. Nuclear units also comprise a large portion of the energy produced in PJM, accounting for 39% of the total energy produced. On an installed capacity basis, gas- and oil-fired generation units represent 37% of PJM's total installed capacity, while coal represents 32% of PJM's total installed capacity. Nuclear facilities account for 22% of PJM's installed capability.

                         Market Price Forecasts . 5-5
--------------------------------------------------------------------------------

                                  Figure 5-2
                            PJM Energy - Year 2001


                           Gas/Oil   Hydro   Other
                             6%       2%      1%

                      Nuclear                     Coal
                       39%                        52%



                                  Figure 5-3
                           PJM Capacity - Year 2001


                           Gas/Oil   Hydro   Other
                            37%       4%      5%

                      Nuclear                     Coal
                       22%                        32%


Sources: Figure 5-2: PA Consulting Services Inc. Regional Modeling results. Figure 5-3: 2000 Regional Reliability Council, EIA-411; MAAC Annual Electric Control and Planning Area Report, 2000; and PA Consulting Services Inc.


5.3      Price Forecasts for the PJM Market

5.3.1    Base Case

This case models near-term fuel prices (gas and oil) based on recent actual spot prices and futures prices through December 2003, decreasing linearly to the long-term consensus view by 2005.

The all-in price represents a combined compensation for capacity and energy price (assuming a 100% load factor). The compensation for capacity contribution to the all-in price ranges between approximately $6.00/MWh and $7.90/MWh.

The Base Case compensation for capacity, energy, and all-in market price forecasts are presented in Figure 5-4 and Table 5-2 for the PJM-Central pricing area.

In addition to the fundamental numbers reported in Table 5-2, PA used monthly average daytime electricity forwards for 2001-2003. The monthly electricity price forwards for 2001-2003 used in the volatility forecast for the PJM region are listed in Table 5-3. For the period 2004-2020, the volatility results were calibrated to the fundamental results shown in Table 5-2.

                         Market Price Forecasts . 5-6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Figure 5-4
  PJM-Central Base Case Compensation for Capacity, Energy, and All-In Price
                                 Forecasts/1/

                                    [GRAPH]

Energy Prices ($/MWh)

All-In Prices ($/MWh)

Compensation for Capacity ($/kW-yr)

/1/ Results are expressed in real 2000 dollars.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Table 5-2
                      PJM-Central Base Case Forecasts/1/
--------------------------------------------------------------------------------
       Year        Compensation for Capacity   Energy Price   All-In Price/2/
                           ($/kW-yr)              ($/MWh)        ($/MWh)
--------------------------------------------------------------------------------
       2001/3/               69.20                 29.60          37.50
--------------------------------------------------------------------------------
       2002/3/               52.60                 27.60          33.60
--------------------------------------------------------------------------------
       2003/3/               52.60                 28.10          34.10
--------------------------------------------------------------------------------
       2004                  52.70                 25.90          31.90
--------------------------------------------------------------------------------
       2005                  60.50                 24.00          30.90
--------------------------------------------------------------------------------
       2006                  65.50                 24.20          31.60
--------------------------------------------------------------------------------
       2007                  65.80                 24.00          31.50
--------------------------------------------------------------------------------
       2008                  65.40                 24.10          31.60
--------------------------------------------------------------------------------
       2009                  64.80                 24.40          31.80
--------------------------------------------------------------------------------
       2010                  64.30                 24.80          32.20
--------------------------------------------------------------------------------
       2011                  63.80                 24.60          31.90
--------------------------------------------------------------------------------
       2012                  63.30                 24.50          31.70
--------------------------------------------------------------------------------
       2013                  62.70                 24.60          31.80
--------------------------------------------------------------------------------
       2014                  62.20                 24.60          31.70
--------------------------------------------------------------------------------
       2015                  61.70                 24.70          31.70
--------------------------------------------------------------------------------
       2016                  61.20                 24.70          31.70
--------------------------------------------------------------------------------
       2017                  60.80                 24.80          31.80
--------------------------------------------------------------------------------
       2018                  60.30                 25.00          31.80
--------------------------------------------------------------------------------
       2019                  59.80                 25.10          31.90
--------------------------------------------------------------------------------
       2020                  59.30                 25.40          32.10
--------------------------------------------------------------------------------
1. Results are expressed in real 2000 dollars.

2. Calculated based on 100% load factor.

3. 2001-2003 volatility results are calibrated to the forwards prices versus the model results presented herein.
--------------------------------------------------------------------------------

                         Market Price Forecasts . 5-7
--------------------------------------------------------------------------------

5.3.2    Sensitivity Cases Analysis

The all-in prices for the three sensitivity cases and the base case described in
Section 5.1 are shown in Figure 5-5 and Table 5-4 for the PJM-Central pricing area. The Base Case projections decrease initially as new merchant plants come on-line and gas prices decrease to the consensus forecast. The High Fuel Case results in substantially higher all-in prices over time, as much as $14/MWh, as more gas units move on the margin for a greater number of hours. The Low Fuel Case results in lower all-in prices by $1/MWh to $2/MWh. The Overbuild Case depresses prices in the 2004 to 2010 timeframe, after which the PJM region recovers from the Overbuild Case.

                         Market Price Forecasts . 5-8
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  Figure 5-5
        PJM-Central Sensitivity Cases All-In Price Forecasts/1/ ($/MWh)

                                    [GRAPH]

Base Case

High Fuel

Low Fuel

Overbuild

/1/ Results are expresses in real 2000 dollars.
--------------------------------------------------------------------------------

        -----------------------------------------------------------------

                                   Table 5-4
        PJM-Central Sensitivity Cases All-In Price Forecasts/1/ ($/MWh)

        -----------------------------------------------------------------
              Year   Base Case    High Fuel     Low Fuel   Overbuild
        -----------------------------------------------------------------
              2001     37.50        37.50         35.70      37.50
        -----------------------------------------------------------------
              2002     33.60        35.50         32.60      33.60
        -----------------------------------------------------------------
              2003     34.10        36.80         32.70      34.10
        -----------------------------------------------------------------
              2004     31.90        37.00         30.90      29.80
        -----------------------------------------------------------------
              2005     30.90        37.60         30.20      27.10
        -----------------------------------------------------------------
              2006     31.60        40.10         30.30      27.60
        -----------------------------------------------------------------
              2007     31.50        40.20         30.20      28.60
        -----------------------------------------------------------------
              2008     31.60        40.70         30.30      30.10
        -----------------------------------------------------------------
              2009     31.80        41.70         30.20      30.80
        -----------------------------------------------------------------
              2010     32.20        42.80         30.30      31.10
        -----------------------------------------------------------------
              2011     31.90        43.50         30.10      31.40
        -----------------------------------------------------------------
              2012     31.70        43.70         30.10      31.10
        -----------------------------------------------------------------
              2013     31.80        43.70         30.10      31.10
        -----------------------------------------------------------------
              2014     31.70        44.40         29.90      31.10
        -----------------------------------------------------------------
              2015     31.70        45.10         29.90      31.20
        -----------------------------------------------------------------
              2016     31.70        45.20         29.90      31.20
        -----------------------------------------------------------------
              2017     31.80        45.50         30.00      31.30
        -----------------------------------------------------------------
              2018     31.80        45.70         30.00      31.50
        -----------------------------------------------------------------
              2019     31.90        45.50         30.00      31.40
        -----------------------------------------------------------------
              2020     32.10        46.10         30.20      31.50
        -----------------------------------------------------------------
        /1/ Results are expressed in real 2000 dollars.
        -----------------------------------------------------------------

                                   Appendix A
                                  Pricing Areas

                             NPCC/MAAC Pricing Areas

 .        NYPP-East                                 .        PJM-Central
 .        PJM-West                                  .        NYPP-West
 .        NYPP-In-City                              .        NEPOOL-South East
 .        NYPP-Long Island                          .        NEPOOL-Maine
 .        PJM-East                                  .        NEPOOL-West


                                     [MAP]

                              Pricing Areas . A-2
--------------------------------------------------------------------------------


                      NPCC/MAAC Utilities by Pricing Area

         Pricing Area                Utility

         NEPOOL-Maine                Bangor Hydro-Electric Company
                                     Central Maine Power Company
                                     Maine Cooperative
                                     Maine Public Service Company
                                     New England Power Pool Maine

         NEPOOL-South East           Boston Edison Company
                                     Braintree Electric Light Department
                                     Chicopee Municipal Lighting Plant
                                     Commonwealth Energy System Companies
                                     Eastern Utilities Associates Companies
                                     Fitchburg Gas and Electric Light Company
                                     Hingham Municipal Lighting Plant
                                     Holyoke Gas and Electric
                                     Hudson Light and Power Department
                                     Ipswich Municipal Light Department
                                     Middleborough Gas and Electric Department
                                     Marblehead Municipal Light Department
                                     Massachusetts Municipal Wholesale Electric Company
                                     New England Electric System Operating Companies
                                     North Attleborough Electric Department
                                     Peabody Municipal Light Plant
                                     Princeton Municipal Light Department
                                     Shrewsbury Electric Lighting Plant
                                     Sterling Municipal Light Department
                                     Taunton Municipal Light Plant
                                     Milford Power

         NEPOOL-West                 Connecticut Municipal Electric Energy Cooperative
                                     Great Bay Power Corporation
                                     New Hampshire Electric Cooperative
                                     Northeast Utilities Companies
                                     The United Illuminating Company
                                     UNITIL Power Corp. Companies
                                     Vermont Group
                                     Central Vermont Public Service Corp.
                                     Green Mountain Power

                              Pricing Areas . A-3
--------------------------------------------------------------------------------


         Pricing Area             Utility

         NYPP-East                Central Hudson Gas & Electric Corporation
                                  Orange & Rockland Utilities, Inc.
                                  City of Plattsburgh

         NYPP-In-City             Consolidated Edison Company of New York, Inc.

         NYPP-Long Island         Long Island Lighting Company

         NYPP-West                New York Power Pool
                                  Village of Freeport
                                  Jamestown Municipal Electric System
                                  New York Power Authority
                                  New York State Electric & Gas Corporation
                                  Niagara Mohawk Power Corporation
                                  Rochester Gas & Electric Corporation

         PJM-Central              Pennsylvania Power & Light Company
                                  Baltimore Gas & Electric Company
                                  Potomac Electric Power Company
                                  Metropolitan Edison Company
                                  Allegheny Electric Cooperative, Inc.
                                  UGI Corporation
                                  Southern Maryland Electric Cooperative

         PJM-East                 PSEG Power LLC
                                  Philadelphia Electric Company (PECO Energy)
                                  General Public Utilities Corporation
                                  Atlantic Electric
                                  Delmarva Power & Light Company
                                  Jersey Central Power & Light Company
                                  CRSS Capital, Inc.
                                  City of Dover
                                  City of Vineland Electric Utility
                                  Easton Utilities Commission (The)
                                  U.S. Generating Company

         PJM-West                 Pennsylvania Electric Company

A representational diagram of the transmission capability between the pricing areas identified above is located in Appendix C (Transfer Capability).

--------------------------------------------------------------------------------


                                  Appendix B
                     Methodology for Coal Price Forecasting


The following details the methodology used for projecting pricing for Central Appalachian, Northern Appalachian, Pittsburgh Seam, and other coals used in the NPCC/MAAC region.

         Central Appalachia. PA projects the use of 1.2-pound/1/ and 1.5-pound Central Appalachian coals in MAAC and NPCC regions during the forecast period. Both coal types have energy contents of 12,500 Btu per pound, and are both priced on a FOB railcar basis.

PA projects that the real price for both of these types of coal will decline by about 10% between 2000 and 2020 (an average annual decline of approximately 0.5%). This relatively slow rate of decline reflects expectations of high demand for this coal, and significant depletion of reserves, offset by modest productivity gains and continued strong price competition among Central Appalachian coal producers.

         Northern Appalachia and Pittsburgh Seam. PA projects the use of 1.8-pound, 3.8-pound, and 6.3-pound Northern Appalachian coals, and 2.4-pound and 3.2-pound Pittsburgh Seam coals in MAAC and NPCC during the forecast period. The energy contents of these coals ranges from 12,000 to 13,000 Btu/lb., with most of the coal types being toward the higher end of this heat content range. Real prices for all of these coal types decline during the forecast period. Prices for the Northern Appalachian 3.8-pound coal decline most rapidly (declining 19% over the forecast period or almost 1%/year), because we expect that higher SO2 allowance prices will reduce the demand for this coal at unscrubbed plants and therefore reduce the price premium this coal has traditionally enjoyed relative to the Northern Appalachian high-sulfur coal. The prices for the Pittsburgh Seam coals are expected to decline by about 12% over the forecast period, as reserve depletion and limited potential for future productivity gains at these longwall mining operations offset the effects of reduced demand for these mid-sulfur coals.

Very high sulfur coals primarily serve generating units that are equipped with scrubbers that remove SO2 from emission streams. These units obtain very little benefit from lower sulfur coals and typically seek to minimize cost with the use of cheap, very high sulfur coals. The analysis projects the price of 6-pound coals to decline at slightly more than 1% per year in real terms.

____________________

1. The terms "1.2 pound" and "1.5 pound" coal refer to a particular coal's sulfur content. For example, a coal with a sulfur content corresponding to 1.2 pounds of sulfur dioxide for each MMBtu of energy content is called a "1.2-pound" coal.

                 Methodology for Coal Price Forecasting . B-2
--------------------------------------------------------------------------------


         Other. Several other coal types are expected to be used in the projected in the MAAC and NPCC-U.S. regions. These include Central Pennsylvania 3.8-pound coal, waste coals (both bituminous and anthracite), and coals imported from South America by ocean vessel.

The price of the Central Pennsylvania coal is expected to decline by about 7% over the forecast period (a decline of slightly less than 0.5%/year). This reflects decreased demand for this mid-sulfur coal, offset by very substantial depletion of reserves.

Demand for waste coals is expected to remain relatively steady. The supply of this coal is highly localized, and therefore competition to supply any particular plant is limited. Real prices for this coal are expected to decline by about 7% over the forecast period.

The prices for imported coal are largely driven by the competing coals available at a given generating plant. This coal moves to a limited number of plants in New England that have vessel-receiving capability. Prices for this coal were projected on a delivered basis for individual plants, by assuming that the delivered price of this coal was 10 cents per million Btu lower than the delivered price of the cheapest domestic coal available to that plant.

         Transportation costs. Transportation rates were estimated using several publicly available data sources that provide information on electric utility delivered fuel costs and commercial publications providing spot coal market pricing. Transportation costs for coal types not historically used at a particular location were based on industry experience and analysis of economic options at the unit. Projected escalation rates for coal transportation modes are provided below.

         Rail. Rail escalation rates were projected in real dollar terms and differentiated according to origin region and whether particular plants were captive to a single railroad or had access to competitive transportation alternatives (including either more than one railroad or a railroad and another mode of coal transportation such as barge or truck).

Rail rates for Central Appalachian coal moving to captive plants are expected to remain flat in real terms during the forecast period. Rail rates for Central Appalachian coal movements to competitively-served plants are expected to decline by an average of 1%/year over the forecast period. Rail rates for Northern Appalachian and Pittsburgh Seam coal moving to captive plants are expected to decline by 0.5%/year in real terms during the forecast period. Rail rates for Northern Appalachian and Pittsburgh seam coal movements to competitively-served plants are expected to decline by an average of 1%/year over the forecast period. These relatively low rates of decline reflect the eastern railroads' historical success in maintaining duopoly pricing, despite strong productivity gains.

Some generating plants in the Northeast which are currently captive to one railroad are expected to achieve lower rates either through regulatory relief or through constructing additional transportation facilities. These lower rate levels are assumed to be achieved by 2005. After

                 Methodology for Coal Price Forecasting . B-3
--------------------------------------------------------------------------------


achieving a lower rate level, rates for these plants decline at 1%/year, as is the case for other competitively served plants in this region.

         Vessel and barge. Vessel and barge rates are projected to decline during the forecast period, on average, at a rate of 2% per year in real terms, reflecting improved productivity in competitive markets.

         Truck. Truck rates are projected to decline at an average annual rate of 2.0%/year during the forecast period, reflecting low costs of entry and continued strong competition among trucking firms.

--------------------------------------------------------------------------------

                                   Appendix C
                               Transfer Capability


The transmission system is the transportation mechanism that moves power from where it is generated to where it is to be used. There are a number of technical factors that limit the amount of power between utilities, control areas or large regions. While facility ratings are one key element, voltage levels or instability are other considerations that need to be considered in establishing transfer capabilities. In addition, transfers that involve two utilities or control areas will have an impact on the transfer capabilities of neighboring utilities because a portion of that transfer will flow on neighboring utilities' lines. In order to quantify transmission capabilities between NERC regions and major subregions, seasonal analyses are performed that include current operating parameters, load patterns, and scheduled transfers to determine regional import and export capabilities.

The transfer capabilities that are shown are non-simultaneous, meaning that for any given transfer at an identified limit, the other transfer limitations shown in the tables are unlikely to be attainable at the same time. Concurrent exports or imports for any particular region may not be technically feasible at the total of the capabilities listed. These values represent the ability of the transmission networks to accommodate the transfer electricity from one area to another area for a single load and generation pattern. Therefore, the actual patterns of demands and generation can result in changes in transfer capabilities on both an hourly and daily basis. These transfer capabilities have been considered as representative of the level of interchange that could occur between the various transmission areas. The following table and figure identify the bulk transfer capabilities between regions and subregions that have been included in this report.

                           Transfer Capability . C-2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                             Table C-1
                                            NPCC/MAAC Transmission Transfer Capability
--------------------------------------------------------------------------------------------------------------------
         From                          To                     Winter Capability (MW)       Summer Capability (MW)
--------------------------------------------------------------------------------------------------------------------
Can-Ontario                    ECAR                                     2,370                       1,930
--------------------------------------------------------------------------------------------------------------------
Can-Quebec                     NEPOOL-SE                                  525                       1,800
--------------------------------------------------------------------------------------------------------------------
NEPOOL-SE                      Can-Quebec                               1,670                       1,370
--------------------------------------------------------------------------------------------------------------------
NEPOOL-SE                      NYPP-East                                  122                         191
--------------------------------------------------------------------------------------------------------------------
NEPOOL-West                    NYPP-East                                  510                         802
--------------------------------------------------------------------------------------------------------------------
NEPOOL-West                    NYPP-In-City                               334                         525
--------------------------------------------------------------------------------------------------------------------
NEPOOL-West                    NYPP-Long Island                            84                         132
--------------------------------------------------------------------------------------------------------------------
NYPP-East                      NEPOOL-SE                                  200                         154
--------------------------------------------------------------------------------------------------------------------
NYPP-East                      NEPOOL-West                                925                         811
--------------------------------------------------------------------------------------------------------------------
NYPP-In-City                   NEPOOL-West                                575                         443
--------------------------------------------------------------------------------------------------------------------
NYPP-Long Island               NEPOOL-West                                150                         116
--------------------------------------------------------------------------------------------------------------------
ECAR                           Can-Ontario                              2,230                       1,680
--------------------------------------------------------------------------------------------------------------------
Can-Nova Scotia                Can-Quebec                                 400                         400
--------------------------------------------------------------------------------------------------------------------
Can-Nova Scotia                NEPOOL-Maine                               700                         700
--------------------------------------------------------------------------------------------------------------------
Can-Ontario                    Can-Quebec                                 309                         309
--------------------------------------------------------------------------------------------------------------------
Can-Ontario                    NYPP-West                                1,850                       1,850
--------------------------------------------------------------------------------------------------------------------
Can-Quebec                     Can-Nova Scotia                          1,050                       1,050
--------------------------------------------------------------------------------------------------------------------
Can-Quebec                     Can-Ontario                              1,391                       1,391
--------------------------------------------------------------------------------------------------------------------
Can-Quebec                     NYPP-West                                1,200                       1,200
--------------------------------------------------------------------------------------------------------------------
NEPOOL-Maine                   Can-Nova Scotia                             55                          55
--------------------------------------------------------------------------------------------------------------------
NEPOOL-Maine                   NEPOOL-West                              1,200                       1,200
--------------------------------------------------------------------------------------------------------------------
NEPOOL-SE                      NEPOOL-West                              3,600                       3,600
--------------------------------------------------------------------------------------------------------------------
NEPOOL-West                    NEPOOL-Maine                             1,450                       1,450
--------------------------------------------------------------------------------------------------------------------
NEPOOL-West                    NEPOOL-SE                                3,600                       3,600
--------------------------------------------------------------------------------------------------------------------

                           Transfer Capability . C-3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

                                                         Table C-1 (cont.)
                                            NPCC/MAAC Transmission Transfer Capability

--------------------------------------------------------------------------------------------------------------------
            From                           To                 Winter Capability (MW)      Summer Capability (MW)
--------------------------------------------------------------------------------------------------------------------
NYPP-East                      NYPP-In-City                             4,441                       4,441
--------------------------------------------------------------------------------------------------------------------
NYPP-East                      NYPP-Long Island                         1,390                       1,390
--------------------------------------------------------------------------------------------------------------------
NYPP-East                      NYPP-West                                5,339                       5,339
--------------------------------------------------------------------------------------------------------------------
NYPP-East                      PJM-East                                 1,784                       1,784
--------------------------------------------------------------------------------------------------------------------
NYPP-In-City                   NYPP-East                                4,441                       4,441
--------------------------------------------------------------------------------------------------------------------
NYPP-In-City                   PJM-East                                 2,750                       2,750
--------------------------------------------------------------------------------------------------------------------
NYPP-Long Island               NYPP-East                                1,306                       1,306
--------------------------------------------------------------------------------------------------------------------
NYPP-West                      Can-Ontario                              1,850                       1,850
--------------------------------------------------------------------------------------------------------------------
NYPP-West                      Can-Quebec                               1,500                       1,500
--------------------------------------------------------------------------------------------------------------------
NYPP-West                      NYPP-East                                5,261                       5,261
--------------------------------------------------------------------------------------------------------------------
NYPP-West                      PJM-West                                   725                         725
--------------------------------------------------------------------------------------------------------------------
PJM-Central                    PJM-East                                 8,673                       8,673
--------------------------------------------------------------------------------------------------------------------
PJM-Central                    PJM-West                                 5,254                       5,254
--------------------------------------------------------------------------------------------------------------------
PJM-Central                    ECAR                                       400                         400
--------------------------------------------------------------------------------------------------------------------
PJM-Central                    SERC                                     1,700                       1,700
--------------------------------------------------------------------------------------------------------------------
PJM-East                       NYPP-East                                  735                         735
--------------------------------------------------------------------------------------------------------------------
PJM-East                       NYPP-In-City                               766                         766
--------------------------------------------------------------------------------------------------------------------
PJM-East                       PJM-Central                              6,971                       6,971
--------------------------------------------------------------------------------------------------------------------
PJM-West                       NYPP-West                                  725                         725
--------------------------------------------------------------------------------------------------------------------
PJM-West                       PJM-Central                              5,146                       5,146
--------------------------------------------------------------------------------------------------------------------
PJM-West                       ECAR                                     2,600                       2,600
--------------------------------------------------------------------------------------------------------------------
ECAR                           PJM-Central                                494                         494
--------------------------------------------------------------------------------------------------------------------
ECAR                           PJM-West                                 2,000                       2,000
--------------------------------------------------------------------------------------------------------------------
SERC                           PJM-Central                              1,700                       1,700
--------------------------------------------------------------------------------------------------------------------

                           Transfer Capability . C-4
--------------------------------------------------------------------------------

                                   Figure C-1
                     NPCC/MAAC Transmission Capability (MW)/1/

                                    [GRAPHIC]


1. Capabilities represent Summer and (Winter) where applicable.

--------------------------------------------------------------------------------

                                   Appendix D
                                 Dispatch Curves

The dispatch curves for 2001 and 2010 are shown in Figure D-1. These curves order generation plants based upon short run variable cost (fuel and O&M). The relative ranking of the Mirant Mid-Atlantic plants are included on the graphs.

                             Dispatch Curves . D-2
--------------------------------------------------------------------------------

                                  Figure D-1
                     PJM Dispatch Curves for 2001 and 2010

                                  PJM - 2001

                                   [GRAPHIC]

                           Cumulative Capacity (MW)
             Peak Demand = 51,267 MW With Reserve 18% = 60,495 MW

                                  PJM - 2010

                                   [GRAPHIC]

                           Cumulative Capacity (MW)
             Peak Demand = 58,534 MW With Reserve 15% = 67,314 MW

-----------------------
A    Chalk Pt 1
B    Chalk Pt 2
C    Chalk Pt 3
D    Chalk Pt 4
E    Chalk Pt CT 1
F    Chalk Pt CT 2
G    Chalk Pt CT 3
H    Chalk Pt CT 4
I    Chalk Pt CT 5
J    Chalk Pt CT 6
K    Chalk Pt SMCT
L    Dickerson 1
M    Dickerson 2
N    Dickerson 3
O    Dickerson CT 1
P    Dickerson CT 2-3
Q    Morgantown 1
R    Morgantown 2
S    Morgantown CT 1-2
T    Morgantown CT 3-6
U    Potomac River 1
V    Potomac River 2
W    Potomac River 3
X    Potomac River 4
Y    Potomac River 5
-----------------------

--------------------------------------------------------------------------------

                                  Appendix E
                             New Capacity Additions

For the first three years of the study period (2001-2003), identified merchant plant projects are added to the system based on the estimated on-line date of the project (see Chapter 4, Table 4-14). After this initial period, the market entry and exit logic determines the amount and timing of new generation capacity added to the system as well as the retirement of existing units. Starting in 2004, the market entry and exit logic, at a minimum, builds enough new capacity to meet the estimated reserve requirements.

Table E-1 describes the timing and amount of market entry and exit (retirements) for the Base Case for PJM.

                         New Capacity Additions . E-2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   Table E-1
             Cumulative Capacity Additions in PJM (MW), 2004-2020

--------------------------------------------------------------------------------
                                                                    Cumulative
           Combined Cycle       Combustion                           Capacity
  Year      Plants Added      Turbines Added     Retirements         Additions
--------------------------------------------------------------------------------
  2004            0                   0                80               -80
--------------------------------------------------------------------------------
  2005            0                 345               393              -128
--------------------------------------------------------------------------------
  2006          520                 690               254               828
--------------------------------------------------------------------------------
  2007          520                 690               146             1,892
--------------------------------------------------------------------------------
  2008          520                 690               489             2,613
--------------------------------------------------------------------------------
  2009          520                 345                 0             3,478
--------------------------------------------------------------------------------
  2010          520                 690               619             4,069
--------------------------------------------------------------------------------
  2011        1,040                   0                 0             5,109
--------------------------------------------------------------------------------
  2012        1,040                   0                 2             6,148
--------------------------------------------------------------------------------
  2013        1,040                   0                 0             7,188
--------------------------------------------------------------------------------
  2014        2,080                   0             1,093             8,175
--------------------------------------------------------------------------------
  2015        2,600                 345             1,879             9,241
--------------------------------------------------------------------------------
  2016          520                 345                 0            10,106
--------------------------------------------------------------------------------
  2017        1,560                 690             1,106            11,250
--------------------------------------------------------------------------------
  2018          520                 690                41            12,419
--------------------------------------------------------------------------------
  2019        1,040                   0                41            13,418
--------------------------------------------------------------------------------
  2020            0               1,380               288            14,510
================================================================================
  Total      14,040               6,900             6,431            14,510
================================================================================
  1. 2001 through 2003 additions of 5,730 MW are shown separately in Chapter 4.

  2. Retirements assumed to occur on January 1 of year.
--------------------------------------------------------------------------------

                           MIRANT MID-ATLANTIC, LLC

  Until October 4, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus where acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

  Mirant Mid-Atlantic's Limited Liability Company Agreement provides that the Company will indemnify its members, managers or officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware Company Limited Liability Act

  Section 18-108 of the Delaware Company Limited Liability Act provides as follows:

    "Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever."

  Mirant Mid-Atlantic's Limited Liability Company Agreement limits the personal liability of its members, managers or officers for monetary damages arising out of any claims against them unless the party is guilty of intentional misconduct, any knowing violation of the law or any transaction in which such member, manager or officer receives a personal benefit in violation or breach of the Delaware Company Limited Liability Act or the Mirant Mid-Atlantic Limited Liability Company Agreement. Section 14.13 of the Limited Liability Company Agreement provides as follows:

    "14.13 Indemnification. The Company shall indemnify to the full extent permitted by the Limited Liability Company Act of the State of Delaware or any other applicable laws as now or hereinafter in effect any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Member, Manager or officer of the Company or serves or served at the request of the Company or any other enterprise as a Member, Manager or officer. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon receipt by it of an undertaking of or on behalf of such person to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The rights provided to any person by this Section shall be enforceable against the Company by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Member, Manager or officer as provided above. No amendment of this Section shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Section, the term "Company" shall include any predecessor of the Company and any constituent company (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the term "other enterprise," shall include any corporation, limited liability company, partnership, joint venture, trust or employee benefit plan; service "at the request of the Company" shall include service as a Member, Manager, officer or employee of the Company which imposes duties on, or involves services by, such Member, Manager, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company. Notwithstanding the foregoing, no Member, Manager or officer shall be indemnified against liability for any intentional misconduct, any knowing violation of the law or any transaction in which such Member, Manager or officer receives a personal benefit in violation or breach of the Act or this Agreement."

  The officers and directors of Mirant Mid-Atlantic, LLC, Mirant Mid-Atlantic Management, Inc. (the managing member Mirant Mid-Atlantic, LLC) and Mirant Corporation are covered by insurance policies maintained by Mirant Corporation against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

Item 21. Exhibits and Financial Statement Schedules


 3.1*     Certificate of Formation of Southern Energy Mid-Atlantic, LLC

 3.2*     Limited Liability Company Agreement of Southern Energy Mid-Atlantic,
          LLC, dated as of July 12, 2000

 3.3*     First Amendment to Limited Liability Company Agreement of Southern
          Energy Mid-Atlantic, LLC, dated as of November 7, 2000

 3.4*     Second Amendment to Limited Liability Company Agreement of Mirant
          Mid-Atlantic LLC, dated as of May 15, 2001

 4.1*     Form of 8.625% Series A Pass Through Certificate

 4.2*     Form of 9.125% Series B Pass Through Certificate

 4.3*     Form of 10.060% Series C Pass Through Certificate

 4.4(a)*  Pass Through Trust Agreement A between Southern Energy Mid-Atlantic,
          LLC and State Street Bank and Trust Company of Connecticut, National
          Association, as Pass Through Trustee, dated as of December 19, 2000

 4.4(b)*  Schedule identifying substantially identical agreements to Pass
          Through Trust Agreement constituting Exhibit 4.4(a) hereto

 4.5(a)*  Participation Agreement (Dickerson L1) among Southern Energy Mid-
          Atlantic, LLC, as Lessee, Dickerson OL1 LLC, as Owner Lessor,
          Wilmington Trust Company, as Owner Manager, SEMA OP3, as Owner
          Participant and State Street Bank and Trust Company of Connecticut,
          National Association, as Lease Indenture Trustee and as Pass Through
          Trustee, dated as of December 18, 2000

 4.5(b)* Schedule identifying substantially identical agreements to Participation Agreement constituting Exhibit 4.5(a) hereto

 4.6(a)*  Participation Agreement (Morgantown L1) among Southern Energy Mid-
          Atlantic, LLC, as Lessee, Morgantown OL1 LLC, as Owner Lessor,
          Wilmington Trust Company, as Owner Manager, SEMA OP1, as Owner
          Participant and State Street Bank and Trust Company of Connecticut,
          National Association, as Lease Indenture Trustee and as Pass Through
          Trustee, dated as of December 18, 2000

 4.6(b)* Schedule identifying substantially identical agreements to Participation Agreement constituting Exhibit 4.6(a) hereto

 4.7(a)*  Facility Lease Agreement (Dickerson L1) between Southern Energy Mid-
          Atlantic, LLC, as Lessee, and Dickerson OL1 LLC, as Owner Lessor, dated as of December 19, 2000

 4.7(b)*  Schedule identifying substantially identical agreements to Facility
          Lease Agreement constituting Exhibit 4.7(a) hereto

 4.8(a)*  Facility Lease Agreement (Morgantown L1) between Southern Energy Mid-
          Atlantic, LLC, as Lessee, and Morgantown OL1 LLC, as Owner Lessor, dated as of December 19, 2000

 4.8(b)*  Schedule identifying substantially identical agreements to Facility
          Lease Agreement constituting Exhibit 4.8(a) hereto

 4.9(a)* Indenture of Trust, Mortgage and Security Agreement (Dickerson L1) between Dickerson OL1 LLC, as Owner Lessor, and State Street Bank and
          Trust Company of Connecticut, National Association, as Lease
          Indenture Trustee, dated as of December 19, 2000

 4.9(b)* Schedule identifying substantially identical agreements to Indenture of Trust, Mortgage and Security Agreement constituting Exhibit 4.9(a) hereto

 4.10(a)* Indenture of Trust, Mortgage and Security Agreement (Morgantown L1) between Morgantown OL1 LLC, as Owner Lessor, and State Street Bank and Trust Company of Connecticut, National Association, as Lease
          Indenture Trustee, dated as of December 19, 2000

  4.10(b)* Schedule identifying substantially identical agreements to Indenture of Trust, Mortgage and Security Agreement constituting Exhibit
           4.10(a) hereto

  4.11(a)* Series A Lessor Note for Dickerson OL1 LLC

  4.11(b)* Schedule identifying substantially identical notes to Lessor Notes constituting Exhibit 4.11(a) hereto

  4.12(a)* Series A Lessor Note for Morgantown OL1 LLC

  4.12(b)* Schedule identifying substantially identical notes to Lessor Notes constituting Exhibit 4.12(a) hereto

  4.13(a)* Series B Lessor Note for Dickerson OL1 LLC

  4.13(b)* Schedule identifying substantially identical notes to Lessor Notes constituting Exhibit 4.13(a) hereto

  4.14(a)* Series B Lessor Note for Morgantown OL1 LLC

  4.14(b)* Schedule identifying substantially identical notes to Lessor Notes constituting Exhibit 4.14(a) hereto

  4.15(a)* Series C Lessor Note for Morgantown OL1 LLC

  4.15(b)* Schedule identifying substantially identical notes to Lessor Notes constituting Exhibit 4.15(a) hereto

  4.16*    Registration Rights Agreement, between Southern Energy Mid-Atlantic,
           LLC and Credit Suisse First Boston, acting for itself on behalf of the Purchasers, dated as of December 18, 2000

  4.17(a)  Supplemental Pass Through Trust Agreement A between Mirant Mid-
           Atlantic, LLC and State Street Bank and Trust Company of
           Connecticut, National Association, as Pass Through Trustee, dated as of June 29, 2001

  4.17(b) Schedule identifying substantially identical agreements to Supplemental Pass Through Trust Agreement constituting Exhibit
           4.17(a) hereto

  5.1* Opinion of Skadden, Arps, Slate, Meagher and Flom LLP as to the legality of the Pass Through Certificates being registered hereby

 10.1(a)*  Asset Purchase and Sale Agreement between Potomac Electric Power
           Company and Southern Energy, Inc. (currently known as Mirant
           Corporation) dated as of June 7, 2000

 10.1(b)*  Amendment No. 1 to Asset Purchase and Sale Agreement between Potomac
           Electric Power Company and Southern Energy, Inc. dated as of
           September 18, 2000

 10.1(c)*  Amendment No. 2 to Asset Purchase and Sale Agreement between Potomac
           Electric Power Company and Southern Energy, Inc. dated as of
           December 19, 2000

 10.2(a)*  Interconnection Agreement (Dickerson) between Potomac Electric Power
           Company and Southern Energy Mid-Atlantic, LLC dated as of December
           19, 2000

 10.2(b)* Schedule identifying substantially identical agreements to Interconnection Agreement constituting Exhibit 10.2(a) hereto

 10.3(a)*  Easement, License and Attachment Agreement (Dickerson) between
           Potomac Electric Power Company, Southern Energy Mid-Atlantic, LLC and Southern Energy MD Ash Management, LLC (currently known as
           Mirant MD Ash Management, LLC) dated as of December 19, 2000

 10.3(b)* Schedule identifying substantially identical agreements to Easement, License and Attachment Agreement constituting Exhibit 10.3(a) hereto

 10.4(a)*  Bill of Sale (Dickerson, Morgantown, Production Service Center and
           Railroad Spur) between Potomac Electric Power Company and Southern
           Energy Mid-Atlantic, LLC dated as of December 19, 2000

 10.4(b)* Schedule identifying substantially identical documents to Bill of Sale constituting Exhibit 10.4(a) hereto

 10.5(a)*  Facility Site Lease Agreement (Dickerson L1) between Southern Energy
           Mid-Atlantic, LLC, Dickerson OL1 LLC and Southern Energy MD Ash
           Management, LLC dated as of December 19, 2000

 10.5(b)*  Schedule identifying substantially identical agreements to Facility
           Site Lease Agreement constituting Exhibit 10.5(a) hereto

 10.6(a)*  Facility Site Lease Agreement (Morgantown L1) between Southern
           Energy Mid-Atlantic, LLC, Morgantown OL1 LLC and Southern Energy MD
           Ash Management, LLC dated as of December 19, 2000

 10.6(b)*  Schedule identifying substantially identical agreements to Facility
           Site Lease Agreement constituting Exhibit 10.6(a) hereto

 10.7(a)*  Facility Site Sublease Agreement (Dickerson L1) between Southern
           Energy Mid-Atlantic, LLC and Dickerson OL1 LLC dated as of December
           19, 2000

 10.7(b)*  Schedule identifying substantially identical agreements to Facility
           Site Sublease Agreement constituting Exhibit 10.7(a) hereto

 10.8(a)*  Facility Site Sublease Agreement (Morgantown L1) between Southern
           Energy Mid-Atlantic, LLC and Morgantown OL1 LLC dated as of December
           19, 2000

 10.8(b)*  Schedule identifying substantially identical agreements to Facility
           Site Sublease Agreement constituting Exhibit 10.8(a) hereto

 10.9(a)*  Amended and Restated Services and Risk Management Agreement between
           Mirant Mid-Atlantic, LLC and Mirant Americas Energy Marketing L.P.
           dated as of March 30, 2001

 10.9(b)* Schedule identifying substantially identical agreement to Amended and Restated Services and Risk Management Agreement constituting
           Exhibit 10.9(a) hereto

 10.10(a)* Master Power Purchase and Sale Agreement between Southern Energy
           Mid-Atlantic, LLC and Southern Company Energy Marketing L.P. dated as of December 18, 2000

 10.10(b)* Schedule identifying substantially identical agreement to Master
           Power Purchase and Sale Agreement constituting Exhibit 10.10(a) hereto

 10.11*    Agency Agreement between Southern Energy Mid-Atlantic, LLC, Southern
           Energy Chalk Point, LLC, Southern Energy Peaker, LLC and Southern
           Energy Potomac River dated as of December 18, 2000

 10.12*    Capital Contribution Agreement between Southern Energy, Inc. and
           Southern Energy Mid-Atlantic, LLC dated as of December 19, 2000

 10.13*    Promissory Note between Southern Energy Mid-Atlantic, LLC and
           Southern Energy Peaker, LLC in the original principal amount of $71,110,000 dated as of December 19, 2000

 10.14*    Promissory Note between Southern Energy Mid-Atlantic, LLC and
           Southern Energy Potomac River, LLC in the original principal amount of $152,165,000 dated as of December 19, 2000

 10.15(a)* Shared Facilities Agreement (Dickerson) between Southern Energy Mid-
           Atlantic, LLC, Dickerson OL1 LLC, Dickerson OL2 LLC, Dickerson OL3
           LLC and Dickerson OL4 LLC dated as of December 18, 2000

 10.15(b)* Shared Facilities Agreement (Morgantown) between Southern Energy
           Mid-Atlantic, LLC, Morgantown OL1 LLC, Morgantown OL2 LLC,
           Morgantown OL3 LLC, Morgantown OL4 LLC, Morgantown OL5 LLC,
           Morgantown OL6 LLC and Morgantown OL7 LLC dated as of December 18,
           2000

 10.16(a)* Assignment and Assumption Agreement (Dickerson) between Southern
           Energy Mid-Atlantic, LLC, Dickerson OL1 LLC, Dickerson OL2 LLC,
           Dickerson OL3 LLC and Dickerson OL4 LLC dated as of December 19,
           2000

 10.16(b)* Assignment and Assumption Agreement (Morgantown) between Southern
           Energy Mid-Atlantic, LLC, Morgantown OL1 LLC, Morgantown OL2 LLC,
           Morgantown OL3 LLC, Morgantown OL4 LLC, Morgantown OL5 LLC,
           Morgantown OL6 LLC and Morgantown OL7 LLC dated as of December 19,
           2000

 10.17(a)* Ownership and Operation Agreement (Dickerson) between Southern
           Energy Mid-Atlantic, LLC, Dickerson OL1 LLC, Dickerson OL2 LLC,
           Dickerson OL3 LLC and Dickerson OL4 LLC dated as of December 18,
           2000

 10.17(b)* Ownership and Operation Agreement (Morgantown) between Southern
           Energy Mid-Atlantic, LLC, Morgantown OL1 LLC, Morgantown OL2 LLC,
           Morgantown OL3 LLC, Morgantown OL4 LLC, Morgantown OL5 LLC,
           Morgantown OL6 LLC and Morgantown OL7 LLC dated as of December 18,
           2000

 10.18*    Amended and Restated Revolving Promissory Note between Southern
           Energy North America Generating, Inc. (currently known as Mirant
           Americas Generation, Inc.) and Southern Energy Mid-Atlantic, LLC in the original principal amount of up to $150,000,000 dated as of April 27, 2001

 10.19(a)* Administrative Services Agreement between Southern Energy Resources,
           Inc. (currently known as Mirant Services, LLC) and Southern Energy
           Mid-Atlantic, LLC dated as of December 19, 2000

 10.19(b)* Schedule identifying substantially identical agreement to Administrative Services Agreement constituting Exhibit 10.19(a) hereto

 10.20(a)* Management and Personnel Services Agreement between Southern Energy
           PJM Management, LLC and Southern Energy Mid-Atlantic, LLC dated as of December 19, 2000

 10.20(b)* Schedule identifying substantially identical agreements to Management and Personnel Services Agreement constituting Exhibit
           10.20(a) hereto

 10.21(a)* Guaranty Agreement (Dickerson L1) between Southern Energy, Inc. and
           Dickerson OL1 LLC dated as of December 19, 2000

 10.21(b)* Schedule identifying substantially identical agreements to Guaranty
           Agreement constituting Exhibit 10.21(a) hereto

 10.22(a)* Guaranty Agreement (Morgantown L1) between Southern Energy, Inc. and
           Morgantown OL1 LLC dated as of December 19, 2000

 10.22(b)* Schedule identifying substantially identical agreements to Guaranty
           Agreement constituting Exhibit 10.22(a) hereto

 12.1*     Statement regarding ratio of earnings to fixed charges

 21.1*     Schedule of Subsidiaries

 23.1*     Consent of PA Consulting Services Inc.

 23.2      Consent of R.W. Beck, Inc.

 23.3      Consent of Independent Public Accountants

 24.1*     Power of Attorney

 25.1*     Statement of Eligibility of State Street Bank and Trust Company of
           Connecticut, National Association for the 8.625% Exchange Pass
           Through Certificates, Series A, 9.125% Exchange Pass Through
           Certificates, Series B and 10.060% Exchange Pass Through
           Certificates, Series C, on Form T-1

 99.1      Form of Letter of Transmittal

 99.2      Form of Notice of Guaranteed Delivery

 99.3      Form of Letters to Brokers, Dealers, Commercial Banks, Trust
           Companies and Other Nominees

 99.4      Form of Letter to Clients

--------

* Previously filed.

Item 22. Undertakings

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant:

      (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933 , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of July, 2001.


                                          Mirant Mid-Atlantic, LLC
                                          a Delaware limited liability company

                                          By /s/ Gary J. Morsches
                                             ----------------------------------
                                                 Chief Executive Officer




  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  **                   Chief Executive Officer of         **
______________________________________  Mirant Mid-Atlantic, LLC,
           Gary J. Morsches             Director of Mirant Mid-
                                        Atlantic Management,
                                        Inc.* (Principal
                                        Executive Officer)

                  **                   Vice President, Chief              **
______________________________________  Financial Officer and
            Gary J. Kubik               Treasurer of Mirant Mid-
                                        Atlantic, LLC (Principal
                                        Financial Officer)

                  **                   Vice President and                 **
______________________________________  Controller of Mirant Mid-
           Paul M. Lansdell             Atlantic, LLC (Principal
                                        Accounting Officer)

                  **                   Director of Mirant Mid-            **
______________________________________  Atlantic Management,
            John L. O'Neal              Inc.*

                  **                   Director of Mirant Mid-            **
______________________________________  Atlantic Management,
           Michael L. Smith             Inc.*

*Mirant Mid-Atlantic Management, Inc. is the managing member of Mirant Mid-
   Atlantic, LLC

** By:   /s/ Gary Kubik                                              July 3, 2001
    __________________________________
Name:      Gary Kubik
     _________________________________


            Attorney-in-Fact

                                 EXHIBIT INDEX


  3.1*    Certificate of Formation of Southern Energy Mid-Atlantic, LLC

  3.2*    Limited Liability Company Agreement of Southern Energy Mid-Atlantic,
          LLC, dated as of July 12, 2000

  3.3*    First Amendment to Limited Liability Company Agreement of Southern
          Energy Mid-Atlantic, LLC, dated as of November 7, 2000

  3.4*    Second Amendment to Limited Liability Company Agreement of Mirant
          Mid-Atlantic, LLC, dated as of May 15, 2001

  4.1*    Form of 8.625% Series A Pass Through Certificate

  4.2*    Form of 9.125% Series B Pass Through Certificate

  4.3*    Form of 10.060% Series C Pass Through Certificate

  4.4(a)* Pass Through Trust Agreement A between Southern Energy Mid-Atlantic,
          LLC and State Street Bank and Trust Company of Connecticut, National
          Association, as Pass Through Trustee, dated as of December 19, 2000

  4.4(b)* Schedule identifying substantially identical agreements to Pass
          Through Trust Agreement constituting Exhibit 4.4(a) hereto

  4.5(a)* Participation Agreement (Dickerson L1) among Southern Energy Mid-
          Atlantic, LLC, as Lessee, Dickerson OL1 LLC, as Owner Lessor,
          Wilmington Trust Company, as Owner Manager, SEMA OP3, as Owner
          Participant and State Street Bank and Trust Company of Connecticut,
          National Association, as Lease Indenture Trustee and as Pass Through
          Trustee, dated as of December 18, 2000

  4.5(b)* Schedule identifying substantially identical agreements to Participation Agreement constituting Exhibit 4.5(a) hereto

  4.6(a)* Participation Agreement (Morgantown L1) among Southern Energy Mid-
          Atlantic, LLC, as Lessee, Morgantown OL1 LLC, as Owner Lessor,
          Wilmington Trust Company, as Owner Manager, SEMA OP1, as Owner
          Participant and State Street Bank and Trust Company of Connecticut,
          National Association, as Lease Indenture Trustee and as Pass Through
          Trustee, dated as of December 18, 2000

  4.6(b)* Schedule identifying substantially identical agreements to Participation Agreement constituting Exhibit 4.6(a) hereto

  4.7(a)* Facility Lease Agreement (Dickerson L1) between Southern Energy Mid-
          Atlantic, LLC, as Lessee, and Dickerson OL1 LLC, as Owner Lessor, dated as of December 19, 2000

  4.7(b)* Schedule identifying substantially identical agreements to Facility
          Lease Agreement constituting Exhibit 4.7(a) hereto

  4.8(a)* Facility Lease Agreement (Morgantown L1) between Southern Energy Mid-
          Atlantic, LLC, as Lessee, and Morgantown OL1 LLC, as Owner Lessor, dated as of December 19, 2000

  4.8(b)* Schedule identifying substantially identical agreements to Facility
          Lease Agreement constituting Exhibit 4.8(a) hereto

  4.9(a)* Indenture of Trust, Mortgage and Security Agreement (Dickerson L1) between Dickerson OL1 LLC, as Owner Lessor, and State Street Bank and
          Trust Company of Connecticut, National Association, as Lease
          Indenture Trustee, dated as of December 19, 2000

  4.9(b)* Schedule identifying substantially identical agreements to Indenture of Trust, Mortgage and Security Agreement constituting Exhibit 4.9(a) hereto

  4.10(a)* Indenture of Trust, Mortgage and Security Agreement (Morgantown L1) between Morgantown OL1 LLC, as Owner Lessor, and State Street Bank and Trust Company of Connecticut, National Association, as Lease
           Indenture Trustee, dated as of December 19, 2000

  4.10(b)* Schedule identifying substantially identical agreements to Indenture of Trust, Mortgage and Security Agreement constituting Exhibit
           4.10(a) hereto

  4.11(a)* Series A Lessor Note for Dickerson OL1 LLC

  4.11(b)* Schedule identifying substantially identical notes to Lessor Notes constituting Exhibit 4.11(a) hereto

  4.12(a)* Series A Lessor Note for Morgantown OL1 LLC

  4.12(b)* Schedule identifying substantially identical notes to Lessor Notes constituting Exhibit 4.12(a) hereto

  4.13(a)* Series B Lessor Note for Dickerson OL1 LLC

  4.13(b)* Schedule identifying substantially identical notes to Lessor Notes constituting Exhibit 4.13(a) hereto

  4.14(a)* Series B Lessor Note for Morgantown OL1 LLC

  4.14(b)* Schedule identifying substantially identical notes to Lessor Notes constituting Exhibit 4.14(a) hereto

  4.15(a)* Series C Lessor Note for Morgantown OL1 LLC

  4.15(b)* Schedule identifying substantially identical notes to Lessor Notes constituting Exhibit 4.15(a) hereto

  4.16*    Registration Rights Agreement, between Southern Energy Mid-Atlantic,
           LLC and Credit Suisse First Boston, acting for itself on behalf of the Purchasers, dated as of December 18, 2000

  4.17(a)  Supplemental Pass Through Trust Agreement A between Mirant Mid-
           Atlantic, LLC and State Street Bank and Trust Company of
           Connecticut, National Association, as Pass Through Trustee, dated as of June 29, 2001

  4.17(b) Schedule identifying substantially identical agreements to Supplemental Pass Through Trust Agreement constituting Exhibit
           4.17(a) hereto

  5.1* Opinion of Skadden, Arps, Slate, Meagher and Flom LLP as to the legality of the Pass Through Certificates being registered hereby

 10.1(a)*  Asset Purchase and Sale Agreement between Potomac Electric Power
           Company and Southern Energy, Inc. (currently known as Mirant
           Corporation) dated as of June 7, 2000

 10.1(b)*  Amendment No. 1 to Asset Purchase and Sale Agreement between Potomac
           Electric Power Company and Southern Energy, Inc. dated as of
           September 18, 2000

 10.1(c)*  Amendment No. 2 to Asset Purchase and Sale Agreement between Potomac
           Electric Power Company and Southern Energy, Inc. dated as of
           December 19, 2000

 10.2(a)*  Interconnection Agreement (Dickerson) between Potomac Electric Power
           Company and Southern Energy Mid-Atlantic, LLC dated as of December
           19, 2000

 10.2(b)* Schedule identifying substantially identical agreements to Interconnection Agreement constituting Exhibit 10.2(a) hereto

 10.3(a)*  Easement, License and Attachment Agreement (Dickerson) between
           Potomac Electric Power Company, Southern Energy Mid-Atlantic, LLC and Southern Energy MD Ash Management, LLC (currently known as
           Mirant MD Ash Management, LLC) dated as of December 19, 2000

 10.3(b)* Schedule identifying substantially identical agreements to Easement, License and Attachment Agreement constituting Exhibit 10.3(a) hereto

 10.4(a)*  Bill of Sale (Dickerson, Morgantown, Production Service Center and
           Railroad Spur) between Potomac Electric Power Company and Southern
           Energy Mid-Atlantic, LLC dated as of December 19, 2000

 10.4(b)* Schedule identifying substantially identical documents to Bill of Sale constituting Exhibit 10.4(a) hereto

 10.5(a)*  Facility Site Lease Agreement (Dickerson L1) between Southern Energy
           Mid-Atlantic, LLC, Dickerson OL1 LLC and Southern Energy MD Ash
           Management, LLC dated as of December 19, 2000

 10.5(b)*  Schedule identifying substantially identical agreements to Facility
           Site Lease Agreement constituting Exhibit 10.5(a) hereto

 10.6(a)*  Facility Site Lease Agreement (Morgantown L1) between Southern
           Energy Mid-Atlantic, LLC, Morgantown OL1 LLC and Southern Energy MD
           Ash Management, LLC dated as of December 19, 2000

 10.6(b)*  Schedule identifying substantially identical agreements to Facility
           Site Lease Agreement constituting Exhibit 10.6(a) hereto

 10.7(a)*  Facility Site Sublease Agreement (Dickerson L1) between Southern
           Energy Mid-Atlantic, LLC and Dickerson OL1 LLC dated as of December
           19, 2000

 10.7(b)*  Schedule identifying substantially identical agreements to Facility
           Site Sublease Agreement constituting Exhibit 10.7(a) hereto

 10.8(a)*  Facility Site Sublease Agreement (Morgantown L1) between Southern
           Energy Mid-Atlantic, LLC and Morgantown OL1 LLC dated as of December
           19, 2000

 10.8(b)*  Schedule identifying substantially identical agreements to Facility
           Site Sublease Agreement constituting Exhibit 10.8(a) hereto

 10.9(a)*  Amended and Restated Services and Risk Management Agreement between
           Mirant Mid-Atlantic, LLC and Mirant Americas Energy Marketing L.P.
           dated as of March 30, 2001

 10.9(b)* Schedule identifying substantially identical agreement to Amended and Restated Services and Risk Management Agreement constituting
           Exhibit 10.9(a) hereto

 10.10(a)* Master Power Purchase and Sale Agreement between Southern Energy
           Mid-Atlantic, LLC and Southern Company Energy Marketing L.P. dated as of December 18, 2000

 10.10(b)* Schedule identifying substantially identical agreement to Master
           Power Purchase and Sale Agreement constituting Exhibit 10.10(a) hereto

 10.11*    Agency Agreement between Southern Energy Mid-Atlantic, LLC, Southern
           Energy Chalk Point, LLC, Southern Energy Peaker, LLC and Southern
           Energy Potomac River dated as of December 18, 2000

 10.12*    Capital Contribution Agreement between Southern Energy, Inc. and
           Southern Energy Mid-Atlantic, LLC dated as of December 19, 2000

 10.13*    Promissory Note between Southern Energy Mid-Atlantic, LLC and
           Southern Energy Peaker, LLC in the original principal amount of $71,110,000 dated as of December 19, 2000

 10.14*    Promissory Note between Southern Energy Mid-Atlantic, LLC and
           Southern Energy Potomac River, LLC in the original principal amount of $152,165,000 dated as of December 19, 2000

 10.15(a)* Shared Facilities Agreement (Dickerson) between Southern Energy Mid-
           Atlantic, LLC, Dickerson OL1 LLC, Dickerson OL2 LLC, Dickerson OL3
           LLC and Dickerson OL4 LLC dated as of December 18, 2000

 10.15(b)* Shared Facilities Agreement (Morgantown) between Southern Energy
           Mid-Atlantic, LLC, Morgantown OL1 LLC, Morgantown OL2 LLC,
           Morgantown OL3 LLC, Morgantown OL4 LLC, Morgantown OL5 LLC,
           Morgantown OL6 LLC and Morgantown OL7 LLC dated as of December 18,
           2000

 10.16(a)* Assignment and Assumption Agreement (Dickerson) between Southern
           Energy Mid-Atlantic, LLC, Dickerson OL1 LLC, Dickerson OL2 LLC,
           Dickerson OL3 LLC and Dickerson OL4 LLC dated as of December 19,
           2000

 10.16(b)* Assignment and Assumption Agreement (Morgantown) between Southern
           Energy Mid-Atlantic, LLC, Morgantown OL1 LLC, Morgantown OL2 LLC,
           Morgantown OL3 LLC, Morgantown OL4 LLC, Morgantown OL5 LLC,
           Morgantown OL6 LLC and Morgantown OL7 LLC dated as of December 19,
           2000

 10.17(a)* Ownership and Operation Agreement (Dickerson) between Southern
           Energy Mid-Atlantic, LLC, Dickerson OL1 LLC, Dickerson OL2 LLC,
           Dickerson OL3 LLC and Dickerson OL4 LLC dated as of December 18,
           2000

 10.17(b)* Ownership and Operation Agreement (Morgantown) between Southern
           Energy Mid-Atlantic, LLC, Morgantown OL1 LLC, Morgantown OL2 LLC,
           Morgantown OL3 LLC, Morgantown OL4 LLC, Morgantown OL5 LLC,
           Morgantown OL6 LLC and Morgantown OL7 LLC dated as of December 18,
           2000

 10.18*    Amended and Restated Revolving Promissory Note between Southern
           Energy North America Generating, Inc. (currently known as Mirant
           Americas Generation, Inc.) and Southern Energy Mid-Atlantic, LLC in the original principal amount of up to $150,000,000 dated as of April 27, 2001

 10.19(a)* Administrative Services Agreement between Southern Energy Resources,
           Inc. (currently known as Mirant Services, LLC) and Southern Energy
           Mid-Atlantic, LLC dated as of December 19, 2000

 10.19(b)* Schedule identifying substantially identical agreement to Administrative Services Agreement constituting Exhibit 10.19(a) hereto

 10.20(a)* Management and Personnel Services Agreement between Southern Energy
           PJM Management, LLC and Southern Energy Mid-Atlantic, LLC dated as of December 19, 2000

 10.20(b)* Schedule identifying substantially identical agreements to Management and Personnel Services Agreement constituting Exhibit
           10.20(a) hereto

 10.21(a)* Guaranty Agreement (Dickerson L1) between Southern Energy, Inc. and
           Dickerson OL1 LLC dated as of December 19, 2000

 10.21(b)* Schedule identifying substantially identical agreements to Guaranty
           Agreement constituting Exhibit 10.21(a) hereto

 10.22(a)* Guaranty Agreement (Morgantown L1) between Southern Energy, Inc. and
           Morgantown OL1 LLC dated as of December 19, 2000

 10.22(b)* Schedule identifying substantially identical agreements to Guaranty
           Agreement constituting Exhibit 10.22(a) hereto

 12.1*     Statement regarding ratio of earnings to fixed charges

 21.1*     Schedule of Subsidiaries

 23.1*     Consent of PA Consulting Services Inc.

 23.2      Consent of R.W. Beck, Inc.

 23.3      Consent of Independent Public Accountants

 24.1*     Power of Attorney

 25.1*     Statement of Eligibility of State Street Bank and Trust Company of
           Connecticut, National Association for the 8.625% Exchange Pass
           Through Certificates, Series A, 9.125% Exchange Pass Through
           Certificates, Series B and 10.060% Exchange Pass Through
           Certificates, Series C, on Form T-1

 99.1      Form of Letter of Transmittal

 99.2      Form of Notice of Guaranteed Delivery

 99.3      Form of Letters to Brokers, Dealers, Commercial Banks, Trust
           Companies and Other Nominees

 99.4      Form of Letter to Clients

--------

* Previously filed.